FILED PURSUANT TO RULE 424(b)(2)
REGISTRATION FILE NO.: 333-226486-03

PROSPECTUS

$828,859,000 (Approximate)
BANK 2019-BNK16
(Central Index Key Number 0001763333)
as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.
(Central Index Key Number 0000850779)
as Depositor

Bank of America, National Association
(Central Index Key Number 0001102113)
Morgan Stanley Mortgage Capital Holdings LLC
(Central Index Key Number 0001541557)

Wells Fargo Bank, National Association
(Central Index Key Number 0000740906)

National Cooperative Bank, N.A.
(Central Index Key Number 0001577313)
as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2019-BNK16

Wells Fargo Commercial Mortgage Securities, Inc. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2019-BNK16 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class X-D, Class X-F, Class X-G, Class X-H, Class X-J, Class D, Class E, Class F, Class G, Class H, Class J, Class R certificates and the RR Interest) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named BANK 2019-BNK16. The assets of the issuing entity will primarily consist of a pool of fixed-rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in March 2019. The rated final distribution date for the certificates is February 2052.

Class	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)
Class A-1	$22,471,000		3.0280%	Fixed(5)	October 2023
Class A-2	$50,985,000		3.9330%	Fixed(5)	October 2023
Class A-SB	$42,321,000		3.8980%	Fixed(5)	July 2028
Class A-3	$250,000,000		3.7410%	Fixed(5)	January 2029
Class A-4	$282,492,000		4.0050%	Fixed(5)	January 2029
Class X-A	$648,269,000	(6)	0.9703%	Variable(7)	NAP
Class X-B	$180,590,000	(8)	0.4174%	Variable(9)	NAP
Class A-S	$103,029,000		4.2670%	Fixed(5)	January 2029
Class B	$41,674,000		4.4380%	WAC Cap(10)	January 2029
Class C	$35,887,000		4.7860%	WAC Cap(10)	February 2029

(Footnotes on table on pages 3 through 4)

You should carefully consider the risk factors beginning\ on page 61 of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Wells Fargo Commercial Mortgage Securities, Inc. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, Academy Securities, Inc. and Drexel Hamilton, LLC will purchase the offered certificates from Wells Fargo Commercial Mortgage Securities, Inc. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC are acting as co-lead managers and joint bookrunners in the following manner: Wells Fargo Securities, LLC is acting as sole bookrunning manager with respect to approximately 28.6% of each class of offered certificates, Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as sole bookrunning manager with respect to approximately 39.2% of each class of offered certificates, and Morgan Stanley & Co. LLC is acting as sole bookrunning manager with respect to approximately 32.2% of each class of offered certificates. Academy Securities, Inc. and Drexel Hamilton, LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about February 21, 2019. Wells Fargo Commercial Mortgage Securities, Inc. expects to receive from this offering approximately 108.8% of the aggregate certificate balance of the offered certificates, plus accrued interest from February 1, 2019, before deducting expenses payable by the depositor.

Wells Fargo Securities Co-Lead Manager and Joint Bookrunner	BofA Merrill Lynch Co-Lead Manager and Joint Bookrunner	Morgan Stanley Co-Lead Manager and Joint Bookrunner

Academy Securities, Inc. Co-Manager		Drexel Hamilton Co-Manager

February 4, 2019

BANK 2019-BNK16

Commercial Mortgage Pass-Through Certificates, Series BANK 2019-BNK16
Geographic Overview of Mortgage Pool

South Dakota
1 property
$930,000
0.1% of total
Missouri
2 properties
$5,239,000
0.5% of total
Minnesota
1 property
$11,679,735
1.2% of total
Wisconsin
1 property
$3,379,000
0.3% of total
Indiana
3 properties
$63,095,500
6.5% of total
Pennsylvania
2 properties
$5,068,620
0.5% of total
New York
15 properties
$68,441,677
7.0% of total
Massachusetts
1 property
$16,744,366
1.7% of total
Washington
1 property
$11,450,000
1.2% of total
Michigan
1 property
$30,000,000
3.1% of total
Connecticut
1 property
$10,200,000
1.0% of total
Ohio
6 properties
$60,577,524
6.2% of total
Rhode Island
3 properties
$17,455,000
1.8% of total
Nevada
7 properties
$132,525,858
13.6% of total
New Jersey
3 properties
$5,377,069
0.6% of total
Maryland
1 property
$10,139,588
1.0% of total
California
16 properties
$135,964,216
13.9% of total
Virginia
13 properties
$77,304,959
7.9% of total
District of Columbia
2 properties
$5,961,690
0.6% of total
North Carolina
1 property
$12,537,389
1.3% of total
Arizona
2 properties
$11,100,000
1.1% of total
Georgia
5 properties
$46,797,240
4.8% of total
Colorado
2 properties
$26,969,667
2.8% of total
Texas
13 properties
$123,238,388
12.6% of total
Louisiana
3 properties
$5,303,654
0.5% of total
Alabama
1 property
$3,525,000
0.4% of total
Florida
8 properties
$73,836,699
7.6% of total
% of Cut-Off Date Balance
< 1.0%
1.0% – 10.0%
> 10.0%

Mortgaged Properties by Property Type

Industrial 3.6%
Manufactured Housing Community 4.6%
Mixed Use 3.1%
Other 1.0%
Multifamily 6.6%
Self Storage 7.4%
Office 31.8%
Hospitality 10.7%
Retail 31.2%

Summary of Certificates

Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Credit Support(2)	Approx. Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Weighted Average Life (Years)(4)	Expected Principal Window(4)
Offered Certificates
A-1	$22,471,000		30.000%	3.0280%	Fixed(5)	October 2023	2.68	03/19 – 10/23
A-2	$50,985,000		30.000%	3.9330%	Fixed(5)	October 2023	4.65	10/23 – 10/23
A-SB	$42,321,000		30.000%	3.8980%	Fixed(5)	July 2028	7.13	10/23 – 07/28
A-3	$250,000,000		30.000%	3.7410%	Fixed(5)	January 2029	9.70	07/28 – 01/29
A-4	$282,492,000		30.000%	4.0050%	Fixed(5)	January 2029	9.90	01/29 – 01/29
X-A	$648,269,000	(6)	NAP	0.9703%	Variable(7)	NAP	NAP	NAP
X-B	$180,590,000	(8)	NAP	0.4174%	Variable(9)	NAP	NAP	NAP
A-S	$103,029,000		18.875%	4.2670%	Fixed(5)	January 2029	9.90	01/29 – 01/29
B	$41,674,000		14.375%	4.4380%	WAC Cap(10)	January 2029	9.90	01/29 – 01/29
C	$35,887,000		10.500%	4.7860%	WAC Cap(10)	February 2029	9.92	01/29 – 02/29
Non-Offered Certificates
X-D	$39,359,000	(11)	NAP	1.8270%	Variable(12)	NAP	NAP	NAP
X-F	$18,522,000	(11)	NAP	1.1400%	Fixed(5)	NAP	NAP	NAP
X-G	$9,261,000	(11)	NAP	1.1400%	Fixed(5)	NAP	NAP	NAP
X-H	$4,631,000	(11)	NAP	1.1400%	Fixed(5)	NAP	NAP	NAP
X-J	$25,467,749	(11)	NAP	1.1400%	Fixed(5)	NAP	NAP	NAP
D	$21,995,000		8.125%	3.0000%	Fixed(5)	February 2029	9.98	02/29 – 02/29
E	$17,364,000		6.250%	3.0000%	Fixed(5)	February 2029	9.98	02/29 – 02/29
F	$18,522,000		4.250%	3.6870%	WAC minus 1.1400%(13)	February 2029	9.98	02/29 – 02/29
G	$9,261,000		3.250%	3.6870%	WAC minus 1.1400%(13)	February 2029	9.98	02/29 – 02/29
H	$4,631,000		2.750%	3.6870%	WAC minus 1.1400%(13)	February 2029	9.98	02/29 – 02/29
J	$25,467,749		0.000%	3.6870%	WAC minus 1.1400%(13)	February 2029	9.98	02/29 – 02/29
R(14)	NAP		NAP	NAP	NAP	NAP	NAP	NAP
Non-Offered Eligible Vertical Interest
RR Interest	$48,742,092.06		NAP	4.8270%	WAC(15)	February 2029	9.26	03/19 – 02/29

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

(2)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, are represented in the aggregate. The RR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the non-retained certificates, on the other hand, pro rata, in accordance with their respective percentage allocation entitlements. See “Credit Risk Retention”.

(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(4)	The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates of the mortgage loans.

(5)	The pass-through rates for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class X-F, Class X-G, Class X-H, Class X-J, Class D and Class E certificates will, in each case, be a fixed rate per annum (described in the table as “Fixed”) equal to the pass-through rate set forth opposite such class in the table.

(6)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.

(7)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(8)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.

(9)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(10)	The pass-through rates for the the Class B and Class C certificates will, in each case, be a per annum rate (described in the table as “WAC Cap”) equal to the lesser of (a) a fixed rate per annum equal to the pass-through rate set forth opposite such class in the table and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(11)	The Class X-D, Class X-F, Class X-G, Class X-H and Class X-J certificates are notional amount certificates. The notional amount of the Class X-D certificates will be equal to the aggregate certificate balance of the Class D and Class E certificates outstanding from time to time. The notional amounts of the Class X-F, Class X-G, Class X-H and Class X-J certificates will be equal to the respective certificate balances of the Class F, Class G, Class H and Class J certificates outstanding from time to time. The Class X-D, Class X-F, Class X-G, Class X-H and Class X-J certificates will not be entitled to distributions of principal.

(12)	The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class D and Class E certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(13)	The pass-through rates for the Class F, Class G, Class H and Class J certificates will, in each case, be a per annum rate (described in the table as “WAC minus 1.1400%”) equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, less 1.1400%, but not less than 0.0000%. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(14)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

(15)	The effective interest rate for the RR Interest will be a variable rate per annum (described in the table as “WAC”) equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

The Class X-D, Class X-F, Class X-G, Class X-H, Class X-J, Class D, Class E, Class F, Class G, Class H, Class J and Class R certificates and the RR Interest are not offered by this prospectus. Any information in this prospectus concerning these certificates or the RR Interest is presented solely to enhance your understanding of the offered certificates.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	16
Important Notice About Information Presented in this Prospectus	17
Summary of Terms	25
Risk Factors	61
The Certificates May Not Be a Suitable Investment for You	61
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	61
Risks Related to Market Conditions and Other External Factors	61
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS	61
Other Events May Affect the Value and Liquidity of Your Investment	62
Risks Relating to the Mortgage Loans	62
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	62
Risks of Commercial and Multifamily Lending Generally	63
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	65
General	65
A Tenant Concentration May Result in Increased Losses	66
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	66
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	67
Tenant Bankruptcy Could Result in a Rejection of the Related Lease	67
Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure	68
Early Lease Termination Options May Reduce Cash Flow	68
Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks	69
Office Properties Have Special Risks	69
Retail Properties Have Special Risks	70
Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.	71
The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.	71
Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.	72
Hotel Properties Have Special Risks	73
Risks Relating to Affiliation with a Franchise or Hotel Management Company	75
Self Storage Properties Have Special Risks	76
Multifamily Properties Have Special Risks	77
Manufactured Housing Community Properties Have Special Risks	79
Industrial Properties Have Special Risks	80
Residential Cooperative Properties Have Special Risks	81
Mixed Use Properties Have Special Risks	87
Data Center Properties Have Special Risks	87
Cold Storage Properties Have Special Risks	87
Parking Properties Have Special Risks	89
Condominium Ownership May Limit Use and Improvements	89
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	91

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	91
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	93
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	94
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	95
Risks Related to Zoning Non-Compliance and Use Restrictions	97
Risks Relating to Inspections of Properties	98
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	99
Insurance May Not Be Available or Adequate	99
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	100
Terrorism Insurance May Not Be Available for All Mortgaged Properties	100
Risks Associated with Blanket Insurance Policies or Self-Insurance	102
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	102
Limited Information Causes Uncertainty	103
Historical Information	103
Ongoing Information	103
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	103
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	104
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	105
Static Pool Data Would Not Be Indicative of the Performance of this Pool	106
Appraisals May Not Reflect Current or Future Market Value of Each Property	106
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	109
The Borrower’s Form of Entity May Cause Special Risks	110
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	113
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	113
Other Financings or Ability to Incur Other Indebtedness Entails Risk	114
Tenancies-in-Common May Hinder Recovery	117
Risks Relating to Delaware Statutory Trusts	117
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	117
Risks Associated with One Action Rules	118
State Law Limitations on Assignments of Leases and Rents May Entail Risks	118
Various Other Laws Could Affect the Exercise of Lender’s Rights	118
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	119
Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	119
Risks Related to Ground Leases and Other Leasehold Interests	121
Increases in Real Estate Taxes May Reduce Available Funds	122
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	123

Risks Related to Conflicts of Interest	123
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	123
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	126
Potential Conflicts of Interest of the Master Servicers and the Special Servicers	128
Potential Conflicts of Interest of the Operating Advisor	131
Potential Conflicts of Interest of the Asset Representations Reviewer	132
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	133
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	135
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan	136
Other Potential Conflicts of Interest May Affect Your Investment	136
Other Risks Relating to the Certificates	137
The Certificates Are Limited Obligations	137
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	137
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	138
EU Risk Retention and Due Diligence Requirements	139
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	141
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	143
General	143
The Timing of Prepayments and Repurchases May Change Your Anticipated Yield	144
Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves	146
Losses and Shortfalls May Change Your Anticipated Yield	146
Risk of Early Termination	147
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	147
Payments Allocated to the RR Interest or the Non-Retained Certificates Will Not Be Available to the Non-Retained Certificates or the RR Interest, Respectively	148
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	148
You Have Limited Voting Rights	148
The Rights of the Directing Certificateholder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment	149
You Have Limited Rights to Replace the Master Servicers, the Special Servicers, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer	151
The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment	152
Risks Relating to Modifications of the Mortgage Loans	153
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	154

Risks Relating to Interest on Advances and Special Servicing Compensation	155
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	155
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	156
The Requirement of the Special Servicers to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	157
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	157
Tax Considerations Relating to Foreclosure	157
REMIC Status	158
Material Federal Tax Considerations Regarding Original Issue Discount	158
Description of the Mortgage Pool	160
General	160
Co-Originated and Third-Party Originated Mortgage Loans	161
Certain Calculations and Definitions	161
Definitions	162
Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives	175
Mortgage Pool Characteristics	179
Overview	179
Property Types	181
Office Properties	181
Retail Properties	182
Self Storage Properties	183
Multifamily Properties	183
Hospitality Properties	183
Industrial Properties	185
Mixed Use Properties	186
Mortgage Loan Concentrations	189
Top Fifteen Mortgage Loans	189
Geographic Concentrations	191
Mortgaged Properties with Limited Prior Operating History	191
Tenancies-in-Common or Diversified Ownership	192
Condominium and Other Shared Interests	192
Residential Cooperatives	194
Fee & Leasehold Estates; Ground Leases	194
Environmental Considerations	197
Redevelopment, Renovation and Expansion	199
Assessment of Property Value and Condition	200
Litigation and Other Considerations	201
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	203
Tenant Issues	205
Tenant Concentrations	205
Lease Expirations and Terminations	205
Expirations	205
Terminations	207
Other	208
Purchase Options and Rights of First Refusal	208
Affiliated Leases	210
Insurance Considerations	211
Use Restrictions	213
Appraised Value	213

Non-Recourse Carveout Limitations	214
Real Estate and Other Tax Considerations	215
Delinquency Information	216
Certain Terms of the Mortgage Loans	216
Amortization of Principal	216
Due Dates; Mortgage Rates; Calculations of Interest	217
Single Purpose Entity Covenants	217
Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments	218
Voluntary Prepayments	219
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	220
Defeasance	221
Releases; Substitutions; Partial Releases; Property Additions	222
Escrows	225
Mortgaged Property Accounts	226
Exceptions to Underwriting Guidelines	228
Additional Indebtedness	228
General	228
Whole Loans	229
Mezzanine Indebtedness	229
Other Secured Indebtedness	232
General	232
Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives	233
Preferred Equity	235
Other Unsecured Indebtedness	235
The Whole Loans	236
General	236
The Serviced Pari Passu Whole Loans	241
Intercreditor Agreement	241
Control Rights with respect to Serviced Pari Passu Whole Loans	242
Certain Rights of each Non-Controlling Holder	242
Sale of Defaulted Mortgage Loan	243
The Non-Serviced Pari Passu Whole Loans	243
Control Rights	244
Certain Rights of each Non-Controlling Holder	244
Custody of the Mortgage File	246
Sale of Defaulted Mortgage Loan	246
The Non-Serviced AB Whole Loan	246
The Millennium Partners Portfolio Whole Loan	246
General	246
Servicing	247
Advances	247
Application of Payments Prior to a Millennium Partners Portfolio Triggering Event of Default	248
Application of Payments After a Millennium Partners Portfolio Triggering Event of Default	251
Workout	254
Consultation and Control	254
Sale of Defaulted Millennium Partners Portfolio Whole Loan	255
Special Servicer Appointment Rights	256
Additional Information	256
Transaction Parties	257

The Sponsors and Mortgage Loan Sellers	257
Bank of America, National Association	257
Bank of America’s Commercial Mortgage Loan Underwriting Standards	258
Review of Bank of America Mortgage Loans	265
Retained Interests in This Securitization	271
Morgan Stanley Mortgage Capital Holdings LLC	271
Morgan Stanley Group’s Commercial Mortgage Securitization Program	271
The Morgan Stanley Group’s Underwriting Standards	273
Repurchases and Replacements	281
Retained Interests in This Securitization	284
Wells Fargo Bank, National Association	284
General	284
Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program	284
Wells Fargo Bank’s Commercial Mortgage Loan Underwriting	285
Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor	290
Compliance with Rule 15Ga-1 under the Exchange Act	292
Retained Interests in This Securitization	295
National Cooperative Bank, N.A.	295
General	295
National Cooperative Bank, N.A.’s Securitization Program	296
National Cooperative Bank, N.A.’s Underwriting Standards and Processes	297
Review of Mortgage Loans for Which National Cooperative Bank, N.A. is the Sponsor	301
Compliance with Rule 15Ga-1 under the Exchange Act	303
Retained Interests in This Securitization	304
The Depositor	304
The Issuing Entity	305
The Trustee	305
The Certificate Administrator	306
The Master Servicers	309
Wells Fargo Bank, National Association	309
National Cooperative Bank, N.A.	314
The Special Servicers	318
KeyBank National Association	318
National Cooperative Bank, N.A.	322
The Operating Advisor and Asset Representations Reviewer	325
Credit Risk Retention	326
General	326
RR Interest	327
Retained Certificate Available Funds	327
Priority of Distributions	328
Allocation of Retained Certificate Realized Losses	329
Yield Maintenance Charge or Prepayment Premium	329
Qualifying CRE Loans	329
Description of the Certificates	329
General	329
Distributions	332
Method, Timing and Amount	332
Available Funds	333
Priority of Distributions	335
Pass-Through Rates	339
Interest Distribution Amount	341

Principal Distribution Amount	342
Certain Calculations with Respect to Individual Mortgage Loans	344
Application Priority of Mortgage Loan Collections or Whole Loan Collections	345
Allocation of Yield Maintenance Charges and Prepayment Premiums	348
Assumed Final Distribution Date; Rated Final Distribution Date	350
Prepayment Interest Shortfalls	350
Subordination; Allocation of Realized Losses	352
Reports to Certificateholders; Certain Available Information	355
Certificate Administrator Reports	355
Information Available Electronically	362
Voting Rights	367
Delivery, Form, Transfer and Denomination	368
Book-Entry Registration	368
Definitive Certificates	371
Certificateholder Communication	371
Access to Certificateholders’ Names and Addresses	371
Requests to Communicate	372
List of Certificateholders	372
Description of the Mortgage Loan Purchase Agreements	373
General	373
Dispute Resolution Provisions	382
Asset Review Obligations	382
Pooling and Servicing Agreement	383
General	383
Assignment of the Mortgage Loans	383
Servicing Standard	384
Subservicing	385
Advances	386
P&I Advances	386
Servicing Advances	387
Nonrecoverable Advances	388
Recovery of Advances	389
Accounts	391
Withdrawals from the Collection Accounts	394
Servicing and Other Compensation and Payment of Expenses	396
General	396
Master Servicing Compensation	402
Special Servicing Compensation	405
Disclosable Special Servicer Fees	410
Certificate Administrator and Trustee Compensation	411
Operating Advisor Compensation	411
Asset Representations Reviewer Compensation	412
CREFC® Intellectual Property Royalty License Fee	413
Appraisal Reduction Amounts	413
Maintenance of Insurance	421
Modifications, Waivers and Amendments	425
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	431
Inspections	433
Collection of Operating Information	434
Special Servicing Transfer Event	434
Asset Status Report	437
Realization Upon Mortgage Loans	440
Sale of Defaulted Loans and REO Properties	443

The Directing Certificateholder	446
General	446
Major Decisions	448
Asset Status Report	452
Replacement of a Special Servicer	453
Control Termination Event and Consultation Termination Event	453
Servicing Override	456
Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans	456
Rights of the Holders of Serviced Pari Passu Companion Loans	457
Limitation on Liability of Directing Certificateholder	457
The Operating Advisor	458
General	458
Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing	458
Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing	459
Recommendation of the Replacement of a Special Servicer	462
Eligibility of Operating Advisor	462
Other Obligations of Operating Advisor	463
Delegation of Operating Advisor’s Duties	464
Termination of the Operating Advisor With Cause	464
Rights Upon Operating Advisor Termination Event	465
Waiver of Operating Advisor Termination Event	465
Termination of the Operating Advisor Without Cause	465
Resignation of the Operating Advisor	466
Operating Advisor Compensation	466
The Asset Representations Reviewer	467
Asset Review	467
Asset Review Trigger	467
Asset Review Vote	468
Review Materials	469
Asset Review	470
Eligibility of Asset Representations Reviewer	472
Other Obligations of Asset Representations Reviewer	473
Delegation of Asset Representations Reviewer’s Duties	473
Asset Representations Reviewer Termination Events	474
Rights Upon Asset Representations Reviewer Termination Event	475
Termination of the Asset Representations Reviewer Without Cause	475
Resignation of Asset Representations Reviewer	475
Asset Representations Reviewer Compensation	476
Limitation on Liability of Risk Retention Consultation Party	476
Replacement of a Special Servicer Without Cause	476
Replacement of a Special Servicer After Operating Advisor Recommendation and Certificateholder Vote	479
Termination of a Master Servicer or Special Servicer for Cause	480
Servicer Termination Events	480
Rights Upon Servicer Termination Event	482
Waiver of Servicer Termination Event	483
Resignation of a Master Servicer or Special Servicer	484
Limitation on Liability; Indemnification	484
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	488
Dispute Resolution Provisions	488

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	488
Repurchase Request Delivered by a Party to the PSA	489
Resolution of a Repurchase Request	490
Mediation and Arbitration Provisions	493
Servicing of the Non-Serviced Mortgage Loans	494
General	494
Servicing of the Millennium Partners Portfolio Mortgage Loan	497
Servicing of the Penske Distribution Center Mortgage Loan	498
Servicing of the Prudential - Digital Realty Portfolio Mortgage Loan	499
Rating Agency Confirmations	500
Evidence as to Compliance	502
Limitation on Rights of Certificateholders to Institute a Proceeding	503
Termination; Retirement of Certificates	504
Amendment	506
Resignation and Removal of the Trustee and the Certificate Administrator	508
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	510
Certain Legal Aspects of Mortgage Loans	510
General	512
Types of Mortgage Instruments	513
Leases and Rents	513
Personalty	514
Foreclosure	514
General	514
Foreclosure Procedures Vary from State to State	514
Judicial Foreclosure	514
Equitable and Other Limitations on Enforceability of Certain Provisions	515
Nonjudicial Foreclosure/Power of Sale	515
Public Sale	515
Rights of Redemption	517
Anti-Deficiency Legislation	517
Leasehold Considerations	518
Cooperative Shares	518
Bankruptcy Laws	519
Environmental Considerations	525
General	525
Superlien Laws	525
CERCLA	525
Certain Other Federal and State Laws	526
Additional Considerations	527
Due-on-Sale and Due-on-Encumbrance Provisions	527
Subordinate Financing	527
Default Interest and Limitations on Prepayments	528
Applicability of Usury Laws	528
Americans with Disabilities Act	528
Servicemembers Civil Relief Act	529
Anti-Money Laundering, Economic Sanctions and Bribery	529
Potential Forfeiture of Assets	529
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	530
Pending Legal Proceedings Involving Transaction Parties	532
Use of Proceeds	533
Yield and Maturity Considerations	533

Yield Considerations	533
General	533
Rate and Timing of Principal Payments	533
Losses and Shortfalls	534
Certain Relevant Factors Affecting Loan Payments and Defaults	535
Delay in Payment of Distributions	536
Yield on the Certificates with Notional Amounts	536
Weighted Average Life	537
Pre-Tax Yield to Maturity Tables	541
Material Federal Income Tax Considerations	546
General	546
Qualification as a REMIC	546
Status of Offered Certificates	549
Taxation of Regular Interests	549
General	549
Original Issue Discount	550
Acquisition Premium	552
Market Discount	552
Premium	553
Election To Treat All Interest Under the Constant Yield Method	553
Treatment of Losses	554
Yield Maintenance Charges and Prepayment Premiums	555
Sale or Exchange of Regular Interests	555
Taxes That May Be Imposed on a REMIC	556
Prohibited Transactions	556
Contributions to a REMIC After the Startup Day	556
Net Income from Foreclosure Property	556
Bipartisan Budget Act of 2015	557
Taxation of Certain Foreign Investors	557
FATCA	558
Backup Withholding	559
Information Reporting	559
3.8% Medicare Tax on “Net Investment Income”	559
Reporting Requirements	559
Certain State and Local Tax Considerations	560
Method of Distribution (Underwriter)	560
Incorporation of Certain Information by Reference	564
Where You Can Find More Information	565
Financial Information	565
Certain ERISA Considerations	565
General	565
Plan Asset Regulations	566
Administrative Exemptions	567
Insurance Company General Accounts	569
Legal Investment	570
Legal Matters	571
Ratings	571
Index of Defined Terms	574

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1

Annex A-2:	Mortgage Pool Information (Tables)	A-2-1

Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans	A-3-1

Annex B:	Form of Distribution Date Statement	B-1

Annex C:	Form of Operating Advisor Annual Report	C-1

Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1

Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1

Annex E:	Class A-SB Planned Principal Balance Schedule	E-1

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE INSPECTED AND COPIED AT PRESCRIBED RATES AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC AT ITS PUBLIC REFERENCE ROOM, 100 F STREET, N.E., WASHINGTON, D.C. 20549. YOU MAY OBTAIN INFORMATION ON THE OPERATION OF THE PUBLIC REFERENCE ROOM BY CALLING THE SEC AT 1-800-SEC-0330. COPIES OF THESE MATERIALS CAN ALSO BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, EITHER MASTER SERVICER, EITHER SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE RISK RETENTION CONSULTATION PARTY, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, commencing on page 3 of this prospectus, which sets forth important statistical information relating to the certificates;

●	Summary of Terms, commencing on page 25 of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and

●	Risk Factors, commencing on page 61 of this prospectus, which describes risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” commencing on page 574 of this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Wells Fargo Commercial Mortgage Securities, Inc.;

●	references to any specified mortgaged property (or portfolio of mortgaged properties) refer to the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1;

●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;

●	any parenthetical with a percentage next to a mortgage loan name or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of such mortgage loan (or the aggregate outstanding principal balance of such group of mortgage loans) represents, as set forth on Annex A-1;

●	any parenthetical with a percentage next to a mortgaged property (or portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount or aggregate allocated loan amount with respect to such mortgaged property or mortgaged properties) represents, as set forth on Annex A-1;

●	references to a “pooling and servicing agreement” (other than the BANK 2019-BNK16 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and

●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the applicable master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

NOTICE TO RESIDENTS WITHIN EUROPEAN ECONOMIC AREA

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW).

THE CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES, A RETAIL INVESTOR MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN DIRECTIVE 2003/71/EC (AS AMENDED OR SUPERSEDED, THE “PROSPECTUS DIRECTIVE”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “PRIIPS REGULATION” ) FOR OFFERING OR SELLING THE CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE CERTIFICATES OR OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE PRIIPS REGULATION.

FURTHERMORE, THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE EEA WILL ONLY BE MADE TO A LEGAL ENTITY WHICH IS A QUALIFIED INVESTOR UNDER THE PROSPECTUS DIRECTIVE (“QUALIFIED INVESTOR”). ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OF THE CERTIFICATES MAY ONLY DO SO WITH RESPECT TO QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR, OR THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF CERTIFICATES OR OFFERED CERTIFICATES OTHER THAN TO QUALIFIED INVESTORS.

ANY DISTRIBUTOR SUBJECT TO MIFID II THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING ITS OWN DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE”). NEITHER THE ISSUING ENTITY,

THE DEPOSITOR NOR ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Offered Certificates to any retail investor in the European Economic Area. For the purposes of this provision:

(i) the expression “retail investor” means a person who is one (or more) of the following:

(A) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(B) a customer within the meaning of Directive (EU) 2016/97 (AS AMENDED), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(C) not a qualified investor as defined in Directive 2003/71/EC (as amended or SUPERSEDED, the “Prospectus Directive”); and

(ii) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe to the Offered Certificates.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, “FSMA”) THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES”, “UNINCORPORATED ASSOCIATIONS”, ETC.) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE

“PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of THE FSMA received by it in connection with the issue or sale of the Offered Certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity or the depositor; and

(B) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Certificates in, from or otherwise involving the United Kingdom.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN

OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN

CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A(1)(c) OF THE SFA) PURSUANT TO SECTION 274 OF THE SFA (EACH AN “INSTITUTIONAL INVESTOR”), (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA) PURSUANT TO SECTION 275(1), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA, PROVIDED ALWAYS THAT NONE OF SUCH PERSON SHALL BE AN INDIVIDUAL OTHER THAN AN INDIVIDUAL WHO IS AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A(1)(a) OF THE SFA) (EACH, A “RELEVANT INVESTOR”).

NO CERTIFICATES ACQUIRED BY (I) AN INSTITUTIONAL INVESTOR; OR (II) A RELEVANT INVESTOR IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA MAY BE OFFERED OR SOLD, MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, OR OTHERWISE TRANSFERRED, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE, OTHER THAN TO (I) AN INSTITUTIONAL INVESTOR; OR (II) A RELEVANT INVESTOR IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) WHERE THE TRANSFER IS BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

REPUBLIC OF KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF THE REPUBLIC OF KOREA FOR A PUBLIC OFFERING IN THE REPUBLIC OF KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR

RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN THE REPUBLIC OF KOREA OR TO ANY RESIDENT OF THE REPUBLIC OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE LAWS AND REGULATIONS OF THE REPUBLIC OF KOREA, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

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Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	Commercial Mortgage Pass-Through Certificates, Series 2019-BNK16.

Depositor	Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation, a wholly-owned subsidiary of Wells Fargo Bank, National Association, a national banking association organized under the laws of the United States of America, which is a direct, wholly-owned subsidiary of Wells Fargo & Company, a Delaware corporation. The depositor’s address is 301 South College Street, Charlotte, North Carolina 28202 and its telephone number is (704) 374-6161. See “Transaction Parties—The Depositor”.

Issuing Entity	BANK 2019-BNK16, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors and Originators	The sponsors of this transaction are:

●	Bank of America, National Association, a national banking association

●	Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company

●	Wells Fargo Bank, National Association, a national banking association

●	National Cooperative Bank, N.A., a national banking association

These entities are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

The originators of this transaction are:

●	Bank of America, National Association, a national banking association

●	Morgan Stanley Bank, N.A., a national banking association

●	Wells Fargo Bank, National Association, a national banking association

●	National Cooperative Bank, N.A., a national banking association

●	National Consumer Cooperative Bank, a federally chartered corporation

The sponsors originated, co-originated or acquired and will transfer to the depositor the mortgage loans set forth in the following chart:

Sellers of the Mortgage Loans

Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Bank of America, National Association	Bank of America, N.A.	21	$366,598,918	37.6%
Morgan Stanley Mortgage Capital Holdings LLC	Morgan Stanley Bank, N.A.	12	301,505,000	30.9
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	24	267,431,810	27.4
National Cooperative Bank, N.A.(2)	National Cooperative Bank, N.A. or National Consumer Cooperative Bank	12	39,306,114	4.0
Total		69	$974,841,841	100.0%

(1)	Certain of the Wells Fargo Bank, National Association mortgage loans were co-originated or were part of whole loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.

(2)	Eleven (11) of the twelve (12) mortgage loans (3.6%) for which National Cooperative Bank, N.A. is the mortgage loan seller were originated by its parent company, National Consumer Cooperative Bank, and transferred to National Cooperative Bank, N.A. Each such mortgage loan originated by National Consumer Cooperative Bank was underwritten pursuant to National Cooperative Bank, N.A.’s underwriting guidelines.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Master Servicers	Wells Fargo Bank, National Association will be the master servicer with respect to fifty-seven (57) of the mortgage loans (96.0%). National Cooperative Bank, N.A. will act as the master servicer under the pooling and servicing agreement with respect to twelve (12) of the mortgage loans (namely, those mortgage loans that are expected to be sold to the depositor by National Cooperative Bank, N.A.) (4.0%). Each master servicer will be responsible for the master servicing and administration of the applicable mortgage loans and any related companion loan pursuant to the pooling and servicing agreement (other than any mortgage loan or companion loan that is part of a whole loan and serviced under the related trust and servicing agreement or pooling and servicing agreement, as applicable, related to the transaction indicated in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below). The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at Three Wells Fargo, MAC D1050 084, 401 South Tryon Street, Charlotte, North Carolina 28202. The principal servicing offices of National Cooperative Bank, N.A. are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. See “Transaction Parties—The Master Servicers” and “Pooling and Servicing Agreement”.

The non-serviced mortgage loans will be serviced by the master servicer set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Special Servicers	KeyBank National Association, a national banking association, will act as initial special servicer with respect to fifty-seven (57) of the mortgage loans (96.0%). National Cooperative Bank, N.A. will act as the special servicer with respect to twelve (12) of the mortgage loans (namely, those mortgage loans that are secured by residential cooperative properties and are expected to be sold to the depositor by National Cooperative Bank, N.A.) (4.0%). KeyBank National Association and National Cooperative Bank, N.A. will each act as special servicer with respect to the applicable mortgage loans (other than any excluded special servicer loans) and any related companion loan other than with respect to the non-serviced mortgage loans and related companion loan(s) set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. KeyBank National Association and National Cooperative Bank, N.A., in their respective capacities as special servicers, will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and any related companion loan as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) in certain circumstances, reviewing, evaluating, processing and providing or withholding consent as to certain major decisions relating to such mortgage loans and any related companion loan for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal servicing offices of KeyBank National Association are located at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211. The principal servicing offices of National Cooperative Bank, N.A. are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. See “Transaction Parties—The Special Servicers” and “Pooling and Servicing Agreement”.

If the applicable special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the applicable special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to use reasonable efforts to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class of certificates). For the avoidance of doubt, with respect to a mortgage loan secured by a residential cooperative property, a person will not be considered a borrower party solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related borrower or owning one or more residential cooperative units comprising the related mortgaged property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s). After the occurrence and during the continuance of a control termination event or if at any time the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class of certificates), the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the applicable special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.

KeyBank National Association is expected to be appointed a special servicer by Prime Finance Long Duration (B-Piece) II, L.P., which, on the closing date, is expected to be appointed (or to appoint an affiliate) as the initial directing certificateholder. Prime Finance Long Duration (B-Piece) II, L.P. is expected to also consent to the appointment of National Cooperative Bank, N.A. as special servicer with respect to twelve (12) mortgage loans secured by residential cooperative properties that are expected to be sold to the depositor by National Cooperative Bank, N.A., and may replace National Cooperative Bank, N.A. in such capacity pursuant to the terms of the pooling and servicing agreement. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

The special servicer of each non-serviced mortgage loan is set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Trustee	Wilmington Trust, National Association will act as trustee. The corporate trust office of the trustee is located at 1100 North Market Street, Wilmington, Delaware 19890, Attention: CMBS Trustee BANK 2019-BNK16. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Trustee” and “Pooling and Servicing Agreement”.

With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Wells Fargo Bank, National Association will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Wells Fargo Bank, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at 600 South 4th Street, 7th Floor, MAC: N9300-070, Minneapolis, Minnesota 55479. See “Transaction Parties—The Certificate Administrator” and “Pooling and Servicing Agreement”.

The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Park Bridge Lender Services LLC, a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicers, and in certain circumstances may recommend to the certificateholders that a special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced mortgage loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations

Reviewer	Park Bridge Lender Services LLC, a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Certificateholder	The directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than certain excluded loans as described in the next paragraph), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement).

With respect to the directing certificateholder or the holder of the majority of the controlling class certificates, an “excluded loan” is a mortgage loan or whole loan with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates (by certificate balance), is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (subject to certain exceptions) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof. However, in certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even if there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

The controlling class will be, as of any time of determination, the most subordinate certificates among the Class F, Class G, Class H and Class J certificates that has a certificate balance, as notionally reduced by any allocated cumulative appraisal reduction amounts allocable to such certificates, in the manner described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, at least equal to 25% of the initial certificate balance of such classes. As of the closing date, the controlling class will be the Class J certificates. Notwithstanding the preceding sentence, during such time as the Class F certificates would be the controlling class, the holders of such certificates will have the right to irrevocably waive their right to appoint a directing certificateholder or to exercise any of the rights of the controlling class certificateholder. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.

It is anticipated that on the closing date, one or more funds managed by Prime Finance Advisor, L.P. are expected to purchase the majority of each of the Class G, Class H, Class J, Class X-F, Class X-G, Class X-H and Class X-J certificates and certain entities managed by Ellington Management Group, LLC or affiliates are expected in the aggregate to purchase the remaining portion of each such class of certificates as well as 100% of the Class F certificates (and may purchase other classes of certificates), and that Prime Finance Long Duration (B-Piece) II, L.P. is expected to be appointed as the initial directing certificateholder with respect to each mortgage loan (other than (i) any non-serviced mortgage loan or (ii) any excluded loan with respect to the directing certificateholder).

Each entity identified in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Risk Retention

Consultation Party	The risk retention consultation party will have certain non-binding consultation rights in certain circumstances with respect to the mortgage loans (other than certain excluded loans as described in the next paragraph), as further described in this prospectus. The risk retention consultation party will generally be the party selected by the holder or holders of more than 50% of the RR Interest (by certificate balance). Wells Fargo Bank, National Association is expected to be appointed as the initial risk retention consultation party.

With respect to the risk retention consultation party or the holder of the majority of the RR Interest, an “excluded loan” is a mortgage loan or whole loan with respect to which such party is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.

Certain Affiliations

and Relationships	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Relevant Dates And Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in February 2019 (or, in the case of any mortgage loan that has its first due date in March 2019, the date that would have been its due date in February 2019 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Closing Date	On or about February 21, 2019.

Distribution Date	The 4th business day following each determination date. The first distribution date will be in March 2019.

Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in California, Kansas, New York, North Carolina, Pennsylvania or any of the jurisdictions in which the respective primary servicing offices of either master servicer or either special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.

Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a collection period is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final
Distribution Date; Rated

Final Distribution Date	The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Class	Assumed Final Distribution Date
Class A-1	October 2023
Class A-2	October 2023
Class A-SB	July 2028
Class A-3	January 2029
Class A-4	January 2029
Class X-A	NAP
Class X-B	NAP
Class A-S	January 2029
Class B	January 2029
Class C	February 2029

The rated final distribution date will be the distribution date in February 2052.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicers, the special servicers, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2019-BNK16:

●	Class A-1

●	Class A-2

●	Class A-SB

●	Class A-3

●	Class A-4

●	Class X-A

●	Class X-B

●	Class A-S

●	Class B

●	Class C

The certificates of this Series will consist of the above classes and the RR Interest and the following classes that are not being offered by this prospectus: Class X-D,

Class X-F, Class X-G, Class X-H, Class X-J, Class D, Class E, Class F, Class G, Class H, Class J and Class R. The RR Interest is not being offered by this prospectus.

Certificate Balances,

Notional Amounts and

Pass-Through Rates	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Class	Approx. Initial Aggregate Certificate Balance or Notional Amount	Approx. % of Initial Pool Balance	Approx. Initial Pass-Through Rate(1)	Approx. Initial Credit Support(2)
Class A-1	$22,471,000	2.305%	3.0280%	30.000%
Class A-2	$50,985,000	5.230%	3.9330%	30.000%
Class A-SB	$42,321,000	4.341%	3.8980%	30.000%
Class A-3	$250,000,000	25.645%	3.7410%	30.000%
Class A-4	$282,492,000	28.978%	4.0050%	30.000%
Class X-A	$648,269,000	NAP	0.9703%	NAP
Class X-B	$180,590,000	NAP	0.4174%	NAP
Class A-S	$103,029,000	10.569%	4.2670%	18.875%
Class B	$41,674,000	4.275%	4.4380%	14.375%
Class C	$35,887,000	3.681%	4.7860%	10.500%

(1)	The pass-through rates for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-S certificates will be, in each case, a per annum rate equal to a fixed rate per annum equal to the pass-through rate set forth opposite such class in the table. The pass-through rates for the Class B and Class C certificates will be, in each case, a variable rate per annum equal to the lesser of (a) a fixed rate per annum equal to the pass-through rate set forth opposite such class in the table and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(2)	The approximate initial credit support with respect to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates represents the approximate credit enhancement for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates in the aggregate. The RR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the non-retained certificates, on the other hand, pro rata, in accordance with their respective percentage allocation entitlement. See “Credit Risk Retention”.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth in the above chart for each class of certificates.

B. Interest Rate

Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by either special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Available Funds—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	Each of the master servicers and the special servicers is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.

The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and any related serviced companion loan at a servicing fee rate equal to a per annum rate ranging from 0.00375% to 0.11250%.

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to (a) with respect to KeyBank National Association, the greater of a per annum rate of 0.25000% and the per annum rate that would result in a special servicing fee for the related month of (i) $3,500 or (ii) with respect to any mortgage loan with respect to which the risk retention consultation party is entitled to consult with the special servicer, for so long as the related mortgage loan is a specially serviced loan during the occurrence and continuance of a consultation termination event, $5,000 and (b) with respect to National Cooperative Bank, N.A., the greater of 0.25000% and the per annum rate that would result in a special servicing fee of $1,000 for the related month.

Any primary servicing fees or sub-servicing fees with respect to each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan will be paid by the applicable master servicer or special servicer, respectively, out of the fees described above.

The master servicers and special servicers are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.00750%. The trustee fee is payable by the certificate administrator from the certificate administrator fee and is equal to $290 per month.

The operating advisor will be entitled to an upfront fee of $5,000 on the closing date. The operating advisor will also be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (excluding any non-serviced mortgage loan and any related companion loan) at a per annum rate equal to 0.00198%. The operating advisor will also be entitled under certain circumstances to a consulting fee.

The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but excluding any related companion loan(s)) at a per annum rate equal to 0.00031%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council® as a license fee for use of its names and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, “—Termination of a Master Servicer or Special Servicer For Cause” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

NON-SERVICED MORTGAGE LOANS

Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(1)	Special Servicing Fee Rate
Millennium Partners Portfolio	0.001250% per annum	0.25000%
Penske Distribution Center	0.002500% per annum	0.25000%(2)
Prudential – Digital Realty Portfolio	0.002500% per annum	0.25000%(3)

(1)	Included as part of the Servicing Fee Rate.

(2)	Such fee rate is subject to a minimum amount equal to $3,500 for any month in which such fee is payable.

(3)	Such fee rate is subject to a minimum amount equal to $3,500 (or, for any month in which the related risk retention consultation party is entitled to consult, $5,000) for any month in which such fee is payable.

Distributions

A.   Allocation between

RR Interest and

Non-Retained Certificates	The aggregate amount available for distributions to holders of the certificates (including the RR Interest) on each distribution date (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicers, the special servicers, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer) will be allocated between amounts available for distribution to the holders of the RR Interest, on the one hand, and for distribution to all other certificates, on the other hand. The certificates other than the RR Interest and the Class R certificates are referred to in this prospectus as the “non-retained certificates”. The portion of such amount allocable to (a) the RR Interest will at all times be the product of such amount multiplied by 5% and (b) the non-retained certificates will at all times be the product of such amount multiplied by 95%, in each case such percentages being referred to in this prospectus as their respective “percentage allocation entitlement”.

B.   Amount and Order

of Distributions on

Non-Retained

Certificates	On each distribution date, funds available for distribution to the non-retained certificates (other than any yield maintenance charges and prepayment premiums) will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H and Class X-J certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to this prospectus, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (d) fourth, to principal on the Class A-3 certificates until the certificate balance of the Class A-3 certificates has been reduced to zero, (e) fifth, to principal on the Class A-4 certificates until the certificate balance of the Class A-4 certificates has been reduced to zero and (f) sixth, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero, or (ii) if the certificate balance of each class of certificates other than the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates and the RR Interest has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3, and Class A-4 certificates, to reimburse the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata, based upon the aggregate unreimbursed losses previously allocated to each such class, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest on that amount at the pass-through rate for such class;

Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates up to the amount of any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates up to the amount of any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates up to the amount of any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Seventh, to the non-offered certificates (other than the Class X-D, Class X-F, Class X-G, Class X-H, Class X-J and Class R certificates and the RR Interest) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

For more detailed information regarding distributions on the non-retained certificates, see “Description of the Certificates—Available Funds—Priority of Distributions”.

C. Interest and Principal

Entitlements	A description of the interest entitlement of each class of certificates (other than the Class R certificates) and the RR Interest can be found in “Description of the Certificates—Available Funds—Interest Distribution Amount” and “Credit Risk Retention—RR Interest—Priority of Distributions”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Available Funds—Principal Distribution Amount”.

D.   Yield Maintenance

Charges, Prepayment

Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the RR Interest, on the one hand, and the non-retained certificates, on the other hand, in accordance with their respective percentage allocation entitlement. Yield maintenance charges and prepayment premiums with respect to the mortgage loans allocated to the non-retained certificates will be further allocated as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

E.   Subordination,

Allocation of Losses

and Certain Expenses	The chart below describes the manner in which the payment rights of certain classes of non-retained certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of non-retained certificates. The chart also shows the allocation between the RR Interest and the non-retained certificates and the corresponding entitlement to receive principal and/or interest of certain classes of non-retained certificates on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated between the RR Interest and the non-retained certificates and the manner in which losses allocated to the non-retained certificates are further allocated to certain classes of the certificates in ascending order (beginning with the non-offered certificates, other than the Class X-D, Class X-F, Class X-G, Class X-H, Class X-J and Class R certificates and the RR Interest) to reduce the balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class X-J or Class R certificates, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H and Class X-J certificates and, therefore, the amount of interest they accrue.

(1)	The Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H and Class X-J certificates are interest-only certificates.

(2)	The Class X-D, Class X-F, Class X-G, Class X-H and Class X-J certificates and RR Interest are non-offered certificates.

(3)	Other than the Class X-D, Class X-F, Class X-G, Class X-H, Class X-J and Class R certificates and RR Interest.

Other than the subordination of certain classes of non-retained certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates. The right to payment of holders of the RR Interest is pro rata and pari passu with the right to payment of holders of the non-retained certificates (as a collective whole), and as described above any losses incurred on the mortgage loans will be allocated between the RR Interest, on the one hand, and the non-retained certificates, on the other hand, pro rata in accordance with their respective percentage allocation entitlements.

The notional amount of the Class X-A certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates. The notional amount of the Class X-B certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-S, Class B and Class C certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” and “Credit Risk Retention—RR Interest—Allocation of Retained Certificate Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

F. Shortfalls in Available

Funds	Shortfalls will reduce the aggregate available funds and will correspondingly reduce the amount allocated to the RR Interest and non-retained certificates. The reduction in amounts available for distribution to the non-retained certificates will reduce distributions to the classes of certificates with the lowest payment priorities. Shortfalls may occur as a result of:

●	the payment of special servicing fees and other additional compensation that either special servicer is entitled to receive;

●	interest on advances made by either master servicer, either special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

●	the application of appraisal reductions to reduce interest advances;

●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

●	a modification of a mortgage loan’s interest rate or principal balance; and

●	other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by either master servicer will be allocated between the RR Interest, on the one hand, and the non-retained certificates, on the other hand, in accordance with their respective percentage allocation entitlements. The prepayment interest shortfalls allocated to the non-retained certificates are required to be further allocated among the classes of non-retained certificates entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.

Advances

A. P&I Advances	Each master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) or any REO loan (other than any portion of an REO loan related to a companion loan) serviced by such master servicer, unless in each case, such master servicer or the applicable special servicer determines that the advance would be nonrecoverable. None of the master servicers or the trustee will be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which a master servicer will not be required to advance a full month of principal and/or interest. If either master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be nonrecoverable. If an interest advance is made by either master servicer, such master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and the CREFC® license fee.

None of the master servicers, the special servicers or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection

Advances	Each master servicer may be required to make advances with respect to the mortgage loans (excluding any non-serviced mortgage loan) and any related companion loan that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

●	maintain the lien on the related mortgaged property; and/or

●	enforce the related mortgage loan documents.

The special servicers will have no obligation to make any property protection advances (although they may elect to make them in an emergency circumstance in their sole discretion). If either special servicer makes a property protection advance, the applicable master servicer will be required to reimburse such special servicer for that advance (unless the applicable master servicer determines that the advance would be nonrecoverable, in which case the advance will be reimbursed out of the related collection account) and such master servicer will be deemed to have made that advance as of the date made by the applicable special servicer.

If either master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicers, the special servicers or the trustee is required to advance amounts determined by such party to be nonrecoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the applicable master servicer (and the trustee, as applicable) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicers, the special servicers and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicers nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the applicable makers of advances under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be 69 fixed-rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in 115 commercial, multifamily, manufactured housing community or residential cooperative properties. See “Description of the Mortgage Pool—General”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $974,841,841.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the 69 commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger whole loan, which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan”), and, in certain cases, one or more loans that are subordinate in right of payment to the related mortgage loan (each referred to in this prospectus as a “subordinate companion loan”, and any pari passu companion loan or subordinate companion loan may also be referred to herein as a “companion loan”). The companion loans, together with their related mortgage loan, are referred to in this prospectus as a “whole loan”.

Whole Loan Summary(1)

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan LTV Ratio(2)	Whole Loan LTV Ratio(3)	Mortgage Loan Underwritten NCF DSCR(2)	Whole Loan Underwritten NCF DSCR(3)
One AT&T	$71,500,000	7.3%	$60,000,000	N/A	52.6%	52.6%	2.45x	2.45x
Millennium Partners Portfolio	$65,000,000	6.7%	$407,000,000	$238,000,000	32.3%	48.6%	3.43x	2.28x
Regions Tower	$43,000,000	4.4%	$30,000,000	N/A	58.7%	58.7%	1.85x	1.85x
Penske Distribution Center	$30,000,000	3.1%	$40,000,000	N/A	55.3%	55.3%	2.27x	2.27x
Carriage Place	$20,667,500	2.1%	$10,000,000	N/A	67.3%	67.3%	1.48x	1.48x
Residence Inn National Portfolio	$17,050,000	1.7%	$20,000,000	N/A	65.0%	65.0%	2.49x	2.49x
Prudential – Digital Realty Portfolio	$10,000,000	1.0%	$202,000,000	N/A	54.7%	54.7%	2.50x	2.50x

(1)	Any unsecuritized pari passu companion loan may be further split.

(2)	Calculated including any related pari passu companion loans but excluding any related mezzanine debt and/or subordinate companion loans.

(3)	Calculated including any related pari passu companion loans and any related subordinate companion loans, but excluding any related mezzanine debt.

Each of the One AT&T whole loan, the Regions Tower whole loan, the Carriage Place whole loan and the Residence Inn National Portfolio will be serviced by Wells Fargo Bank, National Association, as the applicable master servicer, and KeyBank National Association, as the applicable special servicer, pursuant to the pooling and servicing agreement for this transaction and is referred to in this prospectus as a “serviced whole loan”, and each related companion loan is referred to in this prospectus as a “serviced companion loan”.

Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable, identified in the table below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan” or collectively, as “non-serviced companion loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

Non-Serviced Whole Loans(1)

Mortgage Loan Name	Transaction/Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
Millennium Partners Portfolio	MSC 2018-MP	6.7%	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Wilmington Trust, National Association
Penske Distribution Center	MSC 2018-H4	3.1%	Midland Loan Services, a Division of PNC Bank, National Association	LNR Partners, LLC	Wells Fargo Bank, National Association
Prudential – Digital Realty Portfolio	BANK 2018-BNK14	1.0%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association

Mortgage Loan Name	Certificate Administrator	Custodian	Operating Advisor	Directing Certificateholder
Millennium Partners Portfolio	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	N/A	BlackRock Financial Management, Inc. (or an affiliate)
Penske Distribution Center	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	Argentic Securities Income USA LLC (or an affiliate)
Prudential – Digital Realty Portfolio	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	RREF III Debt AIV, LP

(1)	As of the closing date of the related securitization.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payments of any subordinate companion loan (or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity).

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a cut-off date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$974,841,841
Number of mortgage loans	69
Number of mortgaged properties	115
Range of Cut-off Date Balances	$1,247,133 to $71,500,000
Average Cut-off Date Balance	$14,128,143
Range of Mortgage Rates	4.285% to 5.860%
Weighted average Mortgage Rate	4.852%
Range of original terms to maturity	60 months to 120 months
Weighted average original term to maturity	117 months
Range of remaining terms to maturity	56 months to 120 months
Weighted average remaining term to maturity	115 months
Range of original amortization terms(2)	180 months to 480 months
Weighted average original amortization term(2)	359 months
Range of remaining amortization terms(2)	179 months to 479 months
Weighted average remaining amortization term(2)	359 months
Range of Cut-off Date LTV Ratios(3)(4)(5)	2.3% to 74.8%
Weighted average Cut-off Date LTV Ratio(3)(4)(5)	57.3%
Range of LTV Ratios as of the maturity date(3)(4)(5)	1.9% to 70.0%
Weighted average LTV Ratio as of the maturity date(3)(4)(5)	52.9%
Range of U/W NCF DSCRs(4)(5)(6)	1.25x to 19.44x
Weighted average U/W NCF DSCR(4)(5)(6)	2.24x
Range of U/W NOI Debt Yields(4)(5)	8.7% to 122.1%
Weighted average U/W NOI Debt Yield(4)(5)	13.2%
Percentage of Initial Pool Balance consisting of:
Interest-only, Balloon	45.8%
Interest-only, Amortizing Balloon	29.1%
Amortizing Balloon	25.1%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	Excludes twenty-four (24) mortgage loans (45.8%) that are interest-only for the entire term.

(3)	Loan-to-value ratios (such as, for example, the loan-to-value ratios as of the cut-off date and the loan-to-value ratios at the maturity date) with respect to the mortgage loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain mortgage loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such mortgage loans are identified under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Definitions”. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

(4)	In the case of any mortgage loan that have one or more pari passu companion loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s) but excluding any related subordinate companion loan. With respect to the Millennium Partners Portfolio mortgage loan (6.7%), the related loan-to-value ratio as of the cut-off date, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield calculated including the related subordinate companion loan are 48.6%, 2.28x and 10.4% respectively.

(5)	For mortgage loans secured by residential cooperative properties, debt service coverage ratios and debt yield information are calculated using the projected net operating income and the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date assuming such mortgaged property is operated as a rental property. The loan-to-value ratio information for mortgage loans secured by residential cooperative properties is based upon the appraised value of the residential cooperative property reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property (generally applying a discount for sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for market rate units as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks”.

(6)	Debt service coverage ratios (such as, for example, underwritten net cash flow debt service coverage ratios or underwritten net operating income debt service coverage ratios) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”.

All of the mortgage loans accrue interest on an actual/360 basis.

For further information regarding the Mortgage Loans, see “Description of the Mortgage Pool”.

Modified and Refinanced

Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency or were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted payoffs in connection with the origination of such mortgage loans.

Properties with Limited

Operating History	With respect to thirty (30) of the mortgaged properties (19.9%), such mortgaged properties (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

With respect to one mortgage loan being contributed by Wells Fargo Bank, National Association (1.0%) there was an exception from the applicable mortgage loan seller’s underwriting guidelines with respect to satisfaction of certain underwriting criteria (e.g., occupancy, minimum debt service coverage ratio, underwritten management fees, underwritten vacancies, underwritten occupancy, reserves, single-purpose entity covenants, etc.).

See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”; “Transaction Parties—The Sponsors and Mortgage Loan Sellers— Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” and “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance

and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Book-Entry Registration”.

Credit Risk Retention	For a discussion of the manner in which the U.S. credit risk retention requirements will be satisfied by Wells Fargo Bank, National Association, as retaining sponsor, see “Credit Risk Retention”.

None of the sponsors, the depositor or the underwriters or any other person is required or intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates, or to take any other action in respect of such securitization in a manner prescribed or contemplated by the European Union’s Securitization Regulation (Regulation (EU) 2017/2402). In particular, no such person undertakes to take any action which may be required by any investor for the purposes of their compliance with such Regulation or similar requirements. See “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics and Thomson Reuters Corporation;

●	The certificate administrator’s website initially located at www.ctslink.com; and

●	The master servicers’ websites initially located at www.wellsfargo.com/com/comintro (with respect to Wells Fargo Bank, National Association) and www.ncb.coop (with respect to National Cooperative Bank, N.A.).

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all of the then-outstanding certificates (other than the Class R certificates and the RR Interest) and deemed payment of a price specified in this prospectus for the mortgage loans then held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D and Class E certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class R certificates and the RR Interest), (iii) such holder (or holders) pay an amount equal to the RR Interest’s proportionate share of the price specified in this prospectus and (iv) the master servicers consent to the exchange.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or

Substitutions of Mortgage

Loans; Loss of Value

Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). See “Description of the Mortgage Loan Purchase Agreements—General”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the applicable special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan and/or related REO properties) and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted serviced whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the applicable special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders and any related companion loan holders (as a collective whole as if such certificateholders and such companion loan holders constituted a single lender).

With respect to any non-serviced mortgage loan, if a related pari passu companion loan becomes a defaulted mortgage loan under the trust and servicing agreement or pooling and servicing agreement for the related pari passu companion loan and the special servicer under the related trust and servicing agreement or pooling and servicing agreement for the related pari passu companion loan(s) determines to sell such pari passu companion loan(s), then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan(s) and any related subordinate companion loan(s) in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity as two separate REMICs – the lower-tier REMIC and the upper-tier REMIC – for federal income tax purposes.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will constitute REMIC “regular interests”.

●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

●	You will be required to report income on your offered certificates using the accrual method of accounting.

●	It is anticipated that the Class X-A and Class X-B certificates will be issued with original issue discount and that the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B and Class C certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA

Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act of 1940, as amended, as a basis for not registering under the Investment Company Act of 1940, as amended. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

Risks Related to Market Conditions and Other External Factors

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and

●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan, except for residential cooperative loans sold to the trust by National Cooperative Bank, N.A., which are generally fully recourse to the borrower and do not have separate guarantors for non-recourse carveouts. If a default occurs on a non-recourse loan, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans (except for residential cooperative loans sold to the trust by National Cooperative Bank, N.A., which are generally full recourse to the related borrower and do not have separate guarantors for non-recourse carveouts) generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. In addition, certain mortgage loans may provide for recourse to a guarantor for a portion of the indebtedness or for any loss or costs that may be incurred by the borrower or the lender with respect to certain borrower obligations under the related mortgage loan documents. In such cases, we cannot assure you any recovery from such guarantor will be made or that such guarantor will have assets sufficient to pay any otherwise recoverable claim under a guaranty.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties;

●	the characteristics and desirability of the area where the property is located;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;

●	a decline in the businesses operated by tenants or in their financial condition;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;

●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	political factors;

●	environmental factors;

●	seismic activity risk;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

●	the quality and creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur;

●	with respect to residential cooperative loans, the discretion afforded to the cooperative board of directors to establish maintenance charges payable by tenant-shareholders; and

●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may nonetheless be in financial distress. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliate could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “—Hotel Properties Have Special Risks” and “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,

●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,

●	if the related borrower fails to provide a designated number of parking spaces,

●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,

●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,

●	if a tenant’s use is not permitted by zoning or applicable law,

●	if the tenant is unable to exercise an expansion right,

●	if the landlord defaults on its obligations under the lease,

●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,

●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,

●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,

●	in the case of government sponsored tenants, at any time or for lack of appropriations, or

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the adaptability of the building to changes in the technological needs of the tenants;

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and

●	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Retail Properties Have Special Risks

Some of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”. The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as well as changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and
“—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, “—Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers”, “—The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector” and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. We cannot assure you that the net operating income contributed by the mortgaged retail properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to retail companies, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants at the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants at the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor or shadow anchor tenant goes dark or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain anchor tenants may have the right to demolish and rebuild, or substantially alter, their premises. Exercise of such rights may result in disruptions at the mortgaged property or reduce traffic to the mortgaged property, may trigger co-tenancy clauses if such activities result in the anchor tenants being dark for the period specified in the co-tenancy clause, and may result in reduced value of the structure or in loss of the structure if the tenant fails to rebuild.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant, or to the tenant withholding some or all of its rental payments or to litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the mortgaged retail properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” and
“—Mortgage Pool Characteristics—Property Types—Specialty Use Concentrations”.

Hotel Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hotel properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	ability to convert to alternative uses which may not be readily made;

●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hotel property;

●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;

●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions; and

●	competition.

Because hotel rooms are generally rented for short periods of time, the financial performance of hotel properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hotel properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hotel properties also operate entertainment complexes that include restaurants, lounges, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hotel property’s nightclubs, restaurants or bars will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hotel properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hotel property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hotel property could have an adverse impact on the revenue from the related mortgaged property or on the hotel property’s occupancy rate.

In addition, hospitality properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”.

In addition, there may be risks associated with hotel properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hotel properties often enter into these types of agreements in order to align the hotel property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hotel properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hotel property manager may require significantly higher fees as well as the investment of capital to bring the hotel property into compliance with the requirements of the replacement franchisor, licensor and/or hotel property manager. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hotel property is subject to a license, franchise or management agreement, the licensor, franchisor or manager has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor, franchisor or manager. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hotel property losing its license or franchise or in the termination of the management agreement. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hotel property. In addition, in some cases, those reserves will be maintained by the franchisor, licensor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	security concerns;

●	age of improvements; or

●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses. In addition, storage units are typically engaged for shorter time frames than traditional commercial leases for office or retail space.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals and/or from leasing a portion of the subject property for office or retail purposes. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the quality of property management;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities that the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;

●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;

●	restrictions on the age or income of tenants who may reside at the property;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses;

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates; and

●	with respect to residential cooperative properties, restrictions on the sale price for which units may be re-sold.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Certain of the multifamily properties may be residential cooperative buildings and the land under any such building is owned or leased by a non-profit residential cooperative corporation. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

A number of factors may adversely affect the value and successful operation of a residential cooperative property. See “—Residential Cooperative Properties Have Special Risks” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Manufactured Housing Community Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of manufactured housing community properties, including:

●	the number of competing residential developments in the local market, such as: other manufactured housing community properties, apartment buildings and site-built single family homes;

●	the physical attributes of the community, including its age and appearance;

●	the location of the manufactured housing property;

●	the presence and/or continued presence of sufficient manufactured homes at the manufactured housing property (manufactured homes are not generally part of the collateral for a mortgage loan secured by a manufactured housing property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; accordingly, manufactured homes may be moved from a manufactured housing property);

●	the type of services or amenities it provides;

●	any age restrictions;

●	the property’s reputation; and

●	state and local regulations, including rent control and rent stabilization, and tenant association rights.

The manufactured housing community properties have few improvements (which are highly specialized) and are “single-purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended to accommodate short-term occupancy by recreational vehicles, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the trust may have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. See also representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). Some of the leased homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing community mortgaged property.

Certain of the manufactured housing community mortgaged properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Certain jurisdictions may give the related homeowner’s association or even individual homeowners a right of first refusal with respect to a proposed sale of the manufactured housing community property.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Residential Cooperative Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of residential cooperative properties, including:

●	the ability of tenants to remain in a cooperative property after its conversion from a rental property, at below market rents and subject to applicable law, including rent regulation, rent stabilization and rent control laws;

●	the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations and the discretion afforded to the cooperative board of directors to establish maintenance charges payable by tenant-shareholders;

●	the concentration of shares relating to units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the corporation’s mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

●	the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” in any one or more years, which may reduce the cash flow available to make payments on the related mortgage loan; and

●	that, upon foreclosure, in the event a residential cooperative property becomes a rental property, all or certain units at that rental property could be subject to rent regulation, rent stabilization or rent control laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole. Certain of the residential cooperative mortgaged properties have a substantial number of units that are owned by the related coop sponsor or an investor, and leased by it to rental tenants, which units are currently subject to rent regulation, rent stabilization or rent control laws and are expected to continue to be subject to such laws following a foreclosure, and accordingly the rental income that can be expected to be earned from such units (and any other units that are or become subject to such laws) will be limited by the provisions of such laws. In addition, to the extent that other units at a residential cooperative mortgaged property were subject to rent regulation, rent stabilization or rent control laws prior to the conversion to a cooperative (which is likely to be the case if sponsor or investor units are subject to such laws), if the related residential cooperative mortgage loan were to be foreclosed, such units would again be subject to rent regulation, rent stabilization or rent control laws. However, the “Coop-Rental Value” Appraised Values of the residential cooperative mortgaged properties assume that if the mortgaged property were operated as a multifamily rental property all units (other than, in some cases, sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates.

The value and successful operation of a residential cooperative property may be impacted by the same factors which may impact the economic performance of a multifamily property. See “—Multifamily Properties Have Special Risks”.

With respect to the mortgage loans secured by residential cooperative properties, each mortgaged property is owned or leased by the borrower, which is a non-profit residential cooperative corporation. The borrower’s tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, maintenance, contributions to reserves and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

With respect to the mortgage loans secured by residential cooperative properties sold to the trust by National Cooperative Bank, N.A., due to attributes particular to residential housing cooperatives, certain information presented with respect to such mortgage loans differs from that presented for other mortgage loans included in the trust. Several of these differences are particularly relevant to your consideration of an investment in the offered certificates. In particular, the manner in which loan-to-value ratios, debt service coverage ratios and debt yields are calculated for the mortgage loans secured by residential cooperative properties sold to the trust by National Cooperative Bank, N.A. differs from the manner in which such calculations are made for other mortgage loans included in the trust. For example, the appraised value of such a residential cooperative property used for purposes of determining the loan-to-value ratio for the related Mortgage Loan as of any date is the value estimate reflected in an appraisal of such residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. This value, based upon the most recent appraisal as of the Cut-off Date, is reflected as the “Appraised Value” of a residential cooperative property on Annex A-1. There is generally a limited market for the sale of sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value is calculated without regard to any applicable sale price restrictions. With respect to residential cooperative properties, the “Appraised Value” does not constitute a market value, and should not be considered to be the value that would be realized following a foreclosure of a mortgage loan secured by a residential cooperative property. Upon a foreclosure of a mortgage loan secured by a residential cooperative property, it is likely that the operation of such mortgaged property as a residential cooperative property would terminate, and it is likely that the mortgaged property would be operated and sold as a multifamily rental property. A residential cooperative property is also valued as a multifamily rental property to determine a “Coop-Rental Value” as set forth on Annex A-1. The value of a residential cooperative property as a multifamily rental property is the value estimate reflected in an appraisal of such residential cooperative property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the Underwritten Net Cash Flow for such residential cooperative property. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). Certain of the residential cooperative mortgaged properties have a substantial number of units that are owned by the related coop sponsor or an investor, and leased by it to rental tenants, which units are currently subject to rent regulation, rent stabilization or rent control laws and are expected to continue to be subject to such laws following a foreclosure, and accordingly the rental income that can be expected to be earned from such units (and any other units that are or become subject to such laws) will be limited by the provisions of such laws. In addition, to the extent that other units at a residential cooperative mortgaged property were subject to rent regulation, rent stabilization or rent control laws prior to the conversion to a cooperative (which is likely to be the case if sponsor or investor units are subject to such laws), if the related residential cooperative mortgage loan were to be foreclosed, such units would again be subject to rent regulation, rent stabilization or rent control laws. However, the “Coop-Rental Value” Appraised Values of the residential cooperative mortgaged properties assume that if the mortgaged property were operated as a multifamily rental property all units (other than, in some cases, sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates. In addition, for purposes of determining the debt service coverage ratio and debt yield for a mortgage loan secured by a residential cooperative property and for the purpose of determining the value for a residential cooperative property as a multifamily rental property, the underwritten net cash flow for a residential cooperative property and the underwritten net operating income for a residential cooperative property are determined by the appraiser and, in general, equal projected operating income at the property assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses and a market-rate vacancy assumption and, in the case of underwritten net cash flow, further reduced by projected replacement reserves, in each case as determined by the appraiser. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. The loan-to-value ratios, debt service coverage ratios and debt yields presented herein with respect to a mortgage loan secured by a residential cooperative property may differ from the loan-to-value ratios, debt service coverage ratios and debt yields that would have been determined for any such mortgage loan secured by a residential cooperative property had a different methodology (including the methodology used for calculating such values with respect to the other mortgage loans sold to the depositor) been used.

With respect to information presented in Annex A-1 with respect to mortgage loans secured by residential cooperative properties that have existing subordinate secured indebtedness in the form of a second priority line of credit (each, a “Subordinate LOC”), (1) the Coop – Committed Secondary Debt equals the balance of such Subordinate LOC, based on the full face amount of such Subordinate LOC, (2) Cut-off Date Subordinate Mortgage Debt Balance indicates the balance of the Subordinate LOC as of January 7, 2019, (3) the Total Mortgage Debt Cut-off Date LTV Ratio and the Total Mortgage Debt U/W NOI Debt Yield are calculated assuming that the Subordinate LOC has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date and (4) the Total Mortgage Debt U/W NCF DSCR is calculated assuming (A) that the Subordinate LOC has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date, (B) that interest on the Subordinate LOC is accruing pursuant to the applicable mortgage loan document (with the applicable interest rate determined using the Prime Rate in effect as of January 7, 2019 and giving effect to any applicable interest rate floor) and (C) that, in the case of each Subordinate LOC that has an interest-only period that does not extend through the maturity date of such Subordinate LOC, such initial interest-only period has expired and the related borrower is required to make scheduled principal plus interest payments as set forth in the corresponding promissory note.

With respect to the mortgage loans secured by residential cooperative properties, each mortgaged property is owned by the borrower, which is a cooperative housing corporation. No individual or entity (other than the borrower) has recourse obligations with respect to the loans, including pursuant to any guaranty or environmental indemnity. Accordingly, no information is presented in the column labeled Sponsor in Annex A-1 with respect to the mortgage loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. for inclusion in the trust. In addition, with respect to information presented in Annex A-1 with respect to mortgage loans secured by residential cooperative properties: (1) Coop – Sponsor Units refers to the number of units owned by the original sponsor responsible for the mortgaged property’s conversion into cooperative ownership; such sponsor may rent its units or opt to market them for sale (either individually or as a whole); (2) Coop – Investor Units refers to a bulk number of units owned by a non-tenant investor(s), who can rent or sell the units; (3) Coop – Coop Units refers to the number of units owned by the borrower, which is a cooperative corporation; In this capacity, the cooperative may manage its units as an investor would or use the units for the benefit of its cooperative members; (4) Coop – Unsold Percent refers to the ratio of the total number of units collectively owned by the original sponsor, a non-tenant investor or the cooperative corporation to the number of units with shares allocated; and (5) Coop – Sponsor/Investor Carry is the sponsor’s or the investor’s net cash flow calculated by subtracting maintenance charges on the sponsor or investor owned units from the actual rents payable on such units, to the extent available.

In addition, due to the specialized nature of residential housing cooperatives, certain information presented in and shown on Annex A-1 with respect to mortgage loans (other than such mortgage loans secured by residential cooperative properties) is not presented with respect to the mortgage loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. for inclusion in the trust and is, instead, reflected as not applicable (N/A). See “—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

In addition, mortgage loans secured by residential cooperative properties are uniquely structured and, in certain cases, permit the borrower to incur (1) one or more loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien on a mortgaged property that also secures a mortgage loan included in the trust and (2) unsecured loans to the related borrower. With respect to the mortgage loans sold by National Cooperative Bank, N.A., National Cooperative Bank, N.A. commonly acts as the lender in such arrangements and is permitted pursuant to the pooling and servicing agreement to engage in such lending with respect to the mortgage loans secured by residential cooperative properties included in the trust. Each of the mortgage loans secured by residential cooperative properties permit cooperative unit loans that are secured by direct equity interests in the related borrower. See “—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest of the Master Servicers and the Special Servicers”, “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives”, “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares”.

In certain instances, a residential cooperative borrower may not own the entire apartment building and the land under the building, but rather owns a condominium unit that is generally comprised of the residential portions of that apartment building. The other condominium units in that apartment building will generally comprise commercial space and will generally be owned by persons or entities other than the residential cooperative borrower. In instances where an apartment building has been converted to the condominium form of ownership, certain of the common areas in that building may be owned by the residential cooperative borrower and other common areas (often including the land under the building) may constitute common elements of the condominium, which common elements are owned in common by the residential cooperative borrower and the owners of the other condominium units. Where the apartment building is subject to the condominium form of ownership, each condominium unit owner will be directly responsible for the payment of real estate taxes on that owner’s unit. Certain specified maintenance and other obligations, including hazard and liability insurance premiums, may not be the direct responsibility of the residential cooperative borrower but rather will be the responsibility of the condominium board of managers. The ability of the condominium board of managers to pay certain expenses of the building will be dependent upon the payment by all condominium unit owners of common charges assessed by the condominium board of managers. As with other condominium structures, with respect to any such mortgage loan, the borrower may not control the appointment and voting of the condominium board or the condominium owners may be able to take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent. Even if the borrower or its designated board members, either through control of the appointment and voting of sufficient members of the condominium board or by virtue of other provisions in the condominium documents, has consent rights over actions by the condominium associations or owners, we cannot assure you that the condominium board will not take actions that would materially adversely affect the borrower’s unit.

In the case of the residential cooperative properties included in the trust, information regarding the five largest tenants has not been reflected on Annex A-1 or otherwise reflected in the portions of this prospectus that discuss characteristics of the five largest tenants at each mortgaged property. Notwithstanding the exclusion of the residential cooperative properties from such discussion, certain residential cooperative properties are heavily dependent on income from commercial tenancies and may, in certain instances, have space that is devoted to specialty uses. These uses may include, without limitation, dental or medical offices, restaurants, and/or parking garages. The specialty use spaces may not be readily convertible (or convertible at all) to alternative uses if those uses were to become unprofitable, or the spaces were to become vacant, for any reason. See
“—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”. To the extent that a residential cooperative property is dependent upon income from the operation of commercial spaces, the value and successful operation of such residential cooperative property may be impacted by the same factors which may impact the economic performance of a retail property or office property. See “—Office Properties Have Special Risks” and “—Retail Properties Have Special Risks”.

Certain of the residential cooperative properties securing mortgage loans included in the trust may be operated as limited equity cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units. Such restrictions may negatively impact the value and operation of such a mortgaged property.

In addition, certain of the residential cooperative properties are also subject to government rent regulation, rent stabilization or rent control regulations which limit the rental payments payable by subtenants of unit owners and which would be applicable to the

Mortgaged Property in whole or in part if the same were operated as a multifamily rental property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”, as applicable. See Annex A-1 for the 5 largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Data Center Properties Have Special Risks

The primary function of a data center is to provide a secure location for back-up data storage.  Data centers are subject to similar risks as office buildings.  The value of a data center will be affected by its telecommunications capacity, availability of sufficient power, and availability of support systems including environmental, temperature and hazard risk control, physical security, and redundant backup systems.  As data centers contain sensitive and highly costly equipment and connections, they are subject to heightened risk in the event of fire, natural disaster or terrorism.  In addition, data centers can be the subject of build-to-suit construction to specific user requirements.  As such, if the lease with a data center user is terminated for any reason, the cost and time to adapt the space to other users may be considerable.  Further, data center properties may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or if the leased spaces were to become vacant, for any reason.  See “—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Cold Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties that operate as refrigerated distribution/warehouse facilities, which we refer to as “cold storage properties”.

Cold storage properties are part of the supply chain linking producers, distributors and retailers of refrigerated, frozen and perishable food products. These temperature controlled warehouses are generally production facilities, distribution centers, “public” or port warehouses. Production warehouses typically serve one or a small number of tenants and customers and are generally used by food processors located nearby. The production warehouse tenants and customers store large quantities of ingredients or partially processed or finished products in the warehouses until they are shipped to the next stage of production or distributed to end markets. Distribution center warehouses primarily store a wide variety of tenants’ and customers’ finished products until future shipment to end users. Each distribution center is typically located in a key distribution hub that services the surrounding regional market. Distribution centers also include “retail” warehouses, which generally store finished products specifically for distribution to one or a small number of local or regional retailers. Public warehouses generally serve the needs of local and regional warehouse tenants and customers. Food manufacturers, processors and retailers use these warehouses to store capacity overflow from their production warehouses or to facilitate cost effective distribution. Port warehouses primarily store goods that are being imported and exported.

Significant factors determining the value of cold storage properties include the quality and mix of customers, the location of the property, availability of labor sources, the age, design and construction quality of the facilities, energy costs, proximity to customers and accessibility of rail lines, major roadways and other distribution channels. Site characteristics which are valuable to such a property include high ceiling clear heights, wide column spacing, a large number of bays and large bay depths, divisibility, large minimum truck turning radii and overall functionality and accessibility. Warehousing sales can be seasonal, depending on the timing and availability of livestock, seafood and crops grown for frozen food production and the seasonal build-up of certain products for holiday consumption, and this seasonality can be expected to cause periodic fluctuations in a cold storage property’s revenues and operating expenses.

The food industry may be affected by outbreaks of diseases among crops or livestock that could have a negative effect on the supply of the affected products. Livestock diseases such as Asian bird flu may adversely affect consumer demand for related products. Declines in domestic consumption or foreign exports of various foods could lead to a reduced demand for cold storage facilities and negatively impact the related mortgaged properties.

The operator of the cold storage facilities has different arrangements with different customers, many of which do not require the customers to utilize any fixed amount of space at any particular time. However, certain customers agree to utilize a certain amount of space even if it is not fully used during a particular period. All of these agreements tend to be rolling arrangements with their consistent customer base. Although there can be no assurances that customers will continue to enter into their cold storage arrangements from one period to the next, in many cases a customer’s current cold storage provider has a competitive advantage due to the proximity to customer processing plants and familiarity with the logistical requirements for storing and transporting the customer’s products.

An interruption or reduction in demand for a customer’s products or a decline in a particular industry segment could result in a decrease of sales and overall profitability at a cold storage facility. A facility that suited the needs of its original customer may be difficult to relet to another customer, or may become functionally obsolete relative to newer properties. In addition, in certain locations, customers depend upon shipping products in pooled shipments with products of other customers going to the same markets. In these cases, the mix of customers in a cold storage property can significantly influence the cost of delivering products to markets.

Cold storage properties, in particular production facilities dedicated to a single customer, may not be easily convertible to an alternate use and if not used as a cold storage facility, the actual market value of such properties may be substantially lower than its current appraised value.

Cold storage properties are also subject to certain risks specific to industrial and logistics properties. See “—Industrial Properties Have Special Risks”.

Parking Properties Have Special Risks

Certain of the mortgaged properties are comprised in whole or in part of, or contain, a parking lot or parking garage. The primary source of income for parking lots and garages is the rental fees charged for parking spaces (or in the case of a parking lot or parking garage leased in whole or part to a parking garage or parking lot operator, rents from such operating lease). Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

With respect to parking properties leased to a parking garage, parking lot operator or single tenant user, such leases generally provide the parking operator the right to terminate such leases upon various contingencies, which may include if there are specified reductions in gross receipts, or specified income targets are not met, if certain subleases of such parking properties are terminated or reduced, or upon a specified amount of capital expenditures to such properties being required in order to comply with applicable law, or other adverse events. There can be no assurance that the operating lessee of a parking property will not terminate its lease upon such an event.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans. See representation and warranty no. 8 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table entitled “Range of Remaining Terms to Maturity or ARD as of Cut-off Date” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are office, retail, hospitality, self storage and multifamily. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. As a result, areas affected by such events may experience disruptions in travel, transportation and tourism, loss of jobs, an overall decrease in consumer activity, or a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations” in this prospectus. We cannot assure you that any hurricane damage would be covered by insurance.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in California, Nevada, Texas, Virginia, Florida, New York, Indiana and Ohio. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●	if a borrower that owns or controls several properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property or, alternatively, it could direct leasing activity in ways that are adverse to the mortgaged property;

●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the applicable master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans.

See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or

●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the applicable special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 43 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers— Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” and “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hotel properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel property. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel property, which may cause disruptions or otherwise decrease the attractiveness of the related hotel property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of such theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed-use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as medical and dental offices, gas stations, data centers, urgent care facilities, daycare centers and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 26 on Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. For loans secured by residential cooperative properties, for example, the zoning diligence is typically limited to appraisals, available zoning comfort letters from the jurisdiction, certificates of occupancy and/or review of the municipal reports accompanying the title insurance commitment, and third party-prepared zoning reports are not customarily obtained. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the applicable special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program (“NFIP”) is scheduled to expire May 31, 2019. We cannot assure you if or when NFIP will be reauthorized by Congress. If NFIP is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to repair or rebuild after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;

●	the title insurer will maintain its present financial strength; or

●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002 (as amended, “TRIPRA”), establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through December 31, 2014 by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and was subsequently reauthorized on January 12, 2015 for a period of six years through December 31, 2020 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2015.

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 81% in 2019 (subject to annual 1% decreases thereafter until such percentage equals 80%) of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $180 million in 2019 (subject to annual $20 million increases thereafter until such threshold equals $200 million). The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2020, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 for a summary of the terrorism insurance requirements under each of the 15 largest mortgage loans. See representation and warranty no. 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks.

Additionally, the risks related to blanket insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, and some or all of the related mortgaged properties are covered under the same blanket insurance policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Tenant Issues—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates. See “Description of the Mortgage Pool—Litigation and Other Considerations” in this prospectus.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent), which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. In addition, the “underwritten net cash flow” for a residential cooperative property is the projected net cash flow reflected in an appraisal of such residential cooperative property and, in general, equals projected operating income at the property assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent-regulated, rent stabilized or rent-controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and projected replacement reserves, in each case as determined by the appraiser. As a result, the projected rental income used to determine underwritten net cash flow for a residential cooperative property may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the applicable master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for either master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the applicable special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The applicable special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria and the review conducted by each sponsor for this securitization transaction described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers— Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” and “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●         changes in interest rate levels.

In certain cases, appraisals may reflect “as-is” values or values other than “as-is”. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect certain values other than “as-is” values as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise specified. Any such values other than “as-is” may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” values and values other than “as-is” value, we cannot assure you that those assumptions are or will be accurate or that any such values other than “as-is” value will be the value of the related mortgaged property at maturity or at the indicated stabilization date or upon completion of the renovations, as applicable. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers— Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” and “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

In addition, with respect to each mortgage loan secured by a residential cooperative property, the “Appraised Value” presented on Annex A-1 is the appraised value of such property assuming such property is operated as a residential cooperative and, in general, equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. There is generally a limited market for the sale of sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value is calculated without regard to any applicable sale price restrictions. With respect to residential cooperative properties, the “Appraised Value” does not constitute a market value, and should not be considered to be the value that would be realized following a foreclosure of a mortgage loan secured by a residential cooperative property. Upon a foreclosure of a mortgage loan secured by a residential cooperative property, it is likely that the operation of such mortgaged property as a residential cooperative property would terminate, and it is likely that the mortgaged property would be operated and sold as a multifamily rental property. The “Coop-Rental Value” of a residential cooperative property presented on Annex A-1 is the appraised value of such property assuming such property is operated as a multifamily rental property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the underwritten net cash flow for such residential cooperative property. Such underwritten net cash flow is the projected net cash flow reflected in such appraisal and, in general, equals projected operating income at the property assuming such property is operated as a multifamily rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and further reduced by projected replacement reserves, in each case as determined by the appraiser. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). Except where otherwise specified, all relevant loan-to-value information with respect to mortgage loans secured by residential cooperative properties is based on the “Appraised Value” of such property as described above, and assumes that such property is operated as a residential cooperative. Certain of the residential cooperative mortgaged properties have a substantial number of units that are owned by the related coop sponsor or an investor, and leased by it to rental tenants, which units are currently subject to rent regulation, rent stabilization or rent control laws and are expected to continue to be subject to such laws following a foreclosure, and accordingly the rental income that can be expected to be earned from such units (and any other units that are or become subject to such laws) will be limited by the provisions of such laws. In addition, to the extent that other units at a residential cooperative mortgaged property were subject to rent regulation, rent stabilization or rent control laws prior to the conversion to a cooperative (which is likely to be the case if sponsor or investor units are subject to such laws), if the related residential cooperative mortgage loan were to be foreclosed, such units would again be subject to rent regulation, rent stabilization or rent control laws. However, the “Coop-Rental Value” Appraised Values of the residential cooperative mortgaged properties assume that if the mortgaged property were operated as a multifamily rental property all units (other than, in some cases, sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates. See the footnotes to Annex A-1 and see “—Residential Cooperative Properties Have Special Risks” and “Description of the Mortgage Pool—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”.

In addition, the mortgage loans secured by residential cooperative properties that are expected to be sold to the depositor by National Cooperative Bank, N.A. generally do not restrict the transfer or pledge of interests in the related cooperative borrower in connection with the transfer or financing of cooperative apartment units. For these reasons, we cannot assure you that the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers (including each of the borrowers with respect to the residential cooperative loans expected to be sold to the depositor by National Cooperative Bank, N.A. included in the trust) are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity. See representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single-purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” and “—Delaware Statutory Trusts” in this prospectus.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in this prospectus.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loan Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the applicable special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Additionally, with respect to certain mortgage loans secured by residential cooperative properties, National Cooperative Bank, N.A., an affiliate thereof, or a third-party lender may be the lender, now or in the future, with respect to one or more (1) loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (2) unsecured loans to the related mortgage borrower and/or (3) cooperative unit loans that are secured by direct equity interests in the related mortgage borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives”, “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares”. In addition to being the lender under certain such arrangements, subject to the servicing standard and to the criteria described in “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”, National Cooperative Bank, N.A. is also permitted to approve, without the consent of the directing certificateholder or any party to the pooling and servicing agreement, the incurrence such additional secured and/or other indebtedness by the borrowers under mortgage loans secured by residential cooperative properties expected to be sold to the depositor by National Cooperative Bank, N.A. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Potential Conflicts of Interest of the Master Servicers and the Special Servicers”.

In addition, with respect to certain additional secured indebtedness related to mortgage loans secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A. described above, such additional secured indebtedness bears interest at a floating rate based on the Prime Rate. Similarly, future additional secured indebtedness related to mortgage loans secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A. described above may also bear interest at a floating rate based on the Prime Rate. Accordingly, debt service for such additional secured indebtedness will generally increase as the Prime Rate rises and the debt service coverage ratio of such additional secured indebtedness may be adversely affected by rising interest rates, and the related borrower’s ability to make all payments due on their respective obligations, including those related to the mortgage loans included in the trust, may be adversely affected.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” for a description of any mortgage loans with multiple borrowers that own all or a portion of the related mortgaged property as tenants-in-common.

Risks Relating to Delaware Statutory Trusts

Certain of the mortgage loans included in the issuing entity have borrowers that each own the related mortgaged properties as a Delaware statutory trust. A Delaware statutory trust is restricted in its ability to actively operate a property. Accordingly, the related borrower has master leased the property to a newly formed, single-purpose entity that is wholly owned by the same entity that owns the signatory trustee or manager for the related borrower. The master lease has been collaterally assigned to the lender and has been subordinated to the related Mortgage Loan documents. In the case of a Mortgaged Property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related Mortgaged Property.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the applicable special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the applicable special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Foreclosure—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

In a recent decision, Game Place, L.L.C. v. Fredericksburg 35, LLC, 813 S.E.2d 312 (Va. 2018), the Supreme Court of Virginia held a commercial lease unenforceable on the grounds that the lease was not validly conveyed as a deed under state law because the deed did not comply with the state’s requirement that all valid deeds include a seal or scroll or an approved acceptable substitute for a seal. Parties to an unsealed lease otherwise subject to the related state law have an implied tenancy from the manner in which rent is received, such that monthly rent payments would imply a month-to-month tenancy. Thirteen (13) of the Mortgaged Properties (7.9%) are located in the state of Virginia. We cannot assure you that leases at such Mortgaged Property are in compliance with Virginia law as interpreted by this decision, nor can we assure you that any such lease will qualify as a valid lease enforceable against the related tenant.

In addition, Florida statutes render unenforceable provisions that allow for acceleration and other unilateral modifications solely as a result of a property owner entering into an agreement for a property-assessed clean energy (“PACE”) financing. Consequently, given that certain remedies in connection therewith are not enforceable in Florida, we cannot assure you that any borrower owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

Most of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicers (and the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

None of the master servicers or the special servicers will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by a master servicer or special servicer pursuant to the trust and servicing agreement or pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the federal bankruptcy code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the federal bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 36 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Except as noted in “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property, and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Wells Fargo Bank, National Association, one of the sponsors, originators, master servicers, the certificate administrator, the custodian and the anticipated initial risk retention consultation party, and of Wells Fargo Securities, LLC, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, Wells Fargo Bank, National Association, Bank of America, National Association and Morgan Stanley Bank, N.A., each an originator, are each expected to hold a portion of the RR Interest as described in “Credit Risk Retention”, and Wells Fargo Bank, National Association is expected to be appointed as the initial risk retention consultation party by the holder of the majority of the RR Interest. The risk retention consultation party may, on a strictly non-binding basis, consult with a special servicer and recommend that a special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, no special servicer is required to follow any such recommendations or take directions from the risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. The risk retention consultation party and the holder of the majority of the RR Interest by whom it is appointed may have interests that are in conflict with those of certain other certificateholders, in particular if the risk retention consultation party or such certificateholder holds companion loan securities, or has financial interests in or other financial dealings (as a lender or otherwise) with a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, for so long as, with respect to any mortgage loan, any related borrower party is the risk retention consultation party or the holder of the majority of the RR Interest by whom the risk retention consultation party was appointed (any such mortgage loan referred to in this context as an “excluded loan” as to such party), then the risk retention consultation party will not have consultation rights solely with respect to any such excluded loan. See “Credit Risk Retention”.

In addition, for so long as any of Wells Fargo Bank, National Association, Bank of America, National Association or Morgan Stanley Bank, N.A. (in each case as holders of the RR Interest) is a borrower party with respect to any mortgage loan or whole loan, such party will be required to certify that it will not directly or indirectly provide any information related to any such mortgage loan or whole loan to the related borrower party, any of Wells Fargo Bank, National Association’s Bank of America, National Association’s or Morgan Stanley Bank, N.A.’s employees, personnel or affiliates, in each case, involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. For the avoidance of doubt, the above covenants and restrictions will not apply to Wells Fargo Bank, National Association, in its capacity as master servicer or certificate administrator. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan. Notwithstanding such restriction, there can be no assurance that any of Wells Fargo Bank, National Association, Bank of America, National Association or Morgan Stanley Bank, N.A. (in each case as holders of the RR Interest) or the risk retention consultation party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan or otherwise seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

Each of these relationships may create a conflict of interest. For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. Similarly, each expected holder of the RR Interest and the party expected to be designated to consult with the special servicers on their behalf as the risk retention consultation party is affiliated with an Underwriter Entity. There can be no assurance that any actions that such party takes in either such capacity will necessarily be aligned with the interests of the holders of other classes of certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

Similarly, there can be no assurance that any actions Wells Fargo Bank, National Association, Bank of America, National Association or Morgan Stanley Bank, N.A., each affiliates of an Underwriting Entity, takes in its capacity as the holder of the RR Interest or as the risk retention consultation party will necessarily be aligned with the interests of the holders of other classes of certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

Further, certain Underwriter Entities and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing and additional relationships and arrangements that exist among the parties to this securitization, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicers and the Special Servicers

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the applicable master servicer, the applicable special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respect but not necessary identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, each master servicer, each sub-servicer and each special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, each applicable master servicer, sub-servicer, special servicer or any of their respective affiliates under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if such master servicer, sub-servicer, special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

National Cooperative Bank, N.A. is a mortgage loan seller and also will act as the master servicer with respect to the mortgage loans sold to the trust by National Cooperative Bank, N.A. and as the special servicer responsible for servicing the mortgage loans secured by residential cooperative properties sold to the trust by National Cooperative Bank, N.A. Under these circumstances, because it is both a master servicer and special servicer and also a mortgage loan seller, National Cooperative Bank, N.A. may have interests that conflict with the interests of the holders of the certificates. However, the pooling and servicing agreement will provide that the mortgage loans are to be serviced in accordance with the servicing standard and without regard to any obligation of any mortgage loan seller to cure a breach of a representation or warranty or repurchase any mortgage loan.

In addition, with respect to certain mortgage loans secured by residential cooperative properties, National Cooperative Bank, N.A. or an affiliate thereof may hold, now or in the future, one or more (a) loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (b) unsecured loans to the related mortgage borrower and/or (c) cooperative unit loans that are secured by direct equity interests in the related mortgage borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives”, “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares”. Additionally, subject to the servicing standard and to the criteria described in “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”, National Cooperative Bank, N.A. is also permitted to approve, without the consent of the directing certificateholder or any party to the pooling and servicing agreement, the incurrence of additional and/or other additional secured indebtedness by the borrowers under mortgage loans secured by residential cooperative properties expected to be sold to the depositor by National Cooperative Bank, N.A. only, and if it so elects, to act as lender in such instances. In addition, National Cooperative Bank, N.A. is a master servicer and a special servicer under the BANK 2018-BNK14 PSA, which governs the servicing and administration of the Prudential - Digital Realty Portfolio Whole Loan, with respect to certain mortgage loans secured by residential cooperative properties in connection with that securitization transaction, provided, however, that National Cooperative Bank, N.A. does not act as the master servicer or the special servicer with respect to the Prudential - Digital Realty Portfolio Whole Loan.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit a master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans for which it is acting as master servicer or special servicer. In the event that a master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicers, for so long as any special servicer obtains knowledge that it has become a borrower party (with respect to “an excluded special servicer loan”), such special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class). After the occurrence and during the continuance of a control termination event, if at any time the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class) or if the directing certificateholder is entitled to appoint the excluded special servicer but does not so appoint within 30 days of notice of resignation, the resigning special servicer will be required to select the related excluded special servicer. See “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the applicable special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While such special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, such special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of such special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if any special servicer or its affiliate holds a subordinate class of certificates, such special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the BANK 2019-BNK16 non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

The master servicers and the special servicers service and are expected to continue to service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicers or the special servicers, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the applicable master servicer or the applicable special servicer under the pooling and servicing agreement including, among other things, the manner in which such master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for such master servicer or special servicer.

Each special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, such special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

KeyBank National Association is expected to act as the special servicer, and it or an affiliate assisted Prime Finance Advisor, L.P. and/or one of its affiliates with its due diligence of the mortgage loans prior to the closing date.

Similarly, it is expected that Wells Fargo Bank, National Association, a sponsor, an originator, a mortgage loan seller, and the retaining sponsor, will be a holder of a portion of the RR Interest and will be the initial risk retention consultation party. In addition, Wells Fargo Bank, National Association will also be a master servicer, the custodian and the certificate administrator under this securitization and is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, one of the underwriters. In addition, Wells Fargo Bank, National Association is (a) the servicer, the special servicer, the certificate administrator and the custodian under the MSC 2018-MP trust and servicing agreement, which governs the servicing and administration of the Millennium Partners Portfolio whole loan, (b) the trustee, the certificate administrator and the custodian under the MSC 2018-H4 pooling and servicing agreement, which governs the servicing and administration of the Penske Distribution Center whole loan and (c) the applicable master servicer, the certificate administrator and the custodian under the BANK 2018-BNK14 pooling and servicing agreement, which governs the servicing and administration of the Prudential – Digital Realty Portfolio whole loan.

Although each master servicer and special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the applicable master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the applicable master servicer or applicable special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC has been appointed as the initial operating advisor with respect to all of the mortgage loans other than any non-serviced mortgage loan. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicers, the special servicers, the directing certificateholder, the risk retention consultation party, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, Park Bridge Lender Services LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

The operating advisor or its affiliates may acquire or have interests in or duties (including contract underwriting services, advisory services and/or servicing or special servicing obligations) with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the operating advisor and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any successor operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts of interest for the initial operating advisor. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Park Bridge Lender Services LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicers, the special servicers or the directing certificateholder, the risk retention consultation party, collateral property owners and their vendors or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

The asset representations reviewer or its affiliates may acquire or have interests in or duties (including contract underwriting services, advisory services and/or servicing or special servicing obligations) with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the asset representations reviewer and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any successor asset representations reviewer may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts of interest for the initial asset representations reviewer.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that Prime Finance Long Duration (B-Piece) II, L.P. or an affiliate will be appointed as the initial directing certificateholder. The special servicers may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan), take actions with respect to the specially serviced loans that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holder of any companion loan or securities backed by such companion loan may have interests in conflict with those of the other certificateholders. As a result, it is possible that (i) the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan or non-serviced whole loan) or (ii) the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan, may direct the applicable special servicer under the pooling and servicing agreement or the special servicer under such trust and servicing agreement or pooling and servicing agreement relating to the securitization transaction governing the servicing of such non-serviced whole loan, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—General” for the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement under which it is being serviced. Set forth below is the identity of the initial directing certificateholder (or equivalent controlling entity) for each non-serviced whole loan, the securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement, as applicable, under which it is being serviced.

Whole Loan	Non-Serviced PSA	Controlling Noteholder	Initial Directing Certificateholder(1)
Millennium Partners Portfolio	MSC 2018-MP	MSC 2018-MP	BlackRock Financial Management, Inc. (or an affiliate)
Penske Distribution Center	MSC 2018-H4	MSC 2018-H4	Argentic Securities Income USA LLC (or an affiliate)
Prudential – Digital Realty Portfolio	BANK 2018-BNK14	BANK 2018-BNK14	RREF III Debt AIV, LP

(1)	As of the closing date of the related securitization.

The controlling noteholder or directing certificateholder for each non-serviced whole loan has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the trust and servicing agreement or pooling and servicing agreement governing the servicing of that non-serviced whole loan. Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans. As a result, it is possible that a controlling noteholder of a non-serviced whole loan (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder for cause at any time and without cause for so long as a control termination event (or its equivalent) does not exist. See “—Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, either special servicer may be replaced by the directing certificateholder at any time for cause or without cause (for so long as a control termination event does not exist and other than in respect of any applicable excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”. With respect to the right of the directing certificateholder to replace each special servicer under certain circumstances, investors should consider that National Cooperative Bank, N.A., the initial special servicer with respect to each of the mortgage loans included in the pool that are secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A., is experienced in acting as a lender and a servicer with respect to mortgage loans secured by residential cooperative properties. Should the directing certificateholder elect to replace such special servicer, we cannot assure you that any successor special servicer selected pursuant to the terms of the pooling and servicing agreement would have the same familiarity or experience with the servicing of mortgage loans secured by residential cooperative properties.

With respect to each serviced whole loan, each special servicer, upon strictly non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with a pari passu whole loan serviced under the pooling and servicing agreement for this securitization, a serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder with respect to a serviced whole loan (solely with respect to the related serviced whole loan) may, on a strictly non-binding basis, consult with the applicable special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the applicable special servicer is not required to follow such recommendations and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents and is otherwise under no obligation to take direction from a serviced companion loan holder.

The directing certificateholder, any controlling noteholder or their respective affiliates (and the directing certificateholder (or equivalent entity) under a trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder, controlling noteholder or any of their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such mortgage loan referred to herein as an “excluded loan” with respect to the directing certificateholder or the holder of the majority of the controlling class), the directing certificateholder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class F, Class G, Class H, Class J, Class X-F, Class X-G, Class X-H and Class X-J certificates, which is referred to in this prospectus as the “b-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the b-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the b-piece buyer or that the final pool as influenced by the b-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the b-piece buyer’s certificates. Because of the differing subordination levels, the b-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the b-piece buyer but that does not benefit other investors. In addition, the b-piece buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The b-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The b-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the b-piece buyer’s acceptance of a mortgage loan. The b-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The b-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

The b-piece buyer, or an affiliate, will constitute the initial directing certificateholder. The directing certificateholder will have certain rights to direct and consult with each master servicer and special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such non-serviced whole loan and the related intercreditor agreement. See “Pooling and Servicing Agreement—The Directing Certificateholder” and the descriptions of the consultation and control rights of the holders of the companion loan(s) for each of the whole loans under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Because the incentives and actions of the b-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing certificateholder exercising control rights over that whole loan will be entitled, under certain circumstances, to remove the special servicer under the applicable pooling and servicing agreement or trust and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement or trust and servicing agreement governing the servicing of a non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans, and the subsequent allocation of such amounts between the RR Interest, on one hand, and the non-retained certificates, on the other hand, as described in “Credit Risk Retention—RR Interest”. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and

●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Recent changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, and other participants in the asset-backed securities markets. In particular, new capital regulations were issued by the U.S. banking regulators in July 2013; these regulations implement the increased capital requirements established under the Basel Accord and are being phased in over time. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. The Volcker Rule became effective on July 21, 2012. Subject to certain exceptions, banking entities are required to be in conformance with the Volcker Rule by July 21, 2015. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

●	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect the borrower’s ability to refinance the mortgage loan or sell the mortgaged property on the maturity date. We cannot assure you that the borrower will be able to generate sufficient cash from the sale or refinancing of the mortgaged property to make the balloon payment on the mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

EU Risk Retention and Due Diligence Requirements

Investors should be aware and in some cases are required to be aware of the risk retention and due diligence requirements in the EU (the “EU Risk Retention and Due Diligence Requirements”) which apply in respect of institutional investors as defined in specified EU Directives and Regulations (“EU Institutional Investors”) including: institutions for occupational retirement provision; credit institutions; alternative investment fund managers who manage or market alternative investment funds in the EU; investment firms); insurance and reinsurance undertakings; and management companies of UCITS funds (or internally managed UCITS), as set out in Regulation (EU) 2017/2402 (the “EU Securitization Regulation”).  as supplemented by certain related regulatory technical standards, implementing technical standards and official guidance.  The EU Risk Retention and Due Diligence Requirements restrict EU Institutional Investors from investing in securitizations unless, amongst other things, such EU Institutional Investors have verified that: (i) if established in a non-EU country, the originator, sponsor or original lender retains, on an ongoing basis, a material net economic interest of not less than five per cent. in the securitisation determined in accordance with Article 6 of the EU Securitization Regulation and the risk retention is disclosed to EU Institutional Investors; (ii) the originator, sponsor or securitization special purpose entity (i.e., the issuer special purpose vehicle) has, where applicable, made available the information required by Article 7 of the EU Securitization Regulation in accordance with the frequency and modalities provided for in that Article; and (iii) where the originator or original lender is established in a non-EU country, the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on thorough assessment of the obligor’s creditworthiness.

Pursuant to Article 14 of Regulation (EU) No 575/2013 (the “CRR”) consolidated subsidiaries of credit institutions and investment firms subject to the CRR may also be subject to the EU Risk Retention and Due Diligence Requirements.

Failure to comply with one or more of the EU Risk Retention and Due Diligence Requirements may result in various penalties including, in the case of those EU Institutional Investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the securitisation position acquired by the relevant EU Institutional Investor. Aspects of the EU Risk Retention and Due Diligence Requirements and what is or will be required to demonstrate compliance to EU national regulators remain unclear.

The Retaining Parties have informed the underwriters that neither they nor any other party to the transaction described in this Offering Circular intends to retain a material net economic interest in such transaction, or to take any other action in connection with such transaction, in a manner prescribed or contemplated by the EU Securitization Regulation. In particular, no such person undertakes to take any action for purposes of, or in connection with, compliance by any EU Institutional Investor with any applicable EU Risk Retention and Due Diligence Requirement. None of the sponsors, the depositor or the underwriters or any of their respective affiliates or any other party provides any assurances regarding, or assumes any responsibility for, compliance by any investor or any other person with any EU Risk Retention and Due Diligence Requirements..

Consequently, the offered certificates may not be a suitable investment for any EU Institutional Investor; and this may, amongst other things, have a negative impact on the value and liquidity of the offered certificates, and otherwise affect the secondary market for the offered certificates.

Prospective investors are responsible for analyzing their own legal and regulatory position; and are encouraged (where relevant) to consult their own legal, accounting and other advisors and/or any relevant regulator or other authority regarding the suitability of the offered certificates for investment, and, in particular, the scope and applicability of the EU Risk Retention and Due Diligence Requirements and their compliance with any applicable EU Risk Retention and Due Diligence Requirements.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to six nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by that nationally recognized statistical rating organization for the classes of certificates. If the depositor had selected such nationally recognized statistical rating organization to rate those classes of offered certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

In August 2011, S&P Global Ratings downgraded the U.S. Government’s credit rating from “AAA” to “AA+”. In the event that S&P Global Ratings is engaged by the depositor and thereafter elects pursuant to the transaction documents not to review, declines to review, or otherwise waives its review of one or more proposed defeasances of mortgage loans included in the trust and for which defeasance is permitted under the related loan documents, the transaction documents would then permit the related borrower to defease any such mortgage loan without actually obtaining a rating agency confirmation from S&P Global Ratings. Subsequent to any such defeasance(s), there can be no assurance that S&P

Global Ratings would not thereafter decrease the ratings, if any, which it has assigned to the certificates.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of credit for commercial real estate;

●	the applicable master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the applicable special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the applicable special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity and there is a risk that a number of those mortgage loans may default at maturity, or that the applicable special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Classes
Class X-A	Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates

Class X-B	Class A-S, Class B and Class C certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A and/or Class X-B certificates. Investors in the Class X-A or Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 certificates were outstanding.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the applicable master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans allocated to the non-retained certificates exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if either master servicer, either special servicer or the trustee reimburses itself (or a master servicer, special servicer, trustee or other party to a trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of non-retained certificates and the RR Interest, pro rata, based on their respective percentage allocation entitlement as described in this prospectus. See “Description of the Certificates—Distributions”. Likewise, if either master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the non-retained certificates and the RR Interest, pro rata, based on their respective percentage allocation entitlement as described in this prospectus on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent of the portion of losses that are realized on the mortgage loans and allocated to the non-retained certificates, first the Class J certificates, then the Class H certificates, then the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3 or Class A-4 certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates and a reduction of the certificate balance of the Class A-S, Class B or Class C certificates will result in a corresponding reduction of the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of Class A-S, Class B and Class C certificates to receive payments of principal and interest in respect of the non-retained certificates and otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any Class A-S, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans that are allocable to the non-retained certificates will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-SB,

Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H and Class X-J certificates and, if your certificates are Class B or Class C certificates, to those of the holders of the Class A-S certificates and, if your certificates are Class C certificates, to those of the holders of the Class B certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Payments Allocated to the RR Interest or the Non-Retained Certificates Will Not Be Available to the Non-Retained Certificates or the RR Interest, Respectively

As described in this prospectus, payments of principal and interest in respect of the mortgage loans will be distributed to the holders of the non-retained certificates and the RR Interest, pro rata, based upon their respective percentage allocation entitlement. Amounts received and allocated to the non-retained certificates will not be available to satisfy any amounts due and payable to the RR Interest. Likewise, amounts received and allocated to the RR Interest will not be available to satisfy any amounts due and payable to the non-retained certificates. As a result of this allocation of payments, any losses incurred by the issuing entity will also be effectively allocated between the non-retained certificates and the RR Interest, pro rata, based upon their respective percentage allocation entitlement. See “Description of the Certificates—Distributions” and “Credit Risk Retention”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than the mortgage loans that will be serviced under a separate trust and servicing agreement or pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the applicable master servicer, the applicable special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder or the risk retention consultation party under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect a non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such trust and servicing agreement or pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of a special servicer and the operating advisor, certain voting rights will also be reduced by allocated cumulative appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, any master servicer, any special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The Class R certificates and the RR Interest will not have any voting rights; however, the holders of the RR Interest will be entitled to consent to amendments to the pooling and servicing agreement that would adversely affect the rights of such certificateholders.

The Rights of the Directing Certificateholder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any applicable excluded loan and, with respect to any non-serviced mortgage loan, will have limited consultation rights) and the right to replace each special servicer (other than with respect to a non-serviced mortgage loan) with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of allocated cumulative appraisal reduction amounts and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing, the directing certificateholder will lose the consent rights and the right to replace each special servicer, but will retain consultation rights and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs and is continuing, then the directing certificateholder will no longer have any consultation rights with respect to any mortgage loans.

In addition, the risk retention consultation party will have certain consultation rights with respect to certain matters relating to the specially serviced loans (other than any applicable excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights and the risk retention consultation party has consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder and the risk retention consultation party, the applicable special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to the non-serviced mortgage loans, the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for a non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loans that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to a non-serviced whole loan and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no consultation termination event has occurred and is continuing and by the applicable special servicer if a consultation termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) of the related securitization trust will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicers under the pooling and servicing agreement and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or trust and servicing agreement or the terms of the related mortgage loan documents, it is possible that the directing certificateholder (or the equivalent) under such pooling and servicing agreement or trust and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the risk retention consultation party, and the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan:

(i)       may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)       may act solely in the interests of the holders of the controlling class or the RR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan);

(iii)       does not have any duties to the holders of any class of certificates other than the controlling class or the RR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan);

(iv)       may take actions that favor the interests of the holders of the controlling class or the RR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates; and

(v)       will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder, the risk retention consultation party or the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan, or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if a control termination event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan). Further, if a consultation termination event has occurred and is continuing, the operating advisor will have the right to recommend a replacement of a special servicer at any time, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of a Special Servicer Without Cause”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan, for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders and the companion loan holder constituted a single lender). We cannot assure you that any actions taken by the applicable master servicer or the applicable special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to any non-serviced mortgage loan, the operating advisor, if any, appointed under the related trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such trust and servicing agreement or pooling and servicing agreement. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO Property. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicers, the Special Servicers, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace each special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any applicable excluded loan as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, each special servicer may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)). See “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause”.

The certificateholders will generally have no right to replace and terminate any of the master servicers, the trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace either master servicer, either special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent), and the certificateholders of the securitization trust related to such other trust and servicing agreement or pooling and servicing agreement will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders generally will have no right to replace the master servicer or the special servicer of a trust and servicing agreement or pooling and servicing agreement relating to any non-serviced mortgage loan, though under certain circumstances the certificateholders may have a limited right to replace the master servicer or special servicer for cause solely with respect to such non-serviced whole loan under such trust and servicing agreement or pooling and servicing agreement, as applicable. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced pari passu mortgage loan will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the applicable special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the applicable special servicer may not be required to consult with such a companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the applicable special servicer and will not adversely affect your investment.

With respect to mortgage loans that have mezzanine debt, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the applicable special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to any non-serviced mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan; however, the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for the related non-serviced whole loan, will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan. The interests of the securitization trust holding the controlling note may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent) of such securitization trust may direct or advise the special servicer for the related securitization trust to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	do not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the related special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the applicable special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the applicable special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicers may be limited by several factors. First, if a special servicer has to consider a large number of modifications, operational constraints may affect the ability of such special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit a special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicers in maximizing collections for the transaction and the impediments the special servicers may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by a special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicers not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicers may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the applicable special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except Wells Fargo Bank, National Association in its capacity as a sponsor, in respect of the mortgage loans it will contribute to this securitization) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. We cannot assure you that the sponsors will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the applicable special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced trust and servicing agreement or pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement or trust and servicing agreement (if any) may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

Each sponsor has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

See “Description of the Mortgage Loan Purchase Agreements”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, each master servicer, each special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the applicable special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the applicable special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

Each master servicer or special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If a master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the applicable master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by a master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the federal bankruptcy code would require the applicable master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the applicable master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of a master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the applicable master servicer or special servicer, as applicable, in a timely manner or at all.

If any master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the federal bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicers to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the applicable special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than

10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The applicable special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates and any related companion loan holder(s), as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of the REMIC provisions. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the United States Internal Revenue Code of 1986, as amended, during any taxable year, the United States Internal Revenue Code of 1986, as amended, provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the United States Internal Revenue Code of 1986, as amended. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Section 166 of the United States Internal Revenue Code of 1986, as amended.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of sixty-nine (69) fixed-rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $974,841,841 (the “Initial Pool Balance”). The “Cut-off Date” means the respective due dates for such Mortgage Loans in February 2019 (or, in the case of any Mortgage Loan that has its first due date in March 2019, the date that would have been its due date in February 2019 under the terms of such Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Seven (7) Mortgage Loans (26.4%) are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”) and/or are subordinate in right of payment to the related Mortgage Loan (referred to in this prospectus as “Subordinate Companion Loans”). The Pari Passu Companion Loans and the Subordinate Companion Loans are collectively referred to as the “Companion Loans” in this prospectus, and each Mortgage Loan and the related Companion Loan(s) are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the related Mortgage Loans and Companion Loans.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The Mortgage Loans were originated, co-originated or acquired by the mortgage loan sellers set forth in the following chart and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-Off Date Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Bank of America, National Association	Bank of America, N.A.	21	42	$366,598,918	37.6%
Morgan Stanley Mortgage Capital Holdings LLC	Morgan Stanley Bank, N.A.	12	23	301,505,000	30.9
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	24	38	267,431,810	27.4
National Cooperative Bank, N.A.(2)	National Cooperative Bank, N.A. or National Consumer Cooperative Bank	12	12	39,306,114	4.0
Total		69	115	$974,841,841	100.0%

(1)	Certain of the Wells Fargo Bank, National Association Mortgage Loans were co-originated or were part of the Whole Loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.

(2)	Eleven (11) of the twelve (12) Mortgage Loans (3.6%) for which National Cooperative Bank, N.A. is the mortgage loan seller were originated by its parent company, National Consumer Cooperative Bank, and transferred to National Cooperative Bank, N.A. Each such Mortgage Loan originated by National Consumer Cooperative Bank was underwritten pursuant to National Cooperative Bank, N.A.’s underwriting guidelines.

Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial, multifamily, manufactured housing community or residential cooperative real properties (each, a “Mortgaged Property”).

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Co-Originated and Third-Party Originated Mortgage Loans

The following Mortgage Loans were co-originated or were part of the Whole Loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity and transferred to the mortgage loan seller:

●	The Prudential - Digital Realty Portfolio Mortgage Loan (1.0%) is part of a Whole Loan that was co-originated by Wells Fargo Bank, National Association and Column Financial, Inc. The Mortgage Loan was underwritten with an exception to Wells Fargo Bank’s underwriting guidelines. See “—Exceptions to Underwriting Guidelines” below.

●	Eleven (11) of the twelve (12) Mortgage Loans (3.6%) for which National Cooperative Bank, N.A. is the mortgage loan seller were originated by its parent company, National Consumer Cooperative Bank, and transferred to National Cooperative Bank, N.A. Each such Mortgage Loan originated by National Consumer Cooperative Bank was underwritten pursuant to National Cooperative Bank, N.A.’s underwriting guidelines.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on February 21, 2019 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to each Mortgage Loan with a related Subordinate Companion Loan is calculated without regard to any such Subordinate Companion Loan, unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the following meanings (with respect to the Mortgage Loans secured by residential cooperative properties, the following is supplemented and modified as provided in “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below):

“ADR” means, for any hotel property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, provided that:

●	in the case of a Mortgage Loan that provides for interest-only payments through maturity, Annual Debt Service means the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan; and

●	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date or the anticipated repayment date, as applicable, Annual Debt Service means 12 times the monthly payment of principal and interest payable during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Companion Loan(s) (other than any related Subordinate Companion Loan). Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, the appraisals state values other than “as-is” as well as the

“as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction, renovation or repairs at such Mortgaged Property. In most such cases, the related mortgage loan seller has taken reserves sufficient to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In the case of certain of the Mortgage Loans, the LTV Ratio for such Mortgage Loans has been calculated based on values other than the “as-is” Appraised Value of the related Mortgaged Property, and in certain other cases, based on an Appraised Value that includes certain property that does not qualify as real property. For additional information, see the table in the definition of LTV Ratio below. With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan. For additional information related to calculation of “Appraised Value” for Mortgage Loans secured by residential cooperatives see “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below.

“ARD Loan” means any Mortgage Loan identified as an ARD Loan in Annex A-1 to this prospectus.

“Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity (or, in the case of any ARD Loan, at the related anticipated repayment date) for such Mortgage Loan, assuming no payment defaults or principal prepayments.

“Cash Flow Analysis” is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

●	“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

●	“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each cash flow summary contained in Annex A-3 to this prospectus. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

The “Cut-off Date Balance” of any Mortgage Loan will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the “as-is” Appraised Value (including “as-is” Appraised Values that reflect a portfolio premium) as determined by an appraisal of the Mortgaged Property obtained at or about the time of the origination of the related Mortgage Loan (or, in the case of the Mortgage Loans shown in the table below, a value other than the “as-is” Appraised Value).

Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other Than “As-Is”)	Maturity Date LTV Ratio (Other Than “As-Is”)	Appraised Value (Other Than “As-Is”)	Cut-off Date LTV Ratio (“As-Is”)	Maturity Date LTV Ratio (“As-Is”)	“As-Is” Appraised Value
Southeast Hotel Portfolio(1)	7.2%	67.8%	56.2%	$103,100,000	72.8%	60.4%	$96,000,000
Shadow Mountain Marketplace(2)	5.1%	73.5%	65.2%	$67,250,000	74.4%	66.1%	$66,400,000
Springdale General(3)	2.5%	58.5%	58.5%	$41,860,000	67.2%	67.2%	$36,460,000
Medlock Bridge Shopping Center(4)	0.9%	66.3%	57.5%	$13,600,000	68.4%	59.3%	$13,175,000
Las Vegas Self Storage Portfolio(5)	0.9%	53.8%	49.7%	$15,440,000	57.6%	53.2%	$14,420,000
Murrieta Town Center East(6)	0.8%	56.9%	50.5%	$14,500,000	61.1%	54.2%	$13,500,000
Enterprise Center - VA(7)	0.3%	44.2%	44.2%	$7,350,000	44.8%	44.8%	$7,250,000

(1)	With respect to the Southeast Hotel Portfolio mortgaged properties, the Appraised Values assume outstanding property improvement plans (“PIPs”) scheduled to be completed in 2020, have been completed. All outstanding PIP costs have been reserved.

(2)	With respect to the Shadow Mountain Marketplace mortgaged property, the “as-stabilized” value as of May 14, 2019 assumes stabilized operations after Seafood City Supermarket and Pacific Dental Pediatrics are open. Seafood City Supermarket opened on January 17, 2019.

(3)	With respect to the Springdale General mortgaged property, the Appraised Value assumes the final building of 15 buildings at the mortgaged property, known as Building One, would be completed by April 1, 2019. Although an updated appraisal has not been obtained, the construction work has been completed on Building One as of December 2018.

(4)	With respect to the Medlock Bridge Shopping Center mortgaged property, the Appraised Value assumes the mortgaged property achieves a stabilized occupancy as of September 2019.

(5)	With respect to the Las Vegas Self Storage Portfolio mortgaged property, the Appraised Value represents the “as-is portfolio” combined appraised value based on individual valuations as of September 6, 2018, plus a 7.1% portfolio premium.

(6)	With respect to the Murrieta Town Center East mortgaged property, the Appraised Value assumes the mortgaged property achieves a stabilized occupancy as of February 2019. An occupancy reserve of $1,175,000 was taken at closing.

(7)	With respect to the Enterprise Center – VA mortgaged property, the Appraised Value assumes all tenants are in occupancy and paying full, unabated rent as of December 2019. A reserve was taken at closing for all outstanding free rent, tenant improvements and leasing commissions.

The LTV Ratio as of the related maturity date or, if applicable, the anticipated repayment date, set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date or anticipated repayment date, as the case may be, assuming all principal payments required to be made on or prior to the related maturity date or, if applicable, the anticipated repayment date (in either case, not including the Maturity Date Balloon or ARD Payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity or anticipated repayment date may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, LTV Ratios with respect to such Mortgage Loan were calculated including any related Companion Loan(s).

The characteristics described above and in Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A-1.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value” in this prospectus. See also the footnotes to Annex A-1 in this prospectus. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual Cut-off Date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of a Mortgage Loan that is part of a Whole Loan, the related Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of the Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loans) as of the Cut-off Date.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Net Cash Flow Debt Service Coverage Ratio”, “Underwritten Debt Service Coverage Ratio”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1 to this prospectus.

Underwritten Net Cash Flow Debt Service Coverage Ratios for all partial interest-only loans, if any, were calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan, and the Underwritten Net Cash Flow Debt Service Coverage Ratio for all interest-only loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

In the case of a Mortgage Loan that is part of a Whole Loan, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan).

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

“GLA” means gross leasable area.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan, but without regard to any related Subordinate Companion Loan, unless otherwise indicated.

“LTV Ratio at Maturity or ARD”, “LTV Ratio at Maturity or Anticipated Repayment Date” and “Balloon or ARD LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a balloon Mortgage Loan scheduled to be outstanding on the stated maturity date (or, in the case of an ARD Loan, scheduled to be outstanding on the anticipated repayment date), assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or anticipated repayment date, as applicable, and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity or ARD that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of each Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate principal balance that will be due at maturity (or, in the case of an ARD Loan, scheduled to be outstanding on the anticipated repayment date) with respect to such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s), but without regard to any related Subordinate Companion Loan.

“Maturity Date Balloon or ARD Payment” or “Balloon or ARD Payment” means, for any balloon Mortgage Loan or ARD Loan, the payment of principal due upon its stated maturity date or anticipated repayment date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or anticipated repayment date, as applicable, and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means, for any given period (ending on the “NOI Date”), the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,

●	capital expenditures, and

●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy Rate” means (i) in the case of multifamily rental properties (other than residential cooperative properties) and manufactured housing community properties, the percentage of rental units or beds, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the date of determination; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the date of determination, depending on borrower reporting; and (v) in the case of residential cooperative properties, the property vacancy assumption percentage reflected in the related appraisal for purposes of determining the appraised value of the related Mortgaged Property as a multifamily rental property (i.e., the “Coop-Rental Value” reflected in Annex A-1); such vacancy assumption for residential cooperative properties does not reflect actual occupancy. In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Occupancy As Of Date” means the date of determination of the Occupancy Rate of a Mortgaged Property. With respect to a Mortgage Loan secured by a residential cooperative property, the Occupancy As Of Date is the date as of which the value of the related Mortgaged Property is determined pursuant to the appraisal from which the Occupancy Rate is derived.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves or performance escrows following failure to satisfy release conditions to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

●	“@%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

●	“D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

●	“L(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

●	“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●	“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●	“D or @%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

●	“D or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.

●	“GRTR of @% or YM or D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).

●	“GRTR of @% or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Remaining Term to Maturity or ARD” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date or anticipated repayment date.

“RevPAR” means, with respect to any hotel property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, self storage or industrial/warehouse facility, any other single-purpose property or any combination of the foregoing, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of an ARD Loan, the related anticipated repayment date, as applicable.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related mortgage loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” below.

“Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses. For certain additional information related to calculation of “Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” for the Mortgage Loans secured by residential cooperative properties, see “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property (other than a residential cooperative property), the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), except that in the case of certain non-multifamily and non-manufactured housing community properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily, manufactured housing community and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hospitality property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing community properties, generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero); and (d) in the case of hospitality properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the Cut-off Date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular Mortgage Loan seller may not conform to an analysis of the same property by other persons or entities.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus. See also Annex A-1 and the footnotes thereto and “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

No Mortgage Loan included in the Trust has an Underwritten NCF Debt Yield calculated based on the related Cut-off Date Balance less a related earnout or holdback reserve.

“Underwritten Net Operating Income”, “Underwritten NOI” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. For certain additional information related to calculation of “Underwritten Net Operating Income”, “Underwritten NOI” or “U/W NOI” for the Mortgage Loans secured by residential cooperative properties, see “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus.

“Underwritten Net Operating Income Debt Service Coverage Ratio” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the related Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan). The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” above.

“Units”, “Rooms”, “Beds” or “Pads” means (a) in the case of a Mortgaged Property operated as multifamily housing, or as residential cooperative properties, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hotel property, the number of guest rooms, (c) in the case of certain Mortgaged Properties operated as multifamily housing properties, the number of beds, or (d) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity or ARD, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan and any related Pari Passu Companion Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “weighted averages” of the Mortgage Loans in the Mortgage Pool or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annexes A-1 and A-3, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans under the definition of “Cash Flow Analysis”.

Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives

With respect to any Mortgage Loans secured by residential cooperative properties that are sold to the Trust by National Cooperative Bank, N.A., due to attributes particular to residential housing cooperatives, certain information presented in this prospectus and in Annex A-1 differs from that presented for other Mortgage Loans included in the Trust. Several of these differences are particularly relevant to your consideration of an investment in the Offered Certificates.

In particular, the manner in which loan-to-value ratios, debt service coverage ratios and debt yields are calculated for Mortgage Loans secured by residential cooperative properties sold to the Trust by National Cooperative Bank, N.A. differs from the manner in which such calculations are made for other Mortgage Loans included in the Trust.

For example, the appraised value of such a residential cooperative property used for purposes of determining the loan-to-value ratio for the related Mortgage Loan as of any date is the value estimate reflected in an appraisal of such residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. This value, based upon the most recent appraisal as of the Cut-off Date, is reflected as the “Appraised Value” of a residential cooperative property on Annex A-1. There is generally a limited market for the sale of sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value is calculated without regard to any applicable sale price restrictions. With respect to residential cooperative properties, the “Appraised Value” does not constitute a market value, and should not be considered to be the value that would be realized following a foreclosure of a Mortgage Loan secured by a residential cooperative property. Upon a foreclosure of a Mortgage Loan secured by a residential cooperative property, it is likely that the operation of such Mortgaged Property as a residential cooperative property would terminate, and it is likely that the Mortgaged Property would be operated and sold as a multifamily rental property. A residential cooperative property is also valued as a multifamily rental property to determine a “Coop-Rental Value” as set forth on Annex A-1. The value of a residential cooperative property as a multifamily rental property is the value estimate reflected in an appraisal of such residential cooperative property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the Underwritten Net Cash Flow for such residential cooperative property. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). Certain of the residential cooperative Mortgaged Properties have a substantial number of units that are owned by the related coop sponsor or an investor, and leased by it to rental tenants, which units are currently subject to rent regulation, rent stabilization or rent control laws and are expected to continue to be subject to such laws following a foreclosure, and accordingly the rental income that can be expected to be earned from such units (and any other units that are or become subject to such laws) will be limited by the provisions of such laws. In addition, to the extent that other units at a residential cooperative Mortgaged Property were subject to rent regulation, rent stabilization or rent control laws prior to the conversion to a cooperative (which is likely to be the case if sponsor or investor units are subject to such laws), if the related residential cooperative Mortgage Loan were to be foreclosed, such units would again be subject to rent regulation, rent stabilization or rent control laws. However, the “Coop-Rental Value” Appraised Values of the residential cooperative Mortgaged Properties assume that if the Mortgaged Property were operated as a multifamily rental property all units (other than, in some cases, sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates.

In addition, for purposes of determining the debt service coverage ratio and debt yield for a Mortgage Loan secured by a residential cooperative property and for the purpose of determining the value of a residential cooperative property as a multifamily rental property, the “U/W Net Cash Flow” or “U/W NCF” for a residential cooperative property and the “U/W Net Operating Income” or “U/W NOI” for a residential cooperative property, in each case as set forth on Annex A-1, is the projected operating income of such residential cooperative property as set forth in the appraisal assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses and a market-rate vacancy assumption and, in the case of “U/W Net Cash Flow” or “U/W NCF”, further reduced by projected replacement reserves for capital expenditures, in each case as determined by the appraiser. Accordingly, U/W Revenues, U/W Expenses, U/W Net Operating Income, U/W Replacement and U/W Net Cash Flow, in each case as set forth on Annex A-1, are derived from the appraisal. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend.

The loan-to-value ratios, debt service coverage ratios and debt yields presented herein with respect to Mortgage Loans secured by residential cooperative properties may differ from the loan-to-value ratios, debt service coverage ratios and debt yields that would have been determined for such Mortgage Loans secured by residential cooperative properties had a different methodology (including the methodology used for calculating such values with respect to the other Mortgage Loans sold to the depositor) been used.

With respect to information presented in Annex A-1 with respect to mortgage loans secured by residential cooperative properties that have existing subordinate secured indebtedness in the form of a second priority line of credit (each, a “Subordinate LOC”), (1) the Cut-off Date Subordinate Mortgage Debt Balance indicates the balance of the Subordinate LOC as of January 7, 2019, (2) the Total Mortgage Debt Cut-off Date LTV Ratio and the Total Mortgage Debt U/W NOI Debt Yield are calculated assuming that the Subordinate LOC has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date, (3) the Total Mortgage Debt U/W NCF DSCR is calculated assuming (A) that the Subordinate LOC has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date, (B) that interest on the Subordinate LOC is accruing pursuant to the applicable mortgage loan document (with the applicable interest rate determined using the Prime Rate in effect as of January 7, 2019 and giving effect to any applicable interest rate floor) and (C) that, in the case of each Subordinate LOC that has an interest-only period that does not extend through the maturity date of such Subordinate LOC, such initial interest-only period has expired and the related borrower is required to make scheduled principal plus interest payments as set forth in the corresponding promissory note and (4) the Coop – Committed Secondary Debt equals the balance of such Subordinate LOC, based on the full face amount of such Subordinate LOC.

With respect to the Mortgage Loans secured by residential cooperative properties, each related Mortgaged Property is owned by the borrower, which is a cooperative housing corporation. No individual or entity (other than the borrower) has recourse obligations with respect to the loans, including pursuant to any guaranty or environmental indemnity. Accordingly, no information is presented in the column labeled Sponsor in Annex A-1 with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. for inclusion in the Trust. In addition, with respect to information presented in Annex A-1 with respect to mortgage loans secured by residential cooperative properties: (1) Coop – Sponsor Units refers to the number of units owned by the original sponsor responsible for the mortgaged property’s conversion into cooperative ownership; such sponsor may rent its units or opt to market them for sale (either individually or as a whole); (2) Coop – Investor Units refers to a bulk number of units owned by a non-tenant investor(s), who can rent or sell the units; (3) Coop – Coop Units refers to the number of units owned by the borrower, which is a cooperative corporation; In this capacity, the cooperative may manage its units as an investor would or use the units for the benefit of its cooperative members; (4) Coop – Unsold Percent refers to the ratio of the total number of units collectively owned by the original sponsor, a non-tenant investor or the cooperative corporation to the number of units with shares allocated; and (5) Coop – Sponsor/Investor Carry is the sponsor’s or the investor’s net cash flow calculated by subtracting maintenance charges on the sponsor or investor owned units from the actual rents payable on such units, to the extent available.

In addition, due to the specialized nature of residential housing cooperatives, certain information presented in and shown on Annex A-1 with respect to Mortgage Loans (other than such Mortgage Loans secured by residential cooperative properties) is not presented on Annex A-1 with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. for inclusion in the Trust. For example, since residential cooperatives are not-for-profit entities that generally set maintenance fees to cover current expenses and plan for future capital needs and a residential cooperative is generally able to increase or decrease maintenance fees according to its anticipated expenses and level of cash reserves, historical Net Operating Income figures for residential cooperative properties are generally not representative of the cash flow generated by the property if it were operated as a multifamily rental property. Accordingly, the Most Recent NOI, Second Most Recent NOI, Third Most Recent NOI, and the

related fields shown on Annex A-1 for the Mortgage Loans secured by residential cooperative properties are not presented on Annex A-1 with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. for inclusion in the Trust.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$974,841,841
Number of mortgage loans	69
Number of mortgaged properties	115
Range of Cut-off Date Balances	$1,247,133 to $71,500,000
Average Cut-off Date Balance	$14,128,143
Range of Mortgage Rates	4.285% to 5.860%
Weighted average Mortgage Rate	4.852%
Range of original terms to maturity	60 months to 120 months
Weighted average original term to maturity	117 months
Range of remaining terms to maturity	56 months to 120 months
Weighted average remaining term to maturity	115 months
Range of original amortization terms(2)	180 months to 480 months
Weighted average original amortization term(2)	359 months
Range of remaining amortization terms(2)	179 months to 479 months
Weighted average remaining amortization term(2)	359 months
Range of Cut-off Date LTV Ratios(3)(4)(5)	2.3% to 74.8%
Weighted average Cut-off Date LTV Ratio(3)(4)(5)	57.3%
Range of LTV Ratios as of the maturity date(3)(4)(5)	1.9% to 70.0%
Weighted average LTV Ratio as of the maturity date(3)(4)(5)	52.9%
Range of U/W NCF DSCRs(4)(5)(6)	1.25x to 19.44x
Weighted average U/W NCF DSCR(4)(5)(6)	2.24x
Range of U/W NOI Debt Yields(4)(5)	8.7% to 122.1%
Weighted average U/W NOI Debt Yield(4)(5)	13.2%
Percentage of Initial Pool Balance consisting of:
Interest-only, Balloon	45.8%
Interest-only, Amortizing Balloon	29.1%
Amortizing Balloon	25.1%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	Excludes twenty-four (24) Mortgage Loans (45.8%) that are interest-only for the entire term.

(3)	LTV Ratios (such as, for example, the Cut-off Date LTV Ratios and LTV Ratios at Maturity) with respect to the Mortgage Loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain Mortgage Loans, the related LTV Ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the Appraised Value may be an “as-portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. Such Mortgage Loans are identified under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Definitions”. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

(4)	In the case of Mortgage Loans that have one or more Pari Passu Companion Loans that are not included in the issuing entity, the Debt Service Coverage Ratio, LTV Ratio and debt yield have been calculated including the related Pari Passu Companion Loan(s) but excluding any related Subordinate Companion Loan. With respect to the Millennium Partners Portfolio Mortgage Loan (6.7%), the related LTV Ratio as of the cut-off date, Underwritten Net Cash Flow Debt Service Coverage Ratio and Underwritten Net Operating Income Debt Yield calculated including the related subordinate companion loan are 48.6%, 2.28x and 10.4%, respectively.

(5)	For Mortgage Loans secured by residential cooperative properties, the debt service coverage ratio and debt yield information are calculated using the projected net operating income and the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date assuming such Mortgaged Property is operated as a rental property. The loan-to-value ratio information for Mortgage Loans secured by residential cooperative properties is based upon the Appraised Value of the residential cooperative property reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property (generally applying a discount for sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for market rate units as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” and “Description of the Mortgage Pool—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

(6)	Debt Service Coverage Ratios (such as, for example, U/W NCF DSCRs or U/W NOI DSCRs) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Definitions”.

The issuing entity will include eight (8) Mortgage Loans (20.0%) that represent the obligations of multiple borrowers (other than by reason of cross-collateralization provisions and/or tenancies-in-common borrower structures) that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Office	15	$309,834,754	31.8%
CBD	4	168,535,528	17.3
Suburban	8	127,991,192	13.1
Medical	3	13,308,034	1.4
Retail	43	$304,401,346	31.2%
Anchored	8	153,204,500	15.7
Unanchored	7	64,975,593	6.7
Single Tenant	23	51,124,000	5.2
Urban Retail	5	35,097,254	3.6
Hospitality	11	$104,379,662	10.7%
Limited Service	5	57,497,598	5.9
Full Service	1	17,832,064	1.8
Extended Stay	4	17,050,000	1.7
Select Service	1	12,000,000	1.2
Self Storage	12	$72,331,689	7.4%
Self Storage	12	72,331,689	7.4
Multifamily	13	$64,243,989	6.6%
Cooperative	12	39,306,114	4.0
Garden	1	24,937,875	2.6
Manufactured Housing Community	8	$44,747,654	4.6%
Manufactured Housing Community	8	44,747,654	4.6
Industrial	2	$35,000,000	3.6%
Warehouse Distribution	1	30,000,000	3.1
Flex	1	5,000,000	0.5
Mixed Use	3	$29,902,746	3.1%
Office/Retail	3	29,902,746	3.1
Other	8	$10,000,000	1.0%
Data Center	8	10,000,000	1.0
Total	115	$974,841,841	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

Office Properties

In the case of the office properties and mixed use properties with office components set forth in the above chart, we note the following:

●	With respect to the One AT&T Mortgage Loan (7.3%), the related Mortgaged Property is part of a complex of six buildings and surrounding plazas known as the Dallas AT&T Discovery District (the “AT&T Discovery District”) in which all the buildings are occupied by, and all the buildings other than the Mortgaged Property, as well as the surrounding plazas, are owned by, AT&T Inc. or its affiliates. The sole tenant of the Mortgaged Property is AT&T Services, Inc. (“AT&T”), with its obligations guaranteed by AT&T Inc.

●	With respect to the Regions Tower Mortgage Loan (4.4%), a 7,785 square foot retail space (the “Maplewood Space”) on the ground floor of the related Mortgaged Property is vacant. At origination, the borrower was required to deposit approximately $2,607,143 into a Maplewood Lease Reserve Account. The Mortgage Loan was underwritten assuming a lease for the Maplewood Space is in effect at an annual rent of $233,550. If the borrower enters into a lease for the Maplewood Space on or before September 27, 2019 and the debt yield is at least 8.8%, all or (if annual rent is less than $233,550) a pro rata portion, of the Maplewood Lease Reserve Account will be released to the borrower.

●	With respect to the Regions Tower Mortgage Loan (4.4%), in 2006 the Mortgaged Property sustained damage to approximately one third of its façade due to a tornado. As a result of such damage, and concerns about the stability of the remainder of the façade, the Mortgaged Property was rebuilt over a period of five years and five months at a cost of approximately $48,000,000 of which $34,100,000 was obtained through an insurance settlement.

●	With respect to the Allied Solutions Mortgage Loan (1.8%), which is primarily secured by an office building, the borrower has the right to use an adjacent 583-space parking garage under an operating agreement. The parking garage is owned by The Carmel Redevelopment Authority (the “CRA”) of the city of Carmel, Indiana. The parking garage was financed through the CRA’s issuance of tax exempt lease rental revenue bonds (the “TIF Bonds”). Payments under the TIF Bonds are made from taxes imposed on both the office building and the parking garage, which taxes are required to be in a minimum annual amount of $475,500. Failure to pay such taxes would result in a tax lien on the entire Mortgaged Property, including the office building, which would have priority over the mortgage lien. The borrower has agreed to purchase the parking garage on an installment basis, with the purchase to take place in 2041, and to pay expenses of the garage. The lease of the largest tenant, Allied Solutions (77.5% of net rentable area), grants such tenant the right to 540 non-exclusive (and during business hours, 108 exclusive) spaces at the parking garage. In addition, the parking spaces at the parking garage are necessary for the Mortgaged Property to comply with zoning requirements. If the borrower defaults under the installment purchase agreement or related documents, it may lose its right to use the parking garage, which may impact its ability to comply with its obligations under tenant leases and zoning requirements, and ultimately, its ability to make payments under the Mortgage Loan. In addition, in the event of a foreclosure, the borrower’s rights to the parking garage may not be transferable to the lender or other successor owner and the CRA may require a successor guarantor of the obligations to the CRA in connection with a sale of the office building to a successor owner. Such restrictions may impact the lender’s recovery on the Mortgage Loan.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Retail Properties

In the case of the retail properties or mixed use properties with retail components set forth in the above chart, we note the following:

●	With respect to the Millennium Partners Portfolio Mortgage Loan (6.7%), with respect to the Ritz Carlton Washington DC Retail Mortgaged Property parking revenues constitute 23.2% of effective gross income and with respect to the Ritz Carlton

Georgetown Retail Mortgaged Property parking revenues constitute 33.4% of effective gross income.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Redevelopment, Renovation and Expansion” and “—Specialty Use Concentrations” below.

Self Storage Properties

In the case of the self storage properties set forth in the above chart we note the following:

●	With respect to the World Self Storage Mortgage Loan (0.4%), more than 20% of the units are leased to military tenants.

See “Risk Factors-Self Storage Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Multifamily Properties

In the case of the multifamily properties or mixed use properties with multifamily components set forth in the above chart:

With respect to the 285 East 35th Street Owners Corp. Mortgage Loan (0.2%), there are 35 sponsor-owned units representing 53.0% of the total units. The sponsor is current on all obligations to the cooperative and does not control a majority of seats on the board of the directors.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks” and “—Residential Cooperative Properties Have Special Risks”. See also representation and warranty no. 8 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Hospitality Properties

In the case of the hospitality properties set forth in the above chart, we note the following:

●	With respect to the Southeast Hotel Portfolio Mortgage Loan (7.2%), (i) with respect to the Courtyard Charlotte Gastonia Mortgaged Property, a 117-room Hilton Garden Inn is currently under construction and is expected to open in February 2019, (ii) with respect to the Fairfield Inn Orlando International Airport Mortgaged Property, a 128-room Home2 Suites is currently under construction and is expected to open in January 2019, and (iii) with respect to the Fairfield Inn Lake Buena Vista Mortgaged Property, a 142-room Aloft Hotel is currently under construction and is expected to open in January 2020, each of will be directly competitive with such related Mortgaged Property.

●	With respect to the Southeast Hotel Portfolio Mortgage Loan (7.2%), with respect to the Courtyard Charlotte Gastonia Mortgaged Property (comprising 17.9% of the Southeast Hotel Portfolio cut-off date balance), certain improvements to the Mortgaged Property constitute a zoning violation as to setbacks (3 feet east lot line existing vs. 10 feet east lot line required) and height (4 stories/ 41.1 feet existing vs. maximum of 39 feet). A zoning endorsement to the lender’s title policy was obtained insuring against losses due to such matters. The City of Gastonia’s zoning information letter indicates that, based on the survey provided, the City of Gastonia’s records have been updated to reflect a building setback violation for the structure; however, there is no affirmative indication of the City of Gastonia’s enforcement posture.

●	With respect to the Residence Inn National Portfolio (1.7%), each of the four related Mortgaged Properties has competing new supply hotels in its related submarket area, certain of which have been determined to be directly competitive in the related appraisal. With respect to the Residence Inn Boulder Mortgaged Property (0.6%), a recently opened 155 room Residence Inn and a 74 room Fairfield Inn (which is being converted from a Days Inn) are considered to be directly competitive. With respect to the Residence Inn Atlanta Buckhead Mortgaged Property (0.5%), a 140 room Element by Westin, which is under construction and expected to open in January 2021 is considered directly competitive. With respect to the Residence Inn Dallas Las Colinas Mortgaged Property (0.4%), a recently opened 157 room Element by Westin, which is under construction and expected to open at the end of 2019, is considered directly competitive.

●	With respect to the Courtyard Fredericksburg Mortgage Loan (1.2%), the related Mortgaged Property is subject to a Parking Lease Agreement with the City of Fredericksburg dated August 30, 2006 for use of a city-owned parking since the Mortgaged Property does not have any on-site parking and the applicable zoning code requires 98 spaces. Pursuant to such parking lease agreement, the borrower will have use of 100 parking spaces (80 are located within the parking deck and 20 are surface parking spaces). The term of such parking lease agreement is for 20 years from the commencement date of July 2, 2009 (with a tenant 10-year extension option). The City of Fredericksburg may terminate the parking lease agreement, however, City of Fredericksburg is required to provide other substantially similar parking facilities (such replacement parking must continue to permit the property to be zoning compliant). The related Mortgage Loan agreement includes a recourse provision if the parking lease agreement is terminated due to a tenant’s default of its obligations under the parking lease agreement which renders parking insufficient at the related Mortgaged Property.

For a description of scheduled PIPs with respect to certain Mortgaged Properties, see “—Redevelopment, Renovation and Expansion”.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Cut-off Date Balance by Allocated Loan Amount	Approx. % of Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/ Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the Related Mortgage Loan
Doubletree Atlanta North Druid Hills	$17,832,064	1.8%	1/31/2030	1/11/2029
Fairfield Inn Lake Buena Vista	$14,785,128	1.5%	12/13/2033	1/11/2029
Fairfield Inn Orlando International Airport	$12,986,937	1.3%	12/13/2033	1/11/2029
Courtyard Charlotte Gastonia	$12,537,389	1.3%	9/28/2031	1/11/2029
Courtyard Fredericksburg	$12,000,000	1.2%	7/2/2029	1/1/2029
Hampton Inn Atlanta North Druid Hills	$11,788,143	1.2%	1/31/2030	1/11/2029
Residence Inn Boulder	$5,569,667	0.6%	12/31/2028	1/1/2029
Springhill Suites Altamonte	$5,400,000	0.6%	1/1/2030	1/1/2029
Residence Inn Atlanta Buckhead	$4,677,821	0.5%	12/31/2028	1/1/2029
Residence Inn Dallas Las Colinas	$3,795,638	0.4%	12/31/2028	1/1/2029
Residence Inn Philadelphia Valley Forge	$3,006,874	0.3%	12/31/2028	1/1/2029

See “Risk Factors—Risks Relating to the Mortgage Loans—Hotel Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Industrial Properties

In the case of the industrial properties set forth in the above chart, we note the following:

●	With respect to the Penske Distribution Center Mortgage Loan (3.1%), the sole tenant, Penske, is utilizing the Mortgaged Property as a warehouse distribution center for the Kroger Company (“Kroger”). Penske and Kroger have entered into an operating agreement whereby Penske agreed to perform services for Kroger at the Mortgaged Property. The related borrower, Penske and Kroger have entered into a recorded Landlord Notice and Non-Disturbance Agreement (the “Kroger NDA”) under which the borrower and Penske have agreed that during any period when Kroger’s inventory or equipment is located at the Mortgaged Property, no amendment may be made to the Penske lease without the prior written consent of Kroger, if such amendment (i) alters the term of the Penske lease, (ii) alters the number or length of any options to renew or extend the term or the manner in which such options may be exercised, (iii) alters the description of the leased premises or limits access to the leased premises, or (iv) otherwise will restrict or prevent the operation of the planned distribution facility. The Kroger NDA also provides that (i) the borrower must give Kroger contemporaneous notice of any tenant default of Penske under its lease; (ii) Kroger has the right to cure, and the borrower will accept such cure, any tenant default under the Penske lease; and (iii) the borrower agrees to provide Kroger with notice of the borrower’s intent to terminate the Penske lease. In addition, the Penske lease provides that Penske may assign the lease to (1) Kroger or (2) a third-party logistics provider with a tangible net worth equal to or greater than the tangible net worth of Penske Truck Leasing Co., L.P. (the lease guarantor), without the borrower’s prior written consent, provided that: (i) Penske is not in default under the lease; (ii) Penske gives the borrower written notice not later than 30 days prior to the effective date of such assignment; (iii) the assignee assumes the Penske lease by a written assignment and assumption agreement delivered to the borrower prior to the effective date of such assignment; (iv) the assignee will use the leased premises only for the permitted use under the lease; (v) the use of the leased premises by the assignee will not violate any other agreements or leases affecting the leased premises; and (vi) the occurrence of such an assignment will not waive the borrower ’s rights as to any subsequent assignment of the lease. If the conditions are satisfied, (i) the assignee is required to assume all of the rights and obligations of the tenant under the Penske lease from and after the effective date of the assignment, (ii) the assignee will become the tenant for all purposes under the Penske lease, and (iii) Penske and Penske Truck Leasing Co., L.P. will be released from liability from all obligations under the Penske lease occurring after the date of the assignment.

See “Risk Factors—Industrial Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mixed Use Properties

In the case of the mixed use properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks” and “—Multifamily Properties Have Special Risks”.

Certain of the mixed use Mortgaged Properties may have specialty uses. See “—Specialty Use Concentrations” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants by net rentable area that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance (by allocated loan amount)
Restaurant(1)	12	13.5%
Grocery(2)	7	13.2%
Medical i.e., medical, dental, physical therapy or veterinary offices or clinics, outpatient facilities, research or diagnostic laboratories or health management services and/or health professional schools(3)	9	10.9%
Gym, fitness center or a health club(4)	9	8.8%
Bank branch(5)	5	6.3%
Theater/entertainment facility(6)	4	4.9%
School/Educational facility(7)	3	3.9%
Cold Storage(8)	1	3.1%
Data Center(9)	8	1.0%

(1)	Includes the Millennium Partners Portfolio - Ritz Carlton Washington DC Retail, Millennium Partners Portfolio - Ritz Carlton Georgetown Retail, Haymarket Village Center, Springdale General, Hancock Village – VA, Yorba Linda Station Plaza, Victor’s Square, Boulevard Shops, Medlock Bridge Shopping Center, Murrieta Town Center East, Prescott Towne Center and Heritage Crossing Mortgaged Properties. Excludes any hotel properties that may have a restaurant on-site.

(2)	Includes the Millennium Partners Portfolio - Millennium Tower Boston, Millennium Partners Portfolio - Lincoln West, ExchangeRight Net Leased Portfolio #25 - Hy-Vee - Austin (18th Ave), MN, Shadow Mountain Marketplace, Hancock Plaza Colorado Springs, 11755 - 11795 West Olympic Blvd and Victor’s Square Mortgaged Properties.

(3)	Includes the ExchangeRight Net Leased Portfolio #25 - BioLife Plasma Services L.P. – St. Peters (Mexico Rd), MO, ExchangeRight Net Leased Portfolio #25 - BioLife Plasma Services L.P. - Muncie (Marleon Dr), IN, Shadow Mountain Marketplace, Haymarket Village Center, Murrieta Town Center East, Centennial Office, Wellington Plaza, Rainbow Crossing and Enterprise Center – VA Mortgaged Properties.

(4)	Includes the Millennium Partners Portfolio - Lincoln Square, Millennium Partners Portfolio - Four Seasons San Francisco Retail, Millennium Partners Portfolio - Commercial Units at the Four Seasons Miami, Millennium Partners Portfolio - Ritz Carlton Washington DC Retail, Springdale General, Yorba Linda Station Plaza, Medlock Bridge Shopping Center, Rainbow Crossing and Heritage Crossing Mortgaged Properties.

(5)	Includes the Millennium Partners Portfolio - Lincoln Square, Millennium Partners Portfolio - Commercial Units at the Four Seasons Miami, Millennium Partners Portfolio - Ritz Carlton Washington DC Retail, Millennium Partners Portfolio - Ritz Carlton Georgetown Retail and US Bank Centre Mortgaged Properties.

(6)	Includes the Millennium Partners Portfolio - Lincoln Square, Millennium Partners Portfolio - Ritz Carlton Georgetown Retail, Carriage Place and Medlock Bridge Shopping Center Mortgaged Properties.

(7)	Includes the Springdale General, 249 Legion Avenue and Enterprise Center - VA Mortgaged Properties.

(8)	Includes the Penske Distribution Center Mortgaged Property.

(9)	Includes the Prudential – Digital Realty Portfolio - 14901 FAA Boulevard, Prudential – Digital Realty Portfolio - 4650 Old Ironsides Drive, Prudential – Digital Realty Portfolio - 43790 Devin Shafron Drive, Prudential – Digital Realty Portfolio - 636 Pierce Street, Prudential – Digital Realty Portfolio - 21551 Beaumeade Circle, Prudential – Digital Realty Portfolio - 7505 Mason King Court, Prudential – Digital Realty Portfolio - 4700 Old Ironsides Drive and Prudential – Digital Realty Portfolio - 444 Toyama Drive Mortgaged Properties.

With respect to the Hancock Plaza Colorado Springs and Carriage Place Mortgage Loans (4.3%), the related Mortgaged Property includes a tenant that operates a gas station or automotive service center.

With respect to the Yorba Linda Station Plaza, Victor’s Square and Medlock Bridge Shopping Center Mortgaged Properties (3.2%), a tenant at each such Mortgaged Property operates a dry cleaners with on-site processing.

With respect to the Mortgage Loans secured by residential cooperative properties, information regarding the 5 largest tenants has not been reflected on Annex A-1 or in the chart above. Notwithstanding the exclusion of the residential cooperative properties from the figures presented in the chart above or its corresponding footnotes, certain residential cooperative properties are heavily dependent on income from commercial tenancies and may, in certain instances, have space that is devoted to specialty uses. These uses may include, without limitation, dental or medical offices or clinics, data centers, restaurants, and/or parking garages. The specialty use spaces may not be readily convertible (or convertible at all) to alternative uses if those uses were to become unprofitable, or if the spaces were to become vacant, for any reason. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses”.

The following table shows certain information regarding the 15 largest Mortgage Loans by Cut-off Date Balance:

Mortgage Loan Concentrations

Top Fifteen Mortgage Loans

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit(1)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)	Property Type
One AT&T	$71,500,000	7.3%	$136	2.45x	52.6%	Office
Southeast Hotel Portfolio	$69,929,662	7.2%	$92,134	1.66x	67.8%	Hospitality
Millennium Partners Portfolio	$65,000,000	6.7%	$305	3.43x	32.3%	Various
ExchangeRight Net Leased Portfolio #25	$52,281,500	5.4%	$138	1.90x	62.0%	Various
Shadow Mountain Marketplace	$49,400,000	5.1%	$246	1.27x	73.5%	Retail
Rainbow Sunset Pavilion	$44,953,796	4.6%	$209	1.51x	66.0%	Office
Regions Tower	$43,000,000	4.4%	$106	1.85x	58.7%	Office
US Bank Centre	$33,200,000	3.4%	$130	1.41x	59.0%	Office
Penske Distribution Center	$30,000,000	3.1%	$116	2.27x	55.3%	Industrial
Haymarket Village Center	$25,200,000	2.6%	$98	1.35x	70.2%	Retail
Willowbend Apartments	$24,937,875	2.6%	$75,569	4.87x	17.5%	Multifamily
Springdale General	$24,500,000	2.5%	$148	2.04x	58.5%	Office
Hancock Plaza Colorado Springs	$21,400,000	2.2%	$118	1.25x	70.4%	Retail
Park Center Tower	$20,835,528	2.1%	$151	1.40x	66.7%	Office
Carriage Place	$20,667,500	2.1%	$103	1.48x	67.3%	Retail
Top 3 Total/Weighted Average	$206,429,662	21.2%		2.49x	51.4%
Top 5 Total/Weighted Average	$308,111,162	31.6%		2.19x	56.7%
Top 15 Total/Weighted Average	$596,805,860	61.2%		2.06x	57.8%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per Unit, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and the related Pari Passu Companion Loan(s) in the aggregate, but excludes the principal balance and debt service payment of any related Subordinate Companion Loan.

(2)	The U/W NCF DSCR and Cut-off Date LTV Ratio with respect to the Millennium Partners Portfolio Mortgage Loan based on the combined senior notes and subordinate notes are 2.28x and 48.6%, respectively.

For more information regarding the 15 largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 1.9% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

Certain Mortgage Loans set forth in the table below entitled “Multi-Property Mortgage Loans” (25.2%) are secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans(1)

Mortgage Loan/Property Portfolio Names	Multi-Property Loan	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Southeast Hotel Portfolio	Multi-Property	$69,929,662	7.2%
Millennium Partners Portfolio	Multi-Property	65,000,000	6.7
ExchangeRight Net Leased Portfolio #25	Multi-Property	52,281,500	5.4
Rhode Island Self Storage Portfolio	Multi-Property	17,455,000	1.8
Residence Inn National Portfolio	Multi-Property	17,050,000	1.7
Prudential – Digital Realty Portfolio	Multi-Property	10,000,000	1.0
Las Vegas Self Storage Portfolio	Multi-Property	8,300,000	0.9
CVS Portfolio	Multi-Property	4,005,000	0.4
UNICO Portfolio V	Multi-Property	1,859,000	0.2
Total		$245,880,162	25.2%

(1)	Total may not equal the sum of such amounts listed due to rounding.

Three (3) groups of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans” (10.0%) are not cross-collateralized but have borrower sponsors related to each other, but no group of Mortgage Loans having borrower sponsors that are related to each other represents more than approximately 4.7% of the Initial Pool Balance. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

The following table shows each group of Mortgage Loans having borrowers that are related to each other.

Related Borrower Loans (1)

Mortgage Loan/Mortgaged Property Portfolio Names	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1:
Haymarket Village Center	1	$25,200,000	2.6%
Carriage Place	1	20,667,500	2.1
Total for Group 1:	2	$45,867,500	4.7%
Group 2:
El Rancho MHC	1	$9,400,000	1.0%
Orange Avenue MHC	1	9,200,000	0.9
Country Place MHC	1	6,950,000	0.7
Torrance MHC	1	5,000,000	0.5
Total for Group 2:	4	$30,550,000	3.1%
Group 3:
StaxUp Self Storage – San Marcos	1	$13,900,000	1.4%
StaxUp Self Storage – Sun City	1	6,950,000	0.7
Total for Group 3:	2	$20,850,000	2.1%

(1)	Totals may not equal the sum of such amounts listed due to rounding.

Mortgage Loans with related borrowers are identified under “Affiliated Sponsor” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
California	16	$135,964,216	13.9%
Nevada	7	$132,525,858	13.6%
Texas	13	$123,238,388	12.6%
Virginia	13	$77,304,959	7.9%
Florida	8	$73,836,699	7.6%
New York	15	$68,441,677	7.0%
Indiana	3	$63,095,500	6.5%
Ohio	6	$60,577,524	6.2%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout 18 other states and the District of Columbia, with no more than 4.8% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●	Eleven (11) Mortgaged Properties (8.1%), are located in Florida or within approximately 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina, North Carolina, Louisiana or in Puerto Rico, and, therefore, are more susceptible to hurricanes. See representation and warranty nos. 18 and 26 in Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble in Annex D-1).

●	Nineteen (19) Mortgaged Properties (17.5%), are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 20.0% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).

Mortgaged Properties with Limited Prior Operating History

Thirty (30) of the Mortgaged Properties (19.9%) (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related Mortgage Loan that acquired the related Mortgaged Property within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

See Annex A-3 for more information on the Mortgaged Properties with limited prior operating history relating to the largest 15 Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common or Diversified Ownership

With respect to the Shadow Mountain Marketplace, Regions Tower, Haymarket Village Center, Carriage Place, Cypress Point Office Park, Murrieta Town Center East and Centennial Office Mortgage Loans (17.1%), each has two or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Described below is certain information regarding Mortgage Loans having borrowers with diversified ownership (generally more than twenty (20) individuals having a direct ownership interest in the borrower):

●	With respect to the Park Center Tower Mortgaged Property (2.1%), the borrower is Park Center Tower LLC, a Delaware limited liability company, managed by G&W Ventures, LLC which owns a 14.659% indirect equity interest in the related borrower and is controlled by the guarantor, Matthew T. White. The remainder of the ownership interest in the borrower is attributed approximately 50 domestic investors with no investor owning more than 12.3% interest in the borrower.

Delaware Statutory Trusts

With respect to the ExchangeRight Net Leased Portfolio #25 Mortgage Loan (5.4%), the related borrower is structured as a Delaware statutory trust, which permits up to 200 members. The borrower has master leased each of the related Mortgaged Properties to a newly formed, single-purpose entity that is wholly owned by the same entity that owns the signatory trustee for the borrower.

See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Risks Relating to Delaware Statutory Trusts”.

Condominium and Other Shared Interests

The Millennium Partners Portfolio, Prudential – Digital Realty Portfolio and Enterprise Center – VA Mortgage Loans (8.0%), are secured, in whole or in part, by the related borrower’s interest in one or more units in a condominium or other shared interest structure. With respect to all such Mortgage Loans, except as set forth below, the borrower generally controls the appointment of a majority of the members and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit(s) without the borrower’s consent.

●	With respect to the Millennium Partners Portfolio Mortgage Loan (6.7%), each of the related individual Mortgaged Properties is comprised of or includes condominium or other shared interest structures. With respect to each of such condominiums or shared interest structures, the related borrower does not control the related condominium board (or other governing unit). In addition, with respect to the condominiums or other shared use structures relating to the Millennium Tower Boston Mortgaged Property (1.7%), the Four Seasons San Francisco Retail Mortgaged Property (0.8%), the Lincoln West Mortgaged Property (0.7%) and the Commercial Units at the Four Seasons Miami Mortgaged Property (0.5%), the related borrowers do not, and with respect to other Mortgaged Properties, the related borrowers may not, have sufficient interests to block certain material decisions that require super majority votes.

With respect to each such condominium relating to one of the individual Mortgaged Properties securing the Millennium Partners Portfolio Mortgage Loan, the lender will be liable for its pro rata share of unpaid assessments if it forecloses on the related Mortgaged Property.

With respect to the condominiums related to the Millennium Partners Portfolio Mortgaged Properties, the condominium documents generally do not require the condominium associations to maintain insurance on the common elements that meets the requirements of the loan documents. In particular, the condominium documents generally do not require terrorism insurance, and as to the Commercial Units at the Four Seasons Miami Mortgaged Property, does not require windstorm or flood insurance, and with respect to the Four Seasons San Francisco Retail Mortgaged Property, the condominium is not liable if after a good faith effort it is unable to maintain insurance because such insurance is no longer available. Under the Mortgage Loan documents, the borrowers would continue to be required to obtain insurance meeting the requirements of such documents even if the condominium failed to do so; however, we cannot assure you that the borrowers would be able to, or would, maintain such insurance on the common elements. Further, with respect to the Four Seasons San Francisco Retail Mortgaged Property, as to which the insurance is maintained by the hotel, a final certificate of insurance has not yet been received.

With respect to the condominiums related to the Millennium Partners Portfolio Mortgaged Properties, non-collateral portions of the condominium related to the Lincoln Triangle Mortgaged Property are currently subject to, and non-collateral portions of the other Mortgaged Properties may currently or in future be subject to, debt secured by such non-collateral portions.

●	With respect to the Prudential - Digital Realty Portfolio Mortgage Loan (1.0%), the 43790 Devin Shafron Drive Mortgaged Property is comprised of a freestanding building that is part of a land condominium. The co-borrower has 50% of the voting rights in the related owners’ associations.

●	With respect to the Millennium Partners Portfolio - Commercial Units at the Four Seasons Miami Mortgaged Property (0.5%), the Mortgaged Property is comprised of a spa lot, a retail lot, an office lot and a garage lot in a shared interest structure that also includes a non-collateral hotel lot, condominium hotel lot and a residences lot. The owner of the hotel lot, which is the controlling and managing party of the Commercial Units at the Four Seasons Miami, has the right to eliminate common elements without borrower approval, provided such removal does not deny access or terminate utilities or other systems, and in all events may terminate the pool and pool deck as common elements. Currently the spa lot included in the Mortgaged Property has the right to use the pool and pool deck. In addition, under the related shared interest structure for such Mortgaged Property, the Mortgaged Property is not on a separate tax lot, but is subject to a tax sharing agreement with other unit holders, as to which each unit holder may obtain a lien on the other unit holders’ properties, which is superior to any mortgage, if such unit holder does not pay its share of taxes. The borrower is not required to reserve for taxes unless a cash management period is in effect.

●	With respect to the Enterprise Center - VA Mortgaged Property (0.3%), the related Mortgaged Property is comprised of 2 units that are part of a land condominium. The co-borrower has 37.2% of the voting rights in the related owners’ association. The condominium documents provide that each owner is responsible for maintenance of its respective building, and the owners’ association’s responsibilities are limited in nature. The Mortgage Loan documents provide for recourse to the borrower and guarantors for losses in connection with any violation or breach of the land condominium documents, or, among other things, any action without lender’s prior consent creating a material adverse effect thereunder.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”. See also representation and warranty no. 8 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Residential Cooperatives

Twelve (12) Mortgage Loans (4.0%) are structured as residential cooperatives. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” and “—Property Types—Multifamily Properties”.

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	114	$ 967,039,095	99.2%
Fee/Leasehold	1	7,802,746	0.8
Total	115	$ 974,841,841	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1 to this prospectus.

(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

In general except as noted in the exceptions to representation and warranty no. 36 in Annex D-1 indicated on Annex D-2 or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases: (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to the Millennium Partners Portfolio—Millennium Tower Boston Mortgaged Property (1.7%), such Mortgaged Property is comprised of a property located at 10 Summer Street in Boston, Massachusetts (the “Burnham Property”) and the commercial condominium unit in a mixed use condominium located at 1 Franklin Street in Boston, Massachusetts (the “Boston Tower Property”). The Burnham Property is subject to a ground lease, and the Boston Tower Property is subject to a master lease with the City of Boston, acting by and through its Assessing Department, the Boston Redevelopment Authority (the “BRA”), in connection with the PILOT Agreements to which such properties are subject, as described in “—Real Estate and Other Tax Considerations.” Such leases have expiration dates of 2114 and 2111 respectively, but may be terminated earlier by the related borrower upon the expiration of the related PILOT Agreement, each of which expires June 30, 2026. Upon termination of such master lease or ground lease, the fee interest in the related portion of the Millennium Tower Boston Mortgaged Property will be owned by the related borrower, and will be encumbered by the related Mortgage.

Neither the Burnham Property ground lease nor the Boston Tower Property master lease provides that the lender is entitled to a new lease in the event of a termination of the Burnham Property ground lease or the Boston Tower Property master lease, as applicable, or a rejection of the Burnham Property ground lease or the Boston Tower Property master lease, as applicable, in a bankruptcy. If the Burnham Property ground lease or the Boston Tower Property master lease is rejected by the Burnham Borrower or the Boston Tower Borrower, as applicable, in a bankruptcy, the lender may lose the benefit of the Burnham Property ground lease or the Boston Tower Property master lease, as applicable, as collateral or as a foreclosed property if for any reason the terms of the PILOT Agreement and the related temporary taking order by which the BRA acquired the fee interest in such properties are not effectuated and the fee interest does not revert to the related borrower as provided for in the PILOT Agreement and the related temporary taking order notwithstanding such termination or rejection.

With respect to the Four Seasons San Francisco Retail Mortgaged Property (0.8%), which secures in part the Millennium Partners Portfolio Mortgage Loan, a 173,064 square foot portion of such Mortgaged Property, located along both sides of Yerba Buena Lane, a pedestrian thoroughfare immediately adjacent to the Four Seasons hotel, is leased to the related borrower pursuant to a ground lease (the “SF Ground Lease”) between the related borrower and the Redevelopment Agency of the City and County of San Francisco (as succeeded by the Successor Agency to the Redevelopment Agency of the City and County of San Francisco) (the “SF Ground Lessor”). The ground lease expires August 26, 2046, unless terminated as described below.

The SF Ground Lease relating to the Millennium Partners Portfolio—Four Seasons San Francisco Retail Mortgaged Property provides for a new lease to be entered into with a leasehold mortgagee in the event of a termination (other than in connection with a casualty or condemnation) but does not provide for a new lease in the event of a rejection in bankruptcy. Pursuant to the terms of a recognition agreement signed by the SF Ground Lessor under the SF Ground Lease in 2006 in favor of the prior lender on a prior mortgage loan secured by the Four Seasons San Francisco Retail Mortgaged Property, which agreement runs to the benefit of the prior leasehold mortgagee’s successors and assigns and by its terms runs with the related land, the ground lessor under the SF Ground Lease has granted the leasehold mortgagee the right to a new ground lease following the termination of the ground lease prior to the expiration of its term for any reason (or in the event the ground lease is rejected or disaffirmed pursuant to any bankruptcy, insolvency or other law affecting creditor’s rights). We cannot assure you, however, that the SF Ground Lessor would not challenge the lender’s claim to having a right to a new lease as the assignee of the prior lender under the recognition agreement following a rejection of the SF Ground Lease in bankruptcy or that the SF Ground Lessor would not reject the recognition agreement in its bankruptcy case. In such event, the lender could lose the benefit of the SF Ground Lease as collateral or as a foreclosed property.

The SF Ground Lease relating to the Millennium Partners Portfolio—Four Seasons San Francisco Retail Mortgaged Property is subject to involuntary termination from and after August 2026 in connection with the redevelopment, by an unaffiliated third party, of the adjacent Marriott Marquis Hotel and we cannot assure you that the term of the SF Ground Lease will extend beyond August 2026. Any such early termination of the SF Ground Lease could result in the permanent loss of revenue from certain retail space which as of the origination date represented approximately 2.7% of the aggregate underwritten total rent for the Millennium Partners Portfolio Properties as a whole, and as a result could affect the ability of the related borrowers to make payments under the Millennium Partners Portfolio Mortgage Loan. Upon termination of the SF Ground Lease, the remaining retail space at the Four Seasons San Francisco Retail property that is part of the ground leased premises is required to be transferred by the ground lessor to the ground lessee in fee simple and would be subject to the related Mortgage.

In connection with the SF Ground Lease relating to the Millennium Partners Portfolio—Four Seasons San Francisco Retail Mortgaged Property, the ground lessee granted the ground lessor a security interest in the ground lessee’s personal property and the rents from the leased premises. Although such lien is automatically subordinate to the lien of a leasehold mortgagee, in the event of the termination of the SF Ground Lease, such lien of the ground lessor automatically becomes prior and superior in right to the assignments and security interests granted by the ground lessee to a mortgagee and such rents and personal property would cease being additional collateral for the Mortgage Loan.

Pursuant to the SF Ground Lease relating to the Millennium Partners Portfolio—Four Seasons San Francisco Retail Mortgaged Property, the related borrower is generally restricted from transferring its interests in the SF Ground Lease, whether by assignment or sublease (except for subleases of retail space to subtenants) or permitting the transfer of equity interests in the borrower, in each case, without the consent of the SF Ground Lessor in its sole discretion. However, certain assignments, transfers or subleases in the entirety of the borrower’s interest in the SF Ground Lease are permitted provided that the transferee meets certain financial, experience and reputational criteria as reasonably determined by the SF Ground Lessor. The borrower may, without the SF Ground Lessor’s consent, sell, assign or transfer the SF Ground Lease to (a) subject to the limitation on the number of lenders set forth in the SF Ground Lease, a lender or a purchaser at a foreclosure sale under the provisions of a Mortgage; (b) a lender by way of collateral assignment in connection with a Mortgage; or (c) a lender, its designee or nominee pursuant to a bankruptcy court order, provided, in each case, such lender has assumed all of the borrower’s obligations under the SF Ground Lease and, in each case, is a Bona Fide Institutional Lender (as defined in the SF Ground Lease). If the issuing entity acquires borrower’s interest under the SF Ground Lease or enters into a new ground lease, it will be subject to the transfer restrictions set forth in the SF Ground Lease.

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

As regards ground leases, see representation No. 36 on Annex D-1 and the exceptions thereto on Annex D-2.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property (other than the Wellington Plaza, Rainbow Crossing, World Self Storage, Offices on Grand Boulevard and Best Storage–Tipp City Mortgaged Properties (1.5%)) no more than ten (10) months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 43 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

●	With respect to the Springdale General Mortgaged Property (2.5%), according to the related ESA, the Mortgaged Property has been identified in a regulatory database report and various other sources as the Former Chevron Marketing Terminal, which was regulated independently, and as part of a 50-acre cluster of tank farm/terminal properties known as the Former East Austin Tank Farm. Both sites were regulated by the Texas Commission on Environmental Quality (“TCEQ”) Industrial Hazard Waste Corrective Action and Texas Risk Reduction Program (“TRRP”) programs due to numerous known and suspected petroleum hydrocarbon releases onsite and on adjacent properties to the south, which resulted in soil and groundwater contamination above default and risk-based concentration limits (i.e., PCLs). The contaminated areas are referred to in the TRRP program as PCL exceedance zones and Plume Management Zones. At the time of regulatory closure, the site also had unrecoverable light non-aqueous phase liquid (“LNAPL”) in the vadose zone soils. According to the ESA, through several years of remedial action including soil removal, groundwater pump-and-treat activities, operation of a soil and vapor extraction (“SVE”) remediation system, operation of an LNAPL skimmer system, the responsible parties demonstrated that the released hydrocarbons had been recovered to the maximum extent practicable, that the residual contamination was stable and decreasing in extent, and that it would naturally attenuate without further action and without posing exposure risks. The TCEQ approved shutdown of the SVE system and the plugging of monitoring wells, and issued a letter stating that no further action was required on July 17, 2008. Based on the known residual contamination at the Mortgaged Property, the TCEQ required that a deed restriction be filed which restricts land use to exclude residential uses, any daycare, elementary, middle or high school use, hospital use, and sale, storage, or distribution of motor fuels, and prohibits the use or extraction of site groundwater. The ESA concluded that the deed restriction, and associated impacted subsurface soils and groundwater, constitute a Controlled Recognized Environmental Condition (“CREC”). No further investigation was recommended.

●	With respect to the Allied Solutions Mortgage Loan (1.8%), the Mortgaged Property previously operated as a machine company storage warehouse, with former RCRA permits for generation, storage and disposal of hazardous materials, including but not limited to, chlorinated solvents. In addition, adjoining parcels including a manufacturing facility, concrete facility, auto repair facility and dry cleaner were previously identified as vapor encroachment concerns. Groundwater samples from the Mortgaged Property and soil borings from adjoining property analyzed in 2014 identified contaminants as above the Indiana Department of Environmental Management (“IDEM”) residential screening levels. Based on the above, in accordance with a March 14, 2016 comfort letter issued by the IDEM, an institutional control was required for implementation as an environmental restrictive covenant (“ERC”). The ERC prohibits any activity that interferes with any long-term environmental response to the known onsite contamination, and does not allow the extraction of groundwater at the Mortgaged Property for any use without prior IDEM approval. The ESA states that the existing soil and groundwater contamination at the Mortgaged Property does not exceed IDEM vapor encroachment standards, that the Mortgaged Property is connected to the municipal water and sewer system, and groundwater is not used for any purpose by any tenant, and that off-site contamination from the adjoining parcels to the east and southeast is greater than 100 feet from occupied buildings and groundwater is flowing to the east, which is away from the Mortgaged Property. Based on the above, the ESA concluded that the presence of the ERC constitutes a CREC, and the potential for vapor encroachment at the Mortgaged Property appears to be low and that no further assessment is warranted at the time of the ESA, and recommended adherence to the ERC requirements.

●	With respect to the Yorba Linda Station Plaza Mortgaged Property (1.2%), the Phase I ESA obtained at origination identified a REC related to ongoing dry cleaning operations at the Mortgaged Property from 1983 to the present. In 2017, the operation switched from chlorinated solvents to petroleum-based solvents. In lieu of a Phase II testing, the lender obtained a $3,000,000 lender environmental collateral protection and liability-type environmental insurance policy from Steadfast Insurance Company, a member company of Zurich North America with a 10 year term (equal to the loan term) and a 3 year policy tail and having a $25,000 deductible. The policy premium was pre-paid at closing. Zurich North America has an S&P rating of “AA-”. The environmental consultant provided an opinion of cost with a 90% confidence interval that established an upper end estimated remediation cost of $1,844,100.

●	With respect to the 249 Legion Mortgaged Property (1.0%), previous soil sampling throughout a 33-acre parcel, including the Mortgaged Property, identified polynuclear aromatic hydrocarbon (“PAH”) contamination throughout urban fill material, as well as elevated concentrations of lead and arsenic. A 2012 Phase II/III ESA prepared for the tract of land (including the Mortgaged Property) recommended rendering soils “inaccessible” by implementing an Environmental Land Use Restriction (“ELUR”) using at least six feet of certified clean fill, paving, and building foundations as engineering controls to prevent exposure to contaminated subsoil and restricting the use of the tract (including the Mortgaged Property) to commercial/industrial use. Furthermore, implementation of a Soil Management Plan was recommended during redevelopment of the Mortgaged Property. According to a property ownership representative, urban fill throughout the Mortgaged Property was excavated to a depth of three feet below surface grade and disposed off-site at a licensed disposal facility prior to construction of the existing buildings. Based on the above, the consultant concluded there was a potential for the presence of additional contaminated urban fill beneath the Mortgaged Property at approximately 3 to 6 feet below surface grade. However, the consultant concluded that clean overburden, gravel coarse aggregate, asphalt, concrete, and building foundations all serve as engineering controls preventing direct contact with the underlying urban fill. The ESA stated that there are no ELURs established at the Mortgaged Property, the Mortgaged Property is served by municipal water and sewer utilities, and no evidence of groundwater or soil contamination was identified in the previous investigations such that the historical operations would construe a vapor encroachment concern to the Mortgaged Property buildings. Therefore, the ESA concluded that these conditions constitute a CREC. The ESA recommended regular maintenance of the overlying land cover and, prior to any future renovations that may include excavation of subsurface soil, appropriate safety measures be taken with respect to worker and public exposure to underlying urban fill.

●	With respect to the 2020 East University Drive Mortgaged Property (0.5%), the Phase I ESA obtained at origination identified a REC related to three USTs previously being operated at the Mortgaged Property that contained diesel and gasoline. The USTs were installed in the 1970s and removed in 1989. While Arizona DEQ records confirm removal, it is not clear that the site was assessed for a release at the time of closure. The environmental consultant performed a limited Phase II ESA that included installing four borings to a depth of 7 feet below ground surface, which, although less than the normal testing depth, was the limit at which the borings could be drilled. No petroleum contamination was discovered in the samples. Based on the length of time since the USTs were removed, the absence of petroleum contamination in the samples collected, the site use and the assumed depth of groundwater, no additional action was required.

●	With respect to the Wellington Plaza Mortgaged Property (0.4%), the Rainbow Crossing Mortgaged Property (0.4%), the World Self Storage Mortgaged Property (0.4%), the Offices on Grand Boulevard Mortgaged Property (0.2%) and the Best Storage – Tipp City Mortgaged Property (0.2%), in lieu of obtaining an ESA, the lender obtained a $3,837,396 group lender environmental collateral protection and liability type environmental insurance policy with a $3,837,396 sublimit per claim from Steadfast Insurance Company, a member company of Zurich North America with a 10 year term (equal to the loan term) and a 3 year policy tail and having no deductible. The policy premium was pre-paid at closing. Zurich North America has an S&P rating of “AA-”.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo material redevelopment, renovation or expansion, including with respect to hotel properties, executing property improvement plans (“PIPs”) required by the franchisors. Below are descriptions of certain of such Mortgaged Properties.

●	With respect to the One AT&T Mortgage Loan (7.3%), at origination $74,145,325 was reserved for a tenant improvement allowance due to the sole tenant, AT&T. The full tenant allowance of $74,145,325 was disbursed to AT&T on January 4, 2019. The tenant allowance may be used by the tenant in its sole discretion for improvements to both the Mortgaged Property and to the non-collateral outdoor plaza areas of the AT&T Discovery District.

●	With respect to the Southeast Hotel Portfolio Mortgage Loan (7.2%), the lender required an up-front PIP reserve in amount of $2,754,613 in connection with the Mortgaged Properties which is 100% of the estimated PIP costs, allocated as follows: DoubleTree Atlanta North Druid Hills - $553,630; Fairfield Inn Orlando International Airport - $229,250; Fairfield Inn Lake Buena Vista - $428,658; Courtyard by Marriott Gastonia - $70,000; and Hampton Inn Atlanta North Druid Hills - $1,473,075. The Mortgage Loan documents also require additional deposit for any future PIP work in the amount of 100% of the estimated future PIP costs.

●	With respect to the Residence Inn National Portfolio Mortgage Loan (1.7%), the Mortgaged Properties are subject to brand manager required change of ownership PIPs aggregating $1,500,000, for which $1,089,000 was reserved under the Mortgage Loan documents. The amount required to be reserved was offset by a $411,779 balance in a furniture, fixtures and equipment reserve maintained by the brand manager for the Residence Inn-Philadelphia Valley Forge Mortgaged Property. The PIPs variously include replacements and repairs of roofing, HVAC and other machinery and systems, doors and door locks, bathroom fixtures, soft goods, safety systems, signage, phone systems, and guest room entertainment.

●	With respect to the Courtyard Fredericksburg Mortgage Loan (1.2%), the related Mortgaged Property is subject to a franchisor required change of ownership PIP aggregating $123,200 which was reserved for at loan closing.

●	With respect to the Springhill Suites Altamonte Mortgage Loan (0.6%), the related Mortgaged Property is subject to a franchisor required change of ownership PIP estimated to cost approximately $1,161,563, for which $1,250,000 has been reserved. The PIP includes replacements and repairs to technology, building exterior, public spaces, lobby and breakfast room, meeting rooms, exercise room, pool area, guestrooms and safety systems.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than ten (10) months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

See Annex A-1 and the footnotes related thereto and the definition of “LTV Ratio” for additional information.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Properties may be subject to ongoing litigation. For example:

●	With respect to the Millennium Partners Portfolio Mortgage Loan (6.7%), currently there are multiple lawsuits pending against Millennium Partners, the borrower sponsor and parent entity of the non-recourse carveout guarantor, in connection with its development of the Millennium Tower in San Francisco, California, which is not collateral for the Mortgage Loan. Additionally, there is a pending wrongful death case against a condominium at the Lincoln Square Mortgaged Property involving workers from a firm who were using a man lift to string Christmas lights on the trees around the building. Outstanding claims for pecuniary damages and conscious pain and suffering are covered by insurance; however the claim for punitive damages is not covered.

●	With respect to the Penske Distribution Center Mortgage Loan (3.1%), Nicholas S. Schorsch is the indirect majority owner of and controls Global Net Lease Advisors, LLC (the “Advisor”), which is the advisor to Global Net Lease Operating Partnership, L.P., which is the non-recourse carveout guarantor and the 100% owner of the borrower. The Advisor and certain affiliates and principals thereof are defendants in a pending case in the Chancery Court in New Castle County, Delaware for breach of fiduciary duty filed by RCS Creditor Trust, as plaintiff, against the Advisor, American Finance Advisors, American Realty Capital Retail Advisor LLC, et al. The complaint alleges that Nicholas S. Schorsch and his colleagues schemed to exploit their de facto control of a public company, RCS Capital Corporation (“RCAP”), to enrich their wholly owned fund management business called AR Capital, to the detriment of RCAP and its stakeholders.

●	In addition, with respect to the Penske Distribution Center Mortgage Loan (3.1%), on January 25, 2018, an action for breach of contract and tortious interference with contract was filed against Global Net Lease Operating Partnership, L.P., the non-recourse carveout guarantor, and certain of its affiliates (the “GNL Defendants”), as well as AR Capital Global Holdings, LLC and AR Global Investments, LLC (the “AR Defendants”). The plaintiff, Moor Park Capital Partners LLP, alleges that the defendants improperly attempted to terminate a service provider agreement with the plaintiff pursuant to which the plaintiff is principally responsible for managing the defendants’ real estate business in Europe. The termination of the service provider agreement will also result in the termination of a related property management and leasing agreement. The plaintiff alleges that the attempted terminations are a pretext to enable the AR Defendants to seize the plaintiff’s business with the GNL Defendants. The plaintiff seeks money damages as well as a declaratory judgment that the contract has not been effectively terminated.

●	In addition, with respect to the Penske Distribution Center Mortgage Loan (3.1%), Nicholas S. Schorsch, who controls the Advisor, which in turn manages the day-to-day business of the non-recourse carveout guarantor, resigned from the boards of 13 companies following a disclosure that, during his time as chairman of American Realty Capital Properties, Inc. (“ARCP”), now renamed VEREIT, Inc., an affiliate of AR Global Investments, LLC, until January 2014, accounting errors were intentionally concealed and improper payments and equity awards were made to certain affiliates and key principals, respectively. In October 2014, ARCP issued a press release announcing that, based on the preliminary findings of ARCP’s audit committee, previously issued financial statements and other financial information contained in ARCP’s annual report on Form 10-K for the fiscal year ended December 31, 2013 and quarterly reports on Form 10-Q for the fiscal periods ended March 31, 2014 and June 30, 2014 had accounting errors that were intentionally concealed. The audit committee also identified certain payments made to several affiliates that were not appropriately documented, and that equity awards made to Mr. Schorsch and another former executive contained provisions that were more favorable than those approved by the compensation committee of ARCP’s board of directors. In connection with such findings, ARCP has been the subject of various regulatory and criminal investigations, including by the SEC, the U.S. Attorney’s office for the Southern District of New York (the “USAO-SDNY”) and the Federal Bureau of Investigation, which may still be ongoing. Several officers and directors of ARCP, including Mr. Schorsch, have also been named as defendants in various securities class action complaints. In addition, ARCP settled twelve of thirteen individual securities fraud actions, of which eight were settled for an aggregate amount of $85 million and four for an aggregate amount of $42.5 million. In addition, an action against ARCP and certain of its former officers by Vanguard Specialized Funds has been settled for the amount of $90 million. Mr. Schorsch is also a defendant, among others, in various shareholder derivative actions alleging breaches of fiduciary duty in his role as an officer of ARCP. In addition, the Secretary of the Commonwealth of Massachusetts, Securities Division filed suit against Realty Capital Securities, LLC (“RCS”), an affiliate of ARCP under common control of ARCP’s parent company, in connection with the fraudulent casting of shareholder proxy votes on various investment programs. In December 2015, RCS announced that it had settled with the Secretary of the Commonwealth of

Massachusetts, Securities Division, which settlement includes the payment of a fine, revocation of RCS’s broker-dealer registration and the dissolution of RCS’s wholesale distribution business. In March 2016, RCS filed for Chapter 11 bankruptcy protection. In September 2016, the USAO-SDNY announced the filing of criminal charges and the SEC announced the filing of a civil complaint against the former chief financial officer and former chief accounting officer of ARCP. The chief financial officer pled guilty to the charges. Also on September 8, 2016, the SEC announced the filing of a civil complaint against the same two individuals in the United States District Court for the Southern District of New York. On June 30, 2017, following a jury trial, the former Chief Financial Officer was convicted of the charges filed. Both the former Chief Accounting Officer and the former Chief Financial Officer have entered into settlement agreements with the SEC.

●	With respect to the Centennial Office Mortgage Loan (0.6%), one of the two sponsors (Keith Kantrowitz) is a named defendant, among others, in an action by a residential tenant alleging fraud and criminal negligence in connection with a 100 year sale leaseback structure and subsequent eviction proceedings in connection with the tenant’s Brooklyn, New York home. The claimants are seeking damages on this and other counts of approximately $18 million plus fees and costs. Each of the two non-recourse carve-out guarantors has a net worth in excess of such amount and in excess of the amount of the Mortgage Loan. Mr. Kantrowitz is defending the claim.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 15 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	Forty-three (43) of the Mortgage Loans, representing approximately 50.5% of the Initial Pool Balance, were originated in connection with borrower’s refinancing of a previous mortgage loan.

●	Twenty-six (26) of the Mortgage Loans, representing approximately 49.5% of the Initial Pool Balance, were originated in connection with the borrower’s acquisition of related Mortgaged Property.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the Trust. For example:

●	With respect to the ExchangeRight Net Leased Portfolio #25, Park Center Tower, Hancock Village – VA, Rhode Island Self Storage Portfolio, StaxUp Self Storage - San Marcos, Cypress Point Office Park, Courtyard Fredericksburg, Victor’s Square, StaxUp Self Storage - Sun City, Heritage Crossing and Best Storage-Tipp City Mortgage Loans (17.4%), (a) within approximately the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) the Mortgaged Property was acquired by the related borrower or an affiliate thereof from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy.

In particular, with respect to the 15 largest Mortgage Loans or group of Mortgage Loans with related borrowers, we note the following:

●	With respect to the ExchangeRight Net Leased Portfolio #25 Mortgage Loan (5.4%), one of the three guarantors, Warren Thomas, was also one of three guarantors on a loan encumbered by a Houston apartment complex that was foreclosed on by Fannie Mae in March 2013.

●	With respect to the Park Center Tower Mortgaged Property (2.1%), the Mortgaged Property was the subject of a mortgage default in 2013. The borrower acquired the mortgaged property, which was distressed at the time and had an occupancy rate of approximately 61%, in the fourth quarter of 2007 for $23.3 million. The borrower assumed the existing $17 million senior loan and obtained and additional $7 million mezzanine loan from Wells Fargo Bank. The largest tenant, Harrah’s Casinos, thereafter vacated the majority of its leased space when its lease expired in June 2009 and as a result occupancy fell to approximately 30%. The sponsors, Matthew White and William White, increased occupancy to approximately 84% by early 2013; however, the borrower was no longer able to satisfy the debt service payments and notified the special servicer in third quarter of 2013. The borrower kept both the senior loan and the mezzanine loan current on debt service payments until the default. The borrower attempted to negotiate a discounted payoff with the special servicer, however the special servicer ultimately sold the note in September 2014 and an affiliate of the sponsors purchased the note for $12.5 million, resulting in a total loss on the senior loan of $4.56 million and a total loss on the mezzanine loan of $4.7 million. The borrower has since invested an additional $3.4 million on capital improvements, tenant improvements and leasing commissions. The mortgaged property is currently 91.5% occupied. In addition, affiliates of the guarantor, Matthew White, defaulted on a 2007 loan for a Sacramento, California office building which was subject to a discounted payoff in 2015.

●	With respect to the StaxUp Self Storage - San Marcos and the StaxUp Self Storage - Sun City Mortgage Loans (collectively, 2.1%), the sponsor, Randall U. Strauss, was involved in various mortgage defaults related to (i) a Copperas Cove, Texas self-storage that resulted in 2011 foreclosure, and (ii) a Killeen, Texas self-storage that resulted in 2013 foreclosure.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—

Foreclosure—Bankruptcy Laws”. See also representation and warranty nos. 41 and 42 in Annex D-1 and the exceptions to representation and warranty no. 42 in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	Eleven (11) Mortgaged Properties (10.1%) are leased to multiple tenants; however, one such tenant occupies 50% or more of the NRA of each such Mortgaged Property.

●	Thirty-five (35) Mortgaged Properties (17.4%) are leased to a single tenant.

See “—Lease Expirations and Terminations” below, and “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”,
“—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3. In addition, see Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly following, the maturity of the related Mortgage Loan. In addition, certain other Mortgaged Properties may have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related Mortgaged Property. Prospective investors are encouraged to review the charts entitled “Major Tenants” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans presented on Annex A-3, in particular those related to the One AT&T, Millennium Partners Portfolio, ExchangeRight Net Leased Portfolio #25, Shadow Mountain Marketplace, Rainbow Sunset Pavilion, Regions Tower, US Bank Centre, Penske Distribution Center, Haymarket Village Center, Springdale General, Park Center Tower and Carriage Place Mortgaged Properties identified on Annex A-1 to this prospectus.

With respect to the Mortgage Loans secured, in whole or in part, by the Mortgaged Properties identified in the table below, each such Mortgaged Property is occupied by a single tenant under a lease which expires prior to, or within 12 months after, the maturity date of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	Owner Occupied	Lease Expiration Date	Maturity Date
Penske Distribution Center	3.1%	No	10/25/2028	12/1/2028
ExchangeRight Net Leased Portfolio #25 - Walgreens - Menomonee Falls (Silver Spring Dr), WI	0.3%	No	2/28/2028(1)	1/1/2029
ExchangeRight Net Leased Portfolio #25 – Tractor Supply – Prince George (Wagner Way), VA	0.3%	No	10/31/2028	1/1/2029
ExchangeRight Net Leased Portfolio #25 - BioLife Plasma Services L.P. - Muncie (Marleon Dr), IN	0.3%	No	10/31/2027	1/1/2029
Prudential – Digital Realty Portfolio - 14901 FAA Boulevard	0.2%	No	2/2/2022	10/6/2023
ExchangeRight Net Leased Portfolio #25 - Dollar General -Orlando (Weston Ln), FL	0.1%	No	6/30/2029	1/1/2029
ExchangeRight Net Leased Portfolio #25 - Dollar General - Sioux Falls (West 12th St), SD	0.1%	No	5/31/2029	1/1/2029
ExchangeRight Net Leased Portfolio #25 - Dollar General - Hampton (North Armistead Ave), VA	0.1%	No	2/28/2029	1/1/2029
ExchangeRight Net Leased Portfolio #25 - Family Dollar -Eagle Pass (Memo Robinson Rd), TX	0.1%	No	4/30/2029	1/1/2029
ExchangeRight Net Leased Portfolio #25 - Dollar General - Amherst (Leavitt Rd), OH	0.1%	No	6/30/2029	1/1/2029
ExchangeRight Net Leased Portfolio #25 - Dollar General - San Antonio (Pue Rd), TX	0.1%	No	7/31/2029	1/1/2029
ExchangeRight Net Leased Portfolio #25 - Family Dollar - St. Amant (Hwy 429), LA	0.1%	No	9/30/2028	1/1/2029
ExchangeRight Net Leased Portfolio #25 - Dollar General - Springfield (West Chestnut Expwy), MO	0.1%	No	6/30/2029	1/1/2029
ExchangeRight Net Leased Portfolio #25 - Dollar General - Waco (Pamela Ave), TX	0.1%	No	6/30/2029	1/1/2029
Prudential – Digital Realty Portfolio - 43790 Devin Shafron Drive	0.1%	No	5/31/2021	10/6/2023
Prudential – Digital Realty Portfolio - 636 Pierce Street	0.1%	No	4/30/2023	10/6/2023
Prudential – Digital Realty Portfolio - 21551 Beaumeade Circle	0.1%	No	12/31/2023	10/6/2023
Prudential – Digital Realty Portfolio - 7505 Mason King Court	0.1%	No	12/31/2023	10/6/2023
Prudential – Digital Realty Portfolio - 444 Toyama Drive	0.1%	No	7/31/2022	10/6/2023

(1)	Walgreens has the right to terminate its lease beginning February 28, 2028 and every five years thereafter through February 28, 2073 (the final lease maturity date) upon six months’ prior notice.

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such property may be materially below the “as-is” value of such property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion (but less than 100%) of the net rentable square footage of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office and industrial Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease at any time. For more information on lease terminations see the footnotes to Annex A-1 to this prospectus.

Set forth below are certain government leases that individually are among the top 5 tenants at the related Mortgaged Property and have termination options associated with appropriation rights or are otherwise unilaterally terminable by the tenant. Such Mortgaged Properties may be more susceptible to termination risks as a result of a government shutdown.

Mortgaged Property	Percent of Initial Pool Balance	Tenant	Percent of Net Rentable Area	Percent of U/W Base Rent
US Bank Centre	3.4%	Department of Housing & Urban Development	13.4%	17.2%
Park Center Tower	2.1%	National Council of Juvenile and Family Court Judges	10.6%	10.6%
Park Center Tower	2.1%	Nevada State Department of Administration	8.3%	8.2%
Centennial Office	0.6%	UMC Primary Care	22.2%	18.3%
Centennial Office	0.6%	UMC Urgent Care	21.9%	27.6%
Rainbow Crossing	0.4%	Armed Forces Career Center	4.0%	8.3%

For more information related to tenant termination options held by the 5 largest tenants (by net rentable area leased) see Annex A-1 to this prospectus and the accompanying footnotes for additional information. See also, the charts entitled “Major Tenants” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus, in particular those related to the One AT&T, Millennium Partners Portfolio, ExchangeRight Net Leased Portfolio #25, Shadow Mountain Marketplace, Rainbow Sunset Pavilion, Regions Tower, US Bank Centre, Penske Distribution Center, Haymarket Village

Center, Park Center Tower and Carriage Place Mortgaged Properties identified on Annex A-1 to this prospectus.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent or may be in negotiation to finalize their respective leases. For example:

●	The Shadow Mountain Marketplace, Rainbow Sunset Pavilion, Regions Tower, US Bank Centre, Springdale General, Allied Solutions, Medlock Bridge Shopping Center, Murrieta Town Center East, 249 Legion Avenue, Centennial Office, Enterprise Center – VA and Offices on Grand Boulevard Mortgaged Properties (25.9%) have, among the 5 largest tenants at such Mortgaged Property (by net rentable area leased), tenants that have renewed leases or have taken possession of the space demised under the related lease with the related borrower, but have not yet commenced payments of rent or are in a rent abatement period under the related lease, or have tenants that have executed leases, but have not taken possession or commenced payment of rent, have tenants that are in a buildout phase and have not taken occupancy, have tenants that are expanding their space but have not commenced payment of the additional rent, have tenants that renewed leases that provide free rent and have not commenced payment of rent, have tenants that are entitled to free rent periods or rent abatement in the future, or have subleases in place that can increase vacancy risks. In certain circumstances, an escrow reserve related to free rent periods and tenant improvement costs and leasing commissions due in connection with such leases was funded at closing. See Annex A-1 to this prospectus and the accompanying footnotes for additional information with respect to these Mortgage Loans.

In particular, with respect to single tenant properties or tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest Mortgage Loans, certain of such tenants have not taken possession or commenced paying rent or have rent underwritten on a straight-lined basis or are taking into account rent increases during a future term. For more information see Annex A-3 to this prospectus and the accompanying footnotes.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

See Annex A-3 for more information on other tenant matters relating to the largest 15 Mortgage Loans.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	The One AT&T, Southeast Hotel Portfolio, Millennium Partners Portfolio, Hancock Plaza Colorado Springs, Carriage Place, Centrepark West, Courtyard Fredericksburg, Prudential – Digital Realty Portfolio, Murrieta Town Center East, Residence Inn National Portfolio (as to each of the four Mortgaged Properties), Springhill Suites Altamonte, CVS Portfolio, ExchangeRight Net Leased Portfolio #25 - Hy-Vee - Austin (18th Ave), MN, ExchangeRight Net Leased Portfolio #25 - BioLife Plasma Services L.P. – St. Peters (Mexico Rd), MO, ExchangeRight Net Leased Portfolio #25 - Walgreens - Roanoke (Brambleton Ave), VA, ExchangeRight Net Leased Portfolio #25

- Walgreens - Crowley (South Crowley Rd), TX, ExchangeRight Net Leased Portfolio #25 - Walgreens - Menomonee Falls (Silver Spring Dr), WI, ExchangeRight Net Leased Portfolio #25 - Tractor Supply - Slidell (Gause Blvd), LA, ExchangeRight Net Leased Portfolio #25 - Tractor Supply - Prince George (Wagner Way), VA; ExchangeRight Net Leased Portfolio #25 - Walgreens - Roanoke (Williamson Rd NW), VA, and ExchangeRight Net Leased Portfolio #25 - Tractor Supply - Milford (State Route 28), OH Mortgaged Properties (collectively, 36.9%) are each subject to a purchase option, right of first refusal or right of first offer to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related Mortgaged Property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, another unit owner of the related condominium, a neighboring property owner, a master tenant, a lender or another third party. See “Yield and Maturity Considerations” in this prospectus. See representation and warranty no. 8 in Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, with respect to the 15 largest Mortgage Loans presented on Annex A-3, we note the following:

●	With respect to the One AT&T Mortgage Loan (7.3%), the sole tenant, AT&T, has a right of first offer to purchase the related Mortgaged Property pursuant to its lease. Such right of first offer does not apply to a foreclosure sale, deed-in-lieu of foreclosure or the first transfer by the lender after taking title pursuant to a foreclosure or deed-in-lieu of foreclosure, but would apply to any subsequent transfers.

●	With respect to the Southeast Hotel Portfolio Mortgage Loan (7.2%), three of the five constituent properties comprising the Mortgaged Loan (the Fairfield Inn Orlando International Mortgaged Property, the Fairfield Inn Lake Buena Vista Mortgaged Property and the Courtyard by Marriott Gastonia Mortgaged Property, with an aggregate allocated loan amount of approximately 57.6%), each such Mortgaged Property is subject to a franchise agreement with Marriott International, Inc. (“Marriott”). Marriott has a right of first refusal to acquire the related Mortgaged Property if there is transfer of the hotel or a direct or indirect controlling interest in the borrower to a competitor of Marriott (generally, any person that exclusively develops, operates or franchises at least 10 luxury service hotels, 20 full service hotels or 50 limited service hotels that are non-Marriott brands). The right of first refusal is not extinguished by foreclosure or a deed-in-lieu thereof. The franchisor comfort letter provides that, if the lender exercises remedies against the franchisee, the lender may appoint a lender affiliate to acquire the related Mortgaged Property and enter into a management or franchise agreement if it is not competitor or competitor affiliate of Marriott.

●	With respect to the following ExchangeRight Net Leased Portfolio #25 Mortgaged Properties, Hy-Vee - Austin (18th Ave), MN; BioLife Plasma Services L.P. – St. Peters (Mexico Rd), MO; Walgreens - Roanoke (Brambleton Ave), VA; Walgreens - Crowley (South Crowley Rd), TX; Walgreens - Menomonee Falls (Silver Spring Dr), WI; Tractor Supply - Slidell (Gause Blvd), LA; Tractor Supply - Prince George (Wagner Way), VA; Walgreens - Roanoke (Williamson Rd NW), VA; and Tractor Supply - Milford (State Route 28), OH (3.7%), the related single tenant with respect to each has a right of first refusal (“ROFR”) to purchase the related individual Mortgaged Property pursuant to such tenant’s individual lease. The related subordination and standstill agreements each provide that the related tenant waives its ROFR therefore such right does not apply to a foreclosure, deed-in-lieu thereof or other enforcement action under the related mortgage, however, the ROFR would apply to any subsequent transfers.

●	With respect to the Hancock Plaza Colorado Springs Mortgage Loan (2.2%), (i) Burger King has ROFR to purchase its leased premises or any larger tract of land of which its leased premises may be a part of an offer is received that borrower is otherwise willing to accept. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof; and (ii) Panda Express has right of first offer (“ROFO”) and right of first refusal to purchase its leased premises if borrower decides to sell the mortgaged property to a third party or if an offer is received that borrower is otherwise willing to accept, as applicable. The ROFO and the ROFR are not extinguished by foreclosure; however, the ROFO and the ROFR do not apply to foreclosure or deed in lieu thereof or the first sale thereafter.

●	With respect to the Carriage Place Mortgage Loan (2.1%), the Tim Donut U.S. Limited, Inc. (“Tenant”) lease contains a ROFR in favor of Tenant under the following terms: if landlord receives an offer to purchase Tenant’s premises and landlord desires to accept the offer, then landlord must first give Tenant notice and a right of first refusal to purchase Tenant’s premises on the same terms and conditions contained in such offer. Tenant must make its election within fifteen (15) days of receipt of notice of the offer from landlord. The ROFR applies only to separate offers for Tenant’s premises and not to offers that include Tenant’s premises and any adjoining land, therefore the ROFR would not apply to either a foreclosure or deed in lieu thereof with respect to the entire subject property, nor a subsequent transfer of the entire property.

●	With respect to the Millennium Partners Portfolio—Lincoln Square Mortgaged Property (1.7%), the tenant Loews has a right of first refusal in connection with a sale of its leased premises. Such right does not apply to a foreclosure or deed in lieu thereof, but would apply to any subsequent transfers.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the NRA at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

●	With respect to the Millennium Partners Portfolio Mortgage Loan (6.7%), all or a portion of six of the Mortgaged Properties is leased to one or more affiliates of the borrowers that own such Mortgaged Properties, which affiliates are also borrowers under the Mortgage Loan, and which affiliates in turn sublease such space to third party tenants at such Mortgaged Properties. The space leased under such affiliate leases includes the Lincoln Square Mortgaged Property, a portion of the Four Seasons San Francisco Retail Mortgaged Property (comprising approximately 13.6%

of the gross rentable area and approximately 14.1% of the underwritten total rent for all Millennium Partners Portfolio Properties), the Commercial Units at the Four Seasons Miami Mortgaged Property, the Ritz Carlton Washington DC Retail Mortgaged Property, the Lincoln West Mortgaged Property and the Millennium Tower Boston Mortgaged Property. Each borrower’s interest, as applicable, in each affiliate lease and the applicable subleases has been mortgaged as security for the Mortgage Loan except for the lease for the Equinox space at the Commercial Units at the Four Seasons Miami, which has been collaterally assigned to the lender.

●	With respect to the Springdale General Mortgage Loan (2.5%), the largest tenant, Notley - Center for Social Innovation (37.3% of net rentable area), is a 10% limited partner of the borrower.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Nineteen (19) of the Mortgaged Properties (17.5%) are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a probable maximum loss greater than 20%.

With respect to fifty (50) Mortgaged Properties (48.5%) the related borrowers (or, in some cases, tenants that are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies. See representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions to representation and warranty nos. 18 and 31 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Certain of the Mortgaged Properties may permit the borrower’s obligations to provide required insurance (including property, rent loss, liability and terrorism coverage) to be suspended if a sole or significant tenant or the property manager elects to provide third party insurance or self-insurance in accordance with its lease or management agreement. Described below are Mortgage Loans having such self-insurance conditions:

●	With respect to the One AT&T Mortgage Loan (7.3%), so long as the lease to the sole tenant, AT&T, is in full force and effect and there is no lease event of default thereunder, the borrower can rely (i) on self-insurance by AT&T so long as AT&T is rated BBB/Baa2 or better by S&P and Moody’s and (ii) on third party commercial insurance obtained by AT&T, provided that such insurance satisfies the requirements of the loan documents and the borrower has provided evidence thereof to the lender.

●	With respect to the ExchangeRight Net Leased Portfolio #25 Mortgage Loan (5.4%), the related Mortgage Loan documents provide that a tenant may provide all or a portion of the property damage insurance coverages required pursuant to the Mortgage Loan with respect to the related Mortgaged Property (including through self-insurance), or such insurance coverages acceptable to the lender in its sole and absolute discretion.

●	With respect to the CVS Portfolio Mortgage Loan (0.4%), as to each of the two related Mortgaged Properties, so long as the lease to the sole tenant (Louisiana CVS Pharmacy, L.L.C, in the case of the CVS Jennings Mortgaged Property, and Pennsylvania CVS Pharmacy, L.L.C., in the case of the CVS Johnstown Property), is in full force and effect and there is no lease event of default thereunder, the borrower can rely (i) on self-insurance by the sole tenant, so long as the senior unsecured debt rating of CVS Health Corporation does not fall below “BBB” by S&P or an equivalent rating by Moody’s or any other rating agency rating the Certificates, and (ii) on third party commercial insurance obtained by the sole tenant, provided that such insurance satisfies the requirements of the loan documents.

●	With respect to the UNICO Portfolio V Mortgage Loan (0.2%), the borrower’s obligation to provide required insurance (including property, rent loss, liability and terrorism coverage) is suspended if the sole tenant at each of the related Mortgaged Properties (Dollar General) provides third party insurance in accordance with its leases for the related Mortgaged Properties. In each case, the related Dollar General lease requires the tenant to provide property and liability insurance; however, no maximum deductible is specified, and neither terrorism nor rent loss coverage is expressly required.

Under certain circumstances generally relating to a material casualty, a sole tenant entitled to self-insure may have the right to terminate its lease at the related Mortgaged Property under the terms of that lease. If the tenant fails to provide acceptable insurance coverage or, if applicable, self-insurance, the borrower generally must obtain or provide supplemental coverage to meet the requirements under the Mortgage Loan documents. See representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions to representation and warranty nos. 18 and 31 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions to representation and warranty nos. 18 and 31 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property. In certain cases, use of a Mortgaged Property may be restricted due to environmental conditions at the Mortgaged Property. See “—Environmental Considerations”.

In the case of such Mortgage Loans subject to such restrictions the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, the related property may not be able to be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property, and such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 8 and 26 on Annex D-1 and the exceptions to representation and warranty nos. 8 and 26 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

●	With respect to the Millennium Partners Portfolio Mortgage Loan (6.7%), each of the Lincoln Square Mortgaged Property (1.7%), the Lincoln West Mortgaged Property (0.7%), and the Lincoln Triangle Mortgaged Property (0.5%) have only temporary certificates of occupancy. The borrowers have covenanted to maintain at all times and continue to renew any then applicable temporary certificate of occupancy for each applicable Mortgaged Property on or before the then applicable expiration date until a new, valid, permanent certificate of occupancy is obtained for such Mortgaged Property.

In addition, certain of the Mortgaged Properties are subject to “historic” or “landmark” designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property. For example:

●	With respect to the Unadilla Owners Corp. Mortgage Loan (0.2%) and Pierrepont Apt. Corp. Mortgage Loan (0.1%), the related Mortgaged Properties are located in certain designated historic districts in New York City and are therefore subject to certain oversight by the New York City Landmarks Preservation Commission with respect to physical changes to the property.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than an “as-is” value. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as set forth under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Definitions”. The values other than the “as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-”as-is” value will be the value of the related Mortgaged Property at maturity or other specified date. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. In the case of Mortgage Loans secured by residential cooperative properties expected to be sold to the depositor by National Cooperative Bank, N.A., information regarding the value of such Mortgaged Properties is based upon the appraised value of such property assuming such property is operated as a residential cooperative which value, in general, equals the sum of (x) the gross share value of all cooperative units in such residential cooperative property (generally applying a discount for sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for market rate units as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (y) the amount of the underlying debt encumbering such residential cooperative property. Such appraised values for Mortgage Loans secured by residential cooperative properties are calculated as set forth under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Definitions”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”. See also “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts or may not have a separate non-recourse carveout guarantor or environmental indemnitor. See representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). For example:

●	With respect to the Regions Tower Mortgage Loan (4.4%), there are three non-recourse carveout guarantors. One such guarantor, Isaac Maleh, who owns 90% of one of the two tenant-in-common borrowers, is liable only for recourse obligations arising as a result of acts or omissions of Isaac Maleh, directly or indirectly, that result in the borrowers having full recourse under the loan agreement.

The Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. are generally full recourse to the related borrower and do not have separate guarantors for non-recourse carveouts or separate environmental guarantors.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”. See also representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

●	With respect to the Penske Distribution Center Mortgage Loan (3.1%), the Mortgaged Property has an Industrial Facilities Exemption, a tax abatement applicable to the building (but not the land) which runs for a 10-year term ending December 31, 2027. In lieu of ad valorem taxation of the building, the tax assessor levies a specific tax known as the Industrial Facilities Tax which has a reduced millage rate equal to approximately 50% of what the ad valorem tax millage rate would be. According to the tax assessor’s office, the millage rate for the land is 6.59061% and the millage rate of the building is 3.595305%. Taxes were underwritten based on the appraisal estimate of taxes, which takes into account the abatement, and assuming the abated taxes were paid by Penske pursuant to its lease. Although the sole tenant, Penske, will be required to pay any increase in taxes following the expiration of the tax abatement, such an increase may make the Mortgaged Property less desirable to the sole tenant.

●	With respect to the Springdale General Mortgage Loan (2.5%), the related Mortgaged Property is subject to a new markets tax credit, which is a federal income tax credit that is intended to stimulate private investment in commercial ventures in low-income communities. See “—Additional Indebtedness—Other Unsecured Indebtedness.”

●	With respect to the Millennium Partners Portfolio—Millennium Tower Boston Mortgaged Property (1.7%), such Mortgaged Property is comprised of the Burnham Property and the Boston Tower Property, each of which is subject to a Contract for Payment in Lieu of Taxes (each, a “PILOT Agreement”) between the BRA (the applicable assessing authority) and MP Franklin Burnham Co LLC (the “Burnham Borrower”) or MP Franklin Tower Retail Tenant LLC (the “Boston Tower Borrower”) (as successor in interest to MP Franklin Tower Co LLC), as applicable. Pursuant to the PILOT Agreements, the Burnham Borrower and the Boston Tower Borrower will pay reduced real estate taxes during the term of such PILOT Agreements. In connection with the PILOT Agreements, the BRA made a temporary taking of the Burnham Property and the Boston Tower Property, with a corresponding ground lease or master lease, as applicable, to the related Millennium Partners Borrower. Each PILOT Agreement terminates on June 30, 2026, unless terminated earlier in accordance with its terms for failure to make a payment of taxes or the payment due in connection with the transfer of the owner’s rights under such PILOT Agreement. Upon termination of the applicable PILOT Agreement, the temporary taking of the Burnham Property and the Boston Tower Property will immediately terminate and the interest held by the BRA in the Burnham Property and the Boston Tower Property will automatically revert to the Burnham Borrower or the Boston Tower Borrower, as applicable. Upon the termination or expiration of the PILOT Agreements, the related real estate tax obligations will be assessed at the standard real property tax rates for properties located in Boston, Massachusetts. The Millennium Partners Portfolio Mortgage Loan was underwritten based on abated taxes, which is $1,649,993 less than the unabated taxes for 2018.

●	With respect to the 249 Legion Mortgage Loan (1.0%), the building for the tenant The Learning Experience was not constructed at the time of the most recent tax assessment. Taxes were underwritten adjusted for the inclusion of the building, calculated using the 2018/2019 millage rate. The Mortgaged Property has been approved for a Tax Deferral Program for the City of New Haven under which the new assessments for improvements are phased in over five years, with full taxes due in 2022. The Mortgage Loan was underwritten based on the projected ten year average tax liability ($163,764), taking into account the abatement. Projected annual unabated taxes (assuming no change in assessment or tax rates) are $178,630.

●	With respect to the Rolling Wheels MHC Mortgage Loan (0.3%), the related Mortgaged Property receives a tax abatement by means of a tax cap currently set at 4.00% by the Washoe County Tax Assessor’s office. Real estate taxes were underwritten based on the actual tax bill for 2018/2019, which gives effect to such cap.

Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Twenty-four (24) Mortgage Loans (45.8%) provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to that date.

Twenty (20) Mortgage Loans (29.1%) provide for an initial interest-only period that expires between twelve (12) and sixty (60) months following the related origination date and thereafter require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity.

Twenty-five (25) Mortgage Loans (25.1%) require monthly payments of interest and principal based on amortization schedules significantly longer than the remaining term to stated maturity.

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Approx. % of Initial Pool Balance (%)
Interest-only, Balloon	24	$446,650,500	45.8%
Interest-only, Amortizing Balloon	20	283,909,500	29.1
Amortizing Balloon	25	244,281,841	25.1
Total	69	$974,841,841	100.0%

Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth on Annex A-1 to this prospectus and the footnotes thereto.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance (%)
1	43	$624,810,032	64.1%
6	2	27,600,000	2.8
7	1	65,000,000	6.7
11	23	257,431,810	26.4
Total	69	$974,841,841	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period Default (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0	30	$ 497,590,980	51.0%
3	1	18,240,000	1.9
4	14	130,918,247	13.4
5	12	288,786,500	29.6
10	12	39,306,114	4.0
Total	69	$ 974,841,841	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on, or security interests in fee simple, and/or leasehold or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

Single Purpose Entity Covenants

With respect to the Mortgage Loans secured by residential cooperative properties, the related borrower does not have independent directors, no non-consolidation opinion was delivered in connection with the origination of the related Mortgage Loan, and the organizational documents of the related borrower do not contain single purpose entity covenants. In addition, see representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “—Additional Indebtedness” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws” in this prospectus.

Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately 4 to 13 months) up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Substitutions; Partial Releases; Property Additions” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan or, if the affected Mortgaged Property is part of a portfolio, a property-specific release price (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

With respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A., which are described as being encumbered by subordinate mortgage liens under “—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by

Residential Cooperatives”, each such Mortgage Loan is cross-defaulted with such subordinate mortgage lien(s) in the amounts described in this prospectus under “—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives”. In each case, the subordinate lender is subject to a subordination agreement, which generally subordinates the subordinate lender’s rights and remedies to those of the lender under the Mortgage Loan; however, the subordinate lender is generally not subject to a standstill agreement. We cannot assure you that the foregoing circumstances, including with respect to the subordinate lender’s right to independently pursue a foreclosure action, will not result in a prepayment of the Mortgage Loan at a time when the applicable special servicer might otherwise have elected to modify the related Mortgage Loan or take other action with respect to the Mortgage Loan. In addition, we cannot assure you that foreclosure by the subordinate lender will not result in a material reduction in the liquidation proceeds that otherwise might have been realized by the applicable special servicer if such special servicer were able to elect a different course of action.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●	Forty-eight (48) Mortgage Loans (79.9%) each prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower (after an initial period of at least two years following the date of initial issuance of the Offered Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Due Date through and including the maturity date (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable or outstanding, as applicable, on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

●	Five (5) Mortgage Loans (10.4%) each prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permit the related borrower to defease the Mortgage Loan by the pledging of Government Securities that provide for payment on or prior to each Due Date through and including the maturity date or make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable.

●	Four (4) Mortgage Loans (5.6%) each prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable.

●	Twelve (12) Mortgage Loans (4.0%) each permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium for a period and thereafter permit prepayment upon the payment of a Prepayment Premium for a period and thereafter such Mortgage Loan is freely prepayable.

Prepayment restrictions for each Mortgage Loan reflect the entire life of the Mortgage Loan. Some Mortgage Loans may be sufficiently seasoned that their Lock-out Periods have expired. See Annex A-1, including the footnotes thereto, for individual prepayment restrictions and seasoning applicable to each Mortgage Loan.

With respect to the Millennium Partners Portfolio Mortgage Loan (6.7%) (in connection with a release of properties), the related Mortgage Loan documents permit the related borrower to prepay the related Mortgage Loan with yield maintenance premium if the related Defeasance Lock-Out Period has not expired.

With respect to the Allied Solutions Mortgage Loan (1.8%), the borrower has the right to prepay such Mortgage Loan in part, at any time, in the amount required to cure a cash management trigger event caused by a decline in the debt service coverage ratio below 1.75x. No yield maintenance premium or prepayment fee is required in connection with any such prepayment.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	Approx. % of Initial Pool Balance
4 - 6	62	84.6%
7 - 13	7	15.4
Total	69	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than, or other than, a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners. Additionally, with respect to the Mortgage Loans included in the Trust that are secured by residential cooperative properties, the owners of cooperative units underlying the cooperative properties are permitted, generally without restriction, to sell such cooperative units (including such owner’s interest in the underlying borrower) and/or to obtain loans secured by a pledge of such owner’s interest in the underlying borrower.

Additionally, certain of the Mortgage Loans (excluding the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A.) provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

In addition, with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A., the applicable master servicer will be permitted to waive the enforcement of “due-on-encumbrance” clauses to permit subordinate debt secured by the related mortgaged property subject to the satisfaction of various conditions and subject to certain parameters set forth in the PSA. See “—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives”.

Defeasance

The terms of fifty-three (53) Mortgage Loans (the “Defeasance Loans”) (90.4%) permit the applicable borrower at any time (generally, provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity, the related balloon payment (provided that in certain cases the related borrower is obligated to purchase the foregoing securities directly, rather than to provide a Defeasance Deposit), and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. See representation and warranty no. 34 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

For additional information on Mortgage Loans that permit partial defeasance, see
“—Releases; Substitutions; Partial Releases; Property Additions” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the applicable master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Substitutions; Partial Releases; Property Additions

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral or the substitution of real property for the Mortgage Loan collateral.

●	With respect to the Millennium Partners Portfolio Mortgage Loan (6.7%), the borrowers have the right to obtain the release of any one or more of the following individual assets: (a) any one or more of the individual Mortgaged Properties, (b) the individual Equinox units at the Lincoln Square, Ritz Carlton Washington DC Retail and Four Seasons San Francisco Retail Mortgaged Properties, (c) the Loews Theater unit at the Lincoln Square Mortgaged Property, (d) Century 21 at the Lincoln Triangle

Mortgaged Property and (e) the approximately 37,724 SF office/retail building at 735 Market Street in San Francisco which is part of the Four Seasons San Francisco Retail Property (collectively, the “Released Properties and/or Units”), in each case if it is sold pursuant to a bona fide third party sale, provided that, among other conditions, (A) the borrowers either (x) during the defeasance lockout period, prepay, together with a prepayment fee equal to the greater of 1% of the amount prepaid and a yield maintenance premium, or (y) after the defeasance lockout period, defease, an amount of the related Whole Loan equal to 115% of the applicable allocated loan amount for the Released Properties and/or Units being released, (B) the debt yield of the related Whole Loan following such release is greater than the greater of (a) such debt yield immediately prior to such release or (b) 9.9%, (C) compliance with REMIC related conditions, (D) in the case of the release of a unit that comprises less than all of an individual Mortgaged Property, compliance with zoning and separate tax payment conditions, and (E) prepayment or defeasance (as applicable) of a release amount under the Millennium Partners Mezzanine Loan, or waiver by the mezzanine lender of such condition. The allocated loan amounts for the release units that constitute less than all of an individual Mortgaged Property are set forth in the following table:

Release Units	Allocated Loan Amount
Commercial Unit E (Equinox) at Lincoln Square	$59,516,000
Commercial Unit C (Loews Theater) at Lincoln Square	$45,892,000
Equinox at Four Seasons San Francisco Retail	$36,570,000
Commercial Unit B (Century 21) Lincoln Triangle	$35,853,000
Equinox at Ritz Carlton Washington DC Retail	$25,814,000
735 Market Street at Four Seasons San Francisco Retail	$14,341,000

●	With respect to the Millennium Partners Portfolio Mortgage Loan (6.7%), the borrowers are permitted to submit the portion of the Four Seasons San Francisco Retail Mortgaged Property known as the 735 Market Building to a condominium regime, and upon legally separating such floors from the remainder of such building, obtain the release of the 5th and 6th floors of such building, which are non-income producing, without any required prepayment, defeasance or release premium, provided that certain REMIC related conditions are satisfied.

●	With respect to the Residence Inn National Portfolio Mortgage Loan (1.7%), after the expiration of the defeasance lockout period, the borrowers have the right to obtain the release of an individual Mortgaged Property in connection with the sale thereof to an unaffiliated third party, provided that, among other conditions, (i) the borrowers defease an amount equal to the greater of 115% of the allocated loan amount of the Mortgaged Property being released and 75% of the purchase price of such Mortgaged Property, (ii) the loan-to-value ratio following such release is not greater than the lesser of the loan-to-value ratio immediately preceding the release and the loan-to-value ratio at origination, (iii) the debt service coverage ratio following such release is greater than the greater of the debt service coverage ratio immediately preceding the release and the debt service coverage ratio at origination, (iv) the debt yield following such release is greater than the greater of the debt yield immediately preceding the release and the debt yield at origination, and (v) certain REMIC related conditions are satisfied.

●	With respect to the Prudential - Digital Portfolio Mortgage Loan (1.0%), following the prepayment lockout date or the defeasance lockout date (as applicable), the loan documents permit the release of any of the constituent properties, provided that, among other things, (a) no event of default has occurred and is continuing; (b) the loan is either partially defeased or partially prepaid (along with any applicable yield maintenance premium) in an amount equal to (i) 110% of the allocated loan amount of the property being released; (c) the net cash flow debt yield for the remaining properties immediately following the release is equal to or greater than the greater of (i) 11.0% and (ii) the net cash flow debt yield immediately prior to the release; provided, however, that the borrower has the right to partially defease or prepay the loan further in order to meet such debt yield test; (d) a legal opinion covering compliance in all respects with all laws, rules and regulations governing REMICs has been delivered; and (e) in connection with a partial defeasance, rating agency confirmation is received. The allocated loan amount for each of the related Mortgaged Properties is subject to pro rata reduction to account for previous prepayments and partial defeasances.

●	With respect to the Medlock Bridge Shopping Center Mortgage Loan (0.9%), following the defeasance lockout period, the loan documents permit the release of up to two release parcels (Tract A comprised of an unimproved 1.95 acre portion of the parking lot and Tract B comprised of a 1.56 acre portion of the parking lot with a kiosk tenant representing 1.5% of total revenues), subject to certain conditions, including: (i) partial defeasance of the loan in an amount equal to greater of (x) the then-appraised value of the release parcel or (y) the net sales proceeds applicable to such release parcel; (ii) the post-release DSCR of the remaining property shall be no less than the greater of the pre-release DSCR for the entire property and 1.70x; (iii) the post-release debt yield of the remaining property shall be no less than the greater of the pre-release debt yield for the entire property and 11.8%; (iv) the post-release LTV for the remaining property shall be no more than the lesser of the pre-release LTV of the entire property prior to the release and 65%; (v) if required by lender, a rating agency confirmation; and (v) an opinion of counsel that the partial release satisfies REMIC requirements.

●	With respect to the DB Estates MHC Mortgage Loan (0.2%), the borrower has the right to acquire the fee simple estate in the 0.035 acre property identified as “Excluded Property” in the related Mortgage Loan agreement that is adjacent and contiguous to the Mortgaged Property (the “After Acquired Property”). Such after acquired property will be encumbered by the lien of the Mortgage on the related Mortgaged Property. The related Mortgage Loan documents include a carve-out for any losses resulting from the After Acquired Property not being included in the related Mortgaged Property as of the related Mortgage Loan origination date.

Furthermore, some of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the applicable special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

Twenty-eight (28) Mortgage Loans (81.7%) that are secured in whole or in part by office, retail and industrial properties, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail and industrial properties only.

Fifty-six (56) Mortgage Loans (78.7%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Forty-three (43) Mortgage Loans (77.3%) provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Twenty-one (21) Mortgage Loans (34.8%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Sixteen (16) Mortgage Loans (28.1%) provide for monthly or upfront escrows to cover planned capital expenditures or deferred maintenance or franchise-mandated property improvement plans.

In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger. Certain Mortgage Loans also permit the borrower to post a letter of credit or guaranty in lieu of maintaining cash reserves.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See footnotes to Annex A-1 for more information regarding escrows under the Mortgage Loan documents.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance (%)
Springing	31	$441,615,312	45.3%
Hard/Springing Cash Management	10	305,052,796	31.3
Hard/Upfront Cash Management	3	116,255,000	11.9
None	23	84,868,734	8.7
Soft/Springing Cash Management	2	27,050,000	2.8
Total	69	$974,841,841	100.0%

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

●	Hard/Upfront Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.

●	Soft/Upfront Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

●	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

●	Springing. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.

●	None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts may be deposited into the lockbox account by the property manager. With respect to certain hotel Mortgage Loans, rents deposited into the lockbox account may be net of management fees, hotel operating expenses, and reserves (or custodial funds (employee tips) and occupancy taxes may be remitted back to the borrower from the lockbox prior to payments to the lender), and with respect to certain other Mortgage Loans, rents may be net of certain other de minimis receipts or expenses. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

Exceptions to Underwriting Guidelines

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers— Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” and “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”.

One (1) Mortgage Loan (1.0%) was originated by Wells Fargo Bank, National Association with exceptions to the underwriting guidelines as described in the following bullet points:

●	With respect to the Prudential - Digital Realty Portfolio Mortgage Loan (1.0%), the underwritten management fee (2.0%) is less than 3.0%, which represents an exception to the underwriting guidelines for Wells Fargo Bank, National Association. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding this exception was supported by the following: (a) the Mortgaged Properties comprise an eight property portfolio of data centers which was 100.0% leased to eight tenants as of November 1, 2018 and has experienced occupancy of 100.0% since 2013; (b) the U/W NCF DSCR and U/W NCF Debt Yield are 2.50x and 11.6%, respectively; and if the Mortgage Loan underwriting had utilized a 3.0% management fee for the five non-investment grade tenants, the U/W NCF DSCR and U/W NCF Debt Yield would be approximately 2.48x and 11.5%, respectively; (c) according to the appraisals, the Mortgaged Properties are located in the four largest multi-tenant data center markets, by square footage, in the United States; (d) each Mortgaged Property is leased to a single tenant on a triple-net basis with 3.0% weighted average annual rent increases; (e) the tenants have been in occupancy in their respective spaces, on average, since 2007; and (f) investment grade tenants VADATA, Inc. and The Bank of New York Mellon make up approximately 35.5% of net rentable area and 34.7% of underwritten base rent. Certain characteristics of the Prudential - Digital Realty Portfolio Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Prudential - Digital Realty Portfolio Mortgage Loan into this transaction.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans,

which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower;

●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests;

●	with respect to the Mortgage Loans secured by residential cooperative properties, the related borrower may have incurred, be permitted in the future to incur, or in the future be granted consent to incur, additional indebtedness secured by the related Mortgaged Property as further described in “Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives”; and

●	with respect to the Mortgage Loans secured by residential cooperative properties, the owners of cooperative units underlying the residential cooperative properties are permitted, generally without restriction, to obtain loans secured by a pledge of such owner’s interest in the respective cooperative units underlying the cooperative properties.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Percentage of Initial Pool Balance	Mezzanine Debt Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Cut-off Date Total Debt Balance	Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan Underwritten NCF DSCR	Cut-off Date Total Debt Underwritten NCF DSCR(1)
Millennium Partners Portfolio(2)	$65,000,000	6.7%	$280,150,000	$238,000,000	$407,000,000	$990,150,000	4.9711%	32.3%	67.8%	3.43x	1.41x
Regions Tower	$43,000,000	4.4%	$11,000,000	$0	$30,000,000	$84,000,000	5.4150%	58.7%	67.5%	1.85x	1.45x

(1)	Calculated including the mezzanine debt and any subordinate debt. Cut-off Date Wtd. Avg. Total Debt Interest Rate is based on the interest rate of the related Mortgage Loan, any Companion Loans and the related mezzanine loan as of the Cut-off Date, and the Cut-off Date Total Debt Underwritten NCF DSCR is calculated based on such initial interest rates.

(2)	The mezzanine borrower under the Millennium Partners Portfolio Mortgage Loan has the right, not more than twice during the term of the Mortgage Loan, to replace the then existing mezzanine loan with another mezzanine loan secured by a pledge of the direct or indirect equity interests in the borrowers upon satisfaction of certain conditions, including, without limitation, (a) no event of default exists, (b) the aggregate loan-to-value ratio (based on the outstanding principal balance of the Whole Loan and the replacement mezzanine loan) is equal to or less than 75%, (c) the aggregate debt service coverage ratio (based on the annual debt service of the Whole Loan and the replacement mezzanine loan) is no less than 1.15x, and (d) the delivery of an intercreditor agreement in the form attached to the loan agreement.

Each of the mezzanine loans related to the Mortgage Loans identified in the table above is subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default (taking into account the cure rights exercised by the mezzanine lender) under the related Mortgage Loan to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the mortgaged property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default under the related Mortgage Loan (taking into account the cure rights exercised by the mezzanine lender), the related mezzanine lender may accept payments on and, in certain cases, permitted prepayments or cure payments of the related mezzanine loan, prior to the prepayment or repayment in full of the Mortgage Loan, generally provided that such prepayment or cure payment is from a source of funds other than the respective Mortgaged Property (unless such funds are derived from excess cash) and, subject to certain exceptions, the Mortgage Loan borrower, the senior Mortgage Loan guarantor and/or other collateral for the Mortgage Loan; (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgage lender, and the mortgage lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs (or in certain cases, if any event of default occurs) and continues for a specified period of time under the related Mortgage Loan or if the Mortgage

Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the PSA, but generally excluding any late charges, default interest, exit fees, spread maintenance charges payable in connection with a prepayment or yield maintenance charges and prepayment premiums and (g) an event of default under the related Mortgage Loan will trigger an event of default under the mezzanine loan.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Mortgage Loan Cut-off Date % Initial Pool Balance	Maximum Combined LTV(1)	Minimum Combined DSCR(1)	Minimum Combined DY(1)	Intercreditor Agreement Required(2)	Mortgage Lender Allowed to Require Rating Agency Confirmation(2)(3)
Residence Inn National Portfolio	$17,050,000	1.7%	65.0%	N/A	13.85%	Yes	Yes
Yorba Linda Station Plaza	$11,500,000	1.2%	47.9%	1.70x	10.8%	Yes	Yes

(1)	Debt service coverage ratios, loan-to-value ratios and debt yields are to be calculated in accordance with definitions set forth in the related Mortgage Loan documents. Except as otherwise noted in connection with a Mortgage Loan, the determination of the loan-to-value ratio must be, or may be required by the lender to be, based on a recent appraisal.

(2)	Indicates whether the conditions to the financing include (a) delivery of Rating Agency Confirmation that the proposed financing will not, in and of itself, result in the downgrade, withdrawal or qualification of then-current rating assigned to any class of certificates and/or (b) acceptability of any related intercreditor or mezzanine loan documents to the Rating Agencies.

(3)	If required under the related pooling and servicing agreement.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure rights and a default-related repurchase option. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will either be substantially in the form attached to the related loan agreement or be on the lender’s then current form (subject to commercially reasonable changes), or be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See
“—Certain Terms of the Mortgage Loans—‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Other Secured Indebtedness

General

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender’s consent. See “—Certain Terms of the Mortgage Loans—“Due-on-Sale” and “Due-on-Encumbrance” Provisions” above.

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur other secured subordinate debt subject to the terms of the related Mortgage Loan document or otherwise expressly permitted by applicable law.

With respect to each of the Mortgaged Properties located in Florida (7.6%), Florida statute renders unenforceable any provision in the loan documents that prohibits the borrower from incurring Property Assessed Clean Energy (“PACE”) loans in connection with the related Mortgaged Property.

The Mortgage Loans secured by residential cooperative properties permit cooperative unit loans that are secured by direct equity interests in the related borrower. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have

Special Risks” above and “—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives” below.

Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives

With respect to Mortgage Loans secured by residential cooperative properties, many of the related borrowers have incurred additional indebtedness secured by the related Mortgaged Property. Such additional secured indebtedness in existence as of the Cut-off Date is expressly subordinate to the related Mortgage Loan and is described on Annex A-1. The following table presents certain information with respect to existing subordinate mortgage indebtedness encumbering residential cooperative properties securing the related Mortgage Loans.

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	Non-Trust Mortgage Loan Maximum Balance Allowed ($)(1)	Non-Trust Mortgage Loan Balance as of January 7, 2019 ($)	Total Cut-off Date Debt Balance ($)(2)	Total Maximum Debt Balance ($)(3)	Total Maximum Debt LTV Ratio (%)(3)	Non-Trust Mortgage Loan Interest Rate	Total Maximum Debt U/W NCF DSCR(4)
Tudor Woods, Inc.	$5,493,415	$500,000	$0	$5,493,415	$5,993,415	25.1%	greater of 3.90% or Prime Rate	5.59x
315 East 65th Owners Corp.	$5,250,000	$500,000	$0	$5,250,000	$5,750,000	4.0%	greater of 4.00% or Prime Rate	16.12x
175 Main Avenue Owners, Inc.	$4,994,081	$250,000	$0	$4,994,081	$5,244,081	37.9%	greater of 3.90% or Prime Rate	2.63x
3515 Owners Corp.	$4,694,498	$1,000,000	$0	$4,694,498	$5,694,498	15.9%	greater of 4.00% or Prime Rate +0.25%	2.99x
510-530 Dubois Avenue Owners, Inc.	$3,747,841	$500,000	$0	$3,747,841	$4,247,841	25.0%	greater of 4.00% or Prime Rate +0.25%	4.98x
Saxony Hall Owners, Inc.	$3,595,700	$400,000	$0	$3,595,700	$3,995,700	30.3%	greater of 3.90% or Prime Rate	3.62x
Fleetridge East Owners, Inc.	$2,996,376	$500,000	$0	$2,996,376	$3,496,376	34.0%	greater of 3.90% or Prime Rate	3.55x
285 East 35th Street Owners Corp.	$2,097,492	$500,000	$0	$2,097,492	$2,597,492	17.6%	greater of 4.00% or Prime Rate	4.45x
Charlton Tenants Corp.	$1,997,584	$500,000	$500,000	$2,497,584	$2,497,584	7.4%	greater of 4.00% or Prime Rate	8.01x
Unadilla Owners Corp.	$1,693,801	$250,000	$0	$1,693,801	$1,943,801	4.0%	greater of 3.90% or Prime Rate	12.22x
Work of Art Loft Corp.	$1,498,192	$200,000	$0	$1,498,192	$1,698,192	6.2%	greater of 3.90% or Prime Rate	8.38x
Pierrepont Apt. Corp.	$1,247,133	$250,000	$0	$1,247,133	$1,497,133	2.8%	greater of 3.90% or Prime Rate	16.48x

(1)	For Subordinate LOC non-trust mortgage loans, the Non-Trust Mortgage Loan Maximum Balance Allowed assumes that the non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date.

(2)	The Total Cut-off Date Debt Balance is calculated using the Cut-off Date Principal Balance of the Mortgage Loan and the actual outstanding balance of the non-trust mortgage loan(s) as of January 7, 2019.

(3)	For Subordinate LOC non-trust mortgage loans, the Total Maximum Debt Balance and the Total Maximum Debt LTV Ratio are calculated (i) using the Cut-off Date Principal Balance of the Mortgage Loan and (ii) assuming that the corresponding non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as the Cut-off Date.

(4)	For Subordinate LOC non-trust mortgage loans, the Total Maximum Debt U/W NCF DSCR is calculated (i) assuming that interest on the nontrust mortgage loan is accruing pursuant to the applicable loan document (with the applicable interest rate determined using the Prime Rate in effect as of January 7, 2019 and giving effect to any applicable interest rate floor), (ii) assuming that the non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date and (iii) assuming that any initial interest-only period for such non-trust mortgage loan has expired and the related borrower is required to make scheduled principal plus interest payments as set forth in the corresponding promissory note.

With respect to each of the Mortgage Loans sold by National Cooperative Bank, N.A. and secured by residential cooperative properties, the PSA permits the applicable master servicer to grant consent to additional subordinate financing secured by the related cooperative property (even if such subordinate financing is prohibited by the terms of the related Mortgage Loan documents), subject to the satisfaction of certain conditions, including that (i) the maximum combined loan-to-value ratio not exceed 40% (based on the Value Co-op Basis of the related Mortgaged Property as set forth in an updated appraisal obtained in connection with the proposed indebtedness), (ii) the aggregate of proposed and existing subordinate financing secured by the related Mortgaged Property must not exceed $7.5 million, (iii) the net proceeds of the subordinate debt must be used principally for funding capital expenditures, major repairs or reserves, (iv) the subordinate mortgage loan is not permitted to have a stated maturity date that is prior to the maturity date of the related Mortgage Loan if the subordinate mortgage loan is not fully amortizing and (v) National Cooperative Bank, N.A. or any affiliate thereof that originates (in accordance with its underwriting standards for such loans) the subordinate mortgage loan, executes and delivers to the custodian (on behalf of the trustee) for inclusion in the Mortgage File an intercreditor and subordination agreement with respect to such subordinate mortgage. “Value Co-op Basis” means, with respect to any residential cooperative property securing a Mortgage Loan, the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the applicable master servicer determined as if the related Mortgaged Property is operated as a residential cooperative; in general, such value equals the gross share value of all cooperative units in the related Mortgaged Property, based in part on various comparable sales of cooperative apartment units in the market, plus the amount of the underlying debt encumbering the related Mortgaged Property. There is generally a limited market for the sale of sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value referenced in the preceding sentence is calculated without regard to any applicable sale price restrictions.

However, the intercreditor agreements that in each instance govern the interaction between the mortgagee under the Mortgage Loan and the lender with respect to any such additional secured debt do not (as to existing additional subordinate debt) and are not likely to (as to future additional secured debt) contain “standstill” provisions in favor of the mortgagee under the Mortgage Loan. As a result, the lender under any such permitted additional debt could foreclose upon its lien and cause a default on the related Mortgage Loan, regardless of whether such Mortgage Loan was otherwise in default.

In each of the aforementioned cases with respect to future subordinate financing, National Cooperative Bank, N.A. or one of its affiliates is likely to be the lender on such subordinate financing, although it is not obligated to provide such financing. In addition, the Mortgage Loans secured by residential cooperative properties do not restrict the pledge of direct equity interests in the related cooperative borrower in connection with the financing of cooperative apartment units and generally permit the related borrowers to incur unsecured subordinate debt subject to the terms of the related Mortgage Loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Potential Conflicts of Interest of the Master Servicers and the Special Servicers”.

Preferred Equity

With respect to the Millennium Partners Portfolio Mortgage Loan (6.7%), the related loan documents do not prohibit the indirect owners of borrowers from employing “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of excess cash flow. In addition, a certain institutional investor which may purchase a preferred equity investment in the indirect owners of the borrowers has been designated as a permitted transferee.

Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

Other Unsecured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

With respect to the Springdale General Mortgage Loan (2.5%), the related borrower, as assignee from its sole member (which was the predecessor owner of the Mortgaged Property), is the debtor under a loan (the “QLICI Loan”) of $7,840,000 from PeopleFund NMTC 4, LLC (the “NMTC Lender”) in connection with a new markets tax credit investment in the Mortgaged Property. New markets tax credits are tax credits allowed by the Internal Revenue Service in connection with investment in low income communities. The QLICI Loan is unsecured, except by (i) a reserve account in the original amount of $203,000 and (ii) a guaranty and environmental indemnity relating to the QLICI Loan issued by various equity owners of the borrower, including the non-recourse carveout guarantors of the Mortgage Loan. The QLICI Loan accrues interest at the rate of 1% per annum, requires interest-only payments through December 1, 2024, and thereafter requires interest and principal payments sufficient to amortize such loan by its maturity date of December 1, 2047. Payments during the interest only period are approximately $78,000 annually and thereafter are approximately $380,000 annually.

Pursuant to an intercreditor agreement between the mortgage lender and the NMTC Lender, payments under the QLICI Loan are subordinate to payments under the Mortgage Loan, and following an event of default under the Mortgage Loan, all payments received on the QLICI Loan are required to be held in trust for the mortgage lender and applied to the Mortgage Loan, except payments from the reserve account and payments under the guaranty of the QLICI Loan up to $300,000. The intercreditor agreement further provides that the NMTC Lender may not take any enforcement action under the QLICI Loan so long as any obligations under the Mortgage Loan are outstanding; however, such limitation on remedies will not apply to a violation of the borrower’s representations and covenants relating to new markets tax credits or to any other event of default under the QLICI Loan that the NMTC Lender determines would result in recapture, loss or disallowance of the new markets tax credits.

The beneficiary of the new market tax credits is a bank (the “NMTC Investor”) that has made a $2,083,200 new markets tax credit equity investment in, and is the sole equity owner of, the parent company of the NMTC Lender (“NMTC Lender Parent”), which equity investment was used to fund an $8,000,000 equity investment by NMTC Lender Parent in NMTC Lender, which in turn was used by NMTC Lender to fund the QLICI Loan. The remainder of such $8,000,000 equity investment by NMTC Lender Parent in NMTC Lender (and therefore the remainder of the QLICI Loan) was funded by a loan to NMTC Parent (the “Borrower Affiliate Debt”) from an entity (the “Borrower Affiliate Lender”) owned by certain equity owners of the borrower. The borrower, and certain of its equity owners, including the non-recourse carveout guarantors for the Mortgage Loan, entered into a QUALICIB Indemnification Agreement, pursuant to which they represented that the QLICI Loan is intended to constitute a “qualified low-income community investment,” acknowledged that NMTC Investor expected to obtain new market tax credits in an aggregate amount of not less than $3,120,000, and indemnified the NMTC Investor against losses arising from recapture or disallowance of any tax credits. The QUALICIB Indemnification Agreement is not subject to the intercreditor agreement and is not subordinate to the Mortgage Loan. It is anticipated that payments on the QLICI Loan will be distributed to NMTC Lender Parent and applied to make payments on the Borrower Affiliate Debt owed by NMTC Lender Parent. The NMTC Investor has the right to put its equity interest in NMTC Parent to Borrower Affiliate Lender on March 13, 2024 and for 180 days thereafter at a price equal to $1,000, and if such put is not exercised, Borrower Affiliate Lender has the right to call such equity interest for a period of 180 days at a price equal to its fair market value. It is anticipated that if such put or call option is exercised, the QLICI Loan will be held by Borrower Affiliate Lender, resulting in the QLICI Loan becoming debt to Borrower Affiliate Lender. However, the loan documents do not require either an exercise of such options or transfer of the QLICI Loan to Borrower Affiliate Lender.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

Each of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as One AT&T, Millennium Partners Portfolio, Regions Tower, Penske Distribution Center, Carriage Place, Residence Inn National Portfolio and Prudential – Digital

Realty Portfolio is part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

The following terms are used in reference to the Whole Loans:

“AB Whole Loan” means the Millennium Partners Portfolio Whole Loan.

“BANK 2018-BNK14 PSA” means the pooling and servicing agreement relating to the securitization of the Control Note of the Prudential - Digital Realty Portfolio Whole Loan.

“Companion Loan Rating Agency” means any NRSRO rating any serviced pari passu companion loan securities.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as the “Control Note” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note. As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“MSC 2018-H4 PSA” means the trust and servicing agreement governing the MSC 2018-H4 securitization trust, into which the Control Note related to the Penske Distribution Center Whole Loan was deposited.

“MSC 2018-MP TSA” means the trust and servicing agreement governing the MSC 2018-MP securitization trust, into which the Control Note related to the Millennium Partners Portfolio Whole Loan was deposited.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as the “Non-Control Notes” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder(s) of a Non-Control Note. As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced AB Whole Loan” means any Whole Loan comprised of a Non-Serviced Mortgage Loan with one or more related Subordinate Companion Loans and, in certain cases, one or more Non-Serviced Pari Passu Companion Loans. The Millennium Partners Portfolio Whole Loan is a Non-Serviced AB Whole Loan.

“Non-Serviced Certificate Administrator” means with respect to any Non-Serviced Whole Loan, the certificate administrator under the related Non-Serviced PSA.

“Non-Serviced Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Directing Certificateholder” means with respect to any Non-Serviced Whole Loan, the directing certificateholder (or equivalent) under the related Non-Serviced PSA.

“Non-Serviced Master Servicer” means with respect to any Non-Serviced Whole Loan, the applicable master servicer under the related Non-Serviced PSA.

“Non-Serviced Mortgage Loan” means each of the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below; provided, that with respect to the Millennium Partners Portfolio Whole Loan, any Millennium Partners Portfolio Pari Passu Companion Loan will be a Non-Serviced Pari Passu Companion Loan.

“Non-Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” with one or more Non-Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced PSA” means, (i) with respect to the Millennium Partners Portfolio Whole Loan, the MSC 2018-MP TSA, (ii) the Penske Distribution Center Whole Loan, the MSC 2018-H4 PSA and (iii) with respect to the Prudential - Digital Realty Portfolio Whole Loan, the BANK 2018-BNK14 PSA.

“Non-Serviced Special Servicer” means with respect to any Non-Serviced Whole Loan, the applicable special servicer under the related Non-Serviced PSA.

“Non-Serviced Subordinate Companion Loan” means, with respect to any Non-Serviced AB Whole Loan, any subordinate promissory note that is part of such Whole Loan that is subordinate to the related Non-Serviced Mortgage Loan.

“Non-Serviced Trustee” means with respect to any Non-Serviced Whole Loan, the trustee under the related Non-Serviced PSA.

“Non-Serviced Whole Loan” means each of the Non-Serviced Pari Passu Whole Loans.

“Other Master Servicer” means with respect to each Serviced Whole Loan, the master servicer appointed under the related Other PSA.

“Other PSA” means with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

“Other Special Servicer” means with respect to each Serviced Whole Loan, the applicable special servicer appointed under the related Other PSA.

“Pari Passu Mortgage Loan” means any of the Serviced Pari Passu Mortgage Loans or Non-Serviced Mortgage Loans.

“Serviced Companion Loan” means each of the Serviced Pari Passu Companion Loans.

“Serviced Mortgage Loan” means each of (i) the Mortgage Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) any Mortgage Loans that are not included on the table entitled “Whole Loan Control Notes and Non-Control Notes”.

“Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Mortgage Loan” means a Serviced Mortgage Loan that is part of a Serviced Whole Loan.

“Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Whole Loan” means each of the Whole Loans identified as “Serviced” under the column entitled under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

The table entitled “Whole Loan Summary” under “Summary of Terms—The Mortgage Pool” provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan. With respect to each Whole Loan, the related Control Note and Non-Control Note(s) and the respective holders thereof as of the date hereof are set forth in the table below. In addition, with respect to each Non-Serviced Whole Loan, the lead securitization servicing agreement and master servicer, special servicer and custodian under the related Non-Serviced PSA are set forth in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool”.

Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note	Original Note Balance	Note Holder(1)
One AT&T	Serviced	Note A-1 Note A-2	Non-Control Control	$60,000,000 $71,500,000	Morgan Stanley Bank, N.A. BANK 2019-BNK16
Millennium Partners Portfolio	Non-Serviced	Note A-1 Note A-2 Note A-3 Note A-4 Note A-5 Note A-6 Note B-1 Note B-2 Note B-3 Note B-4 Note B-5 Note B-6 Note C	Control Non-Control Non-Control Non-Control Non-Control Non-Control Non-Control Non-Control Non-Control Non-Control Non-Control Non-Control Non-Control	$175,000,000 $68,967,124 $45,978,083 $36,782,466 $22,989,041 $51,183,285 $51,339,474 $6,032,876 $4,021,917 $3,217,534 $2,010,959 $4,477,241 $238,000,000	MSC 2018-MP BANK 2018-BNK15 BANK 2018-BNK14 BANK 2019-BNK16 BANK 2019-BNK16 MSC 2018-L1 MSC 2018-MP BANK 2018-BNK15 BANK 2018-BNK14 BANK 2019-BNK16 BANK 2019-BNK16 MSC 2018-L1 MSC 2018-MP
Regions Tower	Serviced	Note A-1 Note A-2	Non-Control Control	$30,000,000 $43,000,000	MSC 2018-L1 BANK 2019-BNK16
Penske Distribution Center	Non-Serviced	Note A-1 Note A-2	Control Non-Control	$40,000,000 $30,000,000	MSC 2018-H4 BANK 2019-BNK16
Carriage Place	Serviced	Note A-1 Note A-2	Non-Control Control	$10,000,000 $20,667,500	BANK 2018-BNK15 BANK 2019-BNK16
Residence Inn National Portfolio	Serviced	Note A-1-A Note A-1-B Note A-2	Non-Control Non-Control Control	$10,000,000 $10,000,000 $17,050,000	Morgan Stanley Bank, N.A. Morgan Stanley Bank, N.A. BANK 2019-BNK16
Prudential – Digital Realty Portfolio	Non-Serviced	Note A-1 Note A-2-1 Note A-2-2 Note A-3 Note A-4 Note A-5	Control Non-Control Non-Control Non-Control Non-Control Non-Control	70,000,000 26,000,000 10,000,000 70,000,000 11,000,000 25,000,000	BANK 2018-BNK14 BANK 2018-BNK15 BANK 2019-BNK16 CSAIL 2018-C14 Column Financial, Inc. WFCM 2018-C48

(1)	Unless otherwise indicated, each note not currently held by a securitization trust is expected to be contributed to a future securitization. No assurance can be provided that any such note will not be split further.

The Serviced Pari Passu Whole Loans

Each Serviced Pari Passu Whole Loan will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicers, the special servicers or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the applicable master servicer or the trustee, as applicable, will be required to (and the applicable special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the applicable special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA.

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans

With respect to any Serviced Pari Passu Whole Loan, the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Mortgage Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Certain Rights of each Non-Controlling Holder

With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the right of a Non-Controlling Holder, and/or there will be deemed to be no such Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note.

The applicable special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult with each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the applicable special servicer or any proposed action to be taken by such special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will expire between five (5) and ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the applicable special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such time period will be deemed to begin anew). In no event will the applicable special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the applicable special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned time period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the applicable master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the applicable master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the applicable special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the applicable special servicer under the PSA solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan

If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the applicable special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by such special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the applicable master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the applicable master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicers, the special servicers or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Pari Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Non-Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Non-Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA.

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Pari Passu Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights

With respect to each Non-Serviced Whole Loan, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the Directing Certificateholder, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Non-Serviced Pari Passu Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of the “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder

With respect to any Non-Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Pari Passu Whole Loan, one or more related Non-Control Notes will be included in the Trust, and pursuant to the PSA, the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the applicable special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consent (solely in the case of the Directing Certificateholder so long as no Control Termination Event has occurred and is continuing) or consultation (in the case of the Directing Certificateholder or the applicable special servicer, as applicable) rights, if any, of the Non-Controlling Holder under the related Intercreditor Agreement.

With respect to any Non-Serviced Pari Passu Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or any proposed action to be taken by such Non-Serviced Special Servicer in respect of the applicable major decision.

Such consultation right will generally expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such period (unless the related Non-Serviced Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the related Non-Serviced Special Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Pari Passu Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned typical ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Pari Passu Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Pari Passu Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File

The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Pari Passu Whole Loan (other than any promissory notes not contributed to the related Non-Serviced Securitization Trust).

Sale of Defaulted Mortgage Loan

If any Non-Serviced Pari Passu Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related Control Note contributed to the Non-Serviced Securitization Trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Non-Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The Non-Serviced AB Whole Loan

The Millennium Partners Portfolio Whole Loan

General

 The Millennium Partners Portfolio Mortgage Loan (6.7%), is part of a Whole Loan (the “Millennium Partners Portfolio Whole Loan”) comprised of the notes listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”: 6 senior A promissory notes (the “Millennium Partners Portfolio Senior A Notes”), 6 junior A promissory notes (the “Millennium Partners Portfolio Junior A Notes”) and one (1) subordinate promissory note (the “Millennium Partners Portfolio Subordinate Companion Loan”). Each such promissory note is secured by the same mortgage instrument on the same underlying Mortgaged Properties, and such promissory notes have an aggregate initial principal balance of $710,000,000.

Each of the Millennium Partners Portfolio Senior A Notes has been (or is expected be) transferred to a securitization trust together with a Millennium Partners Portfolio Junior A

Note with the same numerical designation. Notes A-4, A-5, B-4 and B-5, with an aggregate initial principal balance of $65,000,000, will be deposited into this securitization and will constitute a “Mortgage Loan” under the PSA (and will be collectively referred to herein as the “Millennium Partners Portfolio Mortgage Loan”). Each remaining pairing of a Millennium Partners Portfolio Senior A Note and its corresponding Millennium Partners Portfolio Junior A Note will collectively constitute a “Pari Passu Companion Loan” under the PSA (and will be collectively referred to herein as a “Millennium Partners Portfolio Pari Passu Companion Loan”).

The Millennium Partners Portfolio Pari Passu Companion Loans and the Millennium Partners Portfolio Subordinate Companion Loan are collectively referred to herein as the “Millennium Partners Portfolio Companion Loans”. The Millennium Partners Portfolio Mortgage Loan and the Millennium Partners Portfolio Companion Loans are collectively referred to herein as the “Millennium Partners Portfolio Whole Loan”.

The Millennium Partners Portfolio Pari Passu Companion Loans are generally pari passu in right of payment with each other and with the Millennium Partners Portfolio Mortgage Loan. The Millennium Partners Portfolio Subordinate Companion Loan is generally subordinate in right of payment to the Millennium Partners Portfolio Mortgage Loan and Millennium Partners Portfolio Pari Passu Companion Loans.

Only the Millennium Partners Portfolio Mortgage Loan is included in the issuing entity. The Control Note with respect to the Millennium Partners Portfolio Whole Loan has been contributed to a securitization trust governed by the MSC 2018-MP TSA (the “MSC 2018-MP Securitization”). The remaining Millennium Partners Portfolio Pari Passu Companion Loans have either been contributed to other securitizations or are expected to be contributed to other securitizations from time to time in the future; however, the holders of the related unsecuritized promissory notes are under no obligation to do so.

The rights of the holders of the promissory notes evidencing the Millennium Partners Portfolio Whole Loan (the “Millennium Partners Portfolio Noteholders”) are subject to an Intercreditor Agreement (the “Millennium Partners Portfolio Intercreditor Agreement”). The following summaries describe certain provisions of the Millennium Partners Portfolio Intercreditor Agreement.

Servicing

The Millennium Partners Portfolio Whole Loan and any related REO Property will be serviced and administered pursuant to the terms of the MSC 2018-MP TSA by Wells Fargo Bank, National Association as servicer, and, if necessary, Wells Fargo Bank, National Association, as special servicer, in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Millennium Partners Portfolio Mortgage Loan”, but subject to the terms of the Millennium Partners Portfolio Intercreditor Agreement.

Advances

The applicable master servicer or the trustee, as applicable, will be responsible for making any required principal and interest advances on the Millennium Partners Portfolio Mortgage Loan (but not on the Millennium Partners Portfolio Companion Loans) pursuant to the terms of the PSA unless the applicable master servicer, the applicable special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Millennium Partners Portfolio Mortgage Loan. Principal and interest advances in respect of the Millennium Partners Portfolio Companion Loans and property protection advances in respect of the Millennium Partners Portfolio Whole Loan will be made as described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Millennium Partners Portfolio Mortgage Loan”.

Application of Payments Prior to a Millennium Partners Portfolio Triggering Event of Default

Generally, as long as no (i) event of default with respect to an obligation of the Millennium Partners Portfolio Whole Loan borrowers to pay money due under the Millennium Partners Portfolio Whole Loan or (ii) non-monetary event of default (other than an imminent event of default) as a result of which the Millennium Partners Portfolio Whole Loan becomes a specially serviced mortgage loan under the MSC 2018-MP TSA (a “Millennium Partners Portfolio Triggering Event of Default”) has occurred and is continuing, all amounts available for payment on the Millennium Partners Portfolio Whole Loan (excluding (i) all amounts for required reserves or escrows required by the related loan documents to be held as reserves or escrows, (ii) all amounts received as reimbursements on account of recoveries in respect of property protection expenses or property protection advances then due and payable or reimbursable to the related Non-Serviced Trustee, the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer, and (iii) certain amounts payable or reimbursable to the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer, the Master Servicer, the Trustee and each master servicer and trustee for any securitization relating to a Millennium Partners Portfolio Pari Passu Companion Loan, including but not limited to principal and interest advances and administrative advances), will be allocated, subject to any deduction, reimbursement, recovery or other payment required or permitted under the Millennium Partners Portfolio Intercreditor Agreement, as follows:

●	first, to the holders of Millennium Partners Portfolio Senior A Notes, on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holders (or paid or advanced by the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer or the related Non-Serviced Trustee, as applicable) with respect to the Millennium Partners Portfolio Whole Loan pursuant to the terms of the Millennium Partners Portfolio Intercreditor Agreement or the MSC 2018-MP TSA;

●	second, to the holders of the Millennium Partners Portfolio Senior A Notes, on a pro rata and pari passu basis, based on their respective interest entitlements, in each case in an amount equal to the accrued and unpaid interest on the principal balance of its respective note (calculated at a rate net of the primary servicing fee rate);

●	third, to the holders of the Millennium Partners Portfolio Junior A Notes, on a pro rata and pari passu basis, based on their respective interest entitlements, in each case in an amount equal to the accrued and unpaid interest on the principal balance of its respective note (calculated at a rate net of the primary servicing fee rate);

●	fourth, to the holder of the Millennium Partners Portfolio Subordinate Companion Loan, in an amount equal to the accrued and unpaid interest on the principal balance of such note (calculated at a rate net of the primary servicing fee rate);

●	fifth, pro rata, to the holders of the Millennium Partners Portfolio Senior A Notes, in an amount equal to their respective principal entitlements allocated pursuant to the related loan documents with respect to the applicable payment date, which amount will be applied in reduction of the principal balances of the Millennium Partners Portfolio Senior A Notes;

●	sixth, if the proceeds of any foreclosure sale or any liquidation of the Millennium Partners Portfolio Whole Loan or the related Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses first through fifth and, as a result of a workout the principal balances of Millennium Partners Portfolio Senior A Notes have been reduced (to the extent such reductions were made in accordance with the terms of the MSC 2018-MP TSA notwithstanding the discussion and allocations set forth under “—Workout” below by reason of the insufficiency of the Millennium Partners Portfolio Junior A Notes and Millennium Partners Portfolio Subordinate Companion Loan to bear the full economic effect of the workout), such excess amount will be paid to the holders of the Millennium Partners Portfolio Senior A Notes, on a pro rata and pari passu basis (x) first, in an amount up to the reduction, if any, of the aggregate principal balance of the related notes as a result of such workout and (y) second, in an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the Millennium Partners Portfolio Whole Loan;

●	seventh, to the holders of the Millennium Partners Portfolio Junior A Notes on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by the holders of such notes (or paid or advanced by the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer or the related Non-Serviced Trustee, as applicable) with respect to the Millennium Partners Portfolio Whole Loan pursuant to the terms of the Millennium Partners Portfolio Intercreditor Agreement or the MSC 2018-MP TSA;

●	eighth, to the holders of the Millennium Partners Portfolio Junior A Notes on a pro rata and pari passu basis in an amount equal to their respective principal entitlements allocated pursuant to the related loan documents with respect to the applicable payment date, which amount will be applied in reduction of the principal balances of the Millennium Partners Portfolio Junior A Notes;

●	ninth, if the proceeds of any foreclosure sale or any liquidation of the Millennium Partners Portfolio Whole Loan or the related Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses first through eighth and, as a result of a workout the principal balances of the Millennium Partners Portfolio Junior A Notes have been reduced (to the extent such reductions were made in accordance with the terms of the TSA notwithstanding the discussion and allocations set forth under “—Workout” below by reason of the insufficiency of the Millennium Partners Portfolio Subordinate Companion Loan to bear the full economic effect of the workout), such excess amount will be paid to the holders of the Millennium Partners Portfolio Junior A Notes on a pro rata and pari passu basis (x) first, in an amount up to the reduction, if any, of the aggregate principal balance of the Millennium Partners Portfolio Junior A Notes as a result of such workout and (y) second, in an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the Millennium Partners Portfolio Whole Loan;

●	tenth, to the holder of the Millennium Partners Portfolio Subordinate Companion Loan up to the amount of any unreimbursed costs and expenses paid by the holder thereof (or paid or advanced by the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer or the related Non-Serviced Trustee, as applicable) with respect to the Millennium Partners Portfolio Whole Loan pursuant to the terms of the Millennium Partners Portfolio Intercreditor Agreement or the MSC 2018-MP TSA;

●	eleventh, to the holder of the Millennium Partners Portfolio Subordinate Companion Loan in an amount equal to its principal entitlement allocated pursuant to the related loan documents with respect to the applicable payment date, which amount will be applied in reduction of the principal balance of the Millennium Partners Portfolio Subordinate Companion Loan;

●	twelfth, if the proceeds of any foreclosure sale or any liquidation of the Millennium Partners Portfolio Whole Loan or the related Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses first through eleventh and, as a result of a workout the principal balance of the Millennium Partners Portfolio Subordinate Companion Loan has been reduced, such excess amount will be paid to the holder of the Millennium Partners Portfolio Subordinate Companion Loan (x) first, in an amount up to the reduction, if any, of the principal balance of the Millennium Partners Portfolio Subordinate Companion Loan as a result of such workout and (y) second, in an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the Millennium Partners Portfolio Whole Loan;

●	thirteenth, to the Millennium Partners Portfolio Noteholders, pro rata, any prepayment or yield maintenance premium, to the extent paid by the Millennium Partners Portfolio Whole Loan borrowers;

●	fourteenth, to the extent assumption fees, transfer fees, late payment fees or charges (other than any prepayment or yield maintenance premium) actually paid by the Millennium Partners Portfolio Whole Loan borrowers are not required to be otherwise applied under the MSC 2018-MP TSA, including, without limitation, to provide reimbursement for any interest on any advance (calculated at the related advance rate), to pay any additional servicing expenses or to compensate the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable (in each case provided that such reimbursements or payments relate to the Millennium Partners Portfolio Whole Loan), any such fees or expenses, to the extent actually paid by the Millennium Partners Portfolio borrowers, will be paid to the Millennium Partners Portfolio Mortgage Loan Noteholders, pro rata; and

●	fifteenth, if any excess amount is available to be distributed in respect of the Millennium Partners Portfolio Whole Loan, and not otherwise applied in accordance with the foregoing clause first through fourteenth, any remaining amounts will be paid pro rata to the Millennium Partners Portfolio Noteholders;

provided, that to the extent required under the REMIC provisions of the Code, payments or proceeds received with respect to any partial release of any Mortgaged Property (or portion thereof) (including pursuant to a condemnation) at a time when the loan-to-value ratio of the Millennium Partners Portfolio Whole Loan (as determined in accordance with applicable REMIC requirements) exceeds 125% (based solely upon the value of the remaining real property and excluding any personal property or going concern value) must be allocated to reduce the principal balances of the Millennium Partners Portfolio Mortgage Loan and the other promissory notes comprising the Millennium Partners Portfolio Whole Loan in the manner permitted or required by such REMIC provisions.

Under the terms of the related loan agreement, prior to an event of default, principal payments on the Millennium Partners Portfolio Whole Loan are required to be applied to the promissory notes comprising the Millennium Partners Portfolio Whole Loan as follows: (a) first, to the reduction of the outstanding principal balances of each of the Millennium Partners Portfolio Senior A Notes, pro rata and pari passu, until the outstanding balances of such promissory notes are reduced to zero; (b) second, to the reduction of the outstanding principal balances of each of the Millennium Partners Portfolio Junior A Notes, pro rata and pari passu, until the outstanding balances of such promissory notes are reduced to zero; and (c) third, to the reduction of the outstanding principal balance of the Millennium Partners Portfolio Subordinate Companion Loan, until the outstanding balance of such promissory note is reduced to zero.

Application of Payments After a Millennium Partners Portfolio Triggering Event of Default

Generally, for so long as a Millennium Partners Portfolio Triggering Event of Default has occurred and is continuing, all amounts available for payment on the Millennium Partners Portfolio Whole Loan (excluding (i) all amounts for required reserves or escrows required by the related loan documents to be held as reserves or escrows, (ii) all amounts received as reimbursements on account of recoveries in respect of property protection expenses or property protection advances then due and payable or reimbursable to the related Non-Serviced Trustee, the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer, and (iii) certain amounts payable or reimbursable to the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer, the Master Servicer, the Trustee and each master servicer and trustee for any securitization relating to a Millennium Partners Portfolio Pari Passu Companion Loan, including but not limited to principal and interest advances and administrative advances), will be allocated, subject to any deduction, reimbursement, recovery or other payment required or permitted under the Millennium Partners Portfolio Intercreditor Agreement, as follows:

●	first, to the holders of Millennium Partners Portfolio Senior A Notes, on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holders (or paid or advanced by the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer or the related Non-Serviced Trustee, as applicable) with respect to the Millennium Partners Portfolio Whole Loan pursuant to the terms of the Millennium Partners Portfolio Intercreditor Agreement or the MSC 2018-MP TSA;

●	second, to the holders of the Millennium Partners Portfolio Senior A Notes, on a pro rata and pari passu basis, based on their respective interest entitlements, in each case in an amount equal to the accrued and unpaid interest on the principal balance of its respective note (calculated at a rate net of the primary servicing fee rate);

●	third, to the holders of the Millennium Partners Portfolio Junior A Notes, on a pro rata and pari passu basis, based on their respective interest entitlements, in each case in an amount equal to the accrued and unpaid interest on the principal balance of its respective note (calculated at a rate net of the primary servicing fee rate);

●	fourth, to the holder of the Millennium Partners Portfolio Subordinate Companion Loan, in an amount equal to the accrued and unpaid interest on the principal balance of such note (calculated at a rate net of the primary servicing fee rate);

●	fifth, to the holders of the Millennium Partners Portfolio Senior A Notes on a pro rata and pari passu basis, until the principal balances thereof have been reduced to zero;

●	sixth, if the proceeds of any foreclosure sale or any liquidation of the Millennium Partners Portfolio Whole Loan or the related Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses first through fifth and, as a result of a workout the principal balances of Millennium Partners Portfolio Senior A Notes have been reduced (to the extent such reductions were made in accordance with the terms of the MSC 2018-MP TSA notwithstanding the discussion and allocations set forth under “—Workout” below by reason of the insufficiency of the Millennium Partners Portfolio Junior A Notes and Millennium Partners Portfolio Subordinate Companion Loan to bear the full economic effect of the workout), such excess amount will be paid to the holders of the Millennium Partners Portfolio Senior A Notes, on a pro rata and pari passu basis (x) first, in an amount up to the reduction, if any, of the aggregate principal balance of the related notes as a result of such workout and (y) second, in an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the Millennium Partners Portfolio Whole Loan;

●	seventh, to the holders of the Millennium Partners Portfolio Junior A Notes on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by the holders of such notes (or paid or advanced by the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer or the related Non-Serviced Trustee, as applicable) with respect to the Millennium Partners Portfolio Whole Loan pursuant to the terms of the Millennium Partners Portfolio Intercreditor Agreement or the MSC 2018-MP TSA;

●	eighth, to the holders of the Millennium Partners Portfolio Junior A Notes on a pro rata and pari passu basis, until the principal balances thereof have been reduced to zero;

●	ninth, if the proceeds of any foreclosure sale or any liquidation of the Millennium Partners Portfolio Whole Loan or the related Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses first through eighth and, as a result of a workout the principal balances of the Millennium Partners Portfolio Junior A Notes have been reduced (to the extent such reductions were made in accordance with the terms of the TSA notwithstanding the discussion and allocations set forth under “—Workout” below by reason of the insufficiency of the Millennium Partners Portfolio Subordinate Companion Loan to bear the full economic effect of the workout), such excess amount will be paid to the holders of the Millennium Partners Portfolio Junior A Notes on a pro rata and pari passu basis (x) first, in an amount up to the reduction, if any, of the aggregate principal balance of the Millennium Partners Portfolio Junior A Notes as a result of such workout and (y) second, in an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the Millennium Partners Portfolio Whole Loan;

●	tenth, to the holder of the Millennium Partners Portfolio Subordinate Companion Loan up to the amount of any unreimbursed costs and expenses paid by the holder thereof (or paid or advanced by the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer or the related Non-Serviced Trustee, as applicable) with respect to the Millennium Partners Portfolio Whole Loan pursuant to the terms of the Millennium Partners Portfolio Intercreditor Agreement or the MSC 2018-MP TSA;

●	eleventh, to the holder of the Millennium Partners Portfolio Subordinate Companion Loan, until the principal balance thereof has been reduced to zero;

●	twelfth, if the proceeds of any foreclosure sale or any liquidation of the Millennium Partners Portfolio Whole Loan or the related Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses first through eleventh and, as a result of a workout the principal balance of the Millennium Partners Portfolio Subordinate Companion Loan has been reduced, such excess amount will be paid to the holder of the Millennium Partners Portfolio Subordinate Companion Loan (x) first, in an amount up to the reduction, if any, of the principal balance of the Millennium Partners Portfolio Subordinate Companion Loan as a result of such workout and (y) second, in an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the Millennium Partners Portfolio Whole Loan;

●	thirteenth, to the Millennium Partners Portfolio Noteholders, pro rata, any prepayment or yield maintenance premium, to the extent paid by the Millennium Partners Portfolio Whole Loan borrowers;

●	fourteenth, to the extent assumption fees, transfer fees, late payment fees or charges (other than any prepayment or yield maintenance premium) actually paid by the Millennium Partners Portfolio Whole Loan borrowers are not required to be otherwise applied under the MSC 2018-MP TSA, including, without limitation, to provide reimbursement for any interest on any advance (calculated at the related advance rate), to pay any additional servicing expenses or to compensate the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable (in each case provided that such reimbursements or payments relate to the Millennium Partners Portfolio Whole Loan), any such fees or expenses, to the extent actually paid by the Millennium Partners Portfolio borrowers, will be paid to the Millennium Partners Portfolio Mortgage Loan Noteholders, pro rata; and

●	fifteenth, if any excess amount is available to be distributed in respect of the Millennium Partners Portfolio Whole Loan, and not otherwise applied in accordance with the foregoing clause first through fourteenth, any remaining amounts will be paid pro rata to the Millennium Partners Portfolio Noteholders;

provided, that to the extent required under the REMIC provisions of the Code, payments or proceeds received with respect to any partial release of any Mortgaged Property (or portion thereof) (including pursuant to a condemnation) at a time when the loan-to-value ratio of the Millennium Partners Portfolio Whole Loan (as determined in accordance with applicable REMIC requirements) exceeds 125% (based solely upon the value of the remaining real property and excluding any personal property or going concern value) must be allocated to reduce the principal balances of the Millennium Partners Portfolio Mortgage Loan and the other promissory notes comprising the Millennium Partners Portfolio Whole Loan in the manner permitted or required by such REMIC provisions.

Notwithstanding the foregoing, if a monthly payment advance is made with respect to the Millennium Partners Portfolio Mortgage Loan or any related companion loan pursuant to the terms of the related pooling and servicing agreement, such advance will be reimbursed out of funds on deposit in the collection account under the MSC 2018-MP TSA prior to the remittance of such funds for distribution to the issuing entity, as the holder of the Millennium Partners Portfolio Mortgage Loan or to the holders of the Millennium Partners Portfolio Companion Loans.

The issuing entity is required to pay its pro rata share of any unanticipated trust fund expenses relating to the servicing of the Millennium Partners Portfolio Whole Loan in accordance with the MSC 2018-MP TSA and the Millennium Partners Portfolio Intercreditor

Agreement to the extent that such amounts remain unpaid or unreimbursed after funds received from the related borrowers for payment of such amounts and any principal and interest collections allocable to the Millennium Partners Portfolio Subordinate Companion Loans have been applied to pay such amounts (it being understood that the pro rata share payable by the issuing entity under this paragraph would be determined by allocating such unanticipated trust expenses, as the case may be, first to the Millennium Partners Portfolio Subordinate Companion Loan).

To the extent collections received after the final liquidation of the Millennium Partners Portfolio Whole Loan or the related Mortgaged Property are not sufficient to pay such fees and expenses incurred in connection with the servicing and administration of the Millennium Partners Portfolio Whole Loan in full, the issuing entity will be required to pay or reimburse its pro rata share of such unpaid fees and expenses (after allocating such fees and expenses first to the Millennium Partners Portfolio Subordinate Companion Loan) from general collections on the other mortgage loans in the trust. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

Workout

Notwithstanding anything to the contrary, if the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, under the related Non-Serviced PSA, in connection with a workout of the Millennium Partners Portfolio Whole Loan, modifies the terms thereof such that (i) the unpaid principal balance of such Whole Loan is decreased, (ii) the Whole Loan interest rate or scheduled amortization payments on such Whole Loan are reduced, (iii) payments of interest or principal on the Whole Loan are waived, reduced or deferred or (iv) any other adjustment (other than an increase in the Whole Loan interest rate or increase in scheduled amortization payments) is made to any of the terms of the Whole Loan, all payments to the holders of the Millennium Partners Portfolio Senior A Notes as described above under “—Application of Payments Prior to a Millennium Partners Portfolio Triggering Event of Default” and “—Application of Payments After a Millennium Partners Portfolio Triggering Event of Default” are required to be made as though such workout did not occur, with the payment terms of the Millennium Partners Portfolio Senior A Notes remaining the same as they are on the date of the related Intercreditor Agreement, and the Millennium Partners Portfolio Subordinate Companion Loan (and then the Millennium Partners Portfolio Junior A Notes) will bear the full economic effect of all waivers, reductions or deferrals of amounts due on the Whole Loan attributable to such workout (such economic effect to be borne by each such promissory note up to the amount otherwise due on such promissory note including in connection with the final liquidation or repayment of the Whole Loan).

Consultation and Control

The controlling noteholder under the Millennium Partners Portfolio Intercreditor Agreement will be the securitization trust created pursuant to the terms of the MSC 2018-MP TSA. Pursuant to the terms of the MSC 2018-MP TSA, the related controlling class representative (the “Millennium Partners Portfolio Directing Certificateholder”) will have consent and/or consultation rights with respect to the Millennium Partners Portfolio Whole Loan similar, but not necessarily identical, to those held by the Directing Certificateholder under the terms of the PSA. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Millennium Partners Portfolio Mortgage Loan”.

In addition, pursuant to the terms of the Millennium Partners Portfolio Intercreditor Agreement, the issuing entity, as a non-controlling note holder will have the right to be consulted on a strictly non-binding basis to the extent the issuing entity requests consultation with respect to certain major decisions to be taken with respect to the Millennium Partners Portfolio Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Millennium Partners Portfolio Whole Loan. The consultation rights of the issuing entity will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the issuing entity has responded within such period; provided that if the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the issuing entity as described above, the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, is permitted to make any material decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the Millennium Partners Portfolio Noteholders. Neither the related Non-Serviced Master Servicer nor the related Non-Serviced Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the Millennium Partners Portfolio Mortgage Loan (or its representative).

Sale of Defaulted Millennium Partners Portfolio Whole Loan

Pursuant to the terms of the Millennium Partners Portfolio Intercreditor Agreement, if the Millennium Partners Portfolio Whole Loan becomes a defaulted loan pursuant to the terms of the MSC 2018-MP TSA, and if the related Non-Serviced Special Servicer determines to sell the promissory notes included in the MSC 2018-MP securitization trust, then the related Non-Serviced Special Servicer will be required to sell the Millennium Partners Portfolio Mortgage Loan together with the Millennium Partners Portfolio Pari Passu Companion Loans and the Millennium Partners Portfolio Subordinate Companion Loans as one whole loan. In connection with any such sale, the related Non-Serviced Special Servicer will be required to follow the procedures set forth under the MSC 2018-MP TSA. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Millennium Partners Portfolio Mortgage Loan”. Proceeds of the sale of the Millennium Partners Portfolio Whole Loan will be distributed in accordance with the priority of payments described in “—Application of Payments After a Millennium Partners Portfolio Triggering Event of Default” above.

Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell the Millennium Partners Portfolio Mortgage Loan if the Millennium Partners Portfolio Whole Loan becomes a defaulted loan without the written consent of the issuing entity as holder of the Millennium Partners Portfolio Mortgage Loan (provided that such consent is not required if the issuing entity is a borrower or an affiliate of a borrower) unless the related Non-Serviced Special Servicer has delivered to the issuing entity: (a) at least 15 business days’ prior written notice of any decision to attempt to sell the related Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Millennium Partners Portfolio Whole Loan, and any documents in the servicing file reasonably requested by the issuing entity; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the related Non-Serviced Master Servicer or the related Non-Serviced Special

Servicer in connection with the proposed sale. Subject to the terms of the MSC 2018-MP TSA, the holder of the Millennium Partners Portfolio Mortgage Loan (or its representative) will be permitted to submit an offer at any sale of the related Whole Loan (unless such person is a borrower or an agent or affiliate of a borrower).

Special Servicer Appointment Rights

Pursuant to the terms of the Millennium Partners Portfolio Intercreditor Agreement and the MSC 2018-MP TSA, the securitization trust created pursuant to the MSC 2018-MP TSA, as the controlling noteholder, will have the right, with or without cause, to replace the related Non-Serviced Special Servicer then acting with respect to the Millennium Partners Portfolio Whole Loan and appoint a replacement special servicer in accordance with the MSC 2018-MP TSA. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Millennium Partners Portfolio Mortgage Loan”.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 C.F.R. 229.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after the hypothetical Determination Date in February 2019 and ending on the hypothetical Determination Date in March 2019. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

Bank of America, National Association, Morgan Stanley Bank, N.A., Wells Fargo Bank, National Association, National Cooperative Bank, N.A. and National Consumer Cooperative Bank are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from Bank of America, National Association, Morgan Stanley Mortgage Capital Holdings LLC, Wells Fargo Bank, National Association and National Cooperative Bank, N.A. on or about February 21, 2019 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Bank of America, National Association

Bank of America, National Association (“Bank of America”), a national banking association, is a subsidiary of Bank of America Corporation.

Bank of America is engaged in a general consumer banking and commercial banking business. Bank of America is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC.

Bank of America and its affiliates have been active in the securitization market since inception and have sponsored publicly and privately offered securitization transactions since 1977. Bank of America and its affiliates have been involved with the origination and securitization of residential and commercial mortgage loans and its affiliates have been involved with the origination of auto loans, student loans, home equity loans and credit card receivables, as well as less traditional asset classes. Bank of America and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions.

The tables below indicate the size and history of the commercial mortgage loan origination program for Bank of America and its affiliates. Loans originated by Bank of America and its affiliates have historically included primarily a mix of multifamily, office, retail, hotel and industrial and warehouse properties, though Bank of America and its affiliates have also regularly originated loans on a variety of other commercial property types, including but not limited to self storage facilities, manufactured housing communities, parking garage facilities and golf courses.

Origination Volume
(Dollar Amount of Closed Loans)

Property Type	2014	2015	2016	2017	As of 12/31/2018
Multifamily	$518,929,738	$1,104,590,000	$242,008,000	$146,622,500	$398,925,000
Office	1,864,674,000	1,863,491,000	1,207,957,250	1,424,716,159	1,760,222,500
Retail	1,726,602,172	1,254,393,252	1,392,460,000	720,057,794	1,377,112,634
Industrial	31,185,000	1,342,375,000	257,320,721	101,890,000	1,317,920,000
Manufactured Housing	87,111,250	116,618,625	19,987,500	38,835,750	150,480,000
Self Storage	93,095,000	546,593,750	156,775,000	387,370,000	511,986,250
Lodging	2,631,502,433	2,241,228,600	70,509,000	2,176,576,500	2,076,288,000
Mixed Use	144,100,000	147,725,000	18,362,500	221,600,000	182,040,000
Other	69,930,000	0	150,000,000	283,150,000	192,300,000
Total	$7,167,129,593	$8,617,015,227	$3,515,379,971	$5,500,818,703	$7,967,274,384

Bank of America is a sponsor and mortgage loan seller in this transaction. Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters, is an affiliate of Bank of America and assisted Bank of America in connection with the selection of mortgage loans for this transaction.

Bank of America’s headquarters and its executive offices are located at 100 North Tryon Street, Charlotte, North Carolina 28255, and the telephone number is (980) 386-8154.

See below for more information about the Bank of America’s solicitation and underwriting standards used to originate mortgage loans similar to the mortgage loans included in the issuing entity and Bank of America’s material roles and duties in each securitization.

Bank of America’s Commercial Mortgage Loan Underwriting Standards

Overview.

Bank of America’s commercial mortgage loans are originated in accordance with the procedures and underwriting standards described below. The loans are primarily originated (i) directly by Bank of America or through affiliates to mortgagor/borrowers; (ii) indirectly through mortgage loan brokers to mortgagor/borrowers; and (iii) through other loan originators. The remainder of the discussion of Bank of America’s loan underwriting practices under this “—Bank of America’s Commercial Mortgage Loan Underwriting Standards” describes the practices of Bank of America and any affiliate of Bank of America with respect to the origination of loans to be sold by Bank of America in this transaction. However, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or sponsor and any other pertinent information deemed material by Bank of America. Therefore, this general description of Bank of America’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all standards set forth below. For important information about the circumstances that have affected the underwriting of Bank of America mortgage loans, see “—Exceptions to Underwriting Standards” below and Annex D-2.

Process. Each mortgage loan underwritten to Bank of America’s general underwriting standards is underwritten in accordance with guidelines established by Bank of America’s real estate structured finance group (“Bank of America Guidelines”). These underwriting standards applied by Bank of America are intended to evaluate the adequacy of the mortgaged property as collateral for the loan and the mortgagor’s repayment ability and creditworthiness. The underwriting standards as established in the Bank of America Guidelines are continually updated to reflect prevailing conditions in the CMBS market, new mortgage products, and the investment market for commercial loans.

The Application. Regardless of the channel in which the loan was originated, a mortgage application or term sheet is completed by the borrower/mortgagor containing information that assists in evaluating the adequacy of the mortgaged property as collateral for the loan, including the mortgagor’s credit standing and capacity to repay the loan.

Further, the mortgage application requires supporting documentation (or other verification) for all material data provided by the mortgagor described in a checklist, including but not limited to the following:

●	rent roll;

●	existing mortgage verification;

●	credit references;

●	certified financial statements for mortgagor and borrower principals;

●	tenant/resident leases;

●	ground leases;

●	property operating statements;

●	real estate tax bills;

●	purchase contract (if applicable);

●	appraisal;

●	engineering report;

●	seismic report (if applicable);

●	environmental report;

●	site plan;

●	certificate of occupancy;

●	evidence of zoning compliance;

●	insurance policies;

●	borrower structure/authority documents; and

●	underwriting evaluation.

In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties).

The credit underwriting process for each Bank of America mortgage loan is performed by Bank of America’s real estate structured finance group which is a vertically integrated entity, staffed by real estate professionals, and includes loan underwriting, origination and closing groups. Bank of America’s review team may also include third parties (for example, Situs Holdings, LLC) which are subject to oversight by Bank of America and ultimate review and approval by Bank of America of such third parties’ work product.

A member of the Bank of America deal team or one of its agents performs a site inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The Bank of America deal team or one of its agents also performs a detailed review of the financial status, credit history and background of the borrower and certain principals or sponsors of the borrower using financial statements, income tax returns, credit reports, criminal and background review and searches in select jurisdictions for judgments, liens, bankruptcy, pending litigation and, if applicable, the loan payment history of the borrower. Bank of America also performs a qualitative analysis which incorporates independent credit checks and review of published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are not always required to be bankruptcy-remote entities. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Bank of America requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a Bank of America staff member (or, with respect to environmental reports, a third party consultant) for compliance with program standards. Based on their review (or, with respect to environmental reports, a third party consultant’s report), such staff member approves or rejects such report. The results of these reviews are incorporated into the underwriting report.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with Bank of America’s property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan-to-Value Requirements. Bank of America’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions are permitted based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and Bank of America’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. As a result, the debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that Bank of America or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. Bank of America’s underwriting guidelines generally permit a maximum amortization period of thirty (30) years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus and Annex A-1 reflect a calculation of the future (larger) amortizing loan payment. See “Description of the Mortgage Pool”.

Escrow Requirements. Bank of America generally requires borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Bank of America are as follows:

●   Taxes. An initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.

●   Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to one-twelfth (1/12) of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related borrower maintains a blanket insurance policy, (ii) the sponsor is an institutional sponsor or a high net worth individual or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.

●   Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan.

●   Deferred Maintenance/Immediate Repair/Environmental Remediation. A deferred maintenance, immediate repair or remediation reserve is required. An initial deposit, upon funding of the applicable mortgage loan, in an amount equal to generally between 100% and 125% of the estimated costs of such deferred maintenance, immediate repairs and/or environmental remediation to be completed within the first (1st) year of the mortgage loan pursuant to the building condition report is required, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.

●   Tenant Improvements and Leasing Commissions. In some cases, major tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

●   Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.

●   Environmental Remediation. An environmental remediation reserve may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues, (ii) environmental insurance has been obtained or already in place or (iii) a third party having adequate financial resources has been identified as a responsible party.

For a description of the escrows collected with respect to the Bank of America mortgage loans, please see Annex A-1.

Zoning and Building Code Compliance. Bank of America will generally examine whether the use and operation of the mortgaged properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of such mortgaged properties at the time such mortgage loans are originated. Bank of America will consider, among other things, legal opinions, certifications from government officials, zoning consultant’s reports and/or representations by the related borrower contained in the related mortgage loan documents and information which is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers.

Hazard, Liability and Other Insurance. The mortgage loans generally require that each mortgaged property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the replacement cost of the improvements located on the related mortgaged property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originators.

In addition, if any material improvements on any portion of a mortgaged property securing any mortgage loan was, at the time of the origination of such mortgage loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of (a) the outstanding principal balance of the related mortgage loan, (b) the full insurable value of the related mortgaged property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended, or (d) 100% of the replacement cost of the improvements located on the related mortgaged property.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related mortgaged property in an amount generally equal to at least $1,000,000.

Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related mortgaged property for not less than twelve (12) months. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the Bank of America mortgage loans, Bank of America generally considered the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than 180 days prior to closing may be used (subject, in certain cases, to updates).

●	Appraisal. For each mortgage loan, Bank of America obtains an appraisal that utilizes one (1) of three (3) approaches to valuation: a cost approach, a sales comparison approach or an income approach (including both direct cap and discount cash flow methods). An independent appraiser that is either a member of MAI or state certified is required to perform an appraisal (or update an existing appraisal) of each of the related mortgaged properties in connection with the origination of each mortgage loan to establish the appraised value of the related mortgaged property or properties. Each appraisal also includes (or Bank of America obtains a separate letter that includes) a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (except for certain mortgaged properties involving operating businesses) and the guidelines in Title XI of the Financial Institutions

Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

●	Environmental Site Assessments. Bank of America generally obtains a Phase I environmental site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm. Bank of America requires a Phase I environmental site assessment for all properties regardless of age or location and each such report must be in compliance with current standards prescribed by The American Society of Testing and Materials. A Phase I environmental site assessment consists of inquiries, interviews, inspections, and research of public records to identify known or potential environmental concerns. Bank of America or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental site assessment will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Bank of America or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I environmental site assessment with respect to a mortgaged property, a Phase II assessment (which is a is a site specific investigation to determine the presence or absence of specified environmental concerns) is performed.

●	Property Condition Assessments. Bank of America generally obtains a current physical condition report for each mortgaged property (other than in the case of mortgaged properties secured solely by an interest in land) prepared by independent licensed engineers to assess the overall physical condition and engineering integrity of the mortgaged property, including an inspection of the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports may indicate deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a mortgaged property is included in the related property condition assessment. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Bank of America often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See
“—Escrow Requirements” above. In addition, various mortgage loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.

●	Seismic. Bank of America generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 (as determined in accordance with the Uniform Building Code) to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss.

Servicing. Bank of America currently services or contracts with third party servicers (for example, Wells Fargo Bank, National Association) for servicing the mortgage loans that it originates or acquires. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, Bank of America may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

Exceptions to Underwriting Standards. One or more of the mortgage loans originated by Bank of America may vary from the specific Bank of America underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by Bank of America, Bank of America may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the Bank of America mortgage loans was originated with any material exceptions to Bank of America’s underwriting guidelines described above.

Review of Bank of America Mortgage Loans

General. In connection with the preparation of this prospectus, Bank of America conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Bank of America mortgage loans is accurate in all material respects. Bank of America determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. Bank of America has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The procedures described below were employed with respect to all of the Bank of America mortgage loans, except that certain procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. Bank of America created a database (the “Bank of America Securitization Database”) of information obtained in connection with the origination of the Bank of America mortgage loans, including:

●	certain information from the related mortgage loan documents;

●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;

●	insurance information for the related mortgaged properties;

●	information from third party reports such as the appraisals, environmental and property condition reports;

●	credit and background searches with respect to the related borrowers; and

●	certain other information and search results obtained by Bank of America for each of the Bank of America mortgage loans during the underwriting process.

Bank of America may have included in the Bank of America Securitization Database certain updates to such information received by Bank of America after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the Bank of America securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

Bank of America created a data file (the “Bank of America Data File”) using the information in the Bank of America Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the Bank of America mortgage loans in this prospectus (particularly in Annexes A-1, A-2 and A-3).

Data Comparisons and Recalculation. The depositor or its affiliate, on behalf of Bank of America, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, which were designed by Bank of America relating to Bank of America mortgage loan information in this prospectus. These procedures included:

●	comparing the information in the Bank of America Data File against various source documents provided by Bank of America;

●	comparing numerical information regarding the Bank of America mortgage loans and the related mortgaged properties disclosed in this prospectus against the information contained in the Bank of America Data File; and

●	recalculating certain percentages, ratios and other formulas relating to the Bank of America mortgage loans disclosed in this prospectus.

Legal Review. For each Bank of America mortgage loan, Bank of America reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process. Bank of America also provided to each origination counsel a standardized set of representations and warranties similar to those attached as Annex D-1 and requested that origination counsel identify potential exceptions to such standard representations and warranties. Bank of America compiled and reviewed the potential exceptions received from origination counsel, engaged separate counsel to review the exceptions against the actual representations and warranties attached as Annex D-1, revised the exceptions and provided them to the depositor for inclusion in Annex D-2.

For Bank of America mortgage loans purchased by Bank of America or one of its affiliates, if any, from a third party originator, Bank of America reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such Bank of America mortgage loan, Bank of America and its counsel prepared exceptions to the representations and warranties attached as Annex D-1 and provided them to the depositor for inclusion in Annex D-2.

In addition, with respect to each Bank of America mortgage loan, Bank of America reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Bank of America requested that each borrower under a Bank of America mortgage loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any significant pending litigation that existed at origination. In addition, if Bank of America became aware of a significant natural disaster in the vicinity of a mortgaged property securing a Bank of America mortgage loan, Bank of America requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. Bank of America prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the Bank of America mortgage loans included in the ten (10) largest mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the Bank of America mortgage loans included in the next five (5) largest mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Underwriting Standards. Bank of America also consulted with origination counsel to confirm that the Bank of America mortgage loans were originated in compliance with the origination and underwriting standards described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting standards. See “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards” above.

Findings and Conclusions. Bank of America found and concluded with reasonable assurance that the disclosure regarding the Bank of America mortgage loans in this prospectus is accurate in all material respects. Bank of America also found and concluded with reasonable assurance that the Bank of America mortgage loans were originated in accordance with Bank of America’s origination procedures and underwriting standards, except to the extent described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards”.

Review Procedures in the Event of a Mortgage Loan Substitution. Bank of America will perform a review of any Bank of America mortgage loan that it elects to substitute for a Bank of America mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Bank of America, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “BANA Qualification Criteria”). Bank of America may engage a third party accounting firm to compare the BANA Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Bank of America and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Bank of America to render any tax opinion required in connection with the substitution.

Repurchases and Replacements. The following table sets forth, for the period commencing October 1, 2015, and ending September 30, 2018, the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by Bank of America that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of Bank of America where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the commercial real estate loan asset class. The information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for the reporting period from July 1, 2018, through September 30, 2018, was set forth in a Form ABS-15G filed by Bank of America on November 14, 2018. The Central Index Key Number of Bank of America is 0001102113.

Repurchases and Replacements
Asset Class: Commercial Mortgages

Name of Issuing Entity	Check if Registered	Name of Originator[1]	Total Assets in ABS by Originator			Assets That Were Subject of Demand[2]			Assets That Were Repurchased or Replaced[3]			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute[4]			Demand Withdrawn[5]			Demand Rejected[6]
			#	$	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4 (0001338265)	X	Bear Stearns Commercial Mortgage, Inc.	18	21,889,285	89.14	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4 (0001338265)	X	Bank of America, N.A.	55	2,668,138	10.86	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4 (0001338265)	X	Bridger Commercial Funding LLC	55	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3(9) (0001404501)	X	Bank of America, N.A.	85	91,456,289	70.68	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3(9) (0001404501)	X	Bridger Commercial Funding LLC	16	30,682,737	23.71	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3(9) (0001404501)	X	Eurohypo AG New York Branch	22	4,200,000	3.25	0	0	0.00	0	0	0.00	0	0	0.00	1	4,200,000	3.25	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3(9) (0001404501)	X	SunTrust Bank	25	3,050,988	2.36	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00

Name of Issuing Entity	Check if Registered	Name of Originator[1]	Total Assets in ABS by Originator			Assets That Were Subject of Demand[2]			Assets That Were Repurchased or Replaced[3]			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute[4]			Demand Withdrawn[5]			Demand Rejected[6]
			#	$	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3(9) (0001404501)	X	Hypo Real Estate Capital Corporation	3	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	Citigroup Global Markets Realty Corp.	119	75,179,571	55.41	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	Bank of America, N.A. (as successor by merger to LaSalle Bank National Association)	118	56,407,442	41.58	0	0	0.00	0	0	0.00	0	0	0.00	1	8,220,279	6.06	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	PNC Bank, National Association	52	4,086,297	3.01	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	Capmark Finance Inc.	29	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-5(9) (0001420805)	X	Bank of America, N.A.	80	206,219,383	97.04	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-5(9) (0001420805)	X	Bridger Commercial Funding LLC	20	6,300,000	2.96	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Commercial Mortgages Total			697	502,140,130		0	0		0	0		0	0		3	12,420,279		1	0		0	0

(1)	The originator is the party identified by Bank of America using the same methodology as Bank of America would use to identify the originator of assets for purposes of complying with Item 1110 of Regulation AB in connection with registered offerings of asset-backed securities in the same asset class.

(2)	Reflects assets subject to demands to repurchase or replace that were received during the period from October 1, 2015 to September 30, 2018. Activity with respect to demands received during and, if applicable, prior to such period ended September 30, 2018, is reflected elsewhere in this table. If an asset changed status during such period ended September 30, 2018, information regarding the asset will appear in this column and the other applicable column in this table.

Bank of America undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which we acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of our records and the records of affiliates that acted as securitizers in our transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might reasonably be expected to have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to us. We followed up written requests made of Demand Entities as we deemed appropriate. In addition, we requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.

(3)	Reflects assets that were repurchased or replaced during the period from October 1, 2015 to September 30, 2018. Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to such period.

(4)	Includes assets for which any of the following situations apply as of September 30, 2018:

a.	A related demand to repurchase or replace such asset was received by the representing party but not yet responded to by September 30, 2018;

b.	The representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting the most recent such demand and rejecting the repurchase demand but the party demanding repurchase or replacement of such asset has responded to such rejection and continues to assert the merits of its demand; or

c.	The representing party and the party demanding repurchase or replacement of such asset acknowledge that the ongoing dispute over the merits of such demand may not be readily resolved.

Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the period from October 1, 2015 to September 30, 2018.

(5)	Includes assets for which the party demanding the repurchase or replacement of such asset has agreed to rescind its demand. Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the period ended September 30, 2018.

(6)	Reflects assets for which the representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of September 30, 2018.

(7)	An outstanding principal balance shown in this column is calculated (a) for any asset that has not been liquidated, as the remaining outstanding principal balance of the asset at the earlier of the date on which it was repurchased, or replaced, if applicable, and September 30, 2018, or (b) for any asset no longer part of the pool assets at the end of the reporting period, as zero.

(8)	With respect to this securitization transaction, the information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for (a) the initial reporting period from January 1, 2009 through December 31, 2011, was set forth in the Form ABS-15G filed by Bank of America on February 14, 2012 (and subsequently amended by filing on August 23, 2012) and (b) for periods thereafter in the quarterly Form ABS-15G filings by Bank of America. The most recent such quarterly filing by Bank of America was on November 14, 2018. The Central Index Key Number of Bank of America is 0001102113.

(9)	With respect to this securitization transaction, the information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for (a) the initial reporting period from January 1, 2009 through December 31, 2011, was set forth in the Form ABS-15G filed by Banc of America Merrill Lynch Commercial Mortgage, Inc. (“BAMLCM”) on February 14, 2012 (and subsequently amended by filing on November 8, 2012) and (b) for periods thereafter in the quarterly Form ABS-15G filings by BAMLCM. The most recent such quarterly filing by BAMLCM was on November 13, 2018. The Central Index Key Number of BAMLCM is 0001005007.

Retained Interests in This Securitization

As of the Closing Date, neither Bank of America nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that Bank of America will retain $18,329,945.89 Certificate Balance of the RR Interest and Bank of America or an affiliate thereof will retain 100% of the Class R certificates. However, Bank of America or its affiliates may from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than its portion of the RR Interest) at any time. Bank of America will be required to retain its portion of the RR Interest in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

Morgan Stanley Mortgage Capital Holdings LLC

Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company formed in March 2007 (“MSMCH”), is a sponsor of this transaction and one of the mortgage loan sellers. MSMCH is a successor to Morgan Stanley Mortgage Capital Inc., a New York corporation formed in 1984, which was merged into MSMCH on June 15, 2007. Since the merger, MSMCH has continued the business of Morgan Stanley Mortgage Capital Inc. MSMCH is a direct wholly owned subsidiary of Morgan Stanley (NYSE: MS) and its executive offices are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000. MSMCH also has offices in Los Angeles, California, Dallas, Texas and Sterling, Virginia.

Morgan Stanley Bank, N.A., a national banking association (“Morgan Stanley Bank” and, together with MSMCH, the “Morgan Stanley Group”), is the originator of all of the mortgage loans that MSMCH is contributing to this securitization (the “MSMCH Mortgage Loans”), (30.9%), which MSMCH will acquire on or prior to the Closing Date and contribute to this securitization. Morgan Stanley Bank is also the holder of the One AT&T Companion Loan and the Residence Inn National Portfolio Companion Loans. Morgan Stanley Bank is an indirect wholly owned subsidiary of Morgan Stanley (NYSE: MS) and its headquarters are located at One Utah Center, 201 Main Street, Salt Lake City, Utah 84111, telephone number (801) 236-3600. Morgan Stanley Bank also has offices in New York, New York.

MSMCH and Morgan Stanley Bank are each an affiliate of each other and Morgan Stanley & Co. LLC, an underwriter.

Morgan Stanley Group’s Commercial Mortgage Securitization Program

The Morgan Stanley Group originates and purchases multifamily, commercial and manufactured housing community mortgage loans primarily for securitization or resale.

MSMCH. MSMCH has been involved with warehouse and repurchase financing to residential mortgage lenders, has in the past purchased residential mortgage loans for securitization or resale, or for its own investment, and has previously acted as a sponsor of residential mortgage loan securitizations. MSMCH (or its predecessor) has been active as a sponsor of securitizations of commercial mortgage loans since its formation.

As a sponsor, MSMCH originates or acquires mortgage loans and, either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of the mortgage loans by transferring the mortgage loans to a securitization depositor, including Morgan Stanley Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. LLC, and other underwriters, MSMCH works with rating agencies, investors, mortgage loan sellers and servicers in structuring securitization transactions. MSMCH has acted as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and in transactions in which other entities act as sponsor or mortgage loan seller. MSMCH’s previous securitization programs, identified as “IQ”, “HQ” and “TOP”, typically involved multiple mortgage loan sellers.

Substantially all mortgage loans originated or acquired by MSMCH are either sold to securitizations as to which MSMCH acts as either sponsor or mortgage loan seller (or both) or otherwise sold or syndicated. Mortgage loans originated (or acquired) and securitized by MSMCH include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans (including those shown in the table below), and such mortgage loans may be included in both public and private securitizations. MSMCH also acquires or originates subordinate and mezzanine debt which is generally not securitized.

MSMCH’s large mortgage loan program typically originates mortgage loans larger than $50 million, although MSMCH’s conduit mortgage loan program also sometimes originates such large mortgage loans. MSMCH originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self storage properties. The largest property concentrations of MSMCH securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

The following table sets forth information with respect to acquisitions or originations and securitizations of multifamily, commercial and manufactured housing community mortgage loans by the Morgan Stanley Group for the five years ending on December 31, 2018.

Period	Total Mortgage Loans(1)(2)	Total Mortgage Loans Securitized with Affiliated Depositor(2)	Total Mortgage Loans Securitized with Non-Affiliated Depositor(2)	Total Mortgage Loans Securitized(2)
Year ending December 31, 2018	11.6	3.5	2.4	5.8
Year ending December 31, 2017	15.6	5.6	3.0	8.6
Year ending December 31, 2016	9.2	2.4	1.6	4.0
Year ending December 31, 2015	10.8	5.6	2.8	8.4
Year ending December 31, 2014	11.9	4.8	0.4	5.2

(1)	Includes all mortgage loans originated or purchased by MSMCH (or its predecessor) in the relevant year. Mortgage loans originated or purchased in a given year that were not securitized in that year generally were held for securitization in the following year or sold to third parties.

(2)	Approximate amounts shown in billions of dollars.

Morgan Stanley Bank. Morgan Stanley Bank has been originating financial assets, including multifamily, commercial and manufactured housing community mortgage loans, both for purposes of holding those assets for investment and for resale, including through securitization, since at least 2011. For the period from January 1, 2011 to December 31, 2018, Morgan Stanley Bank originated or acquired multifamily, commercial and manufactured housing community mortgage loans in the aggregate original principal amount of approximately $57,730,003,509.

Morgan Stanley Bank originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self storage properties, which it either holds for investment or sells or otherwise syndicates. The largest property concentrations of commercial mortgage loans originated by Morgan Stanley Bank are in retail and office properties, and the largest geographic concentrations are in California and New York. Commercial mortgage loans originated by Morgan Stanley Bank include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans, and such mortgage loans are expected to be included in both public and private securitizations. Morgan Stanley Bank also originates subordinate and mezzanine debt, which generally is not expected to be securitized. Morgan Stanley Bank’s large mortgage loan program originates mortgage loans larger than $50 million, although Morgan Stanley Bank’s conduit mortgage loan program also sometimes originates such large mortgage loans.

The Morgan Stanley Group’s Underwriting Standards

Overview. Commercial mortgage loans originated or co-originated by the Morgan Stanley Group are primarily originated in accordance with the procedures and underwriting standards described below. However, given the unique nature of income-producing real properties, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or loan sponsor and any other pertinent information deemed material by the member of the Morgan Stanley Group that is the originator of the related mortgage loan (the related “Morgan Stanley Origination Entity”). Therefore, this general description of the Morgan Stanley Group’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by the Morgan Stanley Group (or on its behalf) complies entirely with all standards set forth below. For important information about any circumstances that have affected the underwriting of the MSMCH Mortgage Loans, see “—Exceptions to Underwriting Standards” below.

Process. The credit underwriting process for each commercial mortgage loan is performed by a deal team comprised of real estate professionals that typically includes a commercial loan originator, underwriter and closer subject to the oversight and ultimate review and approval of the related Morgan Stanley Origination Entity. This team conducts a review of the related mortgaged property, which typically includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules and third party reports pertaining to appraisal, valuation, zoning, environmental status, physical condition and seismic and other engineering characteristics (see “—Escrow Requirements”, “—Zoning and Land Use”, “—Title Insurance Policy”, “—Property Insurance” and “—Third Party Reports” below). In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and executed tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties), although forms of leases would typically be reviewed.

A member of the deal team or one of its agents performs an inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, criminal and background investigations and searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to address certain risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information and circulated to credit committee for review.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan-to-Value Requirements. The Morgan Stanley Group’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions may be made based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and the related Morgan Stanley Origination Entity’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. The debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination because updates to the information used to calculate such amounts may have become available during the period between origination and the date of this prospectus.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that the related Morgan Stanley Origination Entity or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. The Morgan Stanley Group’s underwriting guidelines generally permit a maximum amortization period of 30 years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan has a partial interest-only period, the monthly debt service and the U/W NCF DSCR set forth in this prospectus and Annex A-1 reflect a calculation of both the interest-only payments and the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. A Morgan Stanley Origination Entity may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, a Morgan Stanley Origination Entity may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover, among other things, tenant improvements and leasing commissions, deferred maintenance, environmental remediation and unfunded obligations. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, in lieu of maintaining a cash reserve, the borrower may be allowed to post a letter of credit or guaranty or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans.

Generally, the Morgan Stanley Group requires escrows as follows:

●	Taxes. An initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the loan sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.

●	Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to 1/12 of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the loan sponsor is an institutional sponsor or a high net worth individual, (ii) the related borrower maintains a blanket insurance policy or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.

●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where the related mortgaged property is a single tenant property with respect to which the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

●	Tenant Improvements and Leasing Commissions. A reserve for tenant improvements and leasing commissions may be required to be funded at loan origination and/or during the term of the mortgage loan to cover anticipated tenant improvements or leasing commissions costs that might be associated with re-leasing certain space, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related mortgaged property is a single tenant property and the tenant’s lease extends beyond the loan term or (ii) the rent at the related mortgaged property is considered below market.

●	Deferred Maintenance. A reserve for deferred maintenance may be required to be funded at loan origination in an amount generally between 100% and 125% of the estimated cost of material immediate repairs or replacements identified in the physical condition report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.

●	Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.

●	Environmental Remediation. A reserve for environmental remediation may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues or (ii) environmental insurance has been obtained or is already in place.

For a description of the escrows collected with respect to the MSMCH Mortgage Loans, please see Annex A-1.

Zoning and Land Use. With respect to each mortgage loan, the related Morgan Stanley Origination Entity and its origination counsel will generally examine whether the use and occupancy of the related mortgaged property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and representations by the related borrower. In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the related Morgan Stanley Origination Entity may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the mortgaged property would be acceptable, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Title Insurance Policy. Each borrower is required to provide, and the related Morgan Stanley Origination Entity or its origination counsel typically will review, a title insurance policy for the related mortgaged property. Such title insurance policies typically must (i) be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) be in an amount at least equal to the original principal balance of the mortgage loan, (iii) have protection and benefits run to the mortgagee and its successors and assigns, (iv) be written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, have a legal description of the mortgaged property in the title policy that conforms to that shown on the survey.

Property Insurance. The Morgan Stanley Group requires each borrower to provide evidence of a hazard insurance policy with a customary deductible and coverage in an amount at least equal to the greater of (i) the outstanding principal balance of the mortgage loan or (ii) the amount necessary to prevent the borrower from becoming a co-insurer. Such policies do not permit reduction in insurance proceeds for depreciation, except that a policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the applicable mortgage loans, the related Morgan Stanley Origination Entity generally considers the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than twelve (12) months prior to closing may be used (subject, in certain cases, to updates). In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant mortgage loan or mortgaged property.

●	Appraisal. The related Morgan Stanley Origination Entity generally obtains an appraisal for each mortgaged property prepared by an appraisal firm approved by it to assess the value of the property. Each report is reviewed by the related Morgan Stanley Origination Entity or its designated agent. The report may utilize one or more approaches to value: (i) cost approach; (ii) sale comparison approach and/or (iii) income approach (including both the direct cap and discount cash flow methods). Each appraisal also includes a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (USPAP) and the guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA), as amended, were followed in preparing the appraisal. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to, and same method of, valuing the property. Moreover, such appraisals sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the date of the related appraisal is presented in this prospectus for illustrative purposes only.

●	Environmental Report. The related Morgan Stanley Origination Entity generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property generally within the twelve-month period preceding the origination of the related mortgage loan and in each case prepared by an environmental firm approved by such Morgan Stanley Origination Entity. Such Morgan Stanley Origination Entity or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues.

For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the related Morgan Stanley Origination Entity or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I assessment with respect to a mortgaged property, a Phase II assessment will be ordered and/or an operations and maintenance plan with respect to asbestos, mold or lead based paint will be implemented. In certain cases, environmental insurance may be acquired in lieu of further testing. In certain cases, the Phase I or Phase II assessment may have disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies.

●	Physical Condition Report. The related Morgan Stanley Origination Entity generally obtains a current physical condition report for each mortgaged property prepared by an engineering firm approved by it to assess the overall physical condition and engineering integrity of the improvements at the mortgaged property, including an inspection of representative property components, systems and elements, an evaluation of their general apparent physical condition and an identification of physical deficiencies associated with structural, fixture, equipment or mechanical building components. Such Morgan Stanley Origination Entity or an agent thereof typically reviews the report to determine the physical condition of the mortgaged property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the related Morgan Stanley Origination Entity often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. Such Morgan Stanley Origination Entity also often requires the collection of ongoing escrows for the continued maintenance of the property based on the conclusions of the report. See “—Escrow Requirements” above.

●	Seismic Report. The related Morgan Stanley Origination Entity generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss. Generally, any of the mortgage loans as to which the property was estimated to have a scenario expected limit in excess of 20% would be conditioned on satisfactory earthquake insurance.

Servicing. The Morgan Stanley Origination Entities currently contract with third party servicers for servicing the mortgage loans that they originate or acquire. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, a Morgan Stanley Origination Entity may meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis. No Morgan Stanley Origination Entity or any of its affiliates currently acts as servicer of the mortgage loans in its commercial or residential mortgage loan securitizations.

Exceptions to Underwriting Standards. One or more of the MSMCH Mortgage Loans may vary from the specific Morgan Stanley Group underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the MSMCH Mortgage Loans, the related Morgan Stanley Origination Entity or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the MSMCH Mortgage Loans was originated with any material exceptions from the Morgan Stanley Group underwriting guidelines and procedures.

Review of MSMCH Mortgage Loans

General. In connection with the preparation of this prospectus, MSMCH conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the MSMCH Mortgage Loans is accurate in all material respects. MSMCH determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. MSMCH has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The review procedures described below were employed with respect to all of the MSMCH Mortgage Loans, except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. MSMCH created a database (the “MSMCH Securitization Database”) of information obtained in connection with the origination or acquisition of the MSMCH Mortgage Loans, including:

●	certain information from the mortgage loan documents;

●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;

●	insurance information for the related mortgaged properties;

●	information from third party reports such as the appraisals, environmental and property condition reports;

●	credit and background searches with respect to the related borrowers; and

●	certain other information and other search results obtained by MSMCH for each of the MSMCH Mortgage Loans during the underwriting process.

MSMCH may have included in the MSMCH Securitization Database certain updates to such information received by MSMCH after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the MSMCH securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

MSMCH created a data file (the “MSMCH Data File”) using the information in the MSMCH Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the MSMCH Mortgage Loans in this prospectus (particularly in Annexes A-1, A-2 and A-3).

Data Comparisons and Recalculation. The depositor or an affiliate, on behalf of MSMCH, engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed by MSMCH relating to MSMCH Mortgage Loan information in this prospectus. These procedures included:

●	comparing the information in the MSMCH Data File against various source documents provided by MSMCH;

●	comparing numerical information regarding the MSMCH Mortgage Loans and the related mortgaged properties disclosed in this prospectus against the information contained in the MSMCH Data File; and

●	recalculating certain percentages, ratios and other formulas relating to the MSMCH Mortgage Loans disclosed in this prospectus.

Legal Review. For each MSMCH Mortgage Loan originated or co-originated by MSMCH or one of its affiliates (as applicable), MSMCH reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process. MSMCH also provided to each origination counsel the representations and warranties attached as Annex D-1 and requested that origination counsel draft exceptions to such representations and warranties. MSMCH compiled and reviewed draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion in Annex D-2.

For MSMCH Mortgage Loans purchased by MSMCH or one of its affiliates from a third party originator, if any, MSMCH reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such MSMCH Mortgage Loan, (i) MSMCH generally re-underwrote such Mortgage Loan to confirm whether it was originated in accordance with the Morgan Stanley Group’s underwriting guidelines and procedures, and (ii) MSMCH and its counsel prepared exceptions to the representations and warranties attached as Annex D-1 and provided them to the depositor for inclusion in Annex D-2.

In addition, with respect to each MSMCH Mortgage Loan, MSMCH reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. MSMCH requested that each borrower under a MSMCH Mortgage Loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any material pending litigation that existed at origination. In addition, if MSMCH became aware of a significant natural disaster in the vicinity of a mortgaged property securing a MSMCH Mortgage Loan, MSMCH requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. MSMCH prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the MSMCH Mortgage Loans included in the ten (10) largest mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the MSMCH Mortgage Loans included in the next five (5) largest mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Underwriting Standards. MSMCH also consulted with origination counsel to confirm that the MSMCH Mortgage Loans were originated in compliance with the origination and underwriting standards described above under “—The Morgan Stanley Group’s Underwriting Standards” as well as to identify any material deviations from those origination and underwriting standards. See “—The Morgan Stanley Group’s Underwriting Standards” above.

Findings and Conclusions. MSMCH found and concluded with reasonable assurance that the disclosure regarding the MSMCH Mortgage Loans in this prospectus is accurate in all material respects. MSMCH also found and concluded with reasonable assurance that the MSMCH Mortgage Loans were originated in accordance with the Morgan Stanley Group’s origination procedures and underwriting standards, except to the extent described above under “—The Morgan Stanley Group’s Underwriting Standards—Exceptions to Underwriting Standards”.

Review Procedures in the Event of a Mortgage Loan Substitution. MSMCH will perform a review of any mortgage loan that it elects to substitute for an MSMCH Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. MSMCH, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “MSMCH Qualification Criteria”). MSMCH may engage a third party accounting firm to compare the MSMCH Qualification Criteria against the underlying source documentation to verify the accuracy of the review by MSMCH and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by MSMCH to render any tax opinion required in connection with the substitution.

Repurchases and Replacements

The transaction documents for certain prior transactions in which MSMCH securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table sets forth, for the period commencing October 1, 2015 and ending September 30, 2018, the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by MSMCH that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of MSMCH where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the CRE Loan asset class. The information for MSMCH as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the reporting period from July 1, 2018 through September 30, 2018 was set forth in a Form ABS-15G filed by MSMCH on November 14, 2018. The Central Index Key Number of MSMCH is 0001541557.

Repurchases and Replacements1
Asset Class: CMBS

Name of Issuing Entity	Check if Registered	Name of Originator[2]	Total Assets in ABS by Originator at time of securitization			Assets That Were Subject of Demand[3]			Assets That Were Repurchased or Replaced[4]			Assets Pending Repurchase or Replacement (within cure period)[5]			Demand in Dispute[6]			Demand Withdrawn[7]			Demand Rejected[8]
			#	$	%	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]
Morgan Stanley Capital I Series 2006-IQ11 (0001362475)	X	Morgan Stanley Mortgage Capital Inc.	67	772,319,208	47.8%	1	11,164,462	1.68%	0	-	0.00%	0	-	0.00%	0	-	0.00%	0	-	0.00%	1	11,164,462	1.68%
Morgan Stanley Capital I Series 2007-IQ14 (0001398854)(11)	X	Morgan Stanley Mortgage Capital Inc.	34	1,345,579,291	27.4%	1	77,221,468	3.22%	0	-	0.00%	0	-	0.00%	0	-	0.00%	1	77,221,468	3.22%	0	-	0.00%
Aggregate Total			101	2,117,898,499		2	88,385,930		0	-		0	-		0	-		1	77,221,468		1	11,164,462

(1)	In connection with the preparation of this prospectus, MSMCH undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which MSMCH acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of MSMCH’s records and the records of affiliates of MSMCH that acted as securitizers in its transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to MSMCH. MSMCH followed up written requests made of Demand Entities as it deemed appropriate. In addition, MSMCH requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.

(2)	MSMCH identified the “originator” on the same basis that it would identify the originator for purposes of Regulation AB (Subpart 229.1100 – Asset-Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125) for registered transactions.

(3)	Reflects aggregate numbers for all demand activity shown in this table.

(4)	Includes loans for which the repurchase price or replacement asset was received during the reporting period from October 1, 2015 to September 30, 2018. The demand related to loans reported in this column may have been received prior to such reporting period.

(5)	Includes loans for which the securitizer is aware that the responsible party has agreed to repurchase or replace the loan but has not yet repurchased or replaced such loans. The demand related to loans reported in this column may have been received prior to the reporting period from October 1, 2015 to September 30, 2018.

(6)	Includes demands received during and prior to the reporting period from October 1, 2015 to September 30, 2018 unless the loan falls into one of the other categories reflected on this chart or the demand was received prior to such reporting period and was finally resolved prior to such reporting period. If the securitizer is not the party responsible for repurchasing a loan subject to a demand, the loan is reflected in this column until the securitizer has been informed by the related trustee that the loan has been repurchased or replaced.

(7)	Includes loans for which the buyback demand was withdrawn by the party submitting the demand during the reporting period from October 1, 2015 to September 30, 2018. The demand related to loans reported in this column may have been received prior to such reporting period.

(8)	Includes loans (i) for which a demand was received, a rebuttal was made and there was no response within 90 days of the rebuttal and (ii) for which the related obligor has repaid the loan in full, in each case during the reporting period from October 1, 2015 to September 30, 2018. The demand related to loans reported in this column may have been received prior to such reporting period.

(9)	Principal balance was determined as of the earlier of (i) the principal balance reported in the September 2018 distribution date report and (ii) the principal balance on the distribution date immediately preceding the period for which the distribution date report reflected that the loan was removed from the pool. Liquidated loans reflect amounts received as borrower payments, insurance proceeds and all other liquidation proceeds. All of the balances and loan counts set forth in the table above are based on MSMCH’s records and, in certain instances, may differ from balance and loan count information publicly available.

(10)	Percentage of principal balance was calculated by using the principal balance as described in footnote 9 divided by the aggregate principal balance of the pool assets reported in the September 2018 distribution date report. Because the aggregate principal balance of the remaining pool assets may be less than the principal balance of the repurchase demands calculated as described in footnote 9, the percentage shown in this column may exceed 100%.

(11)	With respect to the Morgan Stanley Capital I Series 2007-IQ14 securitization, the demand made with respect to one of the underlying mortgage loans was subsequently withdrawn following a settlement payment by MSMCH (or an affiliate thereof) to the related trust in the amount of $62,500,000.

Retained Interests in This Securitization

As of the Closing Date, none of MSMCH, Morgan Stanley Bank or any of their affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that Morgan Stanley Bank will retain $15,075,250.00 Certificate Balance of the RR Interest. However, any of MSMCH, Morgan Stanley Bank and their affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than its portion of the RR Interest) at any time. Morgan Stanley Bank will be required to retain its portion of the RR Interest in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

Wells Fargo Bank, National Association

General

Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, is a wholly-owned subsidiary of Wells Fargo & Company (NYSE: WFC). The principal office of Wells Fargo Bank’s commercial mortgage origination division is located at 4150 E 42nd Street, 38th Floor, New York, New York 10017, and its telephone number is (212) 214-7468. Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC. Wells Fargo Bank is also the successor by merger to Wachovia Bank, National Association (“Wachovia Bank”), which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation. On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company. As a result of this transaction, the depositor, Wachovia Bank and Wells Fargo Securities, LLC became wholly-owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo Bank. On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank.

Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program

Prior to its merger with Wachovia Bank, Wells Fargo Bank was an active participant in securitizations of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor in securitizations for which unaffiliated entities acted as depositor. Between the inception of its commercial mortgage securitization program in 1995 and December 2007, Wells Fargo Bank originated approximately 5,360 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $32.4 billion, which were included in approximately 61 securitization transactions.

Prior to its merger into Wells Fargo Bank, one of Wachovia Bank’s primary business lines was the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With its commercial mortgage lending affiliates and predecessors, Wachovia Bank began originating and securitizing commercial mortgage loans in 1995. The total amount of commercial mortgage loans originated and securitized by Wachovia Bank from 1995 through November 2007 was approximately $87.9 billion. Approximately $81.0 billion of such commercial mortgage loans were securitized by an affiliate of Wachovia Bank acting as depositor, and approximately $6.9 billion were securitized by an unaffiliated entity acting as depositor.

Since 2010, and following the merger of Wachovia Bank into Wells Fargo Bank, Wells Fargo Bank has resumed its active participation in the securitization of commercial and multifamily mortgage loans. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to the depositor or to an unaffiliated securitization depositor. In coordination with its affiliate, Wells Fargo Securities, LLC, and other underwriters, Wells Fargo Bank works with rating agencies, mortgage loan sellers, subordinated debt purchasers and master servicers in structuring securitizations in which it is a sponsor, mortgage loan seller and originator. For the twelve-month period ended December 31, 2018, Wells Fargo Bank securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $5.8 billion. Since the beginning of 2010, Wells Fargo Bank originated approximately 2,031 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $39.9 billion, which were included in 124 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality and self storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to commercial and multifamily mortgage loans, Wells Fargo Bank and its affiliates have originated and securitized residential mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank and its affiliates have also served as sponsors, issuers, master servicers, servicers, certificate administrators, custodians and trustees in a wide array of securitization transactions.

Wells Fargo Bank’s Commercial Mortgage Loan Underwriting

General. Wells Fargo Bank’s commercial real estate finance group has the authority, with the approval from the appropriate credit authority, to originate fixed-rate, first lien commercial, multifamily or manufactured housing community mortgage loans for securitization. Wells Fargo Bank’s commercial real estate finance operation is staffed by real estate professionals. Wells Fargo Bank’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of an executed loan application, Wells Fargo Bank’s loan underwriters commence a review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, we cannot assure you that the underwriting of any particular multifamily or commercial mortgage loan will conform to each of the general procedures described in this “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” section. For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” and “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” sections of this prospectus and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following credit positive characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; and (iv) elements of recourse included in the loan.

Loan Analysis. Generally, Wells Fargo Bank performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements (or, in the case of acquisitions, often only current financial statements), rent rolls, certain leases, third-party credit reports, judgments, liens, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Wells Fargo Bank typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities. The collateral analysis typically includes an analysis of the following, to the extent available and applicable based on property type: historical property operating statements, rent rolls, operating budgets, a projection of future performance, and a review of certain tenant leases. Depending on the type of collateral property and other factors, the credit of key tenants may also be reviewed. Each mortgaged property is generally inspected by a Wells Fargo Bank underwriter or qualified designee. Wells Fargo Bank generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wells Fargo Bank to be applicable, seismic reports. Each report is reviewed for acceptability by a staff member of Wells Fargo Bank or a third-party consultant. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more of the procedures may be waived or modified by Wells Fargo Bank if it is determined not to adversely affect the mortgage loans originated by it in any material respect.

Loan Approval. Prior to loan closing, all mortgage loans to be originated by Wells Fargo Bank must be approved by one or more officers of Wells Fargo Bank (depending on loan size), who may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratios and Loan-to-Value Ratios. Generally, the debt service coverage ratios for Wells Fargo Bank mortgage loans will be equal to or greater than 1.20x; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Generally, the loan-to-value ratio for Wells Fargo Bank mortgage loans will be equal to or less than 80%; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this prospectus with respect to the mortgage loans to be sold to us by Wells Fargo Bank for deposit into the trust fund.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, Wells Fargo Bank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Wells Fargo Bank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The combined debt service coverage ratios and loan-to-value ratios of a mortgage loan and the related additional debt may be significantly below 1.20x and significantly above 80%, notwithstanding that the mortgage loan by itself may satisfy such guidelines.

Assessments of Property Condition. As part of the underwriting process, Wells Fargo Bank will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wells Fargo Bank will typically inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals. Wells Fargo Bank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state-certified appraiser, an appraiser belonging to the “Appraisal Institute”, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wells Fargo Bank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wells Fargo Bank may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessments. Wells Fargo Bank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Wells Fargo Bank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Wells Fargo Bank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wells Fargo Bank or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wells Fargo Bank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, Wells Fargo Bank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wells Fargo Bank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. In general, prospective borrowers seeking loans secured by properties located in California or in seismic zones 3 or 4 obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”). Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value ratio limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Wells Fargo Bank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wells Fargo Bank will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wells Fargo Bank to be sufficient to pay off the related mortgage loan in full;

●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wells Fargo Bank’s judgment constitute adequate security for the related mortgage loan;

●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

●	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Escrow Requirements. Generally, Wells Fargo Bank requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Wells Fargo Bank are as follows:

●	Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wells Fargo Bank with sufficient funds to satisfy all taxes and assessments. Tax escrows may not be required if a property is a single tenant property and the tenant is required to pay taxes directly. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Wells Fargo Bank with sufficient funds to pay all insurance premiums. Insurance escrows may not be required if (i) the borrower maintains a blanket insurance policy, or (ii) the property is a single tenant property (which may include ground leased tenants) and the tenant is required to maintain property insurance. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. Replacement reserves may not be required if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Wells Fargo Bank generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Wells Fargo Bank may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.

●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Tenant Improvement/Lease Commissions may not be required for single tenant properties with leases that extend beyond the loan term or where rent at the mortgaged property is considered below market. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

Furthermore, Wells Fargo Bank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being addressed. In some cases, Wells Fargo Bank may determine that establishing an escrow or reserve is not warranted in the event of the existence of one or more of the credit positive characteristics discussed above, or given the amounts that would be involved and Wells Fargo Bank’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Co-Originated or Third Party-Originated Mortgage Loans. From time to time, Wells Fargo Bank originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Wells Fargo Bank as the payee. Wells Fargo Bank has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. The Prudential - Digital Realty Portfolio Mortgage Loan (1.0%) is part of a whole loan that was co-originated by Wells Fargo Bank, National Association, and Column Financial, Inc.

Exceptions. One or more of Wells Fargo Bank’s Mortgage Loans may vary from the specific Wells Fargo Bank’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of Wells Fargo Bank’s Mortgage Loans, Wells Fargo Bank or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to Wells Fargo Bank’s underwriting guidelines described above in respect of the Wells Fargo Bank Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor

Overview. Wells Fargo Bank, in its capacity as the sponsor of the Wells Fargo Bank Mortgage Loans, has conducted a review of the Wells Fargo Bank Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Wells Fargo Bank Mortgage Loans is accurate in all material respects. Wells Fargo Bank determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Wells Fargo Bank Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Wells Fargo Bank (collectively, the “Wells Fargo Bank Deal Team”) with the assistance of certain third parties. Wells Fargo Bank has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Wells Fargo Bank Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Wells Fargo Bank Deal Team created a database of loan-level and property-level information relating to each Wells Fargo Bank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third-party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Wells Fargo Bank during the underwriting process. Prior to securitization of each Wells Fargo Bank Mortgage Loan, the Wells Fargo Bank Deal Team may have updated the information in the database with respect to such Wells Fargo Bank Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Wells Fargo Bank Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Wells Fargo Bank Data Tape”) containing detailed information regarding each Wells Fargo Bank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Wells Fargo Bank Data Tape was used by the Wells Fargo Bank Deal Team to provide the numerical information regarding the Wells Fargo Bank Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor, on behalf of Wells Fargo Bank, engaged a third-party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Wells Fargo Bank relating to information in this prospectus regarding the Wells Fargo Bank Mortgage Loans. These procedures included:

●	comparing the information in the Wells Fargo Bank Data Tape against various source documents provided by Wells Fargo Bank;

●	comparing numerical information regarding the Wells Fargo Bank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Wells Fargo Bank Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Wells Fargo Bank Mortgage Loans disclosed in this prospectus.

Legal Review. In anticipation of the securitization of each Wells Fargo Bank Mortgage Loan, mortgage loan seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations. Mortgage loan seller’s counsel reviewed the legal summaries for each Wells Fargo Bank Mortgage Loan, together with pertinent parts of the Mortgage Loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this prospectus. In addition, mortgage loan seller’s counsel reviewed Wells Fargo Bank’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Wells Fargo Bank Mortgage Loans. Such assistance included, among other things, a review of a due diligence questionnaire completed by the Wells Fargo Bank Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each Wells Fargo Bank Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Mortgage loan seller’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures. Prior to securitization, Wells Fargo Bank confirmed with the related servicers for the Wells Fargo Bank Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi) any existing or incipient material defaults.

The Wells Fargo Bank Deal Team also consulted with Wells Fargo Bank personnel responsible for the origination of the Wells Fargo Bank Mortgage Loans to confirm that the Wells Fargo Bank Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. Wells Fargo Bank found and concluded with reasonable assurance that the disclosure regarding the Wells Fargo Bank Mortgage Loans in this prospectus is accurate in all material respects. Wells Fargo Bank also found and concluded with reasonable assurance that the Wells Fargo Bank Mortgage Loans were originated in accordance with Wells Fargo Bank’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Wells Fargo Bank will perform a review of any Wells Fargo Bank Mortgage Loan that it elects to substitute for a Wells Fargo Bank Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Wells Fargo Bank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Qualification Criteria”). Wells Fargo Bank may engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Wells Fargo Bank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Wells Fargo Bank to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

The transaction documents for certain prior transactions in which Wells Fargo Bank securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by Wells Fargo Bank (or a predecessor), which activity occurred during the period from October 1, 2015 to September 30, 2018 (the “Rule 15Ga-1 Reporting Period”) or is still outstanding.

Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)		Demand Rejected(4)(6)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
Asset Class Commercial Mortgages(1)
Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates Series 2006-C28	X	Wachovia Bank, National Association	113	2,502,246,884.83	69.60	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 0001376448		Nomura Credit & Capital, Inc.	44	823,722,922.57	22.91	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Artesia Mortgage Capital Corporation(10)	50	269,226,893.21	7.49	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	13,687,005.00	16.35	0	0.00	0.00

Issuing Entity Subtotal			207	3,595,196,700.61	100.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	13,687,005.00	16.35	0	0.00	0.00

Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates Series 2006-C33	X	Wachovia Bank, National Association	88	2,043,814,381.00	56.74	0	0.00	0	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	86,311,631.00	21.07
CIK #: 0001406873		Barclays Capital Real Estate Inc.	33	724,003,952.00	20.10	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Nomura Credit & Capital, Inc.	17	639,286,752.00	17.75	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Artesia Mortgage Capital Corporation	28	195,018,502.00	5.41	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			166	3,602,123,586.00	100.00	0	0.00	0	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	86,311,631.00	21.07

Wells Fargo Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates, Series 2015-NXS2	X	Natixis Real Estate Capital LLC(11)	39	503,900,454.00	55.11	1	23,000,000.00	2.52	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	22,945,069.00	2.56	0	0.00	0.00
CIK #: 0001643873		Wells Fargo Bank, National Association	14	293,066,224.00	32.05	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Silverpeak Real Estate Finance LLC	10	117,394,863.00	12.84	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			63	914,361,541.00	100.00	1	23,000,000.00	2.52	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	23,000,000.00	2.56	0	0.00	0.00

WFRBS Commercial Mortgage Trust 2014-C22, Commercial Mortgage Pass-Through Certificates, Series 2014-C22	X	Wells Fargo Bank, National Association	34	660,152,359.00	44.38	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 1616666		The Royal Bank of Scotland	18	311,373,307.00	20.93	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	21	158,381,467.00	10.65	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Prudential Mortgage Capital Company, LLC	9	109,719,609.00	7.38	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		NCB, FSB	20	67,614,088.00	4.55	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		C-III Commercial Mortgage LLC	17	63,291,423.00	4.25	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Basis Real Estate Capital II, LLC(12)	6	58,594,540.00	3.94	1	15,371,874.00	1.06	0	0.00	0.00	0	0.00	0.00	1	15,348,545.00	1.08	0	0.00	0.00	1	15,348,545.00	1.08
		Walker & Dunlop Commercial Property Funding I WF, LLC	4	58,473,000.00	3.93	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			73	1,487,599,794.00	100.00	1	15,371,874.00	1.06	0	0.00	0.00	0	0.00	0.00	1	15,348,545.00	1.08	0	0.00	0.00	1	15,348,545.00	1.08

Commercial Mortgages Asset Class Total			628	9,599,281,621.61		1	38,371,874.00		0	0.00		0	0.00		1	15,348,545.00		2	36,632,074.00	2	101,660,176.00

(1)	In connection with the preparation of this table, Wells Fargo Bank undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Exchange Act: (i) identifying all asset-backed securities transactions in which Wells Fargo Bank (or a predecessor) acted as a securitizer, (ii) performing a diligent search of the records of Wells Fargo Bank and the records of affiliates of Wells Fargo Bank that acted as securitizers in transactions of commercial mortgage loans for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for breach of a representation or warranty with respect to any relevant transaction. In this effort, Wells Fargo Bank made written requests of all trustees and unaffiliated co-sponsors of applicable commercial mortgage-backed securities transactions. Wells Fargo Bank followed up written requests made of Demand Entities as it deemed appropriate.

The repurchase activity reported herein is described in terms of a particular loan’s status as of the last day of the Rule 15Ga-1 Reporting Period. (For columns j-x)

(2)	“Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements. (For columns d-f)

(3)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d-l)

(4)	Includes only new demands received during the Rule 15Ga-1 Reporting Period. (For columns g-i)

In the event demands were received prior to the Rule 15Ga-1 Reporting Period, but activity occurred with respect to one or more loans during the Rule 15Ga-1 Reporting Period, such activity is being reported as assets pending repurchase or replacement within the cure period (columns m/n/o) or as demands in dispute (columns p/q/r), as applicable, until the earlier of the reporting of (i) the repurchase or replacement of such asset (columns j/k/l), (ii) the withdrawal of such demand (columns s/t/u), or (iii) the rejection of such demand (columns v/w/x), as applicable.

(5)	Includes assets for which a reimbursement payment is in process and where the asset has been otherwise liquidated by or on behalf of the issuing entity at the time of initiation of such reimbursement process. Where an underlying asset has paid off or otherwise been liquidated by or on behalf of the issuing entity (other than via a repurchase by the obligated party) during the Rule 15Ga-1 Reporting Period, the corresponding principal balance utilized in calculating columns (g) through (x) will be zero. (For columns j-l)

(6)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the last day of the Rule 15Ga-1 Reporting Period. (For columns m-x)

(7)	Includes assets that are subject to a demand and within the cure period. (For columns m-o)

(8)	Includes assets pending repurchase or replacement outside of the cure period. (For columns p-r)

(9)	Includes assets for which a reimbursement payment is in process, and where the asset has not been repurchased or replaced and remains in the transaction. Also includes assets for which the requesting party rescinds or retracts the demand in writing. (For columns s-u)

(10)	U.S. Bank National Association, as Trustee for Registered Holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C28 (“U.S. Bank”) v. Dexia Real Estate Capital Markets (“Dexia”), Case No. 12 Civ 9412, filed in the United States District Court for the Southern District of New York. U.S. Bank filed its complaint against Dexia (on December 27, 2012) arguing that Dexia had breached the terms of the related mortgage loan purchase agreement in light of the determination in a Minnesota enforcement action against the guarantors of Loan #58 Marketplace Retail and Office Center (“Loan #58”) that the form of the guaranty sold to U.S. Bank pursuant to the mortgage loan purchase agreement had not been signed by the guarantors. U.S. Bank, in its complaint, seeks a judgment requiring Dexia to repurchase Loan #58 for approximately $16.5 million. Dexia filed a Notice of Motion to Dismiss and a Memorandum in Support of its Motion to Dismiss on January 25, 2013. Judge Shira A. Scheindlin entered an order denying Dexia’s motion on June 6, 2013. After completion of discovery, U.S. Bank and Dexia filed cross-motions for summary judgment, and on July 9, 2014 Judge Scheindlin entered an Opinion and Order granting the summary judgment motion of U.S. Bank and denying the summary judgment motion of Dexia. On September 12, 2014, the Court entered its judgment directing that Dexia repurchase Loan #58 for $19,627,961.66. On March 16, 2016, the United States Court of Appeals for the Second Circuit reversed, and ordered that judgment be entered in Dexia’s favor. On April 11, 2016, the United States District Court for the Southern District of New York entered judgment for Dexia and against U.S. Bank on U.S. Bank’s claims in the case. Because U.S. Bank did not appeal the District Court’s decision within the required 90-day period, this demand has been classified as “withdrawn”.

(11)	Rialto Capital Advisors, LLC, as special servicer for Loan #8 88 Hamilton Avenue (in such capacity, the “NXS2 Special Servicer”), claimed in a letter dated March 16, 2016, that NREC breached the representations and warranties made in the related mortgage loan purchase agreement due to the existence of a prior $4,000,000 mortgage on the related mortgaged property. On March 31, 2016, NREC rejected the claim for breach of representation or warranty and noted that a title insurance policy was obtained from Chicago Title Insurance Company, which insures the first lien status of such loan. The NXS2 Special Servicer withdrew its repurchase demand on August 15, 2017.

(12)	CWCapital Asset Management LLC, as special servicer for Loan No. 22, Alpha Health Center, claimed in a letter dated December 19, 2017, that Basis Real Estate Capital II, LLC (“Basis”) breached the representations and warranties made in the related mortgage loan purchase agreement due to the existence of a lawsuit that was filed against the sponsor of 300 E. Pulaski, LLC (the “Borrower”). On February 7, 2018, Basis rejected the claim for breach of representation or warranty for several reasons including (i) the lawsuit was filed after Basis had already conducted its due diligence on the Borrower and the sponsor of the Borrower and (ii) the lawsuit in question was served on the sponsor of the Borrower after Basis had originated the Alpha Health Center Loan. Basis has requested that the special servicer rescind its repurchase demand.

The information for Wells Fargo Bank as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the quarterly reporting period from July 1, 2018 through September 30, 2018 was set forth in (i) a Form ABS-15G filed by Wells Fargo Bank with the SEC on November 13, 2018, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor but Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was not the depositor, and (ii) a Form ABS-15G filed by Wells Fargo Commercial Mortgage Securities, Inc. with the SEC on November 13, 2018, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor and Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was the depositor. Such Forms ABS-15G are available electronically through the SEC’s EDGAR system. The Central Index Key number of Wells Fargo Bank is 0000740906. The Central Index Key number of Wells Fargo Commercial Mortgage Securities, Inc. is 0000850779.

Retained Interests in This Securitization

As of the Closing Date, neither Wells Fargo Bank nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that Wells Fargo Bank will retain $15,336,896.17 Certificate Balance of the RR Interest. However, Wells Fargo Bank or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than its portion of the RR Interest) at any time. Wells Fargo Bank will be required to retain its portion of the RR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

The information set forth under “—Wells Fargo Bank, National Association” has been provided by Wells Fargo Bank.

National Cooperative Bank, N.A.

General

National Cooperative Bank, N.A. is a national banking association regulated by the Office of the Comptroller of the Currency. National Cooperative Bank, N.A. is wholly-owned by National Consumer Cooperative Bank, a federally chartered corporation. The executive offices of National Cooperative Bank, N.A. are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. National Cooperative Bank, N.A. is engaged in a wide range of banking, financial and finance-related activities throughout the United States.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The conversion permits the bank to increase its commercial lending but does not otherwise impact its commercial real estate lending business or its servicing or deposit platforms. Similarly, the bank’s Board of Directors and senior management did not change as a result of the conversion, and the Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

In connection with providing representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties, National Cooperative Bank, N.A. will conduct its own due diligence review. In addition, mortgage loan seller’s counsel will prepare, among other things, initial exception lists to the representations and warranties. Counsel will also review certain loan documentation and perform due diligence procedures. If a cure, repurchase or substitution is required with respect to a mortgage loan sold by National Cooperative Bank, N.A. in the event of a material document defect or material breach of a representation or warranty with respect to such mortgage loan, National Cooperative Bank, N.A. will be the sole party responsible for any repurchase or substitution. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” and “Risk Factors—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” in this prospectus. In addition, National Cooperative Bank, N.A. has agreed to indemnify the depositor and the underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the Offered Certificates.

Neither National Cooperative Bank, N.A. nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against National Cooperative Bank, N.A. for any losses or other claims in connection with the Certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by National Cooperative Bank, N.A. in the related MLPA as described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” in this prospectus.

A wholly-owned subsidiary of National Cooperative Bank, N.A. is a party to a repurchase facility with Wells Fargo Bank, National Association pursuant to which Wells Fargo Bank, National Association has agreed to purchase mortgage loans from such subsidiary on a revolving basis and to serve as interim custodian of the loan files for the mortgage loans subject to such repurchase agreement. National Cooperative Bank, N.A. guarantees the performance by its wholly-owned subsidiary of certain obligations under that repurchase facility. None of the National Cooperative Bank, N.A. Mortgage Loans are subject to such repurchase facility or interim custodial arrangement. In addition, National Cooperative Bank, N.A. is party to an interest rate hedging arrangement with Wells Fargo Bank, National Association with respect to certain of the National Cooperative Bank, N.A. Mortgage Loans, which have an aggregate Cut-off Date Balance of $17,587,622 (1.8%), and such hedging arrangements will terminate with respect to such loans that National Cooperative Bank, N.A. will transfer to the depositor in connection with the transfer of those Mortgage Loans pursuant to this securitization transaction. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

National Cooperative Bank, N.A.’s Securitization Program

National Cooperative Bank, N.A. has been an active participant in securitization of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor since 2002. Its parent, National Consumer Cooperative Bank, has been an active participant in securitization of commercial and multifamily mortgage loans as a mortgage loan seller since 1992. This is the 61st commercial mortgage loan securitization to which National Cooperative Bank, N.A. and its affiliates are contributing loans. During the period commencing on January 1, 1992 and ending on December 31, 2018, National Cooperative Bank, N.A. and its affiliates sold approximately $6.2 billion of commercial and multifamily mortgage loans into commercial mortgage-backed securitization transactions. Since 1998, National Cooperative Bank, N.A. together with its parent National Consumer Cooperative Bank securitized approximately $3.5 billion of multifamily loans in agency mortgage security backed transactions.

In addition to commercial and multifamily mortgage loans, National Cooperative Bank, N.A. has securitized residential mortgage loans.

National Cooperative Bank, N.A.’s Underwriting Standards and Processes

General. All of the mortgage loans sold to the depositor by National Cooperative Bank, N.A. (the “National Cooperative Bank, N.A. Mortgage Loans”) were originated by National Cooperative Bank, N.A. or an affiliate of National Cooperative Bank, N.A., generally in accordance with the underwriting guidelines described below. Eleven (11) of the twelve (12) Mortgage Loans that National Cooperative Bank, N.A. will transfer to the depositor (3.6%), were originated by its parent company, National Consumer Cooperative Bank. National Cooperative Bank, N.A. has implemented general loan policies and guidelines establishing certain procedures with respect to underwriting its mortgage loans. The underwriting and origination procedures and the credit analysis with respect to any particular mortgage loan may significantly differ from one mortgage loan to another, and will be driven by circumstances particular to that mortgage loan and the related mortgaged real property, including, among others, its type, physical quality, size, environmental condition, location, market conditions, reserve requirements and other factors. Accordingly, there is no assurance that every loan will comply in all respects with National Cooperative Bank, N.A.’s general guidelines.

Loan Analysis. In connection with the origination of mortgage loans, National Cooperative Bank, N.A. conducts an extensive review of the related mortgaged real property, which includes an analysis of the appraisal, environmental report, property condition report, seismic reports (where applicable), historical operating statements, ground lease (where applicable), leases, maintenance schedules and rent rolls (where applicable), budgets, sources and uses and related information provided by the borrower. The credit of the borrower and, generally for loans other than those secured by residential cooperative properties, certain of its key principals, are examined for financial strength and character prior to origination of the mortgage loan, which may include a review of annual financial statements and judgment, lien, bankruptcy and outstanding litigation searches. As part of the underwriting process, a site inspection of each mortgaged real property is conducted by National Cooperative Bank, N.A., an affiliate or a third-party engineering firm.

Loan Approval. Prior to commitment, all mortgage loans must be approved by National Cooperative Bank, N.A.’s credit committee (the make-up of which varies by loan size and type) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Environmental Assessments. An environmental site assessment (generally a Phase I environmental site assessment) is performed on all mortgaged properties. The environmental assessments are performed during the 12-month period preceding origination of the related mortgage loan. Depending on the findings of the environmental site assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment on the subject mortgaged property; obligating the related borrower to perform remediation as a condition to the closing of such mortgage loan or within a period following the closing of such mortgage loan; and/or the posting of cash reserves, letters of credit or guaranties to secure the performance of any recommended remediation action. Additionally, all borrowers are required to provide customary environmental representations, warranties, covenants and indemnities relating to the existence and use of hazardous substances on the mortgaged properties.

Property Condition Assessments. Independent engineering firms conduct inspections with respect to each mortgaged real property generally within the twelve-month period preceding the origination of the related mortgage loan. The resulting reports on some of the properties may indicate a variety of deferred maintenance items, recommended capital expenditures and/or building code violations. In some instances where deferred maintenance items, recommended capital expenditures and/or building code violations are identified, repairs or maintenance are required to be completed before closing or after closing and, in certain instances, cash reserves, letters of credit or guaranties to secure the performance of the repairs or maintenance items are required or obtained.

Appraisals. An appraisal of each of the mortgaged properties is performed prior to the origination of each such loan. Such appraisal is prepared by an independent appraiser who holds a certified general appraiser license from the state in which the property is located, and who may also possess the MAI designation from the Appraisal Institute. Such appraisals generally complied with (or the appraiser certified that such appraisal complied with) the appraisal guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

Seismic Report. If the property consists of improvements located in seismic zone 3 or 4, National Cooperative Bank, N.A. typically requires a seismic report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake.

Title Insurance. The borrower is required to provide, and National Cooperative Bank, N.A.’s origination counsel reviews, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Additional Debt. Certain of the mortgage loans secured by residential cooperative properties may have or permit in the future certain additional subordinate debt, whether secured or unsecured. The mortgage loans that are other than mortgage loans secured by residential cooperative properties will generally prohibit additional indebtedness secured by the related mortgaged property, but may have or permit additional unsecured indebtedness and trade payables. In many cases, National Cooperative Bank, N.A. or one of its affiliates is and/or will be the lender on that additional debt. The debt service coverage ratios described herein would be lower if the payments related to such additional debt were included in the calculation of such debt service coverage ratios and the loan-to-value ratios described herein would be higher if the amount of any such additional subordinate debt were included in the calculation of such loan-to-value ratios.

Debt Service Coverage Ratio and LTV Ratio. National Cooperative Bank, N.A. evaluates debt service coverage ratios and loan-to-value ratios when underwriting a mortgage loan. Generally, the debt service coverage ratio for mortgage loans (other than mortgage loans secured by residential cooperative properties) originated or acquired by National Cooperative Bank, N.A. will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans (other than mortgage loans secured by residential cooperative properties) originated or acquired by National Cooperative Bank, N.A. will be equal to or less than 75%; provided, however, that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. Debt service coverage ratios are calculated based on Underwritten Net Cash Flow. Underwritten Net Cash Flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy, may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily, manufactured housing community or commercial mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. In the case of a residential cooperative property, Underwritten Net Cash Flow is the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date and, in general, equals projected operating income at the property assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and projected replacement reserves, in each case as determined by the appraiser. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. Except in certain limited instances where a residential cooperative property is valued solely as a multifamily rental property (for example, where the value of a residential cooperative property determined as if such property is operated as a residential cooperative is unavailable), the loan-to-value ratio with respect to each mortgage loan secured by a residential cooperative property is calculated using the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date determined as if such residential cooperative property is operated as a residential cooperative. This value, in general, equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering the related Mortgaged Property. There is generally a limited market for the sale of sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value referenced in the preceding sentence is calculated without regard to any applicable sale price restriction. National Cooperative Bank, N.A. will also calculate a loan-

to-value ratio for each mortgage loan secured by a residential cooperative property based upon the value of such residential cooperative property as a multifamily rental property. The value of a residential cooperative property as a multifamily rental property is reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the Underwritten Net Cash Flow for such residential cooperative property. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). In certain limited instances (for example, where the value of a residential cooperative property determined as if such property is operated as a residential cooperative is unavailable), National Cooperative Bank, N.A. will not determine a value of such a mortgaged property as if operated as a residential cooperative and will instead only calculate the value of such residential cooperative property as a multifamily rental property. In those instances, the “Appraised Value” reflected on Annex A-1 will be the value of such Mortgaged Property as a multifamily rental property and the loan-to-value ratio for such a mortgage loan secured by a residential cooperative property will be based upon the value of such residential cooperative property as a multifamily rental property.

Zoning and Building Code Compliance. With respect to each mortgage loan, National Cooperative Bank, N.A. will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use and building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent Certificates of occupancy; letters from governmental officials or agencies; title insurance endorsements; information set forth in the appraisal of the related property; and/or representations by the related borrower. In limited instances, National Cooperative Bank, N.A. may obtain third party prepared zoning reports. National Cooperative Bank, N.A. generally requires borrowers to obtain law and ordinance coverage. If a material violation exists with respect to a mortgaged property, National Cooperative Bank, N.A. may require the borrower to remediate such violation and/or to establish a reserve to cover the cost of such remediation.

Hazard, Liability and Other Insurance. The mortgage loans typically require that the related property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan or 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation. Flood insurance, if available, must be in effect for any property that at the time of origination included material improvements in any area identified by the Federal Emergency Management Agency as being situated in a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration and be provided by a generally acceptable insurance carrier in an amount not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property, and (iii) the maximum amount of insurance available under the National Flood Insurance Program. The standard form of hazard insurance policy typically covers physical damage or destruction of improvements on the mortgaged property caused by fire, lighting, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions of coverage, including exclusions related to acts of terrorism.

Each mortgage loan typically also requires the borrower to maintain comprehensive general liability insurance against claims for bodily injury or property damage occurring on, in or about the property in an amount that is generally consistent with currently prevailing capital market standards.

Each mortgage loan typically further requires the related borrower to maintain business interruption or loss of income insurance in an amount not less than 100% of the projected shareholder or unit owner maintenance income for the related property (in the case of a mortgage loan secured by a residential cooperative property) or projected rental income (in the case of a mortgage loan other than a mortgage loan secured by a residential cooperative property) for a period of not less than twelve months.

The properties are typically not insured for earthquake risk unless a seismic report indicates a PML of greater than 20%.

Escrow Requirements. National Cooperative Bank, N.A. may require a borrower to fund various escrows. Such escrows may include escrows for taxes and insurance premiums (to cover amounts due prior to their respective due dates), reserves to cover the cost of repairs recommended pursuant to a building condition report prepared for National Cooperative Bank, N.A. or an affiliate that originated the loan, and/or reserves to secure the performance of environmental or other remediation work. In the case of mortgage loans that are other than mortgage loans secured by residential cooperative properties, such escrows may also include replacement reserves, reserves to cover the costs of tenant improvements, leasing commissions and other re-tenanting expenses and reserves to cure deficiencies in debt service coverage ratios. In some cases such reserves may only be required upon the occurrence of certain events. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. National Cooperative Bank, N.A. may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and National Cooperative Bank, N.A.’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Exceptions. Notwithstanding the discussion under “National Cooperative Bank, N.A.’s Underwriting Standards and Processes” above, one or more of National Cooperative Bank, N.A.’s mortgage loans may vary from, or not comply with, National Cooperative Bank, N.A.’s underwriting policies and guidelines described above. In addition, in the case of one or more of National Cooperative Bank, N.A.’s mortgage loans, National Cooperative Bank, N.A. or another originator may not have strictly applied the underwriting policies and guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. None of the National Cooperative Bank, N.A. Mortgage Loans were originated with any material exceptions to National Cooperative Bank, N.A.’s underwriting guidelines and procedures except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which National Cooperative Bank, N.A. is the Sponsor

Overview. National Cooperative Bank, N.A., in its capacity as the sponsor of the National Cooperative Bank, N.A. Mortgage Loans, has conducted a review of the National Cooperative Bank, N.A. Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the National Cooperative Bank, N.A. Mortgage Loans is accurate in all material respects. National Cooperative Bank, N.A. determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the National Cooperative Bank, N.A. Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of National Cooperative Bank, N.A. (collectively, the “National Cooperative Bank, N.A. Deal Team”) with the assistance of certain third parties. National Cooperative Bank, N.A. has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the mortgage loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the National Cooperative Bank, N.A. Mortgage Loans (rather than relying on sampling procedures).

Database. To prepare for securitization, members of the National Cooperative Bank, N.A. Deal Team created a database of loan-level and property-level information relating to each National Cooperative Bank, N.A. Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports (appraisals, environmental site assessments and property condition reports), insurance policies, borrower-supplied information (including, to the extent available, maintenance schedules and rent rolls (if applicable), leases and financial or operating statements) and information collected by National Cooperative Bank, N.A. during the underwriting process. Prior to securitization of each National Cooperative Bank, N.A. Mortgage Loan, the National Cooperative Bank, N.A. Deal Team may have updated the information in the database with respect to such National Cooperative Bank, N.A. Mortgage Loan based on current information brought to the attention of the National Cooperative Bank, N.A. Deal Team relating to loan payment status and escrows, updated operating statements, maintenance schedules and rent rolls (if applicable), leasing activity, and other relevant information. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “National Cooperative Bank, N.A. Data Tape”) containing detailed information regarding each National Cooperative Bank, N.A. Mortgage Loan was created from, among other sources, the information in the database referred to in the prior paragraph. The National Cooperative Bank, N.A. Data Tape was used by the National Cooperative Bank, N.A. Deal Team to provide the numerical information regarding the National Cooperative Bank, N.A. Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor or its affiliate, on behalf of National Cooperative Bank, N.A., engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by National Cooperative Bank, N.A. relating to information in this prospectus regarding the National Cooperative Bank, N.A. Mortgage Loans. These procedures included:

●	comparing the information in the National Cooperative Bank, N.A. Data Tape against various source documents provided by National Cooperative Bank, N.A.;

●	comparing numerical information regarding the National Cooperative Bank, N.A. Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the National Cooperative Bank, N.A. Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the National Cooperative Bank, N.A. Mortgage Loans disclosed in this prospectus.

Legal Review. National Cooperative Bank, N.A. engaged counsel to conduct certain legal reviews of the National Cooperative Bank, N.A. Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each National Cooperative Bank, N.A. Mortgage Loan, counsel reviewed the principal loan documents for each mortgage loan to identify material deviations from National Cooperative Bank, N.A.’s standard form loan documents. In addition, counsel reviewed National Cooperative Bank, N.A.’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Other Review Procedures. National Cooperative Bank, N.A. has serviced each National Cooperative Bank, N.A. mortgage loan since origination and has confirmed that it is not aware of any material events, except as previously identified, concerning the related Mortgage Loan, the Mortgaged Property and the borrower occurring since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property or borrower, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower; and (vi) any existing or incipient material defaults.

The National Cooperative Bank, N.A. Deal Team also reviewed the National Cooperative Bank, N.A. Mortgage Loans to confirm, with the assistance of counsel, whether any National Cooperative Bank, N.A. Mortgage Loan materially deviated from the underwriting guidelines set forth under “—National Cooperative Bank, N.A.’s Underwriting Standards and Processes” above. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. National Cooperative Bank, N.A. found and concluded with reasonable assurance that the disclosure regarding the National Cooperative Bank, N.A. Mortgage Loans in this prospectus is accurate in all material respects. National Cooperative Bank, N.A. also found and concluded with reasonable assurance that the National Cooperative Bank, N.A. Mortgage Loans were originated in accordance with National Cooperative Bank, N.A.’s origination policies, procedures and underwriting guidelines set forth under “—National Cooperative Bank, N.A.’s Underwriting Standards and Processes” above except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review Procedures in the Event of a Mortgage Loan Substitution. National Cooperative Bank, N.A. will perform a review of any National Cooperative Bank, N.A. Mortgage Loan that it elects to substitute for a National Cooperative Bank, N.A. Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. National Cooperative Bank, N.A., and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA. National Cooperative Bank, N.A. may engage a third party accounting firm to compare the such criteria against the underlying source documentation to verify the accuracy of the review by National Cooperative Bank, N.A. and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by National Cooperative Bank, N.A. to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

As of the date of this prospectus, National Cooperative Bank, N.A. filed its most recent Form ABS-15G with the SEC on January 16, 2018. Such Form ABS-15G is available electronically though the SEC’s EDGAR system. The Central Index Key number of National Cooperative Bank, N.A. is 0001577313. With respect to the period from and including October 1, 2015 to September 30, 2018, National Cooperative Bank, N.A. does not have any activity to report as required by Rule 15Ga-1 with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

As of the Closing Date, neither National Cooperative Bank, N.A. nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, National Cooperative Bank, N.A. or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—National Cooperative Bank, N.A.” has been provided by National Cooperative Bank, N.A.

The Depositor

Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation, is the depositor. The depositor is a special purpose corporation incorporated in the State of North Carolina in 1988, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage loans in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The depositor is a direct, wholly-owned subsidiary of Wells Fargo Bank, a sponsor, an originator, a mortgage loan seller, the master servicer, the certificate administrator, the tax administrator, the custodian and the certificate registrar and an affiliate of Wells Fargo Securities, LLC, one of the underwriters. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” below.

The depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s duties will include, without limitation, (i) appointing a successor trustee in the event of the resignation or removal of the trustee, (ii) providing information in its possession with respect to the certificates to the tax administrator to the extent necessary to perform REMIC tax administration, (iii) indemnifying the trustee, the tax administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s willful misconduct, bad faith or negligence in providing such information, (iv) indemnifying the trustee and the tax administrator against certain securities law liabilities, and (v) signing or contracting with the master servicer, signing any Annual Report on Form 10-K, including the certification required under the Sarbanes-Oxley Act, and any Distribution Reports on Form 10-D and Current Reports on Form 8-K required to be filed by the issuing entity. The depositor is also required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, BANK 2019-BNK16 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Accounts and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicers, the special servicers and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be nonrecoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicers and the special servicers. A discussion of the duties of the trustee, the certificate administrator, the master servicers and the special servicers, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties―The Trustee”, “―The Certificate Administrator”, “—The Master Servicers” and “—The Special Servicers” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Accounts and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Accounts and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicers, the special servicers, the operating advisor and the asset representations reviewer. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicers and the special servicers.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

The Trustee

Wilmington Trust, National Association (“WTNA”) (formerly called M & T Bank, National Association) will act as trustee on behalf of the Certificateholders pursuant to the PSA. WTNA is a national banking association with trust powers incorporated in 1995. The trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation and Wilmington Trust Corporation is a wholly-owned subsidiary of M&T Bank Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions. As of December 31, 2018, WTNA served as trustee on over 1,718 mortgage-backed related securities transactions having an aggregate original principal balance in excess of $350 billion, of which approximately 451 transactions were commercial mortgage-backed securities transactions having an aggregate original principal balance of approximately $296 billion.

The transaction parties may maintain banking and other commercial relationships with WTNA and its affiliates. In its capacity as trustee on commercial mortgage securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. In the past three years, WTNA and its affiliates have not been required to make an advance on a commercial mortgage-backed securities transaction.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a material adverse effect on its services as trustee.

The information set forth under this sub-heading has been provided by WTNA. None of the depositor, the underwriters or any other person, other than WTNA, makes any representation or warranty as to the accuracy or completeness of such information.

The responsibilities of the trustee are set forth in the PSA. A discussion of the role of the trustee and its continuing duties, including: 1) any actions required by the trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action, 2) limitations on the trustee’s liability under the transaction agreements regarding the asset-backed securities transaction, 3) any indemnification provisions that entitle the trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and 4) any contractual provisions or understandings regarding the trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one trustee to another trustee will be paid, is set forth in this prospectus under “Pooling and Servicing Agreement”. In its capacity as trustee on commercial mortgage loan securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. See “Pooling and Servicing Agreement—Advances” in this prospectus.

For a description of any material affiliations, relationships and related transactions between the trustee and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Certificate Administrator

Wells Fargo Bank will act as certificate administrator, certificate registrar, and custodian under the PSA. The certificate administrator will also be the REMIC administrator and the 17g-5 Information Provider under the PSA.

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.9 trillion in assets and approximately 262,000 employees as of September 30, 2018, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsors, the master servicer, the special servicer, the trustee, the operating advisor, the asset representations reviewer and the mortgage loan sellers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at 600 South 4th Street, 7th floor, MAC: N9300-070, Minneapolis, Minnesota 55479.

Under the terms of the PSA, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and related distributions to Certificateholders and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs to the extent required under the PSA and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of September 30, 2018, Wells Fargo Bank was acting as securities administrator with respect to more than $467 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian (the “Custodian”) of the mortgage files pursuant to and subject to the PSA. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee for the benefit of the Certificateholders. Wells Fargo Bank maintains each mortgage file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of September 30, 2018, Wells Fargo Bank was acting as custodian of more than 253,000 commercial mortgage loan files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by a sponsor or an affiliate of a sponsor, and one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

For three CMBS transactions in its portfolio, the Corporate Trust Services Group of Wells Fargo Bank, disclosed material noncompliance on its related 2017 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB to the required recipients for such transactions. For one CMBS transaction, an administrative error caused an underpayment to certain classes and a correlating overpayment to certain classes on one distribution date in 2017. The affected distributions were revised to correct the error before the next distribution date. For the second CMBS transaction, an administrative error resulted in certain holders of definitive certificates not receiving a distribution on one distribution date in 2017. The error was corrected when the required distributions were made the next day. For the third CMBS transaction, required distributions for one distribution date in 2017 were made eight days late as a result of an inadvertent payment systems error.

Since June 18, 2014, a group of institutional investors have filed civil complaints in the Supreme Court of the State of New York, New York County, and later the U.S. District Court for the Southern District of New York against Wells Fargo Bank in its capacity as trustee for certain residential mortgage backed securities (“RMBS”) trusts. The complaints against Wells Fargo Bank alleged that the trustee caused losses to investors and asserted causes of action based upon, among other things, the trustee’s alleged failure to: (i) notify and enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default, and (iii) abide by appropriate standards of care following alleged events of default. Relief sought included money damages in an unspecified amount, reimbursement of expenses, and equitable relief. Wells Fargo Bank has reached an agreement, in which it denies any wrongdoing, to resolve these claims on a class-wide basis for the 271 RMBS trusts currently at issue. The settlement agreement is subject to court approval. Separate lawsuits against Wells Fargo Bank making similar allegations filed by certain other institutional investors concerning 57 RMBS trusts in New York federal and state court are not covered by the agreement. With respect to the foregoing litigations, Wells Fargo Bank believes plaintiffs’ claims are without merit and intends to contest the claims vigorously, but there can be no assurances as to the outcome of the litigations or the possible impact of the litigations on Wells Fargo Bank or the RMBS trusts.

As of the Closing Date, neither Wells Fargo Bank nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that Wells Fargo Bank will retain $15,336,896.17 Certificate Balance of the RR Interest. However, Wells Fargo Bank or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than its portion of the RR Interest) at any time. Wells Fargo Bank will be required to retain its portion of the RR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

The foregoing information set forth under this heading “—The Certificate Administrator” has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between the certificate administrator and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Master Servicers

Wells Fargo Bank, National Association

Wells Fargo Bank will act as the master servicer under the PSA for all of the Mortgage Loans to be deposited into the trust fund other than the National Cooperative Bank, N.A. Mortgage Loans. Wells Fargo Bank is a national banking association organized under the laws of the United States of America, and is a wholly-owned indirect subsidiary of Wells Fargo & Company. Wells Fargo Bank is also an anticipated holder of a portion of the RR Interest, a sponsor, an originator, a mortgage loan seller, the certificate administrator and the custodian under this securitization, is expected to be the initial risk retention consultation party under this securitization and is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, an underwriter. In addition, Wells Fargo Bank is (a) the servicer, the special servicer, the certificate administrator and the custodian under the MSC 2018-MP TSA, which governs the servicing and administration of the Millennium Partners Portfolio Whole Loan, (b) the trustee, the certificate administrator and the custodian under the MSC 2018-H4 PSA, which governs the servicing and administration of the Penske Distribution Center Whole Loan and (c) the applicable master servicer, the certificate administrator and the custodian under the BANK 2018-BNK14 PSA, which governs the servicing and administration of the Prudential – Digital Realty Portfolio Whole Loan. Pursuant to an interim servicing agreement between Wells Fargo Bank and Bank of America, a sponsor, an originator and a mortgage loan seller, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by Bank of America from time to time, including, prior to their inclusion in the trust fund, some or all of the Mortgage Loans that Bank of America will transfer to the depositor. There are currently no outstanding servicing advances made by Wells Fargo Bank in regard to any Mortgage Loan being transferred by Bank of America that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund. Pursuant to certain interim servicing agreements between Wells Fargo Bank and MSMCH, a sponsor and a mortgage loan seller, or Wells Fargo Bank and certain affiliates of MSMCH, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by MSMCH and such affiliates from time to time, including, prior to their inclusion in the trust fund, some or all of the MSMCH Mortgage Loans. There are currently no outstanding servicing advances made by Wells Fargo Bank in regard to any MSMCH Mortgage Loan that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund. Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans it owns, including, prior to their inclusion in the trust fund, some or all of the Mortgage Loans to be transferred by Wells Fargo Bank. There are currently no outstanding servicing advances made by Wells Fargo Bank in regard to any Mortgage Loan being transferred by it that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund. Wells Fargo Bank is expected to enter into one or more agreements with the other sponsors (other than National Cooperative Bank, N.A.) to purchase the master servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

The principal west coast commercial mortgage master servicing and special servicing offices of Wells Fargo Bank are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing and special servicing offices of Wells Fargo Bank are located at Three Wells Fargo, MAC D1050-084, 401 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo Bank has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo Bank’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo Bank reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo Bank’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2016	As of 12/31/2017	As of 12/31/2018
By Approximate Number:	31,128	30,017	30,491

By Approximate Aggregate Unpaid Principal Balance (in billions):	$506.8	$527.6	$569.9

Within this portfolio, as of December 31, 2018, are approximately 21,897 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $443.7 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo Bank also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo Bank’s servicing portfolio, as of December 31, 2018, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo Bank utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo Bank to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo Bank, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo Bank’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2016	$385,516,905,565	$838,259,754	0.22%
Calendar Year 2017	$395,462,169,170	$647,840,559	0.16%
Calendar Year 2018	$426,656,784,434	$509,889,962	0.12%

 * “UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo Bank has acted as a special servicer of securitized commercial and multifamily mortgage loans in excess of five years. Wells Fargo Bank’s special servicing system includes McCracken Financial Solutions Corp.’s Strategy CS software.

The following table sets forth information about Wells Fargo Bank’s portfolio of specially serviced commercial and multifamily mortgage loans as of the dates indicated:

CMBS Pools	As of 12/31/2016	As of 12/31/2017	As of 12/31/2018
By Approximate Number	151	181	213
Named Specially Serviced Portfolio By Approximate Aggregate Unpaid Principal Balance (in billions)(1)	$107.3	$125.0	$135.3
Actively Specially Serviced Portfolio By Approximate Aggregate Unpaid Principal Balance (2)	$106,851,483	$1,818,177,720	$386,307,056

(1)	Includes all loans in Wells Fargo Bank’s portfolio for which Wells Fargo Bank is the named special servicer, regardless of whether such loans are, as of the specified date, specially-serviced loans.

(2)	Includes only those loans in the portfolio that, as of the specified date, are specially-serviced loans.

The properties securing loans in Wells Fargo Bank’s special servicing portfolio may include retail, office, multifamily, industrial, hospitality and other types of income-producing property. As a result, such properties, depending on their location and/or other specific circumstances, may compete with the mortgaged real properties for tenants, purchasers, financing and so forth.

Wells Fargo Bank has developed strategies and procedures as special servicer for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the mortgage loan documents) to maximize the value from the assets for the benefit of certificateholders. Wells Fargo Bank’s strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard, the mortgage loan documents and applicable law, rule and regulation.

Wells Fargo Bank is rated or ranked by Fitch Ratings, Inc. (“Fitch”), S&P Global Ratings (“S&P”) and Morningstar Credit Ratings, LLC (“Morningstar”) as a primary servicer, a master servicer and a special servicer of commercial mortgage loans in the US. Wells Fargo Bank’s servicer ratings by each of these agencies are outlined below:

	Fitch	S&P	Morningstar
Primary Servicer:	CPS1-	Strong	MOR CS1
Master Servicer:	CMS1-	Strong	MOR CS1
Special Servicer:	CSS2	Above Average	MOR CS2

The long-term issuer ratings of Wells Fargo Bank are “A+” by S&P, “Aa2” by Moody’s Investors Service, Inc. (“Moody’s”) and “AA-” by Fitch. The short-term issuer ratings of Wells Fargo Bank are “A-1” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo Bank has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo Bank’s master servicing and special servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo Bank’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo Bank may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, Wells Fargo Bank, as the master servicer, will remain responsible for its duties under the PSA. Wells Fargo Bank may engage third-party vendors to provide technology or process efficiencies. Wells Fargo Bank monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo Bank has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;

●	audit services;

●	tracking and reporting of flood zone changes;

●	abstracting of leasing consent requirements contained in mortgage loan documents;

●	legal representation;

●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation and underwriting of loan assumption package for review by Wells Fargo Bank;

●	performance of property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

●	Uniform Commercial Code (“UCC”) searches and filings;

●	insurance tracking and compliance;

●	onboarding-new loan setup;

●	lien release-filing and tracking;

●	credit investigations and background checks; and

●	defeasance calculations.

Wells Fargo Bank may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo Bank on the Mortgage Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo Bank and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Wells Fargo Bank, that amount is transferred to a common disbursement account prior to disbursement. Wells Fargo Bank’s responsibilities as special servicer under servicing agreements typically do not include collection on the pool assets. However, Wells Fargo Bank maintains certain operating accounts with respect to REO properties in accordance with the terms of the applicable servicing agreement and the applicable servicing standard.

In its capacity as a master servicer, Wells Fargo Bank will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. On occasion, Wells Fargo Bank may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or otherwise. To the extent Wells Fargo Bank performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo Bank, or to which any property of Wells Fargo Bank is subject, that are material to the Certificateholders, nor does Wells Fargo Bank have actual knowledge of any proceedings of this type contemplated by governmental authorities.

As of the Closing Date, neither Wells Fargo Bank nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that Wells Fargo Bank will retain $15,336,896.17 Certificate Balance of the RR Interest. However, Wells Fargo Bank or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than its portion of the RR Interest) at any time. Wells Fargo Bank will be required to retain its portion of the RR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

The foregoing information set forth under this sub-heading regarding Wells Fargo Bank has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between Wells Fargo Bank, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Bank will have various duties under the PSA. Certain duties and obligations of Wells Fargo Bank are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”. The ability of a master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicers’ obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicers’ recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Wells Fargo Bank, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicers’ removal, replacement or resignation are described under

“Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. The master servicers’ rights and obligations with respect to indemnification, and certain limitations on the master servicers’ liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

National Cooperative Bank, N.A.

National Cooperative Bank, N.A., a national banking association regulated by the Office of the Comptroller of the Currency, will act as master servicer with respect to twelve (12) of the Mortgage Loans (4.0%). National Cooperative Bank, N.A. is one of the mortgage loan sellers and one of the special servicers. Its servicing offices are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. National Cooperative Bank, N.A. has been servicing mortgage loans since 1990. As of December 31, 2018, National Cooperative Bank, N.A. was the primary or master servicer of a portfolio of multifamily and commercial mortgage loans in commercial mortgage-backed securities transactions and in agency mortgage-backed security and cash sale transactions in the United States totaling approximately $3.8 billion in aggregate outstanding principal balance. There are currently no outstanding servicing advances made by National Cooperative Bank, N.A. in regards to any Mortgage Loan being transferred by it for inclusion in the Trust Fund.

As of September 30, 2018, National Cooperative Bank, N.A. had total assets of $2,332.2 million (unaudited), a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk Weighted Assets ratio of 15.1%. For the nine months ended September 30, 2018, National Cooperative Bank, N.A. reported net income of $11.8 million (unaudited). As of December 31, 2017, National Cooperative Bank, N.A. had total assets of $2,277.2 million, a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk Weighted Assets ratio of 14.6%. For the year ended December 31, 2017, National Cooperative Bank, N.A. reported net income of $14.0 million.

National Cooperative Bank, N.A. is rated by Fitch and S&P as master, primary and special commercial mortgage servicers. Current ratings are shown below:

Servicer Rating Type	Fitch	S&P
Master Servicer	CMS2-	Average
Primary Servicer	CPS1-	Above Average
Special Servicer	CSS2-	Average

National Cooperative Bank, N.A. is also a Fannie Mae-approved multifamily loan servicer.

National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans by approximate number of loans and approximate unpaid principal balance is shown below:

Year-End	2015(1)	2016(1)	2017(1)	2018(1)
By Approximate Number:	3,858	3,718	3,524	3,439
By Approximate Aggregate Unpaid Principal Balance (in billions):	$5.8 billion	$5.5 billion	$5.3 billion	$5.2 billion

(1)	As of the last day of the calendar year indicated.

Within National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans, as of December 31, 2018, are approximately 1,225 commercial and multifamily mortgage loans with an unpaid principal balance of approximately

$3.8 billion related to commercial mortgage-backed securities transactions (including agency mortgage-backed security and cash sale transactions). In addition to servicing loans related to commercial mortgage-backed securities transactions, National Cooperative Bank, N.A. also services whole loans for itself and a variety of investors. The properties securing loans in National Cooperative Bank, N.A.’s servicing portfolio, as of December 31, 2018, were located in 41 states and the District of Columbia and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

National Cooperative Bank, N.A. has detailed operating policies and procedures for the performance of its master servicing obligations. National Cooperative Bank, N.A. servicing policies and procedures are updated periodically to keep pace with changes in the commercial mortgage-backed securities industry generally and have been generally consistent for the last three years in all material respects. The only significant changes in National Cooperative Bank, N.A.’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by Fannie Mae.

National Cooperative Bank, N.A. utilizes a multi-application mortgage-servicing technology platform, with multiple capabilities and reporting functions, to facilitate the processing of mortgage servicing activities. Among other functions, this platform performs account maintenance, tracks borrower communications, tracks escrow deposits, balances and withdrawals, tracks loan prepayments and payoffs, updates transaction data and generates various account reports. National Cooperative Bank, N.A.’s primary servicing system runs on McCracken Financial Solutions Corp. Strategy CS software. National Cooperative Bank, N.A. reports to trustees and certificate administrators in the CREFC® format. National Cooperative Bank, N.A. has a formal, documented disaster recovery and business continuity plan, including the use of off-site backup facilities, which is managed by its on-site staff.

The table below sets forth information regarding principal and interest advances and servicing advances made by National Cooperative Bank, N.A., as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth is the amount of such advances as of the last day of the period indicated (expressed as a dollar amount and as a percentage of National Cooperative Bank, N.A.’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2015	$1,534,626,850	$4,889,654	0.31%
Calendar Year 2016	$1,635,314,153	$1,818,975	0.11%
Calendar Year 2017	$1,734,514,416	$184,087	0.01%
Calendar Year 2018	$2,056,162,733	$0	0.00%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

National Cooperative Bank, N.A. may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, National Cooperative Bank, N.A., as a master servicer, will remain responsible for its duties under the PSA. National Cooperative Bank, N.A. may engage third-party vendors to provide technology or process efficiencies. National Cooperative Bank, N.A. monitors its third-party vendors in compliance with its internal vendor management procedures and applicable law. National Cooperative Bank, N.A. has entered into contracts with third party vendors for the following functions:

●	provision of loan servicing software – McCracken/Strategy CS;

●	tracking and reporting of flood zone changes;

●	legal representation;

●	performance of ongoing property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

●	Uniform Commercial Code searches and filings.

Generally, all amounts received by National Cooperative Bank, N.A. on the mortgage loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by National Cooperative Bank, N.A. Funds are then transferred to segregated investor specific accounts pursuant to the servicing agreements.

Via a password-protected website, for commercial mortgage-backed securitization transactions for which National Cooperative Bank, N.A. is master servicer, National Cooperative Bank, N.A. provides its commercial mortgage-backed securities investors with access to data and reports.

There are no legal proceedings pending against National Cooperative Bank, N.A., or to which any property of National Cooperative Bank, N.A. is subject, that are material to the Certificateholders, nor does National Cooperative Bank, N.A. have actual knowledge of any such proceedings that are contemplated by governmental authorities.

No securitization transaction in which National Cooperative Bank, N.A. was acting as master servicer has experienced a servicer event of default under any applicable servicing agreement as a result of any action or inaction of National Cooperative Bank, N.A. as master servicer, including as a result of a failure by National Cooperative Bank, N.A. to comply with the applicable servicing criteria in connection with any securitization transaction. National Cooperative Bank, N.A. has not been terminated as master servicer in any securitization due to a servicing default. National Cooperative Bank, N.A. has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which National Cooperative Bank, N.A. is acting as master servicer. No assessment of compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to National Cooperative Bank, N.A. has disclosed any material noncompliance by National Cooperative Bank, N.A. with such applicable servicing criteria in connection with any securitization in which National Cooperative Bank, N.A. was acting as master servicer.

National Cooperative Bank, N.A., as a master servicer, will be required to pay all expenses incurred by it in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus), including all fees of any sub-servicers retained by it.

In its capacity as master servicer, National Cooperative Bank, N.A. will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. On occasion, National Cooperative Bank, N.A. may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or otherwise. To the extent National Cooperative Bank, N.A. performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The conversion permits the bank to increase its commercial lending but does not otherwise impact its commercial real estate lending business or its servicing or deposit platforms. Similarly, the bank’s Board of Directors and senior management have not changed as a result of the conversion, and the Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

As of the Closing Date, neither National Cooperative Bank, N.A. nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, National Cooperative Bank, N.A. or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

For a description of any material affiliations, relationships and related transactions between National Cooperative Bank, N.A., in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

National Cooperative Bank, N.A. will have various duties under the PSA. Certain duties and obligations of National Cooperative Bank, N.A. are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions” in this prospectus. The ability of a master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” in this prospectus. The master servicers’ obligations to make advances, and the interest or other fees charged for those advances and the terms of the master servicers’ recovery of those advances, are described under “Pooling and Servicing Agreement—Advances” in this prospectus.

National Cooperative Bank, N.A., in its capacity as a master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding a master servicer’s removal or replacement, resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event” in this prospectus. A master servicer’s rights and obligations with respect to indemnification, and certain limitations on a master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The information provided in this prospectus concerning National Cooperative Bank, N.A. has been provided by it.

The Special Servicers

KeyBank National Association

KeyBank National Association, a national banking association (“KeyBank”), will be appointed as the special servicer. KeyBank is a wholly-owned subsidiary of KeyCorp. KeyBank maintains a servicing office at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211. KeyBank is not an affiliate of the issuing entity, the depositor, the trustee, the custodian, the certificate administrator, the sponsors, any originator, the master servicer, the operating advisor, the asset representations reviewer, or any sub-servicer.

KeyBank has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998. The following table sets forth information about KeyBank’s portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

Loans	12/31/2015	12/31/2016	12/31/2017	12/31/2018
By Approximate Number	16,876	17,866	16,654	16,281
By Approximate Aggregate Principal Balance (in billions)	$185.2	$189.3	$197.6	$239.01

Within this servicing portfolio are, as of December 31, 2018, approximately 10,050 loans with a total principal balance of approximately $172.9 billion that are included in approximately 643 commercial mortgage-backed securitization transactions.

KeyBank’s servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality, and other types of income-producing properties that are located throughout the United States. KeyBank also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third parties. Based on the aggregate outstanding principal balance of loans being serviced as of June 30, 2018, the Mortgage Bankers Association of America ranked KeyBank the third largest commercial mortgage loan servicer for loans related to commercial mortgage-backed securities in terms of total master and primary servicing volume.

KeyBank has been a special servicer of commercial mortgage loans and commercial real estate assets included in commercial mortgage-backed securities transactions since 1998. As of December 31, 2018, KeyBank was named as special servicer with respect to commercial mortgage loans in 211 commercial mortgaged-backed securities transactions totaling approximately $86.69 billion in aggregate outstanding principal balance and was special servicing a portfolio that included approximately 59 commercial mortgage loans with an aggregate outstanding principal balance of approximately $580.7 million, which portfolio includes multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States.

The following table sets forth information on the size and growth of KeyBank’s managed portfolio of specially serviced commercial mortgage loans for which KeyBank is the named special servicer in commercial mortgaged-backed securities transactions in the United States.

CMBS (US)	12/31/2015	12/31/2016	3/31/2017	12/31/2018
By Approximate Number of Transactions	108	132	177	211
By Approximate Aggregate Principal Balance (in billions)	$52.8	$60.5	$71	$86.69

KeyBank has resolved over $15.3 billion of U.S. commercial mortgage loans over the past 10 years, $1.74 billion of U.S. commercial mortgage loans during 2009, $2.9 billion of U.S. commercial mortgage loans during 2010, $2.27 billion of U.S. commercial mortgage loans during 2011, $1.89 billion of U.S. commercial mortgage loans during 2012, $2.69 billion of U.S. commercial mortgage loans during 2013, $628.5 million of U.S. commercial mortgage loans during 2014, $1.4 billion of U.S. commercial mortgage loans during 2015, $263.6 million of U.S. commercial mortgage loans during 2016, $255 million of U.S. commercial mortgage loans during 2017, and 123.4 million of U.S. commercial mortgage loans during 2018.

KeyBank is approved as the master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody’s, S&P, Fitch, and Morningstar Credit Ratings, LLC (“Morningstar”). Moody’s does not assign specific ratings to servicers. KeyBank is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Master Servicer and as a U.S. Commercial Mortgage Special Servicer, and S&P has assigned to KeyBank the rating of “Strong” as a master servicer, primary servicer, and special servicer. Fitch has assigned to KeyBank the ratings of “CMS1” as a master servicer, “CPS2+” as a primary servicer, and “CSS1-” as a special servicer. Morningstar has assigned to KeyBank the rankings of “MOR CS1” as master servicer, “MOR CS1” as primary servicer, and “MOR CS1” as special servicer. S&P’s, Fitch’s, and Morningstar’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure, and operating history.

KeyBank’s servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KeyBank to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KeyBank generally uses the CREFC® format to report to trustees and certificate administrators of commercial mortgage-backed securities (CMBS) transactions and maintains a website (www.keybank.com/key2cre) that provides access to reports and other information to investors in CMBS transactions that KeyBank is the servicer.

KeyBank maintains the accounts it uses in connection with servicing commercial mortgage loans. The following table sets forth the ratings assigned to KeyBank’s debt obligations and deposits.

	S&P	Fitch	Moody’s
Long-Term Deposits	N/A	A	Aa3
Short-Term Deposits	N/A	F1	P-1
Long-Term Debt Obligations	A-	A-	A3
Short-Term Debt Obligations	A-2	F1	P-2

KeyBank believes that its financial condition will not have any material adverse effect on the performance of its duties under the PSA and, accordingly, will not have any material adverse impact on the performance of the Mortgage Loans or the performance of the certificates.

KeyBank has developed policies, procedures and controls for the performance of its master servicing and special servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer, and (iv) managing delinquent loans and loans subject to the bankruptcy of the borrower.

KeyBank’s servicing policies and procedures for the servicing functions it will perform under the pooling and servicing agreement for assets of the same type included in the issuing entity are updated periodically to keep pace with the changes in the CMBS industry. For example, KeyBank has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002, as amended, and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans. Otherwise, KeyBank’s servicing policies and procedures have been generally consistent for the last three years in all material respects.

As the special servicer, KeyBank is generally responsible for the special servicing functions with respect to the underlying mortgage loans and any REO Properties. KeyBank may from time to time perform some of its servicing obligations under the pooling and servicing agreement through one or more third-party vendors that provide servicing functions such as tracking and reporting of flood zone changes, performing UCC searches, filing UCC financing statements and amendments, appraisals, environmental assessments, property condition assessments, property management, real estate brokerage services and other services necessary in the routine course of acquiring, managing and disposing of REO Properties. KeyBank will, in accordance with its internal procedures and applicable law, monitor and review the performance of any third-party vendors retained by it to perform servicing functions, and KeyBank will remain liable for its servicing obligations under the pooling and servicing agreement as if KeyBank had not retained any such vendors.

The manner in which collections on the underlying mortgage loans are to be maintained is described in this information circular under “Pooling and Servicing Agreement—Accounts.” Generally, all amounts received by KeyBank on the underlying mortgage loans are initially deposited into a common clearing account with collections on other commercial mortgage loans serviced by KeyBank and are then allocated and transferred to the appropriate account within the time required by the pooling and servicing agreement. Similarly, KeyBank generally transfers any amount that is to be disbursed to a common disbursement account on the day of the disbursement. All amounts received by KeyBank in connection with any REO Property held by the issuing entity are deposited into an REO account.

KeyBank will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. KeyBank may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular underlying mortgage loans or otherwise. To the extent that KeyBank has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which KeyBank was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of KeyBank as special servicer, including as a result of KeyBank’s failure to comply with the applicable servicing criteria in connection with any securitization transaction.

From time to time KeyBank is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer and otherwise arising in the ordinary course of its business. KeyBank does not believe that any lawsuits or legal proceedings that are pending at this time would, individually or in the aggregate, have a material adverse effect on its business or its ability to service the underlying mortgage loans pursuant to the pooling and servicing agreement.

KeyBank is not aware of any lawsuits or legal proceedings, contemplated or pending, by governmental authorities against KeyBank at this time.

Neither KeyBank nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, KeyBank or its affiliates may own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information regarding the special servicer set forth in this section entitled “—The Special Servicers” has been provided by KeyBank. None of the depositor, the underwriters, the master servicer, the operating advisor, the asset representations reviewer, the trustee, the certificate administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The special servicer will be required to pay all expenses incurred in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus).

The special servicer may be terminated, with respect to the Mortgage Loans and Serviced Companion Loans, without cause, by (i) the applicable Certificateholders (if a Control Termination Event has occurred and is continuing) and (ii) the Directing Certificateholder (for so long as a Control Termination Event does not exist), as described and to the extent in “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause” in this prospectus.

The special servicer may resign under the PSA as described under “Pooling and Servicing Agreement—Resignation of a Master Servicer or Special Servicer” in this prospectus.

Certain duties and obligations of KeyBank National Association as the special servicer and the provisions of the PSA are described under “Pooling and Servicing Agreement”, “—Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “—Inspections”, “—Collection of Operating Information” and “Description of the Certificates—Appraisal Reduction Amounts” in this prospectus. KeyBank National Association’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” below.

The special servicer and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by the special servicer as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The special servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the special servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The special servicer’s rights and obligations with respect to indemnification, and certain limitations on the special servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

National Cooperative Bank, N.A.

National Cooperative Bank, N.A., a national banking association regulated by the Office of the Comptroller of the Currency, with respect to twelve (12) of the Mortgage Loans (4.0%), will initially be responsible for the servicing and administration of the Specially Serviced Loans and REO Properties and, with respect to the applicable mortgage loans that are Non-Specially Serviced Loans, reviewing and evaluating certain borrower requests and applicable master servicer’s written analysis and recommendations. National Cooperative Bank, N.A. is one of the mortgage loan sellers and one of the master servicers. Its servicing offices are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. National Cooperative Bank, N.A. has been servicing mortgage loans since 1990.

As of September 30, 2018, National Cooperative Bank, N.A. had total assets of $2,332.2 million (unaudited), a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk Weighted Assets ratio of 15.1%. For the nine months ended September 30, 2018, National Cooperative Bank, N.A. reported net income of $11.8 million (unaudited). As of December 31, 2017, National Cooperative Bank, N.A. had total assets of $2,277.2 million, a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk Weighted Assets ratio of 14.6%. For the year ended December 31, 2017, National Cooperative Bank, N.A. reported net income of $14.0 million.

National Cooperative Bank, N.A. is approved as a special servicer by Fitch and S&P and currently has a special servicer rating of “CSS2-” by Fitch and “Average” by S&P. National Cooperative Bank, N.A. is also a Fannie Mae-approved multifamily loan servicer.

National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans by approximate number of loans and approximate unpaid principal balance is shown below:

Year-End	2015(1)	2016(1)	2017(1)	2018(1)
By Approximate Number:	3,858	3,718	3,524	3,439
By Approximate Aggregate Unpaid Principal Balance (in billions):	$5.8 billion	$5.5 billion	$5.3 billion	$5.2 billion

(1)	As of the last day of the calendar year indicated.

Within National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans, as of December 31, 2018, are approximately 1,225 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $3.8 billion related to commercial mortgage-backed securities transactions (including agency mortgage-backed security and cash sale transactions). In addition to servicing loans related to commercial mortgage-backed securities transactions, National Cooperative Bank, N.A. also services whole loans for itself and a variety of investors. The properties securing loans in National Cooperative Bank, N.A.’s servicing portfolio, as of December 31, 2018, were located in 41 states and the District of Columbia and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

National Cooperative Bank, N.A. has been acting as a special servicer of mortgage loans in CMBS transactions since 2010. National Cooperative Bank, N.A.’s parent, National Consumer Cooperative Bank, has acted as a special servicer of mortgage loans in CMBS transactions since 1998. In 2010, National Consumer Cooperative Bank transferred its CMBS special servicing operations to National Cooperative Bank, N.A. As of December 31, 2018, National Cooperative Bank, N.A. was named the special servicer in approximately 43 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $1.9 billion. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily mortgage loans and REO Properties that have been referred to National Cooperative Bank, N.A. as special servicer in CMBS transactions from 2015 to December 31, 2018.

Portfolio Size – CMBS Special Servicing	2015(1)	2016(1)	2017(1)	2018(1)
Total	$49,310,253	$25,939,525	$0.00	$0.00

(1)	Size of portfolio for which National Cooperative Bank, N.A. acted as special servicer as of the last day of the calendar year indicated.

National Cooperative Bank, N.A. has detailed servicing policies and procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under National Cooperative Bank, N.A.’s servicing agreements, including procedures for managing delinquent and specially serviced loans and loans subject to the bankruptcy of the borrower. These policies and procedures include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance. National Cooperative Bank, N.A. periodically updates its servicing policies and procedures to keep pace with changes in the commercial mortgage-backed securities industry generally and to comply with changes in federal or state law or investor requirements. These policies and procedures are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB.

National Cooperative Bank, N.A.’s servicing personnel are highly skilled professionals that proactively manage specially serviced assets through the workout cycle from initiation of foreclosure, bankruptcy, real estate owned or modification. National Cooperative Bank, N.A. takes a disciplined approach to the management and resolution of specially serviced loans and evaluates all viable resolution strategies to determine the strategy that generates the highest net present value for the holder of such specially serviced loan. Default resolution strategies are determined in accordance with the respective pooling and servicing agreement and the terms of the related mortgage loan documents.

National Cooperative Bank, N.A. has not engaged and does not currently intend to engage any third party servicers to perform on its behalf any of its special servicing duties with respect to the trust mortgage loans for which National Cooperative Bank, N.A. acts as special servicer.

National Cooperative Bank, N.A. has a formal, documented disaster recovery and business continuity plan, including the use of off-site backup facilities, which is managed by its on-site staff.

There are no legal proceedings pending against National Cooperative Bank, N.A., or to which any property of National Cooperative Bank, N.A. is subject, that are material to the Certificateholders, nor does National Cooperative Bank, N.A. have actual knowledge of any such proceedings that are contemplated by governmental authorities.

No securitization transaction in which National Cooperative Bank, N.A. was acting as special servicer has experienced a servicer event of default under any applicable servicing agreement as a result of any action or inaction of National Cooperative Bank, N.A. as special servicer, including as a result of a failure by National Cooperative Bank, N.A. to comply with the applicable servicing criteria in connection with any securitization transaction. National Cooperative Bank, N.A. has not been terminated as special servicer in any securitization due to a servicing default. National Cooperative Bank, N.A. has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which National Cooperative Bank, N.A. is acting as special servicer. No assessment of compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to National Cooperative Bank, N.A. has disclosed any material noncompliance by National Cooperative Bank, N.A. with such applicable servicing criteria in connection with any securitization in which National Cooperative Bank, N.A. was acting as special servicer.

National Cooperative Bank, N.A., as a special servicer, will be required to pay all expenses incurred in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus), including all fees of any sub-servicers retained by it.

Although National Cooperative Bank, N.A. does not presently intend to enter into any such arrangement, National Cooperative Bank, N.A. may, in the future, enter into one or more arrangements with any party entitled to appoint or remove and replace a special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, National Cooperative Bank, N.A.’s appointment as special servicer under the PSA and limitations on such person’s right to replace National Cooperative Bank, N.A. as a special servicer.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The conversion permits the bank to increase its commercial lending but does not otherwise impact its commercial real estate lending business or its servicing or deposit platforms. Similarly, the bank’s Board of Directors and senior management have not changed as a result of the conversion, and the Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

As of the Closing Date, neither National Cooperative Bank, N.A. nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, National Cooperative Bank, N.A. or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

For a description of any material affiliations, relationships and related transactions between National Cooperative Bank, N.A., in its capacity as special servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

National Cooperative Bank, N.A. will have various duties under the PSA. Certain duties and obligations of National Cooperative Bank, N.A. are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”. The ability of a special servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans, and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” in this prospectus.

National Cooperative Bank, N.A., in its capacity as a special servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding a special servicer’s removal or replacement, resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination

Event” in this prospectus. National Cooperative Bank, N.A.’s, as a special servicer’s, rights and obligations with respect to indemnification, and certain limitations under the PSA on the its liability as a special servicer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The information provided in this prospectus concerning National Cooperative Bank, N.A. has been provided by it.

The Operating Advisor and Asset Representations Reviewer

Park Bridge Lender Services LLC (“Park Bridge Lender Services”), a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial”), will act as operating advisor and asset representations reviewer under the PSA with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan). Park Bridge Lender Services has an address at 600 Third Avenue, 40th Floor, New York, New York 10016 and its telephone number is (212) 230-9090.

Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York. Since its founding in 2009, Park Bridge Financial and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments. These engagements have included: mortgage brokerage, loan syndication, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral.

Park Bridge Financial’s technology platform is server-based with back-up, disaster-recovery and encryption services performed by vendors and data centers that comply with industry and regulatory standards.

As of December 31, 2018, Park Bridge Lender Services was acting as operating advisor or trust advisor for commercial mortgage-backed securities transactions or other similar transactions with an approximate aggregate initial principal balance of $186.9 billion issued in 224 transactions.

As of December 31, 2018, Park Bridge Lender Services was acting as asset representations reviewer for 92 commercial mortgage-backed securities transactions or other similar transactions with an approximate aggregate initial principal balance of $81.6 billion.

There are no legal proceedings pending against Park Bridge Lender Services, or to which any property of Park Bridge Lender Services is subject, that are material to the Certificateholders, nor does Park Bridge Lender Services have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Park Bridge Lender Services.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer” in this prospectus.

Credit Risk Retention

General

Regulation RR implementing the risk retention requirements of Section 15G of the Exchange Act (the “Credit Risk Retention Rules”) will apply to this securitization. The RR Interest is intended to meet the definition of a “single vertical security” that is an “eligible vertical interest” (as such terms are defined in the Credit Risk Retention Rules), and Wells Fargo Bank is acting as the retaining sponsor under the Credit Risk Retention Rules (in such capacity, the “Retaining Sponsor”). Wells Fargo, Bank of America and Morgan Stanley Bank (the “Retaining Parties”) will retain the indicated amount of the RR Interest below.

The RR Interest will have an aggregate Certificate Balance as of the Closing Date of approximately $48,742,092.06, representing 5.0% of all “ABS interests” (as defined in the Credit Risk Retention Rules) in the Trust (which will consist of the Certificates other than the Class R Certificates). The effective interest rate of the RR Interest will be equal to the WAC Rate. In accordance with the definition of “single vertical security” under the Credit Risk Retention Rules, the RR Interest will entitle the holders thereof to a specified percentage (equal to the Risk Retention Allocation Percentage) of the amounts paid on each class of Certificates (other than the Class R Certificates and the RR Interest).

Wells Fargo Bank will be permitted to offset the amount of its required risk retention by the portions of the RR Interest acquired by each of Bank of America and Morgan Stanley Bank, as originators of one or more of the securitized assets. For a description of the originators, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

On the Closing Date, Wells Fargo Bank, a national banking association, in its capacity as Retaining Sponsor, will acquire from the Depositor, and retain, $15,336,896.17 Certificate Balance of the RR Interest, representing approximately 31.5% of the aggregate Certificate Balance of all of the outstanding RR Interest.  Bank of America, a national banking association, will acquire from the Depositor, and retain, $18,329,945.89 Certificate Balance of the RR Interest, representing approximately 37.6% of the aggregate Certificate Balance of all of the outstanding RR Interest. Bank of America originated approximately 37.6% of the aggregate Initial Pool Balance, which is at least 20% of the total Initial Pool Balance and is equal to its percentage ownership of the aggregate Certificate Balance of all of the outstanding RR Interest, in accordance with Rule 11(a)(1) of the Credit Risk Retention Rules. Morgan Stanley Bank, a national banking association, will acquire from the Depositor, and retain, $15,075,250.00 Certificate Balance of the RR Interest, representing approximately 30.9% of the aggregate Certificate Balance of all of the outstanding RR

Interest. Morgan Stanley Bank, an affiliate of MSMCH, originated approximately 30.9% of the aggregate Initial Pool Balance, which is at least 20% of the total Initial Pool Balance and is equal to its percentage ownership of the aggregate Certificate Balance of all of the outstanding RR Interest, in accordance with Rule 11(a)(1) of the Credit Risk Retention Rules.  Each Retaining Party (other than Wells Fargo Bank) will acquire its applicable portion of the RR Interest from the Depositor pursuant to an exchange under Rule 11(a)(1)(iv)(B) of the Credit Risk Retention Rules, whereby such Retaining Party will sell to the Depositor (in the case of Morgan Stanley Bank, through its affiliate, MSMCH) the Mortgage Loans that it has originated in exchange for cash consideration and such applicable portion of the RR Interest.  The Certificate Balance of such applicable portion of the RR Interest (i) will represent a reduction in the price received by such Retaining Party from the Depositor for the Mortgage Loans sold by such Retaining Party (in the case of Morgan Stanley Bank, through its affiliate, MSMCH) to the Depositor for inclusion in the Mortgage Pool and (ii) will equal the amount by which the Retaining Sponsor’s risk retention is reduced by such Retaining Party in accordance with the Credit Risk Retention Rules.

None of the sponsors, the depositor or the underwriters, their respective affiliates or any other person is required or intends to retain a material net economic interest in the securitization constituted by the issue of the Offered Certificates, to disclose any information, or to take any other action, with regard to such transaction in a manner prescribed or contemplated by the EU Securitization Regulation. In particular, no such person undertakes to take any action which may be required by EU Institutional Investors for the purposes of their compliance with any EU Investor Requirement or similar requirements. See “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, Regulation RR, the retaining sponsor, the Retaining Party and other risk retention related matters, in the event the Credit Risk Retention Rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the retaining sponsor, the Retaining Party or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules or Regulation RR (or such relevant portion thereof).

RR Interest

Retained Certificate Available Funds

The right to payment of holders of the RR Interest is pro rata and pari passu with the right to payment of holders of the certificates other than the Class R Certificates and the RR Interest (as a collective whole). The amount available for distribution to the holders of the RR Interest on each Distribution Date will, in general, equal the sum of (i) the Required Credit Risk Retention Percentage of the Aggregate Available Funds (described under “Description of the Certificates—Available Funds”) for such Distribution Date and (ii) the Retained Certificate Gain-on-Sale Remittance Amount for such Distribution Date (such amount, the “Retained Certificate Available Funds”).

The “Retained Certificate Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Retained Certificate Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Required Credit Risk Retention Percentage of the Aggregate Gain-on-Sale Entitlement Amount (described under “Description of the Certificates—Available Funds”).

Priority of Distributions

On each Distribution Date, for so long as the aggregate Certificate Balance of the RR Interest has not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Retained Certificate Available Funds, in the following order of priority:

First, to the RR Interest, in respect of interest, up to an amount equal to the Retained Certificate Interest Distribution Amount for such Distribution Date;

Second, to the RR Interest, in reduction of the Certificate Balance thereof, an amount equal to the Retained Certificate Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the RR Interest has been reduced to zero; and

Third, to the RR Interest, up to an amount equal to the product of (A) the Risk Retention Allocation Percentage and (B) the aggregate amount of reimbursed Realized Losses and interest thereon distributed to the holders of the Regular Certificates (other than the RR Interest) pursuant to clauses Third, Sixth, Ninth, Twelfth, Fifteenth, Eighteenth, Twenty-first, Twenty-fourth, Twenty-seventh and Thirtieth in “Description of the Certificates—Available Funds—Priority of Distributions” in this prospectus;

provided, however, that to the extent any Retained Certificate Available Funds remain in the Distribution Account after applying amounts as set forth in clauses First through Third above, any such amounts will be disbursed to the Class R certificates, as the REMIC residual interest, in compliance with the Code and applicable REMIC Regulations. The REMIC residual interest, sometimes commonly referred to as a “non-economic residual”, is a tax-based certificate required to be issued as part of any REMIC securitization and the holder of that interest will incur any tax liability of the REMIC trust. The REMIC residual interest is not entitled to any interest or principal in the securitization trust; however, REMIC Regulations require that the amount, if any, remaining in a REMIC trust after all amounts are paid to the regular interests be paid to the REMIC residual interest.

The effective interest rate on the RR Interest will be a per annum rate equal to the WAC Rate for the related Distribution Date.

The “Non-Retained Percentage” is 100% minus the Required Credit Risk Retention Percentage.

The “Retained Certificate Interest Distribution Amount” with respect to any Distribution Date and the RR Interest will equal the product of (A) the Risk Retention Allocation Percentage and (B) the aggregate amount of interest distributed on the Regular Certificates (other than the RR Interest) according to clauses First, Fourth, Seventh, Tenth, Thirteenth, Sixteenth, Nineteenth, Twenty-second, Twenty-fifth and Twenty-eighth in “Description of the Certificates—Available Funds—Priority of Distributions” in this prospectus.

The “Retained Certificate Principal Distribution Amount” with respect to any Distribution Date and the RR Interest will equal the product of (a) the Risk Retention Allocation Percentage and (b) the aggregate amount of principal distributed on the Regular Certificates (other than the RR Interest) according to clauses Second, Fifth, Eighth, Eleventh, Fourteenth, Seventeenth, Twentieth, Twenty-third, Twenty-sixth and Twenty-ninth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “Risk Retention Allocation Percentage” will equal the Required Credit Risk Retention Percentage divided by the Non-Retained Percentage.

Allocation of Retained Certificate Realized Losses

The certificate administrator will be required to allocate any Retained Certificate Realized Losses to the RR Interest in reduction of the Certificate Balance thereof.

The “Retained Certificate Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the product of (A) the Required Credit Risk Retention Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal Balance for payments of principal collected on the Mortgage Loans that were used to reimburse any Workout-Delayed Reimbursement Amounts to the extent such Workout-Delayed Reimbursement Amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans and any REO Loans (excluding any portion allocable to the related Companion Loan, if applicable) as of the related Determination Date, is less than (ii) the Certificate Balance of the RR Interest after giving effect to distributions of principal on such Distribution Date.

Yield Maintenance Charge or Prepayment Premium

On each Distribution Date, the certificate administrator is required to distribute to the holders of the RR Interest the Required Credit Risk Retention Percentage of any Yield Maintenance Charge or Prepayment Premium received on or prior to the related Determination Date, as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

Qualifying CRE Loans

The Retaining Parties have determined that for purposes of this transaction 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in Rule 17 of the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicers, the special servicers, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2019-BNK16 will consist of the following classes: the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H and Class X-J certificates (collectively, the “Class X Certificates”), and the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class R certificates and an interest in certificated form representing the RR Interest (the “RR Interest”).

The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates and the RR Interest are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates (other than the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H and Class X-J certificates) and the Subordinate Certificates and the RR Interest are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates and the Class X-A, Class X-B, Class B and Class C certificates are also referred to in this prospectus as the “Offered Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Non-Retained Certificates”.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances, and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class or Interest	Approx. Initial Certificate Balance or Notional Amount
Offered Certificates
A-1	$22,471,000
A-2	$50,985,000
A-SB	$42,321,000
A-3	$250,000,000
A-4	$282,492,000
X-A	$648,269,000
X-B	$180,590,000
A-S	$103,029,000
B	$41,674,000
C	$35,887,000
Non-Offered Certificates
X-D	$39,359,000
X-F	$18,522,000
X-G	$9,261,000
X-H	$4,631,000
X-J	$25,467,749
D	$21,995,000
E	$17,364,000
F	$18,522,000
G	$9,261,000
H	$4,631,000
J	$25,467,749
R	NAP
Non-Offered Eligible Vertical Interest
RR Interest	$48,742,092.06

The “Certificate Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses or Retained Certificate Realized Losses, as applicable, actually allocated to, that class of Principal Balance Certificates on that Distribution Date. In the event that Realized Losses or Retained Certificate Realized Losses previously allocated to a class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Available Funds—Priority of Distributions” below and “Credit Risk Retention—RR Interest—Priority of Distributions”.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A Certificates (other than the Class A-S certificates) outstanding from time to time. The initial Notional Amount of the Class X-A certificates will be approximately $648,269,000. The

Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class A-S, Class B and Class C certificates outstanding from time to time. The initial Notional Amount of the Class X-B certificates will be approximately $180,590,000. The Notional Amount of the Class X-D certificates will equal the aggregate of the Certificate Balances of the Class D and Class E certificates outstanding from time to time. The initial Notional Amount of the Class X-D certificates will be approximately $ 39,359,000. The Notional Amount of the Class X-F certificates will equal the Certificate Balance of the Class F certificates outstanding from time to time. The initial Notional Amount of the Class X-F certificates will be approximately $18,522,000. The Notional Amount of the Class X-G certificates will equal the Certificate Balance of the Class G certificates outstanding from time to time. The initial Notional Amount of the Class X-G certificates will be approximately $9,261,000. The Notional Amount of the Class X-H certificates will equal the Certificate Balance of the Class H certificates outstanding from time to time. The initial Notional Amount of the Class X-H certificates will be approximately $4,631,000. The Notional Amount of the Class X-J certificates will equal the Certificate Balance of the Class J certificates outstanding from time to time. The initial Notional Amount of the Class X-J certificates will be approximately $25,467,749.

The Mortgage Loans will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates will be issued by the upper-tier REMIC (the “Upper-Tier REMIC”) (collectively with the Lower-Tier REMIC, the “Trust REMICs”).

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in March 2019.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

Each master servicer is authorized but not required to direct the investment of funds held in any Collection Account and any Companion Distribution Account maintained by it, in

U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). Each master servicer will be entitled to retain any interest or other income earned on such funds and each master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Gain-on-Sale Reserve Account and the Retained Certificate Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates (including the RR Interest) on each Distribution Date (the “Aggregate Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)      the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Accounts (in each case, exclusive of any amount on deposit in or credited to any portion of a Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the related P&I Advance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan (such amounts, the “Periodic Payments”), that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

●	all amounts in the Collection Accounts that are due or reimbursable to any person other than the Certificateholders;

●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Accounts;

●	all Yield Maintenance Charges and Prepayment Premiums;

●	all amounts deposited in a Collection Account in error; and

●	any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)      if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans to the applicable Collection Account for such Distribution Date if received by the applicable Master Servicer on or prior to the related Determination Date;

(c)      all Compensating Interest Payments made by either master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by either master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d)      with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA; and

(e)      with respect to each Actual/360 Loan and the Distribution Date occurring in March 2019, the related Initial Interest Deposit Amount.

The amount available for distribution to holders of the Regular Certificates (other than the RR Interest) on each Distribution Date will, in general, equal the sum of (i) the Non-Retained Percentage of the Aggregate Available Funds for such Distribution Date and (ii) the Gain-on-Sale Remittance Amount for such Distribution Date (the “Available Funds”).

The “Aggregate Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a)(x) the aggregate portion of the Interest Distribution Amount for each Class of Regular Certificates (other than the RR Interest) that would remain unpaid as of the close of business on such Distribution Date, divided by (y) the Non-Retained Percentage, and (b)(x) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on such Distribution Date in respect of such Principal Distribution Amount, divided by (y) the Non-Retained Percentage, and (ii) any Realized Losses and Retained Certificate Realized Losses outstanding immediately after such Distribution Date, in each case, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds and the Retained Certificate Gain-on-Sale Remittance Amount as part of the definition of Retained Certificate Available Funds.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period commencing on the day immediately succeeding the Due Date for such Mortgage Loan (including any Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan (including any Companion Loan) had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any periodic payments for any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Non-Retained Percentage of the Aggregate Gain-on-Sale Entitlement Amount.

Each Mortgage Loan Seller will be required to deliver to the Depositor on the Closing Date for deposit in the Interest Reserve Account, with respect to each of its Mortgage Loans that accrues interest on an Actual/360 Basis, a cash amount (the “Initial Interest Deposit Amount”) equal to two days of interest on the Cut-off Date Balance of such Mortgage Loan at the related Net Mortgage Rate.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates (other than the RR Interest) have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H and Class X-J certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i)       prior to the Cross-Over Date:

(a)  to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date;

(b)  to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-1 certificates is reduced to zero;

(c)  to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-2 certificates is reduced to zero;

(d)  to the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-3 certificates is reduced to zero;

(e)  to the Class A-4 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-4 certificates is reduced to zero; and

(f)  to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d) and (e) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to zero;

(ii)       on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, first, (i) up to an amount equal to, and pro rata in accordance with, the aggregate unreimbursed Realized Losses previously allocated to each such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates have been reduced to zero, to the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Sixth, to the Class A-S certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B certificates have been reduced to zero, to the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A Certificates and the Class B and Class C certificates have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A Certificates and the Class B, Class C and Class D certificates have been reduced to zero, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D and Class E certificates have been reduced to zero, to the Class F certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-second, to the Class G certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E and Class F certificates have been reduced to zero, to the Class G certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-fifth, to the Class H certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E, Class F and Class G certificates have been reduced to zero, to the Class H certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the Class H certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-eighth, to the Class J certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-ninth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates have been reduced to zero, to the Class J certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Thirtieth, to the Class J certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed; and

Thirty-first, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses or Retained Certificate Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

If and to the extent that any Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) and previously resulted in a reduction of the Aggregate Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred): (i) the Retained Percentage of the amount of such recovery will be added to the Certificate Balance of the RR Interest, up to the lesser of (A) the Retained Percentage of the amount of such recovery and (B) the amount of unreimbursed Retained Certificate Realized Loss previously allocated to the RR Interest; (ii) the Non-Retained Percentage of the amount of such recovery will be added to the Certificate Balance(s) of the class or classes of Principal Balance Certificates that previously were allocated Realized Losses, in the order of distributions set forth in “—Priority of Distributions” above, in each case up to the lesser of (A) the unallocated portion of the Non-Retained Percentage of the amount of such recovery and (B) the amount of the unreimbursed Realized Losses previously allocated to the subject class of certificates; and (iii) the Interest Shortfall with respect to each affected class of Non-Retained Certificates for the next Distribution Date will be increased by the amount of interest that would have accrued through the then current Distribution Date if the restored write-down for the reimbursed class of Principal Balance Certificates had never been written down (and correspondingly the Retained Certificate Interest Distribution Account will increase as a result of such increase). If the Certificate Balance of any class of Principal Balance Certificates or the RR Interest is so increased, the amount of unreimbursed Realized Losses or Retained Certificate Realized Loss, as applicable, of such class of certificates will be decreased by such amount.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Regular Certificates (other than the RR Interest) for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates will be a per annum rate equal to 3.0280%.

The Pass-Through Rate on the Class A-2 certificates will be a per annum rate equal to 3.9330%.

The Pass-Through Rate on the Class A-SB certificates will be a per annum rate equal to 3.8980%.

The Pass-Through Rate on the Class A-3 certificates will be a per annum rate equal to 3.7410%.

The Pass-Through Rate on the Class A-4 certificates will be a per annum rate equal to 4.0050%.

The Pass-Through Rate on the Class A-S certificates will be a per annum rate equal to 4.2670%.

The Pass-Through Rate on the Class B certificates will be a per annum rate equal to 4.4380%, subject to a maximum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class C certificates will be a per annum rate equal to 4.7860%, subject to a maximum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class D certificates will be a per annum rate equal to 3.0000%.

The Pass-Through Rate on the Class E certificates will be a per annum rate equal to 3.0000%.

The Pass-Through Rate on the Class F certificates will be a per annum rate equal to the WAC Rate for such Distribution Date less 1.1400%, but not less than 0.0000%.

The Pass-Through Rate on the Class G certificates will be a per annum rate equal to the WAC Rate for such Distribution Date less 1.1400%, but not less than 0.0000%.

The Pass-Through Rate on the Class H certificates will be a per annum rate equal to the WAC Rate for such Distribution Date less 1.1400%, but not less than 0.0000%.

The Pass-Through Rate on the Class J certificates will be a per annum rate equal to the WAC Rate for such Distribution Date less 1.1400%, but not less than 0.0000%.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S, Class B and Class C certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class D and Class E certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-F certificates for any Distribution Date will be a per annum rate equal to 1.1400%.

The Pass-Through Rate for the Class X-G certificates for any Distribution Date will be a per annum rate equal to 1.1400%.

The Pass-Through Rate for the Class X-H certificates for any Distribution Date will be a per annum rate equal to 1.1400%.

The Pass-Through Rate for the Class X-J certificates for any Distribution Date will be a per annum rate equal to 1.1400%.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect, minus the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the applicable master servicer, the applicable special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates (other than the RR Interest) will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates (other than the RR Interest) will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates (other than the RR Interest) will be equal to the sum of (a) the portion of the

Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of certificates with a Notional Amount, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Aggregate Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)      the Scheduled Principal Distribution Amount for that Distribution Date, and

(b)      the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Aggregate Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)       Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, and

(B)       Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Aggregate Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Principal Distribution Amount” with respect to any Distribution Date and the Principal Balance Certificates (other than the RR Interest) will equal the sum of (a) the Principal Shortfall for such Distribution Date and (b) the Non-Retained Percentage of the Aggregate Principal Distribution Amount for such Distribution Date.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the applicable master servicer as of the business day preceding the P&I Advance Date) or advanced by the applicable master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the applicable master servicer as of the business day preceding the related P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the applicable master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by either master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into a Collection Account as of the related Determination Date, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)     the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the applicable master servicer;

(ii)    all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii)   the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

(iv)   any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then-outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)    the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)   the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses and Retained Certificate Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (or Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (or Companion Loan) including any portion of it payable or reimbursable to either master servicer, either special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to either master servicer or either special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by such master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest (exclusive of default interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or, to the extent required under the loan documents, escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) may be required to be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan) in the manner required by such REMIC provisions.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related

Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest (exclusive of default interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees).

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular Collection Period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees or workout fees payable therefrom) in the following manner: (x)(1) to each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D and Class E certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates (other than the RR Interest) for that Distribution Date, (2) to the Class X-A certificates, the excess, if any, of (a) the product of (i) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates (other than the RR Interest) for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates as described above, and (3) to the Class X-B certificates, any remaining portion of the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium not distributed as described above, and (y) to the RR Interest, the Required Credit Risk Retention Percentage of such Yield Maintenance Charge or Prepayment Premium.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates (other than the RR Interest), a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

●	under no circumstances will the Base Interest Fraction be greater than one;

●	if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and

●	if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●	if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, or

●	if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the certificate administrator or the applicable master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class X-D, Class X-F, Class X-G, Class X-H, Class X-J, Class F, Class G, Class H, Class J or Class R certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class	Assumed Final Distribution Date
Class A-1	October 2023
Class A-2	October 2023
Class A-SB	July 2028
Class A-3	January 2029
Class A-4	January 2029
Class X-A	NAP
Class X-B	NAP
Class A-S	January 2029
Class B	January 2029
Class C	February 2029

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Structuring Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in February 2052. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing

Fees) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part after the Determination Date (or, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Pari Passu Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan, will be retained by the applicable master servicer as additional servicing compensation.

Each master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

(i)       the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than the Non-Serviced Mortgage Loans) for which it is acting as master servicer and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the applicable special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)       the aggregate of (A) that portion of such master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid to such master servicer with respect to the related Collection Period, calculated at a rate of 0.00250% per annum, (B) all Prepayment Interest Excesses received by such master servicer during such Collection Period with respect to the Mortgage Loans (other than the Non-Serviced Mortgage Loans and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to such master servicer for such Collection Period received by such master servicer during such Collection Period with respect to the applicable Mortgage Loans (other than the Non-Serviced Mortgage Loans) or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the applicable master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the applicable master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the applicable special servicer or, (ii) so long as no Control Termination Event has occurred or is continuing, and with respect to the Mortgage Loans other than an Excluded Loan as to the Directing Certificateholder, at the request or with the consent of the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the applicable master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments. No master servicer will be required to make any compensating interest payment as a result of any prepayments on Mortgage Loans for which it does not act as master servicer.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and, any related Serviced Pari Passu Companion Loans in accordance with their respective principal amounts, and the applicable master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the related Other Master Servicer.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Aggregate Available Funds for any Distribution Date that are not covered by the master servicers’ Compensating Interest Payments for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer is referred to in this prospectus as the “Aggregate Excess Prepayment Interest Shortfall”. The “Excess Prepayment Interest Shortfall” for any Distribution Date will be the Non-Retained Percentage of the Aggregate Excess Prepayment Interest Shortfall and will be allocated on that Distribution Date among each class of Regular Certificates (other than the RR Interest), pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans and allocable to the Non-Retained Certificates will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F, Class G, Class H and Class J certificates. The Class C certificates will likewise be protected by the subordination of the Class D, Class E, Class F, Class G, Class H and Class J certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of Non-Retained Certificates to receive on any Distribution Date the amounts of interest and/or principal allocable to the Non-Retained Certificates and distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Available Funds—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of Non-Retained Certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal that is allocable to the Non-Retained Certificates on any Distribution Date will be made first, to the Class A-SB certificates, until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance for the related Distribution Date, second, to the Class A-1 certificates, until their Certificate Balance has been reduced to zero, third, to the Class A-2 certificates, until their Certificate Balance has been reduced to zero, fourth, to the Class A-3 certificates, until their Certificate Balance has been reduced to zero, fifth, to the Class A-4 certificates, until their Certificate Balance has been reduced to zero, and sixth, to the Class A-SB certificates, until their Certificate Balance has been reduced to zero. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates that are still outstanding, pro rata (based upon their respective Certificate Balances), without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. See “—Available Funds—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class E certificates, the Class F certificates, the Class G certificates, the Class H certificates and the Class J certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to Class J certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the Realized Loss and Retained Certificate Realized Loss for such Distribution Date.

The “Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the product of (A) the Non-Retained Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicers, the special servicers or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) as of the related Determination Date is less than (ii) the then aggregate

Certificate Balance of the Principal Balance Certificates (other than the RR Interest) after giving effect to distributions of principal on that Distribution Date. The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates (other than the RR Interest) in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class J certificates;

second, to the Class H certificates;

third, to the Class G certificates;

fourth, to the Class F certificates;

fifth, to the Class E certificates;

sixth, to the Class D certificates;

seventh, to the Class C certificates;

eighth, to the Class B certificates; and

ninth, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Senior Certificates (other than the Class X Certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the RR Interest or the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses and Retained Certificate Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicers of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee” or “—The Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

A class of Regular Certificates will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses or Retained Certificate Realized Losses, as applicable, are required thereafter to be made to a class of Principal Balance Certificates, with respect to the Non-Retained Certificates in accordance with the payment priorities set forth in “—Available Funds—Priority of Distributions” above and, with respect to the RR Interest in accordance with the payment priorities set forth in “Credit Risk Retention—RR Interest—Priority of Distributions”.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by the master servicers or special servicers, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by either master servicer, the certificate administrator or either special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)          a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)          a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)          a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)          a CREFC® advance recovery report;

(5)          a CREFC® total loan report;

(6)          a CREFC® operating statement analysis report;

(7)          a CREFC® comparative financial status report;

(8)          a CREFC® net operating income adjustment worksheet;

(9)          a CREFC® real estate owned status report;

(10)       a CREFC® servicer watch list;

(11)       a CREFC® loan level reserve and letter of credit report;

(12)       a CREFC® property file;

(13)       a CREFC® financial file;

(14)       a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)       a CREFC® loan periodic update file.

Each master servicer or special servicer, as applicable, may omit any information from these reports that such master servicer or special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the master servicers, the special servicers, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, each master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;

●	a CREFC® financial file;

●	a CREFC® loan setup file (to the extent delivery is required under the PSA);

●	a CREFC® Schedule AL file (with respect to the general master servicer);

●	a CREFC® loan periodic update file; and

●	a CREFC® appraisal reduction template (to the extent received by the applicable master servicer from the applicable special servicer)

In addition, each master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and REO Property for which it acts as master servicer or special servicer, as applicable:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending March 31, 2019, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then-current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12-month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List).

●	Within 45 days after receipt by the applicable special servicer (with respect to Specially Serviced Loans and REO Properties) or the applicable master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2019, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the applicable master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Pari Passu Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicers, the special servicers (including, for the avoidance of doubt any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by either `master servicer or either special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Non-Serviced Special Servicer, any Other Master Servicer, any Other Special Servicer and any person (including the Directing Certificateholder and the Risk Retention

Consultation Party) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the Risk Retention Consultation Party or a special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loans, and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, further, however, that, if a special servicer obtains knowledge that it has become a Borrower Party, such special servicer will not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of such special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that each special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the applicable master servicer or the applicable special servicer, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information). Notwithstanding any provision to the contrary herein, none of the master servicers or the certificate administrator will have any obligation to restrict access by a special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by a master servicer, a special servicer, a mortgage loan seller or the operating advisor, as the case may be.

The “Risk Retention Consultation Party” will be the party selected by the holder or holders of more than 50% of the RR Interest by Certificate Balance, as determined by the certificate registrar from time to time. The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Risk Retention Consultation Party has not changed until such parties receive written notice of the identity and contact information of a replacement of Risk Retention Consultation Party from a party holding the requisite interest in the RR Interest (as confirmed by the certificate registrar). The initial Risk Retention Consultation Party is expected to be Wells Fargo Bank, National Association.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate. For the avoidance of doubt, with respect to a Mortgage Loan secured by a residential cooperative property, a person will not be considered a “Borrower Party” solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related borrower or owning one or more residential cooperative units comprising the related Mortgaged Property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s).

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans prepared by the applicable special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

“Excluded Loan” means (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to the Risk Retention Consultation Party or the holder of the majority of the RR Interest, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Risk Retention Consultation Party or the holder of the majority of the RR Interest is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans with respect to this securitization.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder the Risk Retention Consultation Party, a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA, (2) if such person is the Risk Retention Consultation Party, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA or (3) if such person is not the Directing Certificateholder, or a Controlling Class Certificateholder or the Risk Retention Consultation Party, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the applicable master servicer or the applicable special servicer, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan. The Certificate Administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to the Certificate Administrator’s website to any mezzanine lender upon notice from any party to the PSA that such mezzanine lender has become an Accelerated Mezzanine Loan Lender.

A “Certificateholder” is the person in whose name a certificate (including the RR Interest) is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate (including the RR Interest) registered in the name of or beneficially owned by a master servicer, a special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by a special servicer or an affiliate thereof will be deemed not to be outstanding as to such special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicers, the special servicers (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the applicable master servicer or the applicable special servicer, as applicable, such master servicer and special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of either special servicer’s, either master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, either master servicer, either special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the applicable master servicer, the applicable special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the applicable master servicer or the applicable special servicer, as applicable, is required to provide or make available to the holders of any Companion Loan (or their designees including the related Other Master Servicer or Other Special Servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics and Thomson Reuters Corporation, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the applicable master servicer or special servicer, as applicable, such master servicer (with respect to Non-Specially Serviced Loans) and such special servicer (with respect to Specially Serviced Loans) may provide (or make available electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by such master servicer or special servicer, as the case may be, at the expense of such Certificateholder; provided that in connection with such request, the applicable master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to such master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls (or, with respect to residential cooperative properties, maintenance schedules) either collected by the applicable master servicer or the applicable special servicer or caused to be prepared by the applicable special servicer in respect of each REO Property, the applicable master servicer or the applicable special servicer, as the case may be, will be required to deliver copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:

○	this prospectus;

○	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and

○	the CREFC® loan setup file delivered to the certificate administrator by each master servicer;

●	the following “SEC EDGAR filings”:

○	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

●	the following documents, which will be made available under a tab or heading designated “periodic reports”:

○	the Distribution Date Statements;

○	the CREFC® bond level files;

○	the CREFC® collateral summary files;

○	the CREFC® Reports, other than the CREFC® loan setup file and other than the CREFC® special servicer loan file (provided that they are received by the certificate administrator); and

○	any annual reports as provided by the operating advisor;

●	the following documents, which will be made available under a tab or heading designated “additional documents”:

○	the summary of any Final Asset Status Report as provided by a special servicer;

○	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;

○	any appraisals delivered in connection with any Asset Status Report; and

○	any CREFC® appraisal reduction template received by the certificate administrator;

●	the following documents, which will be made available under a tab or heading designated “special notices”:

○	notice of any release based on an environmental release under the PSA;

○	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

○	notice of final payment on the certificates;

○	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of a master servicer or special servicer;

○	any notice of resignation or termination of a master servicer or special servicer;

○	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

○	any notice of any request by requisite percentage of Certificateholders for a vote to terminate a special servicer, the operating advisor or the asset representations reviewer;

○	any notice to Certificateholders of the operating advisor’s recommendation to replace a special servicer and the related report prepared by the operating advisor in connection with such recommendation;

○	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

○	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

○	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

○	any notice of the termination of the issuing entity;

○	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated (provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Loan with respect to the Directing Certificateholder, the certificate administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the certificate administrator has been notified of such Excluded Loan);

○	any notice of the occurrence of an Operating Advisor Termination Event;

○	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

○	any Proposed Course of Action Notice;

○	any assessment of compliance delivered to the certificate administrator;

○	any notice or documents provided to the certificate administrator by the Depositor or a master servicer directing the certificate administrator to post to the “Special Notices” tab;

○	any Attestation Reports delivered to the certificate administrator; and

○	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;

●	the “Investor Q&A Forum”;

●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and

●	the “U.S. Risk Retention Special Notices” tab, which will contain any notices relating to ongoing compliance by the Retaining Sponsor with the Credit Risk Retention Rules;

provided that with respect to a Control Termination Event or a Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded Loan.

The certificate administrator will be required to, in addition to posting the applicable notices on the “U.S. Risk Retention Special Notices” tab, provide e-mail notification to any Privileged Person (other than certain financial market information providers under the PSA) that has registered to receive access to the Certificate Administrator’s Website that a notice has been posted to the “U.S. Risk Retention Special Notices” tab. In the event that the Retaining Sponsor determines that any Retaining Party no longer complies with certain specified provisions of the Credit Risk Retention Rules, it will be required to send written notice of such non-compliance to the Certificate Administrator, who will be required to post such notice on its website under the “U.S. Risk Retention Special Notices” tab.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify each master servicer, each special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to obtain such information in accordance with terms of the PSA.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) either master servicer or either special servicer relating to servicing reports prepared by that party, the applicable Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by either special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicers, the special servicers or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the applicable master servicer, the applicable special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or disclosure of attorney work product or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder or the Risk Retention Consultation Party (in its capacity as Risk Retention Consultation Party) as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will permit each master servicer and each special servicer, at their respective sole cost and expense, to make available by electronic media, bulletin board service or internet website any reports or other information such master servicer or such special servicer, as applicable, is required or permitted to provide to any party to the PSA, the Rating Agencies or any Certificateholder or any prospective Certificateholder that has provided such master servicer or such special servicer, as applicable, with an Investor Certification or has executed a “click-through” confidentiality agreement in accordance with the PSA to the extent such action does not conflict with the terms of the PSA (including, without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law. However, the availability of such information or reports on the internet or similar electronic media will not be deemed to satisfy any specific delivery requirements in the PSA except as set forth therein.

Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicers, the special servicers, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)          2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)          in the case of any Principal Balance Certificates (other than the RR Interest), a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of a special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Allocated Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of a special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Allocated Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates (other than the RR Interest), each determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

Neither the Class R certificates nor the RR Interest will be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the “Depositories”), which in turn will hold such positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”)

include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicers or the master servicers as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of a Special Servicer Without Cause”, “—Limitation on Rights of Certificateholders to Institute a

Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear

Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicers, the special servicers or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the certificate administrator to obtain possession of the certificates of such class.

The RR Interest will be evidenced by one or more certificates and is expected to be held at all times in definitive form by the certificate administrator on behalf of the beneficial owners of the RR Interest for so long as the Retaining Sponsor requires and in accordance with the PSA.

The Class R certificates may only be issued as Definitive Certificates.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – BANK 2019-BNK16

With a copy to:
trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates. In addition, upon written request to the certificate administrator of any Certificateholder or certificate owner (if applicable) that has provided an Investor Certification, the certificate administrator is required to promptly notify such Certificateholder or certificate owner of the identity of the then-current Directing Certificateholder.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)       the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)       the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)       an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)       the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)       an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)       the original assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)       originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)       the original or a copy of the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)       any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)       an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller or an affiliate thereof in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)       the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)       the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit (with any necessary transfer documentation) relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)       the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)       other than with respect to the Mortgage Loans secured by residential cooperative properties, the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)       the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or request for the issuance of a new comfort letter in favor of the trustee, in each case as applicable;

(xvi)       the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)       the original or a copy of any related mezzanine intercreditor agreement; and

(xviii)       the original or a copy of all related environmental insurance policies;

provided that with respect to any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)      A copy of each of the following documents:

(i)     the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)    the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)   any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)   all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)    the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)   any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)  any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)  any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)       any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)       other than with respect to the Mortgage Loans secured by residential cooperative properties, any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)       any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or a Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or a Serviced Whole Loan;

(xii)       any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)       all related environmental reports; and

(xiv)       all related environmental insurance policies;

(b)      a copy of any engineering reports or property condition reports;

(c)      other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property) or a residential cooperative property, copies of a rent roll;

(d)      for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)      a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller or an affiliate thereof, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)      a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)      a copy of the appraisal for the related Mortgaged Property(ies);

(h)      for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)       a copy of the applicable mortgage loan seller’s asset summary;

(j)       a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)      a copy of all zoning reports;

(l)       a copy of financial statements of the related mortgagor;

(m)    a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)      a copy of all UCC searches;

(o)      a copy of all litigation searches;

(p)      a copy of all bankruptcy searches;

(q)      a copy of any origination settlement statement;

(r)      a copy of the insurance summary report;

(s)      a copy of organizational documents of the related mortgagor and any guarantor;

(t)       a copy of all escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)      a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)      a copy of any closure letter (environmental); and

(w)     a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents or information in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents or information are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller will be required to, no later than 90 days following:

(x)	such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (y); or

(y)	in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of (A) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or (B) receipt of a Breach Notice by the mortgage loan seller,

(A)	cure such Material Defect in all material respects, at its own expense,

(B)	repurchase the affected Mortgage Loan or REO Loan at the Purchase Price, or

(C)	substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan or REO Loan, and pay a shortfall amount in connection with such substitution;

provided that no such substitution may occur on or after the second anniversary of the Closing Date; provided, however, that the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted), if it is diligently proceeding toward that cure, and has delivered to the applicable master servicer, the applicable special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the closing date so long as the mortgage loan seller certifies to the trustee, the applicable master servicer, the applicable special servicer, the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) and the certificate administrator no less than every ninety (90) days beginning at the end of such extended cure period, that the Material Defect is still in effect solely because of its failure to have received the recorded document and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

However, a delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan if (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report), (iii) such Material Defect does not relate to the applicable Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) such delay or failure to provide notice (as required by the terms of the MLPA or the PSA) prevented the mortgage loan seller from being able to cure such Material Defect and such Material Defect was otherwise curable. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released pursuant to such terms), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the Enforcing Servicer (with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan with regard to the Directing Certificateholder and for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)) at the related

Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or related REO Loan (excluding, for such purposes, any Companion Loan, if any), (4) solely in the case of a repurchase or substitution by a mortgage loan seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the applicable master servicer, the applicable special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or related REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased or a Loss of Value Payment is received during the initial 90-day period or, if applicable, prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller, the Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a removed Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)      have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)      have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)      have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)      accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)      have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)      have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)      comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)      have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)       have a then-current debt service coverage ratio at least equal to (A) with respect to any Mortgage Loan other than a Mortgage Loan secured by a residential cooperative property, the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x, or (B) in the case of a Mortgage Loan secured by a residential cooperative property, the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date;

(j)       constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k)      not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)       have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)    not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n)      have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan with respect to the Directing Certificateholder, by the Directing Certificateholder;

(o)      prohibit defeasance within two years of the Closing Date;

(p)      not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on the Trust or any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)      have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)      be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate

Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable mortgage loan seller will have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. The applicable mortgage loan seller will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects. The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and none of its affiliates and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loan” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to the Directing Certificateholder) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans to the depositor by uploading such Diligence File to the designated website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See
“—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

Each master servicer and each special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which such master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which such master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by such master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loan, and the best interests of the issuing entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan constituted a single lender), taking into account the pari passu nature of the related Companion Loan), as determined by such master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)         any relationship that the applicable master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)         the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the applicable master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C)         the obligation, if any, of the applicable master servicer to make advances;

(D)         the right of the applicable master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)          the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the applicable master servicer or special servicer, as the case may be, or any of its affiliates;

(F)          any debt that the applicable master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)         any option to purchase any Mortgage Loan or the related Companion Loan the applicable master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H)         any obligation of the applicable master servicer or special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if such master servicer or special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Pari Passu Companion Loan or sale by the applicable special servicer of a Defaulted Loan, the highest of (1) the rate determined by the applicable master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, each master servicer and each special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

Each master servicer and each special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Pari Passu Companion Loan for which it is responsible to one or more third-party sub-servicers, provided that each master servicer and each special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, either master servicer or either special servicer. Notwithstanding the foregoing, neither special servicer may enter into any sub-servicing agreement that provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Excluded Loan with respect to the Directing Certificateholder, the consent of the Directing Certificateholder, except to the extent necessary for the applicable special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between a master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason such master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the applicable master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement to which the depositor is a party. Each master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it pursuant to the terms of the related Sub-Servicing Agreement. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the applicable master servicer or special servicer, as applicable.

Generally, each master servicer will be solely liable for all fees owed by it to any sub-servicer retained by such master servicer, without regard to whether such master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the applicable master servicer for certain expenditures which such sub-servicer makes, only to the same extent such master servicer is reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, each master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in its Collection Account that are not required to be part of the Aggregate Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)          all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) for which it acts as master servicer during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2)          in the case of each Mortgage Loan for which it acts as master servicer that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

Each master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. To the extent that either master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Mortgage Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

None of the master servicers or the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges or Prepayment Premiums or with respect to any Companion Loan.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, each master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) for which it acts as master servicer and any related Serviced Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that either master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicers, the special servicers or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Pari Passu Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicers will have no obligation to make any Servicing Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the applicable special servicer may make such Servicing Advance, and the applicable master servicer will be required to reimburse such special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the applicable master servicer in its reasonable judgment (in which case it will be reimbursed out of the applicable Collection Account). Once the applicable special servicer is reimbursed, the applicable master servicer will be deemed to have made such special servicer’s Servicing Advance as of the date made by that special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of either master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The applicable master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loan”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicers, the special servicers or the trustee will be obligated to make any Advance that the applicable master servicer or the applicable special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, each special servicer may, at its option make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the applicable master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to the applicable master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which a related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be conclusive and binding on the applicable master servicer and the trustee. Each special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by such special servicer that such an Advance is nonrecoverable, each such decision will remain with the applicable master servicer or the trustee, as applicable. If either special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is nonrecoverable, the applicable master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is nonrecoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the applicable master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders. Each master servicer and the trustee will be entitled to rely conclusively on and will be bound by any non-recoverability determination of the applicable special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be nonrecoverable, such determination will not be binding on the applicable master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan. Similarly, with respect to a Non-Serviced Mortgage Loan, if the applicable master servicer or the applicable special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be nonrecoverable, such determination will not be binding on the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

Each master servicer, each special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). Each master servicer, each special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in the Collection Accounts (first from principal collections and then from any other collections). Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the applicable master servicer or the applicable special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the applicable master servicer, the applicable special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan, as applicable, the applicable master servicer, the applicable special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Accounts.

If the funds in the Collection Accounts relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the Holder of the majority of the Controlling Class, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by either master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the Collection Period for any Distribution Date, such master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such Collection Period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time a master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a Collection Period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Accounts for such Distribution Date, then such master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination or whether any Advance is a Nonrecoverable Advance or whether to deter reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) in the case of a master servicer, it has not timely received from the trustee information required by such master servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the applicable master servicer or trustee, as applicable, must give the 17g-5 Information Provider notice (in accordance with the procedures regarding Rule 17g-5 set forth in the PSA) of the anticipated reimbursement as soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the applicable master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement or right to obtain reimbursement.

Each master servicer, each special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Accounts.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, each master servicer, each special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Accounts, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the applicable master servicer nor the trustee will be entitled to interest on P&I Advances if the related Periodic Payment is received on or before the related Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

Each master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (each, a “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. Each master servicer is required to deposit in its Collection Account on a daily basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans for which it acts as master servicer (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation (including any full, partial or discounted payoff) of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The applicable master servicer will also be required to establish and maintain a segregated custodial account (the “Companion Distribution Account”) with respect to the Serviced Companion Loans, which may be a sub-account of its Collection Account, and deposit amounts collected in respect of such Serviced Companion Loan in such Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in any Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in a Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to its Collection Account.

With respect to each Distribution Date, each master servicer will be required to disburse from its Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in such Collection Account and in respect of the Mortgage Loans for which it acts as master servicer, on the related P&I Advance Date, the Aggregate Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and a “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicers from the Collection Accounts, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class R certificates) as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Regular Certificates (other than the RR Interest) and to make distributions of interest and principal from Retained Certificate Available Funds to the holders of the RR Interest, as described under “Description of the Certificates—Available Funds—Priority of Distributions” and “Credit Risk Retention—RR Interest—Priority of Distributions”, respectively.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicers or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Due Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic

Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator may be required to establish and maintain two accounts (the “Gain-on-Sale Reserve Account” and the “Retained Certificate Gain-on-Sale Reserve Account”), each of which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders of the Non-Retained Certificate and of the RR Interest, respectively. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited into the Gain-on-Sale Reserve Account in an amount equal to the Non-Retained Percentage multiplied by such gains and into the Retained Certificate Gain-on-Sale Reserve Account in an amount equal to the Retained Certificate Risk Retention Percentage multiplied by such amounts. Amounts in the Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Regular Certificates (other than the RR Interest)(including to reimburse for Realized Losses previously allocated to such certificates), and amounts in the Retained Certificate Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of Retained Certificate Available Funds to all amounts due and payable on the RR Interest (including to reimburse for Retained Certificate Realized Losses previously allocated to such certificates). Any remaining amounts will be held in the Gain-on-Sale Reserve Account and Retained Certificate Gain-on-Sale Reserve Account, as applicable, and applied to offset shortfalls and losses incurred on subsequent Distribution Dates as described above. Any remaining amounts not necessary to offset any shortfalls or losses on the final Distribution Date will be distributed on the Class R certificates after all amounts payable to the Regular Certificates have been made.

Each special servicer will also be required to establish one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties for which each special servicer is responsible. Each REO Account will be maintained by the applicable special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Accounts, the Distribution Accounts, the Interest Reserve Account, the Companion Distribution Account, the Gain-on-Sale Reserve Account, the Retained Certificate Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by either master servicer, the certificate administrator or either special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Accounts

Either master servicer may, from time to time, make withdrawals from its Collection Account (or the applicable subaccount of such Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of such Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)       to remit on each P&I Advance Date to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Aggregate Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans for which it acts as master servicer on the related Distribution Date, if any;

(ii)       to pay or reimburse the applicable master servicer, the applicable special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (such master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)       to pay to the applicable master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)       to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)       to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)       to reimburse the trustee, the applicable special servicer and the applicable master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)       to reimburse the applicable master servicer, the applicable special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)       to reimburse the applicable master servicer or the applicable special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)       to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)       to pay itself and the applicable special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in its Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xi)       to recoup any amounts deposited in its Collection Account in error;

(xii)       to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the applicable master servicer, the applicable special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii)       to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)       to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the applicable master servicer, the applicable special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)       to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)       to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)       to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii)       to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xix)       in accordance with the terms of the PSA, to pay or reimburse the applicable person for any Uncovered Amount in respect of any other master servicer’s Collection Account, any such person’s right to payment or reimbursement for any such Uncovered Amount being limited to any general funds in the subject master servicer’s Collection Account that are not otherwise to be applied to make any of the payments or reimbursements contemplated to be made out of the subject master servicer’s Collection Account pursuant to any of clauses (i)-(xviii) above;

(xx)       to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xxi)       to clear and terminate its Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

As used in clause (xix) above, “Uncovered Amount” means, with respect to any master servicer’s Collection Account, any additional trust fund expense, Nonrecoverable Advance or other item that would be payable or reimbursable out of general funds (as opposed to a specific source of funds) in such Collection Account pursuant to the PSA, but which cannot be so paid or reimbursed because such general funds are insufficient to cover such payment or reimbursement; provided that any such additional trust fund expense, Nonrecoverable Advance or other item will be an Uncovered Amount only to the extent that such general funds are insufficient to cover the payment or reimbursement thereof.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the applicable master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of its Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then such master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or such special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

Each master servicer will also be entitled to make withdrawals, from time to time, from the applicable Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Companion Loan. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicers	With respect to the Mortgage Loans and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and any related Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Monthly
Special Servicing Fee / Special Servicers	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Specially Serviced Loans (including REO Properties), the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	First, from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Monthly
Workout Fee / Special Servicers(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Corrected Loans, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Companion Loan for so long as they remain a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Time to time
Liquidation Fee /Master Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan with respect to which the master servicer acts as Enforcing Servicer and obtains a Loss of Value Payment or obtains other recoveries resulting from repurchases by the related Mortgage Loan Seller due to material breaches of representations and warranties or material document defects.	From any Liquidation Proceeds, Insurance and Condemnation Proceeds, Loss of Value Payments and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Liquidation Fee /Special Servicers(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that is a Specially Serviced Loan (or REO Property) or for which the special servicer is the enforcing servicer for which	From any Liquidation Proceeds, Insurance and Condemnation Proceeds, Loss of Value Payments and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
	the applicable special servicer obtains (i) a full, partial or discounted payoff, (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds, or (iii) Loss of Value Payments, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	deposit in the Collection Accounts with respect to the other Mortgage Loans.
Additional Servicing Compensation / Master Servicers and/or Special Servicers(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, review fees and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan.	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time
Certificate Administrator / Trustee Fee / Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts or the Distribution Account.	Monthly
Certificate Administrator / Trustee Fee / Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee	Out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts or the Distribution Account.	Monthly
Operating Advisor Upfront Fee	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (excluding each Non-Serviced Mortgage Loan and each related Companion Loan).	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Monthly
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan and each related Companion Loan) or, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of	Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates and the corresponding portion of the RR Interest have not been reduced to zero as a result of the allocation of Realized Losses to such certificates; and when incurred subsequent to	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
	Realized Losses to such certificates, such lesser amount as the related borrower agrees to pay with respect to such Mortgage Loan.	such period, out of general collections on deposit in the Collection Accounts.
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding each Companion Loan).	Out of general collections on deposit in the Collection Accounts.	Monthly
Asset Representations Reviewer Upfront Fee	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Asset Representations Reviewer Asset Review Fee	For (a) each Delinquent Loan identified on Annex A-1 as not being secured by a residential cooperative property, the sum of: (i) $15,000 multiplied by the number of Subject Loans, plus (ii) $1,500 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,000 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,000 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review; and (b) each Delinquent Loan identified on Annex A-1 as being secured by a residential cooperative property, $10,000.	Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written invoice therefor by the asset representations reviewer, such fee will be paid by the trust out of general collections on deposit in the Collection Accounts.	In connection with each Asset Review with respect to a Delinquent Loan.
Servicing Advances / Master Servicers, Special Servicers or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and then with respect to any Nonrecoverable Advance or a Workout-Delayed	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts, subject to certain limitations.
Interest on Servicing Advances / Master Servicers, Special Servicers or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Accounts, subject to certain limitations.	Time to time
P&I Advances / Master Servicers and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Accounts.	Time to time
Interest on P&I Advances / Master Servicers and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Monthly
Indemnification Expenses
/ Trustee, Certificate
Administrator,
Depositor, Master
Servicers, Special
Servicers, Operating
Advisor or Asset
Representations
Reviewer and any
director, officer,
employee or agent of
any of the foregoing
parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan)	Time to time
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts.	Monthly

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Expenses of the issuing
entity not advanced
(which may include
reimbursable expenses
incurred by the
operating advisor or
asset representations
reviewer, expenses
relating to
environmental
remediation or
appraisals, expenses of
operating REO Property
and expenses incurred
by any independent
contractor hired to
operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Accounts (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans. With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan. In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the applicable master servicer and applicable special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Pari Passu Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.

(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.

(3)	Allocable between the applicable master servicer and the applicable special servicer as provided in the PSA.

Master Servicing Compensation

The fee of each master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Serviced Companion Loan or REO Loan, equal to a per annum rate ranging from 0.00375% to 0.11250% (or, with respect to National Cooperative Bank, N.A. Mortgage Loans, 0.08000% per annum). The Servicing Fee payable to the applicable master servicer with respect to any related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, each master servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from a borrower relating to a Mortgage Loan and any related Serviced Companion Loan for which it acts as master servicer:

●	100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any such Mortgage Loans (other than a Non-Serviced Mortgage Loan) that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) that are Master Servicer Decisions; provided, that if any such matter involves a Major Decision, then such master servicer will be entitled to 50% of such Excess Modification Fees;

●	100% of all assumption application fees and other similar items received on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) to the extent such applicable master servicer is processing the underlying transaction and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any modification fees or waiver fees in connection with a defeasance that the applicable special servicer is entitled to under the PSA);

●	100% of assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) pursuant to the PSA on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) relating to Master Servicer Decisions; provided, that if any such matter involves a Major Decision, then such master servicer will be entitled to 50% of such assumption, waiver, consent and earnout fees and other similar fees;

●	with respect to accounts held by such applicable master servicer, 100% of charges by such master servicer collected for checks returned for insufficient funds;

●	100% of charges for beneficiary statements or demands actually paid by the related borrowers under such Mortgage Loans (and any related Serviced Companion Loan) that are not Specially Serviced Loans;

●	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Pari Passu Companion Loan; and

●	late payment charges and default interest paid by such borrowers (that were accrued while the related Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

Notwithstanding anything to the contrary, the applicable master servicer and the applicable special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

With respect to any of the preceding fees as to which both the applicable master servicer and the applicable special servicer are entitled to receive a portion thereof, such master servicer and such special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the applicable master servicer nor the applicable special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either such master servicer or such special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the applicable master servicer decides not to charge any fee, the applicable special servicer will nevertheless be entitled to charge its portion of the related fee to which such special servicer would have been entitled if such master servicer had charged a fee and such master servicer will not be entitled to any of such fee charged by such special servicer. Similarly, if the applicable special servicer decides not to charge any fee, the applicable master servicer will nevertheless be entitled to charge its portion of the related fee to which such master servicer would have been entitled if such special servicer had charged a fee and such special servicer will not be entitled to any portion of such fee charged by such master servicer.

In addition, each master servicer also is authorized but not required to invest or direct the investment of funds held in the related Collection Account and Companion Distribution Account in Permitted Investments, and such master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. Each master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by such master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the applicable master servicer or the applicable special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to each master servicer and each special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan and any successor REO Loan) and any related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loan. The Servicing Fee for each Mortgage Loan and any successor REO Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, Wells Fargo Bank and National Cooperative Bank, N.A. will each be entitled to retain a portion of the Servicing Fee with respect to each Mortgage Loan and any successor REO Loan (other than a Non-Serviced Mortgage Loan) for which it acts as a master servicer and, to the extent provided for in the related Intercreditor Agreement, each related Serviced Pari Passu Companion Loan, notwithstanding any termination or resignation of such party as master servicer; provided that Wells Fargo Bank and National Cooperative Bank, N.A. may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Wells Fargo Bank and National Cooperative Bank, N.A. will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

Each master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. A master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. Each master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

A Liquidation Fee will be payable to each master servicer with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) with respect to which such master servicer acts as Enforcing Servicer and obtains a Loss of Value Payment or obtains other recoveries resulting from repurchases by the related Mortgage Loan Seller due to material breaches of representations and warranties or material document defects, as described in the pooling and servicing agreement.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee accruing at the rate set forth in the chart entitled “Non-Serviced Mortgage Loans” in the “Summary of Terms—Offered Certificates”. Such primary servicing fee rate is included as part of the Servicing Fee Rate for purposes of the information presented in this prospectus.

Special Servicing Compensation

The principal compensation to be paid to each special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to (a) with respect to KeyBank, the greater of 0.25000% and the per annum rate that would result in a special servicing fee for the related month of (i) $3,500 or (ii) with respect to any Mortgage Loan with respect to which the Risk Retention Consultation Party is entitled to consult with the special servicer, for so long as the related Mortgage Loan is a Specially Serviced Loan, and during the continuance of a Consultation Termination Event, $5,000 and (b) with respect to National Cooperative Bank, N.A., the greater of 0.25000% and the per annum rate that would result in a special servicing fee of $1,000 for the related month (the “Special Servicing Fee Rate”), calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any REO Properties. Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loan”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments (other than the balloon payments that are received within 120 days following the related maturity date as a result of a Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full if such Mortgage Loan or the Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—Special Servicing Transfer Event”), and payments at maturity) received on the Corrected Loan for so long as it remains a Corrected Loan; provided, however, that after receipt by the applicable special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount received by such special servicer; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then such special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to such special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to any master servicer or special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the applicable master servicer or special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loan will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole

Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Pari Passu Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the applicable special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If either special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Pari Passu Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If either special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by such special servicer and evidenced by a signed writing, but which had not as of the time such special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A Liquidation Fee will be payable to the special servicer with respect to each (a) Non-Specially Serviced Loan with respect to which it acts as the Enforcing Servicer, (b) Specially Serviced Loan or (c) REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer obtains (i) a full, partial or discounted payoff from the related borrower, (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds or (iii) Loss of Value Payments.

A “Liquidation Fee”, with respect to a Mortgage Loan (and each related Serviced Companion Loan) or an REO Property, will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.00% to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to such rate as would result in an aggregate liquidation fee equal to $25,000); provided that the Liquidation Fee with respect to any Mortgage Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Pari Passu Companion Loan) or REO Property and received by the applicable special servicer or the applicable master servicer, as applicable, as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds or a Loss of Value Payment received in connection with:

(i)       (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Pari Passu Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period,

(ii)      the purchase of any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)      the purchase of all of the Mortgage Loans and REO Properties in connection with any termination of the issuing entity,

(iv)      with respect to a Serviced Pari Passu Companion Loan, (A) a repurchase of such Serviced Pari Passu Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)       the purchase of any Specially Serviced Loan by the applicable special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the applicable special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, such special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)      if a Mortgage Loan or a Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—General” and the related Liquidation Proceeds are received within 90-days following the related maturity date as a result of the related Mortgage Loan or a Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the applicable special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loan”.

Each special servicer will also be entitled to additional servicing compensation relating to each Mortgage Loan for which it acts as special servicer in the form of:

(i)       100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans,

(ii)      100% of assumption application fees and other similar items received with respect to Specially Serviced Loans and 100% of assumption application fees and other similar items received with respect to Mortgage Loans (other than Non-Serviced Mortgage Loans) and Serviced Companion Loans that are not Specially Serviced Loans to the extent the applicable special servicer is processing the underlying transaction,

(iii)     100% of waiver, consent and earnout fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower,

(iv)     100% of assumption fees and other related fees as further described in the PSA, received with respect to Specially Serviced Loans, and

(v)      50% of all Excess Modification Fees and assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) received with respect to any Mortgage Loans (other than Non-Serviced Mortgage Loans, but including any related Serviced Pari Passu Companion Loan(s)) that are not Specially Serviced Loans to the extent that the matter involves a Major Decision.

The special servicer will also be entitled to penalty charges paid by the borrowers and accrued while the related Mortgage Loans (including the related Companion Loan, if applicable, and to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related Mortgage Loan (including the related Companion Loan, if applicable, to the extent not prohibited by the related Intercreditor Agreement) since the Closing Date. The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Accounts and any loss of value reserve fund in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

With respect to any of the preceding fees as to which both the applicable master servicer and the applicable special servicer are entitled to receive a portion thereof, the applicable master servicer and the applicable special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the applicable master servicer nor the applicable special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the applicable master servicer or the applicable special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the applicable master servicer decides not to charge any fee, the applicable special servicer will nevertheless be entitled to charge its portion of the related fee to which the applicable special servicer would have been entitled if the applicable master servicer had charged a fee and the applicable master servicer will not be entitled to any of such fee charged by the applicable special servicer. Similarly if the applicable special servicer decides not to charge any fee, the applicable master servicer will nevertheless be entitled to charge its portion of the related fee to which the applicable master servicer would have been entitled if the applicable special servicer had charged a fee and the applicable special servicer will not be entitled to any portion of such fee charged by the applicable master servicer.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, neither special servicer will be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loan.

Disclosable Special Servicer Fees

The PSA will provide that each special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Pari Passu Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, each special servicer must deliver or cause to be delivered to the applicable master servicer within two (2) business days following the Determination Date, and such master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by such special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Serviced Pari Passu Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by a special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Pari Passu Companion Loan and any purchaser of such Mortgage Loan or Serviced Pari Passu Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or related Serviced Companion Loan, the management or disposition of any REO Property, and the performance by such special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which such special servicer is entitled pursuant to the PSA or any Non-Serviced PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title insurance (or title agency) and/or other fees, insurance commissions or fees and appraisal fees received or retained by either special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and Serviced Pari Passu Companion Loan (including any related REO Property) in accordance with the PSA.

Each special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the

PSA. A special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee, and the certificate administrator will pay the trustee fee to the trustee in an amount equal to $290 per month. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.0075% (0.75 basis points) per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The operating advisor will be paid a fee of $5,000 on the Closing Date (the “Operating Adviser Upfront Fee”). An additional fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan (excluding each Non-Serviced Mortgage Loan and any Companion Loan) and REO Loan, and will be equal to the product of a rate equal to 0.00198% (0.198 basis points) per annum (the “Operating Advisor Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans and REO Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower agrees to pay) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan and any related Companion Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, however, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates and the corresponding portion of the RR Interest have been reduced to zero as a result of the allocation of Realized Losses to such certificates, such fee will be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Accounts out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Accounts”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the applicable master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The applicable master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that such master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, and will be equal to the product of a rate equal to 0.00031% (0.031 basis points) per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of each such Mortgage Loan, Non-Serviced Mortgage Loan and REO Loan, and will be calculated in the same manner as interest is calculated on such Mortgage Loans.

In connection with each Asset Review with respect to (a) each Delinquent Loan identified on Annex A-1 as not being secured by a residential cooperative property (a “Subject Loan”), the asset representations reviewer will be required to be paid a fee equal to the sum of (i) $15,000 multiplied by the number of Subject Loans, plus (ii) $1,500 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,000 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,000 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end “Consumer Price Index for All Urban Consumers” as published by the U.S. Department of Labor, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review, and (b) each Delinquent Loan identified on Annex A-1 as being secured by a residential cooperative property, the asset representations reviewer will be required to be paid a fee equal to $10,000 (any such fee, the “Asset Representations Reviewer Asset Review Fee”). The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Accounts out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Accounts”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written invoice therefor by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the applicable master servicer of such insolvency or failure to pay such amount (which evidence may be an officer’s certificate of the asset representations reviewer); provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required to pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

A CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount and an Allocated Appraisal Reduction Amount are required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)         120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)         the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by either special servicer;

(3)         30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)         30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)         60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)         90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing or sale is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7)         immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan), Serviced Companion Loan or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the applicable special servicer (and, prior to the occurrence and continuance of a Consultation Termination Event, in consultation with the Directing Certificateholder (except in the case of an Excluded Loan with respect to the Directing Certificateholder) and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the Directing Certificateholder (except with respect to an Excluded Loan) and the operating advisor and, after the occurrence and during the continuance of a Consultation Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date the applicable special servicer receives an appraisal (together with information requested by the applicable special servicer from the applicable master servicer in accordance with the PSA that is in possession of the applicable master servicer and reasonably necessary to calculate the Appraisal Reduction Amount) or conducts a valuation described below equal to the excess of:

(a)      the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)      the excess of

1.    the sum of

a)	90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the applicable special servicer with respect to that Mortgage Loan or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the applicable master servicer as an Advance), or (B) by an internal valuation performed by the applicable special servicer (or at the applicable special servicer’s election, by one or more MAI appraisals obtained by such special servicer) with respect to any Mortgage Loan or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as such special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; in the case of a residential cooperative property, such appraised value will be determined (i) except as provided in clause (ii) below, in the case of each Mortgaged Property, assuming such Mortgaged Property is operated as a residential cooperative with such value, in general, to equal the sum of (x) the gross share value of all cooperative units in such residential cooperative property (generally applying a discount for sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for market rate units as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (y) the amount of the underlying debt encumbering such residential cooperative property and (ii) if the applicable special servicer determines, in accordance with the Servicing Standard, that there is no reasonable expectation that the related Mortgaged Property will be operated as a residential cooperative following any work-out or liquidation of the related Mortgage Loan, assuming such Mortgaged Property is operated as a multifamily rental property; and

b)	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.    the sum as of the Due Date occurring in the month of the date of determination of

a)	to the extent not previously advanced by the applicable master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,

b)	all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)	all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the applicable master servicer, the applicable special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loan, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount that would impact any Serviced Mortgage Loan will be allocated pro rata, between the related Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loan based upon their respective outstanding principal balances.

The “Allocated Appraisal Reduction Amount” means, with respect to any Appraisal Reduction Amount, the Non-Retained Percentage of such Appraisal Reduction Amount.

The “Allocated Cumulative Appraisal Reduction Amount” means, with respect to any Cumulative Appraisal Reduction Amount, the Non-Retained Percentage of such Cumulative Appraisal Reduction Amount.

The applicable special servicer will be required to use reasonable efforts to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, such special servicer will be required to calculate and report to the applicable master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information requested by such special servicer from such master servicer that is in the possession of such master servicer and reasonably necessary to calculate the Appraisal Reduction Amount.

Following the applicable master servicer’s receipt from the applicable special servicer of the calculation of the Appraisal Reduction Amounts, such master servicer will be required to provide such information to the certificate administrator in the form of the CREFC® loan periodic update file, and the certificate administrator will calculate the Allocated Appraisal Reduction Amount and the Allocated Cumulative Appraisal Reduction Amount.

Each such report will also be forwarded by the applicable master servicer (or the applicable special servicer if the related Mortgage Loan is a Specially Serviced Loan), to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold, or to the holder of any related Serviced Pari Passu Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan).

In the event that the applicable special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal or valuation is received (together with information requested by the applicable special servicer from the applicable master servicer in accordance with the PSA) or performed by such special servicer and the Appraisal Reduction Amount is calculated by such special servicer as of the first Determination Date that is at least 10 business days after the later of (a) the special servicer’s receipt of such MAI appraisal or the completion of the valuation and receipt of information from the applicable master servicer in the applicable master servicer’s possession reasonably necessary to calculate the Appraisal Reduction Amount and (b) the occurrence of such Appraisal Reduction Event. The applicable master servicer will provide (via electronic delivery) the applicable special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within four business days of such special servicer’s reasonable request; provided, however, that the applicable special servicer’s failure to timely make such a request will not relieve the applicable master servicer of its obligation to use reasonable efforts to provide such information to such special servicer within 4 business days following such special servicer’s reasonable request. The master servicers will not calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the

Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan or Serviced Whole Loan)), the applicable special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the applicable master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by such master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Accounts), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the applicable special servicer from the applicable master servicer that is in the possession of such master servicer and reasonably necessary to calculate the Appraisal Reduction Amount, such special servicer is required to determine or redetermine, as applicable, and report to such master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to any Mortgage Loan that is an Excluded Loan with respect to the Directing Certificateholder, to the Directing Certificateholder, the amount and calculation or recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded, to the extent any related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction, or to the holder of any related Serviced Companion Loan, by the applicable master servicer (or the applicable special servicer if the related Mortgage Loan is a Specially Serviced Loan). Prior to the occurrence and continuance of a Consultation Termination Event (and unless the related Mortgage Loan is an Excluded Loan with respect to the Directing Certificateholder), the applicable special servicer will consult with the Directing Certificateholder with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the applicable special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent such special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the applicable special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that such special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the applicable master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to a Non-Serviced Whole Loan will generally be allocated first, to any related Subordinate Companion Loan(s) and then, to the related Non-Serviced Mortgage Loan and the related

Non-Serviced Pari Passu Companion Loan(s) on a pro rata basis based upon their respective Stated Principal Balances. Any appraisal reduction amount determined under such Non-Serviced PSA and allocable to such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement will constitute an “Appraisal Reduction Amount” under the terms of the PSA with respect to the Non-Serviced Mortgage Loan.

If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to the Class J certificates, second, to the Class H certificates, third, to the Class G certificates, fourth, to the Class F certificates, fifth, to the Class E certificates, sixth, to the Class D certificates, seventh, to the Class C certificates, eighth, to the Class B certificates, ninth, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). See “—Advances”. The resulting reduction of interest entitlements will also result in a corresponding reduction in any amount of the interest entitlement of the RR Interest.

Appraisal Reduction Amounts and Cumulative Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated between the RR Interest on the one hand and the Non-Retained Certificates, on the other hand, based on the Required Credit Risk Retention Percentage and the Non-Retained Percentage, respectively.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the applicable special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the applicable special servicer with respect to such Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the applicable master servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the applicable master servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the applicable master servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the applicable master servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that such master servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining actual knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the applicable master servicer thereof. None of the master servicers (with respect to Mortgage Loans other than Non-Serviced Mortgage Loans), the special servicers (with regard to Non-Serviced Mortgage Loans), the trustee, the operating advisor or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination for any Mortgage Loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The applicable master servicer and the certificate administrator will be entitled to conclusively rely on the applicable special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan). With respect to a Non-Serviced Mortgage Loan, the applicable special servicer, the applicable master servicer and the certificate administrator will be entitled to conclusively rely on the calculation or determination of any Appraisal Reduction Amount or Collateral Deficiency Amount with respect to such Mortgage Loan performed by the applicable servicer responsible therefore pursuant to the related Non-Serviced PSA.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of an Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the applicable master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts. The applicable master servicer, the operating advisor and the certificate administrator will be entitled to conclusively rely on the applicable special servicer’s calculation or determination of any Collateral Deficiency Amount.

For purposes of determining the Controlling Class, Allocated Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates (other than the RR Interest) in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class is notionally reduced to zero (i.e., first, to the Class J certificates, second, to the Class H certificates, third, to the Class G certificates, fourth, to the Class F certificates, fifth, to the Class E certificates, sixth, to the Class D certificates, seventh, to the Class C certificates, eighth, to the Class B certificates, ninth, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates (other than the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H and Class X-J certificates). In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to Class J certificates, second, to the Class H certificates, third, to the Class G certificates and fourth, to the Class F certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable “Cumulative Appraisal Reduction Amount”), as described in this paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The applicable special servicer will be required to promptly notify the applicable master servicer and the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Allocated Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Allocated Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. Any Appraised-Out Class will no longer be the Controlling Class; provided, however, that if at any time, the Certificate Balances of the certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Appraisal Reduction Amounts. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the applicable special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the applicable master servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). Such special servicer will use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will ensure that such appraisal is prepared on an “as-is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the applicable master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer and to forward such second appraisal to the applicable special servicer. Upon receipt of such supplemental appraisal, the applicable master servicer (for Collateral Deficiency Amounts on Non-Serviced Mortgage Loans), the non-serviced special servicer (for Appraisal Reduction Amounts on Non-Serviced Mortgage Loans to the extent provided for in the applicable Non-Serviced PSA and applicable Intercreditor Agreement) and the applicable special servicer (for any Mortgage Loan (other than a Non-Serviced Mortgage Loan)) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, such person will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and (for any Mortgage Loan (other than a Non-Serviced Mortgage Loan)) receipt of information that is in the possession of the applicable master servicer and reasonably requested by such special servicer from the applicable master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Any Appraised-Out Class for which the Requesting Holders are challenging the applicable special servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the applicable master servicer (with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the applicable special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that such master servicer (with respect to Mortgage Loans and any related Serviced Pari Passu Companion Loan) will not be required to cause the borrower to maintain and such special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the applicable master servicer (with respect to such Mortgage Loans and any related Serviced Pari Passu Companion Loan) or the applicable special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by such master servicer (with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan) or such special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the applicable master servicer or, with respect to REO Property, the applicable special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the applicable master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the applicable master servicer (with respect to Non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans) with (unless a Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan with respect to the Directing Certificateholder) the consent of the Directing Certificateholder. In addition, upon the written request of the Risk Retention Consultation Party with respect to any individual triggering event, the applicable special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (only with respect to a Specially Serviced Loan and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party) within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder in connection with any such determination of an Acceptable Insurance Default. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicers will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicers and special servicers will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the applicable master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), such master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by such master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Pari Passu Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Pari Passu Companion Loan reasonably requires from time to time in order to protect its interests, the applicable master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that such master servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced Loan, notify the applicable special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by such master servicer pursuant to clause (B) above. If the applicable master servicer (with respect to Non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans) determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, such special servicer (with regard to such determination made by such special servicer) will be required to notify the applicable master servicer and such master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the applicable master servicer or the applicable special servicer, as applicable, determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the applicable master servicer and the applicable special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder or the holder of any Companion Loan as described under “—The Directing Certificateholder—Major Decisions”, and/or the consultation rights of the Risk Retention Consultation Party (solely with respect to the Specially Serviced Loans), the applicable master servicer (with respect to a Non-Specially Serviced Loan) or the applicable special servicer (with respect to a Specially Serviced Loan) has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate.

During the period that the applicable master servicer or the applicable special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder or the holder of any Companion Loan, and/or (solely with respect to

Specially Serviced Loans) upon the request of the Risk Retention Consultation Party, consulting (on a non-binding basis) with the Risk Retention Consultation Party, neither the applicable master servicer nor the applicable special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

Each special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan) for which it is acting as special servicer, to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Pari Passu Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the applicable special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party)) and, with respect to a Specially Serviced Loan and upon request of the Risk Retention Consultation Party, upon non-binding consultation with the Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, in accordance with the Servicing Standard)), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood insurance with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

The PSA provides that each master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and each master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable Mortgage Loans and related Serviced Pari Passu Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Pari Passu Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by either master servicer or either special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the applicable master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicers will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the applicable special servicer will be paid out of the applicable REO Account or advanced by the applicable master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the applicable master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by either special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the applicable master servicer to such special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the applicable special servicer from general collections in the Collection Accounts.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

The applicable special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to Specially Serviced Loans and all such matters that involve a Major Decision for all Mortgage Loans (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loans that are Non-Specially Serviced Loans, and the applicable master servicer will be responsible for processing waivers, modifications, amendments and consents with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any related Serviced Companion Loan that, in either case, is not a Specially Serviced Loan and does not involve a Major Decision; provided that, except as otherwise set forth in this paragraph, neither a special servicer nor a master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or otherwise cause any Trust REMIC to fail to qualify as a REMIC, or the Trust or any Trust REMIC to be subject to tax. With respect to any Major Decision that the applicable master servicer and the applicable special servicer have mutually agreed will be processed by such master servicer, such master servicer will not be permitted under the PSA to agree to any modification, waiver or amendment that constitutes a Major Decision without the applicable special servicer’s consent and, prior to the occurrence and continuance of a Control Termination Event, the applicable special servicer having obtained the consent of the Directing Certificateholder (which consent will be deemed given (unless earlier objected to by the Directing Certificateholder and such objection is communicated to the applicable special servicer) within 5 business days, plus, if applicable, any additional time period provided under the related Intercreditor Agreement, of the Directing Certificateholder’s receipt from the applicable special servicer of such special servicer’s recommendation and analysis and all information reasonably requested by the Directing Certificateholder with respect to such Major Decision); provided that after the occurrence and during the continuance of a Control Termination Event, but prior to a Consultation Termination Event, a special servicer will not be permitted to agree to any such matter without such special servicer’s consultation with the Directing Certificateholder as provided in the PSA and described in this prospectus. Any agreement to a modification, waiver or amendment that constitutes a Major Decision will be subject to the process described in “—The Directing Certificateholder—Major Decisions” and “—Control Termination Event and Consultation Termination Event” below, including providing adequate time to accommodate the consultation rights of any Companion Holder, to the extent set forth in the related Intercreditor Agreement.

Upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan)

that is not a Specially Serviced Loan, the applicable master servicer will be required to forward such request to the applicable special servicer and, unless such master servicer and such special servicer mutually agree that such master servicer will process such request as described above, the applicable special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and such master servicer will have no further obligation with respect to such request or the Major Decision.

With respect to a Mortgage Loan that is not a Specially Serviced Loan and any related Serviced Companion Loan, the following actions will be performed by the applicable master servicer (each such action, a “Master Servicer Decision”) and, in connection with each such action, the applicable master servicer will not be required (other than as provided below in this paragraph) to seek or obtain the consent or approval of (or consult with) the Directing Certificateholder, the applicable special servicer or the Risk Retention Consultation Party:

(i)       grant waivers of non-material covenant defaults (other than financial covenants), including late (but not waived) financial statements (except, that, other than with respect to any Mortgage Loan secured by a residential cooperative property or any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder’s consent (or deemed consent) will be required to grant waivers of more than 3 consecutive late deliveries of financial statements);

(ii)      consents to releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the Mortgage Loan as and when due, provided such releases are required by the related Mortgage Loan documents;

(iii)     approve or consent to grants of easements or rights of way (including, without limitation, for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) shall be required to approve or consent to grants of easements or rights of way that materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan;

(iv)      grant routine approvals, including granting of subordination, non-disturbance and attornment agreements and consents involving leasing activities, including approval of new leases and amendments to current leases (other than for ground leases) (provided that, prior to the occurrence and continuance of a Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required for leasing activities that affect an area greater than or equal to the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property or (2) 30,000 square feet), including approval of new leases and amendments to current leases;

(v)       consent to actions and releases related to condemnation of parcels of a Mortgaged Property (provided that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) shall be required in connection with any condemnation with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due);

(vi)      consent to a change in property management relating to any Mortgage Loan or any related Companion Loan if the replacement property manager is not a Borrower Party (provided that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and other than any Mortgage Loan secured by a residential cooperative property, the Directing Certificateholder’s consent (or deemed consent) will be required for any Mortgage Loan (including any related Companion Loans) that has an outstanding principal balance equal to or greater than $10,000,000;

(vii)     approve annual operating budgets for Mortgage Loans;

(viii)    consent to any releases or reductions of or withdrawals from (as applicable) any letters of credit, escrow funds, reserve funds or other additional collateral with respect to any Mortgage Loan, except that (other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Mortgage Loan secured by a residential cooperative property) the Directing Certificateholder’s consent (or deemed consent) will be required for earnout or performance reserve releases with respect to the letters of credit, escrow funds, reserve funds and other additional collateral specifically scheduled in the PSA;

(ix)     grant any extension or enter into any forbearance with respect to the anticipated refinancing of a Mortgage Loan or sale of a Mortgaged Property after the related maturity date of such Mortgage Loan so long as (1) such extension or forbearance does not extend beyond 120 days after the related maturity date and (2) the related borrower on or before the maturity date of a Mortgage Loan has delivered documentation reasonably satisfactory in form and substance to the applicable master servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due;

(x)      any modification, amendment, consent to a modification or waiver of any term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, except that (other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class and other than amendments to split or resize notes consistent with the terms of such intercreditor, co-lender or similar agreement) the Directing Certificateholder’s consent (or deemed consent) shall be required for any such modification to an intercreditor, co-lender or similar agreement other than during a Control Termination Event, and if any modification or amendment would adversely impact the applicable special servicer, such modification or amendment will additionally require the consent of such special servicer as a condition to its effectiveness;

(xi)     any determination of an Acceptable Insurance Default, except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required in accordance with the terms of the PSA for any such determination;

(xii)    approve or consent to any defeasance of the related Mortgage Loan or Serviced Companion Loan other than agreeing to (A) a modification of the type of defeasance collateral required under the Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the Mortgage Loan documents do not otherwise permit such principal prepayment;

(xiii)    any determination to bring a Mortgaged Property (other than an REO Property) into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property subject, prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, to the consent (or deemed consent) of the Directing Certificateholder;

(xiv)    any assumption of the Mortgage Loan or transfer of the Mortgaged Property, in each case, that the Mortgage Loan documents allow without the consent of the lender but subject to satisfaction of conditions specified in the Mortgage Loan documents where no lender discretion is necessary in order to determine if such conditions are satisfied;

(xv)     with respect to a Mortgage Loan secured by a residential cooperative property, consent to the related borrower incurring subordinate debt secured by the related Mortgaged Property, subject to the satisfaction of certain conditions with respect to such subordinate debt; and

(xvi)    grant or agree to any other waiver, modification, amendment and/or consent that does not constitute a Major Decision; provided that (A) any such action would not in any way affect a payment term of the Certificates, (B) any such action would not constitute a “significant modification” of such Mortgage Loan or Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b), and would not otherwise cause either Trust REMIC to fail to qualify as a REMIC for federal income tax purposes (as evidenced by an opinion of counsel (at the issuing entity’s expense to the extent not reimbursed or paid by the related borrower), to the extent requesting such opinion is consistent with the Servicing Standard), (C) agreeing to such action would be consistent with the Servicing Standard, and (D) agreeing to such action would not violate the terms, provisions or limitations of the PSA or any Intercreditor Agreement.

In the case of any Master Servicer Decision that requires the consent of the Directing Certificateholder, such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the applicable master servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to such master servicer in order to grant or withhold such consent.

If, and only if, the applicable special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially

Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in such special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then such special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (x) the restrictions and limitations described below, (y) with respect to any Major Decision, (a) with respect to any Mortgage Loan other than any Excluded Loan as to such party, the approval of the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, upon consultation with the Directing Certificateholder) and (b) upon request of the Risk Retention Consultation Party, with respect to a Specially Serviced Loan other than any Excluded Loan as to such party, non-binding consultation with the Risk Retention Consultation Party (within the same time period as it would obtain the approval of, or consult with, the Directing Certificateholder), in each case as provided in the PSA and described in this prospectus and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the applicable special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the applicable master servicer or the applicable special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

Each special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. Neither special servicer may agree to a modification, waiver or amendment of any term of any Specially Serviced Loan for which it is acting as special servicer if that modification, waiver or amendment would:

(1)         extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and (a) prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder and (b) upon request of the Risk Retention Consultation Party, with non-binding consultation with the Risk Retention

Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)         provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Mortgage Rate.

If either special servicer closes any modification, waiver or amendment of any term of any Mortgage Loan (other than a Non-Serviced Whole Loan) or related Companion Loan, such special servicer will be required to notify the applicable master servicer, the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction), the related mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or the Risk Retention Consultation Party), the operating advisor (after the occurrence and during the continuance of a Control Termination Event), the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing), the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party) and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If either master servicer agrees to any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, such master servicer will be required to notify the certificate administrator, the trustee, the applicable special servicer, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing), the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), the related mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or the Risk Retention Consultation Party), the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction) and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the applicable master servicer and to the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, the master servicer of such securitization transaction), all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The applicable master servicer (with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Companion Loan that in each case is not a Specially Serviced Loan, and as to which such matter does not involve a Major Decision) or the applicable special servicer (with respect to any Specially Serviced Loan or any Non-Specially Serviced Loan as to which such matter involves a Major Decision) will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, that if such matter is a Major Decision (i) the applicable special servicer, (x) prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan, has obtained the consent (or deemed consent) of the Directing Certificateholder (provided that such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of such special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to such special servicer in order to grant or withhold such consent) or (y) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan, the applicable special servicer has consulted with the Directing Certificateholder and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, in each case as set forth in the PSA, a Rating Agency Confirmation is received by the applicable master servicer or the applicable special servicer, as applicable, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

The applicable master servicer (with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Companion Loan that in each case is not a Specially Serviced Loan, and as to which such matter does not involve a Major Decision) or the applicable special servicer (with respect to any Specially Serviced Loan or any Non-Specially Serviced Loan as to which such matter involves a Major Decision) will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, however, that if such matter is a Major Decision (i) the applicable special servicer, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan, has obtained the prior written consent (or deemed consent) of the Directing Certificateholder if and to the extent required, and pursuant to the process described under the heading “—The Directing Certificateholder—Major Decisions” below (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), which consent will be deemed given 10 business days after the Directing Certificateholder’s receipt of the applicable special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder, and reasonably available to the applicable special servicer with respect to such proposed waiver or proposed granting of consent and

(ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, the applicable master servicer or the applicable special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then current ratings of any class of securities backed, wholly or partially, by any Serviced Companion Loan (if any).

After receiving a request for any matter described in the first two paragraphs of this section that constitutes a consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan that is not a Specially Serviced Loan and as to which such matter involves a Major Decision, the applicable master servicer will be required to promptly provide the applicable special servicer with written notice of any such request for such matter and, unless the applicable master servicer and the applicable special servicer mutually agree that such master servicer will process such request, such special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and the related master servicer will have no further obligation with respect to such request or due-on-sale or due-on-encumbrance except as provided in the next sentence. With respect to such request, the applicable master servicer will continue to cooperate with the applicable special servicer by delivering any additional information in the applicable master servicer’s possession to the applicable special servicer requested by the applicable special servicer relating to such consent or waiver with respect to such a “due-on-sale” or “due-on-encumbrance” clause. If the applicable master servicer and applicable special servicer mutually agree that the applicable master servicer is to process such request, the applicable master servicer will be required to provide the applicable special servicer with such master servicer’s written recommendation and analysis, to the extent such master servicer is recommending approval, and all information in such master servicer’s possession that may be reasonably requested in order to grant or withhold such consent by the applicable special servicer or the Directing Certificateholder or other person with consent or consultation rights; provided that in the event that such special servicer does not respond within 10 business days after receipt of such written recommendation and analysis and all such reasonably requested information, plus the time period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any additional time period provided to a Companion Holder under a related Intercreditor Agreement, such special servicer’s consent to such matter will be deemed granted.

For the avoidance of doubt, with respect to any “due-on-sale” or “due-on-encumbrance” matter described above that is a Major Decision related to any Mortgage Loan that is not an Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the RR Interest, the applicable special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (provided, that prior to the occurrence and continuance of a Consultation Termination Event, such Mortgage Loan must also be a Specially Serviced Loan), within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder with respect to such Major Decision.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related Mortgage Loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of the related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related Mortgage Loan documents and the related Intercreditor Agreement.

Notwithstanding the foregoing, with respect to the Mortgage Loans secured by residential cooperative properties, the related master servicer will be permitted to waive the enforcement of “due-on-encumbrance” clauses to permit subordinate debt secured by the related Mortgaged Property without the consent of the applicable special servicer or any other person (and without the need to obtain a Rating Agency Confirmation), but subject to the satisfaction of various conditions set forth in the PSA. The Mortgage Loans secured by residential cooperative properties do not restrict the transfer or pledge of interests in the related cooperative borrower in connection with the transfer or financing of cooperative apartment units.

Inspections

Each master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than an REO Property, an REO Loan or a Specially Serviced Loan) for which it is acting as master servicer with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2020 (and each Mortgaged Property is required to be inspected on or prior to December 31, 2021) unless a physical inspection has been performed by the applicable special servicer within the previous 12 months; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, such special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the applicable special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Accounts as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Mortgage Loan and Serviced Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. The applicable special servicer or master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the applicable master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the applicable master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by

Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the applicable special servicer or the applicable master servicer, as applicable, will be required to use reasonable efforts to collect and review quarterly and annual (or, in the case of Mortgage Loans secured by residential cooperative properties, annual only) operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on March 31, 2019 and the calendar year ending on December 31, 2019. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the applicable special servicer or the applicable master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the applicable special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the applicable special servicer under the PSA in the event that the servicing responsibilities of the related master servicer are transferred to such special servicer as described below. Such Mortgage Loans and related Companion Loan (including those loans that have become REO Properties) serviced by either special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. Each master servicer will be required to transfer its servicing responsibilities to the applicable special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which such master servicer is responsible for servicing if:

(1)      the related borrower has failed to make when due any balloon payment, and the borrower has not delivered to the applicable master servicer, on or before the date on which the subject payment was due, documentation (and the applicable master servicer will be required to promptly forward such documentation to the Directing Certificateholder) reasonably satisfactory in form and substance to the applicable master servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due (provided that if either such refinancing or sale does not occur before the expiration of the time period for refinancing or sale specified in such documentation or the applicable master servicer is required to make a P&I Advance in respect of such Mortgage Loan (or, in the case of any Serviced Whole Loan, in respect of the Mortgage Loan included in the same Whole Loan) at any time prior to such refinancing or sale, a special servicing transfer event will occur immediately);

(2)      the related borrower has failed to make when due any Periodic Payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

(3)      the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing) that a default in making any Periodic Payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing) that a default in making a balloon payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which such balloon payment will become due (or, if the borrower has delivered documentation reasonably satisfactory in form and substance to the applicable master servicer (and such master servicer will be required to promptly forward such documentation to the Directing Certificateholder) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due, the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing) that (a) the borrower is likely not to make one or more assumed Periodic Payments as described under “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus prior to such a refinancing or sale or (b) the refinancing or sale is not likely to occur within 120 days following the date on which the balloon payment will become due);

(4)      there has occurred a default (including, in the applicable master servicer’s or the applicable special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the related Mortgage Loan documents, other than as described in clause (1) or (2) above, that may, in the good faith and reasonable judgment of the applicable master servicer or the applicable special servicer (and, in the case of the applicable special servicer (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing), materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise materially and adversely affect the interests of Certificateholders (or, in the case of a Serviced Whole Loan, the interests of any holder of a related Serviced Companion Loan), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan or Serviced Whole Loan (or, if no cure period is specified, 60 days);

(5)      a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

(6)      the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

(7)      the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;

(8)      the applicable master servicer or the applicable special servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property; or

(9)      the applicable master servicer or the applicable special servicer (and in the case of the applicable special servicer, with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only for so long as no Control Termination Event has occurred and is continuing)) determines that (i) a default (including, in the applicable master servicer’s or the applicable special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the Mortgage Loan documents (other than as described in clause 3 above) is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Pari Passu Companion Loan (if any) or otherwise materially and adversely affect the interests of Certificateholders (or the holder of the related Serviced Pari Passu Companion Loan) and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan documents, or, if no cure period is specified and the default is capable of being cured, for 60 days.

However, the applicable master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the applicable special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, such master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Pari Passu Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. Neither master servicer will have any responsibility for the performance by a special servicer of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) that is or becomes a cross collateralized Mortgage Loan and is cross collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the applicable special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), such special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the applicable master servicer.

Asset Status Report

The applicable special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than a Non-Serviced Mortgage Loan) for which it acts as special servicer and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to such special servicer. Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party and prior to the occurrence and continuance of a Consultation Termination Event);

●	the Risk Retention Consultation Party (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party);

●	with respect to any related Serviced Pari Passu Companion Loan, the holder of the related Serviced Pari Passu Companion Loan or, to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold;

●	the operating advisor (but, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, only after the occurrence and during the continuance of a Control Termination Event);

●	the applicable master servicer; and

●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

●	a discussion of the legal and environmental considerations reasonably known to the applicable special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

●	the most current rent roll (or, with respect to residential cooperative properties, maintenance schedule) and income or operating statement available for the related Mortgaged Property;

●	(A) the applicable special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the applicable master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by such special servicer in connection with the proposed or taken actions;

●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

●	the decision that the applicable special servicer made, or intends or proposes to make, including a narrative analysis setting forth such special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the applicable special servicer made such determination and (y) the net present value calculation and all related assumptions;

●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the applicable special servicer together with an explanation of those adjustments; and

●	such other information as the applicable special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by either special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the applicable special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to such special servicer within 10 business days) is not in the best interest of all the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan), such special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the applicable special servicer has not made the affirmative determination described above, such special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The applicable special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until such special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan); provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, such special servicer, prior to the occurrence and continuance of a Control Termination Event, will act pursuant to the Directing Certificateholder’s direction, if consistent with the Servicing Standard, and after the occurrence and continuance of a Control Termination Event, may act upon the most recently submitted form of Asset Status Report.

Prior to the occurrence of a Control Termination Event, the applicable special servicer will be required to deliver each Final Asset Status Report to the operating advisor promptly following the approval or deemed approval of the Directing Certificateholder.

If a Control Termination Event has occurred and is continuing, the applicable special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor and to the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party)). The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The applicable special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and the Directing Certificateholder (if no Consultation Termination Event has occurred and is continuing and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party)) in connection with such special servicer’s preparation of any Asset Status Report. The applicable special servicer will revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor and the Directing Certificateholder (if no Consultation Termination Event has occurred and is continuing and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), to the extent such special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the

Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of such Companion Loan)). Promptly upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the applicable special servicer will be required to revise the Asset Status Report, if applicable, and deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued) or provide notice that the applicable special servicer has decided not to revise such Asset Status Report, as applicable.

The applicable special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an applicable Excluded Loan) and the operating advisor will be entitled to consult with the applicable special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will have no right to consult with such special servicer with respect to Asset Status Reports and such special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The applicable special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loan”. See also “—Servicing of the Non-Serviced Mortgage Loans” below.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the applicable special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. Such special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless such special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)      such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)      there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the applicable special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) such special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the applicable special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The applicable special servicer will also be required to ensure that any Mortgaged Property acquired by the issuing entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If any Lower-Tier REMIC acquires title to any Mortgaged Property, the applicable special servicer, on behalf of such Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the applicable special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the applicable special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury Regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the federal corporate rate (which as of January 1, 2018 is 21%) and may also be subject to state or local taxes. The PSA provides that the applicable special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, each special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. Each special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property for which it is acting as special servicer, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the applicable master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On or prior to each Determination Date, the applicable special servicer is required to deposit all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the applicable Collection Account; provided that such special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the applicable special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments thereon and such sale would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any holder of the related Serviced Pari Passu Companion Loan (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan as described below, such special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. To the extent that a Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the related Non-Serviced Special Servicer, the applicable special servicer will, under certain limited circumstances specified in the related Intercreditor Agreement, be entitled to sell (i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after consulting with the Risk Retention Consultation Party, in each case, with respect to any Mortgage Loan other than an Excluded Loan as to such party) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the applicable special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the applicable special servicer for receipt of offers, such special servicer is generally required to select the highest offer. The applicable special servicer is required to give the trustee, the certificate administrator, the applicable master servicer, the operating advisor and (other than in respect of any applicable Excluded Loan) the Directing Certificateholder and the Risk Retention Consultation Party not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments (other than a balloon payment) or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the applicable master servicer or applicable special servicer, as applicable, with documentation reasonably satisfactory in form and substance to such master servicer or special servicer, as applicable (and the master servicer or special servicer, as applicable, will be required to promptly forward such documentation to the Directing Certificateholder), which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due (provided that if either such refinancing or sale does not occur before the expiration of the time period for refinancing or sale specified in such documentation or the applicable master servicer is required to make a P&I Advance in respect of such Mortgage Loan (or, in the case of any Serviced Whole Loan, in respect of the Mortgage Loan included in the same Whole Loan) at any time prior to such refinancing or sale, such Mortgage Loan will become a Defaulted Loan immediately); and such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which such special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The applicable special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, such special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the applicable master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the applicable master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The applicable special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the applicable special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if such special servicer determines in consultation with (i) the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing) and (ii) the Risk Retention Consultation Party, in each case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party and subject to the limitations on consultation under this “Pooling and Servicing Agreement” and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s)), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). In addition, the applicable special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). The applicable special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person”, as of the date of any determination, is the depositor, any master servicer, any special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by a special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the applicable master servicer, the applicable special servicer (or any independent contractor engaged by the applicable special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to any Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the applicable special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then such special servicer will be required to sell each related Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the applicable special servicer in writing. The applicable special servicer will not be permitted to sell the related Mortgage Loan together with each related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Companion Loan, unless such special servicer complies with certain notice and delivery requirements set forth in the PSA and any related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with the related Companion Loan(s) as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole

Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the applicable special servicer will be entitled to exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loan”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the applicable master servicer and/or the applicable special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the applicable master servicer, the applicable special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreements as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise (1) the applicable special servicer as to all Major Decisions with respect to Serviced Mortgage Loans (other than any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) and (2) the applicable master servicer to the extent the Directing Certificateholder’s consent is required by the applicable clauses of the definition of “Master Servicer Decision”. With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, as further described below.

The PSA may provide that, with respect to certain matters (other than Major Decisions) in respect of which the consent of the Directing Certificateholder is required, such consent will be deemed given after the expiration of a specified period following the request for consent.

The Risk Retention Consultation Party will be entitled to consult (other than with respect to any Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the RR Interest) on a strictly non-binding basis with the applicable special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan.

The “Directing Certificateholder” will be with respect to each Mortgage Loan (other than any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that

(1)      absent that selection, or

(2)      until a Directing Certificateholder is so selected, or

(3)      upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder;

provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder with respect to each Mortgage Loan (other than any Excluded Loan) is expected to be Prime Finance Long Duration (B-Piece) II, L.P. or its affiliate.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Allocated Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, however, that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Allocated Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class J certificates.

The “Control Eligible Certificates” will be any of the Class F, Class G, Class H or Class J certificates.

Any master servicer, any special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, any master servicer, any special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, the master servicers, the special servicers and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder or Risk Retention Consultation Party, as applicable, has been appointed or identified to either master servicer or either special servicer, as applicable, and such master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to such master servicer or special servicer, as applicable, then until such time as the new Directing Certificateholder or Risk Retention Consultation Party, as applicable, is identified to such master servicer and special servicer, such master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder or Risk Retention Consultation Party, as applicable, as the case may be.

The Class F certificateholders that are the Controlling Class Certificateholders may waive their rights as the Controlling Class Certificateholders as described in “—Control Termination Event and Consultation Termination Event” below.

Major Decisions

Except as otherwise described under “—Control Termination Event and Consultation Termination Event” and “—Servicing Override” below and subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans” below, prior to the occurrence and continuance of a Control Termination Event, the special servicers will not be permitted to take (or consent to any master servicer’s taking) any of the following actions as to which the Directing Certificateholder has objected in writing within 10 business days (or 30 days with respect to clause (ix) of the definition of “Major Decision”) after receipt of the applicable special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the applicable special servicer in order to grant or withhold such consent (provided that if such written consent has not been received by the special servicer within the applicable time period, the Directing Certificateholder will be deemed to have approved such action). If the applicable master servicer and the applicable special servicer have mutually agreed that the applicable master servicer will process any Major Decision, the applicable master servicer will not be permitted to take any of the actions that constitute Major Decisions unless it has obtained the consent of the applicable special servicer, which consent will be deemed given (unless earlier objected to by the applicable special servicer) 10 business days after the applicable special servicer’s receipt from the applicable master servicer of the applicable master servicer’s written recommendation and analysis with respect to such Major Decision and all information reasonably requested by the applicable special servicer and reasonably available to the applicable master servicer in order to make an informed decision with respect to such Major Decision plus the time period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any additional time period permitted in the related Intercreditor Agreement. Upon request, the applicable special servicer, other than with respect to an Excluded Loan as to the Risk Retention Consultation Party or the holder of the majority of the RR Interest (except to the extent set forth above in “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”), will also be required to consult on a non-binding basis with the Risk Retention Consultation Party with respect to such Major Decision; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan.

“Major Decision” means with respect to any Mortgage Loan or Serviced Whole Loan, each of the following:

(i)       any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing any Specially Serviced Loan that comes into and continues in default;

(ii)       any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan other than in connection with a maturity default if a refinancing or sale is expected within 120 days as provided in clause (ix) of the definition of Master Servicer Decisions;

(iii)       any sale of a Defaulted Loan and any related defaulted Companion Loan, or any REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a defaulted Non-Serviced Mortgage Loan that the applicable special servicer is permitted to sell in accordance with the PSA, in each case, for less than the applicable Purchase Price;

(iv)       any determination to bring a Mortgaged Property that secures a Specially Serviced Loan or an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property that secures a Specially Serviced Loan or an REO Property;

(v)       any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than (A) any such transfer or incurrence of debt as described under clause (xiv), (xv) or (xvi) of the definition of “Master Servicer Decision” or as may be effected (I) without the consent of the lender under the related loan agreement, (II) pursuant to the specific terms of such Mortgage Loan and (III) for which there is no lender discretion, or (B) solely with respect to a Mortgage Loan secured by a residential cooperative property, subject to the satisfaction of various conditions and subject to certain parameters set forth in the PSA and discussed under “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives” in this prospectus, (a) the waiver of a “due-on-encumbrance” clause with respect to a mortgage loan secured by a residential cooperative property to permit subordinate debt secured by the related mortgaged property and (b) the incurrence of additional indebtedness by a residential cooperative borrower;

(vi)       (a) other than in the case of a Mortgage Loan secured by a residential cooperative property, any property management company changes with respect to a Specially Serviced Loan with a principal balance equal to or greater than $10,000,000, including, without limitation, approval of the termination of a manager and appointment of a new property manager, (b) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan that is a Non-Specially Serviced Loan, a change in property management if the replacement property manager is a Borrower Party or (c) franchise changes with respect to a Mortgage Loan for which the lender is required to consent or approve such changes under the related Mortgage Loan documents;

(vii)       other than in the case of any Non-Specially Serviced Loan or any Mortgage Loan secured by a residential cooperative property, releases of any material amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan documents (provided, however, that any releases for which there are lender discretion with respect to Specially Serviced Loans of material amounts from any escrow accounts, reserve funds or letters of credit held as performance escrows or performance reserves specified (along with the related Mortgage Loans) on a schedule to the PSA will also constitute Major Decisions);

(viii)       any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(ix)       other than in the case of a Non-Specially Serviced Loan, any determination of an Acceptable Insurance Default;

(x)       other than in the case of a Non-Specially Serviced Loan, any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and non-disturbance or attornment agreement in connection with any lease (other than for ground leases), at a Mortgaged Property if (a) the lease affects an area greater than or equal to the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property or (2) 30,000 square feet and (b) such transaction is not a routine leasing matter;

(xi)       other than in the case of a Non-Specially Serviced Loan or a Non-Serviced Mortgage Loan, any modification, amendment, consent to a modification or waiver of any material term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto; provided, however, that any such modification or amendment that would adversely impact the applicable master servicer will additionally require the consent of such master servicer as a condition to its effectiveness;

(xii)       any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the mortgagee’s approval is required under the related Mortgage Loan documents, other than with respect to a Mortgage Loan secured by a residential cooperative property as to which certain parameters set forth in the PSA and discussed under “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives” have been satisfied;

(xiii)       requests for property or other collateral releases or substitutions, other than (a) grants of easements or rights of way, (b) releases of non-material, non-income producing parcels of a Mortgaged Property (including, without limitation, any such releases as to which the related Mortgage Loan documents expressly require the mortgagee thereunder to make such releases), (c) consents to releases related to condemnation of parcels of a Mortgaged Property, (d) the release of collateral securing any Mortgage Loan in connection with defeasance of the collateral for such Mortgage Loan or (e) the items listed in clause (vii) of this definition and clause (viii) of the definition of Master Servicer Decision;

(xiv)       other than in the case of a Non-Specially Serviced Loan, approval of easements and rights of way that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan;

(xv)       agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (a) a modification of the type of defeasance collateral required under the Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted or (b) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(xvi)       determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease;

(xvii)       other than in the case of a Non-Specially Serviced Loan, consent to actions and releases related to condemnation of parcels of a Mortgaged Property with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or any related Companion Loan when due;

(xviii)       following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(xix)       other than with respect to residential cooperative mortgage loans and other than in the case of any Non-Specially Serviced Loan, approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements which in no event relieve any borrower of the obligation to provide financial statements on at least a quarterly basis) following three consecutive late deliveries of financial statements; and

(xx)       the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of a borrower.

A “Non-Specially Serviced Loan” means any Serviced Mortgage Loan or Serviced Companion Loan that is not a Specially Serviced Loan.

Subject to the terms and conditions described in this section, the applicable special servicer will be required to process all requests for any matter that constitutes a “Major Decision” with respect to all Serviced Mortgage Loans. Upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) that is a Non-Specially Serviced Loan, the applicable master servicer will be required to forward such request to the applicable special servicer and, unless the applicable master servicer and the applicable special servicer mutually agree that such master servicer will process such request, such special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and, except as provided in the next sentence, such master servicer will have no further obligation with respect to such request or the Major Decision. With respect to such request, such master servicer will continue to cooperate with reasonable requests of such special servicer by delivering any additional information in such master servicer’s possession to such special servicer reasonably requested by such special servicer relating to such Major Decision. The master servicers will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any Major Decision.

In addition, the applicable master servicer is required to provide the applicable special servicer with any notice that it receives relating to a default by the borrower under a ground lease where the collateral for the Mortgage Loan is the ground lease, and such special servicer will determine in accordance with the Servicing Standard whether the issuing entity as lender should cure any borrower defaults relating to ground leases. Any costs relating to any such cure of a borrower default relating to a ground lease is required to be paid by the applicable master servicer as a Servicing Advance.

With respect to (i) prior to the occurrence and continuance of a Consultation Termination Event, any Major Decision relating to a Specially Serviced Loan, and (ii) after the occurrence and during the continuance of a Consultation Termination Event, any Major Decision relating to a Mortgage Loan (in each case, other than with respect to an Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the RR Interest), each special servicer will be required to provide copies of any notice, information and report that it is required to provide to the Directing Certificateholder pursuant to the PSA with respect to such Major Decision to the Risk Retention Consultation Party, within the same time frame it is required to provide such notice, information or report to the Directing Certificateholder (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder under the PSA due to the occurrence of a Control Termination Event or a Consultation Termination Event).

Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder and the Risk Retention Consultation Party will remain entitled to receive any notices, reports or information to which it is entitled, and the applicable special servicer and any other applicable party will be required to consult (on a non-binding basis) with the Directing Certificateholder and, with respect to a Specially Serviced Loan, the Risk Retention Consultation Party (in each case, other than with respect to any Excluded Loan as to such party) in connection with any action to be taken or refrained from being taken in accordance with the PSA. After the occurrence and continuance of a Consultation Termination Event (and at any time with respect to any Excluded Loan with respect the Directing Certificateholder or the holder of the majority of the Controlling Class), the Directing Certificateholder will have no direction, consultation or consent rights and no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder and, other than with respect to any Excluded Loan with respect to the Risk Retention Consultation Party or the holder of a majority of the RR Interest, the Risk Retention Consultation Party will remain entitled to receive any notices, reports or information to which it is entitled, and the applicable special servicer and any other applicable party will be required to consult with the Risk Retention Consultation Party in connection with any action to be taken or refrained from being taken.

Asset Status Report

So long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by either special servicer with respect to a Specially Serviced Loan (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party). If a Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Replacement of a Special Servicer

With respect to any Mortgage Loan other than an applicable Excluded Loan and for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace either special servicer with or without cause as described under “—Replacement of a Special Servicer Without Cause” and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event and Consultation Termination Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan and subject to the rights of any Companion Holder under an Intercreditor Agreement, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the applicable special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct such special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder, in respect of such Major Decision or Asset Status Report (or such other matter). Additionally, such special servicer will be required to consult with the Risk Retention Consultation Party in connection with any Major Decision not relating to an Excluded Loan as to such party and consider alternative actions recommended by the Risk Retention Consultation Party. Any such consultation will not be binding on the applicable special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan. In the event such special servicer receives no response from the Directing Certificateholder or the Risk Retention Consultation Party, as applicable, within 10 business days following its written request for input on any required consultation, such special servicer will not be obligated to consult with the Directing Certificateholder or the Risk Retention Consultation Party, as applicable, on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve such special servicer from consulting with the Directing Certificateholder on any future matters with respect to the related Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan. With respect to any Excluded Special Servicer Loan (that is not also an applicable Excluded Loan), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an applicable Excluded Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The resigning special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer.

In addition, if a Control Termination Event has occurred and is continuing, the applicable special servicer will also be required to consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event such special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, such special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve such special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class (regardless of whether a Control Termination Event has occurred and is continuing), the applicable special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred and is continuing, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will not have any consultation or consent rights under the PSA or any right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The applicable special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when (i) the Class F certificates have a Certificate Balance (taking into account the application of any Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class F certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder as described below; provided that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Allocated Cumulative Appraisal Reduction Amounts; or (ii) a holder of the Class F certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling Class Certificateholder pursuant to the terms of the PSA; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class F certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided that a Consultation Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans.

With respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, none of the Directing Certificateholder or any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event and Consultation Termination Event will be deemed to have occurred during such time as the applicable Mortgage Loan is an Excluded Loan.

The Directing Certificateholder will not have any consent or consultation rights with respect to any Mortgage Loan determined to be an Excluded Loan as to either such Directing Certificateholder or the holder of the majority of the Controlling Class. Notwithstanding the proviso to each of the definitions of “Control Termination Event” and “Consultation Termination Event”, in respect of the servicing of any such Excluded Loan, a Control Termination Event will be deemed to have occurred and be continuing and Consultation Termination Event will be deemed to have occurred with respect to such Excluded Loan as to such party.

At any time that the Controlling Class Certificateholder is the holder of a majority of the Class F certificates, and the Class F certificates are the Controlling Class, it may waive its right (a) to appoint the Directing Certificateholder and (b) to exercise any of the Directing Certificateholder’s rights set forth in the PSA by irrevocable written notice delivered to the depositor, certificate administrator, master servicers, special servicers and operating advisor. During such time, the applicable special servicer will be required to consult with only the operating advisor in connection with asset status reports and material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to replace such special servicer or approve or be consulted with respect to asset status reports or material special servicer actions. Any such waiver will remain effective until such time as the Controlling Class Certificateholder sells or transfers all or a portion of its interest in the certificates to an unaffiliated third party if such unaffiliated third party then holds the majority of the Controlling Class after giving effect to such transfer. Following any such sale or transfer of Class F certificates, the successor Class F certificateholder that is the Controlling Class Certificateholder will be reinstated as, and will again have the rights of, the Controlling Class Certificateholder without regard to any prior waiver by the predecessor certificateholder that was the Controlling Class Certificateholder. The successor Class F certificateholder that is the Controlling Class Certificateholder will also have the right to irrevocably waive its right to appoint the Directing Certificateholder and to exercise any of the rights of the Controlling Class Certificateholder. In the event of any transfer of the Class F certificates by a Controlling Class Certificateholder that had irrevocably waived its rights as described in this paragraph, the successor Controlling Class Certificateholder that purchased such Class F certificates, even if it does not waive its rights as described in the preceding sentence, will not have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to such successor Controlling Class Certificateholder’s purchase of such

Class F certificates and had not become a Corrected Loan prior to such purchase until such Mortgage Loan becomes a Corrected Loan.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the applicable master servicer or the applicable special servicer, as applicable, determines that immediate action with respect to any Major Decision or Master Servicer Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Pari Passu Companion Loan), as a collective whole (taking into account the pari passu nature of any Companion Loan), such master servicer or special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor, as the case may be); provided that such special servicer or master servicer, as applicable, if and to the extent required pursuant to the PSA, provides the Directing Certificateholder and the Risk Retention Consultation Party (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the applicable master servicer nor the applicable special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or (ii) may follow any advice or consultation provided by the Directing Certificateholder, the Risk Retention Consultation Party or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose any master servicer, any special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of a master servicer or special servicer, as applicable, under the PSA or (4) cause such master servicer or special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of such master servicer or special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans

With respect to any Non-Serviced Whole Loan, the Directing Certificateholder for this securitization will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder, as applicable. The issuing entity, as the holder of the Non-Serviced Mortgage Loans, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan and, other than in respect of an Excluded Loan as to the Directing Certificateholder, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an Excluded Loan with respect to the Directing Certificateholder, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan that has become a defaulted loan under the PSA or the related Non-Serviced PSA, as applicable. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”.

Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Pari Passu Mortgage Loan that has a related Pari Passu Companion Loan, the holder of the related Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and notice and information rights in connection with the sale of the related Serviced Whole Loan if it has become a Defaulted Loan to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a)      may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)      may act solely in the interests of the holders of the Controlling Class;

(c)      does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)      may take actions that favor the interests of the holders of one or more classes including the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)      will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by either master servicer or either special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of such master servicer or special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the holders of any Non-Serviced Companion Loan or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder or any third-party. The operating advisor is not a special servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicers’ compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (each of which will be serviced pursuant to the related Non-Serviced PSA) or any related REO Properties. Furthermore, the operating advisor will have no obligation or responsibility at any time to review the actions of the master servicer for compliance with the Servicing Standard. In addition, the operating advisors or equivalent parties under the MSC 2018-H4 PSA and the BANK 2018-BNK14 PSA have certain obligations and consultation rights with respect to the Penske Distribution Center Whole Loan and the Prudential - Digital Realty Portfolio Whole Loan, respectively, which are substantially similar to those of the operating advisor under the PSA for this transaction.

Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, unless a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will be limited to the following, and generally will not involve an assessment of specific actions of either special servicer:

(a)      promptly reviewing information available to Privileged Persons on the certificate administrator’s website that is relevant to the operating advisor’s obligations under the PSA;

(b)      promptly reviewing each Final Asset Status Report; and

(c)      reviewing any Appraisal Reduction Amount and net present value calculations used in the applicable special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however the operating advisor may not opine on, or otherwise call into question, such Appraisal Reduction Amount calculations and/or net present value calculations (except that if the operating advisor discovers a mathematical error contained in such calculations, then the operating advisor will be required to notify such special servicer of such error).

The operating advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the applicable special servicer related to any specific Specially Serviced Loan is only to provide background information to support the operating advisor’s duties following a servicing transfer, if needed, or to allow more meaningful interaction with such special servicer.

A “Final Asset Status Report”, with respect to any Specially Serviced Loan, means each related Asset Status Report, together with such other data or supporting information provided by the applicable special servicer to the Directing Certificateholder or the Risk Retention Consultation Party which does not include any communication (other than the related Asset Status Report) between such special servicer and Directing Certificateholder or the Risk Retention Consultation Party with respect to such Specially Serviced Loan; provided that, with respect to any Mortgage Loan other than an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, no Asset Status Report will be considered to be a Final Asset Status Report unless the Directing Certificateholder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent or has been deemed to have approved or consented to such action or the Asset Status Report is otherwise implemented by the applicable special servicer in accordance with the terms of the PSA. In addition, after the occurrence and continuance of a Control Termination Event, no Asset Status Report will be a Final Asset Status Report unless and until the operating advisor is consulted with or deemed to have been consulted with pursuant to the PSA. No such consultation will be required prior to a Control Termination Event. The operating advisor is only required to review Final Asset Status Reports delivered to it by the special servicers; provided that the operating advisor will be required to request delivery of a Final Asset Status Report to the extent it has actual knowledge of such Final Asset Status Report. Each Final Asset Status Report will be required to be labeled or otherwise identified or communicated as being final by the applicable special servicer.

Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, while a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will consist of the following:

(a)  the operating advisor will be required to consult (on a non-binding basis) with the special servicer in respect of the Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”;

(b)  the operating advisor will be required to consult (on a non-binding basis) with the applicable special servicer in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Certificateholder—Major Decisions”;

(c)  the operating advisor will be required to prepare an annual report (if any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan during the prior calendar year) substantially in the form attached to this prospectus as Annex C to be provided to the trustee, the applicable master servicer, the applicable special servicer, the Rating Agencies, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) in accordance with the Operating Advisor Standard, as described below under “—Annual Report”; and

(d)  the operating advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Appraisal Reduction Amount or (2) net present value calculations used in the applicable special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by such special servicer.

In connection with the performance of the duties described in clause (d) above:

(i)   after the calculation but, prior to the utilization by the applicable special servicer, such special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)   if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the applicable special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)   if the operating advisor and the applicable special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by such special servicer and the operating advisor and determine which calculation is to apply and will provide such parties prompt written notice of its determination.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not to holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, any mortgage loan seller, the depositor, any master servicer, any special servicer, the asset representations reviewer, the Directing Certificateholder, any Certificateholder, the Risk Retention Consultation Party, or any of

their respective affiliates. The operating advisor will perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report

After the occurrence and during the continuance of a Control Termination Event, based on the operating advisor’s review of any Assessment of Compliance report, Attestation Report, Asset Status Report and other information (other than any communications between the Directing Certificateholder and the applicable special servicer that would be Privileged Information) delivered to the operating advisor by the applicable special servicer, including each Asset Status Report delivered during the prior calendar year, the operating advisor will (if any Mortgage Loans were Specially Serviced Loans in the prior calendar year) prepare an annual report substantially in the form attached to this prospectus as Annex C to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year for which a Control Termination Event was continuing as of December 31 and setting forth its assessment of such special servicer’s performance of its duties under the PSA during the prior calendar year with respect to the resolution and/or liquidation of Specially Serviced Loans that such special servicer is responsible for servicing under the PSA; provided, however, that in the event such special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. In preparing any operating advisor annual report, the operating advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the applicable special servicer’s obligations under the PSA that the operating advisor determines, in accordance with the Operating Advisor Standard, to be immaterial. The operating advisor’s annual report will be prepared on the basis of the applicable special servicer’s performance of its duties as they relate to the resolution and liquidation of Specially Serviced Loans, taking into account the applicable special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of the items required to be reviewed by it pursuant to the PSA. Notwithstanding the foregoing, no annual report will be required from the operating advisor with respect to a special servicer if, during the prior calendar year, no Final Asset Status Report was prepared by such special servicer in connection with a Specially Serviced Loan or REO Property.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by such special servicer.

In each annual report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the applicable special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that such special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to a Non-Serviced Mortgage Loan) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Recommendation of the Replacement of a Special Servicer

After the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the applicable special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor may recommend the replacement of such special servicer in the manner described in “—Replacement of a Special Servicer Without Cause”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an institution:

(i)       that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been a special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)       that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)       that is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, a master servicer, a special servicer, a mortgage loan seller, the Directing Certificateholder, the Risk Retention Consultation Party or a depositor, a trustee, a certificate administrator, a master servicer or a special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates;

(iv)       that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer; and

(v)       that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled “Privileged Information” received from a special servicer or the Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder or the Risk Retention Consultation Party and a special servicer related to any Specially Serviced Loan (in each case, other than with respect to an Excluded Loan as to such party) or the exercise of the Directing Certificateholder’s consent or consultation rights or the Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information that the applicable special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party that is labeled or otherwise identified as Privileged Information by the applicable special servicer and (iii) information subject to attorney-client privilege.

The operating advisor is required to keep all such labeled Privileged Information confidential and may not disclose such labeled Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard (i) in the operating advisor annual report or (ii) in connection with a recommendation by the operating advisor to replace the applicable special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the applicable special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan as to such party) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)      any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates (other than the RR Interest) having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure that is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)      any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)      any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)      a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e)      the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)      the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicers, the master servicers, the certificate administrator, the depositor, the Directing Certificateholder (for any Mortgage Loan other than an Excluded Loan as to such party and only for so long as no Consultation Termination Event has occurred), the Risk Retention Consultation Party, any Companion Holder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within 20 days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Allocated Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Allocated Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates, the Class X-F, Class X-G, Class X-H and Class X-J Certificates, the RR Interest and the Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). If the operating advisor is terminated pursuant to the foregoing sentence, then no replacement operating advisor will be appointed.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicers, the special servicers, the trustee, the certificate administrator, the asset representations reviewer and the Directing Certificateholder and the Risk Retention Consultation Party, if applicable, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by each master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer and to provide notice to all Certificateholders by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to the Certificateholders, the certificate administrator, based on information provided to it by a master servicer or a special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within 2 business days to the master servicers, the special servicers, the operating advisor and the asset representations reviewer.

An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second (2nd) anniversary of the Closing Date, at least ten (10) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second (2nd) anniversary of the Closing Date, at least fifteen (15) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. In general, upon a Delinquent Loan becoming a Specially

Serviced Loan, as part of the applicable special servicer’s initial investigation into the circumstances that caused the Mortgage Loan to become delinquent and be transferred to the applicable special servicer, the applicable special servicer will typically conduct a review of the Delinquent Loan for possible breaches of representations and warranties. Given that the applicable special servicer will commonly have already conducted such a review and discussed any findings with the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) prior to the occurrence of an Asset Review Trigger, to avoid additional fees, costs and expenses to the issuing entity, we set the Delinquent Loan percentage based on an outstanding principal balance in clause (1) of the definition of Asset Review Trigger to exceed a delinquency rate that would result in estimated losses that exceed the subordination provided by the Control Eligible Certificates. For purpose of this calculation, we assumed an average loss severity of 40%, however, we cannot assure you that any actual loss severity will equal that assumed percentage. On the other hand, a significant number of Delinquent Loans by loan count, but representing a smaller percentage of the aggregate outstanding principal balance of the Mortgage Loans than the percentage set forth in clause (1) of the definition of Asset Review Trigger, could also indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have an alternative test as set forth in clause (2) of the definition of Asset Review Trigger, namely to have the Asset Review Trigger be met if Mortgage Loans representing 15 of the Mortgage Loans (by loan count) are Delinquent Loans so long as those Mortgage Loans represent at least 20% of the aggregate outstanding principal balance of the Mortgage Loans. With respect to the 86 prior pools of commercial mortgage loans for which Wells Fargo Bank (or its predecessors) was sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2008 (excluding zero of such 86 pools with an outstanding balance that is equal to or less than 20% of the Initial Pool Balance), the highest percentage of mortgage loans, based on the aggregate outstanding principal balance of delinquent mortgage loans in an individual CMBS transaction, that were delinquent at least 60 days at the end of any reporting period between January 1, 2013 and December 31, 2018, was 7.6%; however, the average of the highest delinquency percentages based on the aggregate outstanding principal balance of delinquent mortgage loans in the reviewed transactions was 0.8%; and the highest percentage of delinquent mortgage loans, based upon the number of mortgage loans in the reviewed transactions was 3.8% and the average of the highest delinquency percentages based on the number of mortgage loans in the reviewed transactions was 1.0%.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will promptly provide written notice of such direction to all Certificateholders (with a copy to the asset representations reviewer), and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing

Certificateholder, the Risk Retention Consultation Party and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until, as applicable, (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v)), the applicable master servicer (with respect to clauses (vi) and (vii) for Non-Specially Serviced Loans for which it acts as master servicer) and the applicable special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than within 10 business days, provide the following materials in electronic format to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)       a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)       a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)       a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)       copies of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)       a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)       a copy of any notice previously delivered by the applicable master servicer or applicable special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)       copies of any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the applicable master servicer (with respect to Non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request such master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing document(s) to the extent in its possession. In the event any missing documents are not provided by the applicable master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will be required to request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each delinquent loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the applicable master servicer (with respect to Non-Specially Serviced Loans), the applicable special servicer (with respect to Specially Serviced Loans) to the extent in the possession of the applicable master servicer or applicable special servicer, as applicable, or from the related mortgage loan seller within 10 business days following the request by the asset representations reviewer to the applicable master servicer, the applicable special servicer or the related mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the applicable master servicer (with respect to Non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans), and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents or explanations to support the related mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer. For the avoidance of doubt, the asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an

“Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, the applicable special servicer and the certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller, which, in each such case, will be the responsibility of the Enforcing Servicer. See
“—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from a master servicer (with respect to Non-Specially Serviced Loans), a special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicers, the special servicers, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an institution that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Fitch, Kroll Bond Rating Agency, Inc., Moody’s, Morningstar or S&P Global Ratings and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS, Fitch, Kroll Bond Rating Agency, Inc., Moody’s, Morningstar or S&P Global Ratings has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with such special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated with) any sponsor, any mortgage loan seller, any originator, any master servicer, any special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation

Party or any of their respective affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA, the Directing Certificateholder, the Risk Retention Consultation Party or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the applicable special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)       any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing greater than 25% of the Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)       any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)       any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)       a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)       the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)       the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Allocated Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Allocated Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Allocated Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates evidencing at least 75% of the Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Limitation on Liability of Risk Retention Consultation Party

The Risk Retention Consultation Party will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Risk Retention Consultation Party will not be protected against any liability to the holders of the RR Interest that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the holders of the RR Interest.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Risk Retention Consultation Party:

(a)      may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)      may act solely in the interests of the holders of the RR Interest;

(c)      does not have any liability or duties to the holders of any class of certificates other than the RR Interest;

(d)      may take actions that favor the interests of the holders of one or more classes including the RR Interest over the interests of the holders of one or more other classes of certificates; and

(e)      will have no liability whatsoever (other than to a holder of the RR Interest) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Risk Retention Consultation Party or any director, officer, employee, agent or principal of the Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by any master servicer or any special servicer in accordance with the recommendation of the Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of such master servicer or special servicer.

Replacement of a Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of any related Companion Holder under a related Intercreditor Agreement, either special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder (other than a Loan Specific Directing Certificateholder) without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates (other than the RR Interest) requesting a vote to replace the applicable special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the applicable special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of a special servicer or asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates (other than the RR Interest) on an aggregate basis.

Notwithstanding the foregoing, if a special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), such special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The applicable special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer so long as, on the date of the appointment, the selected Excluded Special Servicer is a Qualified Replacement Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the applicable special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the applicable special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the applicable special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the applicable special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the applicable special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to the special servicers in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer, (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) (A) that confirms in writing that it was appointed to act as, and currently serves as, special servicer on a transaction level basis on the closing date of a commercial mortgage loan securitization with respect to which Moody’s rated one or more classes of certificates and one or more of such classes of certificates are still outstanding and rated by Moody’s and (B) with respect to which Moody’s has not cited servicing concerns of such replacement special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities rated by Moody’s in any other commercial mortgage-backed securities transaction serviced by the replacement special servicer prior to the time of determination, and (viii) is currently acting as a special servicer in a transaction rated by DBRS and has not been publicly cited by DBRS as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

Replacement of a Special Servicer After Operating Advisor Recommendation and Certificateholder Vote

After the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines in its sole discretion exercised in good faith that the applicable special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor will have the right to recommend the replacement of such special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the applicable special servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation.

The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis. In the event the holders of such Principal Balance Certificates elect to remove and replace a special servicer (which requisite affirmative votes must be received within 180 days of posting of the notice of the operating advisor’s recommendation to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of such special servicer under the PSA and to appoint the successor special servicer approved by the

Certificateholders, provided that such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal Balance Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the applicable special servicer.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder (and not by the Directing Certificateholder for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loan” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Termination of a Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to either master servicer or either special servicer, as the case may be, will include, without limitation:

(a)      (i) any failure by such master servicer to make any deposit required to be made by such master servicer to the applicable Collection Account or remit to the companion paying agent for deposit into the Companion Distribution Account on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by such master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)      any failure by the applicable special servicer to deposit into the applicable REO Account within one business day after the day such deposit is required to be made, or to remit to the applicable master servicer for deposit in the applicable Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by such special servicer pursuant to, and at the time specified by, the PSA;

(c)      any failure on the part of such master servicer or special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of such master servicer’s or special servicer’s obligations, as the case may be, under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of such master servicer’s failure to make a Servicing

Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given (A) to such master servicer or special servicer, as the case may be, by any other party to the PSA, or (B) to such master servicer or special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and such master servicer or such special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)      any breach on the part of such master servicer or special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to such master servicer or special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the applicable master servicer, the applicable special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and such master servicer or special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)      certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the applicable master servicer or special servicer, and certain actions by or on behalf of such master servicer or special servicer indicating its insolvency or inability to pay its obligations;

(f)      either DBRS or Moody’s (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, or (ii) placed one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), such rating action has not been withdrawn by such Rating Agency (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) within 60 days of such rating action) and, in the case of either of clauses (i) or (ii), such Rating Agency has publicly cited servicing concerns with such master servicer or special servicer, as the case may be, as the sole or a material factor in such rating action; or

(g)      such master servicer or such special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to any master servicer or any special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to 25% or more of the Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (solely with respect to a special servicer and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to a majority of the Voting Rights, or, for so long as no Control Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to the Directing Certificateholder, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the applicable special servicer remains unremedied and affects the holder of a Serviced Pari Passu Companion Loan, and such special servicer has not otherwise been terminated, the holder of such Serviced Pari Passu Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate such special servicer solely with respect to the related Serviced Whole Loan. The appointment (or replacement) of such special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. A replacement special servicer will be selected by the trustee or, prior to the occurrence and continuance of a Consultation Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Pari Passu Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Pari Passu Companion Loan, without the prior written consent of such holder of the related Serviced Pari Passu Companion Loan.

Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the issuing entity, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder, will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer, solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if a master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f) or (g) under “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the applicable master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of a master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation and the Companion Loan Rating Agencies have provided a confirmation (or deemed confirmation) that such sale will not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Serviced Pari Passu Companion Loan Security. The termination of the applicable master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the applicable master servicer, such master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the applicable master servicer affects a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, and if such master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the applicable master servicer affects only a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then such master servicer may not be terminated by or at the direction of the related holder of such Serviced Pari Passu Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Pari Passu Companion Loan, the applicable master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the applicable master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b), or (f) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of a Master Servicer or Special Servicer

The PSA permits the master servicers and the special servicers to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to a special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to a master servicer or a special servicer, as the case may be, under applicable law. In the event that a master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the Companion Loan Rating Agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of related Serviced Pari Passu Companion Loan Securities, and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the applicable master servicer or the applicable special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to a master servicer or special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicers (including in any capacity as the paying agent for any Companion Loan), the special servicers, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicers (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicers, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of any master servicer or any special servicer and limitation of liability, such master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if such master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because such master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would (i) cause any Trust REMIC to fail to qualify as a REMIC, or (ii) cause a tax to be imposed on the trust or any Trust REMIC under the relevant provisions of the Code (for any such determination in clauses (i) or (ii), the applicable master servicer and the applicable special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicers (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicers, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses (including expenses relating to the enforcement of such indemnity) incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Serviced Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, paying agent, certificate administrator or trustee under any Non-Serviced PSA with respect to a Non-Serviced Mortgage Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced

Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicers (including in any capacity as the paying agent for any Companion Loan), the special servicers, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, each of the master servicers, the special servicers, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Pari Passu Companion Loan (as a collective whole), taking into account the pari passu nature of such Serviced Pari Passu Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the applicable Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the applicable master servicer (including in its capacity as the paying agent for any Companion Loan), the applicable special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the applicable Collection Account for the expenses.

Pursuant to the PSA, each master servicer and each special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, each master servicer and special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which any master servicer, any special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which any master servicer, any special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of any master servicer, any special servicer, any depositor, operating advisor or asset representations reviewer, will be the successor of such master servicer, such special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. The master servicers, the special servicers, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from any Collection Account or any other account by or on behalf of the depositor, either master servicer, either special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Accounts or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply in addition to each other capacity in which it serves under the PSA.

For the avoidance of doubt, with respect to any indemnification provisions in the PSA providing that the issuing entity or a party to the PSA is required to indemnify another party to the PSA for costs, fees and expenses, such costs, fees and expenses are intended to include costs (including, but not limited to, reasonable attorney’s fees and expenses) of the enforcement of such indemnity.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the applicable master servicer and special servicer, and such master servicer or special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 30 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine whether at that time, based on the Servicing Standard, there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, the Enforcing Servicer will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by an Enforcing Servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the applicable master servicer and the applicable special servicer. The Enforcing Servicer will then be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner (in either case, other than a holder of the RR Interest) to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute

Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

The “Enforcing Servicer” will be (a) with respect to a related Specially Serviced Loan, the applicable special servicer, and (b) with respect to a related Non-Specially Serviced Loan, (i) in the case of a Repurchase Request made by the applicable special servicer, the Directing Certificateholder or a Controlling Class Certificateholder, the applicable master servicer, and (ii) in the case of a Repurchase Request made by any person other than the applicable special servicer, the Directing Certificateholder or a Controlling Class Certificateholder, (A) prior to the Resolution Failure relating to such Non-Specially Serviced Loan, the applicable master servicer, and (B) from and after a Resolution Failure relating to such Non-Specially Serviced Loan, the applicable special servicer.

An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, any master servicer, any special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the Directing Certificateholder identifies a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the applicable master servicer (in the case of Non-Specially Serviced Loans) or the applicable special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller makes a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

Within 2 business days after a Resolution Failure occurs with respect to a Repurchase Request made by any person other than the applicable special servicer, the Directing Certificateholder or a Controlling Class Certificateholder relating to a Non-Specially Serviced Loan, the applicable master servicer will be required to send a written notice (a “Master Servicer Proposed Course of Action Notice”) to the applicable special servicer, indicating such master servicer’s analysis and recommended course of action with respect to such Repurchase Request. The applicable master servicer will also be required to deliver to the applicable special servicer the servicing file and all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such Non-Specially Serviced Loan and, if applicable, the related Serviced Pari Passu Companion Loan, either in such master servicer’s possession or otherwise reasonably available to such master servicer, and reasonably requested by the applicable special servicer to enable it to assume its duties under the PSA to the extent set forth in the PSA for such Non-Specially Serviced Loan. Upon receipt of such Master Servicer Proposed Course of Action Notice and such servicing file and other material, the applicable special servicer will become the Enforcing Servicer with respect to such Repurchase Request.

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder, a party to the PSA or the Directing Certificateholder), and, if applicable, after the applicable master servicer sends the Master Servicer Proposed Course of Action Notice, the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator. The certificate administrator will be required to make the Proposed Course of Action Notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (a “Proposed Course of Action”). The Proposed Course of Action Notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action, by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days after the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) will be compelled to follow the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, in accordance with the procedures relating to the delivery of Preliminary Dispute Resolution Election Notices and Final Dispute Resolution Election Notices described in this prospectus, (c) a statement that the responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for the responding Certificateholders to send their responses to the Enforcing Servicer and the certificate administrator. The certificate administrator will, within three (3) business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received that clearly indicate agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed

Course of Action. The certificate administrator will be under no obligation to answer any questions from the Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating the Certificateholders’ responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the responses of the responding Certificateholders and whether that amount constitutes a majority. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days after the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation (including non-binding arbitration) or arbitration. In the event that (a) the Enforcing Servicer’s initial Proposed Course of Action indicated a recommendation to undertake mediation (including non-binding arbitration) or arbitration, (b) any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice, and (c) the Enforcing Servicer also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such additional responses from other Certificateholders or Certificate Owners will also be considered Preliminary Dispute Resolution Election Notices supporting such Proposed Course of Action for purposes of determining the course of action approved by the majority of responding Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner entitled to do so delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner otherwise entitled to do so will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (in either case, other than of the RR Interest)(each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be appropriate relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there is more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was posted on the certificate administrator’s website and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller. For the avoidance of doubt, none of the depositor, the mortgage loan seller with respect to the subject mortgage loan or any of their respective affiliates will be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder, to act as a Certificateholder for purposes of delivering any Preliminary

Dispute Resolution Notice or Final Dispute Resolution Notice or otherwise to vote Certificates owned by it or such affiliate(s) with respect to a course of action proposed or undertaken pursuant to the procedures described under this “—Dispute Resolution Provisions” heading.

Subject to the other provisions of this section, the Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing and subject to the time periods for such consultation set forth in the PSA), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the applicable Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the Enforcing Servicer to perform its obligations with respect to a Mortgage Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration or related responsibilities under the PSA will be reimbursable as additional trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

The master servicers, the special servicers, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the applicable master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

General

Each Non-Serviced Mortgage Loan will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced A/B Whole Loan”.

The servicing terms of each such Non-Serviced PSA as it relates to the servicing of the Non-Serviced Pari Passu Whole Loans will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.

●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the BANK 2019-BNK16 mortgage pool, if necessary).

●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are calculated in a manner similar to the corresponding fees payable under the PSA, but may accrue at different rates, as described below.

●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.

●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to master servicers or special servicers under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicers and special servicers for this transaction.

●	The Non-Serviced Directing Certificateholder under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the applicable special servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace the special servicers under the PSA.

●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to the master servicers and special servicers, as applicable.

●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.

●	The servicing decisions which the related Non-Serviced Master Servicer will perform, and in certain cases for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent, differ in certain respects from those decisions that constitute Master Servicer Decisions and Major Decisions, respectively, under the PSA.

●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.

●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the applicable special servicer under the PSA in respect of Serviced Mortgage Loans.

●	Other than with respect to the Millennium Partners Portfolio Whole Loan, the requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of prepayment interest shortfalls related to the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the applicable master servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the PSA.

●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.

●	While the special servicers under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.

●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the BANK 2019-BNK16 mortgage pool, if necessary).

●	The matters as to which notice or rating agency confirmation with respect to the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, similar matters with respect to the Rating Agencies under the PSA (and such agreements differ as to whether it is notice or rating agency confirmation that is required).

●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.

●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.

●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which are available online at www.sec.gov or by requesting copies from the underwriters.

Servicing of the Millennium Partners Portfolio Mortgage Loan

The Millennium Partners Portfolio Mortgage Loan is serviced pursuant to the MSC 2018-MP TSA. The servicing terms of the MSC 2018-MP TSA are substantially similar to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” and the following:

●	The related Non-Serviced Master Servicer earns a servicing fee with respect to the Millennium Partners Portfolio Mortgage Loan that is to be calculated at 0.00125% per annum.

●	Upon the Millennium Partners Portfolio Whole Loan becoming a specially serviced loan under related Non-Serviced PSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly with respect to the Millennium Partners Portfolio Mortgage Loan accruing at a rate equal to 0.25% per annum, until such time as such Whole Loan is no longer specially serviced. The special servicing fee is not subject to any cap or minimum fee.

●	The related Non-Serviced Special Servicer will be entitled to a workout fee equal to 0.50% of each payment of principal and interest (other than default interest) made by the related borrowers after any workout of the Millennium Partners Portfolio Whole Loan. The workout fee is not subject to any cap or minimum fee.

●	The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 0.50% of net liquidation proceeds received in connection with the liquidation of the Millennium Partners Portfolio Whole Loan or the related Mortgaged Properties. The liquidation fee is not subject to any cap or minimum fee.

●	The MSC 2018-MP TSA does not provide for any asset representations review procedures or for any dispute resolution procedures similar to those described under “—Dispute Resolution Provisions”. There is no asset representations reviewer (or equivalent party) with respect to the securitization trust created pursuant to MSC 2018-MP TSA.

●	The MSC 2018-MP TSA does not provide for an operating advisor (or equivalent party) with respect to the Millennium Partners Portfolio Whole Loan.

●	The MSC 2018-MP TSA does not require the Millennium Partners Portfolio servicer to make the equivalent of compensating interest payments in respect of the Millennium Partners Portfolio Whole Loan.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loans” in this prospectus.

Servicing of the Penske Distribution Center Mortgage Loan

The Penske Distribution Center Mortgage Loan is serviced pursuant to the MSC 2018-H4 PSA. The servicing terms of the MSC 2018-H4 PSA are substantially similar to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” and the following:

●	The primary servicing fee payable to the related Non-Serviced Master Servicer for the Penske Distribution Center Mortgage Loan will be calculated at 0.002500% per annum (which will be paid in connection with such Non-Serviced Master Servicer’s primary servicing obligations for such Mortgage Loan).

●	Upon such Whole Loan becoming a specially serviced loan under the MSC 2018-H4 PSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly with respect to such Whole Loan accruing at a rate equal to 0.2500% per annum, until such time as such Whole Loan is no longer specially serviced, subject to a monthly minimum fee of $3,500.

●	In connection with a workout of such Whole Loan, the related Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.0% of each payment of principal and interest (other than any amount for which a liquidation fee would be paid) made by the related borrower on a corrected Whole Loan for so long as it remains a corrected Whole Loan, subject to a minimum fee of $25,000 and a cap of $1,000,000 with respect to any particular workout of such Whole Loan.

●	The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 1.0% of the related payments or proceeds received in connection with the liquidation of a related Whole Loan or related REO Property, subject to a minimum fee of $25,000 and a cap of $1,000,000 with respect to such Whole Loan.

●	The operating advisor under the MSC 2018-H4 PSA will be entitled to consult with the related Non-Serviced Special Servicer under different circumstances than those under which the BANK 2019-BNK16 operating advisor is entitled to consult with the BANK 2019-BNK16 special servicer. In particular, such operating advisor will be entitled to consult on major decisions when the principal balance of the “eligible horizontal residual interest” (as defined under Regulation RR) issued by the MSC 2018-H4 securitization trust is 25% or less than the initial balance thereof (taking into account appraisal reduction amounts and collateral deficiency amounts) or the principal balance of the senior-most class of the control eligible certificates issued by the MSC 2018-H4 securitization trust is less than 25% of the initial balance thereof (taking into account appraisal reduction amounts and collateral deficiency amounts). In addition, the operating advisor under the MSC 2018-H4 PSA will at any time be entitled to recommend the termination of the MSC 2018-H4 special servicer if it determines, in its sole discretion exercised in good faith, that (i) such special servicer is not performing its duties as required under the MSC 2018-H4 PSA or is otherwise not acting in accordance with the related servicing standard and (ii) the replacement of the special servicer would be in the best interest of the MSC 2018-H4 certificateholders as a collective whole. Such recommendation would then be subject to confirmation by the MSC 2018-H4 certificateholders pursuant to a certificateholder vote.

●	Unlike the PSA, the MSC 2018-H4 PSA does not provide certain non-binding consultation rights in respect of the Penske Distribution Center Mortgage Loan (if it is specially serviced) to a representative of the holders of the credit risk retention interests.

See also “Description of the Mortgage Pool—The Non-Serviced Pari Passu Whole Loans” in this prospectus.

Servicing of the Prudential - Digital Realty Portfolio Mortgage Loan

The Prudential - Digital Realty Portfolio Mortgage Loan is serviced pursuant to the BANK 2018-BNK14 PSA. The servicing terms of the BANK 2018-BNK14 PSA are substantially similar to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” and the following:

●	The related Non-Serviced Master Servicer earns a servicing fee with respect to the Prudential - Digital Realty Portfolio Mortgage Loan that is to be calculated at 0.00250% per annum.

●	Upon the Prudential - Digital Realty Portfolio Whole Loan becoming a specially serviced loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly with respect to the related Mortgage Loan accruing at a rate equal to the greater of (a) 0.25% and (b) the per annum rate that would result in a special servicing fee for the related month of (i) $3,500 and (ii) if the related risk retention consultation party is entitled to consult with the related Non-Serviced Special Servicer, for so long as the related Mortgage Loan is a specially serviced loan and during the continuance of a consultation termination event under the BANK 2018-BNK14 PSA, $5,000. Such fee will be payable until such time as the Prudential - Digital Realty Portfolio Whole Loan is no longer specially serviced.

●	The related Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.00% of each payment of principal and interest (other than default interest) made by the related borrower after any workout of the Prudential - Digital Realty Portfolio Whole Loan. The workout fee is subject to a $25,000 minimum.

●	The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 1.00% of net liquidation proceeds received in connection with the liquidation of the Prudential - Digital Realty Portfolio Whole Loan or the related Mortgaged Property (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the liquidation fee rate will be equal to the lesser of (i) 3.0% and (ii) such lower rate as would result in an aggregate liquidation fee equal to $25,000).

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus. Prospective investors are encouraged to review the full provisions of the BANK 2018-BNK14 PSA, which is available by requesting a copy from the underwriters.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting and/or required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the applicable master servicer or the applicable special servicer, as the case may be, may then take such action if such master servicer or such special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of either master servicer or either special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the applicable replacement master servicer or special servicer has been appointed and currently serves as a master servicer or special servicer, as applicable, on a transaction-level basis on a transaction currently rated by Moody’s that currently has securities outstanding and for which Moody’s has not cited servicing concerns with respect to such replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction serviced by such replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the replacement master servicer) or “CSS3” (in the case of the replacement special servicer), if Fitch is the non-responding Rating Agency or (iii) DBRS has not publicly cited servicing concerns with respect to the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction serviced by such replacement master servicer or special servicer prior to the time of determination, if DBRS is the non-responding Rating Agency. Promptly following the applicable master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, such master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the applicable master servicer or the applicable special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean DBRS, Inc. (“DBRS”), Fitch Ratings, Inc. (“Fitch”) and Moody’s Investors Service, Inc. (“Moody’s”).

Any Rating Agency Confirmation requests made by any master servicer, any special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The applicable master servicer, the applicable special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan Securities, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

Each master servicer, each special servicer (regardless of whether such special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires a master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each master servicer, each special servicer (regardless of whether such special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires a master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to either special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding Non-Retained Certificates (other than the Class R certificates) and the payment or deemed payment by such exchanging party of the Termination Purchase Amount for the Mortgage Loans and REO Properties remaining in the issuing entity, of which (a) an amount equal to the product of (i) the Required Credit Risk Retention Percentage and (ii) the Termination Purchase Amount will be paid to the holders of the RR Interest in exchange for the surrender of the RR Interest, and (b) an amount equal to the product of (i) the Non-Retained Percentage and (ii) the Termination Purchase Amount will be deemed paid to the issuing entity and deemed distributed to the holder or holders described in clause (b) below in exchange for then-outstanding Non-Retained Certificates (provided, however, that (a) the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D and Class E certificates is reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of then-outstanding Non-Retained Certificates (other than the Class R certificates) and (c) the master servicers consent to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, either special servicer, either master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the applicable special servicer and approved by the applicable master servicer and the Controlling Class and (3) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the related Non-Serviced Master Servicer in accordance with clause (2) above.

The holders of the Controlling Class, the special servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other special servicer, the master servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the Termination Purchase Amount, plus (b) the reasonable out-of-pocket expenses of the applicable master servicer and the applicable special servicer related to such purchase, unless such master servicer or such special servicer, as applicable, is the purchaser and less (c) solely in the case where the applicable master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to such master servicer (which items will be deemed to have been paid or reimbursed to such master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, either special servicer, either master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of Mortgage Loans be less than 1.0% of the Initial Pool Balance. The voluntary exchange of certificates (other than the Class R certificates and RR Interest), for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

If any party above, other than National Cooperative Bank, N.A. as the master servicer of the National Cooperative Bank, N.A. Mortgage Loans, exercises such purchase option, National Cooperative Bank, N.A., so long as National Cooperative Bank, N.A. is a master servicer or a special servicer under the PSA, will be entitled to purchase the remaining National Cooperative Bank, N.A. Mortgage Loans and any related REO Property, and if National Cooperative Bank, N.A. elects to purchase such Mortgage Loans and REO Properties that other party will then purchase only the remaining Mortgage Loans and REO Property that are not being purchased by National Cooperative Bank, N.A.

With respect to the foregoing options to purchase the Mortgage Loans and REO Properties, if both of the special servicers or, if neither special servicer exercises its option, both of the master servicers wish to elect to exercise such rights, then the special servicer or master servicer, as applicable, servicing the greater principal balance of Mortgage Loans will be entitled to exercise such a right, subject to National Cooperative Bank, N.A.’s prior right to acquire the National Cooperative Bank, N.A. Mortgage Loans.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, either special servicer, either master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Accounts and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Available Funds—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)      to correct any defect or ambiguity in the PSA;

(b)      to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)      to change the timing and/or nature of deposits in the Collection Accounts, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)      to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, any Trust REMIC; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the RR Interest) or holder of a Companion Loan;

(e)      to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)      to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the RR Interest) or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency

Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)      to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the RR Interest) not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)      to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicers, the trustee and (with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder and for so long as no Control Termination Event has occurred and is continuing), the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not cause any Trust REMIC to fail to qualify as a REMIC under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any related Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus) has been received;

(i)       to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the RR Interest), as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j)       to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in C.F.R. 239.45(b)(1)(ii), (iii) or (iv); or

(k)      to modify, eliminate or add to any of its provisions in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the provision related to the risk retention requirements in the event of such repeal.

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as third party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicers, the special servicers, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicers, the special servicers, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of either master servicer or either special servicer (except during any period when the trustee is acting as, or has become successor to, either master servicer or either special servicer, as the case may be), (ii) an institution insured by the Federal Deposit Insurance Corporation, (iii) an institution whose long-term senior unsecured debt is rated at least “A2” by Moody’s, “A-” by Fitch and, if rated by DBRS, “A” by DBRS; provided that the trustee will not become ineligible to serve based on a failure to satisfy such rating requirements as long as (a) it maintains a long-term unsecured debt rating of no less than “Baa2” by Moody’s, “A-” by Fitch and “A(low)” by DBRS, (b) its short-term debt obligations have a short-term rating of not less than “P-2” from Moody’s, “F1” by Fitch and “R-1(low)” by DBRS and (c) each master servicer maintains a rating of at least “A2” by Moody’s, “A+” by Fitch and “A” by DBRS (provided that nothing in this proviso will impose on either master servicer any obligation to maintain such rating or any other rating); provided, further, that if any such institution is not rated by DBRS, it maintains an equivalent (or higher) rating by any two other NRSROs (which may include S&P and/or Fitch), or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicers, the special servicers, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicers and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or either master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicers. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted)

against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower (as to the enforcement of the interests in the collateral securing the loan) and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

Nevada. Nevada imposes certain statutory procedures, prohibitions or limitations that limit the exercise of rights by, and the remedies available to, a mortgagee under a mortgage or a beneficiary under a deed of trust. In Nevada, the lien evidenced by a deed of trust may be foreclosed judicially or non-judicially. Judicial foreclosures are extremely rare, however, as they give rise to a one year right of redemption, and are generally employed only in cases of defective trust deeds, mortgages, or cases alleging equitable mortgages. A non-judicial foreclosure is handled by the trustee under the deed of trust, which, subject to the requirements of Nevada law, typically is a title insurance company or agent, pursuant to a power of sale granted in the deed of trust, and in accordance with Nevada law. More specifically, notice and opportunity to cure must be given, a notice of default and election to sell the property, including a notarized affidavit of authority to exercise the power of sale, must be recorded, a notice of sale must be recorded, and notice must be given to the trustor, any guarantor or surety, and other parties with an interest in the real property or the indebtedness evidenced by a lien on the real property. Then, following the expiration of the required statutory period, a public auction is held. In addition, please note that special notice requirements are required if the real property being foreclosed is a residential property. With limited exceptions, Nevada law also requires a beneficiary to exhaust its real property security prior to bringing an action against the trustor and, generally and unless (to the extent possible) waived, any guarantor, surety or other obligor to collect a debt. Further, actions for deficiency judgments following any foreclosure, judicial or non-judicial, must be brought within six (6) months of the foreclosure, and are limited to the lesser of (i) the amount by which the secured indebtedness exceeds the fair market value of the real property sold at the time of sale, with interest from the date of sale, or (ii) the difference between the proceeds of the sale and the secured indebtedness, with interest from the date of sale. Additional limitations may apply if the party seeking the deficiency acquired the right to obtain the judgment from a person who previously held that right. The laws of the State of Nevada also provide subrogation rights to a guarantor, surety, or other obligor who fully satisfies a debt secured by a lien evidenced by a deed of trust, which, in the case of partial satisfaction, is subject only to the lender’s prior right to recover the balance of any indebtedness owed by a borrower, which subrogation rights may be waived only after default. Finally, in Nevada, certain tax and, as and to the extent allowed by Nevada law, environmental liens may have priority over liens evidenced by previously recorded deeds of trust.

Texas. Commercial mortgage loans in Texas are generally secured by deeds of trust on the related real estate.  Foreclosure of a deed of trust in Texas may be accomplished by either a non-judicial trustee’s sale under a specific power-of-sale provision set forth in the deed of trust or by judicial foreclosure.  Due to the relatively short period of time involved in a non-judicial foreclosure, the judicial foreclosure process is rarely used in Texas.  A judicial foreclosure action must be initiated, and a non-judicial foreclosure must be completed, within four years from the date the cause of action accrues.  The cause of action for the unpaid balance of the indebtedness accrues upon the maturity of the indebtedness (by acceleration or otherwise).

Unless expressly waived in the deed of trust, the lender must provide the debtor with a written demand for payment, a notice of intent to accelerate the indebtedness, and a notice of acceleration prior to commencing any foreclosure action.  It is customary practice in Texas for the demand for payment to be combined with the notice of intent to accelerate the indebtedness.  In addition, with respect to a non-judicial foreclosure sale and notwithstanding any waiver by debtor to the contrary, the lender is statutorily required to (i) provide each debtor obligated to pay the indebtedness a notice of foreclosure sale via certified mail, postage prepaid and addressed to each debtor at such debtor’s last known address at least 21 days before the date of the foreclosure sale; (ii) post a notice of foreclosure sale at the courthouse of each county in which the property is located; and (iii) file a notice of foreclosure sale with the county clerk of each county in which the property is located.  Such 21 day period includes the entire calendar day on which the notice is deposited with the United States mail and excludes the entire calendar day of the foreclosure sale.  The statutory foreclosure notice may be combined with the notice of acceleration of the indebtedness and must contain the location of the foreclosure sale and a statement of the earliest time at which the foreclosure sale will begin.  To the extent the note or deed of trust contains additional notice requirements, the lender must comply with such requirements in addition to the statutory requirements set forth above.

The trustee’s sale must be performed pursuant to the terms of the deed of trust and statutory law and must take place between the hours of 10 a.m. and 4 p.m. on the first Tuesday of the month, in the area designated for such sales by the county commissioners’ court of the county in which the property is located, and must begin at the time set forth in the notice of foreclosure sale or not later than three hours after that time.  If the property is located in multiple counties, the sale may occur in any county in which a portion of the property is located.  Under Texas law applicable to the subject property, the debtor does not have the right to redeem the property after foreclosure.  Any action for deficiency must be brought within two years of the foreclosure sale.  If the foreclosure sale price is less than the fair market value of the property, the debtor or any obligor (including any guarantor) may be entitled to an offset against the deficiency in the amount by which the fair market value of the property, less the amount of any claim, indebtedness, or obligation of any kind that is secured by a lien or encumbrance on the real property that was not extinguished by the foreclosure, exceeds the foreclosure sale price.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hotel properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotel properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable non-bankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Foreclosure—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotel properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal Bankruptcy Code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then-current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided that no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 2009) filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single-purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single-purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single-purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single-purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single-purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator”, however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotel properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

Wells Fargo Bank and its affiliates are playing several roles in this transaction. Wells Fargo Bank, a sponsor, an originator and a mortgage loan seller, is also a master servicer, the certificate administrator and the custodian under this securitization, expected to be the initial holder of a portion of the RR Interest and the initial Risk Retention Consultation Party under this securitization and is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, one of the underwriters. In addition, Wells Fargo Bank is (a) the servicer, the special servicer, the certificate administrator and the custodian under the MSC 2018-MP TSA, which governs the servicing and administration of the Millennium Partners Portfolio Whole Loan, (b) the trustee, the certificate administrator and the custodian under the MSC 2018-H4 PSA, which governs the servicing and administration of the Penske Distribution Center Whole Loan and (c) the applicable master servicer, the certificate administrator and the custodian under the BANK 2018-BNK14 PSA, which governs the servicing and administration of the Prudential – Digital Realty Portfolio Whole Loan.

Bank of America, a mortgage loan seller, an originator, a sponsor and the holder of a portion of the RR Interest, is an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters.

MSMCH and its affiliates are playing several roles in this transaction. MSMCH, a mortgage loan seller and a sponsor is an affiliate of Morgan Stanley & Co. LLC, one of the underwriters, and Morgan Stanley Bank, an originator, the holder of a portion of the RR Interest and the holder of the One AT&T Companion Loan and the Residence Inn National Portfolio Companion Loans.

Wells Fargo Bank is the purchaser under a repurchase agreement with National Cooperative Bank, N.A. or with a wholly-owned subsidiary or other affiliate of National Cooperative Bank, N.A. for the purpose of providing short-term warehousing of mortgage loans originated or acquired by such mortgage loan seller and/or its respective affiliates.

In the case of the repurchase facility provided to National Cooperative Bank, N.A., for which that mortgage loan seller’s wholly-owned special purpose subsidiary is the primary obligor, Wells Fargo Bank has agreed to purchase mortgage loans from the subsidiary on a revolving basis and to serve as interim custodian of the loan files for the mortgage loans subject to such repurchase agreement. National Cooperative Bank, N.A. guarantees the performance by its wholly-owned subsidiary of certain obligations under the repurchase facility. None of the mortgage loans that will be sold by National Cooperative Bank, N.A. to the depositor in connection with this securitization transaction are subject to such repurchase facility or interim custodial arrangement.

Additionally, National Cooperative Bank, N.A. or a wholly-owned subsidiary or other affiliate is party to an interest rate hedging arrangement with Wells Fargo Bank with respect to some or all of the mortgage loans that National Cooperative Bank, N.A. will transfer to the depositor in connection with this securitization transaction. In each instance, those hedging arrangements will terminate in connection with the contribution of those mortgage loans to this securitization transaction.

National Cooperative Bank, N.A. is playing several roles in this transaction. National Cooperative Bank, N.A., a mortgage loan seller, a sponsor and an originator, is also a master servicer and a special servicer under this securitization. In addition, with respect to certain mortgage loans secured by residential cooperative properties, National Cooperative Bank, N.A. or an affiliate thereof may, now or in the future, be the lender with respect to one or more (1) loans to the related borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (2) unsecured loans to the related borrower and/or (3) cooperative unit loans that are secured by direct equity interests in the related borrower. In addition, National Cooperative Bank, N.A. is a master servicer and a special servicer under the BANK 2018-BNK14 PSA, which governs the servicing and administration of the Prudential - Digital Realty Portfolio Whole Loan, with respect to certain mortgage loans secured by residential cooperative properties in connection with that securitization transaction, provided, however, that National Cooperative Bank, N.A. does not act as the master servicer or the special servicer with respect to the Prudential - Digital Realty Portfolio Whole Loan.

As a result of the matters discussed above, this securitization transaction will reduce the economic exposure of Wells Fargo Bank to the Mortgage Loans that are to be transferred by National Cooperative Bank, N.A., to the depositor.

While Wells Fargo Bank may have undertaken some evaluation of the Mortgage Loans originated or acquired by such mortgage loan sellers, any such review was undertaken by it solely for the purpose of determining whether such Mortgage Loans were eligible for financing under the terms of the related warehouse financing and was unrelated to this offering. In addition, we cannot assure you that such review was undertaken and, if undertaken, any such review was limited in scope to that specific purpose. The related mortgage loan sellers are solely responsible for the underwriting of their Mortgage Loans as well as the Mortgage Loan representations and warranties related thereto.

Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans it owns, which may include, prior to their inclusion in the issuing entity, some or all of the Mortgage Loans to be transferred to this securitization transaction by Wells Fargo Bank.

Wells Fargo Bank is expected to enter into one or more agreements with the other sponsors (other than National Cooperative Bank, N.A.) to purchase the master servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

KeyBank National Association is expected to act as the special servicer, and it or an affiliate assisted Prime Finance Advisor, L.P. and/or one of its affiliates with its due diligence of the mortgage loans prior to the closing date.

In the case of certain Mortgage Loans, a mezzanine loan secured by equity interests in the related borrower may be held by the related mortgage loan seller or one of its affiliates.

Pursuant to an interim servicing agreement between Wells Fargo Bank and Bank of America, each a sponsor, an originator and a mortgage loan seller, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by Bank of America from time to time, including, prior to their inclusion in the trust fund, some or all of the Mortgage Loans that Bank of America will transfer to the depositor.

Pursuant to certain interim servicing agreements between Wells Fargo Bank and MSMCH, a sponsor and a mortgage loan seller, or Wells Fargo Bank and certain affiliates of MSMCH, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by MSMCH and such affiliates from time to time, including, prior to their inclusion in the trust fund, some or all of the MSMCH Mortgage Loans.

Wells Fargo Bank is the interim custodian of the loan files for all of the mortgage loans serviced under the PSA that Bank of America and MSMCH will transfer to the depositor.

Wilmington Trust, National Association, the trustee, is also the trustee under (i) the MSC 2018-MP TSA, which governs the servicing of the Millennium Partners Portfolio Whole Loan, and (ii) the BANK 2018-BNK14 PSA, which governs the servicing of the Prudential – Digital Realty Portfolio Whole Loan.

Park Bridge Lender Services, the operating advisor and asset representations reviewer, is also the operating advisor and asset representations reviewer under (i) the MSC 2018-H4 PSA, which governs the servicing of the Penske Distribution Center Whole Loan and (ii) the BANK 2018-BNK14 PSA, which governs the servicing of the Prudential – Digital Realty Portfolio Mortgage Loan.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicers and the Special Servicers”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the applicable master servicer or special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a mezzanine loan, if any. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans allocated to the Non-Retained Certificates to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. Moreover, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans allocated to the Non-Retained Certificates will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans allocated to the Non-Retained Certificates than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 certificates were outstanding.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-A or Class X-B certificates with a Notional Amount, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans allocated to the Non-Retained Certificates could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution (based on the allocation of amounts among the Non-Retained Certificates, on the one hand, and the RR Interest, on the other hand) to applicable Certificateholders in reduction of the Certificate Balances of the certificates.

Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the applicable master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$648,269,000	Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates
Class X-B	$180,590,000	Class A-S, Class B and Class C certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or Yield Maintenance Charges, release of property provisions, amortization terms that require balloon payments and performance reserves being applied to repay a mortgage loan if certain criteria are not timely satisfied), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage

Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Substitutions; Partial Releases; Property Additions”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans allocated to the Non-Retained Certificates and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$648,269,000	Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates
Class X-B	$180,590,000	Class A-S, Class B and Class C certificates

Any optional termination by the holders of the Controlling Class, either special servicer, either master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is paid to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Available Funds—Priority of Distributions” and “Credit Risk Retention—RR Interest—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The depositor also may utilize the “CPP” model, which represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted, any applicable yield maintenance period and after any fixed penalty period. The model used in this prospectus is the CPP model. As used in each of the following tables, the column headed “0% CPP” assumes that none of the Mortgage Loans is prepaid before its maturity date. The columns headed “25% CPP”, “50% CPP”, “75% CPP” and “100% CPP” assume that prepayments on the Mortgage Loans are made at those levels of CPP. We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPP, and we make no representation that the Mortgage Loans will prepay at the levels of CPP shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of Offered Certificates that are Principal Balance Certificates that would be outstanding after each of the dates shown at various CPPs and the corresponding weighted average life of each such class of Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Structuring Assumptions”), among others:

●	except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A-1 and the aggregate Cut-off Date Balance of the Mortgage Loans is as described in this prospectus;

●	the initial aggregate certificate balance or notional amount, as the case may be, of each interest-bearing class of certificates is as described in this prospectus;

●	the pass-through rate for each interest-bearing class of certificates is as described in this prospectus;

●	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;

●	no additional trust fund expenses (including Operating Advisor Expenses) arise, no Servicing Advances are made under the PSA and the only expenses of the issuing entity consist of the Certificate Administrator/Trustee Fees, the Servicing Fees, the

CREFC® Intellectual Property Royalty License Fees, the Asset Representations Reviewer Fees and the Operating Advisor fees, each as set forth on Annex A-1;

●	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans;

●	each of the Mortgage Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

●	all monthly debt service or balloon payments on the Mortgage Loans are timely received by the applicable master servicer on behalf of the issuing entity on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;

●	no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);

●	no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment lockout period, any period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge;

●	voluntary prepayments are made on each of the Mortgage Loans at the indicated CPPs set forth in the subject tables or other relevant part of this prospectus, without regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;

●	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;

●	no Yield Maintenance Charges or Prepayment Premiums are collected;

●	no person or entity entitled thereto exercises its right of optional termination as described in this prospectus;

●	no Mortgage Loan is required to be repurchased, and none of the holders of the Controlling Class (or any other Certificateholder), any special servicer, any master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;

●	distributions on the Offered Certificates are made on the 15th day of each month, commencing in March 2019; and

●	the Offered Certificates are settled with investors on February 21, 2019.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Principal Balance Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPP percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPPs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
February 2020	85%	85%	85%	85%	85%
February 2021	68%	68%	68%	68%	68%
February 2022	48%	48%	48%	48%	48%
February 2023	19%	19%	19%	19%	19%
February 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.68	2.67	2.66	2.66	2.65

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
February 2020	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023	100%	100%	100%	100%	100%
February 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.65	4.64	4.62	4.59	4.37

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
February 2020	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023	100%	100%	100%	100%	100%
February 2024	94%	94%	94%	94%	94%
February 2025	74%	74%	74%	74%	74%
February 2026	53%	53%	53%	53%	53%
February 2027	31%	31%	31%	31%	31%
February 2028	8%	8%	8%	8%	8%
February 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.13	7.13	7.13	7.13	7.13

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
February 2020	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023	100%	100%	100%	100%	100%
February 2024	100%	100%	100%	100%	100%
February 2025	100%	100%	100%	100%	100%
February 2026	100%	100%	100%	100%	100%
February 2027	100%	100%	100%	100%	100%
February 2028	100%	98%	96%	93%	65%
February 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.70	9.64	9.57	9.50	9.28

Percent of the Initial Certificate Balance
of the Class A-4 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
February 2020	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023	100%	100%	100%	100%	100%
February 2024	100%	100%	100%	100%	100%
February 2025	100%	100%	100%	100%	100%
February 2026	100%	100%	100%	100%	100%
February 2027	100%	100%	100%	100%	100%
February 2028	100%	100%	100%	100%	100%
February 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.90	9.90	9.88	9.84	9.59

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
February 2020	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023	100%	100%	100%	100%	100%
February 2024	100%	100%	100%	100%	100%
February 2025	100%	100%	100%	100%	100%
February 2026	100%	100%	100%	100%	100%
February 2027	100%	100%	100%	100%	100%
February 2028	100%	100%	100%	100%	100%
February 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.90	9.90	9.90	9.90	9.65

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
February 2020	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023	100%	100%	100%	100%	100%
February 2024	100%	100%	100%	100%	100%
February 2025	100%	100%	100%	100%	100%
February 2026	100%	100%	100%	100%	100%
February 2027	100%	100%	100%	100%	100%
February 2028	100%	100%	100%	100%	100%
February 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.90	9.90	9.90	9.90	9.65

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
February 2020	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023	100%	100%	100%	100%	100%
February 2024	100%	100%	100%	100%	100%
February 2025	100%	100%	100%	100%	100%
February 2026	100%	100%	100%	100%	100%
February 2027	100%	100%	100%	100%	100%
February 2028	100%	100%	100%	100%	100%
February 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.92	9.90	9.90	9.90	9.67

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPPs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from February 1, 2019 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPPs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPP model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
97.0000%	4.218%	4.222%	4.225%	4.227%	4.231%
98.0000%	3.806%	3.809%	3.810%	3.812%	3.814%
99.0000%	3.400%	3.401%	3.402%	3.403%	3.404%
100.0000%	3.000%	3.000%	3.000%	3.000%	3.000%
101.0000%	2.606%	2.605%	2.604%	2.603%	2.601%
102.0000%	2.218%	2.215%	2.213%	2.211%	2.209%
103.0000%	1.835%	1.831%	1.828%	1.825%	1.822%

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
100.0000%	3.929%	3.929%	3.929%	3.928%	3.927%
101.0000%	3.691%	3.690%	3.689%	3.688%	3.675%
102.0000%	3.456%	3.455%	3.453%	3.450%	3.426%
103.0000%	3.224%	3.222%	3.219%	3.215%	3.181%
104.0000%	2.994%	2.992%	2.988%	2.983%	2.938%
105.0000%	2.767%	2.764%	2.760%	2.753%	2.697%
106.0000%	2.542%	2.539%	2.534%	2.526%	2.460%

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
100.0000%	3.905%	3.905%	3.905%	3.905%	3.905%
101.0000%	3.742%	3.742%	3.742%	3.742%	3.742%
102.0000%	3.581%	3.581%	3.581%	3.581%	3.581%
103.0000%	3.422%	3.422%	3.422%	3.422%	3.422%
104.0000%	3.264%	3.264%	3.264%	3.264%	3.264%
105.0000%	3.109%	3.109%	3.109%	3.109%	3.109%
106.0000%	2.955%	2.955%	2.955%	2.955%	2.955%

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
98.0000%	4.005%	4.006%	4.007%	4.009%	4.014%
99.0000%	3.878%	3.878%	3.879%	3.879%	3.882%
100.0000%	3.752%	3.752%	3.752%	3.752%	3.751%
101.0000%	3.628%	3.627%	3.626%	3.626%	3.623%
102.0000%	3.505%	3.504%	3.502%	3.501%	3.495%
103.0000%	3.384%	3.382%	3.380%	3.377%	3.369%
104.0000%	3.264%	3.261%	3.259%	3.256%	3.245%

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
100.0000%	4.019%	4.019%	4.019%	4.019%	4.019%
101.0000%	3.896%	3.896%	3.895%	3.895%	3.892%
102.0000%	3.773%	3.773%	3.773%	3.772%	3.766%
103.0000%	3.653%	3.653%	3.652%	3.651%	3.642%
104.0000%	3.533%	3.533%	3.532%	3.531%	3.520%
105.0000%	3.415%	3.415%	3.414%	3.412%	3.399%
106.0000%	3.299%	3.298%	3.297%	3.295%	3.279%

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
7.1250%	5.524%	5.466%	5.397%	5.300%	4.856%
7.2500%	5.111%	5.052%	4.982%	4.884%	4.435%
7.3750%	4.708%	4.649%	4.578%	4.478%	4.026%
7.5000%	4.315%	4.256%	4.184%	4.084%	3.626%
7.6250%	3.933%	3.873%	3.800%	3.699%	3.237%
7.7500%	3.559%	3.499%	3.426%	3.323%	2.857%
7.8750%	3.195%	3.134%	3.060%	2.956%	2.486%

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
3.6250%	5.982%	5.976%	5.984%	5.998%	5.620%
3.7500%	5.216%	5.210%	5.218%	5.232%	4.845%
3.8750%	4.487%	4.481%	4.489%	4.503%	4.107%
4.0000%	3.792%	3.786%	3.795%	3.809%	3.404%
4.1250%	3.129%	3.122%	3.131%	3.145%	2.733%
4.2500%	2.494%	2.487%	2.497%	2.511%	2.090%
4.3750%	1.886%	1.879%	1.889%	1.903%	1.475%

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
100.0000%	4.284%	4.284%	4.284%	4.284%	4.284%
101.0000%	4.159%	4.159%	4.159%	4.159%	4.156%
102.0000%	4.035%	4.035%	4.035%	4.035%	4.030%
103.0000%	3.913%	3.913%	3.913%	3.913%	3.905%
104.0000%	3.792%	3.792%	3.792%	3.792%	3.781%
105.0000%	3.672%	3.672%	3.672%	3.672%	3.659%
106.0000%	3.554%	3.554%	3.554%	3.554%	3.539%

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
100.0000%	4.457%	4.457%	4.457%	4.457%	4.457%
101.0000%	4.331%	4.331%	4.331%	4.331%	4.328%
102.0000%	4.206%	4.206%	4.206%	4.206%	4.200%
103.0000%	4.083%	4.083%	4.083%	4.083%	4.075%
104.0000%	3.961%	3.961%	3.961%	3.961%	3.950%
105.0000%	3.840%	3.840%	3.840%	3.840%	3.827%
106.0000%	3.721%	3.721%	3.721%	3.721%	3.705%

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
98.0000%	5.071%	5.072%	5.072%	5.072%	5.076%
99.0000%	4.940%	4.940%	4.940%	4.940%	4.942%
100.0000%	4.810%	4.810%	4.810%	4.810%	4.809%
101.0000%	4.682%	4.681%	4.681%	4.681%	4.679%
102.0000%	4.555%	4.554%	4.554%	4.554%	4.549%
103.0000%	4.430%	4.429%	4.429%	4.429%	4.421%
104.0000%	4.306%	4.305%	4.305%	4.305%	4.295%

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans and certain other assets and will issue (i) certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class X-J, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J certificates and the RR Interest (the “Regular Interests”), each representing a regular interest in the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and the Intercreditor Agreements, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury Regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, thirteen (13) of the Mortgaged Properties securing thirteen (13) Mortgage Loans representing 6.6% of the Initial Pool Balance, are multifamily properties. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Notwithstanding the following, under new legislation enacted on December 22, 2017 (the “Tax Cuts and Jobs Act”), for tax years beginning after December 31, 2017, Regular Interestholders may be required to accrue Yield Maintenance Charges and Prepayment Premiums and other amounts no later than the year they included such amounts as revenue on their applicable financial statements. In addition, income from a debt instrument having original issue discount will be subject to this rule for tax years beginning after December 31, 2018. Prospective investors are urged to consult their tax counsel regarding the potential application of the Tax Cuts and Jobs Act to their particular situation.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date).

It is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the

Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity or anticipated repayment date of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e., 0% CPR (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A or Class X-B certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A or Class X-B certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Interestholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 1276 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B and Class C certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all taxable premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion does not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount or market discount, or other amounts previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The tax rate for corporations is the same with respect to both ordinary income and capital gains. In connection with a sale or exchange of a RR Interest, the related Certificateholder must separately account for the sale or exchange of the related “regular interest” in the Upper-Tier REMIC.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The applicable special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

Bipartisan Budget Act of 2015

The Bipartisan Budget Act of 2015 (the “2015 Budget Act”), which was enacted on November 2, 2015, includes new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. Under the 2015 Budget Act, these rules will also apply to REMICs, the holders of their residual interests and the trustees authorized to represent REMICs in IRS audits and related procedures (“tax matters persons”).

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders more so than a tax matters person’s actions under the rules that were in place for taxable years before 2018 and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will have the authority to utilize, and will be directed to utilize, any exceptions available under the new provisions (including any changes) and IRS regulations so that holders of the Class R certificates, to the fullest extent possible, rather than either Trust REMIC itself, will be liable for any taxes arising from audit adjustments to either Trust REMIC’s taxable income. It is unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions. Investors should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest payments to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Underwriter)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional

Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1	Class A-2	Class A-SB	Class A-3
Wells Fargo Securities, LLC	$6,426,706	$14,581,710	$12,103,806	$71,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$8,808,632	$19,986,120	$16,589,832	$98,000,000
Morgan Stanley & Co. LLC	$7,235,662	$16,417,170	$13,627,362	$80,500,000
Academy Securities, Inc.	$0	$0	$0	$0
Drexel Hamilton, LLC	$0	$0	$0	$0
Total	$22,471,000	$50,985,000	$42,321,000	$250,000,000

Underwriter	Class A-4	Class X-A	Class X-B	Class A-S
Wells Fargo Securities, LLC	$80,792,712	$185,404,934	$51,648,740	$29,466,294
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$110,736,864	$254,121,448	$70,791,280	$40,387,368
Morgan Stanley & Co. LLC	$90,962,424	$208,742,618	$58,149,980	$33,175,338
Academy Securities, Inc.	$0	$0	$0	$0
Drexel Hamilton, LLC	$0	$0	$0	$0
Total	$282,492,000	$648,269,000	$180,590,000	$103,029,000

Underwriter	Class B	Class C
Wells Fargo Securities, LLC	$11,918,764	$10,263,682
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$16,336,208	$14,067,704
Morgan Stanley & Co. LLC	$13,419,028	$11,555,614
Academy Securities, Inc.	$0	$0
Drexel Hamilton, LLC	$0	$0
Total	$41,674,000	$35,887,000

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately 108.8% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from February 1, 2019, before deducting expenses payable by the depositor (estimated at $5,835,380, excluding underwriting discounts and commissions). The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two (2) business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of Wells Fargo Bank, which is a sponsor, an originator, a mortgage loan seller, a master servicer, the certificate administrator, the custodian, the certificate registrar, an initial holder of the RR Interest and the initial Risk Retention Consultation Party under this securitization, and is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor. Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters, is an affiliate of Bank of America, which is a sponsor, an originator, a mortgage loan seller and an initial holder of a portion of the RR Interest. Morgan Stanley & Co. LLC, one of the underwriters, is an affiliate of MSMCH, which is a sponsor and a mortgage loan seller, and Morgan Stanley Bank, which is an originator, the holder of the One AT&T Companion Loan and the Residence Inn National Portfolio Companion Loans and an initial holder of the RR Interest.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Wells Fargo Securities, LLC, which is one of the underwriters, a co-lead manager and a joint bookrunner for this offering, affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated, which is one of the underwriters, a co-lead manager and a joint bookrunner for this offering and affiliates of Morgan Stanley & Co. LLC, which is one of the underwriters, a co-lead manager and joint bookrunner for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Wells Fargo Securities, LLC, of the purchase price for the Offered Certificates and the following payments:

(1)     the payment by the depositor to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Wells Fargo Bank;

(2)     the payment by the depositor to Bank of America, an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Bank of America; and

(3)     the payment by the depositor to MSMCH, an affiliate of Morgan Stanley & Co. LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by MSMCH.

As a result of the circumstances described above in the prior two paragraphs, each of Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the New York Stock Exchange, the Financial Industry Regulatory Authority (“FINRA”), the National Futures Association (“NFA”) and the Securities Investor Protection Corporation (“SIPC”), Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, National Association, Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

For the purposes of this provision, the expression an “offer of the Offered Certificates to the public” in relation to any Offered Certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe to the Offered Certificates, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State;

Each underwriter has represented and agreed that:

(a) it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Offered Certificates to any retail investor in the European Economic Area. For the purposes of this provision:

(i) the expression “retail investor” means a person who is one (or more) of the following:

(A) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(B) a customer within the meaning of Directive 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(C) not a qualified investor as defined in Directive 2003/71/EC (as amended or superseded, the “Prospectus Directive”); and

(ii) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe the Offered Certificates

(b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of the Offered Certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity or the depositor; and

(c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Certificates in, from or otherwise involving the United Kingdom.

Incorporation of Certain Information by Reference

The disclosures filed as exhibits to the most recent Form ABS-EE filed on or prior to the date of the filing of this prospectus by or on behalf of the Depositor with respect to the Issuing Entity (file number 333-226486-03)—in accordance with Item 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§ 601(b)(102) and 601(b)(103))—are hereby incorporated by reference into this prospectus.

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 301 South College Street, Charlotte, North Carolina 28202, or by telephone at (704) 374-6161.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-226486) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be read and copied at the Public Reference Section of the SEC, 100 F Street N.W., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or to Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law

(“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

Prospective investors should note that the State Teachers’ Retirement System of the State of Illinois, which is a governmental pension plan, owns a 90% indirect interest in the borrower under the Las Vegas Self Storage Portfolio Mortgage Loan (0.9%). Persons who have an ongoing relationship with the State Teachers’ Retirement System of the State of Illinois should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold Offered Certificates.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to the predecessor of Wells Fargo Securities, LLC, Prohibited Transaction Exemption (“PTE”) 96-22, 61 Fed. Reg. 14,828 (April 3, 1996), to the predecessor of Merrill Lynch, Pierce, Fenner & Smith Incorporated, PTE 93-31, 58 Fed. Reg. 28,620 (May 14, 1993), and to the predecessor of Morgan Stanley & Co. LLC, PTE 90-24, 55 Fed. Reg. 20,548 (May 17, 1990), each as amended by PTE 97-34, 62 Fed. Reg. 39,021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67,765 (November 13, 2000), PTE 2002-41, 67 Fed. Reg. 54,487 (August 22, 2002), PTE 2007-05, 72 Fed. Reg. 13,130 (March 20, 2007) and PTE 2013-08, 78 Fed. Reg. 41,090 (July 9, 2013) (collectively, the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, each master servicer, each special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicers, the special servicers and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, either master servicer, either special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

In addition, each beneficial owner of an Offered Certificate or any interest therein that is a Plan will be deemed to have represented by its acquisition of such Offered Certificates that (i) none of the depositor, any underwriter, the trustee, any master servicer, any special servicer, the certificate administrator, the operating advisor, the asset representations reviewer or any of their respective affiliated entities (the “Transaction Parties”), has provided any investment recommendation or investment advice on which the Plan or the fiduciary making the investment decision for the Plan has relied in connection with the decision to acquire Offered Certificates (except where an exemption applies or it would not otherwise result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code), and the Transaction Parties are not otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of Offered Certificates, and (ii) the Plan fiduciary is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina, and certain other legal matters will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class X-B, Class B and Class C certificates) receive investment grade credit ratings from the three (3) Rating Agencies engaged by the depositor to rate the Offered Certificates, and it is a condition to their issuance that the Class X-B, Class B and Class C certificates receive investment grade credit ratings from the two (2) of the Rating Agencies engaged by the depositor to rate such Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in February 2052. See “Yield and Maturity

Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, or (i) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three (3) NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to six NRSROs. Based on preliminary feedback from those six NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other three NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Certificates. In the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain classes of rated Offered Certificates, due in part to the final subordination levels provided by that NRSRO for the classes of Offered Certificates. If the depositor had selected that NRSRO to rate those other classes of Offered Certificates not rated by it, its ratings of those other Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other two NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Index of Defined Terms

@
@%(#)	169
1
17g-5 Information Provider	367
1986 Act	548
1996 Act	526
2
2015 Budget Act	557
3
30/360 Basis	405
4
401(c) Regulations	569
A
AB Modified Loan	419
Accelerated Mezzanine Loan Lender	359
Acceptable Insurance Default	423
Acting General Counsel’s Letter	157
Actual/360 Basis	217
Actual/360 Loans	392
ADA	528
Additional Exclusions	423
Administrative Cost Rate	341
ADR	162
Advances	387
Advisor	201
Affirmative Asset Review Vote	468
After Acquired Property	224
Aggregate Available Funds	333
Aggregate Excess Prepayment Interest Shortfall	352
Aggregate Gain-on-Sale Entitlement Amount	334
Aggregate Principal Distribution Amount	342
Allocated Appraisal Reduction Amount	415
Allocated Cumulative Appraisal Reduction Amount	415
Annual Debt Service	162
Appraisal Institute	287
Appraisal Reduction Amount	414
Appraisal Reduction Event	413
Appraised Value	162
Appraised-Out Class	420
AR Defendants	202
ARCP	202
ARD Loan	163
Assessment of Compliance	503
Asset Representations Reviewer Asset Review Fee	412
Asset Representations Reviewer Fee	412
Asset Representations Reviewer Fee Rate	412
Asset Representations Reviewer Termination Event	474
Asset Representations Reviewer Upfront Fee	412
Asset Review	470
Asset Review Notice	469
Asset Review Quorum	469
Asset Review Report	472
Asset Review Report Summary	472
Asset Review Standard	471
Asset Review Trigger	467
Asset Review Vote Election	468
Asset Status Report	437
Assumed Final Distribution Date	350
Assumed Scheduled Payment	343
AT&T	181
AT&T Discovery District	181
Attestation Report	503
Available Funds	334
B
Balloon Balance	163
Balloon LTV Ratio	167
Balloon Payment	167
BAMLCM	270
BANA Qualification Criteria	267
BANK 2018-BNK14 PSA	237
Bank of America	257
Bank of America Data File	266
Bank of America Guidelines	258
Bank of America Securitization Database	265
Bankruptcy Code	519
Base Interest Fraction	349
Beds	174
Borrower Affiliate Debt	236
Borrower Affiliate Lender	236

Borrower Party	358
Borrower Party Affiliate	359
Boston Tower Borrower	215
Boston Tower Property	195
BRA	195
Breach Notice	378
Burnham Borrower	215
Burnham Property	195
C
C(WUMP)O	21
Cash Flow Analysis	163
CERCLA	525
Certificate Administrator/Trustee Fee	411
Certificate Administrator/Trustee Fee Rate	411
Certificate Balance	331
Certificate Owners	369
Certificateholder	360
Certificateholder Quorum	477
Certificateholder Repurchase Request	488
Certifying Certificateholder	371
Class A Certificates	330
Class A-SB Planned Principal Balance	343
Class X Certificates	330
Clearstream	368
Clearstream Participants	370
Closing Date	161, 257
CMBS	61
Code	546
Collateral Deficiency Amount	419
Collection Account	391
Collection Period	334
Communication Request	372
Companion Distribution Account	392
Companion Holder	237
Companion Holders	237
Companion Loan Rating Agency	237
Companion Loans	160
Compensating Interest Payment	351
Constant Prepayment Rate	537
Consultation Termination Event	454
Control Eligible Certificates	447
Control Note	237
Control Termination Event	454
Controlling Class	447
Controlling Class Certificateholder	447
Controlling Holder	237
Corrected Loan	437
CPP	537
CPR	537
CPY	537
CRA	182
CRE Loans	281, 292
CREC	198
Credit Risk Retention Rules	326
CREFC®	355
CREFC® Intellectual Property Royalty License Fee	413
CREFC® Intellectual Property Royalty License Fee Rate	413
CREFC® Reports	355
Cross-Over Date	338
Cumulative Appraisal Reduction Amount	419, 420
Cure/Contest Period	471
Custodian	307
Cut-off Date	160
Cut-off Date Balance	164
Cut-off Date Loan-to-Value Ratio	166
Cut-off Date LTV Ratio	166
D
D or @%(#)	169
D or GRTR of @% or YM(#)	169
D or YM(#)	169
D(#)	169
DBRS	501
Debt Service Coverage Ratio	166
Defaulted Loan	443
Defeasance Deposit	222
Defeasance Loans	221
Defeasance Lock-Out Period	221
Defeasance Option	221
Definitive Certificate	368
Delinquent Loan	468
Demand Entities	270, 282
Depositories	368
Determination Date	332
Dexia	294
Diligence File	375
Directing Certificateholder	447
Disclosable Special Servicer Fees	410
Discount Rate	349
Dispute Resolution Consultation	491
Dispute Resolution Cut-off Date	491
Distribution Accounts	392
Distribution Date	332
Distribution Date Statement	355
Dodd-Frank Act	138
DOL	566

DSCR	166
DTC	368
DTC Participants	368
DTC Rules	370
Due Date	217, 334
E
EDGAR	565
EEA	18
Effective Gross Income	163
Eligible Asset Representations Reviewer	472
Eligible Operating Advisor	462
ELUR	198
Enforcing Party	489
Enforcing Servicer	489
Environmental Condition	17
ERC	198
ESA	197
EU Institutional Investors	139
EU Risk Retention and Due Diligence Requirements	139
EU Securitization Regulation	139
Euroclear	368
Euroclear Operator	370
Euroclear Participants	370
Excess Modification Fee Amount	406
Excess Modification Fees	404
Excess Prepayment Interest Shortfall	352
Exchange Act	256
Excluded Controlling Class Holder	358
Excluded Controlling Class Loan	359
Excluded Information	359
Excluded Loan	359
Excluded Plan	568
Excluded Special Servicer	478
Excluded Special Servicer Loan	477
Exemption	567
Exemption Rating Agency	567
F
FATCA	558
FDIA	155
FDIC	156
FIEL	23
Final Asset Status Report	459
Final Dispute Resolution Election Notice	492
Financial Promotion Order	19
FINRA	563
FIRREA	157
Fitch	311, 501
Fixed	3
FPO Persons	19
FSMA	564
G
Gain-on-Sale Remittance Amount	335
Gain-on-Sale Reserve Account	393
Garn Act	527
GLA	167
GNL Defendants	202
Government Securities	219
GRTR of @% or YM(#)	170
H
High Net Worth Companies	19
High Net Worth Companies, Unincorporated Associations, Etc.	20
I
IDEM	198
Indirect Participants	369
Initial Interest Deposit Amount	335
Initial Pool Balance	160
Initial Requesting Certificateholder	488
In-Place Cash Management	167
Institutional Investor	22
Insurance and Condemnation Proceeds	391
Intercreditor Agreement	237
Interest Accrual Amount	341
Interest Accrual Period	342
Interest Distribution Amount	341
Interest Reserve Account	392
Interest Shortfall	341
Interested Person	445
Investor Certification	359
K
KeyBank	318
Kroger	185
Kroger NDA	185
L
L(#)	169
Liquidation Fee	407
Liquidation Fee Rate	407
Liquidation Proceeds	392

LNAPL	197
Loan #58	294
Loan Per Unit	167
Lock-out Period	219
Loss of Value Payment	379
Lower-Tier Regular Interests	546
Lower-Tier REMIC	332, 546
LTV Ratio	164
LTV Ratio at Maturity	167
LTV Ratio at Maturity or ARD	167
M
MAI	380
Major Decision	449
Maplewood Space	182
Marriott	209
MAS	21
Master Servicer Decision	426
Master Servicer Proposed Course of Action Notice	490
Material Defect	378
Maturity Date Balloon Payment	167
MIFID II	18
Millennium Partners Portfolio Companion Loans	247
Millennium Partners Portfolio Directing Certificateholder	254
Millennium Partners Portfolio Intercreditor Agreement	247
Millennium Partners Portfolio Junior A Notes	246
Millennium Partners Portfolio Mortgage Loan	247
Millennium Partners Portfolio Noteholders	247
Millennium Partners Portfolio Pari Passu Companion Loan	247
Millennium Partners Portfolio Senior A Notes	246
Millennium Partners Portfolio Subordinate Companion Loan	246
Millennium Partners Portfolio Triggering Event of Default	248
Millennium Partners Portfolio Whole Loan	246, 247
MLPA	373
Modification Fees	404
Moody’s	311, 501
Morgan Stanley Bank	271
Morgan Stanley Group	271
Morgan Stanley Origination Entity	273
Morningstar	311, 319
Mortgage	161
Mortgage File	373
Mortgage Loan	49
Mortgage Note	161
Mortgage Pool	160
Mortgage Rate	341
Mortgaged Property	161
MSC 2018-MP Securitization	247
MSMCH	271
MSMCH Data File	279
MSMCH Mortgage Loans	271
MSMCH Qualification Criteria	281
MSMCH Securitization Database	279
N
National Cooperative Bank, N.A. Data Tape	302
National Cooperative Bank, N.A. Deal Team	302
National Cooperative Bank, N.A. Mortgage Loans	297
Net Mortgage Rate	341
Net Operating Income	168
NFA	563
NFIP	100
NI 33-105	23
NMTC Investor	236
NMTC Lender	235
NMTC Lender Parent	236
NOI Date	168
Non-Control Note	237
Non-Controlling Holder	237
Nonrecoverable Advance	388
non-retained certificates	41
Non-Retained Certificates	330
Non-Retained Percentage	328
Non-Serviced Certificate Administrator	238
Non-Serviced Companion Loan	238
Non-Serviced Directing Certificateholder	238
Non-Serviced Master Servicer	238
Non-Serviced Mortgage Loan	238
Non-Serviced Pari Passu Companion Loan	238
Non-Serviced Pari Passu Whole Loan	238
Non-Serviced PSA	238
Non-Serviced Special Servicer	238
Non-Serviced Trustee	238
Non-Serviced Whole Loan	50, 238
Non-Specially Serviced Loan	451

Non-U.S. Person	558
Notional Amount	331
NRA	168
NRSRO	358
NRSRO Certification	361
NXS2 Special Servicer	294
O
O(#)	169
OCC	257, 284
Occupancy As Of Date	168
Occupancy Rate	168
Offered Certificates	330
OID Regulations	550
OLA	157
Operating Adviser Upfront Fee	411
Operating Advisor Consulting Fee	411
Operating Advisor Expenses	412
Operating Advisor Fee	411
Operating Advisor Fee Rate	411
Operating Advisor Standard	460
Operating Advisor Termination Event	464
Other Master Servicer	238, 239
Other PSA	238
P
P&I	315
P&I Advance	386
P&I Advance Date	386
PACE	232
PAH	198
Par Purchase Price	443
pari passu companion loan	49
Pari Passu Companion Loans	160
Pari Passu Mortgage Loan	239
Park Bridge Financial	325
Park Bridge Lender Services	325
Participants	368
Parties in Interest	566
Pass-Through Rate	339
Patriot Act	529
PCIS Persons	20
Percentage Interest	332
Periodic Payments	333
Permitted Investments	333, 393
Permitted Special Servicer/Affiliate Fees	410
PILOT Agreement	215
PIPs	165, 199
PL	288
Plans	565
PML	288, 7
PRC	20
Preliminary Dispute Resolution Election Notice	491
Prepayment Assumption	551
Prepayment Interest Excess	351
Prepayment Interest Shortfall	351
Prepayment Premium	349
Prepayment Provisions	168
PRIIPS REGULATION	18
Prime Rate	391
Principal Balance Certificates	330
Principal Distribution Amount	342
Principal Shortfall	343
Privileged Information	463
Privileged Information Exception	463
Privileged Person	357
Professional Investors	21
Prohibited Prepayment	351
Promotion of Collective Investment Schemes Exemptions Order	20
Proposed Course of Action	490
Proposed Course of Action Notice	490
Prospectus	21
Prospectus Directive	18
PSA	329
PSA Party Repurchase Request	489
PTCE	569
PTE	567
Purchase Price	379
Q
QLICI Loan	235
Qualification Criteria	292
QUALIFIED INVESTOR	18
Qualified Replacement Special Servicer	478
Qualified Substitute Mortgage Loan	380
Qualifying CRE Loan Percentage	329
R
RAC No-Response Scenario	500
Rated Final Distribution Date	350
Rating Agencies	501
Rating Agency Confirmation	501
RCAP	202
RCS	202
REA	72
Realized Loss	353
REC	197

Record Date	332
Registration Statement	565
Regular Certificates	330
Regular Interestholder	549
Regular Interests	546
Regulation AB	503
Reimbursement Rate	391
Related Proceeds	390
Release Date	221
Released Properties and/or Units	223
Relevant Investor	22
Relevant Persons	20
Relief Act	529
Remaining Term to Maturity	170
REMIC	546
REMIC Regulations	546
REO Account	393
REO Loan	345
REO Property	437
Repurchase Request	489
Requesting Certificateholder	491
Requesting Holders	420
Requesting Investor	372
Requesting Party	500
Required Credit Risk Retention Percentage	329
Requirements	529
Residual Certificates	330
Resolution Failure	489
Resolved	489
Restricted Group	567
Restricted Party	463
Retained Certificate Available Funds	327
Retained Certificate Gain-on-Sale Remittance Amount	327
Retained Certificate Gain-on-Sale Reserve Account	393
Retained Certificate Interest Distribution Amount	328
Retained Certificate Principal Distribution Amount	328
Retained Certificate Realized Loss	329
Retaining Parties	326
Retaining Sponsor	326
Review Materials	469
RevPAR	170
Risk Retention Allocation Percentage	328
Risk Retention Consultation Party	358
RMBS	308
ROFO	210
ROFR	209
RR Interest	330
Rule 15Ga-1 Reporting Period	292
Rule 17g-5	361
S
S&P	311
Scheduled Principal Distribution Amount	342
SEC	256
Securities Act	503
Securitization Accounts	329, 393
SEL	288
Senior Certificates	330
Serviced Companion Loan	239
Serviced Mortgage Loan	239
Serviced Pari Passu Companion Loan	239
Serviced Pari Passu Companion Loan Securities	481
Serviced Pari Passu Mortgage Loan	239
Serviced Pari Passu Whole Loan	239
serviced whole loan	50
Serviced Whole Loan	239
Servicer Termination Event	480
Servicing Advances	387
Servicing Fee	402
Servicing Fee Rate	402
Servicing Standard	385
SF	170
SF Ground Lease	195
SF Ground Lessor	195
SFA	21
SFO	21
Similar Law	566
SIPC	563
SMMEA	570
Special Servicing Fee	406
Special Servicing Fee Rate	406
Specially Serviced Loans	434
Sq. Ft.	170
Square Feet	170
Startup Day	547
Stated Principal Balance	344
Structured Product	21
Structuring Assumptions	537
Subject Loan	412
Subordinate Certificates	330
Subordinate Companion Loans	160
Subordinate LOC	84, 177
Sub-Servicing Agreement	386
SVE	197

T
T-12	170
Tax Cuts and Jobs Act	549
tax matters persons	557
TCEQ	197
Tenant	210
Term to Maturity	170
Termination Purchase Amount	505
Terms and Conditions	371
Tests	470
TIF Bonds	182
Title V	528
TMPs	557
Total Operating Expenses	163
Transaction Parties	569
TRIPRA	101, 12
TRRP	197
Trust	305
Trust REMICs	332, 546
TTM	170
U
U.S. Bank	294
U.S. Person	558
U/W DSCR	166
U/W Expenses	170
U/W NCF	170
U/W NCF Debt Yield	173
U/W NCF DSCR	166
U/W NOI	173
U/W NOI Debt Yield	174
U/W NOI DSCR	173
U/W Revenues	174
UCC	312, 513
Uncovered Amount	396
Underwriter Entities	126
Underwriting Agreement	560
Underwritten Debt Service Coverage Ratio	166
Underwritten Expenses	170
Underwritten NCF	170
Underwritten NCF Debt Yield	173
Underwritten Net Cash Flow	170
Underwritten Net Cash Flow Debt Service Coverage Ratio	166
Underwritten Net Operating Income	173
Underwritten Net Operating Income Debt Service Coverage Ratio	173
Underwritten NOI	173
Underwritten NOI Debt Yield	174
Underwritten Revenues	174
UNINCORPORATED ASSOCIATIONS	19
Units	174
Unscheduled Principal Distribution Amount	343
Unsolicited Information	470
UPB	315
Upper-Tier REMIC	332, 546
USAO-SDNY	202
V
Volcker Rule	138
Voting Rights	367
W
WAC	4
WAC Cap	4
WAC minus 1.1400%	4
WAC Rate	340
Wachovia Bank	284
Weighted Average Mortgage Rate	174
weighted averages	174
Wells Fargo Bank	284
Wells Fargo Bank Data Tape	291
Wells Fargo Bank Deal Team	290
whole loan	50
Whole Loan	160
Withheld Amounts	393
Workout Fee	406
Workout Fee Rate	406
Workout-Delayed Reimbursement Amount	391
WTNA	305
Y
Yield Maintenance Charge	349
YM(#)	169

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Cross Collateralized and Cross Defaulted Loan Flag	Address	City	State	Zip Code	General Property Type(2)	Specific Property Type	Year Built	Year Renovated
1	One AT&T	MSMCH		208 South Akard Street	Dallas	TX	75201	Office	CBD	1983
2	Southeast Hotel Portfolio	WFB		Various	Various	Various	Various	Hospitality	Various	Various	Various
2.01	Doubletree Atlanta North Druid Hills	WFB		2061 North Druid Hills Road Northeast	Atlanta	GA	30329	Hospitality	Full Service	1970	2017
2.02	Fairfield Inn Lake Buena Vista	WFB		12191 South Apopka Vineland Road	Orlando	FL	32836	Hospitality	Limited Service	1998	2018
2.03	Fairfield Inn Orlando International Airport	WFB		7100 Augusta National Drive	Orlando	FL	32822	Hospitality	Limited Service	1998	2018
2.04	Courtyard Charlotte Gastonia	WFB		1856 Remount Road	Gastonia	NC	28054	Hospitality	Limited Service	2001	2016
2.05	Hampton Inn Atlanta North Druid Hills	WFB		1975 North Druid Hills Road Northeast	Atlanta	GA	30329	Hospitality	Limited Service	1990	2017
3	Millennium Partners Portfolio	MSMCH		Various	Various	Various	Various	Various	Various	Various	Various
3.01	Millennium Tower Boston	MSMCH		10 Summer Street and 1 Franklin Street	Boston	MA	02110	Mixed Use	Office/Retail	1912 (10 Summer Street); 2016 (1 Franklin Street)	2014 (10 Summer Street)
3.02	Lincoln Square	MSMCH		1992 Broadway	New York	NY	10023	Retail	Urban Retail	1992
3.03	Four Seasons San Francisco Retail	MSMCH		747 Market Street & 20-99 Yerba Buena Lane and 735-773 Market Street	San Francisco	CA	94103; 94102	Mixed Use	Office/Retail	2001 (747 Market Street & 20-99 Yerba Buena Lane); 1907 (735-773 Market Street)	2001 (735-773 Market Street)
3.04	Lincoln West	MSMCH		1961-1965 Broadway and 155 West 66th Street	New York	NY	10023	Retail	Urban Retail	1997 (1961 and 1965 Broadway); 1963 (155 West 66th Street)
3.05	Commercial Units at the Four Seasons Miami	MSMCH		1441 Brickell Avenue	Miami	FL	33131	Mixed Use	Office/Retail	2003
3.06	Lincoln Triangle	MSMCH		1972 and 1976 Broadway	New York	NY	10023	Retail	Urban Retail	1995
3.07	Ritz Carlton Washington DC Retail	MSMCH		2200 M Street, Northwest	Washington	DC	20037	Retail	Urban Retail	2000
3.08	Ritz Carlton Georgetown Retail	MSMCH		3111 K Street, Northwest	Washington	DC	20007	Retail	Urban Retail	2002
4	ExchangeRight Net Leased Portfolio #25	BANA		Various	Various	Various	Various	Various	Various	Various
4.01	Hy-Vee - Austin (18th Ave), MN	BANA		1307 18th Avenue North West	Austin	MN	55912	Retail	Single Tenant	2017
4.02	Hobby Lobby - Bristol (Falls Blvd), VA	BANA		515 Falls Boulevard	Bristol	VA	24202	Retail	Single Tenant	2018
4.03	BioLife Plasma Services L.P. - St. Peters (Mexico Rd), MO	BANA		8484 Mexico Road	O’Fallon	MO	63376	Office	Medical	2016
4.04	Walgreens - Roanoke (Brambleton Ave), VA	BANA		4049 Brambleton Avenue	Roanoke	VA	24018	Retail	Single Tenant	2000
4.05	Walgreens - Crowley (South Crowley Rd), TX	BANA		901 South Crowley Road	Crowley	TX	76036	Retail	Single Tenant	2004
4.06	Walgreens - Menomonee Falls (Silver Spring Dr), WI	BANA		N56W15501 Silver Spring Drive	Menomonee Falls	WI	53051	Retail	Single Tenant	2003
4.07	Tractor Supply - Slidell (Gause Blvd), LA	BANA		2083 Gause Boulevard West	Slidell	LA	66213	Retail	Single Tenant	2018
4.08	Tractor Supply - Prince George (Wagner Way), VA	BANA		8175 Wagner Way	Prince George	VA	23875	Retail	Single Tenant	2013
4.09	BioLife Plasma Services L.P. - Muncie (Marleon Dr), IN	BANA		3401 North Marleon Drive	Muncie	IN	47304	Office	Medical	2007
4.10	Walgreens - Roanoke (Williamson Rd NW), VA	BANA		4841 Williamson Road Northwest	Roanoke	VA	24012	Retail	Single Tenant	2000
4.11	Tractor Supply - Milford (State Route 28), OH	BANA		1325 State Route 28	Loveland	OH	45140	Retail	Single Tenant	2018
4.12	Dollar General - Orlando (Weston Ln), FL	BANA		2851 Weston Lane	Orlando	FL	32810	Retail	Single Tenant	2014
4.13	Dollar General - Sioux Falls (West 12th St), SD	BANA		6705 West 12th Street	Sioux Falls	SD	57106	Retail	Single Tenant	2014
4.14	Dollar General - Hampton (North Armistead Ave), VA	BANA		2905 North Armistead Avenue	Hampton	VA	23666	Retail	Single Tenant	2014
4.15	Family Dollar - Eagle Pass (Memo Robinson Rd), TX	BANA		302 Memo Robinson Road	Eagle Pass	TX	78852	Retail	Single Tenant	2018
4.16	Dollar General - Amherst (Leavitt Rd), OH	BANA		7628 Leavitt Road	Amherst	OH	44001	Retail	Single Tenant	2014
4.17	Dollar General - Edinburg (East Monte Cristo Rd), TX	BANA		13621 East Monte Cristo Road	Edinburg	TX	78541	Retail	Single Tenant	2018
4.18	Dollar General - San Antonio (Pue Rd), TX	BANA		2141 Pue Road	San Antonio	TX	78245	Retail	Single Tenant	2014
4.19	Family Dollar - St. Amant (Hwy 429), LA	BANA		44034 Highway 429	St. Amant	LA	70774	Retail	Single Tenant	2018
4.20	Dollar General - Springfield (West Chestnut Expwy), MO	BANA		4514 West Chestnut Expressway	Springfield	MO	65802	Retail	Single Tenant	2014
4.21	Dollar General - Waco (Pamela Ave), TX	BANA		131 Pamela Avenue	Waco	TX	76705	Retail	Single Tenant	2014
5	Shadow Mountain Marketplace	BANA		6425 - 6595 North Decatur Boulevard	Las Vegas	NV	89131	Retail	Anchored	2007
6	Rainbow Sunset Pavilion	BANA		6385 South Rainbow Boulevard	Las Vegas	NV	89118	Office	Suburban	2009
7	Regions Tower	MSMCH		211 North Pennsylvania Street	Indianapolis	IN	46204	Office	CBD	1969	2017
8	US Bank Centre	BANA		1350 Euclid Avenue	Cleveland	OH	44115	Office	CBD	1989
9	Penske Distribution Center	MSMCH		15520 Wayne Road	Romulus	MI	48174	Industrial	Warehouse Distribution	2018
10	Haymarket Village Center	BANA		6530 Trading Square	Haymarket	VA	20169	Retail	Anchored	2012
11	Willowbend Apartments	BANA		1035 Aster Avenue	Sunnyvale	CA	94086	Multifamily	Garden	1985
12	Springdale General	MSMCH		1023 Springdale Road	Austin	TX	78721	Office	Suburban	2018
13	Hancock Plaza Colorado Springs	WFB		2710, 2730, 2750, 2780, 2810, 2850, 2890, 2910, and 2960 South Academy Boulevard	Colorado Springs	CO	80916	Retail	Anchored	1980	2017
14	Park Center Tower	WFB		300 East 2nd Street	Reno	NV	89501	Office	CBD	1981
15	Carriage Place	BANA		2500-2750 Bethel Road & 4810-4860 Sawmill Road	Columbus	OH	43220	Retail	Anchored	1989	2017
16	Centrepark West	BANA		1661 Worthington Road; 2101, 2301 & 2400 Centrepark West Drive	West Palm Beach	FL	33409	Office	Suburban	2001
17	Hancock Village - VA	WFB		7300-7329 Hancock Village Drive and 14620-14645 Hancock Village Street	Chesterfield	VA	23832	Retail	Anchored	2011
18	Allied Solutions	MSMCH		350 Veterans Way	Carmel	IN	46032	Office	Suburban	2017
19	Rhode Island Self Storage Portfolio	WFB		Various	Various	RI	Various	Self Storage	Self Storage	Various	Various
19.01	305 Westmoreland Street	WFB		305 Westmoreland Street	Narragansett	RI	02882	Self Storage	Self Storage	1988	2004
19.02	5775 Post Road and 5805 Post Road	WFB		5775 Post Road and 5805 Post Road	East Greenwich	RI	02818	Self Storage	Self Storage	1990	2017
19.03	39 Stilson Road	WFB		39 Stilson Road	Richmond	RI	02898	Self Storage	Self Storage	2001
20	Residence Inn National Portfolio	MSMCH		Various	Various	Various	Various	Hospitality	Extended Stay	Various	Various
20.01	Residence Inn Boulder	MSMCH		3030 Center Green Drive	Boulder	CO	80301	Hospitality	Extended Stay	1986	2018
20.02	Residence Inn Atlanta Buckhead	MSMCH		2960 Piedmont Road Northeast	Atlanta	GA	30305	Hospitality	Extended Stay	1987	2018
20.03	Residence Inn Dallas Las Colinas	MSMCH		950 West Walnut Hill Lane	Irving	TX	75038	Hospitality	Extended Stay	1989	2018
20.04	Residence Inn Philadelphia Valley Forge	MSMCH		600 West Swedesford Road	Berwyn	PA	19312	Hospitality	Extended Stay	1988	2016
21	StaxUp Self Storage - San Marcos	WFB		458 East Mission Road	San Marcos	CA	92069	Self Storage	Self Storage	2002	2011
22	Cypress Point Office Park	WFB		10004-10014 North Dale Mabry Highway	Tampa	FL	33618	Office	Suburban	1981	2016
23	Courtyard Fredericksburg	BANA		620 Caroline Street	Fredericksburg	VA	22401	Hospitality	Select Service	2009	2017
24	11755 - 11795 West Olympic Blvd	BANA		11775-11795 West Olympic Boulevard	Los Angeles	CA	90064	Retail	Unanchored	2009
25	Yorba Linda Station Plaza	WFB		18132-18342 Imperial Highway and 18285 Yorba Linda Boulevard	Yorba Linda	CA	92886	Retail	Unanchored	1981
26	Bainbridge Self-Storage	WFB		9300 Sportsman Club Road Northeast	Bainbridge Island	WA	98110	Self Storage	Self Storage	1999
27	Victor’s Square	MSMCH		1915 & 1917-1931 North Bronson Avenue	Los Angeles	CA	90068	Retail	Unanchored	1969
28	249 Legion Avenue	MSMCH		249 Legion Avenue	New Haven	CT	06519	Retail	Unanchored	2016
29	Boulevard Shops	BANA		14625, 14627, 14629, 14631, 14633, 14635 Baltimore Avenue	Laurel	MD	20707	Retail	Unanchored	1990	2014
30	Prudential - Digital Realty Portfolio	WFB		Various	Various	Various	Various	Other	Data Center	Various	Various
30.01	14901 FAA Boulevard	WFB		14901 FAA Boulevard	Fort Worth	TX	76155	Other	Data Center	2000
30.02	4650 Old Ironsides Drive	WFB		4650 Old Ironsides Drive	Santa Clara	CA	95054	Other	Data Center	1977	2012
30.03	43790 Devin Shafron Drive	WFB		43790 Devin Shafron Drive	Ashburn	VA	20147	Other	Data Center	2011
30.04	636 Pierce Street	WFB		636 Pierce Street	Somerset	NJ	08873	Other	Data Center	2001	2003
30.05	21551 Beaumeade Circle	WFB		21551 Beaumeade Circle	Ashburn	VA	20147	Other	Data Center	2012
30.06	7505 Mason King Court	WFB		7505 Mason King Court	Manassas	VA	20109	Other	Data Center	2003
30.07	4700 Old Ironsides Drive	WFB		4700 Old Ironsides Drive	Santa Clara	CA	95054	Other	Data Center	1993	1997
30.08	444 Toyama Drive	WFB		444 Toyama Drive	Sunnyvale	CA	94089	Other	Data Center	1999
31	El Rancho MHC	BANA		16002 South Atlantic Avenue	Compton	CA	90221	Manufactured Housing Community	Manufactured Housing Community	1947
32	Orange Avenue MHC	BANA		15325 Orange Avenue	Paramount	CA	90723	Manufactured Housing Community	Manufactured Housing Community	1949
33	Medlock Bridge Shopping Center	WFB		6000 and 10270 Medlock Bridge Parkway	Johns Creek	GA	30022	Retail	Anchored	1993
34	Las Vegas Self Storage Portfolio	BANA		Various	Las Vegas	NV	89145	Self Storage	Self Storage	Various
34.01	Durango Mini Storage	BANA		920 South Durango Drive	Las Vegas	NV	89145	Self Storage	Self Storage	1991
34.02	Charleston West Mini Storage	BANA		1000 Heavenly Hills Court	Las Vegas	NV	89145	Self Storage	Self Storage	1996
35	Murrieta Town Center East	WFB		40365, 40375 and 40385 Murrieta Hot Springs Road	Murrieta	CA	92563	Retail	Unanchored	1990	2018
36	Vista West MHC	BANA		3800 Golder Avenue	Odessa	TX	79764	Manufactured Housing Community	Manufactured Housing Community	1970
37	Country Place MHC	BANA		1840 West Orangethorpe Avenue	Fullerton	CA	92833	Manufactured Housing Community	Manufactured Housing Community	1958
38	StaxUp Self Storage - Sun City	WFB		27400 McCall Boulevard	Sun City	CA	92585	Self Storage	Self Storage	1979	2000
39	SoCal Self Storage Cochran	BANA		1225 Cochran Street	Simi Valley	CA	93065	Self Storage	Self Storage	1998
40	Centennial Office	WFB		5785 Centennial Center Boulevard	Las Vegas	NV	89149	Office	Medical	2007	2018
41	Prescott Towne Center	BANA		1365-1385 Iron Springs Road	Prescott	AZ	86305	Retail	Anchored	1983
42	Tudor Woods, Inc.	NCB		76-98 DeHaven Drive	Yonkers	NY	10703	Multifamily	Cooperative	1960	1997
43	Springhill Suites Altamonte	MSMCH		205 West State Road 436	Altamonte Springs	FL	32714	Hospitality	Limited Service	2000	2011
44	315 East 65th Owners Corp.	NCB		315 East 65th Street	New York	NY	10065	Multifamily	Cooperative	1962	1993
45	2020 East University Drive	WFB		2020 East University Drive	Phoenix	AZ	85034	Industrial	Flex	1969	2018
46	Torrance MHC	BANA		1900 Artesia Boulevard	Torrance	CA	90504	Manufactured Housing Community	Manufactured Housing Community	1954
47	175 Main Avenue Owners, Inc.	NCB		175 Main Avenue	Wheatley Heights	NY	11798	Multifamily	Cooperative	1973	1994
48	3515 Owners Corp.	NCB		3515 Henry Hudson Parkway	Bronx	NY	10463	Multifamily	Cooperative	1954	2006
49	CVS Portfolio	MSMCH		Various	Various	Various	Various	Retail	Single Tenant	Various	Various
49.01	CVS Johnstown	MSMCH		1650 Menoher Boulevard	Johnstown	PA	15905	Retail	Single Tenant	2015
49.02	CVS Jennings	MSMCH		1204 Elton Road	Jennings	LA	70546	Retail	Single Tenant	2015
50	510-530 Dubois Avenue Owners, Inc.	NCB		510-530 Dubois Avenue	Valley Stream	NY	11581	Multifamily	Cooperative	1956	2008
51	Saxony Hall Owners, Inc.	NCB		87-15 165th Street	Jamaica	NY	11432	Multifamily	Cooperative	1958	2002
52	Wellington Plaza	WFB		844 West Price Road; 2280 and 2390 Central Boulevard	Brownsville	TX	78520	Office	Suburban	1978	1998
53	Rainbow Crossing	WFB		115 West Grand Avenue	Rainbow City	AL	35906	Retail	Anchored	1997
54	World Self Storage	WFB		1549 Russell Parkway and 1549 South Corder Road	Warner Robins	GA	31088	Self Storage	Self Storage	2001	2017
55	Enterprise Center - VA	WFB		15100 and 15120 Enterprise Court	Chantilly	VA	20151	Office	Suburban	1988
56	Fleetridge East Owners, Inc.	NCB		636 North Terrace Avenue	Mount Vernon	NY	10552	Multifamily	Cooperative	1969	1997
57	Heritage Crossing	BANA		2140 Hall Johnson Road	Grapevine	TX	76051	Retail	Unanchored	2001
58	Rolling Wheel MHC	MSMCH		2945 Kietzke Lane	Reno	NV	89502	Manufactured Housing Community	Manufactured Housing Community	1953
59	Delsea Drive Self Storage	WFB		229 Delsea Drive	Sewell	NJ	08080	Self Storage	Self Storage	2015
60	Offices on Grand Boulevard	WFB		185 Grand Boulevard	Miramar Beach	FL	32550	Office	Suburban	1997	2017
61	DB Estates MHC	BANA		3737 East Main Street	Whitehall	OH	43213	Manufactured Housing Community	Manufactured Housing Community	1957
62	285 East 35th Street Owners Corp.	NCB		285 East 35th Street	Brooklyn	NY	11203	Multifamily	Cooperative	1958	1993
63	Charlton Tenants Corp.	NCB		210 Sixth Avenue	New York	NY	10014	Multifamily	Cooperative	1928	2012
64	UNICO Portfolio V	WFB		Various	Various	Various	Various	Retail	Single Tenant	Various
64.01	DG Copper Hill VA	WFB		7105 Floyd Highway North	Copper Hill	VA	24079	Retail	Single Tenant	2017
64.02	DG Brazoria TX	WFB		6871 FM 521 Road	Brazoria	TX	77422	Retail	Single Tenant	2018
65	Carol Lynn East Park MHC	WFB		165 Fremont Avenue	Woodbine	NJ	08270	Manufactured Housing Community	Manufactured Housing Community	2006
66	Best Storage-Tipp City	WFB		9161 State Route 201	Tipp City	OH	45371	Self Storage	Self Storage	2006
67	Unadilla Owners Corp.	NCB		126 West 11th Street	New York	NY	10011	Multifamily	Cooperative	1899	2006
68	Work of Art Loft Corp.	NCB		242-244 Lafayette Street	New York	NY	10012	Multifamily	Cooperative	1900	2003
69	Pierrepont Apt. Corp.	NCB		62-66 Pierrepont Street	Brooklyn	NY	11201	Multifamily	Cooperative	1911	2003

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Number of Units(3)	Unit of Measure	Cut-off Date Balance Per Unit/SF(4)	Original Balance ($)	Cut-off Date Balance ($)	% of Aggregate Cut-off Date Balance	Maturity Date or ARD Balloon Payment ($)	ARD Loan	Origination Date	First Pay Date	Last IO Pay Date	First P&I Pay Date	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date	Gross Mortgage Rate	Operating Advisor Fee	Certificate Administrator Fee Rate	Servicing Fee	CREFC® IP Royalty License Fee Rate
1	One AT&T	965,800	Sq. Ft.	136	71,500,000	71,500,000	7.3%	71,500,000	N	12/19/2018	2/1/2019	1/1/2029		1/1/2029		4.39000%	0.00198%	0.00750%	0.00500%	0.00050%
2	Southeast Hotel Portfolio	759	Rooms	92,134	70,000,000	69,929,662	7.2%	57,988,721	N	12/13/2018	2/11/2019		2/11/2019	1/11/2029		5.23500%	0.00198%	0.00750%	0.00500%	0.00050%
2.01	Doubletree Atlanta North Druid Hills	209	Rooms		17,850,000	17,832,064	1.8%
2.02	Fairfield Inn Lake Buena Vista	170	Rooms		14,800,000	14,785,128	1.5%
2.03	Fairfield Inn Orlando International Airport	139	Rooms		13,000,000	12,986,937	1.3%
2.04	Courtyard Charlotte Gastonia	130	Rooms		12,550,000	12,537,389	1.3%
2.05	Hampton Inn Atlanta North Druid Hills	111	Rooms		11,800,000	11,788,143	1.2%
3	Millennium Partners Portfolio	1,549,699	Sq. Ft.	305	65,000,000	65,000,000	6.7%	65,000,000	N	6/21/2018	8/7/2018	7/7/2028		7/7/2028		4.28500%	0.00000%	0.00750%	0.00375%	0.00050%
3.01	Millennium Tower Boston	351,385	Sq. Ft.		16,744,366	16,744,366	1.7%
3.02	Lincoln Square	349,420	Sq. Ft.		16,739,789	16,739,789	1.7%
3.03	Four Seasons San Francisco Retail	210,788	Sq. Ft.		7,802,746	7,802,746	0.8%
3.04	Lincoln West	88,418	Sq. Ft.		7,131,690	7,131,690	0.7%
3.05	Commercial Units at the Four Seasons Miami	260,517	Sq. Ft.		5,355,634	5,355,634	0.5%
3.06	Lincoln Triangle	76,411	Sq. Ft.		5,264,085	5,264,085	0.5%
3.07	Ritz Carlton Washington DC Retail	132,377	Sq. Ft.		4,264,366	4,264,366	0.4%
3.08	Ritz Carlton Georgetown Retail	80,383	Sq. Ft.		1,697,324	1,697,324	0.2%
4	ExchangeRight Net Leased Portfolio #25	379,202	Sq. Ft.	138	52,281,500	52,281,500	5.4%	52,281,500	N	12/20/2018	2/1/2019	1/1/2029		1/1/2029		4.63000%	0.00198%	0.00750%	0.00500%	0.00050%
4.01	Hy-Vee - Austin (18th Ave), MN	86,377	Sq. Ft.		11,679,735	11,679,735	1.2%
4.02	Hobby Lobby - Bristol (Falls Blvd), VA	55,000	Sq. Ft.		4,718,200	4,718,200	0.5%
4.03	BioLife Plasma Services L.P. - St. Peters (Mexico Rd), MO	16,708	Sq. Ft.		4,526,000	4,526,000	0.5%
4.04	Walgreens - Roanoke (Brambleton Ave), VA	15,120	Sq. Ft.		3,968,000	3,968,000	0.4%
4.05	Walgreens - Crowley (South Crowley Rd), TX	14,550	Sq. Ft.		3,596,000	3,596,000	0.4%
4.06	Walgreens - Menomonee Falls (Silver Spring Dr), WI	14,490	Sq. Ft.		3,379,000	3,379,000	0.3%
4.07	Tractor Supply - Slidell (Gause Blvd), LA	19,097	Sq. Ft.		2,604,000	2,604,000	0.3%
4.08	Tractor Supply - Prince George (Wagner Way), VA	19,097	Sq. Ft.		2,573,000	2,573,000	0.3%
4.09	BioLife Plasma Services L.P. - Muncie (Marleon Dr), IN	15,157	Sq. Ft.		2,495,500	2,495,500	0.3%
4.10	Walgreens - Roanoke (Williamson Rd NW), VA	15,120	Sq. Ft.		2,431,465	2,431,465	0.2%
4.11	Tractor Supply - Milford (State Route 28), OH	19,273	Sq. Ft.		1,798,000	1,798,000	0.2%
4.12	Dollar General - Orlando (Weston Ln), FL	9,100	Sq. Ft.		1,209,000	1,209,000	0.1%
4.13	Dollar General - Sioux Falls (West 12th St), SD	9,215	Sq. Ft.		930,000	930,000	0.1%
4.14	Dollar General - Hampton (North Armistead Ave), VA	9,002	Sq. Ft.		874,200	874,200	0.1%
4.15	Family Dollar - Eagle Pass (Memo Robinson Rd), TX	8,320	Sq. Ft.		868,000	868,000	0.1%
4.16	Dollar General - Amherst (Leavitt Rd), OH	9,100	Sq. Ft.		868,000	868,000	0.1%
4.17	Dollar General - Edinburg (East Monte Cristo Rd), TX	9,100	Sq. Ft.		837,000	837,000	0.1%
4.18	Dollar General - San Antonio (Pue Rd), TX	9,028	Sq. Ft.		775,000	775,000	0.1%
4.19	Family Dollar - St. Amant (Hwy 429), LA	8,320	Sq. Ft.		756,400	756,400	0.1%
4.20	Dollar General - Springfield (West Chestnut Expwy), MO	9,026	Sq. Ft.		713,000	713,000	0.1%
4.21	Dollar General - Waco (Pamela Ave), TX	9,002	Sq. Ft.		682,000	682,000	0.1%
5	Shadow Mountain Marketplace	200,703	Sq. Ft.	246	49,400,000	49,400,000	5.1%	43,859,740	N	1/9/2019	3/1/2019	2/1/2022	3/1/2022	2/1/2029		5.14000%	0.00198%	0.00750%	0.00500%	0.00050%
6	Rainbow Sunset Pavilion	215,232	Sq. Ft.	209	45,000,000	44,953,796	4.6%	37,171,159	N	12/21/2018	2/1/2019		2/1/2019	1/1/2029		5.14500%	0.00198%	0.00750%	0.00500%	0.00050%
7	Regions Tower	687,237	Sq. Ft.	106	43,000,000	43,000,000	4.4%	43,000,000	N	9/27/2018	11/1/2018	10/1/2023		10/1/2023		4.89740%	0.00198%	0.00750%	0.00500%	0.00050%
8	US Bank Centre	255,927	Sq. Ft.	130	33,200,000	33,200,000	3.4%	28,755,734	N	12/28/2018	2/1/2019	1/1/2021	2/1/2021	1/1/2029		5.04400%	0.00198%	0.00750%	0.04250%	0.00050%
9	Penske Distribution Center	606,000	Sq. Ft.	116	30,000,000	30,000,000	3.1%	30,000,000	N	11/14/2018	1/1/2019	12/1/2028		12/1/2028		4.63000%	0.00000%	0.00750%	0.00500%	0.00050%
10	Haymarket Village Center	256,856	Sq. Ft.	98	25,200,000	25,200,000	2.6%	22,841,395	N	12/26/2018	2/1/2019	1/1/2023	2/1/2023	1/1/2029		5.13000%	0.00198%	0.00750%	0.00500%	0.00050%
11	Willowbend Apartments	330	Units	75,569	25,000,000	24,937,875	2.6%	20,088,397	N	11/21/2018	1/1/2019		1/1/2019	12/1/2028		4.32100%	0.00198%	0.00750%	0.00500%	0.00050%
12	Springdale General	165,457	Sq. Ft.	148	24,500,000	24,500,000	2.5%	24,500,000	N	12/27/2018	2/1/2019	1/1/2029		1/1/2029		4.76000%	0.00198%	0.00750%	0.00500%	0.00050%
13	Hancock Plaza Colorado Springs	181,321	Sq. Ft.	118	21,400,000	21,400,000	2.2%	19,117,792	N	10/31/2018	12/11/2018	11/11/2021	12/11/2021	11/11/2028		5.43000%	0.00198%	0.00750%	0.00500%	0.00050%
14	Park Center Tower	138,188	Sq. Ft.	151	20,900,000	20,835,528	2.1%	17,385,532	N	11/6/2018	12/11/2018		12/11/2018	11/11/2028		5.36500%	0.00198%	0.00750%	0.02500%	0.00050%
15	Carriage Place	296,620	Sq. Ft.	103	20,667,500	20,667,500	2.1%	18,260,000	N	9/11/2018	11/1/2018	10/1/2021	11/1/2021	10/1/2028		4.91000%	0.00198%	0.00750%	0.00500%	0.00050%
16	Centrepark West	175,038	Sq. Ft.	104	18,240,000	18,240,000	1.9%	18,240,000	N	12/20/2018	2/1/2019	1/1/2029		1/1/2029		4.47180%	0.00198%	0.00750%	0.00500%	0.00050%
17	Hancock Village - VA	153,887	Sq. Ft.	116	17,900,000	17,900,000	1.8%	16,163,661	N	12/17/2018	2/11/2019	1/11/2023	2/11/2023	1/11/2029		4.92500%	0.00198%	0.00750%	0.00500%	0.00050%
18	Allied Solutions	139,370	Sq. Ft.	126	17,600,000	17,600,000	1.8%	17,600,000	N	1/18/2019	3/6/2019	2/6/2029		2/6/2029		4.48500%	0.00198%	0.00750%	0.00500%	0.00050%
19	Rhode Island Self Storage Portfolio	177,575	Sq. Ft.	98	17,455,000	17,455,000	1.8%	17,455,000	N	12/17/2018	2/11/2019	1/11/2029		1/11/2029		5.15000%	0.00198%	0.00750%	0.00500%	0.00050%
19.01	305 Westmoreland Street	77,925	Sq. Ft.		8,217,858	8,217,858	0.8%
19.02	5775 Post Road and 5805 Post Road	50,650	Sq. Ft.		6,489,388	6,489,388	0.7%
19.03	39 Stilson Road	49,000	Sq. Ft.		2,747,754	2,747,754	0.3%
20	Residence Inn National Portfolio	472	Rooms	78,496	17,050,000	17,050,000	1.7%	15,648,662	N	12/19/2018	2/1/2019	1/1/2024	2/1/2024	1/1/2029		4.68000%	0.00198%	0.00750%	0.02500%	0.00050%
20.01	Residence Inn Boulder	128	Rooms		5,569,667	5,569,667	0.6%
20.02	Residence Inn Atlanta Buckhead	136	Rooms		4,677,821	4,677,821	0.5%
20.03	Residence Inn Dallas Las Colinas	120	Rooms		3,795,638	3,795,638	0.4%
20.04	Residence Inn Philadelphia Valley Forge	88	Rooms		3,006,874	3,006,874	0.3%
21	StaxUp Self Storage - San Marcos	125,514	Sq. Ft.	111	13,900,000	13,900,000	1.4%	12,840,480	N	11/30/2018	1/11/2019	12/11/2023	1/11/2024	12/11/2028		5.10000%	0.00198%	0.00750%	0.00500%	0.00050%
22	Cypress Point Office Park	165,881	Sq. Ft.	81	13,510,000	13,510,000	1.4%	13,510,000	N	12/13/2018	2/11/2019	1/11/2029		1/11/2029		4.92000%	0.00198%	0.00750%	0.00500%	0.00050%
23	Courtyard Fredericksburg	98	Rooms	122,449	12,000,000	12,000,000	1.2%	10,704,505	N	12/27/2018	2/1/2019	1/1/2022	2/1/2022	1/1/2029		5.36000%	0.00198%	0.00750%	0.06250%	0.00050%
24	11755 - 11795 West Olympic Blvd	28,053	Sq. Ft.	413	11,600,000	11,586,519	1.2%	9,414,455	N	12/11/2018	2/1/2019		2/1/2019	1/1/2029		4.61200%	0.00198%	0.00750%	0.00500%	0.00050%
25	Yorba Linda Station Plaza	71,368	Sq. Ft.	161	11,500,000	11,500,000	1.2%	11,500,000	N	12/19/2018	2/11/2019	1/11/2029		1/11/2029		4.80000%	0.00198%	0.00750%	0.00500%	0.00050%
26	Bainbridge Self-Storage	61,895	Sq. Ft.	185	11,450,000	11,450,000	1.2%	9,689,793	N	12/12/2018	2/11/2019	1/11/2020	2/11/2020	1/11/2029		5.08000%	0.00198%	0.00750%	0.05250%	0.00050%
27	Victor’s Square	16,080	Sq. Ft.	653	10,500,000	10,500,000	1.1%	10,500,000	N	12/5/2018	2/1/2019	1/1/2029		1/1/2029		4.77000%	0.00198%	0.00750%	0.03500%	0.00050%
28	249 Legion Avenue	24,611	Sq. Ft.	414	10,200,000	10,200,000	1.0%	10,200,000	N	12/6/2018	2/1/2019	1/1/2029		1/1/2029		4.78000%	0.00198%	0.00750%	0.04250%	0.00050%
29	Boulevard Shops	41,747	Sq. Ft.	243	10,150,000	10,139,588	1.0%	8,385,240	N	12/4/2018	2/1/2019		2/1/2019	1/1/2029		5.14900%	0.00198%	0.00750%	0.00500%	0.00050%
30	Prudential - Digital Realty Portfolio	1,042,933	Sq. Ft.	203	10,000,000	10,000,000	1.0%	10,000,000	N	9/7/2018	11/6/2018	10/6/2023		10/6/2023		4.55750%	0.00000%	0.00750%	0.00500%	0.00050%
30.01	14901 FAA Boulevard	263,700	Sq. Ft.		2,018,868	2,018,868	0.2%
30.02	4650 Old Ironsides Drive	124,383	Sq. Ft.		1,764,151	1,764,151	0.2%
30.03	43790 Devin Shafron Drive	152,138	Sq. Ft.		1,424,528	1,424,528	0.1%
30.04	636 Pierce Street	108,336	Sq. Ft.		1,183,962	1,183,962	0.1%
30.05	21551 Beaumeade Circle	152,504	Sq. Ft.		1,066,038	1,066,038	0.1%
30.06	7505 Mason King Court	109,650	Sq. Ft.		924,528	924,528	0.1%
30.07	4700 Old Ironsides Drive	90,139	Sq. Ft.		900,943	900,943	0.1%
30.08	444 Toyama Drive	42,083	Sq. Ft.		716,981	716,981	0.1%
31	El Rancho MHC	148	Pads	63,514	9,400,000	9,400,000	1.0%	9,400,000	N	1/4/2019	3/1/2019	2/1/2029		2/1/2029		4.76600%	0.00198%	0.00750%	0.07250%	0.00050%
32	Orange Avenue MHC	117	Pads	78,632	9,200,000	9,200,000	0.9%	9,200,000	N	1/4/2019	3/1/2019	2/1/2029		2/1/2029		4.87600%	0.00198%	0.00750%	0.07250%	0.00050%
33	Medlock Bridge Shopping Center	114,412	Sq. Ft.	79	9,012,000	9,012,000	0.9%	7,816,085	N	11/26/2018	1/11/2019	12/11/2020	1/11/2021	12/11/2028		5.09500%	0.00198%	0.00750%	0.00500%	0.00050%
34	Las Vegas Self Storage Portfolio	178,730	Sq. Ft.	46	8,300,000	8,300,000	0.9%	7,670,288	N	1/8/2019	3/1/2019	2/1/2024	3/1/2024	2/1/2029		5.13000%	0.00198%	0.00750%	0.00500%	0.00050%
34.01	Durango Mini Storage	81,095	Sq. Ft.		4,253,606	4,253,606	0.4%
34.02	Charleston West Mini Storage	97,635	Sq. Ft.		4,046,394	4,046,394	0.4%
35	Murrieta Town Center East	36,950	Sq. Ft.	223	8,255,000	8,255,000	0.8%	7,323,256	N	12/13/2018	2/11/2019	1/11/2022	2/11/2022	1/11/2029		5.10000%	0.00198%	0.00750%	0.03500%	0.00050%
36	Vista West MHC	191	Pads	38,743	7,400,000	7,400,000	0.8%	6,585,842	N	12/20/2018	2/1/2019	1/1/2022	2/1/2022	1/1/2029		5.25000%	0.00198%	0.00750%	0.00500%	0.00050%
37	Country Place MHC	100	Pads	69,500	6,950,000	6,950,000	0.7%	6,950,000	N	1/4/2019	3/1/2019	2/1/2029		2/1/2029		4.87800%	0.00198%	0.00750%	0.07250%	0.00050%
38	StaxUp Self Storage - Sun City	62,031	Sq. Ft.	112	6,950,000	6,950,000	0.7%	6,405,708	N	11/29/2018	1/11/2019	12/11/2023	1/11/2024	12/11/2028		4.95000%	0.00198%	0.00750%	0.00500%	0.00050%
39	SoCal Self Storage Cochran	60,309	Sq. Ft.	109	6,600,000	6,600,000	0.7%	6,600,000	N	1/9/2019	3/1/2019	2/1/2029		2/1/2029		4.50000%	0.00198%	0.00750%	0.00500%	0.00050%
40	Centennial Office	30,172	Sq. Ft.	208	6,300,000	6,286,534	0.6%	5,177,425	N	12/3/2018	1/11/2019		1/11/2019	12/11/2028		4.98500%	0.00198%	0.00750%	0.00500%	0.00050%
41	Prescott Towne Center	53,284	Sq. Ft.	114	6,100,000	6,100,000	0.6%	5,423,105	N	12/21/2018	2/1/2019	1/1/2022	2/1/2022	1/1/2029		5.20000%	0.00198%	0.00750%	0.00500%	0.00050%
42	Tudor Woods, Inc.	148	Units	37,118	5,500,000	5,493,415	0.6%	4,443,637	N	12/27/2018	2/1/2019		2/1/2019	1/1/2029		4.48000%	0.00198%	0.00750%	0.08000%	0.00050%
43	Springhill Suites Altamonte	90	Rooms	60,000	5,400,000	5,400,000	0.6%	4,988,232	N	12/27/2018	2/1/2019	1/1/2024	2/1/2024	1/1/2029		5.10000%	0.00198%	0.00750%	0.00500%	0.00050%
44	315 East 65th Owners Corp.	130	Units	40,385	5,250,000	5,250,000	0.5%	4,271,812	N	1/2/2019	3/1/2019		3/1/2019	2/1/2029		4.69000%	0.00198%	0.00750%	0.08000%	0.00050%
45	2020 East University Drive	134,375	Sq. Ft.	37	5,000,000	5,000,000	0.5%	4,604,059	N	12/13/2018	2/11/2019	1/11/2024	2/11/2024	1/11/2029		4.89000%	0.00198%	0.00750%	0.06250%	0.00050%
46	Torrance MHC	65	Pads	76,923	5,000,000	5,000,000	0.5%	5,000,000	N	1/4/2019	3/1/2019	2/1/2029		2/1/2029		4.88600%	0.00198%	0.00750%	0.08250%	0.00050%
47	175 Main Avenue Owners, Inc.	79	Units	63,216	5,000,000	4,994,081	0.5%	4,046,615	N	12/20/2018	2/1/2019		2/1/2019	1/1/2029		4.53000%	0.00198%	0.00750%	0.08000%	0.00050%
48	3515 Owners Corp.	76	Units	61,770	4,700,000	4,694,498	0.5%	3,810,325	N	12/27/2018	2/1/2019		2/1/2019	1/1/2029		4.58000%	0.00198%	0.00750%	0.08000%	0.00050%
49	CVS Portfolio	26,975	Sq. Ft.	148	4,005,000	4,005,000	0.4%	4,005,000	N	12/26/2018	2/1/2019	1/1/2029		1/1/2029		4.90000%	0.00198%	0.00750%	0.00500%	0.00050%
49.01	CVS Johnstown	13,627	Sq. Ft.		2,061,746	2,061,746	0.2%
49.02	CVS Jennings	13,348	Sq. Ft.		1,943,254	1,943,254	0.2%
50	510-530 Dubois Avenue Owners, Inc.	87	Units	43,079	3,750,000	3,747,841	0.4%	3,376,387	N	12/19/2018	2/1/2019		2/1/2019	1/1/2029		4.71000%	0.00198%	0.00750%	0.08000%	0.00050%
51	Saxony Hall Owners, Inc.	85	Units	42,302	3,600,000	3,595,700	0.4%	2,909,563	N	12/19/2018	2/1/2019		2/1/2019	1/1/2029		4.49000%	0.00198%	0.00750%	0.08000%	0.00050%
52	Wellington Plaza	52,829	Sq. Ft.	68	3,600,000	3,587,396	0.4%	2,895,156	N	10/22/2018	12/11/2018		12/11/2018	11/11/2028		5.86000%	0.00198%	0.00750%	0.00500%	0.00050%
53	Rainbow Crossing	60,620	Sq. Ft.	58	3,525,000	3,525,000	0.4%	3,120,847	N	11/30/2018	1/11/2019	12/11/2021	1/11/2022	12/11/2028		5.00500%	0.00198%	0.00750%	0.00500%	0.00050%
54	World Self Storage	119,770	Sq. Ft.	29	3,500,000	3,487,212	0.4%	1,481,447	N	12/21/2018	2/11/2019		2/11/2019	1/11/2029		4.85000%	0.00198%	0.00750%	0.00500%	0.00050%
55	Enterprise Center - VA	56,076	Sq. Ft.	58	3,250,000	3,250,000	0.3%	3,250,000	N	12/27/2018	2/11/2019	1/11/2029		1/11/2029		4.90000%	0.00198%	0.00750%	0.00500%	0.00050%
56	Fleetridge East Owners, Inc.	62	Units	48,329	3,000,000	2,996,376	0.3%	2,420,459	N	12/28/2018	2/1/2019		2/1/2019	1/1/2029		4.44000%	0.00198%	0.00750%	0.08000%	0.00050%
57	Heritage Crossing	22,709	Sq. Ft.	123	2,800,000	2,794,486	0.3%	2,326,608	N	11/20/2018	1/1/2019		1/1/2019	12/1/2028		5.32800%	0.00198%	0.00750%	0.00500%	0.00050%
58	Rolling Wheel MHC	65	Pads	42,308	2,750,000	2,750,000	0.3%	2,750,000	N	12/14/2018	2/1/2019	1/1/2029		1/1/2029		4.89500%	0.00198%	0.00750%	0.11250%	0.00050%
59	Delsea Drive Self Storage	48,325	Sq. Ft.	50	2,397,500	2,393,107	0.2%	2,010,350	N	11/15/2018	1/11/2019		1/11/2019	12/11/2028		5.62000%	0.00198%	0.00750%	0.00500%	0.00050%
60	Offices on Grand Boulevard	23,950	Sq. Ft.	98	2,350,000	2,350,000	0.2%	2,350,000	N	12/14/2018	2/11/2019	1/11/2029		1/11/2029		4.91500%	0.00198%	0.00750%	0.00500%	0.00050%
61	DB Estates MHC	123	Pads	18,274	2,250,000	2,247,654	0.2%	1,854,722	N	12/12/2018	2/1/2019		2/1/2019	1/1/2029		5.08100%	0.00198%	0.00750%	0.00500%	0.00050%
62	285 East 35th Street Owners Corp.	66	Units	31,780	2,100,000	2,097,492	0.2%	1,697,245	N	12/19/2018	2/1/2019		2/1/2019	1/1/2029		4.49000%	0.00198%	0.00750%	0.08000%	0.00050%
63	Charlton Tenants Corp.	40	Units	49,940	2,000,000	1,997,584	0.2%	1,613,639	N	12/20/2018	2/1/2019		2/1/2019	1/1/2029		4.44000%	0.00198%	0.00750%	0.08000%	0.00050%
64	UNICO Portfolio V	18,126	Sq. Ft.	103	1,859,000	1,859,000	0.2%	1,859,000	N	12/18/2018	2/11/2019	1/11/2029		1/11/2029		5.45000%	0.00198%	0.00750%	0.00500%	0.00050%
64.01	DG Copper Hill VA	9,026	Sq. Ft.		975,000	975,000	0.1%
64.02	DG Brazoria TX	9,100	Sq. Ft.		884,000	884,000	0.1%
65	Carol Lynn East Park MHC	94	Pads	19,149	1,800,000	1,800,000	0.2%	1,609,351	N	12/14/2018	2/11/2019	1/11/2022	2/11/2022	1/11/2029		5.47000%	0.00198%	0.00750%	0.00500%	0.00050%
66	Best Storage-Tipp City	60,415	Sq. Ft.	30	1,800,000	1,796,370	0.2%	1,491,028	N	12/11/2018	1/11/2019		1/11/2019	12/11/2028		5.23000%	0.00198%	0.00750%	0.05500%	0.00050%
67	Unadilla Owners Corp.	28	Units	60,493	1,700,000	1,693,801	0.2%	1,378,692	N	10/30/2018	12/1/2018		12/1/2018	11/1/2028		4.59000%	0.00198%	0.00750%	0.08000%	0.00050%
68	Work of Art Loft Corp.	10	Units	149,819	1,500,000	1,498,192	0.2%	1,210,648	N	12/13/2018	2/1/2019		2/1/2019	1/1/2029		4.45000%	0.00198%	0.00750%	0.08000%	0.00050%
69	Pierrepont Apt. Corp.	35	Units	35,632	1,250,000	1,247,133	0.1%	1,016,901	N	11/28/2018	1/1/2019		1/1/2019	12/1/2028		4.68000%	0.00198%	0.00750%	0.08000%	0.00050%

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Asset Representations Reviewer Fee Rate	Net Mortgage Rate	Interest Accrual Method	Monthly P&I Payment ($)	Amortization Type	Interest Accrual Method During IO	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Original IO Period (Mos.)	Remaining IO Period (Mos.)	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)	Seasoning	Prepayment Provisions(5)	Grace Period Default (Days)	Grace Period Late (Days)
1	One AT&T	0.00031%	4.37471%	Actual/360	265,203.76	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(90),O(5)	5	0
2	Southeast Hotel Portfolio	0.00031%	5.21971%	Actual/360	385,892.50	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0
2.01	Doubletree Atlanta North Druid Hills
2.02	Fairfield Inn Lake Buena Vista
2.03	Fairfield Inn Orlando International Airport
2.04	Courtyard Charlotte Gastonia
2.05	Hampton Inn Atlanta North Druid Hills
3	Millennium Partners Portfolio	0.00031%	4.27294%	Actual/360	235,327.84	Interest-only, Balloon	Actual/360	120	113	120	113	0	0	7	L(31),D(82),O(7)	0	0
3.01	Millennium Tower Boston
3.02	Lincoln Square
3.03	Four Seasons San Francisco Retail
3.04	Lincoln West
3.05	Commercial Units at the Four Seasons Miami
3.06	Lincoln Triangle
3.07	Ritz Carlton Washington DC Retail
3.08	Ritz Carlton Georgetown Retail
4	ExchangeRight Net Leased Portfolio #25	0.00031%	4.61471%	Actual/360	204,521.11	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)	5	5
4.01	Hy-Vee - Austin (18th Ave), MN
4.02	Hobby Lobby - Bristol (Falls Blvd), VA
4.03	BioLife Plasma Services L.P. - St. Peters (Mexico Rd), MO
4.04	Walgreens - Roanoke (Brambleton Ave), VA
4.05	Walgreens - Crowley (South Crowley Rd), TX
4.06	Walgreens - Menomonee Falls (Silver Spring Dr), WI
4.07	Tractor Supply - Slidell (Gause Blvd), LA
4.08	Tractor Supply - Prince George (Wagner Way), VA
4.09	BioLife Plasma Services L.P. - Muncie (Marleon Dr), IN
4.10	Walgreens - Roanoke (Williamson Rd NW), VA
4.11	Tractor Supply - Milford (State Route 28), OH
4.12	Dollar General - Orlando (Weston Ln), FL
4.13	Dollar General - Sioux Falls (West 12th St), SD
4.14	Dollar General - Hampton (North Armistead Ave), VA
4.15	Family Dollar - Eagle Pass (Memo Robinson Rd), TX
4.16	Dollar General - Amherst (Leavitt Rd), OH
4.17	Dollar General - Edinburg (East Monte Cristo Rd), TX
4.18	Dollar General - San Antonio (Pue Rd), TX
4.19	Family Dollar - St. Amant (Hwy 429), LA
4.20	Dollar General - Springfield (West Chestnut Expwy), MO
4.21	Dollar General - Waco (Pamela Ave), TX
5	Shadow Mountain Marketplace	0.00031%	5.12471%	Actual/360	269,432.68	Interest-only, Amortizing Balloon	Actual/360	120	120	36	36	360	360	0	L(24),D(92),O(4)	0	0
6	Rainbow Sunset Pavilion	0.00031%	5.12971%	Actual/360	245,573.19	Amortizing Balloon		120	119	0	0	360	359	1	L(25),GRTR 1% or YM or D(90),O(5)	0	0
7	Regions Tower	0.00031%	4.88211%	Actual/360	177,927.53	Interest-only, Balloon	Actual/360	60	56	60	56	0	0	4	L(28),D(28),O(4)	5	5
8	US Bank Centre	0.00031%	4.99121%	Actual/360	179,118.62	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1	L(25),D(88),O(7)	4	0
9	Penske Distribution Center	0.00031%	4.61669%	Actual/360	117,357.64	Interest-only, Balloon	Actual/360	120	118	120	118	0	0	2	L(24),GRTR 1% or YM(92),O(4)	5	0
10	Haymarket Village Center	0.00031%	5.11471%	Actual/360	137,288.25	Interest-only, Amortizing Balloon	Actual/360	120	119	48	47	360	360	1	L(25),D(91),O(4)	0	0
11	Willowbend Apartments	0.00031%	4.30571%	Actual/360	124,026.33	Amortizing Balloon		120	118	0	0	360	358	2	L(26),GRTR 1% or YM or D(90),O(4)	0	0
12	Springdale General	0.00031%	4.74471%	Actual/360	98,533.10	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(90),O(5)	5	5
13	Hancock Plaza Colorado Springs	0.00031%	5.41471%	Actual/360	120,568.65	Interest-only, Amortizing Balloon	Actual/360	120	117	36	33	360	360	3	L(27),D(89),O(4)	0	0
14	Park Center Tower	0.00031%	5.32971%	Actual/360	116,903.73	Amortizing Balloon		120	117	0	0	360	357	3	L(27),D(88),O(5)	0	0
15	Carriage Place	0.00031%	4.89471%	Actual/360	109,813.60	Interest-only, Amortizing Balloon	Actual/360	120	116	36	32	360	360	4	L(28),D(88),O(4)	0	0
16	Centrepark West	0.00031%	4.45651%	Actual/360	68,915.41	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)	3	0
17	Hancock Village - VA	0.00031%	4.90971%	Actual/360	95,272.27	Interest-only, Amortizing Balloon	Actual/360	120	119	48	47	360	360	1	L(25),D(90),O(5)	0	5
18	Allied Solutions	0.00031%	4.46971%	Actual/360	66,693.61	Interest-only, Balloon	Actual/360	120	120	120	120	0	0	0	L(24),D(92),O(4)	5	5
19	Rhode Island Self Storage Portfolio	0.00031%	5.13471%	Actual/360	75,951.47	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)	0	0
19.01	305 Westmoreland Street
19.02	5775 Post Road and 5805 Post Road
19.03	39 Stilson Road
20	Residence Inn National Portfolio	0.00031%	4.64471%	Actual/360	88,222.90	Interest-only, Amortizing Balloon	Actual/360	120	119	60	59	360	360	1	L(25),D(82),O(13)	5	0
20.01	Residence Inn Boulder
20.02	Residence Inn Atlanta Buckhead
20.03	Residence Inn Dallas Las Colinas
20.04	Residence Inn Philadelphia Valley Forge
21	StaxUp Self Storage - San Marcos	0.00031%	5.08471%	Actual/360	75,470.02	Interest-only, Amortizing Balloon	Actual/360	120	118	60	58	360	360	2	L(26),D(90),O(4)	0	0
22	Cypress Point Office Park	0.00031%	4.90471%	Actual/360	56,160.32	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)	0	0
23	Courtyard Fredericksburg	0.00031%	5.28721%	Actual/360	67,084.38	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35	360	360	1	L(25),D(88),O(7)	4	5
24	11755 - 11795 West Olympic Blvd	0.00031%	4.59671%	Actual/360	59,549.97	Amortizing Balloon		120	119	0	0	360	359	1	L(25),GRTR 1% or YM or D(90),O(5)	4	5
25	Yorba Linda Station Plaza	0.00031%	4.78471%	Actual/360	46,638.89	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)	0	0
26	Bainbridge Self-Storage	0.00031%	5.01721%	Actual/360	62,027.11	Interest-only, Amortizing Balloon	Actual/360	120	119	12	11	360	360	1	L(25),GRTR 1% or YM(91),O(4)	0	0
27	Victor’s Square	0.00031%	4.72471%	Actual/360	42,317.19	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(24),GRTR 1% or YM(91),O(5)	5	5
28	249 Legion Avenue	0.00031%	4.72721%	Actual/360	41,194.31	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(82),O(13)	5	5
29	Boulevard Shops	0.00031%	5.13371%	Actual/360	55,415.41	Amortizing Balloon		120	119	0	0	360	359	1	L(25),GRTR 1% or YM or D(90),O(5)	4	5
30	Prudential - Digital Realty Portfolio	0.00031%	4.54419%	Actual/360	38,506.66	Interest-only, Balloon	Actual/360	60	56	60	56	0	0	4	L(28),GRTR 1% or YM or D(25),O(7)	0	0
30.01	14901 FAA Boulevard
30.02	4650 Old Ironsides Drive
30.03	43790 Devin Shafron Drive
30.04	636 Pierce Street
30.05	21551 Beaumeade Circle
30.06	7505 Mason King Court
30.07	4700 Old Ironsides Drive
30.08	444 Toyama Drive
31	El Rancho MHC	0.00031%	4.68321%	Actual/360	37,852.19	Interest-only, Balloon	Actual/360	120	120	120	120	0	0	0	L(24),D(92),O(4)	4	5
32	Orange Avenue MHC	0.00031%	4.79321%	Actual/360	37,901.87	Interest-only, Balloon	Actual/360	120	120	120	120	0	0	0	L(24),D(92),O(4)	4	5
33	Medlock Bridge Shopping Center	0.00031%	5.07971%	Actual/360	48,902.95	Interest-only, Amortizing Balloon	Actual/360	120	118	24	22	360	360	2	L(26),D(90),O(4)	0	0
34	Las Vegas Self Storage Portfolio	0.00031%	5.11471%	Actual/360	45,217.96	Interest-only, Amortizing Balloon	Actual/360	120	120	60	60	360	360	0	L(24),D(92),O(4)	4	5
34.01	Durango Mini Storage
34.02	Charleston West Mini Storage
35	Murrieta Town Center East	0.00031%	5.05471%	Actual/360	44,820.50	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35	360	360	1	L(25),D(91),O(4)	0	0
36	Vista West MHC	0.00031%	5.23471%	Actual/360	40,863.07	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35	360	360	1	L(25),D(91),O(4)	4	5
37	Country Place MHC	0.00031%	4.79521%	Actual/360	28,644.14	Interest-only, Balloon	Actual/360	120	120	120	120	0	0	0	L(24),D(92),O(4)	4	5
38	StaxUp Self Storage - Sun City	0.00031%	4.93471%	Actual/360	37,097.01	Interest-only, Amortizing Balloon	Actual/360	120	118	60	58	360	360	2	L(26),D(90),O(4)	0	0
39	SoCal Self Storage Cochran	0.00031%	4.48471%	Actual/360	25,093.75	Interest-only, Balloon	Actual/360	120	120	120	120	0	0	0	L(24),D(92),O(4)	4	5
40	Centennial Office	0.00031%	4.96971%	Actual/360	33,762.03	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(90),O(4)	0	0
41	Prescott Towne Center	0.00031%	5.18471%	Actual/360	33,495.76	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35	360	360	1	L(25),D(90),O(5)	4	5
42	Tudor Woods, Inc.	0.00031%	4.38971%	Actual/360	27,802.37	Amortizing Balloon		120	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10	10
43	Springhill Suites Altamonte	0.00031%	5.08471%	Actual/360	29,319.29	Interest-only, Amortizing Balloon	Actual/360	120	119	60	59	360	360	1	L(25),D(90),O(5)	5	5
44	315 East 65th Owners Corp.	0.00031%	4.59971%	Actual/360	27,196.94	Amortizing Balloon		120	120	0	0	360	360	0	GRTR 1% or YM(113),1%(3),O(4)	10	10
45	2020 East University Drive	0.00031%	4.81721%	Actual/360	26,505.95	Interest-only, Amortizing Balloon	Actual/360	120	119	60	59	360	360	1	L(25),D(91),O(4)	0	0
46	Torrance MHC	0.00031%	4.79321%	Actual/360	20,641.09	Interest-only, Balloon	Actual/360	120	120	120	120	0	0	0	L(24),D(92),O(4)	4	5
47	175 Main Avenue Owners, Inc.	0.00031%	4.43971%	Actual/360	25,423.47	Amortizing Balloon		120	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10	10
48	3515 Owners Corp.	0.00031%	4.48971%	Actual/360	24,038.14	Amortizing Balloon		120	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10	10
49	CVS Portfolio	0.00031%	4.88471%	Actual/360	16,580.89	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)	5	0
49.01	CVS Johnstown
49.02	CVS Jennings
50	510-530 Dubois Avenue Owners, Inc.	0.00031%	4.61971%	Actual/360	17,368.13	Amortizing Balloon		120	119	0	0	480	479	1	GRTR 1% or YM(113),1%(3),O(4)	10	10
51	Saxony Hall Owners, Inc.	0.00031%	4.39971%	Actual/360	18,219.29	Amortizing Balloon		120	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10	10
52	Wellington Plaza	0.00031%	5.84471%	Actual/360	22,149.86	Amortizing Balloon		120	117	0	0	324	321	3	L(27),D(89),O(4)	0	0
53	Rainbow Crossing	0.00031%	4.98971%	Actual/360	18,933.74	Interest-only, Amortizing Balloon	Actual/360	120	118	36	34	360	360	2	L(26),D(90),O(4)	0	5
54	World Self Storage	0.00031%	4.83471%	Actual/360	27,405.07	Amortizing Balloon		120	119	0	0	180	179	1	L(25),D(91),O(4)	0	0
55	Enterprise Center - VA	0.00031%	4.88471%	Actual/360	13,455.15	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)	0	0
56	Fleetridge East Owners, Inc.	0.00031%	4.34971%	Actual/360	15,093.79	Amortizing Balloon		120	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10	10
57	Heritage Crossing	0.00031%	5.31271%	Actual/360	15,597.25	Amortizing Balloon		120	118	0	0	360	358	2	L(26),GRTR 1% or YM(87),O(7)	4	4
58	Rolling Wheel MHC	0.00031%	4.77221%	Actual/360	11,373.51	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(90),O(5)	5	5
59	Delsea Drive Self Storage	0.00031%	5.60471%	Actual/360	13,793.79	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(90),O(4)	0	0
60	Offices on Grand Boulevard	0.00031%	4.89971%	Actual/360	9,758.89	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)	0	0
61	DB Estates MHC	0.00031%	5.06571%	Actual/360	12,190.11	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	4	5
62	285 East 35th Street Owners Corp.	0.00031%	4.39971%	Actual/360	10,627.92	Amortizing Balloon		120	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10	10
63	Charlton Tenants Corp.	0.00031%	4.34971%	Actual/360	10,062.53	Amortizing Balloon		120	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10	10
64	UNICO Portfolio V	0.00031%	5.43471%	Actual/360	8,560.22	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)	0	0
64.01	DG Copper Hill VA
64.02	DG Brazoria TX
65	Carol Lynn East Park MHC	0.00031%	5.45471%	Actual/360	10,186.35	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35	360	360	1	L(25),D(91),O(4)	0	0
66	Best Storage-Tipp City	0.00031%	5.16471%	Actual/360	9,917.38	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(90),O(4)	0	0
67	Unadilla Owners Corp.	0.00031%	4.49971%	Actual/360	8,704.80	Amortizing Balloon		120	117	0	0	360	357	3	GRTR 1% or YM(113),1%(3),O(4)	10	10
68	Work of Art Loft Corp.	0.00031%	4.35971%	Actual/360	7,555.78	Amortizing Balloon		120	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10	10
69	Pierrepont Apt. Corp.	0.00031%	4.58971%	Actual/360	6,467.95	Amortizing Balloon		120	118	0	0	360	358	2	GRTR 1% or YM(113),1%(3),O(4)	10	10

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Appraised Value ($)(6)	Appraisal Date(7)	Coop -Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Units	Coop - Sponsor Carry	Coop - Committed Secondary Debt	U/W NOI DSCR (x)(4)	U/W NCF DSCR (x)(4)	Cut-off Date LTV Ratio(4)(6)	LTV Ratio at Maturity or ARD($)(4)(6)	Cut-off Date U/W NOI Debt Yield(4)	Cut-off Date U/W NCF Debt Yield(4)
1	One AT&T	250,200,000	11/7/2018									2.48	2.45	52.6%	52.6%	11.0%	10.9%
2	Southeast Hotel Portfolio	103,100,000	Various									1.88	1.66	67.8%	56.2%	12.4%	11.0%
2.01	Doubletree Atlanta North Druid Hills	25,400,000	10/23/2019
2.02	Fairfield Inn Lake Buena Vista	23,500,000	10/22/2019
2.03	Fairfield Inn Orlando International Airport	18,600,000	10/22/2018
2.04	Courtyard Charlotte Gastonia	17,900,000	10/30/2018
2.05	Hampton Inn Atlanta North Druid Hills	17,700,000	10/23/2019
3	Millennium Partners Portfolio	1,460,900,000	Various									3.60	3.43	32.3%	32.3%	15.7%	14.9%
3.01	Millennium Tower Boston	360,000,000	5/7/2018
3.02	Lincoln Square	340,000,000	5/15/2018
3.03	Four Seasons San Francisco Retail	170,100,000	5/1/2018; 5/9/2018
3.04	Lincoln West	170,000,000	5/15/2018
3.05	Commercial Units at the Four Seasons Miami	123,100,000	5/4/2018
3.06	Lincoln Triangle	125,000,000	5/15/2018
3.07	Ritz Carlton Washington DC Retail	120,700,000	5/4/2018
3.08	Ritz Carlton Georgetown Retail	52,000,000	5/4/2018
4	ExchangeRight Net Leased Portfolio #25	84,325,000	Various									2.00	1.90	62.0%	62.0%	9.4%	8.9%
4.01	Hy-Vee - Austin (18th Ave), MN	16,100,000	11/20/2018
4.02	Hobby Lobby - Bristol (Falls Blvd), VA	7,610,000	11/14/2018
4.03	BioLife Plasma Services L.P. - St. Peters (Mexico Rd), MO	7,300,000	11/21/2018
4.04	Walgreens - Roanoke (Brambleton Ave), VA	6,400,000	11/14/2018
4.05	Walgreens - Crowley (South Crowley Rd), TX	5,800,000	11/23/2018
4.06	Walgreens - Menomonee Falls (Silver Spring Dr), WI	5,450,000	12/3/2018
4.07	Tractor Supply - Slidell (Gause Blvd), LA	4,200,000	11/21/2018
4.08	Tractor Supply - Prince George (Wagner Way), VA	4,150,000	11/19/2018
4.09	BioLife Plasma Services L.P. - Muncie (Marleon Dr), IN	4,025,000	11/27/2018
4.10	Walgreens - Roanoke (Williamson Rd NW), VA	6,660,000	11/14/2018
4.11	Tractor Supply - Milford (State Route 28), OH	2,900,000	11/26/2018
4.12	Dollar General - Orlando (Weston Ln), FL	1,950,000	11/26/2018
4.13	Dollar General - Sioux Falls (West 12th St), SD	1,500,000	11/20/2018
4.14	Dollar General - Hampton (North Armistead Ave), VA	1,410,000	11/19/2018
4.15	Family Dollar - Eagle Pass (Memo Robinson Rd), TX	1,400,000	12/2/2018
4.16	Dollar General - Amherst (Leavitt Rd), OH	1,400,000	11/16/2018
4.17	Dollar General - Edinburg (East Monte Cristo Rd), TX	1,350,000	10/8/2018
4.18	Dollar General - San Antonio (Pue Rd), TX	1,250,000	11/16/2018
4.19	Family Dollar - St. Amant (Hwy 429), LA	1,220,000	12/14/2018
4.20	Dollar General - Springfield (West Chestnut Expwy), MO	1,150,000	11/28/2018
4.21	Dollar General - Waco (Pamela Ave), TX	1,100,000	11/23/2018
5	Shadow Mountain Marketplace	67,250,000	5/14/2019									1.32	1.27	73.5%	65.2%	8.7%	8.3%
6	Rainbow Sunset Pavilion	68,100,000	9/6/2018									1.64	1.51	66.0%	54.6%	10.8%	9.9%
7	Regions Tower	124,400,000	6/14/2018									2.04	1.85	58.7%	58.7%	10.1%	9.2%
8	US Bank Centre	56,300,000	11/15/2018									1.68	1.41	59.0%	51.1%	10.9%	9.1%
9	Penske Distribution Center	126,600,000	11/1/2018									2.38	2.27	55.3%	55.3%	11.2%	10.6%
10	Haymarket Village Center	35,900,000	11/8/2018									1.42	1.35	70.2%	63.6%	9.3%	8.8%
11	Willowbend Apartments	142,500,000	9/6/2018									4.94	4.87	17.5%	14.1%	29.5%	29.1%
12	Springdale General	41,860,000	4/1/2019									2.26	2.04	58.5%	58.5%	10.9%	9.8%
13	Hancock Plaza Colorado Springs	30,400,000	9/12/2018									1.33	1.25	70.4%	62.9%	9.0%	8.5%
14	Park Center Tower	31,230,000	9/28/2018									1.52	1.40	66.7%	55.7%	10.2%	9.4%
15	Carriage Place	45,600,000	7/5/2018									1.61	1.48	67.3%	59.4%	10.3%	9.5%
16	Centrepark West	30,400,000	8/20/2018									2.67	2.41	60.0%	60.0%	12.1%	10.9%
17	Hancock Village - VA	24,000,000	11/7/2018									1.68	1.52	74.6%	67.3%	10.7%	9.7%
18	Allied Solutions	32,700,000	11/2/2018									2.87	2.48	53.8%	53.8%	13.0%	11.3%
19	Rhode Island Self Storage Portfolio	27,460,000	10/19/2018									1.71	1.68	63.6%	63.6%	8.9%	8.8%
19.01	305 Westmoreland Street	12,900,000	10/19/2018
19.02	5775 Post Road and 5805 Post Road	10,200,000	10/19/2018
19.03	39 Stilson Road	4,360,000	10/19/2018
20	Residence Inn National Portfolio	57,000,000	Various									2.89	2.49	65.0%	59.7%	18.0%	15.4%
20.01	Residence Inn Boulder	18,620,000	11/5/2018
20.02	Residence Inn Atlanta Buckhead	15,638,000	11/7/2018
20.03	Residence Inn Dallas Las Colinas	12,689,000	11/5/2018
20.04	Residence Inn Philadelphia Valley Forge	10,053,000	11/5/2018
21	StaxUp Self Storage - San Marcos	20,600,000	10/26/2018									1.34	1.33	67.5%	62.3%	8.7%	8.6%
22	Cypress Point Office Park	19,300,000	10/25/2018									2.82	2.42	70.0%	70.0%	14.1%	12.1%
23	Courtyard Fredericksburg	19,200,000	11/20/2018									2.01	1.78	62.5%	55.8%	13.5%	11.9%
24	11755 - 11795 West Olympic Blvd	29,000,000	11/2/2018									2.12	2.07	40.0%	32.5%	13.1%	12.7%
25	Yorba Linda Station Plaza	24,000,000	11/16/2018									2.36	2.24	47.9%	47.9%	11.5%	10.9%
26	Bainbridge Self-Storage	17,700,000	10/19/2018									1.43	1.42	64.7%	54.7%	9.3%	9.2%
27	Victor’s Square	17,000,000	11/2/2018									1.92	1.87	61.8%	61.8%	9.3%	9.1%
28	249 Legion Avenue	15,200,000	9/13/2018									1.87	1.83	67.1%	67.1%	9.0%	8.9%
29	Boulevard Shops	15,700,000	9/12/2018									1.53	1.42	64.6%	53.4%	10.1%	9.3%
30	Prudential - Digital Realty Portfolio	387,600,000	Various									2.57	2.50	54.7%	54.7%	11.9%	11.6%
30.01	14901 FAA Boulevard	78,300,000	7/13/2018
30.02	4650 Old Ironsides Drive	68,400,000	7/6/2018
30.03	43790 Devin Shafron Drive	55,300,000	7/16/2018
30.04	636 Pierce Street	45,800,000	7/12/2018
30.05	21551 Beaumeade Circle	41,300,000	7/6/2018
30.06	7505 Mason King Court	35,900,000	7/10/2018
30.07	4700 Old Ironsides Drive	34,900,000	7/6/2018
30.08	444 Toyama Drive	27,700,000	7/6/2018
31	El Rancho MHC	15,300,000	10/25/2018									1.96	1.94	61.4%	61.4%	9.5%	9.4%
32	Orange Avenue MHC	15,910,000	12/1/2018									1.84	1.83	57.8%	57.8%	9.1%	9.1%
33	Medlock Bridge Shopping Center	13,600,000	9/1/2019									2.01	1.84	66.3%	57.5%	13.1%	12.0%
34	Las Vegas Self Storage Portfolio	15,440,000	9/6/2018									1.56	1.52	53.8%	49.7%	10.2%	10.0%
34.01	Durango Mini Storage	7,390,000	9/6/2018
34.02	Charleston West Mini Storage	7,030,000	9/6/2018
35	Murrieta Town Center East	14,500,000	2/1/2019									1.53	1.45	56.9%	50.5%	10.0%	9.4%
36	Vista West MHC	10,500,000	11/20/2018									1.50	1.48	70.5%	62.7%	9.9%	9.8%
37	Country Place MHC	11,800,000	10/25/2018									1.86	1.83	58.9%	58.9%	9.2%	9.0%
38	StaxUp Self Storage - Sun City	10,200,000	10/28/2018									1.54	1.53	68.1%	62.8%	9.9%	9.8%
39	SoCal Self Storage Cochran	13,710,000	11/16/2018									2.80	2.77	48.1%	48.1%	12.8%	12.7%
40	Centennial Office	9,150,000	12/1/2018									1.64	1.55	68.7%	56.6%	10.5%	10.0%
41	Prescott Towne Center	9,000,000	10/25/2018									1.56	1.44	67.8%	60.3%	10.3%	9.5%
42	Tudor Woods, Inc.	23,860,000	11/2/2018	36,700,000	15.0%	1.4%	2	0	0	11,681	500,000	6.17	6.05	23.0%	18.6%	37.5%	36.8%
43	Springhill Suites Altamonte	11,700,000	11/20/2018									3.20	2.82	46.2%	42.6%	20.9%	18.4%
44	315 East 65th Owners Corp.	144,900,000	8/17/2018	126,900,000	4.1%	6.2%	6	2	0	2 units: NAV, 6 units: $47,873.04	500,000	17.61	17.50	3.6%	2.9%	109.4%	108.8%
45	2020 East University Drive	8,500,000	11/14/2018									1.90	1.79	58.8%	54.2%	12.1%	11.4%
46	Torrance MHC	8,190,000	12/1/2018									1.82	1.81	61.1%	61.1%	9.0%	8.9%
47	175 Main Avenue Owners, Inc.	13,850,000	10/29/2018	12,900,000	38.7%	0.0%	0	0	0		250,000	2.80	2.75	36.1%	29.2%	17.1%	16.8%
48	3515 Owners Corp.	35,900,000	5/17/2018	19,800,000	23.7%	14.5%	11	0	0	42,373	1,000,000	3.69	3.60	13.1%	10.6%	22.6%	22.1%
49	CVS Portfolio	8,450,000	Various									2.20	2.19	47.4%	47.4%	10.9%	10.9%
49.01	CVS Johnstown	4,350,000	11/20/2018
49.02	CVS Jennings	4,100,000	11/9/2018
50	510-530 Dubois Avenue Owners, Inc.	17,000,000	10/26/2018	21,500,000	17.4%	0.0%	0	0	0		500,000	5.79	5.68	22.0%	19.9%	32.2%	31.6%
51	Saxony Hall Owners, Inc.	13,200,000	11/13/2018	16,600,000	21.7%	5.9%	4	0	1	29,960	400,000	4.05	3.98	27.2%	22.0%	24.6%	24.2%
52	Wellington Plaza	5,100,000	8/29/2018									1.56	1.52	70.3%	56.8%	11.6%	11.3%
53	Rainbow Crossing	4,710,000	10/26/2018									2.15	1.99	74.8%	66.3%	13.9%	12.8%
54	World Self Storage	9,250,000	9/27/2018									2.09	2.05	37.7%	16.0%	19.7%	19.4%
55	Enterprise Center - VA	7,350,000	12/1/2019									3.34	3.03	44.2%	44.2%	16.6%	15.1%
56	Fleetridge East Owners, Inc.	10,275,000	11/19/2018	11,400,000	26.3%	22.6%	14	0	0	81,036	500,000	4.20	4.10	29.2%	23.6%	25.4%	24.8%
57	Heritage Crossing	4,070,000	10/18/2018									1.71	1.56	68.7%	57.2%	11.5%	10.4%
58	Rolling Wheel MHC	5,040,000	11/2/2018									2.46	2.43	54.6%	54.6%	12.2%	12.1%
59	Delsea Drive Self Storage	3,600,000	9/19/2018									1.71	1.69	66.5%	55.8%	11.9%	11.7%
60	Offices on Grand Boulevard	4,450,000	12/14/2018									3.08	2.85	52.8%	52.8%	15.3%	14.2%
61	DB Estates MHC	3,780,000	7/27/2018									1.69	1.65	59.5%	49.1%	11.0%	10.7%
62	285 East 35th Street Owners Corp.	14,800,000	10/25/2018	13,800,000	15.2%	53.0%	35	0	0	195,810	500,000	5.56	5.42	14.2%	11.5%	33.8%	33.0%
63	Charlton Tenants Corp.	33,600,000	12/11/2018	29,800,000	6.7%	2.5%	0	0	1		500,000	9.96	9.86	5.9%	4.8%	60.2%	59.6%
64	UNICO Portfolio V	2,860,000	Various									1.77	1.75	65.0%	65.0%	9.8%	9.7%
64.01	DG Copper Hill VA	1,500,000	11/19/2018
64.02	DG Brazoria TX	1,360,000	11/8/2018
65	Carol Lynn East Park MHC	2,500,000	10/25/2018									1.53	1.49	72.0%	64.4%	10.4%	10.1%
66	Best Storage-Tipp City	2,650,000	10/27/2018									1.58	1.55	67.8%	56.3%	10.5%	10.3%
67	Unadilla Owners Corp.	48,250,000	8/17/2018	32,100,000	5.3%	0.0%	0	0	0		250,000	13.93	13.85	3.5%	2.9%	85.9%	85.4%
68	Work of Art Loft Corp.	27,220,000	11/1/2018	15,000,000	10.0%	0.0%	0	0	0		200,000	9.52	9.41	5.5%	4.4%	57.6%	56.9%
69	Pierrepont Apt. Corp.	54,400,000	10/19/2018	37,700,000	3.3%	2.9%	1	0	0	(4,501)	250,000	19.63	19.44	2.3%	1.9%	122.1%	121.0%

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	U/W Revenues ($)(8)	U/W Expenses ($)	U/W Net Operating Income ($)	U/W Replacement ($)	U/W TI/LC ($)	U/W Net Cash Flow ($)	Occupancy Rate(9)	Occupancy as-of Date	U/W Hotel ADR	U/W Hotel RevPAR	Most Recent Period	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent Capital Expenditures
1	One AT&T	14,954,362	448,631	14,505,731	193,160	0	14,312,571	100.0%	2/1/2019			NAV	NAV	NAV	NAV	NAV
2	Southeast Hotel Portfolio	25,051,147	16,348,441	8,702,705	1,002,046	0	7,700,659	77.0%	10/31/2018	113	87	TTM 10/31/2018	25,051,218	16,178,222	8,872,995	0
2.01	Doubletree Atlanta North Druid Hills	6,472,159	4,360,590	2,111,569	258,886	0	1,852,683	64.9%	10/31/2018	122	79	TTM 10/31/2018	6,472,016	4,411,285	2,060,732	0
2.02	Fairfield Inn Lake Buena Vista	5,300,747	3,575,346	1,725,401	212,030	0	1,513,371	78.6%	10/31/2018	107	84	TTM 10/31/2018	5,300,820	3,496,534	1,804,285	0
2.03	Fairfield Inn Orlando International Airport	4,866,288	3,077,237	1,789,052	194,652	0	1,594,400	89.2%	10/31/2018	105	94	TTM 10/31/2018	4,866,247	3,001,621	1,864,626	0
2.04	Courtyard Charlotte Gastonia	4,388,390	2,721,967	1,666,423	175,536	0	1,490,888	77.3%	10/31/2018	109	84	TTM 10/31/2018	4,388,427	2,633,885	1,754,542	0
2.05	Hampton Inn Atlanta North Druid Hills	4,023,562	2,613,302	1,410,260	160,942	0	1,249,318	81.6%	10/31/2018	121	99	TTM 10/31/2018	4,023,707	2,634,897	1,388,810	0
3	Millennium Partners Portfolio	105,628,854	31,705,173	73,923,682	309,940	3,250,515	70,363,227	94.3%	5/1/2018			Actual 2017	101,326,172	30,656,231	70,669,941	0
3.01	Millennium Tower Boston	23,844,929	4,261,240	19,583,689	70,277	846,222	18,667,190	100.0%	5/1/2018			Actual 2017	23,339,049	4,054,775	19,284,274	0
3.02	Lincoln Square	22,999,989	6,875,469	16,124,520	69,884	601,349	15,453,287	91.9%	5/1/2018			Actual 2017	19,580,261	6,664,078	12,916,182	0
3.03	Four Seasons San Francisco Retail	13,544,876	4,993,735	8,551,141	42,158	445,079	8,063,904	91.9%	5/1/2018			Actual 2017	13,860,294	4,729,125	9,131,168	0
3.04	Lincoln West	11,561,598	4,446,223	7,115,374	17,684	326,205	6,771,486	100.0%	5/1/2018			Actual 2017	11,174,098	4,358,209	6,815,888	0
3.05	Commercial Units at the Four Seasons Miami	12,492,308	4,597,204	7,895,104	52,103	489,291	7,353,710	83.7%	5/1/2018			Actual 2017	12,304,549	4,441,728	7,862,821	0
3.06	Lincoln Triangle	8,409,038	3,122,378	5,286,660	15,282	243,469	5,027,909	100.0%	5/1/2018			Actual 2017	8,540,387	3,129,217	5,411,170	0
3.07	Ritz Carlton Washington DC Retail	8,345,450	1,653,002	6,692,448	26,475	194,543	6,471,429	100.0%	5/1/2018			Actual 2017	8,120,713	1,577,577	6,543,136	0
3.08	Ritz Carlton Georgetown Retail	4,430,667	1,755,922	2,674,745	16,077	104,357	2,554,311	100.0%	5/1/2018			Actual 2017	4,406,822	1,701,521	2,705,301	0
4	ExchangeRight Net Leased Portfolio #25	5,032,847	125,821	4,907,026	21,640	225,096	4,660,290	100.0%	2/1/2019			NAV	NAV	NAV	NAV	NAV
4.01	Hy-Vee - Austin (18th Ave), MN	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	2/1/2019			NAV	NAV	NAV	NAV	NAV
4.02	Hobby Lobby - Bristol (Falls Blvd), VA	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	2/1/2019			NAV	NAV	NAV	NAV	NAV
4.03	BioLife Plasma Services L.P. - St. Peters (Mexico Rd), MO	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	2/1/2019			NAV	NAV	NAV	NAV	NAV
4.04	Walgreens - Roanoke (Brambleton Ave), VA	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	2/1/2019			NAV	NAV	NAV	NAV	NAV
4.05	Walgreens - Crowley (South Crowley Rd), TX	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	2/1/2019			NAV	NAV	NAV	NAV	NAV
4.06	Walgreens - Menomonee Falls (Silver Spring Dr), WI	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	2/1/2019			NAV	NAV	NAV	NAV	NAV
4.07	Tractor Supply - Slidell (Gause Blvd), LA	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	2/1/2019			NAV	NAV	NAV	NAV	NAV
4.08	Tractor Supply - Prince George (Wagner Way), VA	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	2/1/2019			NAV	NAV	NAV	NAV	NAV
4.09	BioLife Plasma Services L.P. - Muncie (Marleon Dr), IN	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	2/1/2019			NAV	NAV	NAV	NAV	NAV
4.10	Walgreens - Roanoke (Williamson Rd NW), VA	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	2/1/2019			NAV	NAV	NAV	NAV	NAV
4.11	Tractor Supply - Milford (State Route 28), OH	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	2/1/2019			NAV	NAV	NAV	NAV	NAV
4.12	Dollar General - Orlando (Weston Ln), FL	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	2/1/2019			NAV	NAV	NAV	NAV	NAV
4.13	Dollar General - Sioux Falls (West 12th St), SD	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	2/1/2019			NAV	NAV	NAV	NAV	NAV
4.14	Dollar General - Hampton (North Armistead Ave), VA	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	2/1/2019			NAV	NAV	NAV	NAV	NAV
4.15	Family Dollar - Eagle Pass (Memo Robinson Rd), TX	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	2/1/2019			NAV	NAV	NAV	NAV	NAV
4.16	Dollar General - Amherst (Leavitt Rd), OH	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	2/1/2019			NAV	NAV	NAV	NAV	NAV
4.17	Dollar General - Edinburg (East Monte Cristo Rd), TX	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	2/1/2019			NAV	NAV	NAV	NAV	NAV
4.18	Dollar General - San Antonio (Pue Rd), TX	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	2/1/2019			NAV	NAV	NAV	NAV	NAV
4.19	Family Dollar - St. Amant (Hwy 429), LA	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	2/1/2019			NAV	NAV	NAV	NAV	NAV
4.20	Dollar General - Springfield (West Chestnut Expwy), MO	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	2/1/2019			NAV	NAV	NAV	NAV	NAV
4.21	Dollar General - Waco (Pamela Ave), TX	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	2/1/2019			NAV	NAV	NAV	NAV	NAV
5	Shadow Mountain Marketplace	5,153,089	872,994	4,280,095	30,105	136,889	4,113,101	100.0%	11/1/2018			Annualized 8 8/31/2018	4,694,687	722,496	3,972,191	0
6	Rainbow Sunset Pavilion	6,799,101	1,951,520	4,847,581	53,808	333,137	4,460,636	100.0%	11/4/2018			TTM 8/31/2018	6,349,336	1,977,532	4,371,804	45,696
7	Regions Tower	13,578,368	6,178,065	7,400,303	137,447	569,004	6,693,851	84.5%	7/1/2018			TTM 5/31/2018	12,030,376	6,272,676	5,757,700	0
8	US Bank Centre	6,738,896	3,135,778	3,603,118	63,585	511,854	3,027,679	95.7%	12/21/2018			TTM 11/30/2018	7,111,259	3,236,041	3,875,218	0
9	Penske Distribution Center	8,070,712	242,121	7,828,590	60,600	315,120	7,452,870	100.0%	2/1/2019			NAV	NAV	NAV	NAV	NAV
10	Haymarket Village Center	2,856,225	512,443	2,343,782	51,371	72,730	2,219,681	97.8%	12/17/2018			TTM 9/30/2018	2,796,542	624,939	2,171,603	0
11	Willowbend Apartments	9,608,695	2,256,837	7,351,858	102,300	0	7,249,558	89.4%	1/11/2019			TTM 8/31/2018	9,522,301	2,256,652	7,265,649	0
12	Springdale General	3,545,699	877,456	2,668,243	33,091	228,331	2,406,821	99.4%	12/1/2018			NAV	NAV	NAV	NAV	NAV
13	Hancock Plaza Colorado Springs	2,361,565	431,603	1,929,962	27,198	90,657	1,812,107	96.8%	10/26/2018			TTM 10/31/2018	2,313,252	437,329	1,875,923	0
14	Park Center Tower	3,365,446	1,236,199	2,129,247	27,638	136,165	1,965,444	91.5%	10/30/2018			TTM 10/31/2018	3,119,053	1,286,042	1,833,011	0
15	Carriage Place	5,081,574	1,936,593	3,144,981	51,201	191,081	2,902,699	90.4%	8/28/2018			TTM 6/30/2018	4,386,174	1,584,431	2,801,743	0
16	Centrepark West	3,441,559	1,236,045	2,205,514	35,008	175,038	1,995,468	98.0%	11/30/2018			TTM 10/31/2018	3,108,492	1,292,377	1,816,115	0
17	Hancock Village - VA	2,542,919	623,366	1,919,553	64,633	113,972	1,740,948	96.7%	10/22/2018			TTM 6/30/2018	2,821,455	537,216	2,284,239	0
18	Allied Solutions	3,555,452	1,258,867	2,296,586	27,874	284,315	1,984,397	88.8%	9/30/2018			TTM 10/31/2018	3,100,578	1,032,003	2,068,575	0
19	Rhode Island Self Storage Portfolio	2,274,785	720,207	1,554,578	19,684	4,815	1,530,079	84.9%	7/31/2018			TTM 9/30/2018	2,194,651	764,296	1,430,355	0
19.01	305 Westmoreland Street	991,327	263,169	728,158	7,793	0	720,365	88.4%	7/31/2018			TTM 9/30/2018	976,976	276,059	700,917	0
19.02	5775 Post Road and 5805 Post Road	883,691	303,035	580,656	6,991	4,815	568,850	92.1%	7/31/2018			TTM 9/30/2018	830,774	326,203	504,570	0
19.03	39 Stilson Road	399,767	154,003	245,764	4,900	0	240,864	72.0%	7/31/2018			TTM 9/30/2018	386,901	162,034	224,867	0
20	Residence Inn National Portfolio	18,704,425	12,048,399	6,656,026	935,222	0	5,720,804	75.7%	10/31/2018	143	107	TTM 10/31/2018	19,005,113	12,183,984	6,821,129	950,256
20.01	Residence Inn Boulder	5,644,758	3,340,855	2,303,903	282,238	0	2,021,665	69.8%	10/31/2018	170	120	TTM 10/31/2018	6,013,532	3,543,819	2,469,713	300,677
20.02	Residence Inn Atlanta Buckhead	5,253,311	3,475,697	1,777,614	262,666	0	1,514,948	76.5%	10/31/2018	135	104	TTM 10/31/2018	5,216,384	3,442,282	1,774,102	260,819
20.03	Residence Inn Dallas Las Colinas	4,422,891	2,984,780	1,438,111	221,145	0	1,216,966	80.8%	10/31/2018	126	99	TTM 10/31/2018	4,391,732	2,955,947	1,435,785	219,587
20.04	Residence Inn Philadelphia Valley Forge	3,383,465	2,247,067	1,136,398	169,173	0	967,225	76.1%	10/31/2018	137	104	TTM 10/31/2018	3,383,465	2,241,936	1,141,529	169,173
21	StaxUp Self Storage - San Marcos	1,670,656	456,114	1,214,542	12,551	0	1,201,991	81.0%	11/27/2018			TTM 10/31/2018	1,654,249	430,226	1,224,023	0
22	Cypress Point Office Park	3,126,515	1,227,466	1,899,050	53,082	214,835	1,631,132	96.7%	9/30/2018			TTM 11/30/2018	2,711,439	1,134,687	1,576,752	0
23	Courtyard Fredericksburg	4,674,094	3,055,682	1,618,412	186,964	0	1,431,448	80.6%	10/31/2018	134	108	TTM 10/31/2018	4,674,094	3,094,661	1,579,433	186,964
24	11755 - 11795 West Olympic Blvd	1,944,633	430,762	1,513,871	5,611	31,841	1,476,419	100.0%	11/30/2018			Annualized 10 10/31/2018	1,952,862	374,033	1,578,829	0
25	Yorba Linda Station Plaza	1,923,158	603,733	1,319,425	14,274	53,526	1,251,625	93.1%	12/17/2018			TTM 10/31/2018	1,422,817	668,874	753,943	0
26	Bainbridge Self-Storage	1,477,089	415,804	1,061,285	5,840	0	1,055,446	88.8%	11/9/2018			TTM 10/31/2018	1,477,089	456,070	1,021,019	0
27	Victor’s Square	1,326,755	349,979	976,777	2,412	23,316	951,049	100.0%	10/1/2018			TTM 9/30/2018	1,268,354	348,804	919,550	0
28	249 Legion Avenue	1,208,034	286,028	922,006	3,692	12,306	906,009	100.0%	6/1/2018			Actual 2017	702,728	84,788	617,940	0
29	Boulevard Shops	1,434,701	414,303	1,020,398	8,349	64,901	947,148	100.0%	11/30/2018			TTM 8/31/2018	1,493,276	432,287	1,060,989	0
30	Prudential - Digital Realty Portfolio	31,435,055	6,299,432	25,135,623	104,293	521,467	24,509,864	100.0%	2/1/2019			TTM 6/30/2018	31,618,047	5,756,343	25,861,704	0
30.01	14901 FAA Boulevard	6,943,289	1,382,801	5,560,488	26,370	131,850	5,402,268	100.0%	2/1/2019			TTM 6/30/2018	7,133,471	1,366,005	5,767,466	0
30.02	4650 Old Ironsides Drive	5,060,414	953,393	4,107,021	12,438	62,192	4,032,392	100.0%	2/1/2019			TTM 6/30/2018	5,087,368	855,023	4,232,345	0
30.03	43790 Devin Shafron Drive	4,522,473	894,539	3,627,934	15,214	76,069	3,536,651	100.0%	2/1/2019			TTM 6/30/2018	4,550,004	813,688	3,736,316	0
30.04	636 Pierce Street	4,032,195	865,060	3,167,135	10,834	54,168	3,102,133	100.0%	2/1/2019			TTM 6/30/2018	3,954,626	720,623	3,234,003	0
30.05	21551 Beaumeade Circle	2,929,347	649,316	2,280,031	15,250	76,252	2,188,529	100.0%	2/1/2019			TTM 6/30/2018	2,979,280	605,132	2,374,148	0
30.06	7505 Mason King Court	2,388,210	249,024	2,139,186	10,965	54,825	2,073,396	100.0%	2/1/2019			TTM 6/30/2018	2,335,365	200,310	2,135,055	0
30.07	4700 Old Ironsides Drive	2,800,993	689,249	2,111,744	9,014	45,070	2,057,661	100.0%	2/1/2019			TTM 6/30/2018	2,821,605	632,909	2,188,696	0
30.08	444 Toyama Drive	2,758,134	616,050	2,142,084	4,208	21,042	2,116,835	100.0%	2/1/2019			TTM 6/30/2018	2,756,328	562,653	2,193,675	0
31	El Rancho MHC	1,504,337	613,086	891,251	8,329	0	882,922	98.0%	12/10/2018			TTM 10/31/2018	1,499,092	628,226	870,866	0
32	Orange Avenue MHC	1,262,735	423,692	839,043	5,850	0	833,193	100.0%	12/10/2018			TTM 10/31/2018	1,365,260	465,569	899,691	0
33	Medlock Bridge Shopping Center	1,613,929	432,321	1,181,608	40,044	64,557	1,077,006	91.3%	10/31/2018			TTM 10/31/2018	1,297,655	368,993	928,662	0
34	Las Vegas Self Storage Portfolio	1,317,954	469,271	848,683	21,293	0	827,390	91.0%	1/9/2019			TTM 10/31/2018	1,254,239	439,554	814,685	0
34.01	Durango Mini Storage	NAV	NAV	NAV	NAV	NAV	NAV	93.0%	1/9/2019			NAV	NAV	NAV	NAV	NAV
34.02	Charleston West Mini Storage	NAV	NAV	NAV	NAV	NAV	NAV	89.4%	1/9/2019			NAV	NAV	NAV	NAV	NAV
35	Murrieta Town Center East	1,098,882	275,569	823,313	15,889	27,713	779,712	100.0%	11/1/2018			TTM 10/31/2018	840,956	274,456	566,501	0
36	Vista West MHC	1,026,928	292,807	734,121	10,123	0	723,998	99.0%	11/30/2018			TTM 10/31/2018	957,363	300,606	656,757	0
37	Country Place MHC	1,131,171	491,237	639,934	12,032	0	627,902	99.0%	12/10/2018			TTM 10/31/2018	1,208,108	512,563	695,545	0
38	StaxUp Self Storage - Sun City	979,780	294,273	685,507	6,203	0	679,304	95.3%	11/27/2018			TTM 10/31/2018	969,427	293,830	675,597	0
39	SoCal Self Storage Cochran	1,196,096	351,932	844,164	9,046	0	835,118	80.3%	12/10/2018			TTM 11/30/2018	1,167,073	376,575	790,498	0
40	Centennial Office	795,255	132,468	662,787	6,034	30,172	626,580	100.0%	12/1/2018			TTM 10/31/2018	423,552	157,168	266,384	0
41	Prescott Towne Center	792,372	165,172	627,200	10,657	38,343	578,200	100.0%	10/17/2018			TTM 9/30/2018	800,746	140,797	659,949	0
42	Tudor Woods, Inc.	3,353,211	1,294,882	2,058,329	38,400	0	2,019,929	98.0%	11/2/2018
43	Springhill Suites Altamonte	3,357,235	2,231,187	1,126,048	134,289	0	991,759	87.4%	11/30/2018	114	100	TTM 11/30/2018	3,357,235	2,205,979	1,151,256	134,289
44	315 East 65th Owners Corp.	8,522,934	2,777,187	5,745,747	35,900	0	5,709,847	98.0%	8/17/2018
45	2020 East University Drive	788,457	185,219	603,239	41,656	-7,768	569,350	100.0%	11/8/2018			TTM 11/30/2018	865,477	163,916	701,561	0
46	Torrance MHC	677,420	226,878	450,542	3,405	0	447,137	100.0%	12/10/2018			TTM 10/31/2018	654,437	192,564	461,873	0
47	175 Main Avenue Owners, Inc.	1,429,066	573,846	855,220	16,000	0	839,220	96.0%	10/29/2018
48	3515 Owners Corp.	2,200,554	1,137,489	1,063,065	25,100	0	1,037,965	97.9%	5/17/2018
49	CVS Portfolio	450,647	13,519	437,128	1,504	0	435,624	100.0%	2/1/2019			Actual 2017	464,585	0	464,585	0
49.01	CVS Johnstown	220,267	6,608	213,659	858	0	212,800	100.0%	2/1/2019			Actual 2017	227,079	0	227,079	0
49.02	CVS Jennings	230,381	6,911	223,469	646	0	222,824	100.0%	2/1/2019			Actual 2017	237,506	0	237,506	0
50	510-530 Dubois Avenue Owners, Inc.	2,111,736	905,419	1,206,317	22,200	0	1,184,117	98.0%	10/26/2018
51	Saxony Hall Owners, Inc.	1,445,585	560,802	884,783	13,700	0	871,083	98.0%	11/13/2018
52	Wellington Plaza	550,736	135,604	415,132	8,981	2,110	404,042	85.1%	12/1/2018			Actual 2018	552,121	120,310	431,811	0
53	Rainbow Crossing	614,454	126,231	488,223	10,912	24,578	452,733	97.5%	11/27/2018			Actual 2017	525,230	106,908	418,322	0
54	World Self Storage	1,036,437	349,142	687,295	12,435	0	674,860	95.2%	10/31/2018			TTM 10/31/2018	854,143	368,056	486,088	0
55	Enterprise Center - VA	895,254	356,595	538,659	12,897	35,810	489,951	100.0%	12/12/2018			TTM 10/31/2018	758,322	384,558	373,764	0
56	Fleetridge East Owners, Inc.	1,357,436	595,939	761,497	18,900	0	742,597	96.2%	11/19/2018
57	Heritage Crossing	480,903	160,690	320,213	5,677	23,436	291,100	95.4%	11/7/2018			TTM 8/31/2018	522,172	173,419	348,753	15,047
58	Rolling Wheel MHC	524,498	188,975	335,522	3,550	0	331,972	100.0%	10/31/2018			TTM 10/31/2018	527,975	184,277	343,698	0
59	Delsea Drive Self Storage	409,572	125,901	283,671	4,348	0	279,324	85.8%	9/28/2018			TTM 10/31/2018	322,399	89,455	232,944	0
60	Offices on Grand Boulevard	527,859	167,309	360,550	2,395	23,950	334,205	77.5%	11/28/2018			TTM 10/31/2018	395,543	170,525	225,019	0
61	DB Estates MHC	529,115	282,305	246,810	6,150	0	240,660	89.4%	11/19/2018			TTM 11/30/2018	546,312	262,288	284,024	0
62	285 East 35th Street Owners Corp.	1,252,404	543,932	708,472	16,750	0	691,722	98.1%	10/25/2018
63	Charlton Tenants Corp.	1,920,928	718,010	1,202,918	12,300	0	1,190,618	95.8%	12/11/2018
64	UNICO Portfolio V	206,579	24,863	181,716	1,813	0	179,904	100.0%	2/1/2019			NAV	NAV	NAV	NAV	NAV
64.01	DG Copper Hill VA	103,890	6,834	97,056	903	0	96,153	100.0%	2/1/2019			NAV	NAV	NAV	NAV	NAV
64.02	DG Brazoria TX	102,689	18,029	84,660	910	0	83,750	100.0%	2/1/2019			NAV	NAV	NAV	NAV	NAV
65	Carol Lynn East Park MHC	301,407	114,440	186,967	4,700	0	182,267	81.9%	10/18/2018			TTM 9/30/2018	296,204	95,350	200,853	0
66	Best Storage-Tipp City	315,852	127,621	188,231	4,028	0	184,204	92.1%	11/21/2018			TTM 10/31/2018	312,472	103,360	209,111	0
67	Unadilla Owners Corp.	2,028,708	573,965	1,454,743	8,400	0	1,446,343	95.0%	8/17/2018
68	Work of Art Loft Corp.	1,215,005	351,797	863,208	10,000	0	853,208	92.9%	11/1/2018
69	Pierrepont Apt. Corp.	2,234,100	710,753	1,523,347	14,400	0	1,508,947	96.0%	10/19/2018

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Most Recent NCF ($)	Most Recent Hotel ADR	Most Recent Hotel RevPAR	Second Most Recent Period	Second Most Recent Revenues ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent Capital Expenditures	Second Most Recent NCF ($)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR	Third Most Recent Period	Third Most Recent Revenues ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)
1	One AT&T	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
2	Southeast Hotel Portfolio	8,872,995	113	87	Actual 2017	23,956,761	15,523,626	8,433,135	0	8,433,135	110	83	Actual 2016	20,868,366	14,124,918	6,743,448
2.01	Doubletree Atlanta North Druid Hills	2,060,732	122	79	Actual 2017	6,110,282	4,256,774	1,853,508	0	1,853,508	116	75	Actual 2016	5,155,331	3,779,106	1,376,225
2.02	Fairfield Inn Lake Buena Vista	1,804,285	107	84	Actual 2017	5,249,937	3,470,719	1,779,218	0	1,779,218	105	83	Actual 2016	5,102,156	3,379,295	1,722,861
2.03	Fairfield Inn Orlando International Airport	1,864,626	105	94	Actual 2017	4,697,545	2,887,745	1,809,800	0	1,809,800	101	90	Actual 2016	2,998,749	2,251,793	746,955
2.04	Courtyard Charlotte Gastonia	1,754,542	109	84	Actual 2017	4,251,469	2,538,406	1,713,063	0	1,713,063	107	82	Actual 2016	3,789,833	2,338,372	1,451,460
2.05	Hampton Inn Atlanta North Druid Hills	1,388,810	121	99	Actual 2017	3,647,528	2,369,982	1,277,546	0	1,277,546	120	90	Actual 2016	3,822,298	2,376,352	1,445,946
3	Millennium Partners Portfolio	70,669,941			Actual 2016	96,511,294	29,013,209	67,498,085	0	67,498,085			Actual 2015	90,228,619	26,310,727	63,917,892
3.01	Millennium Tower Boston	19,284,274			Actual 2016	16,158,490	2,570,144	13,588,346	0	13,588,346			Actual 2015	14,268,691	2,088,846	12,179,845
3.02	Lincoln Square	12,916,182			Actual 2016	23,659,134	6,777,344	16,881,790	0	16,881,790			Actual 2015	24,042,921	6,435,270	17,607,651
3.03	Four Seasons San Francisco Retail	9,131,168			Actual 2016	12,993,568	4,408,719	8,584,848	0	8,584,848			Actual 2015	11,090,921	3,657,023	7,433,898
3.04	Lincoln West	6,815,888			Actual 2016	10,833,434	4,107,716	6,725,718	0	6,725,718			Actual 2015	10,435,098	3,806,960	6,628,138
3.05	Commercial Units at the Four Seasons Miami	7,862,821			Actual 2016	11,677,673	4,445,143	7,232,531	0	7,232,531			Actual 2015	10,106,488	4,087,868	6,018,620
3.06	Lincoln Triangle	5,411,170			Actual 2016	8,590,035	3,069,666	5,520,368	0	5,520,368			Actual 2015	8,180,463	2,971,200	5,209,263
3.07	Ritz Carlton Washington DC Retail	6,543,136			Actual 2016	8,170,984	1,537,557	6,633,427	0	6,633,427			Actual 2015	7,934,103	1,612,765	6,321,338
3.08	Ritz Carlton Georgetown Retail	2,705,301			Actual 2016	4,427,977	2,096,921	2,331,057	0	2,331,057			Actual 2015	4,169,935	1,650,796	2,519,140
4	ExchangeRight Net Leased Portfolio #25	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
4.01	Hy-Vee - Austin (18th Ave), MN	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
4.02	Hobby Lobby - Bristol (Falls Blvd), VA	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
4.03	BioLife Plasma Services L.P. - St. Peters (Mexico Rd), MO	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
4.04	Walgreens - Roanoke (Brambleton Ave), VA	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
4.05	Walgreens - Crowley (South Crowley Rd), TX	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
4.06	Walgreens - Menomonee Falls (Silver Spring Dr), WI	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
4.07	Tractor Supply - Slidell (Gause Blvd), LA	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
4.08	Tractor Supply - Prince George (Wagner Way), VA	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
4.09	BioLife Plasma Services L.P. - Muncie (Marleon Dr), IN	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
4.10	Walgreens - Roanoke (Williamson Rd NW), VA	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
4.11	Tractor Supply - Milford (State Route 28), OH	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
4.12	Dollar General - Orlando (Weston Ln), FL	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
4.13	Dollar General - Sioux Falls (West 12th St), SD	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
4.14	Dollar General - Hampton (North Armistead Ave), VA	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
4.15	Family Dollar - Eagle Pass (Memo Robinson Rd), TX	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
4.16	Dollar General - Amherst (Leavitt Rd), OH	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
4.17	Dollar General - Edinburg (East Monte Cristo Rd), TX	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
4.18	Dollar General - San Antonio (Pue Rd), TX	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
4.19	Family Dollar - St. Amant (Hwy 429), LA	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
4.20	Dollar General - Springfield (West Chestnut Expwy), MO	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
4.21	Dollar General - Waco (Pamela Ave), TX	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
5	Shadow Mountain Marketplace	3,972,191			Actual 2017	5,036,408	805,971	4,230,437	0	4,230,437			Actual 2016	5,000,548	789,978	4,210,570
6	Rainbow Sunset Pavilion	4,326,108			Actual 2017	5,471,909	1,832,421	3,639,488	0	3,639,488			Actual 2016	5,083,528	1,605,735	3,477,793
7	Regions Tower	5,757,700			Actual 2017	11,782,578	6,082,419	5,700,159	0	5,700,159			Actual 2016	10,754,344	6,312,752	4,441,592
8	US Bank Centre	3,875,218			Actual 2017	6,831,626	3,321,758	3,509,868	0	3,509,868			Actual 2016	6,662,534	3,412,778	3,249,756
9	Penske Distribution Center	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
10	Haymarket Village Center	2,171,603			Actual 2017	2,727,043	559,561	2,167,482	0	2,167,482			Actual 2016	2,599,960	596,666	2,003,294
11	Willowbend Apartments	7,265,649			Actual 2017	9,656,355	2,136,751	7,519,604	0	7,519,604			Actual 2016	9,351,046	2,136,958	7,214,088
12	Springdale General	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
13	Hancock Plaza Colorado Springs	1,875,923			Actual 2017	2,269,089	430,100	1,838,989	0	1,838,989			Actual 2016	2,143,423	425,219	1,718,204
14	Park Center Tower	1,833,011			Actual 2017	2,831,744	1,221,126	1,610,618	0	1,610,618			Actual 2016	2,783,171	1,218,652	1,564,519
15	Carriage Place	2,801,743			Actual 2017	4,259,198	1,322,368	2,936,830	0	2,936,830			Actual 2016	4,503,789	1,342,914	3,160,875
16	Centrepark West	1,816,115			Actual 2017	3,130,788	1,349,667	1,781,121	0	1,781,121			NAV	NAV	NAV	NAV
17	Hancock Village - VA	2,284,239			Actual 2017	2,737,582	534,049	2,203,533	0	2,203,533			Actual 2016	2,801,558	536,298	2,265,260
18	Allied Solutions	2,068,575			NAV	NAV	NAV	NAV	NAV	NAV
19	Rhode Island Self Storage Portfolio	1,430,355			Actual 2017	2,071,886	705,214	1,366,672	0	1,366,672			Actual 2016	1,887,344	648,057	1,239,286
19.01	305 Westmoreland Street	700,917			Actual 2017	923,258	263,886	659,373	0	659,373			Actual 2016	840,286	250,293	589,993
19.02	5775 Post Road and 5805 Post Road	504,570			Actual 2017	780,791	294,057	486,733	0	486,733			Actual 2016	688,139	240,129	448,010
19.03	39 Stilson Road	224,867			Actual 2017	367,837	147,271	220,566	0	220,566			Actual 2016	358,918	157,636	201,283
20	Residence Inn National Portfolio	5,870,873	145	109	Actual 2017	19,068,801	12,188,479	6,880,322	953,440	5,926,882	141	109	Actual 2016	18,984,196	12,220,200	6,763,996
20.01	Residence Inn Boulder	2,169,036	183	127	Actual 2017	6,445,955	3,750,620	2,695,335	322,298	2,373,037	177	136	Actual 2016	6,134,722	3,612,659	2,522,063
20.02	Residence Inn Atlanta Buckhead	1,513,283	135	103	Actual 2017	5,121,186	3,441,407	1,679,779	256,059	1,423,720	130	102	Actual 2016	4,988,369	3,473,008	1,515,361
20.03	Residence Inn Dallas Las Colinas	1,216,198	121	98	Actual 2017	4,301,202	2,854,661	1,446,541	215,060	1,231,481	121	97	Actual 2016	4,530,488	2,892,427	1,638,061
20.04	Residence Inn Philadelphia Valley Forge	972,356	137	104	Actual 2017	3,200,458	2,141,791	1,058,667	160,023	898,644	131	99	Actual 2016	3,330,617	2,242,106	1,088,511
21	StaxUp Self Storage - San Marcos	1,224,023			Actual 2017	1,613,041	450,550	1,162,492	0	1,162,492			Actual 2016	1,438,983	411,101	1,027,882
22	Cypress Point Office Park	1,576,752			Actual 2017	2,723,174	1,087,585	1,635,589	0	1,635,589			Annualized 11 11/30/2016	2,681,155	1,116,522	1,564,633
23	Courtyard Fredericksburg	1,392,469	134	108	Actual 2017	4,518,351	3,058,130	1,460,221	180,734	1,279,487	134	104	Actual 2016	4,340,180	2,957,366	1,382,814
24	11755 - 11795 West Olympic Blvd	1,578,829			Actual 2017	1,857,729	376,142	1,481,587	0	1,481,587			Actual 2016	1,851,247	360,234	1,491,013
25	Yorba Linda Station Plaza	753,943			Actual 2017	1,476,918	625,026	851,892	0	851,892			Actual 2016	1,695,426	606,960	1,088,467
26	Bainbridge Self-Storage	1,021,019			Actual 2017	1,452,733	430,043	1,022,690	0	1,022,690			Actual 2016	1,297,045	379,519	917,526
27	Victor’s Square	919,550			Actual 2017	1,219,543	306,819	912,723	0	912,723			NAV	NAV	NAV	NAV
28	249 Legion Avenue	617,940			Actual 2016	580,755	49,486	531,269	0	531,269
29	Boulevard Shops	1,060,989			Actual 2017	1,545,063	410,883	1,134,180	0	1,134,180			Actual 2016	1,570,852	386,995	1,183,857
30	Prudential - Digital Realty Portfolio	25,861,704			Actual 2017	31,009,062	5,520,559	25,488,503	0	25,488,503			Actual 2016	30,153,975	5,218,019	24,935,956
30.01	14901 FAA Boulevard	5,767,466			Actual 2017	6,936,540	1,235,967	5,700,573	0	5,700,573			Actual 2016	6,532,263	986,583	5,545,680
30.02	4650 Old Ironsides Drive	4,232,345			Actual 2017	5,023,568	838,094	4,185,474	0	4,185,474			Actual 2016	4,899,745	814,002	4,085,743
30.03	43790 Devin Shafron Drive	3,736,316			Actual 2017	4,416,237	756,573	3,659,664	0	3,659,664			Actual 2016	4,386,733	791,276	3,595,457
30.04	636 Pierce Street	3,234,003			Actual 2017	3,907,712	717,877	3,189,835	0	3,189,835			Actual 2016	3,907,838	717,838	3,190,000
30.05	21551 Beaumeade Circle	2,374,148			Actual 2017	2,940,978	596,338	2,344,640	0	2,344,640			Actual 2016	2,847,924	575,933	2,271,991
30.06	7505 Mason King Court	2,135,055			Actual 2017	2,286,124	191,666	2,094,458	0	2,094,458			Actual 2016	2,226,277	184,424	2,041,853
30.07	4700 Old Ironsides Drive	2,188,696			Actual 2017	2,781,102	631,647	2,149,455	0	2,149,455			Actual 2016	2,706,656	606,707	2,099,949
30.08	444 Toyama Drive	2,193,675			Actual 2017	2,716,801	552,397	2,164,404	0	2,164,404			Actual 2016	2,646,539	541,256	2,105,283
31	El Rancho MHC	870,866			Actual 2017	1,464,177	636,736	827,441	0	827,441			Actual 2016	1,423,585	596,658	826,927
32	Orange Avenue MHC	899,691			Actual 2017	1,333,641	466,911	866,730	0	866,730			Actual 2016	1,296,233	427,172	869,061
33	Medlock Bridge Shopping Center	928,662			Actual 2017	1,298,611	336,529	962,082	0	962,082			Actual 2016	1,297,502	349,108	948,394
34	Las Vegas Self Storage Portfolio	814,685			Actual 2017	1,154,790	461,950	692,840	0	692,840			Actual 2016	1,185,200	566,664	618,536
34.01	Durango Mini Storage	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
34.02	Charleston West Mini Storage	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
35	Murrieta Town Center East	566,501			Actual 2017	754,980	253,259	501,721	0	501,721			Actual 2016	740,324	254,040	486,284
36	Vista West MHC	656,757			Actual 2017	878,956	324,426	554,530	0	554,530			Actual 2016	855,811	304,769	551,042
37	Country Place MHC	695,545			Actual 2017	1,161,263	503,904	657,359	0	657,359			Actual 2016	1,123,253	460,142	663,111
38	StaxUp Self Storage - Sun City	675,597			Actual 2017	910,389	257,280	653,110	0	653,110			Actual 2016	813,259	253,727	559,532
39	SoCal Self Storage Cochran	790,498			Actual 2017	1,214,248	360,255	853,993	0	853,993			Actual 2016	1,148,081	357,698	790,383
40	Centennial Office	266,384			Actual 2017	355,344	129,349	225,995	0	225,995			Actual 2016	276,298	118,147	158,151
41	Prescott Towne Center	659,949			Actual 2017	804,684	168,053	636,631	0	636,631			Actual 2016	807,264	172,966	634,298
42	Tudor Woods, Inc.
43	Springhill Suites Altamonte	1,016,967	114	100	Actual 2017	3,310,193	2,168,764	1,141,429	132,408	1,009,021	111	98	Actual 2016	3,048,479	2,101,646	946,833
44	315 East 65th Owners Corp.
45	2020 East University Drive	701,561			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
46	Torrance MHC	461,873			Actual 2017	640,583	239,342	401,241	0	401,241			Actual 2016	635,112	241,533	393,579
47	175 Main Avenue Owners, Inc.
48	3515 Owners Corp.
49	CVS Portfolio	464,585			Actual 2016	464,585	0	464,585	0	464,585			Actual 2015	96,788	0	96,788
49.01	CVS Johnstown	227,079			Actual 2016	227,079	0	227,079	0	227,079			Actual 2015	47,308	0	47,308
49.02	CVS Jennings	237,506			Actual 2016	237,506	0	237,506	0	237,506			Actual 2015	49,480	0	49,480
50	510-530 Dubois Avenue Owners, Inc.
51	Saxony Hall Owners, Inc.
52	Wellington Plaza	431,811			Actual 2017	528,600	120,051	408,549	0	408,549			Actual 2016	592,646	133,643	459,003
53	Rainbow Crossing	418,322			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
54	World Self Storage	486,088			Actual 2017	720,487	309,551	410,936	0	410,936			Actual 2016	710,765	331,381	379,384
55	Enterprise Center - VA	373,764			Actual 2017	581,600	393,337	188,263	0	188,263			NAV	NAV	NAV	NAV
56	Fleetridge East Owners, Inc.
57	Heritage Crossing	333,706			Actual 2017	432,039	146,833	285,206	15,047	270,159			Actual 2016	245,924	112,240	133,684
58	Rolling Wheel MHC	343,698			Actual 2017	505,719	185,397	320,322	0	320,322			NAV	NAV	NAV	NAV
59	Delsea Drive Self Storage	232,944			Actual 2017	236,793	75,957	160,836	0	160,836			Actual 2016	189,728	57,674	132,054
60	Offices on Grand Boulevard	225,019			Actual 2017	431,717	165,484	266,234	0	266,234			Actual 2016	429,882	172,094	257,788
61	DB Estates MHC	284,024			Actual 2017	522,901	233,119	289,782	0	289,782			Actual 2016	513,475	237,124	276,351
62	285 East 35th Street Owners Corp.
63	Charlton Tenants Corp.
64	UNICO Portfolio V	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
64.01	DG Copper Hill VA	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
64.02	DG Brazoria TX	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
65	Carol Lynn East Park MHC	200,853			Actual 2017	292,575	110,653	181,922	0	181,922			NAV	NAV	NAV	NAV
66	Best Storage-Tipp City	209,111			Actual 2017	296,806	91,369	205,437	0	205,437			Actual 2016	248,046	91,160	156,886
67	Unadilla Owners Corp.
68	Work of Art Loft Corp.
69	Pierrepont Apt. Corp.

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Third Most Recent Capital Expenditures	Third Most Recent NCF ($)	Third Most Recent Hotel ADR	Third Most Recent Hotel RevPAR	Master Lease (Y/N)	Largest Tenant Name(6)(9)(10)(11)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date	2nd Largest Tenant Name(9)(10)(12)	2nd Largest Tenant Sq. Ft.	2nd Largest Tenant % of NRA
1	One AT&T	NAV	NAV			N	AT&T	965,800	100.0%	12/31/2031
2	Southeast Hotel Portfolio	0	6,743,448	104	72	N
2.01	Doubletree Atlanta North Druid Hills	0	1,376,225	114	63	N
2.02	Fairfield Inn Lake Buena Vista	0	1,722,861	95	81	N
2.03	Fairfield Inn Orlando International Airport	0	746,955	85	57	N
2.04	Courtyard Charlotte Gastonia	0	1,451,460	106	73	N
2.05	Hampton Inn Atlanta North Druid Hills	0	1,445,946	121	93	N
3	Millennium Partners Portfolio	0	63,917,892			Various	Various	Various	Various	Various	Various	Various	Various
3.01	Millennium Tower Boston	0	12,179,845			Y	Primark	138,833	39.5%	9/30/2030	Havas	115,625	32.9%
3.02	Lincoln Square	0	17,607,651			N	Loews Theater	149,936	42.9%	11/30/2028	Equinox	142,211	40.7%
3.03	Four Seasons San Francisco Retail	0	7,433,898			N	Equinox	114,010	54.1%	6/30/2039	The Press Club	9,025	4.3%
3.04	Lincoln West	0	6,628,138			N	Raymour & Flanigan	34,643	39.2%	11/30/2024	Pottery Barn	20,330	23.0%
3.05	Commercial Units at the Four Seasons Miami	0	6,018,620			N	Equinox	49,135	18.9%	6/30/2039	HSBC Bank	47,145	18.1%
3.06	Lincoln Triangle	0	5,209,263			N	Century 21	62,529	81.8%	1/31/2021	Banana Republic	13,882	18.2%
3.07	Ritz Carlton Washington DC Retail	0	6,321,338			N	Equinox	98,076	74.1%	6/30/2039	CVS	13,600	10.3%
3.08	Ritz Carlton Georgetown Retail	0	2,519,140			N	Loews Theater	71,762	89.3%	11/30/2032	United Bank	3,479	4.3%
4	ExchangeRight Net Leased Portfolio #25	NAV	NAV			Y	Various	Various	Various	Various
4.01	Hy-Vee - Austin (18th Ave), MN	NAV	NAV			Y	Hy-Vee	86,377	100.0%	12/15/2038
4.02	Hobby Lobby - Bristol (Falls Blvd), VA	NAV	NAV			Y	Hobby Lobby	55,000	100.0%	8/31/2033
4.03	BioLife Plasma Services L.P. - St. Peters (Mexico Rd), MO	NAV	NAV			Y	BioLife Plasma Services L.P.	16,708	100.0%	1/31/2032
4.04	Walgreens - Roanoke (Brambleton Ave), VA	NAV	NAV			Y	Walgreens	15,120	100.0%	5/31/2030
4.05	Walgreens - Crowley (South Crowley Rd), TX	NAV	NAV			Y	Walgreens	14,550	100.0%	2/28/2030
4.06	Walgreens - Menomonee Falls (Silver Spring Dr), WI	NAV	NAV			Y	Walgreens	14,490	100.0%	2/28/2028
4.07	Tractor Supply - Slidell (Gause Blvd), LA	NAV	NAV			Y	Tractor Supply	19,097	100.0%	10/31/2033
4.08	Tractor Supply - Prince George (Wagner Way), VA	NAV	NAV			Y	Tractor Supply	19,097	100.0%	10/31/2028
4.09	BioLife Plasma Services L.P. - Muncie (Marleon Dr), IN	NAV	NAV			Y	BioLife Plasma Services L.P.	15,157	100.0%	10/31/2027
4.10	Walgreens - Roanoke (Williamson Rd NW), VA	NAV	NAV			Y	Walgreens	15,120	100.0%	5/31/2030
4.11	Tractor Supply - Milford (State Route 28), OH	NAV	NAV			Y	Tractor Supply	19,273	100.0%	11/30/2033
4.12	Dollar General - Orlando (Weston Ln), FL	NAV	NAV			Y	Dollar General	9,100	100.0%	6/30/2029
4.13	Dollar General - Sioux Falls (West 12th St), SD	NAV	NAV			Y	Dollar General	9,215	100.0%	5/31/2029
4.14	Dollar General - Hampton (North Armistead Ave), VA	NAV	NAV			Y	Dollar General	9,002	100.0%	2/28/2029
4.15	Family Dollar - Eagle Pass (Memo Robinson Rd), TX	NAV	NAV			Y	Family Dollar	8,320	100.0%	4/30/2029
4.16	Dollar General - Amherst (Leavitt Rd), OH	NAV	NAV			Y	Dollar General	9,100	100.0%	6/30/2029
4.17	Dollar General - Edinburg (East Monte Cristo Rd), TX	NAV	NAV			Y	Dollar General	9,100	100.0%	10/30/2033
4.18	Dollar General - San Antonio (Pue Rd), TX	NAV	NAV			Y	Dollar General	9,028	100.0%	7/31/2029
4.19	Family Dollar - St. Amant (Hwy 429), LA	NAV	NAV			Y	Family Dollar	8,320	100.0%	9/30/2028
4.20	Dollar General - Springfield (West Chestnut Expwy), MO	NAV	NAV			Y	Dollar General	9,026	100.0%	6/30/2029
4.21	Dollar General - Waco (Pamela Ave), TX	NAV	NAV			Y	Dollar General	9,002	100.0%	6/30/2029
5	Shadow Mountain Marketplace	0	4,210,570			N	Best Buy	45,000	22.4%	3/31/2023	Ashley Furniture	35,853	17.9%
6	Rainbow Sunset Pavilion	0	3,477,793			N	Hakkasan	53,944	25.1%	12/31/2024	Boyd Gaming	41,297	19.2%
7	Regions Tower	0	4,441,592			N	Taft Stettinius & Hollister LLP	97,423	14.2%	8/31/2036	Regions Bank	59,864	8.7%
8	US Bank Centre	0	3,249,756			N	Cohen & Company, LTD	47,134	18.4%	7/31/2022	U.S. Bank	36,641	14.3%
9	Penske Distribution Center	NAV	NAV			N	Penske	606,000	100.0%	10/25/2028
10	Haymarket Village Center	0	2,003,294			N	Walmart	153,000	59.6%	9/11/2032	Kohl’s Department Stores Inc	64,291	25.0%
11	Willowbend Apartments	0	7,214,088			N
12	Springdale General	NAV	NAV			N	Notley - Center for Social Innovation	61,729	37.3%	9/30/2028	Creative Action	10,340	6.2%
13	Hancock Plaza Colorado Springs	0	1,718,204			N	King Soopers	61,453	33.9%	8/31/2030	ARC Thrift Stores	29,037	16.0%
14	Park Center Tower	0	1,564,519			N	Clear Capital	31,895	23.1%	11/9/2022	LP Insurance	21,216	15.4%
15	Carriage Place	0	3,160,875			N	Walmart	146,677	49.4%	1/18/2027	Cinemark	35,540	12.0%
16	Centrepark West	NAV	NAV			N	Ocwen Financial Corp.	51,544	29.4%	2/28/2023	SV Microwave	43,676	25.0%
17	Hancock Village - VA	0	2,265,260			N	Hobby Lobby-Hancock	56,050	36.4%	10/31/2026	Dick’s Sporting Goods-Hancock	50,029	32.5%
18	Allied Solutions					N	Allied Solutions, LLC	108,000	77.5%	11/30/2030	F.C. Tucker Company, Inc.	15,761	11.3%
19	Rhode Island Self Storage Portfolio	0	1,239,286			N
19.01	305 Westmoreland Street	0	589,993			N
19.02	5775 Post Road and 5805 Post Road	0	448,010			N
19.03	39 Stilson Road	0	201,283			N
20	Residence Inn National Portfolio	949,210	5,814,786	138	109	N
20.01	Residence Inn Boulder	306,736	2,215,327	170	129	N
20.02	Residence Inn Atlanta Buckhead	249,418	1,265,943	124	99	N
20.03	Residence Inn Dallas Las Colinas	226,524	1,411,537	124	102	N
20.04	Residence Inn Philadelphia Valley Forge	166,531	921,980	133	103	N
21	StaxUp Self Storage - San Marcos	0	1,027,882			N
22	Cypress Point Office Park	0	1,564,633			N	EXL Services fka Health Integrated	35,266	21.3%	7/31/2021	Actsoft, Inc.	20,932	12.6%
23	Courtyard Fredericksburg	173,607	1,209,207	127	99	N
24	11755 - 11795 West Olympic Blvd	0	1,491,013			N	Trader Joe’s	14,853	52.9%	7/31/2024	Walgreens	13,200	47.1%
25	Yorba Linda Station Plaza	0	1,088,467			N	Polly’s Pie	7,025	9.8%	9/21/2021	Mimi’s Café	5,170	7.2%
26	Bainbridge Self-Storage	0	917,526			N
27	Victor’s Square	NAV	NAV			N	Tailwaggers	5,867	36.5%	12/31/2028	La Villita Cantina	3,414	21.2%
28	249 Legion Avenue					N	Rite Aid	14,578	59.2%	2/29/2036	The Learning Experience	10,033	40.8%
29	Boulevard Shops	0	1,183,857			N	Kabuto Japanese Seafood	6,878	16.5%	12/31/2024	Covenant Food and Drugs	6,046	14.5%
30	Prudential - Digital Realty Portfolio	0	24,935,956			N	Various	Various	Various	Various
30.01	14901 FAA Boulevard	0	5,545,680			N	Cyxtera	263,700	100.0%	2/2/2022
30.02	4650 Old Ironsides Drive	0	4,085,743			N	Cyxtera	124,383	100.0%	4/30/2027
30.03	43790 Devin Shafron Drive	0	3,595,457			N	VADATA, Inc.	152,138	100.0%	5/31/2021
30.04	636 Pierce Street	0	3,190,000			N	The Bank of New York Mellon	108,336	100.0%	4/30/2023
30.05	21551 Beaumeade Circle	0	2,271,991			N	Equinix, LLC	152,504	100.0%	12/31/2023
30.06	7505 Mason King Court	0	2,041,853			N	VADATA, Inc.	109,650	100.0%	12/31/2023
30.07	4700 Old Ironsides Drive	0	2,099,949			N	Cyxtera	90,139	100.0%	4/30/2027
30.08	444 Toyama Drive	0	2,105,283			N	Equinix, LLC	42,083	100.0%	7/31/2022
31	El Rancho MHC	0	826,927			N
32	Orange Avenue MHC	0	869,061			N
33	Medlock Bridge Shopping Center	0	948,394			N	Crunch Fitness	32,000	28.0%	2/28/2027	Shoe Gallery	20,000	17.5%
34	Las Vegas Self Storage Portfolio	0	618,536			N
34.01	Durango Mini Storage	NAV	NAV			N
34.02	Charleston West Mini Storage	NAV	NAV			N
35	Murrieta Town Center East	0	486,284			N	Noor Day Spa	6,000	16.2%	1/5/2024	Angel View	5,720	15.5%
36	Vista West MHC	0	551,042			N
37	Country Place MHC	0	663,111			N
38	StaxUp Self Storage - Sun City	0	559,532			N
39	SoCal Self Storage Cochran	0	790,383			N
40	Centennial Office	0	158,151			N	University Medical Center of Southern Nevada dba Primary Care Center	6,698	22.2%	2/29/2028	University Medical Center of Southern Nevada dba UMC Quick Care	6,613	21.9%
41	Prescott Towne Center	0	634,298			N	Goodwill	29,197	54.8%	7/15/2025	Big 5 Sporting Goods	10,995	20.6%
42	Tudor Woods, Inc.
43	Springhill Suites Altamonte	121,939	824,894	106	90	N
44	315 East 65th Owners Corp.
45	2020 East University Drive	NAV	NAV			N	Arizona Wholesale Supply	82,401	61.3%	11/30/2024	Iron Mountain Information Management	51,974	38.7%
46	Torrance MHC	0	393,579			N
47	175 Main Avenue Owners, Inc.
48	3515 Owners Corp.
49	CVS Portfolio	0	96,788			N	CVS	26,975	100.0%	1/31/2041
49.01	CVS Johnstown	0	47,308			N	CVS	13,627	100.0%	1/31/2041
49.02	CVS Jennings	0	49,480			N	CVS	13,348	100.0%	1/31/2041
50	510-530 Dubois Avenue Owners, Inc.
51	Saxony Hall Owners, Inc.
52	Wellington Plaza	0	459,003			N	Valley Doctors Clinic of Brownsville	3,320	6.3%	8/31/2019	Safehaven Healthcare, LLC	2,902	5.5%
53	Rainbow Crossing	NAV	NAV			N	Absolute Fitness	38,480	63.5%	10/31/2030	Amedisys Hospice	5,480	9.0%
54	World Self Storage	0	379,384			N
55	Enterprise Center - VA	NAV	NAV			N	Ambassador Bible Church	12,985	23.2%	9/30/2024	Cintas Corporation No. 2	12,461	22.2%
56	Fleetridge East Owners, Inc.
57	Heritage Crossing	0	133,684			N	Ambition Dance Productions	6,822	30.0%	11/30/2021	The Hook Boxing for Women	3,258	14.3%
58	Rolling Wheel MHC	NAV	NAV			N
59	Delsea Drive Self Storage	0	132,054			N
60	Offices on Grand Boulevard	0	257,788			N	Sandestin Owners Association	7,391	30.9%	3/31/2029	Firstservice Residential	5,601	23.4%
61	DB Estates MHC	0	276,351			N
62	285 East 35th Street Owners Corp.
63	Charlton Tenants Corp.
64	UNICO Portfolio V	NAV	NAV			N	Dollar General	Various		Various
64.01	DG Copper Hill VA	NAV	NAV			N	Dollar General	9,026	100.0%	6/30/2032
64.02	DG Brazoria TX	NAV	NAV			N	Dollar General	9,100	100.0%	4/30/2033
65	Carol Lynn East Park MHC	NAV	NAV			N
66	Best Storage-Tipp City	0	156,886			N
67	Unadilla Owners Corp.
68	Work of Art Loft Corp.
69	Pierrepont Apt. Corp.

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	2nd Largest Tenant Exp. Date	3rd Largest Tenant Name(9)(10)	3rd Largest Tenant Sq. Ft.	3rd Largest Tenant % of NRA	3rd Largest Tenant Exp. Date	4th Largest Tenant Name(9)(10)	4th Largest Tenant Sq. Ft.	4th Largest Tenant % of NRA	4th Largest Tenant Exp. Date	5th Largest Tenant Name(9)(10)(11)(12)	5th Largest Tenant Sq. Ft.	5th Largest Tenant % of NRA
1	One AT&T
2	Southeast Hotel Portfolio
2.01	Doubletree Atlanta North Druid Hills
2.02	Fairfield Inn Lake Buena Vista
2.03	Fairfield Inn Orlando International Airport
2.04	Courtyard Charlotte Gastonia
2.05	Hampton Inn Atlanta North Druid Hills
3	Millennium Partners Portfolio	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various
3.01	Millennium Tower Boston	11/30/2024	Roche Brothers Supermarkets	39,125	11.1%	1/31/2030	Old Navy	30,350	8.6%	1/31/2027	Aol Inc.	8,982	2.6%
3.02	Lincoln Square	6/30/2039	The Gap	14,696	4.2%	1/31/2025	Extel Development Company	6,618	1.9%	7/31/2023	J.P. Morgan Chase Bank	4,830	1.4%
3.03	Four Seasons San Francisco Retail	4/12/2023	Decathlon USA	8,313	3.9%	9/15/2019	Halo Neuro	7,924	3.8%	12/31/2020	Handel Architects	7,039	3.3%
3.04	Lincoln West	1/31/2027	Zara	16,792	19.0%	3/31/2024	Gourmet Garage	13,599	15.4%	5/31/2024	Fontainebleau Nail & Spa	3,054	3.5%
3.05	Commercial Units at the Four Seasons Miami	4/19/2024	Kenny Nachwalter	21,000	8.1%	3/31/2027	Homer Bonner Jacobs	15,006	5.8%	6/30/2022	Kasowitz, Benson, Torres LLP	8,922	3.4%
3.06	Lincoln Triangle	7/31/2021
3.07	Ritz Carlton Washington DC Retail	1/31/2030	Bullard Street LLC	7,387	5.6%	5/31/2024	Wine Lair	5,617	4.2%	5/31/2029	SunTrust Bank	3,814	2.9%
3.08	Ritz Carlton Georgetown Retail	4/30/2020	Mate LLC	3,023	3.8%	10/31/2024	Cucina Moda	1,164	1.4%	3/31/2021	MS Ice Cone, LLC	574	0.7%
4	ExchangeRight Net Leased Portfolio #25
4.01	Hy-Vee - Austin (18th Ave), MN
4.02	Hobby Lobby - Bristol (Falls Blvd), VA
4.03	BioLife Plasma Services L.P. - St. Peters (Mexico Rd), MO
4.04	Walgreens - Roanoke (Brambleton Ave), VA
4.05	Walgreens - Crowley (South Crowley Rd), TX
4.06	Walgreens - Menomonee Falls (Silver Spring Dr), WI
4.07	Tractor Supply - Slidell (Gause Blvd), LA
4.08	Tractor Supply - Prince George (Wagner Way), VA
4.09	BioLife Plasma Services L.P. - Muncie (Marleon Dr), IN
4.10	Walgreens - Roanoke (Williamson Rd NW), VA
4.11	Tractor Supply - Milford (State Route 28), OH
4.12	Dollar General - Orlando (Weston Ln), FL
4.13	Dollar General - Sioux Falls (West 12th St), SD
4.14	Dollar General - Hampton (North Armistead Ave), VA
4.15	Family Dollar - Eagle Pass (Memo Robinson Rd), TX
4.16	Dollar General - Amherst (Leavitt Rd), OH
4.17	Dollar General - Edinburg (East Monte Cristo Rd), TX
4.18	Dollar General - San Antonio (Pue Rd), TX
4.19	Family Dollar - St. Amant (Hwy 429), LA
4.20	Dollar General - Springfield (West Chestnut Expwy), MO
4.21	Dollar General - Waco (Pamela Ave), TX
5	Shadow Mountain Marketplace	3/31/2024	Seafood City Supermarket	28,000	14.0%	12/31/2028	Walgreens	14,820	7.4%	12/31/2032	Pacific Dental Pediatrics	7,842	3.9%
6	Rainbow Sunset Pavilion	7/31/2022	LBBS	39,358	18.3%	5/31/2025	MGM	26,311	12.2%	4/9/2025	Liberty Dental	22,145	10.3%
7	Regions Tower	12/31/2029	Krieg DeVault LLP	54,505	7.9%	11/30/2025	Wooden & McLaughlin LLP	32,495	4.7%	1/31/2028	Flaherty and Collins Construction	24,503	3.6%
8	US Bank Centre	7/31/2024	Housing & Urban Development	34,247	13.4%	12/31/2021	GCA Services Group	32,430	12.7%	1/31/2024	Barnes Wendling CPAs, Inc.	14,572	5.7%
9	Penske Distribution Center
10	Haymarket Village Center	1/31/2033	Mattress Firm	4,500	1.8%	11/30/2025	Sakura Grill (Outparcel Bld.)	2,637	1.0%	1/31/2024	Pivot (Outparcel Bld.)	2,406	0.9%
11	Willowbend Apartments
12	Springdale General	12/31/2023	Jones-Dilworth, Inc. (JDI)	9,383	5.7%	11/30/2028	Sky Candy	6,813	4.1%	10/31/2028	Caffe Medici - Roasting & Coffee Shop	5,133	3.1%
13	Hancock Plaza Colorado Springs	2/28/2020	Dollar Tree	16,200	8.9%	5/31/2020	Ace Hardware	10,920	6.0%	2/28/2021	Rainbow USA Inc.	5,150	2.8%
14	Park Center Tower	3/31/2021	Fennemore Craig	17,195	12.4%	6/30/2022	National Council Juvenile & Family Court Judges	14,699	10.6%	3/31/2026	Nevada State Department of Administration	11,425	8.3%
15	Carriage Place	11/30/2027	Half Price Books	8,125	2.7%	7/31/2021	BikeSource	7,474	2.5%	11/30/2020	Petland	7,000	2.4%
16	Centrepark West	10/31/2027	Times Microwave Systems, Inc.	24,415	13.9%	4/30/2028	Seacrest Services, Inc.	13,560	7.7%	8/31/2028	Brown & Brown of Florida, Inc.	11,970	6.8%
17	Hancock Village - VA	1/31/2022	Five Below-Hancock	7,500	4.9%	1/31/2022	Mattress Warehouse-Hancock	4,979	3.2%	4/30/2020	Crazy Greek-Hancock	3,900	2.5%
18	Allied Solutions	11/14/2029
19	Rhode Island Self Storage Portfolio
19.01	305 Westmoreland Street
19.02	5775 Post Road and 5805 Post Road
19.03	39 Stilson Road
20	Residence Inn National Portfolio
20.01	Residence Inn Boulder
20.02	Residence Inn Atlanta Buckhead
20.03	Residence Inn Dallas Las Colinas
20.04	Residence Inn Philadelphia Valley Forge
21	StaxUp Self Storage - San Marcos
22	Cypress Point Office Park	12/31/2022	Imagenet, LLC	9,944	6.0%	2/28/2023	ICON Consultant Group, Inc.	9,435	5.7%	1/31/2022	Deliver Media	8,079	4.9%
23	Courtyard Fredericksburg
24	11755 - 11795 West Olympic Blvd	10/31/2034
25	Yorba Linda Station Plaza	7/23/2023	Backyard Express	4,845	6.8%	6/30/2022	Ear Abstracts	3,735	5.2%	MTM	I Love Kickboxing	2,920	4.1%
26	Bainbridge Self-Storage
27	Victor’s Square	12/31/2027	Holly Hills Dry Cleaners	2,544	15.8%	7/31/2026	The Oaks Gourmet	1,930	12.0%	6/30/2028	Bronson Boutique	1,325	8.2%
28	249 Legion Avenue	9/30/2033
29	Boulevard Shops	10/31/2021	Verizon Wireless	5,355	12.8%	6/30/2023	Mattress Firm	4,836	11.6%	11/30/2022	America’s Best (National Vision)	3,193	7.6%
30	Prudential - Digital Realty Portfolio
30.01	14901 FAA Boulevard
30.02	4650 Old Ironsides Drive
30.03	43790 Devin Shafron Drive
30.04	636 Pierce Street
30.05	21551 Beaumeade Circle
30.06	7505 Mason King Court
30.07	4700 Old Ironsides Drive
30.08	444 Toyama Drive
31	El Rancho MHC
32	Orange Avenue MHC
33	Medlock Bridge Shopping Center	12/31/2021	Route 66	16,640	14.5%	1/31/2029	GSC - John Creek, LLC	8,450	7.4%	9/30/2027	Johns Creek Egg Harbor Café	5,142	4.5%
34	Las Vegas Self Storage Portfolio
34.01	Durango Mini Storage
34.02	Charleston West Mini Storage
35	Murrieta Town Center East	3/31/2020	Lifestream	4,400	11.9%	6/30/2023	Arashi Restaurant	3,670	9.9%	8/31/2025	J. Carter’s Tavern & Grill	3,600	9.7%
36	Vista West MHC
37	Country Place MHC
38	StaxUp Self Storage - Sun City
39	SoCal Self Storage Cochran
40	Centennial Office	2/29/2028	Ideal Property Management, Inc.	5,587	18.5%	11/30/2021	Endless Glow, LLC	3,279	10.9%	7/31/2023	Heaton & Associates, LLC	2,961	9.8%
41	Prescott Towne Center	1/31/2021	Waffles N’ More	4,573	8.6%	5/31/2025	Alfonso’s	2,471	4.6%	1/31/2028	Windsock Lounge	2,423	4.5%
42	Tudor Woods, Inc.
43	Springhill Suites Altamonte
44	315 East 65th Owners Corp.
45	2020 East University Drive	12/31/2024
46	Torrance MHC
47	175 Main Avenue Owners, Inc.
48	3515 Owners Corp.
49	CVS Portfolio
49.01	CVS Johnstown
49.02	CVS Jennings
50	510-530 Dubois Avenue Owners, Inc.
51	Saxony Hall Owners, Inc.
52	Wellington Plaza	MTM	Rio Grande Oral & Maxillofacial Surgery	2,200	4.2%	5/31/2019	Nuestra Casa Home Care	2,120	4.0%	8/31/2019	Limon Law Office	1,600	3.0%
53	Rainbow Crossing	1/5/2022	Go Now (Urgent Care)	5,180	8.5%	5/31/2019	Armed Forces Career Center	2,418	4.0%	9/30/2023	Vision Source - Dr. April King	1,960	3.2%
54	World Self Storage
55	Enterprise Center - VA	2/28/2023	Karma Vitality Studio LLC	10,876	19.4%	6/30/2029	Eden Senior Care Services LLC	8,380	14.9%	9/30/2029	Monarch Christian Montessori	6,414	11.4%
56	Fleetridge East Owners, Inc.
57	Heritage Crossing	2/28/2025	Leslies Poolmart	3,208	14.1%	11/30/2019	SoCal Tacos	2,800	12.3%	8/31/2019	Italian Crust	2,000	8.8%
58	Rolling Wheel MHC
59	Delsea Drive Self Storage
60	Offices on Grand Boulevard	8/31/2028	Destin Charity Wine Auction Foundation	2,229	9.3%	9/30/2020	Emmanuel, Sheppard, & Condon	1,789	7.5%	9/30/2020	Brock Investors	1,555	6.5%
61	DB Estates MHC
62	285 East 35th Street Owners Corp.
63	Charlton Tenants Corp.
64	UNICO Portfolio V
64.01	DG Copper Hill VA
64.02	DG Brazoria TX
65	Carol Lynn East Park MHC
66	Best Storage-Tipp City
67	Unadilla Owners Corp.
68	Work of Art Loft Corp.
69	Pierrepont Apt. Corp.

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	5th Largest Tenant Exp. Date	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)	Seismic Report Date	Seismic PML %	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)	Tax Escrow (Initial)	Monthly Tax Escrow ($)	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty	Insurance Escrow (Initial)	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC
1	One AT&T		8/1/2018	8/1/2018				N	Y	Acquisition	0	0	Springing			0	Springing
2	Southeast Hotel Portfolio		11/1/2018	11/1/2018				N	Y	Acquisition	0	71,120	71,118	Cash		0	Springing
2.01	Doubletree Atlanta North Druid Hills		11/1/2018	11/1/2018				N	Y
2.02	Fairfield Inn Lake Buena Vista		11/1/2018	11/1/2018				N	Y
2.03	Fairfield Inn Orlando International Airport		11/1/2018	11/1/2018				N	Y
2.04	Courtyard Charlotte Gastonia		11/1/2018	11/1/2018				N	Y
2.05	Hampton Inn Atlanta North Druid Hills		11/1/2018	11/1/2018				N	Y
3	Millennium Partners Portfolio	Various	5/4/2018	Various		Various	Various	N	Y	Refinance	0	0	Springing			0	Springing
3.01	Millennium Tower Boston	12/31/2019	5/4/2018	5/9/2018				N	Y
3.02	Lincoln Square	6/30/2022	5/4/2018	5/9/2018				N	Y
3.03	Four Seasons San Francisco Retail	10/31/2025	5/4/2018	5/9/2018		5/15/2018	12.0%	N	Y
3.04	Lincoln West	5/31/2020	5/4/2018	5/9/2018				N	Y
3.05	Commercial Units at the Four Seasons Miami	1/31/2020	5/4/2018	5/9/2018				N	Y
3.06	Lincoln Triangle		5/4/2018	5/9/2018				N	Y
3.07	Ritz Carlton Washington DC Retail	5/31/2021	5/4/2018	5/4/2018				N	Y
3.08	Ritz Carlton Georgetown Retail	9/30/2019	5/4/2018	5/9/2018				N	Y
4	ExchangeRight Net Leased Portfolio #25		Various	Various				N	Y	Acquisition	0	100,551	29,035	Cash		999	250	Cash
4.01	Hy-Vee - Austin (18th Ave), MN		11/12/2018	11/12/2018				N	Y
4.02	Hobby Lobby - Bristol (Falls Blvd), VA		11/5/2018	11/5/2018				N	Y
4.03	BioLife Plasma Services L.P. - St. Peters (Mexico Rd), MO		9/26/2018	9/26/2018				N	Y
4.04	Walgreens - Roanoke (Brambleton Ave), VA		10/4/2018	10/10/2018				N	Y
4.05	Walgreens - Crowley (South Crowley Rd), TX		11/27/2018	11/27/2018				N	Y
4.06	Walgreens - Menomonee Falls (Silver Spring Dr), WI		11/27/2018	12/10/2018				N	Y
4.07	Tractor Supply - Slidell (Gause Blvd), LA		10/9/2018	9/10/2018				N	Y
4.08	Tractor Supply - Prince George (Wagner Way), VA		11/27/2018	11/27/2018				N	Y
4.09	BioLife Plasma Services L.P. - Muncie (Marleon Dr), IN		11/21/2018	11/21/2018				N	Y
4.10	Walgreens - Roanoke (Williamson Rd NW), VA		10/4/2018	10/9/2018				N	Y
4.11	Tractor Supply - Milford (State Route 28), OH		10/30/2018	10/30/2018				N	Y
4.12	Dollar General - Orlando (Weston Ln), FL		11/27/2018	11/27/2018				N	Y
4.13	Dollar General - Sioux Falls (West 12th St), SD		11/27/2018	11/27/2018				N	Y
4.14	Dollar General - Hampton (North Armistead Ave), VA		10/24/2018	10/24/2018				N	Y
4.15	Family Dollar - Eagle Pass (Memo Robinson Rd), TX		10/22/2018	10/22/2018				N	Y
4.16	Dollar General - Amherst (Leavitt Rd), OH		11/27/2018	11/27/2018				N	Y
4.17	Dollar General - Edinburg (East Monte Cristo Rd), TX		10/24/2018	10/11/2018				N	Y
4.18	Dollar General - San Antonio (Pue Rd), TX		11/27/2018	11/27/2018				N	Y
4.19	Family Dollar - St. Amant (Hwy 429), LA		7/2/2018	7/5/2018				N	Y
4.20	Dollar General - Springfield (West Chestnut Expwy), MO		11/27/2018	11/27/2018				N	Y
4.21	Dollar General - Waco (Pamela Ave), TX		11/27/2018	11/27/2018				N	Y
5	Shadow Mountain Marketplace	10/31/2027	9/12/2018	9/5/2018				N	Y	Acquisition	0	69,500	23,167	Cash		8,333	4,167	Cash
6	Rainbow Sunset Pavilion	3/31/2024	11/26/2018	10/11/2018				N	Y	Refinance	0	79,273	39,636	Cash		43,280	6,183	Cash
7	Regions Tower	10/31/2027	6/28/2018	6/28/2018				N	Y	Refinance	609,356	73,459	73,459	Cash		0	Springing
8	US Bank Centre	8/31/2023	10/3/2018	9/6/2018				N	Y	Refinance	0	77,900	77,900	Cash		13,735	4,578	Cash
9	Penske Distribution Center		10/8/2018	10/8/2018				N	Y	Acquisition	0	0	Springing			0	Springing
10	Haymarket Village Center	11/30/2021	11/14/2018	11/14/2018				N	Y	Acquisition	170,998	18,547	18,547	Cash		3,175	1,587	Cash
11	Willowbend Apartments		9/12/2018	9/12/2018		9/12/2018	15.0%	N	Y	Refinance	0	132,488	44,163	Cash		0	Springing
12	Springdale General	2/28/2029	11/21/2018	11/21/2018				N	Y	Refinance	0	104,335	Springing	Cash		51,518	Springing	Cash
13	Hancock Plaza Colorado Springs	1/31/2020	9/21/2018	9/24/2018	10/12/2018			N	Y	Refinance	66,563	39,095	5,585	Cash		0	Springing
14	Park Center Tower	12/31/2023	10/9/2018	10/9/2018		10/9/2018	15.0%	N	Y	Refinance	0	35,762	17,881	Cash		0	Springing
15	Carriage Place	8/31/2022	7/12/2018	7/13/2018	8/14/2018			N	Y	Acquisition	0	364,583	72,917	Cash		12,500	6,250	Cash
16	Centrepark West	10/16/2028	8/28/2018	8/29/2018				N	Y	Refinance	0	39,119	39,119	Cash		518	173	Cash
17	Hancock Village - VA	3/31/2022	11/13/2018	11/13/2018				N	Y	Acquisition	0	42,946	21,473	Cash		0	Springing
18	Allied Solutions		11/15/2018	11/15/2018				N	Y	Acquisition	25,000	137,500	45,833	Cash		0	Springing
19	Rhode Island Self Storage Portfolio		10/18/2018	10/18/2018				N	Y	Acquisition	5,250	0	14,486	Cash		0	Springing
19.01	305 Westmoreland Street		10/18/2018	10/18/2018				N	Y
19.02	5775 Post Road and 5805 Post Road		10/18/2018	10/18/2018	11/8/2018			N	Y
19.03	39 Stilson Road		10/18/2018	10/18/2018				N	Y
20	Residence Inn National Portfolio		12/20/2018	12/20/2018				N	Y	Acquisition	96,000	92,030	Springing	Cash		0	Springing
20.01	Residence Inn Boulder		12/20/2018	12/20/2018				N	Y
20.02	Residence Inn Atlanta Buckhead		12/20/2018	12/20/2018				N	Y
20.03	Residence Inn Dallas Las Colinas		12/20/2018	12/20/2018				N	Y
20.04	Residence Inn Philadelphia Valley Forge		12/20/2018	12/20/2018				N	Y
21	StaxUp Self Storage - San Marcos		11/1/2018	11/1/2018		11/1/2018	7.0%	N	Y	Refinance	0	29,769	9,923	Cash		0	Springing
22	Cypress Point Office Park	5/31/2026	10/8/2018	9/27/2018				N	Y	Acquisition	261,025	38,647	19,321	Cash		0	Springing
23	Courtyard Fredericksburg		12/6/2018	12/6/2018				N	Y	Acquisition	0	18,565	9,283	Cash		928	928	Cash
24	11755 - 11795 West Olympic Blvd		11/13/2018	11/13/2018		11/13/2018	12.0%	N	Y	Refinance	0	58,060	11,612	Cash		0	Springing
25	Yorba Linda Station Plaza	5/22/2022	11/14/2018	11/14/2018		11/14/2018	13.0%	N	Y	Refinance	0	86,368	21,592	Cash		0	Springing
26	Bainbridge Self-Storage		11/2/2018	10/31/2018		11/2/2018	9.0%	N	Y	Refinance	0	32,088	8,022	Cash		0	Springing
27	Victor’s Square	9/30/2019	11/13/2018	11/13/2018		11/13/2018	20.0%	Y	Y	Refinance	8,880	83,673	14,364	Cash		0	Springing
28	249 Legion Avenue		11/6/2018	11/6/2018				N	Y	Acquisition	0	6,224	6,224	Cash		1,077	1,077	Cash
29	Boulevard Shops	10/31/2019	9/19/2018	9/19/2018	11/19/2018			N	Y	Refinance	0	66,602	16,651	Cash		0	Springing
30	Prudential - Digital Realty Portfolio		Various	Various		Various	Various	N	Y	Refinance	0	0	Springing			0	Springing
30.01	14901 FAA Boulevard		7/18/2018	7/18/2018				N	Y
30.02	4650 Old Ironsides Drive		7/24/2018	7/20/2018		7/12/2018	12.0%	N	Y
30.03	43790 Devin Shafron Drive		7/19/2018	7/17/2018				N	Y
30.04	636 Pierce Street		7/25/2018	7/20/2018				N	Y
30.05	21551 Beaumeade Circle		7/17/2018	7/17/2018				N	Y
30.06	7505 Mason King Court		7/20/2018	7/17/2018				N	Y
30.07	4700 Old Ironsides Drive		7/25/2018	7/23/2018		7/12/2018	12.0%	N	Y
30.08	444 Toyama Drive		7/24/2018	7/24/2018		7/12/2018	12.0%	N	Y
31	El Rancho MHC		11/6/2018	10/30/2018		11/6/2018	8.0%	N	Y	Refinance	0	86,805	14,467	Cash		0	Springing
32	Orange Avenue MHC		11/6/2018	10/30/2018		11/6/2018	8.0%	N	Y	Refinance	0	49,889	8,315	Cash		0	Springing
33	Medlock Bridge Shopping Center	4/30/2021	8/29/2018	8/23/2018	9/19/2018			N	Y	Acquisition	0	24,720	8,240	Cash		0	Springing
34	Las Vegas Self Storage Portfolio		9/17/2018	9/17/2018				N	Y	Acquisition	460,573	0	7,068	Cash		0	Springing
34.01	Durango Mini Storage		9/17/2018	9/17/2018				N	Y
34.02	Charleston West Mini Storage		9/17/2018	9/17/2018				N	Y
35	Murrieta Town Center East	10/31/2021	9/14/2018	10/15/2018		9/14/2018	8.0%	N	Y	Refinance	0	47,340	11,835	Cash		3,338	1,668	Cash
36	Vista West MHC		12/11/2018	11/29/2018				N	Y	Acquisition	0	1,975	1,975	Cash		2,292	1,146	Cash
37	Country Place MHC		11/6/2018	11/6/2018		11/6/2018	14.0%	N	Y	Refinance	0	57,139	9,523	Cash		0	Springing
38	StaxUp Self Storage - Sun City		11/1/2018	11/1/2018		11/1/2018	10.0%	N	Y	Refinance	0	23,607	7,869	Cash		0	Springing
39	SoCal Self Storage Cochran		11/20/2018	11/20/2018		11/20/2018	15.0%	N	Y	Refinance	0	21,036	4,207	Cash		0	Springing
40	Centennial Office	4/30/2024	5/18/2018	5/14/2018				N	Y	Acquisition	0	2,463	2,463	Cash		690	687	Cash
41	Prescott Towne Center	11/30/2027	10/30/2018	10/31/2018				N	Y	Refinance	0	7,860	1,965	Cash		4,243	849	Cash
42	Tudor Woods, Inc.		11/26/2018	11/21/2018				N	Y	Refinance	0	61,617	16,919	Cash		0	Springing
43	Springhill Suites Altamonte		12/3/2018	12/3/2018				N	Y	Acquisition	0	28,396	9,465	Cash		0	Springing
44	315 East 65th Owners Corp.		8/24/2018	8/22/2018				N	Y	Refinance	0	0	Springing			0	Springing
45	2020 East University Drive		11/19/2018	6/12/2018				N	Y	Acquisition	172,514	34,637	9,325	Cash		6,260	2,086	Cash
46	Torrance MHC		11/6/2018	11/6/2018		11/6/2018	13.0%	N	Y	Refinance	0	27,733	4,622	Cash		0	Springing
47	175 Main Avenue Owners, Inc.		11/14/2018	11/13/2018				N	Y	Refinance	0	0	Springing			0	Springing
48	3515 Owners Corp.		5/18/2018	5/15/2018				N	Y	Refinance	0	0	Springing			0	Springing
49	CVS Portfolio		11/19/2018	11/16/2018				N	Y	Acquisition	0	0	Springing			0	Springing
49.01	CVS Johnstown		11/19/2018	11/16/2018				N	Y
49.02	CVS Jennings		11/19/2018	11/16/2018				N	Y
50	510-530 Dubois Avenue Owners, Inc.		11/7/2018	11/6/2018				N	Y	Refinance	0	0	Springing			0	Springing
51	Saxony Hall Owners, Inc.		11/26/2018	11/26/2018				N	Y	Refinance	0	21,667	10,833	Cash		0	Springing
52	Wellington Plaza	11/30/2019	9/6/2018					N	Y	Refinance	0	8,734	4,367	Cash		2,815	2,815	Cash
53	Rainbow Crossing	1/31/2019	11/1/2018					N	Y	Acquisition	53,998	2,883	2,883	Cash		0	Springing
54	World Self Storage		10/2/2018					N	Y	Refinance	0	4,870	2,435	Cash		2,306	2,306	Cash
55	Enterprise Center - VA	1/31/2027	11/29/2018	10/31/2018				N	Y	Acquisition	0	0	Springing			0	Springing
56	Fleetridge East Owners, Inc.		11/28/2018	11/26/2018				N	Y	Refinance	0	42,360	13,206	Cash		0	Springing
57	Heritage Crossing	8/31/2026	10/24/2018	10/24/2018				N	Y	Refinance	0	5,364	5,364	Cash		0	Springing
58	Rolling Wheel MHC		8/24/2018	9/4/2018		9/4/2018	8.0%	N	Y	Refinance	7,500	2,260	1,130	Cash		0	Springing
59	Delsea Drive Self Storage		9/24/2018	10/2/2018				N	Y	Acquisition	0	1,064	1,064	Cash		1,476	738	Cash
60	Offices on Grand Boulevard	10/31/2019	9/20/2018					N	Y	Refinance	0	3,066	1,533	Cash		0	Springing
61	DB Estates MHC		10/11/2018	10/26/2018				N	Y	Refinance	0	9,447	3,149	Cash		3,792	721	Cash
62	285 East 35th Street Owners Corp.		11/14/2018	11/14/2018				N	Y	Refinance	0	24,303	12,152	Cash		0	Springing
63	Charlton Tenants Corp.		8/14/2018	8/13/2018				N	Y	Refinance	0	39,361	33,317	Cash		0	Springing
64	UNICO Portfolio V		11/27/2018	Various				N	Y	Acquisition	0	0	Springing			0	Springing
64.01	DG Copper Hill VA		11/27/2018	11/27/2018				N	Y
64.02	DG Brazoria TX		11/27/2018	12/3/2018				N	Y
65	Carol Lynn East Park MHC		11/5/2018	11/8/2018				N	Y	Acquisition	0	3,703	3,703	Cash		926	926	Cash
66	Best Storage-Tipp City		10/26/2018					N	Y	Refinance	126,983	14,091	2,013	Cash		1,864	466	Cash
67	Unadilla Owners Corp.		8/29/2018	8/28/2018				N	Y	Refinance	0	0	Springing			0	Springing
68	Work of Art Loft Corp.		11/8/2018	11/8/2018				N	Y	Refinance	0	29,395	14,697	Cash		0	Springing
69	Pierrepont Apt. Corp.		10/31/2018	10/30/2018				N	Y	Refinance	0	0	Springing			0	Springing

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)(6)	Monthly Replacement Reserve ($)(13)	Replacement Reserve Cap ($)	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty	Upfront TI/LC Reserve ($)(6)	Monthly TI/LC Reserve ($)	TI/LC Reserve Cap ($)
1	One AT&T		0	16,097	579,480	Cash		74,145,325	0	0
2	Southeast Hotel Portfolio		0	83,504	0	Cash		0	0	0
2.01	Doubletree Atlanta North Druid Hills
2.02	Fairfield Inn Lake Buena Vista
2.03	Fairfield Inn Orlando International Airport
2.04	Courtyard Charlotte Gastonia
2.05	Hampton Inn Atlanta North Druid Hills
3	Millennium Partners Portfolio		0	0	0			0	0	0
3.01	Millennium Tower Boston
3.02	Lincoln Square
3.03	Four Seasons San Francisco Retail
3.04	Lincoln West
3.05	Commercial Units at the Four Seasons Miami
3.06	Lincoln Triangle
3.07	Ritz Carlton Washington DC Retail
3.08	Ritz Carlton Georgetown Retail
4	ExchangeRight Net Leased Portfolio #25		0	1,803	0	Cash		500,000	Springing	0
4.01	Hy-Vee - Austin (18th Ave), MN
4.02	Hobby Lobby - Bristol (Falls Blvd), VA
4.03	BioLife Plasma Services L.P. - St. Peters (Mexico Rd), MO
4.04	Walgreens - Roanoke (Brambleton Ave), VA
4.05	Walgreens - Crowley (South Crowley Rd), TX
4.06	Walgreens - Menomonee Falls (Silver Spring Dr), WI
4.07	Tractor Supply - Slidell (Gause Blvd), LA
4.08	Tractor Supply - Prince George (Wagner Way), VA
4.09	BioLife Plasma Services L.P. - Muncie (Marleon Dr), IN
4.10	Walgreens - Roanoke (Williamson Rd NW), VA
4.11	Tractor Supply - Milford (State Route 28), OH
4.12	Dollar General - Orlando (Weston Ln), FL
4.13	Dollar General - Sioux Falls (West 12th St), SD
4.14	Dollar General - Hampton (North Armistead Ave), VA
4.15	Family Dollar - Eagle Pass (Memo Robinson Rd), TX
4.16	Dollar General - Amherst (Leavitt Rd), OH
4.17	Dollar General - Edinburg (East Monte Cristo Rd), TX
4.18	Dollar General - San Antonio (Pue Rd), TX
4.19	Family Dollar - St. Amant (Hwy 429), LA
4.20	Dollar General - Springfield (West Chestnut Expwy), MO
4.21	Dollar General - Waco (Pamela Ave), TX
5	Shadow Mountain Marketplace		0	2,509	200,000	Cash		492,297	14,216	1,000,000
6	Rainbow Sunset Pavilion		0	4,484	0	Cash		483,120	7,000	336,000
7	Regions Tower		500,000	Springing	100,000	Cash		4,000,000	Springing	1,000,000
8	US Bank Centre		0	5,299	0	Cash		1,000,000	42,655	2,047,416
9	Penske Distribution Center		0	Springing	0			0	0	0
10	Haymarket Village Center		205,485	4,281	205,485	Cash		250,000	7,500	250,000
11	Willowbend Apartments		0	6,875	0	Cash		0	0	0
12	Springdale General		0	3,438	82,519	Cash		0	10,341	248,186
13	Hancock Plaza Colorado Springs		0	2,267; Springing	54,398	Cash		0	7,555; Springing	300,000
14	Park Center Tower		0	2,303	0	Cash		450,000	14,395 Springing	795,470
15	Carriage Place		0	4,944	237,296	Cash		58,824	13,200	1,000,000
16	Centrepark West		0	2,917	0	Cash		297,633	14,587	1,000,000
17	Hancock Village - VA		0	5,386	0	Cash		0	10,259	400,000
18	Allied Solutions		0	2,323	0	Cash		303,690	0	0
19	Rhode Island Self Storage Portfolio		0	1,560	56,161	Cash		0	0	0
19.01	305 Westmoreland Street
19.02	5775 Post Road and 5805 Post Road
19.03	39 Stilson Road
20	Residence Inn National Portfolio		0	Springing	0			0	0	0
20.01	Residence Inn Boulder
20.02	Residence Inn Atlanta Buckhead
20.03	Residence Inn Dallas Las Colinas
20.04	Residence Inn Philadelphia Valley Forge
21	StaxUp Self Storage - San Marcos		0	1,569	56,481	Cash		0	0	0
22	Cypress Point Office Park		0	4,409	0	Cash		500,000	13,823; Springing	500,000
23	Courtyard Fredericksburg		0	15,580	0	Cash		0	0	0
24	11755 - 11795 West Olympic Blvd		0	351	0	Cash		0	0	0
25	Yorba Linda Station Plaza		0	Springing	0			0	Springing	0
26	Bainbridge Self-Storage		0	730	26,280	Cash		0	0	0
27	Victor’s Square		0	201	4,824	Cash		0	1,943	46,632
28	249 Legion Avenue		0	308	0	Cash		0	1,026	0
29	Boulevard Shops		87,500	696	0	Cash		0	7,000	168,000
30	Prudential - Digital Realty Portfolio		0	Springing	417,173			0	Springing	0
30.01	14901 FAA Boulevard
30.02	4650 Old Ironsides Drive
30.03	43790 Devin Shafron Drive
30.04	636 Pierce Street
30.05	21551 Beaumeade Circle
30.06	7505 Mason King Court
30.07	4700 Old Ironsides Drive
30.08	444 Toyama Drive
31	El Rancho MHC		0	0	0			0	0	0
32	Orange Avenue MHC		0	0	0			0	0	0
33	Medlock Bridge Shopping Center		0	$8,333 until December 2022, $1,907 thereafter	$25,000 after January 2023	Cash		0	9,500	285,000
34	Las Vegas Self Storage Portfolio		0	1,774	0	Cash		0	0	0
34.01	Durango Mini Storage
34.02	Charleston West Mini Storage
35	Murrieta Town Center East		0	1,403	0	Cash		100,000	3,263	200,000
36	Vista West MHC		0	844	0	Cash		0	0	0
37	Country Place MHC		0	0	0			0	0	0
38	StaxUp Self Storage - Sun City		0	775	27,914	Cash		0	0	0
39	SoCal Self Storage Cochran		0	0	0			0	0	0
40	Centennial Office		0	804	0	Cash		0	3,637	0
41	Prescott Towne Center		0	657	0	Cash		0	4,382	Following the date on which Big 5 renews its Lease for a period of at least five (5) years, TI/LC reserve shall be capped at 157,734
42	Tudor Woods, Inc.		0	0	0			0	0	0
43	Springhill Suites Altamonte		0	10,880	0	Cash		0	0	0
44	315 East 65th Owners Corp.		0	0	0			0	0	0
45	2020 East University Drive		100,000	1,120; Springing	416,500	Cash		200,000	5,599; Springing	200,000
46	Torrance MHC		0	0	0			0	0	0
47	175 Main Avenue Owners, Inc.		0	0	0			0	0	0
48	3515 Owners Corp.		0	0	0			0	0	0
49	CVS Portfolio		0	Springing	0			0	0	0
49.01	CVS Johnstown
49.02	CVS Jennings
50	510-530 Dubois Avenue Owners, Inc.		0	0	0			0	0	0
51	Saxony Hall Owners, Inc.		0	0	0			0	0	0
52	Wellington Plaza		0	881	0	Cash		100,000	4,167; Springing	100,000
53	Rainbow Crossing		0	909; Springing	21,816	Cash		30,000	3,810	100,000
54	World Self Storage		0	1,333	0	Cash		0	0	0
55	Enterprise Center - VA		0	Springing	0			100,000	4,673; Springing	65,000
56	Fleetridge East Owners, Inc.		0	0	0			0	0	0
57	Heritage Crossing		0	1,703	61,314	Cash		70,000	Springing	70,000
58	Rolling Wheel MHC		0	296	0	Cash		0	0	0
59	Delsea Drive Self Storage		0	544	0	Cash		0	0	0
60	Offices on Grand Boulevard		0	Springing	0			50,000	Springing	0
61	DB Estates MHC		0	513	0	Cash		0	0	0
62	285 East 35th Street Owners Corp.		0	0	0			0	0	0
63	Charlton Tenants Corp.		0	0	0			0	0	0
64	UNICO Portfolio V		0	Springing	0			0	Springing	0
64.01	DG Copper Hill VA
64.02	DG Brazoria TX
65	Carol Lynn East Park MHC		0	392	0	Cash		0	0	0
66	Best Storage-Tipp City		0	336	0	Cash		0	0	0
67	Unadilla Owners Corp.		0	0	0			0	0	0
68	Work of Art Loft Corp.		0	0	0			0	0	0
69	Pierrepont Apt. Corp.		0	0	0			0	0	0

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	TI/LC Escrow - Cash or LoC	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial) ($)	Debt Service Escrow (Monthly) ($)	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty	Other Escrow I Reserve Description	Other Escrow I (Initial) ($)(6)(9)(10)	Other Escrow I (Monthly) ($)	Other Escrow I Cap ($)	Other Escrow I Escrow - Cash or LoC
1	One AT&T	Cash		0	0				0	0	0
2	Southeast Hotel Portfolio			0	0			PIP Reserve	2,754,613	Springing	0	Cash
2.01	Doubletree Atlanta North Druid Hills
2.02	Fairfield Inn Lake Buena Vista
2.03	Fairfield Inn Orlando International Airport
2.04	Courtyard Charlotte Gastonia
2.05	Hampton Inn Atlanta North Druid Hills
3	Millennium Partners Portfolio			0	0				0	0	0
3.01	Millennium Tower Boston
3.02	Lincoln Square
3.03	Four Seasons San Francisco Retail
3.04	Lincoln West
3.05	Commercial Units at the Four Seasons Miami
3.06	Lincoln Triangle
3.07	Ritz Carlton Washington DC Retail
3.08	Ritz Carlton Georgetown Retail
4	ExchangeRight Net Leased Portfolio #25	Cash		0	0				0	0	0
4.01	Hy-Vee - Austin (18th Ave), MN
4.02	Hobby Lobby - Bristol (Falls Blvd), VA
4.03	BioLife Plasma Services L.P. - St. Peters (Mexico Rd), MO
4.04	Walgreens - Roanoke (Brambleton Ave), VA
4.05	Walgreens - Crowley (South Crowley Rd), TX
4.06	Walgreens - Menomonee Falls (Silver Spring Dr), WI
4.07	Tractor Supply - Slidell (Gause Blvd), LA
4.08	Tractor Supply - Prince George (Wagner Way), VA
4.09	BioLife Plasma Services L.P. - Muncie (Marleon Dr), IN
4.10	Walgreens - Roanoke (Williamson Rd NW), VA
4.11	Tractor Supply - Milford (State Route 28), OH
4.12	Dollar General - Orlando (Weston Ln), FL
4.13	Dollar General - Sioux Falls (West 12th St), SD
4.14	Dollar General - Hampton (North Armistead Ave), VA
4.15	Family Dollar - Eagle Pass (Memo Robinson Rd), TX
4.16	Dollar General - Amherst (Leavitt Rd), OH
4.17	Dollar General - Edinburg (East Monte Cristo Rd), TX
4.18	Dollar General - San Antonio (Pue Rd), TX
4.19	Family Dollar - St. Amant (Hwy 429), LA
4.20	Dollar General - Springfield (West Chestnut Expwy), MO
4.21	Dollar General - Waco (Pamela Ave), TX
5	Shadow Mountain Marketplace	Cash		0	0			Free Rent Reserve	274,856	0	0	Cash
6	Rainbow Sunset Pavilion	Cash		0	0			Free Rent Reserve	2,241,384	0	0	Cash
7	Regions Tower	Cash		0	0			Unfunded Free Rent Reserve	1,897,175	0	0
8	US Bank Centre	Cash		0	0			US Bank TI Reserve	200,000	Springing	0	Cash
9	Penske Distribution Center			0	0				0	0	0
10	Haymarket Village Center	Cash		0	0			Outstanding TI Reserve Fund	103,074	0	0	Cash
11	Willowbend Apartments			0	0				0	0	0
12	Springdale General	Cash		0	0			Gap Rent Reserve	143,859	0	0	Cash
13	Hancock Plaza Colorado Springs	Cash		0	0			Rent Concession	20,863	0	0	Cash
14	Park Center Tower	Cash		0	0			Springing OWS Work Reserve	0	Springing	0
15	Carriage Place	Cash		0	0			Anchor Tenant Reserve($500,000.00); Free Rent Reserve($38,938.75); Take Flight Ohio Reserve($13,424.00)	552,363	0	0	Cash
16	Centrepark West	Cash		0	0			Free Rent Reserve	17,826	0	0	Cash
17	Hancock Village - VA	Cash		0	0				0	0	0
18	Allied Solutions	Cash		0	0			Allied Free Rent Reserve	403,694	0	0	Cash
19	Rhode Island Self Storage Portfolio			0	0				0	0	0
19.01	305 Westmoreland Street
19.02	5775 Post Road and 5805 Post Road
19.03	39 Stilson Road
20	Residence Inn National Portfolio			0	0			PIP Reserve	1,089,000	Springing	0
20.01	Residence Inn Boulder
20.02	Residence Inn Atlanta Buckhead
20.03	Residence Inn Dallas Las Colinas
20.04	Residence Inn Philadelphia Valley Forge
21	StaxUp Self Storage - San Marcos			0	0				0	0	0
22	Cypress Point Office Park	Cash		0	0				0	0	0
23	Courtyard Fredericksburg			0	0			PIP Reserve	123,200	0	0	Cash
24	11755 - 11795 West Olympic Blvd			0	0				0	0	0
25	Yorba Linda Station Plaza			0	0				0	0	0
26	Bainbridge Self-Storage			0	0				0	0	0
27	Victor’s Square	Cash		0	0				0	0	0
28	249 Legion Avenue	Cash		0	0			Free Rent	131,683	0	0
29	Boulevard Shops	Cash		0	0			Landlord Obligations Reserve	36,540	0	0	Cash
30	Prudential - Digital Realty Portfolio			0	0				0	0	0
30.01	14901 FAA Boulevard
30.02	4650 Old Ironsides Drive
30.03	43790 Devin Shafron Drive
30.04	636 Pierce Street
30.05	21551 Beaumeade Circle
30.06	7505 Mason King Court
30.07	4700 Old Ironsides Drive
30.08	444 Toyama Drive
31	El Rancho MHC			0	0				0	0	0
32	Orange Avenue MHC			0	0				0	0	0
33	Medlock Bridge Shopping Center	Cash		0	0			Route 66 Rent Reserve	116,852	0	0	Cash
34	Las Vegas Self Storage Portfolio			0	0				0	0	0
34.01	Durango Mini Storage
34.02	Charleston West Mini Storage
35	Murrieta Town Center East	Cash		0	0			Key Tenant Occupancy Reserve	1,175,000	0	0	Cash
36	Vista West MHC			0	0				0	0	0
37	Country Place MHC			0	0				0	0	0
38	StaxUp Self Storage - Sun City			0	0				0	0	0
39	SoCal Self Storage Cochran			0	0				0	0	0
40	Centennial Office	Cash		0	0			UMC Springing TI/LC Reserve	0	Springing	0
41	Prescott Towne Center	Cash		0	0				0	0	0
42	Tudor Woods, Inc.			0	0				0	0	0
43	Springhill Suites Altamonte			0	0			PIP Reserve	1,250,000	0	0	Cash
44	315 East 65th Owners Corp.			0	0				0	0	0
45	2020 East University Drive	Cash		0	0			Specified Tenant Reserve	0	Springing	0
46	Torrance MHC			0	0				0	0	0
47	175 Main Avenue Owners, Inc.			0	0				0	0	0
48	3515 Owners Corp.			0	0				0	0	0
49	CVS Portfolio			0	0				0	0	0
49.01	CVS Johnstown
49.02	CVS Jennings
50	510-530 Dubois Avenue Owners, Inc.			0	0				0	0	0
51	Saxony Hall Owners, Inc.			0	0				0	0	0
52	Wellington Plaza	Cash		0	0				0	0	0
53	Rainbow Crossing	Cash		0	0				0	0	0
54	World Self Storage			0	0				0	0	0
55	Enterprise Center - VA	Cash		0	0			Gap Rent Reserve	94,973	0	0	Cash
56	Fleetridge East Owners, Inc.			0	0				0	0	0
57	Heritage Crossing			0	0			DSCR Reserve	0	Springing	0
58	Rolling Wheel MHC			0	0				0	0	0
59	Delsea Drive Self Storage			0	0				0	0	0
60	Offices on Grand Boulevard	Cash		0	0			Springing TI/LC Reserve	0	Springing	0
61	DB Estates MHC			0	0				0	0	0
62	285 East 35th Street Owners Corp.			0	0				0	0	0
63	Charlton Tenants Corp.			0	0				0	0	0
64	UNICO Portfolio V			26,152	0	Cash			0	0	0
64.01	DG Copper Hill VA
64.02	DG Brazoria TX
65	Carol Lynn East Park MHC			0	0			Seasonality Reserve	50,000	Springing	100,000	Cash
66	Best Storage-Tipp City			0	0			Tax Lien Reserve	30,591	0	0	Cash
67	Unadilla Owners Corp.			0	0				0	0	0
68	Work of Art Loft Corp.			0	0				0	0	0
69	Pierrepont Apt. Corp.			0	0				0	0	0

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow I - LoC Counterparty	Other Escrow II Reserve Description	Other Escrow II (Initial) ($)(9)	Other Escrow II (Monthly) ($)	Other Escrow II Cap ($)	Other Escrow II Escrow - Cash or LoC	Other Escrow II - LoC Counterparty	Holdback	Ownership Interest(14)	Ground Lease Initial Expiration Date	Annual Ground Rent Payment
1	One AT&T			0	0	0				Fee
2	Southeast Hotel Portfolio			0	0	0				Fee
2.01	Doubletree Atlanta North Druid Hills									Fee
2.02	Fairfield Inn Lake Buena Vista									Fee
2.03	Fairfield Inn Orlando International Airport									Fee
2.04	Courtyard Charlotte Gastonia									Fee
2.05	Hampton Inn Atlanta North Druid Hills									Fee
3	Millennium Partners Portfolio			0	0	0				Various	Various	Various
3.01	Millennium Tower Boston									Fee
3.02	Lincoln Square									Fee
3.03	Four Seasons San Francisco Retail									Fee and Leasehold	8/26/2046	$2,297,925
3.04	Lincoln West									Fee
3.05	Commercial Units at the Four Seasons Miami									Fee
3.06	Lincoln Triangle									Fee
3.07	Ritz Carlton Washington DC Retail									Fee
3.08	Ritz Carlton Georgetown Retail									Fee
4	ExchangeRight Net Leased Portfolio #25			0	0	0				Fee
4.01	Hy-Vee - Austin (18th Ave), MN									Fee
4.02	Hobby Lobby - Bristol (Falls Blvd), VA									Fee
4.03	BioLife Plasma Services L.P. - St. Peters (Mexico Rd), MO									Fee
4.04	Walgreens - Roanoke (Brambleton Ave), VA									Fee
4.05	Walgreens - Crowley (South Crowley Rd), TX									Fee
4.06	Walgreens - Menomonee Falls (Silver Spring Dr), WI									Fee
4.07	Tractor Supply - Slidell (Gause Blvd), LA									Fee
4.08	Tractor Supply - Prince George (Wagner Way), VA									Fee
4.09	BioLife Plasma Services L.P. - Muncie (Marleon Dr), IN									Fee
4.10	Walgreens - Roanoke (Williamson Rd NW), VA									Fee
4.11	Tractor Supply - Milford (State Route 28), OH									Fee
4.12	Dollar General - Orlando (Weston Ln), FL									Fee
4.13	Dollar General - Sioux Falls (West 12th St), SD									Fee
4.14	Dollar General - Hampton (North Armistead Ave), VA									Fee
4.15	Family Dollar - Eagle Pass (Memo Robinson Rd), TX									Fee
4.16	Dollar General - Amherst (Leavitt Rd), OH									Fee
4.17	Dollar General - Edinburg (East Monte Cristo Rd), TX									Fee
4.18	Dollar General - San Antonio (Pue Rd), TX									Fee
4.19	Family Dollar - St. Amant (Hwy 429), LA									Fee
4.20	Dollar General - Springfield (West Chestnut Expwy), MO									Fee
4.21	Dollar General - Waco (Pamela Ave), TX									Fee
5	Shadow Mountain Marketplace			0	0	0				Fee
6	Rainbow Sunset Pavilion			0	0	0				Fee
7	Regions Tower		Unfunded TI/LC Reserve; Maplewood Lease Funds	Unfunded TI/LC Reserve ($6,574,711.83) ; Maplewood Lease Funds ($2,607,142.86)	0	0	Cash			Fee
8	US Bank Centre		Free Rent Reserve	45,640	0	0	Cash			Fee
9	Penske Distribution Center			0	0	0				Fee
10	Haymarket Village Center			0	0	0				Fee
11	Willowbend Apartments			0	0	0				Fee
12	Springdale General		Unfunded Leasing Costs Reserve	1,204,780	0	0	Cash			Fee
13	Hancock Plaza Colorado Springs		Existing TI/LC	80,183	0	0	Cash			Fee
14	Park Center Tower			0	0	0				Fee
15	Carriage Place			0	0	0				Fee
16	Centrepark West			0	0	0				Fee
17	Hancock Village - VA			0	0	0				Fee
18	Allied Solutions			0	0	0				Fee
19	Rhode Island Self Storage Portfolio			0	0	0				Fee
19.01	305 Westmoreland Street									Fee
19.02	5775 Post Road and 5805 Post Road									Fee
19.03	39 Stilson Road									Fee
20	Residence Inn National Portfolio			0	0	0				Fee
20.01	Residence Inn Boulder									Fee
20.02	Residence Inn Atlanta Buckhead									Fee
20.03	Residence Inn Dallas Las Colinas									Fee
20.04	Residence Inn Philadelphia Valley Forge									Fee
21	StaxUp Self Storage - San Marcos			0	0	0				Fee
22	Cypress Point Office Park			0	0	0				Fee
23	Courtyard Fredericksburg			0	0	0				Fee
24	11755 - 11795 West Olympic Blvd			0	0	0				Fee
25	Yorba Linda Station Plaza			0	0	0				Fee
26	Bainbridge Self-Storage			0	0	0				Fee
27	Victor’s Square			0	0	0				Fee
28	249 Legion Avenue			0	0	0				Fee
29	Boulevard Shops			0	0	0				Fee
30	Prudential - Digital Realty Portfolio			0	0	0				Fee
30.01	14901 FAA Boulevard									Fee
30.02	4650 Old Ironsides Drive									Fee
30.03	43790 Devin Shafron Drive									Fee
30.04	636 Pierce Street									Fee
30.05	21551 Beaumeade Circle									Fee
30.06	7505 Mason King Court									Fee
30.07	4700 Old Ironsides Drive									Fee
30.08	444 Toyama Drive									Fee
31	El Rancho MHC			0	0	0				Fee
32	Orange Avenue MHC			0	0	0				Fee
33	Medlock Bridge Shopping Center		Shoe Gallery Reserve	150,000	0	0	Cash			Fee
34	Las Vegas Self Storage Portfolio			0	0	0				Fee
34.01	Durango Mini Storage									Fee
34.02	Charleston West Mini Storage									Fee
35	Murrieta Town Center East			0	0	0				Fee
36	Vista West MHC			0	0	0				Fee
37	Country Place MHC			0	0	0				Fee
38	StaxUp Self Storage - Sun City			0	0	0				Fee
39	SoCal Self Storage Cochran			0	0	0				Fee
40	Centennial Office		Rent Concession Reserve	17,602	0	0	Cash			Fee
41	Prescott Towne Center			0	0	0				Fee
42	Tudor Woods, Inc.			0	0	0				Fee
43	Springhill Suites Altamonte			0	0	0				Fee
44	315 East 65th Owners Corp.			0	0	0				Fee
45	2020 East University Drive			0	0	0				Fee
46	Torrance MHC			0	0	0				Fee
47	175 Main Avenue Owners, Inc.		Collateral Security Agreement for Capital Improvements	400,000	0	0	Cash			Fee
48	3515 Owners Corp.			0	0	0				Fee
49	CVS Portfolio			0	0	0				Fee
49.01	CVS Johnstown									Fee
49.02	CVS Jennings									Fee
50	510-530 Dubois Avenue Owners, Inc.			0	0	0				Fee
51	Saxony Hall Owners, Inc.		Maintenance Arrears Escrow	50,000	0	0	Cash			Fee
52	Wellington Plaza			0	0	0				Fee
53	Rainbow Crossing			0	0	0				Fee
54	World Self Storage			0	0	0				Fee
55	Enterprise Center - VA		Upfront Reserve; Specified Tenant Reserve (Springing)	67,810	Springing	0	Cash			Fee
56	Fleetridge East Owners, Inc.			0	0	0				Fee
57	Heritage Crossing			0	0	0				Fee
58	Rolling Wheel MHC			0	0	0				Fee
59	Delsea Drive Self Storage			0	0	0				Fee
60	Offices on Grand Boulevard			0	0	0				Fee
61	DB Estates MHC			0	0	0				Fee
62	285 East 35th Street Owners Corp.			0	0	0				Fee
63	Charlton Tenants Corp.			0	0	0				Fee
64	UNICO Portfolio V			0	0	0				Fee
64.01	DG Copper Hill VA									Fee
64.02	DG Brazoria TX									Fee
65	Carol Lynn East Park MHC			0	0	0				Fee
66	Best Storage-Tipp City			0	0	0				Fee
67	Unadilla Owners Corp.			0	0	0				Fee
68	Work of Art Loft Corp.			0	0	0				Fee
69	Pierrepont Apt. Corp.			0	0	0				Fee

A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Annual Ground Rent Increases	Lockbox	Whole Loan Cut-off Date Balance ($)	Whole Loan Debt Service ($)	Subordinate Secured Debt Original Balance ($)	Subordinate Secured Debt Cut-off Date Balance ($)	Whole Loan U/W NOI DSCR (x)(4)	Whole Loan U/W NCF DSCR (x)(4)	Whole Loan Cut-off Date LTV Ratio(4)	Whole Loan Cut-off Date U/W NOI Debt Yield(4)	Whole Loan Cut-off Date U/W NCF Debt Yield(4)	Mezzanine Debt Cut-off Date Balance($)
1	One AT&T		Springing
2	Southeast Hotel Portfolio		Springing
2.01	Doubletree Atlanta North Druid Hills
2.02	Fairfield Inn Lake Buena Vista
2.03	Fairfield Inn Orlando International Airport
2.04	Courtyard Charlotte Gastonia
2.05	Hampton Inn Atlanta North Druid Hills
3	Millennium Partners Portfolio		Hard/Upfront Cash Management	710,000,000	2,570,504	238,000,000	238,000,000	2.40	2.28	48.6%	10.4%	9.9%	280,150,000
3.01	Millennium Tower Boston			182,900,000	662,176	61,310,141	61,310,141						72,168,218
3.02	Lincoln Square			182,850,000	661,995	61,293,380	61,293,380						72,148,489
3.03	Four Seasons San Francisco Retail			85,230,000	308,569	28,570,056	28,570,056						33,629,837
3.04	Lincoln West			77,900,000	282,031	26,112,958	26,112,958						30,737,585
3.05	Commercial Units at the Four Seasons Miami			58,500,000	211,795	19,609,859	19,609,859						23,082,782
3.06	Lincoln Triangle			57,500,000	208,175	19,274,648	19,274,648						22,688,204
3.07	Ritz Carlton Washington DC Retail			46,580,000	168,640	15,614,141	15,614,141						18,379,418
3.08	Ritz Carlton Georgetown Retail			18,540,000	67,123	6,214,817	6,214,817						7,315,466
4	ExchangeRight Net Leased Portfolio #25		Hard/Springing Cash Management
4.01	Hy-Vee - Austin (18th Ave), MN
4.02	Hobby Lobby - Bristol (Falls Blvd), VA
4.03	BioLife Plasma Services L.P. - St. Peters (Mexico Rd), MO
4.04	Walgreens - Roanoke (Brambleton Ave), VA
4.05	Walgreens - Crowley (South Crowley Rd), TX
4.06	Walgreens - Menomonee Falls (Silver Spring Dr), WI
4.07	Tractor Supply - Slidell (Gause Blvd), LA
4.08	Tractor Supply - Prince George (Wagner Way), VA
4.09	BioLife Plasma Services L.P. - Muncie (Marleon Dr), IN
4.10	Walgreens - Roanoke (Williamson Rd NW), VA
4.11	Tractor Supply - Milford (State Route 28), OH
4.12	Dollar General - Orlando (Weston Ln), FL
4.13	Dollar General - Sioux Falls (West 12th St), SD
4.14	Dollar General - Hampton (North Armistead Ave), VA
4.15	Family Dollar - Eagle Pass (Memo Robinson Rd), TX
4.16	Dollar General - Amherst (Leavitt Rd), OH
4.17	Dollar General - Edinburg (East Monte Cristo Rd), TX
4.18	Dollar General - San Antonio (Pue Rd), TX
4.19	Family Dollar - St. Amant (Hwy 429), LA
4.20	Dollar General - Springfield (West Chestnut Expwy), MO
4.21	Dollar General - Waco (Pamela Ave), TX
5	Shadow Mountain Marketplace		Hard/Springing Cash Management
6	Rainbow Sunset Pavilion		Hard/Springing Cash Management
7	Regions Tower		Hard/Upfront Cash Management										11,000,000
8	US Bank Centre		Hard/Springing Cash Management
9	Penske Distribution Center		Hard/Springing Cash Management
10	Haymarket Village Center		Hard/Springing Cash Management
11	Willowbend Apartments		Springing
12	Springdale General		Springing
13	Hancock Plaza Colorado Springs		Springing
14	Park Center Tower		Springing
15	Carriage Place		Hard/Springing Cash Management
16	Centrepark West		Hard/Springing Cash Management
17	Hancock Village - VA		Springing
18	Allied Solutions		Hard/Springing Cash Management
19	Rhode Island Self Storage Portfolio		Springing
19.01	305 Westmoreland Street
19.02	5775 Post Road and 5805 Post Road
19.03	39 Stilson Road
20	Residence Inn National Portfolio		Soft/Springing Cash Management
20.01	Residence Inn Boulder
20.02	Residence Inn Atlanta Buckhead
20.03	Residence Inn Dallas Las Colinas
20.04	Residence Inn Philadelphia Valley Forge
21	StaxUp Self Storage - San Marcos		Springing
22	Cypress Point Office Park		Hard/Springing Cash Management
23	Courtyard Fredericksburg		Springing
24	11755 - 11795 West Olympic Blvd		Springing
25	Yorba Linda Station Plaza		Springing
26	Bainbridge Self-Storage		Springing
27	Victor’s Square		Springing
28	249 Legion Avenue		Springing
29	Boulevard Shops		Springing
30	Prudential - Digital Realty Portfolio		Soft/Springing Cash Management
30.01	14901 FAA Boulevard
30.02	4650 Old Ironsides Drive
30.03	43790 Devin Shafron Drive
30.04	636 Pierce Street
30.05	21551 Beaumeade Circle
30.06	7505 Mason King Court
30.07	4700 Old Ironsides Drive
30.08	444 Toyama Drive
31	El Rancho MHC		Springing
32	Orange Avenue MHC		Springing
33	Medlock Bridge Shopping Center		None
34	Las Vegas Self Storage Portfolio		Springing
34.01	Durango Mini Storage
34.02	Charleston West Mini Storage
35	Murrieta Town Center East		Hard/Upfront Cash Management
36	Vista West MHC		Springing
37	Country Place MHC		Springing
38	StaxUp Self Storage - Sun City		Springing
39	SoCal Self Storage Cochran		None
40	Centennial Office		None
41	Prescott Towne Center		Springing
42	Tudor Woods, Inc.		None	5,993,415	30,126	500,000	0	5.69	5.59	25.1%	34.3%	33.7%
43	Springhill Suites Altamonte		Springing
44	315 East 65th Owners Corp.		None	5,750,000	29,520	500,000	0	16.22	16.12	4.0%	99.9%	99.3%
45	2020 East University Drive		None
46	Torrance MHC		Springing
47	175 Main Avenue Owners, Inc.		None	5,244,081	26,585	250,000	0	2.68	2.63	37.9%	16.3%	16.0%
48	3515 Owners Corp.		None	5,694,498	28,896	1,000,000	0	3.07	2.99	15.9%	18.7%	18.2%
49	CVS Portfolio		Springing
49.01	CVS Johnstown
49.02	CVS Jennings
50	510-530 Dubois Avenue Owners, Inc.		None	4,247,841	19,797	500,000	0	5.08	4.98	25.0%	28.4%	27.9%
51	Saxony Hall Owners, Inc.		None	3,995,700	20,078	400,000	0	3.67	3.62	30.3%	22.1%	21.8%
52	Wellington Plaza		None
53	Rainbow Crossing		Springing
54	World Self Storage		None
55	Enterprise Center - VA		None
56	Fleetridge East Owners, Inc.		None	3,496,376	17,417	500,000	0	3.64	3.55	34.0%	21.8%	21.2%
57	Heritage Crossing		Springing
58	Rolling Wheel MHC		Springing
59	Delsea Drive Self Storage		None
60	Offices on Grand Boulevard		None
61	DB Estates MHC		Springing
62	285 East 35th Street Owners Corp.		None	2,597,492	12,951	500,000	0	4.56	4.45	17.6%	27.3%	26.6%
63	Charlton Tenants Corp.		None	2,497,584	12,386	500,000	500,000	8.09	8.01	7.4%	48.2%	47.7%
64	UNICO Portfolio V		Springing
64.01	DG Copper Hill VA
64.02	DG Brazoria TX
65	Carol Lynn East Park MHC		None
66	Best Storage-Tipp City		None
67	Unadilla Owners Corp.		None	1,943,801	9,867	250,000	0	12.29	12.22	4.0%	74.8%	74.4%
68	Work of Art Loft Corp.		None	1,698,192	8,485	200,000	0	8.48	8.38	6.2%	50.8%	50.2%
69	Pierrepont Apt. Corp.		None	1,497,133	7,630	250,000	0	16.64	16.48	2.8%	101.8%	100.8%

A-1-13

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Sponsor	Affiliated Sponsors	Mortgage Loan Number
1	One AT&T	Dundon Capital Partners; Woods Capital		1
2	Southeast Hotel Portfolio	Jose Daniel Berman; Alex Fridzon; Arie Fridzon		2
2.01	Doubletree Atlanta North Druid Hills			2.01
2.02	Fairfield Inn Lake Buena Vista			2.02
2.03	Fairfield Inn Orlando International Airport			2.03
2.04	Courtyard Charlotte Gastonia			2.04
2.05	Hampton Inn Atlanta North Druid Hills			2.05
3	Millennium Partners Portfolio	Millennium Partners		3
3.01	Millennium Tower Boston			3.01
3.02	Lincoln Square			3.02
3.03	Four Seasons San Francisco Retail			3.03
3.04	Lincoln West			3.04
3.05	Commercial Units at the Four Seasons Miami			3.05
3.06	Lincoln Triangle			3.06
3.07	Ritz Carlton Washington DC Retail			3.07
3.08	Ritz Carlton Georgetown Retail			3.08
4	ExchangeRight Net Leased Portfolio #25	ExchangeRight Real Estate, LLC		4
4.01	Hy-Vee - Austin (18th Ave), MN			4.01
4.02	Hobby Lobby - Bristol (Falls Blvd), VA			4.02
4.03	BioLife Plasma Services L.P. - St. Peters (Mexico Rd), MO			4.03
4.04	Walgreens - Roanoke (Brambleton Ave), VA			4.04
4.05	Walgreens - Crowley (South Crowley Rd), TX			4.05
4.06	Walgreens - Menomonee Falls (Silver Spring Dr), WI			4.06
4.07	Tractor Supply - Slidell (Gause Blvd), LA			4.07
4.08	Tractor Supply - Prince George (Wagner Way), VA			4.08
4.09	BioLife Plasma Services L.P. - Muncie (Marleon Dr), IN			4.09
4.10	Walgreens - Roanoke (Williamson Rd NW), VA			4.1
4.11	Tractor Supply - Milford (State Route 28), OH			4.11
4.12	Dollar General - Orlando (Weston Ln), FL			4.12
4.13	Dollar General - Sioux Falls (West 12th St), SD			4.13
4.14	Dollar General - Hampton (North Armistead Ave), VA			4.14
4.15	Family Dollar - Eagle Pass (Memo Robinson Rd), TX			4.15
4.16	Dollar General - Amherst (Leavitt Rd), OH			4.16
4.17	Dollar General - Edinburg (East Monte Cristo Rd), TX			4.17
4.18	Dollar General - San Antonio (Pue Rd), TX			4.18
4.19	Family Dollar - St. Amant (Hwy 429), LA			4.19
4.20	Dollar General - Springfield (West Chestnut Expwy), MO			4.2
4.21	Dollar General - Waco (Pamela Ave), TX			4.21
5	Shadow Mountain Marketplace	Anupam Patel; Daksha Patel		5
6	Rainbow Sunset Pavilion	Gene H. Yamagata; Yamagata Legacy Trust		6
7	Regions Tower	Elchonon Schwartz; Simon Singer; Isaac Maleh		7
8	US Bank Centre	The Wolstein Group		8
9	Penske Distribution Center	Global Net Lease, Inc.		9
10	Haymarket Village Center	Christopher Palermo; Anthony Grosso	Y - Group 1	10
11	Willowbend Apartments	C. Gemma Hwang		11
12	Springdale General	Daryl Kunik		12
13	Hancock Plaza Colorado Springs	John S. Buckley, Jr.		13
14	Park Center Tower	Matthew T. White		14
15	Carriage Place	FNRP Carriage Place, LLC	Y - Group 1	15
16	Centrepark West	Joseph S. Sambuco		16
17	Hancock Village - VA	Stanley Werb; Jonathan Gaines		17
18	Allied Solutions	1st stREIT Office Operating Partnership, LP		18
19	Rhode Island Self Storage Portfolio	William H. Flaherty; Greg Bates		19
19.01	305 Westmoreland Street			19.01
19.02	5775 Post Road and 5805 Post Road			19.02
19.03	39 Stilson Road			19.03
20	Residence Inn National Portfolio	Argosy Real Estate Partners; PEG Development		20
20.01	Residence Inn Boulder			20.01
20.02	Residence Inn Atlanta Buckhead			20.02
20.03	Residence Inn Dallas Las Colinas			20.03
20.04	Residence Inn Philadelphia Valley Forge			20.04
21	StaxUp Self Storage - San Marcos	Randall U. Strauss	Y - Group 3	21
22	Cypress Point Office Park	Alan Gordon; Joseph Lesser; George Fakhir; Andrew Fakhir; Michel Fakhir; Robert Fakhir		22
23	Courtyard Fredericksburg	Bryan Harris; Scott Jones; Steve Jurca		23
24	11755 - 11795 West Olympic Blvd	John H. McRoskey; Jess E. Benton		24
25	Yorba Linda Station Plaza	Hsien Bing Wang; Howard Wang		25
26	Bainbridge Self-Storage	Beth Bryson Morgan		26
27	Victor’s Square	Unilev Capital Corp.		27
28	249 Legion Avenue	Richard Urso; Barbara Urso		28
29	Boulevard Shops	Darcie Glazer Kassewitz		29
30	Prudential - Digital Realty Portfolio	Digital Realty Trust, L.P.		30
30.01	14901 FAA Boulevard			30.01
30.02	4650 Old Ironsides Drive			30.02
30.03	43790 Devin Shafron Drive			30.03
30.04	636 Pierce Street			30.04
30.05	21551 Beaumeade Circle			30.05
30.06	7505 Mason King Court			30.06
30.07	4700 Old Ironsides Drive			30.07
30.08	444 Toyama Drive			30.08
31	El Rancho MHC	Kim Eggleston	Y - Group 2	31
32	Orange Avenue MHC	Kim Eggleston	Y - Group 2	32
33	Medlock Bridge Shopping Center	Rose Jarboe		33
34	Las Vegas Self Storage Portfolio	Westport Properties, Inc.		34
34.01	Durango Mini Storage			34.01
34.02	Charleston West Mini Storage			34.02
35	Murrieta Town Center East	Michael O. Rambeau; Michael Rambeau Revocable Living Trust u/t/d September 13, 2014; Caspar Chou		35
36	Vista West MHC	Lucian Thomas Baldwin III		36
37	Country Place MHC	Kim Eggleston	Y - Group 2	37
38	StaxUp Self Storage - Sun City	Randall U. Strauss	Y - Group 3	38
39	SoCal Self Storage Cochran	SoCal Self Storage		39
40	Centennial Office	Ryan Tedder; Keith Kantrowitz		40
41	Prescott Towne Center	Anthony Buono		41
42	Tudor Woods, Inc.			42
43	Springhill Suites Altamonte	Richard Wahl		43
44	315 East 65th Owners Corp.			44
45	2020 East University Drive	Eric P. Webb; The Eric P. Webb Trust, Established August 25, 2003		45
46	Torrance MHC	Kim Eggleston	Y - Group 2	46
47	175 Main Avenue Owners, Inc.			47
48	3515 Owners Corp.			48
49	CVS Portfolio	BHH Management, Inc		49
49.01	CVS Johnstown			49.01
49.02	CVS Jennings			49.02
50	510-530 Dubois Avenue Owners, Inc.			50
51	Saxony Hall Owners, Inc.			51
52	Wellington Plaza	Mohammed Ryad Bakalem		52
53	Rainbow Crossing	Donald S. Williams; Kathy Williams		53
54	World Self Storage	Charlie N. McGlamry; Lisa M. Newton		54
55	Enterprise Center - VA	10th Street LLC		55
56	Fleetridge East Owners, Inc.			56
57	Heritage Crossing	RECO Holdings LLC		57
58	Rolling Wheel MHC	Joseph Oliver Tobin, II		58
59	Delsea Drive Self Storage	Steven Weinstock; Daniella Weinstock		59
60	Offices on Grand Boulevard	Keith Howard		60
61	DB Estates MHC	David L. Cook; William Mosholder		61
62	285 East 35th Street Owners Corp.			62
63	Charlton Tenants Corp.			63
64	UNICO Portfolio V	Union Investment Company of Newport News, VA.		64
64.01	DG Copper Hill VA			64.01
64.02	DG Brazoria TX			64.02
65	Carol Lynn East Park MHC	David M. Ruby		65
66	Best Storage-Tipp City	Aaron Fessler		66
67	Unadilla Owners Corp.			67
68	Work of Art Loft Corp.			68
69	Pierrepont Apt. Corp.			69

A-1-14

FOOTNOTES TO ANNEX A-1

See “Annex A-3: Summaries of the Fifteen Largest Mortgage Loans” in the Preliminary Prospectus for additional information on the 15 largest mortgage loans.

(1)	“WFB” denotes Wells Fargo Bank, National Association, “BANA” denotes Bank of America, National Association, “MSMCH” denotes Morgan Stanley Mortgage Capital Holdings LLC and “NCB” denotes National Cooperative Bank, N.A.

(2)	For mortgage loan #37 (Country Place MHC) the related Mortgaged Property is classified as a manufactured housing community and includes 66 pads as well as a 34 unit apartment building.

(3)	For mortgage loan #13 (Hancock Plaza Colorado Springs), the Number of Units includes three tenants (11,532 square feet) that lease the collateral pad sites and the improvements built on the pad sites are owned by the tenants.

For mortgage loan #14 (Park Center Tower), the Number of Units excludes a 10 floor built in parking garage at the mortgaged property, which is approximately 10.3% of Underwritten Revenues.

(4)	For mortgage loan #1 (One AT&T), the mortgage loan represents Note A-2 of two pari passu notes, which have a combined Cut-off Date Balance of $131,500,000. Note A-1 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on Notes A-1 and A-2 in the aggregate (the “One AT&T Whole Loan”). Note A-2 represents the controlling interest in the One AT&T Whole Loan.

For mortgage loan #3 (Millennium Partners Portfolio), the mortgage loan represents Notes A-4 and B-4, and Notes A-5 and B-5 of six pairs of pari passu notes (12 total notes), which have a combined Cut-off Date Balance of $472,000,000, and which together with a subordinate Note C with a Cut-off Date Balance of $238,000,000 comprise a $710,000,000 whole loan (the “Millennium Partners Portfolio Whole Loan”). Notes A-1, B-1, A-2, B-2, A-3, B-3, A-6, B-6 and C are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on Notes A-1, B-1, A-2, B-2, A-3, B-3, A-4, B-4, A-5, B-5, A-6 and B-6 in the aggregate (the “Millennium Partners Portfolio Senior Loan”), and exclude Note C. Notes A-4, A-5, B-4 and B-5 represent non-controlling interests in the Millennium Partners Portfolio Whole Loan. The Cut-off Date Balance per SF, U/W NOI Debt Yield, U/W NCF Debt Yield, U/W NOI DSCR, U/W NCF DSCR, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers based on the entire $710,000,000 Millennium Partners Whole Loan are $458, 10.4%, 9.9%, 2.40x, 2.28x, 48.6% and 48.6%, respectively.

For mortgage loan #7 (Regions Tower), the mortgage loan represents Note A-2 of two pari passu notes, which have a combined Cut-off Date Balance of $73,000,000. Note A-1 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on Notes A-1 and A-2 in the aggregate (the “Regions Tower Whole Loan”). Note A-2 represents the controlling interest in the Regions Tower Whole Loan.

For mortgage loan #9 (Penske Distribution Center), the mortgage loan represents Note A-2 of two pari passu notes, which have a combined Cut-off Date Balance of $70,000,000. Note A-1 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on Notes A-1 and A-2 in the aggregate (the “Penske Distribution Center Whole Loan”). Note A-2 represents the non-controlling interest in the Penske Distribution Center Whole Loan.

A-1-15

For mortgage loan #15 (Carriage Place), the mortgage loan represents Note A-2 of two pari passu companion loans, which have a combined Cut-off Date principal balance of $30,667,500. Note A-1 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per unit of measure presented are based on Notes A-1 and A-2 in the aggregate (“Carriage Place Whole Loan”). Note A-2 represents the controlling interest in the Carriage Place Whole Loan.

For mortgage loan #20 (Residence Inn National Portfolio), the mortgage loan represents Note A-2 of three pari passu notes, which have a combined Cut-off Date Balance of $37,050,000. Notes A-1-A and A-1-B are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on Notes A-1-A, A-1-B and A-2 in the aggregate (the “ Residence Inn National Portfolio Whole Loan”). Note A-2 represents the controlling interest in the Residence Inn National Portfolio Whole Loan.

For mortgage loan #30 (Prudential – Digital Realty Portfolio), the mortgage loan represents Note A-2-2 of six pari passu notes, which have a combined Cut-off Date Balance of $212,000,000. Notes A-1, A-2-1, A-3, A-4 and A-5 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on Notes A-1, A-2-1, A-2-2, A-3, A-4 and A-5 in the aggregate (the “ Prudential – Digital Realty Portfolio Whole Loan”). Note A-2-2 represents a non-controlling interest in the Prudential – Digital Realty Portfolio Whole Loan.

(5)	For mortgage loan #4 (ExchangeRight Net Leased Portfolio #25), the mortgage loan documents do not allow any partial releases.

For mortgage loan #18 (Allied Solutions) the Mortgage loan may be prepaid at any time (including without limitation during the defeasance lockout period) in order to cure a cash management trigger period caused by a decline in debt service coverage ratio below 1.75x. No yield maintenance premium or prepayment fee is required for such a prepayment.

For mortgage loan #34 (Las Vegas Self Storage Portfolio), the mortgage loan documents do not allow any partial releases.

(6)	For mortgage loan #1 (One AT&T), the Appraised Value assumes that contractual tenant allowance obligations have been fully funded in a reserve account. The One AT&T Borrower deposited upfront reserves totaling $74,145,325 for such contractual tenant allowance, which were disbursed to the sole tenant on January 4, 2019. The appraiser concluded to an “as-is” Appraised Value for the One AT&T Property of $176,100,000 as of November 7, 2018. For all appraised values, the appraisal included the extraordinary assumption that the contractual tenant allowance is spent improving the Mortgaged Property and related plaza as specified in a timely and prudent manner, which was germane to the appraiser’s determination of rent comparables and market rent. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $176,100,000 appraised value are 74.7% and 74.7% respectively.

For mortgage loan #2 (Southeast Hotel Portfolio), the Appraised Values for all of the mortgaged properties assume outstanding property improvement plans (“PIPs”) scheduled to be completed in 2020, have been completed. All outstanding PIP costs have been reserved. The appraised value assuming the PIPs are not completed is $96,000,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $96,000,000 appraised value are 72.8% and 60.4%, respectively.

For mortgage loan #5 (Shadow Mountain Marketplace), the “As-Stabilized” Appraised Value as of May 14, 2019 of $67,250,000 is being used which assumes stabilized operations after Seafood City Supermarket and Pacific Dental Pediatrics are open. Seafood City Supermarket opened January 17, 2019 and Pacific Dental Pediatrics has an executed lease for expansion space but is not yet in occupancy of such space. The “As-is” Appraised value is $66,400,000, which represents a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 74.4% and 66.1%,

A-1-16

respectively. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions” in the prospectus.

For mortgage loan #12 (Springdale General), the Appraised Value assumes that the final building of 15 buildings at the Mortgaged property, known as Building One, would be completed by April 1, 2019. Although an updated appraisal has not been obtained, the construction work has been completed on Building One as of December 2018. The “as is” appraised value of $36,460,000 as of November 16, 2018 was derived by deducting $5,405,159 (110% of the estimated cost of completion of Building One) from the Appraised Value. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $36,460,000 appraised value are 67.2% and 67.2% respectively.

For mortgage loan #33 (Medlock Bridge Shopping Center), the Appraised Value assumes the mortgaged property achieves a stabilized occupancy as of September 2019. The appraised value assuming the mortgaged property is not stabilized is $13,175,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $13,175,000 appraised value are 68.4% and 59.3%, respectively.

For mortgage loan #34 (Las Vegas Self Storage Portfolio), the “As Portfolio” Appraised Value of $15,440,000 reflects a 7.1% premium attributed to the aggregate “As-is” value of the related mortgaged properties as a whole. The sum of the “As-is” values for each of the related mortgaged properties on an individual basis is $14,420,000, which represents a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 57.6% and 53.2%, respectively. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions” in the prospectus.

For mortgage loan #35 (Murrieta Town Center East), the Appraised Value assumes the mortgaged property achieves a stabilized occupancy as of February 2019. An occupancy reserve of $1,175,000 was taken at closing. The appraised value assuming the mortgaged property is not stabilized is $13,500,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $13,500,000 appraised value are 61.1% and 54.2%, respectively.

For mortgage loan #55 (Enterprise Center – VA), the Appraised Value assumes all tenants are in occupancy and paying full, unabated rent as of December 2019. The appraised value assuming the mortgaged property is not stabilized is $7,250,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $7,250,000 appraised value is 44.8%.

(7)	With respect to loan #63 (Charlton Tenants Corp.), the initial Appraisal Report for National Cooperative Bank, N.A. is dated June 28, 2017, with an effective valuation date of June 21, 2017. The mortgaged property was subsequently re-valued on December 11, 2018 pursuant to a Recertification of Value Appraisal Report addendum dated December 12, 2018 (the “Recertification”). The Recertification certifies that the “Coop-Rental Value” and the “Appraised Value” of the mortgaged property remained unchanged from the date of the initial Appraisal Report to the date of the Recertification. The data set forth in Annex A-1 under the fields entitled “Occupancy as of Date” and “Appraisal Date” are based on the Recertification.

(8)	For mortgage loan #19 (Rhode Island Self Storage Portfolio), Underwritten Revenues include 11.4% of parking, storage, vending and other income.

For mortgage loan #38 (StaxUp Self Storage – Sun City), Underwritten Revenues includes 11.5% of truck rental and other income.

For mortgage loan #66 (Best Storage–Tipp City), Underwritten Revenues includes 16.7% of parking income.

(9)	In certain cases, mortgage loans may have tenants that have executed leases, but may not be fully paying rent or occupying the related leased premises that were included in the underwriting.

A-1-17

For mortgage loan #5 (Shadow Mountain Marketplace), the fifth largest tenant (7,842 square feet) is entitled to six months of free rent for its 3,992 square feet of expansion space (totaling $71,856) which was reserved by the lender and begins 150 days from when the borrower delivers the space to the tenant (which has not yet occurred).

For mortgage loan #6 (Rainbow Sunset Pavilion), the largest tenant (53,944 square feet), representing 25.1% of net rentable square feet, has various rent abatements throughout its term (totaling $1,140,488). The third largest tenant (39,358 square feet), representing 18.3% of net rentable square feet, has various rent abatements of throughout its term (totaling $476,699). The fourth largest tenant (26,311 square feet), representing 12.2% of net rentable square feet, has various rent abatements of throughout its term (totaling $417,466).

For mortgage loan #7 (Regions Tower), the largest tenant (97,423 square feet), representing 14.2% of net rentable square feet, leases 1,417 square feet of storage space that is leased on a month to month basis and is not yet in occupancy of 11,646 square feet for which it has signed a lease and is expected to take occupancy in or around the first quarter of 2019. Taft Stettinius & Hollister LLP has a free rent period through December 2019, which was reserved for at loan origination. The Regions Tower Borrowers are required to pay Taft Stettinius & Hollister LLP an “Excess Allowance” of $961,090, which has not been reserved for. If the Regions Tower Borrowers fail to pay such Excess Allowance when requested by the tenant, an excess cash sweep will result, and if such cash sweep does not result in the Excess Allowance being reserved for by the next payment date, an event of default will exist. The fourth largest tenant (32,495 square feet), representing 4.7% of net rentable square feet, has an abated rent period through April 2019, which was reserved for at loan origination.

For mortgage loan #8 (US Bank Centre) the largest tenant (47,134 square feet), representing 18.4% of net rentable square feet, signed a lease that commenced January 1, 2019 to occupy suites 209 and 210 (1.5% of net rentable square feet) and in connection with the expansion, the tenant was provided with seven months of free rent (totaling $45,640) for the months of January 2019 through and including July 2019 which has been reserved by the lender.

For mortgage loan #12 (Springdale General), the second largest tenant (10,340 square feet), has taken possession of its space, commenced paying reimbursements (with rent to commence in February 2019) and is currently completing tenant improvement work. The third largest tenant (9,383 square feet), has taken possession of its space, commenced paying rent and is currently completing tenant improvement work. The fourth largest tenant (6,813 square feet), representing 4.1% of net rentable square feet, has a rent abatement through March 14, 2019, which has been reserved for. The fifth largest tenant (5,133 square feet), representing 3.1% of net rentable square feet, has taken possession of its space, is currently completing tenant improvement work and is anticipated to begin paying rent on April 1, 2019.

For mortgage loan #18 (Allied Solutions), the largest tenant (108,000 square feet), representing 77.5% of net rentable square feet, has a rent abatement from March 2019 through November 2019, which has been reserved for.

For mortgage loan #28 (249 Legion Avenue), the second largest tenant (10,033 square feet), representing 40.8% of net rentable area, had $131,683.14 of free rent through August 2019, which was reserved for at origination.

For mortgage loan #35 (Murrieta Town Center East), the largest tenant (6,000 square feet), representing 16.2% of net rentable square feet, has executed its lease but is not open for business. A reserve of $1,175,000 was taken at closing until this tenant is open for business and paying full unabated rent.

For mortgage loan #40 (Centennial Office), the third largest tenant (5,587 square feet), representing 18.5% of net rentable square feet, has free rent in August 2019. All outstanding free rent has been reserved.

A-1-18

For mortgage loan #55 (Enterprise Center – VA), the fourth largest tenant (8,380 square feet), representing 14.9% of net rentable square feet, is paying abated rent through December 2019. All outstanding abated rent has been reserved for at closing.

(10)	The tenant early termination options discussed in this footnote are not intended to be an exclusive list. In particular, termination options based on co-tenancy clauses are generally included only for top five tenants by net rentable square feet if the option is currently or imminently exercisable.

For mortgage loan #3 (Millennium Partners Portfolio), the largest tenant at the Millennium Tower Boston Mortgaged property (representing 39.5% of net rentable square feet at the Mortgaged property and 9.0% of portfolio net rentable square feet), has the right to terminate its lease effective September 30, 2025 with no less than 20 months’ prior notice. The second largest tenant at the Millennium Tower Boston Mortgaged property (representing 32.9% of net rentable square feet at the Mortgaged property and 7.5% of portfolio net rentable square feet), has the one time right to remove one full floor of the building from its premises effective between September 1, 2021 and September 1, 2023 upon at least 12 months’ prior written notice to the borrower. The third largest tenant at the Commercial Units at the Four Seasons Miami Mortgaged property, representing 8.1% of net rentable square feet at the Mortgaged property and 1.4% of the portfolio net rentable square feet, has the right to terminate its lease on April 1, 2023 upon at least twelve months’ notice and payment of a termination fee.

For mortgage loan #6 (Rainbow Sunset Pavilion), the fourth largest tenant (26,311 square feet), representing 12.2% of net rentable square feet, has a one-time right to terminate only its space in unit 410 (3,670 square feet and 1.7% of net rentable area) upon 9 months prior written notice. If MGM terminates its lease, they are required to also pay a termination fee equal to the unamortized tenant improvement allowance.

For mortgage loan #7 (Regions Tower), the fourth largest tenant (32,495 square feet), representing 4.7% of net rentable square feet, has the right to terminate its lease on January 31, 2024 with 12 months’ notice and payment of a termination fee equal to the sum of (i) 200% of fixed rent payable in the last full calendar month immediately preceding the effective termination date and (ii) the unamortized portion of landlord’s concessions (plus 8% interest per annum). Wooden & McLaughlin LLP has the right to surrender a portion of its space containing between 3,000 and 4,000 square feet effective as of January 31, 2024 with 12 months’ notice and payment of a contraction fee equal to the unamortized portion of landlord’s concessions allocated to the contraction space (plus 8% interest per annum). The fifth largest tenant (24,503 square feet), representing 3.6% of net rentable square feet, has the right to terminate its lease on October 31, 2024 with nine months’ notice and payment of a termination fee equal to the sum of (i) 200% of fixed rent payable in the last full calendar month immediately preceding the effective termination date and (ii) the unamortized portion of landlord’s concessions (plus 8% interest per annum). The tenant has the right to surrender a portion of the 29th floor containing between 3,685 and 4,685 square feet effective as of October 31, 2023 with 12 months’ notice and payment of a contraction fee equal to the unamortized portion of landlord’s concessions allocated to the contraction space (plus 8% interest per annum).

For mortgage loan #8 (US Bank Centre), the second largest tenant (36,641 square feet), representing 14.3% of net rentable square feet, has a one-time right to reduce its current footprint by 7,567 square feet effective August 1, 2019, provided the tenant provides written notice of its intent to decrease its space no later than March 31, 2019. The third largest tenant (34,247 square feet), representing 13.4% of net rentable square feet, has the right to terminate its lease at any time with 120 days prior written notice. The fifth largest tenant, (14,572 square feet), representing 5.7% of net rentable square feet may terminate at any time commencing after the 7th year of rental payments, upon 12 months prior written notice. Tenant shall pay termination fee equal to unamortized reasonable attorney’s fees.

For mortgage loan #10 (Haymarket Village Center), the third largest tenant (4,500 square feet), representing 1.8% of net rentable area, has the right to terminate its lease at any time beginning

A-1-19

January 31, 2021 upon 180 days prior written notice. The tenant has been underwritten assuming a November 2020 expiration.

For mortgage loan #14 (Park Center Tower), the third largest tenant (17,195 square feet), representing 12.4% of net rentable square feet, may terminate its lease as of February 1, 2020 upon providing 270 days’ written notice and payment of a termination fee equal to $76,690. The fourth largest tenant (14,699 square feet), representing 10.6% of net rentable square feet, may terminate its lease any time with 30 days’ written notice after April 1, 2022 if, as a result of a loss of state or federal funding, it files for bankruptcy protection, makes a general assignment for the benefit of creditors or dissolves. The fifth largest tenant (11,425 square feet), representing 8.3% of net rentable square feet may terminate its lease at any time if a loss of state or federal funding impairs the tenant’s ability to satisfy its rental payment obligations.

For mortgage loan #15 (Carriage Place), the second largest tenant (35,540 square feet), representing 12.0% of net rentable area, has the right to terminate if beginning anytime after December 1, 2021, the trailing twelve month box office receipts are below $3,500,000 ($291,667 per screen). The lease termination would be effective after 6 months’ notice from such reporting period.

For mortgage loan #16 (Centrepark West), the largest tenant (51,544 square feet), representing 29.4% of net rentable square feet, has the right to terminate the lease after January 31, 2021, with one (1) year prior written notice. Additionally, at any time after January 31, 2020, tenant can reduce the size of the leased premises by 9,686 square feet with notice of at least 270 days and payment of unamortized tenant improvements. The second largest tenant (43,676 square feet), representing 25.0% of net rentable square feet, has the right to terminate the lease, at the end of 36 months by providing three months prior written notice. If the tenant terminates the lease then the tenant shall pay unamortized TI Allowances and unamortized leasing commissions. The fourth largest tenant (13,560 square feet) representing 7.7% of net rentable square feet, has the right to terminate the lease effective at the end of 90th lease month upon written notice prior to 78th lease month. If the tenant terminates the lease, the termination fee is equal to unamortized lease commissions, tenant improvements and rent abatements. The fifth largest tenant (11,970 square feet), representing 6.8% of net rentable square feet has a termination option at the end of the 90th month of its lease upon nine months prior written notice and payment of TI/LCs and abated rent.

For mortgage loan #30 (Prudential – Digital Realty Portfolio), the sole tenant at the 7505 Mason King Court Mortgaged Property has a one-time right to terminate its lease effective on December 31, 2020, with nine months’ prior written notice, and payment of a termination fee equal to unamortized tenant improvement costs and leasing commissions.

For mortgage loan #33 (Medlock Bridge Shopping Center), the second largest tenant (20,000 square feet), representing 17.5% of net rentable square feet, may terminate its lease if gross sales as defined in the lease, during the lease year ending December 2019 are less than $3,000,000. The second largest tenant must provide written notice to the landlord in January 2020, with an effective date of termination no less than 60 days from the date of written notice.

For mortgage loan #40 (Centennial Office), the largest tenant (6,698 square feet), representing 22.2% of net rentable square feet, and the second largest tenant (6,613 square feet), representing 21.9% of net rentable square feet, may terminate each lease individually at the end of the fiscal year ending June 30 in which the largest or second largest tenant’s governing body fails to appropriate money for the following year.

For mortgage loan #45 (2020 East University Drive), the second largest tenant (51,974 square feet), representing 38.7% of net rentable square feet, may terminate its lease as of January 1, 2023 upon providing six months’ written notice and payment of a termination fee equal to half of all unamortized leasing commissions and tenant improvements.

A-1-20

For mortgage loan #53 (Rainbow Crossing), the second largest tenant (5,480 square feet), representing 9.0% of net rentable square feet, may terminate its lease after January 5, 2020 upon providing 90 days’ written notice and payment of a termination fee equal to $6,323. The fourth largest tenant (2,418 square feet), representing 4.0% of net rentable square feet, may terminate its lease at any time on or after September 30, 2019 upon providing 30 days’ written notice.

For mortgage loan #55 (Enterprise Center – VA), the largest tenant (12,985 square feet), representing 23.2% of net rentable square feet, may terminate its lease as of either August 31, 2019 or August 31, 2021 upon providing 9 months’ written notice and payment of a termination fee equal to 3 months base rent and all unamortized tenant improvements and leasing commissions.

For mortgage loan #57 (Heritage Crossing), the third largest tenant (3,208 square feet), representing 14.1% of net rentable square feet, has an option to terminate any time after the first 36 months in the event that gross sales do not equal or exceed $750,000 during the immediately preceding 12 months.

For mortgage loan #60 (Offices on Grand Boulevard), the largest tenant (7,391 square feet), representing 30.9% of net rentable square feet, may terminate its lease as of March 31, 2024 upon providing written notice by March 31, 2023.

(11)	For mortgage loan #12 (Springdale General), the largest tenant (61,729 square feet), representing 37.3% of net rentable square feet, is currently subleasing 41,876 square feet (67.8% of net rentable square feet) to its portfolio companies, a total of 15 sub-tenants. Rent for the tenant’s co-working space (10,908 square feet) is scheduled to begin in February 2019. Affiliates of the tenant own an approximately 10% interest in the related borrower.

For mortgage loan #60 (Offices on Grand Boulevard), the fifth largest tenant (1,555 square feet), representing 6.5% of net rentable square feet, is subleasing 700 square feet to the fourth largest tenant for an annual base rent of $18,000 ($25.71 per square foot, expiring October 31, 2019).

(12)	For mortgage loan #3 (Millennium Partners Portfolio), the second largest tenant at the Commercial Units at the Four Seasons Miami Property (47,145 square feet), representing 3.0% of the portfolio net rentable square feet, has multiple expiration dates. The tenant has 3,210 square feet expiring March 31, 2024, 8,010 square feet expiring May 31, 2026 and 35,925 square feet expiring April 19, 2024.

For mortgage loan #5 (Shadow Mountain Marketplace), the fifth largest tenant (7,842 square feet), representing 3.9% of net rentable area, has 3,992 square feet expiring on October 31, 2027 and 3,850 square feet expiring on November 30, 2027.

For mortgage loan #6 (Rainbow Sunset Pavilion), the second largest tenant (41,297 square feet), representing 19.2% of net rentable square feet, has 5,081 square feet expiring on February 28, 2021, 7,667 square feet expiring on November 22, 2021 and 28,549 square feet expiring on July 31, 2022.

For mortgage loan #16 (Centrepark West), the second largest tenant (43,676 square feet), representing 25.0% of net rentable square feet, has multiple expiration dates; 37,376 square feet expires 10/31/2027 and 6,300 square feet expires 6/30/2023.

For mortgage loan #53 (Rainbow Crossing), the largest tenant (38,480 square feet), representing 63.5% of net rentable square feet, has multiple expiration dates. The tenant has 1,242 square feet expiring January 31, 2021, 37,238 square feet expiring October 31, 2030.

(13)	For mortgage loan #2 (Southeast Hotel Portfolio), the Monthly Replacement Reserve will adjust to the greater of the existing Monthly Replacement Reserve and 1/12th of 4.0% of underwritten revenue from the prior fiscal year.

A-1-21

For mortgage loan #20 (Residence Inn National Portfolio), the Monthly Replacement Reserve is required to be an amount equal to the greater of (i) 5% of the gross revenue for each individual property for the preceding calendar month or (ii) the amount of the deposit required by manager or franchisor, as applicable, on account of FF&E under the brand management agreement or the franchise agreement. The Monthly Replacement Reserve required under the loan documents is reduced dollar for dollar to the extent the brand manager is reserving for replacements under the brand management agreements.

For mortgage loans #43 (Springhill Suites Altamonte), the Monthly Replacement Reserve will be adjusted annually such that the Monthly Replacement Reserve is equal to the gross revenue derived from the Mortgaged property for the preceding twelve months multiplied by four percent and divided by twelve.

(14)	For mortgage loan #18 (Allied Solutions) the construction of the parking garage was funded by tax exempt lease rental revenue bonds and the fee-simple owner of the parking garage is The City of Carmel Redevelopment Authority. The borrower is party to an installment purchase agreement pursuant to which it has agreed to purchase the parking garage on an installment basis, with the purchase to take place in 2041.

A-1-22

ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

(THIS PAGE INTENTIONALLY LEFT BLANK)

BANK 2019-BNK16

Annex A-2: Mortgage Pool Information

Annex A-2

Mortgage Pool Information

Mortgage Loans by Mortgage Loan Seller

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Loan Seller	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Bank of America, National Association	21	$366,598,918	37.6%	4.915%	119	360	1.86x	11.5%	10.9%	60.6%	54.9%
Morgan Stanley Mortgage Capital Holdings LLC	12	301,505,000	30.9	4.566	109	360	2.49	12.5	11.7	51.3	50.9
Wells Fargo Bank, National Association	24	267,431,810	27.4	5.132	116	356	1.70	11.3	10.5	65.5	58.0
National Cooperative Bank, N.A.	12	39,306,114	4.0	4.555	119	370	7.54	46.6	46.0	18.1	14.9
Total/Weighted Average:	69	$974,841,841	100.0%	4.852%	115	359	2.24x	13.2%	12.4%	57.3%	52.9%

Mortgaged Properties by Property Type(1)(2)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgaged	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Property Type	Properties	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Office	15	$309,834,754	31.8%	4.812%	110	358	1.98x	11.1%	10.2%	59.4%	55.8%
CBD	4	168,535,528	17.3	4.769	103	359	1.96	10.7	9.9	57.2	54.2
Suburban	8	127,991,192	13.1	4.870	119	356	2.03	11.9	10.7	61.8	57.4
Medical	3	13,308,034	1.4	4.798	119	358	1.73	9.9	9.4	65.2	59.4
Retail	43	304,401,346	31.2	4.897	118	360	1.81	10.6	10.0	61.8	57.0
Anchored	8	153,204,500	15.7	5.119	119	360	1.39	9.7	9.1	71.2	63.5
Unanchored	7	64,975,593	6.7	4.874	119	359	1.83	10.6	10.2	56.4	52.0
Single Tenant	23	51,124,000	5.2	4.681	119	0	1.92	9.5	9.1	61.0	61.0
Urban Retail	5	35,097,254	3.6	4.285	113	0	3.43	15.7	14.9	32.3	32.3
Hospitality	11	104,379,662	10.7	5.152	119	359	1.87	13.9	12.2	65.6	56.0
Limited Service	5	57,497,598	5.9	5.222	119	359	1.77	13.2	11.7	65.8	54.9
Full Service	1	17,832,064	1.8	5.235	119	359	1.66	12.4	11.0	67.8	56.2
Extended Stay	4	17,050,000	1.7	4.680	119	360	2.49	18.0	15.4	65.0	59.7
Select Service	1	12,000,000	1.2	5.360	119	360	1.78	13.5	11.9	62.5	55.8
Self Storage	12	72,331,689	7.4	5.052	119	347	1.65	10.2	10.1	61.4	56.1
Self Storage	12	72,331,689	7.4	5.052	119	347	1.65	10.2	10.1	61.4	56.1
Multifamily	13	64,243,989	6.6	4.464	119	366	6.51	40.0	39.5	17.9	14.6
Cooperative	12	39,306,114	4.0	4.555	119	370	7.54	46.6	46.0	18.1	14.9
Garden	1	24,937,875	2.6	4.321	118	358	4.87	29.5	29.1	17.5	14.1
Manufactured Housing Community	8	44,747,654	4.6	4.952	120	360	1.81	9.7	9.5	61.7	59.5
Manufactured housing Community	8	44,747,654	4.6	4.952	120	360	1.81	9.7	9.5	61.7	59.5
Industrial	2	35,000,000	3.6	4.667	118	360	2.20	11.3	10.7	55.8	55.1
Warehouse Distribution	1	30,000,000	3.1	4.630	118	0	2.27	11.2	10.6	55.3	55.3
Flex	1	5,000,000	0.5	4.890	119	360	1.79	12.1	11.4	58.8	54.2
Mixed Use	3	29,902,746	3.1	4.285	113	0	3.43	15.7	14.9	32.3	32.3
Office/Retail	3	29,902,746	3.1	4.285	113	0	3.43	15.7	14.9	32.3	32.3
Other	8	10,000,000	1.0	4.558	56	0	2.50	11.9	11.6	54.7	54.7
Data Center	8	10,000,000	1.0	4.558	56	0	2.50	11.9	11.6	54.7	54.7
Total/Weighted Average:	115	$974,841,841	100.0%	4.852%	115	359	2.24x	13.2%	12.4%	57.3%	52.9%

(1) A mortgaged property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

(2) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

 A-2-1

BANK 2019-BNK16

Annex A-2: Mortgage Pool Information

Mortgaged Properties by Location(1)(2)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgaged	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
State	Properties	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
California	16	$135,964,216	13.9%	4.710%	117	359	2.52x	14.1%	13.8%	48.2%	45.8%
Southern	11	99,841,519	10.2	4.846	119	360	1.86	10.2	10.0	56.9	54.5
Northern	5	36,122,697	3.7	4.335	111	358	4.34	24.9	24.4	24.2	21.8
Nevada	7	132,525,858	13.6	5.164	119	359	1.42	9.9	9.3	68.0	58.5
Texas	13	123,238,388	12.6	4.612	118	352	2.23	11.1	10.6	56.7	55.5
Virginia	13	77,304,959	7.9	4.993	116	360	1.69	10.7	9.9	66.6	61.8
Florida	8	73,836,699	7.6	4.890	119	359	2.24	13.5	12.1	61.5	56.9
New York	15	68,441,677	7.0	4.440	116	370	5.79	33.5	32.8	24.2	22.3
Indiana	3	63,095,500	6.5	4.772	76	0	2.03	10.9	9.8	57.5	57.5
Ohio	6	60,577,524	6.2	4.987	118	360	1.47	10.6	9.3	62.2	54.5
Georgia	5	46,797,240	4.8	5.124	119	346	1.81	13.6	12.3	65.0	53.8
Michigan	1	30,000,000	3.1	4.630	118	0	2.27	11.2	10.6	55.3	55.3
Colorado	2	26,969,667	2.8	5.275	117	360	1.51	10.9	9.9	69.3	62.2
Rhode Island	3	17,455,000	1.8	5.150	119	0	1.68	8.9	8.8	63.6	63.6
Massachusetts	1	16,744,366	1.7	4.285	113	0	3.43	15.7	14.9	32.3	32.3
North Carolina	1	12,537,389	1.3	5.235	119	359	1.66	12.4	11.0	67.8	56.2
Minnesota	1	11,679,735	1.2	4.630	119	0	1.90	9.4	8.9	62.0	62.0
Washington	1	11,450,000	1.2	5.080	119	360	1.42	9.3	9.2	64.7	54.7
Arizona	2	11,100,000	1.1	5.060	119	360	1.60	11.1	10.4	63.7	57.6
Connecticut	1	10,200,000	1.0	4.780	119	0	1.83	9.0	8.9	67.1	67.1
Maryland	1	10,139,588	1.0	5.149	119	359	1.42	10.1	9.3	64.6	53.4
District of Columbia	2	5,961,690	0.6	4.285	113	0	3.43	15.7	14.9	32.3	32.3
New Jersey	3	5,377,069	0.6	5.336	105	359	1.80	11.4	11.1	65.7	58.4
Louisiana	3	5,303,654	0.5	4.729	119	0	2.01	9.9	9.6	56.7	56.7
Missouri	2	5,239,000	0.5	4.630	119	0	1.90	9.4	8.9	62.0	62.0
Pennsylvania	2	5,068,620	0.5	4.769	119	360	2.37	15.1	13.6	57.8	54.7
Alabama	1	3,525,000	0.4	5.005	118	360	1.99	13.9	12.8	74.8	66.3
Wisconsin	1	3,379,000	0.3	4.630	119	0	1.90	9.4	8.9	62.0	62.0
South Dakota	1	930,000	0.1	4.630	119	0	1.90	9.4	8.9	62.0	62.0
Total/Weighted Average:	115	$974,841,841	100.0%	4.852%	115	359	2.24x	13.2%	12.4%	57.3%	52.9%

(1) For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

(2) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

Range of Cut-off Date Balances

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Cut-off Date Balances ($)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
1,247,133 - 2,000,000	7	$11,892,081	1.2%	4.921%	118	359	7.59x	47.1%	46.6%	33.7%	30.4%
2,000,001 - 3,000,000	7	17,629,115	1.8	4.963	119	359	2.79	17.1	16.5	49.7	43.8
3,000,001 - 4,000,000	6	21,193,149	2.2	4.969	118	342	3.07	19.9	19.2	45.8	37.3
4,000,001 - 5,000,000	5	23,693,579	2.4	4.754	119	359	2.42	14.4	14.0	43.5	40.6
5,000,001 - 6,000,000	3	16,143,415	1.7	4.756	119	360	8.69	55.3	54.1	24.5	21.5
6,000,001 - 7,000,000	5	32,886,534	3.4	4.898	119	359	1.83	10.5	10.2	62.2	57.4
7,000,001 - 8,000,000	1	7,400,000	0.8	5.250	119	360	1.48	9.9	9.8	70.5	62.7
8,000,001 - 9,000,000	2	16,555,000	1.7	5.115	120	360	1.49	10.1	9.7	55.3	50.1
9,000,001 - 10,000,000	4	37,612,000	3.9	4.816	103	360	2.04	10.9	10.5	59.9	57.8
10,000,001 - 15,000,000	9	104,786,107	10.7	4.958	119	360	1.83	11.0	10.3	60.9	56.4
15,000,001 - 20,000,000	5	88,245,000	9.1	4.741	119	360	2.11	12.5	11.2	63.4	60.9
20,000,001 - 30,000,000	7	167,540,903	17.2	4.906	118	359	2.15	13.1	12.4	57.2	52.4
30,000,001 - 50,000,000	4	170,553,796	17.5	5.061	103	360	1.51	10.0	9.1	65.0	58.0
50,000,001 - 70,000,000	3	187,211,162	19.2	4.736	117	359	2.34	12.7	11.8	53.9	49.5
70,000,001 - 71,500,000	1	71,500,000	7.3	4.390	119	0	2.45	11.0	10.9	52.6	52.6
Total/Weighted Average:	69	$974,841,841	100.0%	4.852%	115	359	2.24x	13.2%	12.4%	57.3%	52.9%

 A-2-2

BANK 2019-BNK16

Annex A-2: Mortgage Pool Information

Range of Underwritten Net Cash Flow Debt Service Coverage Ratios

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NCF DSCRs (x)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
1.25 - 1.30	2	$70,800,000	7.3%	5.228%	119	360	1.26x	8.8%	8.4%	72.6%	64.5%
1.31 - 1.40	3	59,935,528	6.1	5.205	118	359	1.36	9.5	9.0	68.4	60.6
1.41 - 1.50	8	99,012,088	10.2	5.068	118	360	1.44	10.3	9.3	63.4	55.1
1.51 - 1.75	13	186,453,005	19.1	5.170	119	358	1.59	11.2	10.3	67.0	57.6
1.76 - 2.00	12	176,068,500	18.1	4.838	104	360	1.86	10.1	9.5	61.5	60.3
2.01 - 2.25	5	55,078,731	5.7	4.753	119	317	2.10	12.0	11.3	50.3	47.3
2.26 - 2.50	8	180,650,000	18.5	4.531	115	360	2.42	12.3	11.5	56.5	56.0
2.51 - 2.75	1	4,994,081	0.5	4.530	119	359	2.75	17.1	16.8	36.1	29.2
2.76 - 3.00	3	14,350,000	1.5	4.794	119	360	2.80	16.3	15.1	48.2	46.8
3.01 - 19.44	14	127,499,908	13.1	4.381	116	366	5.00	27.9	27.2	25.2	23.8
Total/Weighted Average:	69	$974,841,841	100.0%	4.852%	115	359	2.24x	13.2%	12.4%	57.3%	52.9%

Range of Underwritten Net Operating Income Debt Yields

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NOI Debt Yields (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
8.7 - 9.0	6	$117,355,000	12.0%	5.148%	119	360	1.41x	8.8%	8.5%	69.7%	64.2%
9.1 - 10.0	11	149,445,500	15.3	4.876	119	360	1.70	9.4	9.1	63.6	60.7
10.1 - 11.0	16	317,231,971	32.5	4.884	110	359	1.80	10.6	9.9	60.8	55.7
11.1 - 12.0	6	60,274,989	6.2	4.795	108	343	2.20	11.4	10.9	55.7	54.0
12.1 - 13.0	6	120,119,662	12.3	4.947	119	359	1.98	12.4	11.2	62.8	55.9
13.1 - 14.0	4	36,123,519	3.7	5.019	119	360	1.91	13.3	12.3	57.4	49.8
14.1 - 15.0	1	13,510,000	1.4	4.920	119	0	2.42	14.1	12.1	70.0	70.0
15.1 - 16.0	2	67,350,000	6.9	4.307	113	0	3.41	15.7	14.9	33.0	33.0
16.1 - 17.0	1	3,250,000	0.3	4.900	119	0	3.03	16.6	15.1	44.2	44.2
17.1 - 19.0	2	22,044,081	2.3	4.646	119	360	2.55	17.8	15.7	58.5	52.8
19.1 - 20.0	1	3,487,212	0.4	4.850	119	179	2.05	19.7	19.4	37.7	16.0
20.1 - 122.1	13	64,649,908	6.6	4.512	119	366	6.49	40.1	39.5	18.9	15.8
Total/Weighted Average:	69	$974,841,841	100.0%	4.852%	115	359	2.24x	13.2%	12.4%	57.3%	52.9%

Range of Underwritten Net Cash Flow Debt Yields

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NCF Debt Yields (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
8.3 - 9.0	9	$201,786,500	20.7%	5.002%	119	360	1.54x	9.0%	8.7%	67.4%	63.4%
9.1 - 10.0	19	300,896,946	30.9	5.014	110	359	1.61	10.3	9.5	63.2	57.2
10.1 - 11.0	10	213,813,172	21.9	4.774	119	359	2.11	11.6	10.9	58.8	54.6
11.1 - 12.0	7	59,592,503	6.1	4.928	108	355	2.10	12.7	11.6	59.5	55.2
12.1 - 14.0	5	37,971,519	3.9	4.759	119	359	2.33	13.4	12.5	56.4	53.3
14.1 - 15.0	2	67,350,000	6.9	4.307	113	0	3.41	15.7	14.9	33.0	33.0
15.1 - 16.0	2	20,300,000	2.1	4.715	119	360	2.58	17.8	15.4	61.7	57.2
16.1 - 18.0	1	4,994,081	0.5	4.530	119	359	2.75	17.1	16.8	36.1	29.2
18.1 - 19.0	1	5,400,000	0.6	5.100	119	360	2.82	20.9	18.4	46.2	42.6
19.1 - 20.0	1	3,487,212	0.4	4.850	119	179	2.05	19.7	19.4	37.7	16.0
20.1 - 121.0	12	59,249,908	6.1	4.458	119	366	6.82	41.9	41.4	16.4	13.3
Total/Weighted Average:	69	$974,841,841	100.0%	4.852%	115	359	2.24x	13.2%	12.4%	57.3%	52.9%

 A-2-3

BANK 2019-BNK16

Annex A-2: Mortgage Pool Information

Range of Loan-to-Value Ratios as of the Cut-off Date

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Cut-off Date LTV Ratios (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
2.3 - 20.0	8	$43,416,576	4.5%	4.433%	118	358	7.44x	45.9%	45.4%	13.3%	10.7%
20.1 - 25.0	2	9,241,257	0.9	4.573	119	408	5.90	35.4	34.7	22.6	19.1
25.1 - 30.0	2	6,592,076	0.7	4.467	119	359	4.03	25.0	24.5	28.1	22.7
30.1 - 35.0	1	65,000,000	6.7	4.285	113	0	3.43	15.7	14.9	32.3	32.3
35.1 - 40.0	3	20,067,812	2.1	4.633	119	328	2.24	15.2	14.9	38.6	28.8
40.1 - 45.0	1	3,250,000	0.3	4.900	119	0	3.03	16.6	15.1	44.2	44.2
45.1 - 50.0	4	27,505,000	2.8	4.801	119	360	2.47	13.6	12.8	47.5	46.8
50.1 - 55.0	6	112,500,000	11.5	4.498	114	360	2.40	11.5	11.1	53.1	52.8
55.1 - 60.0	10	180,592,654	18.5	4.828	104	360	1.90	10.7	9.7	58.2	56.2
60.1 - 65.0	10	147,135,088	15.1	4.866	119	360	1.86	10.7	10.0	62.9	60.2
65.1 - 70.0	14	229,328,982	23.5	5.136	118	359	1.62	11.2	10.3	67.4	58.2
70.1 - 74.8	8	130,212,396	13.4	5.183	119	359	1.36	9.5	8.9	72.3	64.4
Total/Weighted Average:	69	$974,841,841	100.0%	4.852%	115	359	2.24x	13.2%	12.4%	57.3%	52.9%

Range of Loan-to-Value Ratios as of the Maturity Date or ARD

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Balloon or ARD LTV Ratios (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
1.9 - 20.0	11	$56,145,045	5.8%	4.482%	119	355	6.85x	42.5%	42.0%	16.3%	12.4%
20.1 - 25.0	2	6,592,076	0.7	4.467	119	359	4.03	25.0	24.5	28.1	22.7
25.1 - 30.0	1	4,994,081	0.5	4.530	119	359	2.75	17.1	16.8	36.1	29.2
30.1 - 40.0	2	76,586,519	7.9	4.334	114	359	3.22	15.3	14.6	33.5	32.3
40.1 - 45.0	2	8,650,000	0.9	5.025	119	360	2.90	19.3	17.2	45.4	43.2
45.1 - 50.0	5	32,652,654	3.3	4.855	119	360	2.12	11.3	11.0	50.2	48.4
50.1 - 55.0	11	217,198,384	22.3	4.784	116	360	1.95	11.1	10.3	58.1	53.1
55.1 - 60.0	17	298,242,583	30.6	4.982	109	358	1.86	11.6	10.6	63.0	57.4
60.1 - 65.0	13	179,245,500	18.4	4.980	119	360	1.62	9.3	9.0	65.6	62.5
65.1 - 70.0	5	94,535,000	9.7	5.024	119	360	1.57	10.1	9.3	72.6	66.5
Total/Weighted Average:	69	$974,841,841	100.0%	4.852%	115	359	2.24x	13.2%	12.4%	57.3%	52.9%

Range of Mortgage Rates

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Mortgage Rates (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
4.285 - 4.500	12	$221,556,634	22.7%	4.375%	117	358	3.30x	16.8%	16.2%	40.7%	40.0%
4.501 - 4.750	11	142,545,374	14.6	4.629	114	368	3.16	18.2	17.4	51.7	50.1
4.751 - 5.000	20	216,406,247	22.2	4.866	106	349	1.89	10.8	10.1	61.3	59.0
5.001 - 5.250	18	327,664,070	33.6	5.147	119	360	1.51	10.7	9.8	66.3	57.7
5.251 - 5.500	6	60,689,014	6.2	5.391	118	359	1.44	10.5	9.7	67.4	58.9
5.501 - 5.750	1	2,393,107	0.2	5.620	118	358	1.69	11.9	11.7	66.5	55.8
5.751 - 5.860	1	3,587,396	0.4	5.860	117	321	1.52	11.6	11.3	70.3	56.8
Total/Weighted Average:	69	$974,841,841	100.0%	4.852%	115	359	2.24x	13.2%	12.4%	57.3%	52.9%

 A-2-4

BANK 2019-BNK16

Annex A-2: Mortgage Pool Information

Mortgage Loans by Original Term to Maturity or ARD

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Original Terms to Maturity or ARD (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
60	2	$53,000,000	5.4%	4.833%	56	0	1.97x	10.4%	9.7%	57.9%	57.9%
120	67	921,841,841	94.6	4.853	118	359	2.25	13.3	12.6	57.3	52.6
Total/Weighted Average:	69	$974,841,841	100.0%	4.852%	115	359	2.24x	13.2%	12.4%	57.3%	52.9%

Range of Remaining Terms to Maturity or ARD as of the Cut-off Date

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Remaining Terms to Maturity or ARD (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
56 - 111	2	$53,000,000	5.4%	4.833%	56	0	1.97x	10.4%	9.7%	57.9%	57.9%
112 - 120	67	921,841,841	94.6	4.853	118	359	2.25	13.3	12.6	57.3	52.6
Total/Weighted Average:	69	$974,841,841	100.0%	4.852%	115	359	2.24x	13.2%	12.4%	57.3%	52.9%

Range of Original Amortization Terms

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Original Amortization Terms (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Non-Amortizing	24	$446,650,500	45.8%	4.624%	111	0	2.34x	11.5%	10.9%	54.0%	54.0%
180 - 300	1	3,487,212	0.4	4.850	119	179	2.05	19.7	19.4	37.7	16.0
301 - 420	43	520,956,288	53.4	5.049	119	359	2.13	14.5	13.6	60.6	52.5
421 - 480	1	3,747,841	0.4	4.710	119	479	5.68	32.2	31.6	22.0	19.9
Total/Weighted Average:	69	$974,841,841	100.0%	4.852%	115	359	2.24x	13.2%	12.4%	57.3%	52.9%

 A-2-5

BANK 2019-BNK16

Annex A-2: Mortgage Pool Information

Range of Remaining Amortization Terms as of the Cut-off Date(1)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Remaining Amortization Terms (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Non-Amortizing	24	$446,650,500	45.8%	4.624%	111	0	2.34x	11.5%	10.9%	54.0%	54.0%
179 - 300	1	3,487,212	0.4	4.850	119	179	2.05	19.7	19.4	37.7	16.0
301 - 420	43	520,956,288	53.4	5.049	119	359	2.13	14.5	13.6	60.6	52.5
421 - 479	1	3,747,841	0.4	4.710	119	479	5.68	32.2	31.6	22.0	19.9
Total/Weighted Average:	69	$974,841,841	100.0%	4.852%	115	359	2.24x	13.2%	12.4%	57.3%	52.9%

(1)The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

Mortgage Loans by Amortization Type

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Amortization Type	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Interest-only, Balloon	24	$446,650,500	45.8%	4.624%	111	0	2.34x	11.5%	10.9%	54.0%	54.0%
Interest-only, Amortizing Balloon	20	283,909,500	29.1	5.089	119	360	1.52	10.7	9.9	66.9	59.7
Amortizing Balloon	25	244,281,841	25.1	4.994	119	357	2.89	19.1	18.2	52.4	43.1
Total/Weighted Average:	69	$974,841,841	100.0%	4.852%	115	359	2.24x	13.2%	12.4%	57.3%	52.9%

 A-2-6

BANK 2019-BNK16

Annex A-2: Mortgage Pool Information

Mortgage Loans by Loan Purpose

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Loan Purpose	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Refinance	43	$491,917,538	50.5%	4.820%	111	358	2.59x	15.1%	14.4%	51.4%	47.1%
Acquisition	26	482,924,303	49.5	4.885	119	360	1.89	11.2	10.4	63.4	58.8
Total/Weighted Average:	69	$974,841,841	100.0%	4.852%	115	359	2.24x	13.2%	12.4%	57.3%	52.9%

Mortgage Loans by Lockbox Type

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Type of Lockbox	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Springing	31	$441,615,312	45.3%	4.922%	119	359	2.00x	11.9%	11.3%	59.2%	54.3%
Hard/Springing Cash Management	10	305,052,796	31.3	4.889	119	360	1.74	10.5	9.6	64.3	59.3
Hard/Upfront Cash Management	3	116,255,000	11.9	4.569	92	360	2.70	13.2	12.4	43.8	43.4
None	23	84,868,734	8.7	4.814	119	355	4.58	28.6	28.0	40.3	34.5
Soft/Springing Cash Management	2	27,050,000	2.8	4.635	96	360	2.49	15.7	14.0	61.2	57.9
Total/Weighted Average:	69	$974,841,841	100.0%	4.852%	115	359	2.24x	13.2%	12.4%	57.3%	52.9%

 A-2-7

BANK 2019-BNK16

Annex A-2: Mortgage Pool Information

Mortgage Loans by Escrow Type

	Initial			Monthly			Springing
			Percent by			Percent by			Percent by
	Number of		Aggregate	Number of		Aggregate	Number of		Aggregate
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Aggregate Cut-off	Cut-off Date
Type of Escrow	Loans	Date Balance ($)	Pool Balance (%)	Loans	Date Balance ($)	Pool Balance (%)	Loans	Date Balance ($)	Pool Balance (%)
Tax Escrow	54	$741,845,486	76.1%	54	$726,050,486	74.5%	15	$248,791,355	25.5%
Insurance Escrow	21	$338,996,070	34.8%	20	$314,496,070	32.3%	49	$660,345,771	67.7%
Replacement Reserve	4	$83,339,588	8.5%	42	$710,371,727	72.9%	12	$152,939,000	15.7%
TI/LC Reserve(1)	19	$439,150,205	64.7%	22	$365,662,342	53.8%	12	$181,367,910	26.7%

(1)The percentage of Cut-off Date Pool Balance for loans with TI/LC reserves is based on the aggregate principal balance of loans secured in whole or in part by office, retail and industrial properties.

 A-2-8

BANK 2019-BNK16

Annex A-2: Mortgage Pool Information

Percentage of Mortgage Pool by Prepayment Restriction(1)(2)

	February	February	February	February	February	February	February	February	February	February	February
Prepayment Restriction	2019	2020	2021	2022	2023	2024	2025	2026	2027	2028	2029
Locked Out	95.97%	96.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Defeasance	0.00	0.00	80.20	80.34	80.46	80.53	80.64	80.75	80.88	70.37	0.00
Yield Maintenance	4.03	3.99	19.80	19.66	19.54	19.47	19.36	19.25	19.12	18.99	0.00
Prepayment Premium	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Open	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	10.64	0.00
Total:	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%

Mortgage Pool Balance
Outstanding (in millions)	$974.84	$971.27	$967.34	$962.44	$955.68	$894.93	$886.11	$876.77	$866.93	$856.58	$0.00

Percent of Aggregate
Cut-off Date Pool Balance	100.00%	99.63%	99.23%	98.73%	98.03%	91.80%	90.90%	89.94%	88.93%	87.87%	0.00%

(1) Prepayment provisions in effect as a percentage of outstanding Mortgage Loan balances as of the indicated date assuming no prepayments on the Mortgage Loans, if any.

(2) Assumes yield maintenance for each Mortgage Loan with the option to defease or pay yield maintenance.

 A-2-9

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS

(THIS PAGE INTENTIONALLY LEFT BLANK)

Office - CBD	Loan #1	Cut-off Date Balance:	$71,500,000
208 South Akard Street	One AT&T	Cut-off Date LTV:	52.6%
Dallas, TX 75201		U/W NCF DSCR:	2.45x
		U/W NOI Debt Yield:	11.0%

A-3-1

Office - CBD	Loan #1	Cut-off Date Balance:	$71,500,000
208 South Akard Street	One AT&T	Cut-off Date LTV:	52.6%
Dallas, TX 75201		U/W NCF DSCR:	2.45x
		U/W NOI Debt Yield:	11.0%

Uptown
Victory Park
DALLAS
WEST END
Downtown
ARTS DISTRICT
Deep Ellum
Exall Park
Klyde Warren Park
American Airlines Center
Perot Museum of Nature and Science
Hotel ZaZa
Hotel Crescent Court
Uptown Plaza Dallas
Federal Reserve Bank of Dallas
One Arts Plaza
AT&T Performing Arts Center
Sammons Park
Moody Performance Hall
Meyerson Symphony Center
Wyly Theatre
KPMG Plaza
Museum Tower
Nasher Sculpture Center
Belo Mansion
Dallas Museum of Art
Trammell Crow Ctr.
Crow Museum of Asian Art
2100 Ross
Chase Tower
Plaza of The Americas
Hunt Oil
Oncor
Dallas Art Fair
Fairmont Dallas
AMLI Fountain Place (Under Constr.)
Fountain Place
Ross Tower
Bryan Tower
Harwood Center
One Dallas Ctr.
Gables Republic Tower
Energy Plaza
Majestic Theatre
1700 Pacific
Hotel Indigo Downtown
UNT Dallas Coll. of Law
Main St. Garden Park
Dallas Municipal Court
Thanksgiving Tower
Elm Place
Renaissance Tower
One Main Place
Magnolia Dallas
The Joule
Mercantile Natl. Bank Building
The Adolphus
Bank of America Plaza
Belo Garden
West End Event Ctr.
The Dallas World Aquarium
Dallas Holocaust Museum
El Centro College
6th Floor Museum
Dallas Co. Records
DEALEY PLAZA
Old Red Museum
JFK Mem. Plaza
Dallas Co. Courthouse
Founders Square
Lubben Plaza Park
Ferris Plaza Park
Reunion Tower
UNION STATION
Omni Dallas Hotel
PIONEER PLAZA
Kay Bailey Hutchinson Convention Ctr. Dallas
Dallas Police Memorial
J. Erik Jonsson Central Library
Dallas City Hall
DALLAS FARMERS MARKET
East Transfer Ctr (DART)
John W. Carpenter Park
Victory Tower (Under Construction)
DALLAS COUNTY
Trinity River Greenbelt Park
One AT&T
208 South Akard Street
Dallas, TX 75201
PEARL/ ARTS DISTRICT
ST. PAUL
AKARD
WEST END
DEEP ELLUM
CONVENTION CENTER
DART
DART/TRE
TRE
Woodall Rodgers Frwy
Central Expwy
McKinnon St
Cedar Springs Rd
Maple Ave
Thomas Ave
Maple-Routh Connection
Harry Hines Blvd
McKinney Ave
Moody St
Houston St
Olive St
Akard St
Caroline St
Field St
Pearl St
Routh St
Ross Ave
San Jacinto St
Leonard St
Harwood St
Olive St
Victory Ave
Lamar St
Continental Ave
Munger Ave
Griffin St
St. Paul St
N. Ervay St
Live Oak St
Pacific St
Patterson St
Elm St
Main St
Commerce St
Jackson St
Young St
Wood St
Marilla St
Canton St
S. Ervay St
S. St. Paul St
S. Houston St
S. Market St
Griffin Blvd
Reunion Blvd
Market St
Cadiz St
S. Lamar St
Ross Ave
San Jacinto St
Pavilion St
Liberty St
Bryan St
Texas St
Live Oak St
Canal St
Swiss Ave
Gaston Ave
Elm St
Main St
Commerce St
Canton St
366
75
35E
30
Allen
Lucas
Plano
Lewisville
Flower Mound
Carrollton
The Colony
Coppell
Addison
Richardson
Farmers Branch
Garland
Rowlett
Sachse
Wylie
University Park
Highland Park
Irving
Grand Prairie
Mesquite
DALLAS
Balch Springs
Duncanville
Cedar Hill
DeSoto
Lancaster
Hutchins
Wilmer
Seagoville
Combine
Midlothian
Ovilla
Red Oak
Downtown

A-3-2

No. 1 – One AT&T

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Single Asset
	Original Principal Balance(1):	$71,500,000		Property Type – Subtype:	Office - CBD
	Cut-off Date Balance(1):	$71,500,000		Location:	Dallas, TX
	% of Initial Pool Balance:	7.3%		Size:	965,800 SF
	Loan Purpose:	Acquisition		Cut-off Date Balance Per SF(1):	$136.16
	Borrower Sponsors:	Dundon Capital Partners; Woods Capital		Maturity Date Balance Per SF(1):	$136.16
	Guarantor:	Dundon Fund II LP		Year Built/Renovated:	1983/NAP
	Mortgage Rate:	4.3900%		Title Vesting:	Fee
	Note Date:	December 19, 2018		Property Manager:	Self-managed
	Seasoning:	1 month		Current Occupancy (As of):	100.0% (2/1/2019)
	Maturity Date:	January 1, 2029		YE 2017 Occupancy(4):	NAV
	IO Period:	120 months		YE 2016 Occupancy(4):	NAV
	Loan Term (Original):	120 months		YE 2015 Occupancy(4):	NAV
	Amortization Term (Original):	NAP		YE 2014 Occupancy(4):	NAV
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraised Value:	$250,200,000
	Call Protection(2):	L(25),D(90),O(5)		As-Is Appraised Value Per SF:	$259.06
	Lockbox Type:	Springing		As-Is Appraisal Valuation Date:	November 7, 2018
	Additional Debt:	Yes		Underwriting and Financial Information
	Additional Debt Type (Balance):	Pari Passu ($60,000,000)		TTM NOI(4):	NAV
				YE 2017 NOI(4):	NAV
				YE 2016 NOI(4):	NAV
				YE 2015 NOI(4):	NAV
				U/W Revenues:	$14,954,362
				U/W Expenses:	$448,631
Escrows and Reserves(3)				U/W NOI:	$14,505,731
	Initial	Monthly	Cap	U/W NCF:	$14,312,571
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	2.48x / 2.45x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	11.0% / 10.9%
Replacement Reserve	$0	$16,097	$579,480	U/W Debt Yield at Maturity based on NOI/NCF(1)	11.0% / 10.9%
TI/LC	$74,145,325	$0	NAP	Cut-off Date LTV Ratio(1):	52.6%
				LTV Ratio at Maturity(1):	52.6%

Sources and Uses
Sources			Uses
Original whole loan amount	$131,500,000	60.0%	Purchase price(5)	$144,269,207	65.9%
Cash equity contribution	87,511,658	40.0	Upfront reserves	74,145,325	33.9
			Closing costs	597,126	0.3
Total Sources	$219,011,658	100.0%	Total Uses	$219,011,658	100.0%

(1)	The One AT&T Mortgage Loan (as defined below) is part of the One AT&T Whole Loan (as defined below), which comprises two pari passu notes with an aggregate original principal balance of $131,500,000. All statistical information related to the Cut-off Date Balance per SF, U/W NOI Debt Yield, U/W NCF Debt Yield, U/W NOI DSCR, U/W NCF DSCR, Cut-off Date LTV Ratio and LTV Ratio at Maturity are based on the One AT&T Whole Loan.
(2)	The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) February 1, 2022.
(3)	See “Escrows” section for a full description of Escrows and Reserves.
(4)	Historical net operating income and occupancy levels are not available as the One AT&T Property was acquired in July 2018 and historical financial information was not provided by the seller.
(5)	The purchase price is net of a seller credit of $21,730,793 (90% of a tenant allowance of $24,145,325 that was due to the sole tenant under the lease in effect prior to the sale). The gross purchase price was $166 million.

A-3-3

Office - CBD	Loan #1	Cut-off Date Balance:	$71,500,000
208 South Akard Street	One AT&T	Cut-off Date LTV:	52.6%
Dallas, TX 75201		U/W NCF DSCR:	2.45x
		U/W NOI Debt Yield:	11.0%

The Mortgage Loan. The mortgage loan (the “One AT&T Mortgage Loan”) is part of a whole loan (the “One AT&T Whole Loan”) evidenced by two pari passu notes with an original principal balance of $131,500,000, which has an outstanding balance as of the Cut-off Date of $131,500,000 and is secured by a first mortgage encumbering a 965,800 square foot office property located in Dallas, Texas (the “One AT&T Property”). The One AT&T Mortgage Loan represents the controlling Note A-2. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Prospectus.

Note Summary

Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1	$60,000,000	$60,000,000	Morgan Stanley Bank, N.A.	No
A-2	$71,500,000	$71,500,000	BANK 2019-BNK16	Yes
Total	$131,500,000	$131,500,000

The Borrower and Borrower Sponsors. The borrower is Akard Tower Holdings LP (the “One AT&T Borrower”), a single-purpose Delaware limited partnership with two independent directors in its organizational structure. The general partner of the One AT&T Borrower is Akard Tower Holdings GP, LLC, a Delaware limited liability company. The general partner is entitled to receive 20% of the cash available for distribution from the One AT&T Borrower after payment of an 8% annual return to the limited partner. The borrower sponsors are Woods Capital and Dundon Capital Partners and the non-recourse carveout guarantor is Dundon Fund II LP. As of October 21, 2018, Dundon Fund II, LP is the limited partner of the One AT&T Borrower, and owns 100% of the limited partnership interest in the One AT&T Borrower. Dundon Fund II LP also owns 50% of the general partner of the One AT&T Borrower and is the general partner’s managing member. The remaining 50% interest in the general partner is owned by Woods Capital SLP, L.P.

Dundon Capital Partners is a private investment firm focused on private equity and credit investments across a range of industries. The firm was founded by Thomas Dundon whose investments span finance, entertainment, and sports. Notable Dallas-based office investments include 2100 Ross (843,000 square feet) and Thanksgiving Tower (1.5 million square feet).

Founded in 2007, Woods Capital is an integrated real estate investment firm focused on the United States real estate market. The team members have completed real estate acquisition and/or development transactions including office, residential, industrial, retail and mixed-use properties.

The Property. The One AT&T Property consists of a 37-story, Class A single tenant office building totaling 965,800 square feet situated on a 0.8-acre site. The One AT&T Property was constructed in 1983 for Southwestern Bell and is 100% leased to AT&T Services, Inc. (“AT&T”) through December 31, 2031 (the “AT&T Lease”). AT&T Inc. is the lease guarantor. The One AT&T Property has been occupied by AT&T and its affiliated or predecessor companies since construction. The One AT&T Property has served as the global headquarters for AT&T since 2008. On-site parking at the One AT&T Property is provided by a perpetual non-exclusive easement, which runs with the land at the One AT&T Property, at a nearby AT&T-owned parking garage for 557 contiguous spaces (out of 860 total spaces at the garage), or 0.58 spaces per 1,000 square feet of net rentable area. The One AT&T Borrower is required to pay 64.77% of all commercially reasonable out-of-pocket costs actually paid or incurred by the garage manager in connection with operating, servicing, managing, repairing and maintaining the garage, including but not limited to real estate tax. Infrastructure (including HVAC, compressed air, fuel, domestic water and fire protection water, common storm sewers, common sanitary sewers and electrical service) for the One AT&T Property is located at 2 AT&T Plaza and 5 AT&T Plaza, and is provided to the One AT&T Property through a license agreement with the owners of such properties through December 31, 2050. The One AT&T Borrower is required to pay its pro rata share (based on the average use of the infrastructure in question over 12 consecutive calendar months) of the costs of such infrastructure. The licensor has the right to terminate such agreement with respect to electrical and sewer services on 30 days’ notice; however a separate storm sewer license will continue. According to the One AT&T Borrower, over the past three years, over $18 million has been spent on capital improvements to the One AT&T Property, including approximately $12.7 million on floor renovations, a $1.2 million canopy front entrance, and a $3.7 million LED lighting and logo installation.

The One AT&T Property is centrally located in the Dallas central business district (“Dallas CBD”) of Dallas County, Texas, in close proximity to numerous vehicular arteries and is part of AT&T’s six building campus. The remaining buildings in the campus are owned by AT&T or its affiliates. AT&T is expected to make a $100 million investment into their new Discovery District (which comprises its approximately four block campus area) in an effort to renovate the Dallas CBD campus buildings and outdoor areas with well-lit and wider sidewalks, green space, and food, retail and entertainment venues. The campus is expected to feature an outdoor event space, a 425 square foot fountain, a seating area, a 3,500 square foot greenbelt and free Wi-Fi. Plans are underway to build a 2-story food hall with 40,000 square feet of restaurants alone. AT&T is not obligated under its lease to make such improvements. AT&T has approximately 6,000 employees at its Dallas CBD campus and 17,000 employees within the Dallas-Fort Worth-Arlington metropolitan statistical area making it the second largest private employer in the area.

The AT&T Lease is triple net, has four, five year renewal options and no termination options. The lease provides for a monthly rent of $14.29 per square foot, effective January 1, 2019, with rent escalations of $0.19 per square foot annually. In addition to approximately $24 million of outstanding tenant improvements, AT&T is entitled to receive a $50 million contribution as part of its recently amended lease. The entire approximately $74 million tenant allowance was requested by AT&T and funded to it on January 4, 2019. The contribution is required to be applied to the One AT&T Property and the non-collateral outdoor plaza areas of the recently announced Discovery District. AT&T has substantial discretion as to whether the allowance is applied to the One AT&T Property or to the non-collateral outdoor plaza areas. As of the end of 2017, AT&T Inc. reported operating revenue in excess of $161 billion and net revenue in excess of $29 billion and employed approximately 254,000 employees.

A-3-4

Office - CBD	Loan #1	Cut-off Date Balance:	$71,500,000
208 South Akard Street	One AT&T	Cut-off Date LTV:	52.6%
Dallas, TX 75201		U/W NCF DSCR:	2.45x
		U/W NOI Debt Yield:	11.0%

The following table presents certain information relating to the tenancy at the One AT&T Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenant
AT&T	A-/Baa2/BBB	965,800	100.0%	$14.29	$13,803,077	100.0%	12/31/2031	4, 5-year	N
Total Major Tenants		965,800	100.0%	$14.29	$13,803,077	100.0%

Vacant Space		0	0.0%

Collateral Total		965,800	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the One AT&T Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	965,800	100.0%	965,800	100.0%	$13,803,077	100.0%	$14.29
Vacant	0	0	0.0%	965,800	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	965,800	100.0%			$13,803,077	100.0%	$14.29

(1)	Information obtained from the underwritten rent roll.

A-3-5

Office - CBD	Loan #1	Cut-off Date Balance:	$71,500,000
208 South Akard Street	One AT&T	Cut-off Date LTV:	52.6%
Dallas, TX 75201		U/W NCF DSCR:	2.45x
		U/W NOI Debt Yield:	11.0%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the One AT&T Property:

Cash Flow Analysis(1)

	U/W	%(2)	U/W $ per SF
Rents in Place	$13,803,077	91.4%	$14.29
Contractual Rent Steps(3)	845,575	5.6	0.88
Grossed Up Vacant Space	0	0.0	0.00
Gross Potential Rent	$14,648,652	97.0%	$15.17
Other Income	0	0.0	0.00
Total Recoveries	448,223	3.0	0.46
Net Rental Income	$15,096,875	100.0%	$15.63
(Vacancy & Credit Loss)	(142,513)(4)	(1.0)	(0.15)
Effective Gross Income	$14,954,362	99.1%	$15.48

Real Estate Taxes	0	0.0	0.00
Insurance	0	0.0	0.00
Management Fee	448,631	3.0	0.46
Other Operating Expenses	0	0.0	0.00
Total Operating Expenses	$448,631	3.0%	$0.46

Net Operating Income	$14,505,731	97.0%	$15.02
Replacement Reserves	193,160	1.3	0.20
TI/LC	0	0.0	0.00
Net Cash Flow	$14,312,571	95.7%	$14.82

NOI DSCR(5)	2.48x
NCF DSCR(5)	2.45x
NOI Debt Yield(5)	11.0%
NCF Debt Yield(5)	10.9%

(1)	Historical operating statements are not available as the One AT&T Property was acquired in July 2018 and historical financial information was not provided by the seller.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	Represents straight line rent averaging through the term of the loan.

(4)	The underwritten economic vacancy is 1.0%. The One AT&T Property is 100.0% leased as of February 2019.

(5)	The debt service coverage ratios and debt yields are based on the One AT&T Whole Loan.

Appraisal. The appraiser concluded to a “Market Value As-Is Assuming Fully Funded Reserve” for the One AT&T Property of $250,200,000 as of November 7, 2018, which assumes that contractual tenant allowance obligations have been fully funded in a reserve account. The One AT&T Borrower deposited upfront reserves totaling $74,145,325 for such contractual tenant allowance (see “Escrows” section). The appraiser concluded to an “as-is” appraised value of $176,100,000 as of November 7, 2018. For all appraised values, the appraisal included the extraordinary assumption that the contractual tenant allowance is spent improving the Mortgaged Property and related plaza as specified in a timely and prudent manner, which was germane to the appraiser’s determination of rent comparables and market rent.

Environmental Matters. According to a Phase I environmental site assessment dated August 1, 2018, there was no evidence of any recognized environmental conditions at the One AT&T Property.

Market Overview and Competition. The One AT&T Property local market area is considered the entire central business district of Dallas, a 1,000-acre area bordered by Woodall Rodgers Freeway on the north, Stemmons Freeway on the west, R.L. Thornton Freeway on the south, and North Central Expressway on the east. Within the central business district is an approximate 375-acre core area, where most of the major office, retail, and hotel facilities are concentrated. According to the appraisal, as of the third quarter of 2018, the Dallas office market had an inventory of approximately 213.3 million square feet, overall vacancy in the market of approximately 19.2% and direct Class A asking rent was $30.56 per square foot. As of the third quarter 2018, over 2.8 million square feet of space has been delivered to the Dallas office market year-to-date with almost 3.3 million square feet currently under construction. The estimated 2017 population

A-3-6

Office - CBD	Loan #1	Cut-off Date Balance:	$71,500,000
208 South Akard Street	One AT&T	Cut-off Date LTV:	52.6%
Dallas, TX 75201		U/W NCF DSCR:	2.45x
		U/W NOI Debt Yield:	11.0%

within a one-, three- and five- mile radius is 18,688, 167,173 and 374,488, respectively, according to the appraisal. The estimated 2017 average household income within a one-, three- and five- mile radius is $108,755, $88,916 and $92,314, respectively.

Submarket Information – According to the appraisal, the Dallas CBD submarket had an inventory of approximately 28.3 million square feet, overall vacancy in the submarket of approximately 26.4% and direct Class A asking rent was $27.49 per square foot.

Appraiser’s Comp Set – The appraiser identified seven primary competitive leases to those at the One AT&T Property totaling approximately 6.5 million square feet. The appraiser concluded to net market rents for the One AT&T Property of $14.00 per square foot, a lease term of 15 years, a net lease type and rent increase projections of 2% annually.

The table below presents certain information relating to comparable sales for the One AT&T Property identified by the appraiser:

Comparable Sales(1)

Property Name/Location	Sale Date	Total NRA (SF)	Total Occupancy	Sale Price	Sale Price PSF
Granite Park VII Plano, TX	July 2018	324,100	100.0%	$165,000,000	$509.10
FedEx Regional Headquarters at Legacy West Plano, TX	Nov. 2017	263,621	100.0%	$79,650,000	$302.14
Raytheon HQ Richardson, TX	July 2017	489,838	100.0%	$118,000,000	$240.90
State Farm Campus at CityLine Richardson, TX	Oct. 2016	2,262,902	97.0%	$825,000,000	$364.58
Verizon Headquarters Irving, TX	Aug. 2016	1,150,250	100.0%	$344,000,000	$299.07

(1)	Information obtained from the appraisal. The gross acquisition price of the One AT&T Property was $171.87 per square foot and the net acquisition price was $149.38 per square foot.

The following table presents certain information relating to seven comparable leases to those at the One AT&T Property:

Comparable Leases(1)

Property Name/Address	Year Built	Total GLA (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent/SF	Reimbursements
Renaissance Tower 1201 Elm Street Dallas, TX	1974	1,738,979	Environmental Protection Agency (GSA)	229,000	Dec. 2018	20	$11.00	NNN
Comerica Tower 1717 Main Street Dallas, TX	1985	1,530,957	Comerica Bank	222,970	March 2017	11	$13.77	NNN
Verizon Headquarters 600 Hidden Ridge Irving, TX	1991	1,238,764	Verizon	1,238,764	Aug. 2016	20	$16.00	NNN
JCPenney Headquarters 6501 Legacy Drive Plano, TX	1992	1,142,557	JCPenney	1,142,557	Jan. 2017	15	$16.00	NNN
Ericsson US Headquarters 6300 Legacy Drive Plano, TX	2001	491,891	Ericsson	491,891	Jan. 2017	15	$19.63	NNN
CityLine 1251 State Street Richardson, TX	2015	2,262,902	State Farm	2,112,921	Nov. 2016	20	$20.66	NNN
Liberty Mutual Headquarters 7800 North Dallas Parkway Plano, TX	2017	900,000	Liberty Mutual	1,100,000	Nov. 2017	10	$26.63	NNN

(1)	Information obtained from the appraisal.

Escrows. On the loan origination date, the One AT&T Borrower deposited with the lender the sum of $74,145,325 in respect of a tenant improvement allowance owed to the sole tenant, AT&T, under the AT&T Lease. Such tenant improvement allowance was disbursed to AT&T from such reserve, pursuant to the second amendment to the AT&T Lease, on January 4, 2019 (and may be used for collateral and non-collateral improvements).

The requirement for the One AT&T Borrower to make monthly deposits into a real estate tax reserve is suspended so long as the One AT&T Borrower provides the lender with satisfactory evidence that (i) AT&T is obligated under its lease to pay all real estate taxes directly to the applicable taxing authority and (ii) evidence that AT&T has in fact directly paid all such real estate taxes prior to the date upon which they are due. The requirement for the One AT&T Borrower to make monthly deposits into an insurance reserve is suspended so long as the One AT&T Borrower provides the lender with satisfactory evidence that either (i) AT&T is self-insuring for

A-3-7

Office - CBD	Loan #1	Cut-off Date Balance:	$71,500,000
208 South Akard Street	One AT&T	Cut-off Date LTV:	52.6%
Dallas, TX 75201		U/W NCF DSCR:	2.45x
		U/W NOI Debt Yield:	11.0%

the coverages required to be maintained, or self-insured against, under the AT&T Lease in accordance with the requirements of the loan documents (as described below) or (ii) AT&T is obligated under its lease to directly pay all insurance premiums and has timely paid such insurance premiums. The loan documents permit the One AT&T Borrower to rely on self-insurance by AT&T so long as (i) the AT&T Lease is in full force and effect and there is no event of default thereunder, (ii) AT&T self-insures for the coverages required to be maintained or self-insured against, under the AT&T Lease pursuant to and in accordance with the terms thereof and (iii) AT&T has a financial strength rating of “BBB” or better by S&P and “Baa2” or better by Moody’s. In addition, the requirement to make monthly deposits into an insurance reserve is suspended so long as the liability and casualty policies maintained by the One AT&T Borrower are part of a blanket policy approved by the lender in its reasonable discretion and the One AT&T Borrower provides the lender paid receipts for the related insurance premiums not later than ten days prior to the expiration dates of the policies. In the event that the conditions to suspension of the real estate tax and/or insurance reserve deposits are not satisfied, the One AT&T Borrower is required to deposit on each monthly payment date 1/12 of the estimated annual real estate taxes and/or 1/12 of the estimated annual insurance premiums, as applicable, into a real estate tax or insurance reserve account, as applicable. On each monthly payment date, the One AT&T Borrower is required to deposit $16,096.67 into a capital expenditures reserve; provided that such deposits are not required to the extent they would cause the amount then on deposit in such reserve to exceed 36 times the then-current monthly deposit.

Lockbox and Cash Management. The One AT&T Whole Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Event Period (as defined below), the One AT&T Borrower is required to establish a lockbox account, to direct tenants to pay rents directly into the lockbox account, and, if notwithstanding such direction, the One AT&T Borrower receives any rents, to deposit such rents into the lockbox account within two business day of receipt. Upon the first occurrence of a Cash Sweep Event Period, the lender is required to establish, and the One AT&T Borrower is required to cooperate with a cash management bank chosen by the lender, to establish, a lender-controlled cash management account, into which all funds in the lockbox account will be required to be deposited periodically so long as a Cash Sweep Event Period is continuing. So long as a Cash Sweep Event Period is continuing, and provided no event of default is continuing, funds in the cash management account are required to be applied (i) to make deposits into the tax and insurance escrows (if any are then required) as described above under “Escrows”, (ii) to pay debt service on the One AT&T Whole Loan, (iii) to make deposits into the capital expenditure reserve, as described above under “Escrows”, (iv) to pay operating expenses set forth in the annual budget (which is required to be approved by the lender) and extraordinary operating or capital expenses reasonably approved by the lender, and (v) to pay any remainder into an excess cash flow account to be held by the lender as additional security for the One AT&T Whole Loan during the continuance of the Cash Sweep Event Period. If no Cash Sweep Event Period is continuing, all funds in the lockbox account are required to be disbursed to an account designated by the One AT&T Borrower.

A “Cash Sweep Event Period” means a period;

(a)	Commencing upon an event of default under the One AT&T Whole Loan and ending if no event of default exists; or

(b)	Commencing on the earlier to occur of (i) a Major Tenant (as defined below) giving notice to vacate or exercising any termination option under its lease, or (ii) the date 18 months prior to a Major Tenant’s then applicable lease expiration date and ending if one of the following has occurred: (i) the Major Tenant renewing or extending its lease on terms acceptable to the lender and the One AT&T Borrower delivering to the lender a tenant estoppel certificate from the Major Tenant in form and substance reasonably acceptable to the lender stating that the Major Tenant is in occupancy of the Major Tenant’s space, open for business and paying full unabated rent, or (ii) at least 80% of the Major Tenant’s space being re-leased to one or more replacement tenant(s) pursuant to replacement lease(s), which tenants and leases are acceptable to the lender in its sole discretion, and the One AT&T Borrower delivering to the lender a reasonably acceptable tenant estoppel certificate(s) from each such replacement tenant(s) stating that such replacement tenant(s) is/are in occupancy of at least 80% of the Major Tenant’s space, open for business and paying full unabated rent (a cure as described in this subclause (ii), a “Replacement Tenant Cure”); or

(c)	Commencing upon a Major Tenant making a bankruptcy filing or being the subject of a bankruptcy filing and ending if one of the following has occurred: (i) the Major Tenant’s lease having been affirmed in bankruptcy and the One AT&T Borrower delivering to the lender a reasonably acceptable tenant estoppel certificate stating that such Major Tenant is in occupancy of the entirety of its space, open for business and paying full unabated rent, or (ii) a Replacement Tenant Cure; or

(d)	Commencing upon the credit rating of a Major Tenant falling below BBB- by S&P or Fitch or Baa3 by Moody’s (or its equivalent by any other rating agency rating a securitization that includes any portion of the One AT&T Whole Loan) and ending if the Major Tenant is rated at or above BBB- by S&P and Fitch and Baa3 by Moody’s and the equivalent by each other rating agency rating a securitization that includes any portion of the One AT&T Whole Loan; or

(e)	Commencing upon a Major Tenant failing to occupy at least 80% of its premises or vacating more than 20% of its premises or terminating or giving notice to terminate its lease, and ending if one of the following has occurred: (i) the Major Tenant occupying at least 80% of such Major Tenant’s space and the One AT&T Borrower delivering to the lender a reasonably acceptable tenant estoppel certificate from the Major Tenant stating that the Major Tenant is in occupancy of at least 80% of its space, open for business and paying full unabated rent, or (ii) a Replacement Tenant Cure.

A-3-8

Office - CBD	Loan #1	Cut-off Date Balance:	$71,500,000
208 South Akard Street	One AT&T	Cut-off Date LTV:	52.6%
Dallas, TX 75201		U/W NCF DSCR:	2.45x
		U/W NOI Debt Yield:	11.0%

A “Major Tenant” means AT&T and any replacement tenant.

Property Management. The One AT&T Property is managed by an affiliate of the One AT&T Borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Right of First Offer. AT&T has a right of first offer to purchase the One AT&T Property pursuant to its lease.  Such right of first offer does not apply to a foreclosure sale, deed-in-lieu of foreclosure or the first transfer by the lender after taking title pursuant to a foreclosure or deed-in-lieu of foreclosure, but would apply to any subsequent transfers.

Terrorism Insurance. The One AT&T Borrower is required to obtain all risk and business income insurance against acts of terrorism to the extent such insurance is available in an amount determined by the lender (in an amount not less than the sum of 100% of the full replacement cost and 18 months of business income insurance); provided that so long as the Terrorism Risk Insurance Act of 2002 (as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015) (“TRIPRA”) is in effect (or any extension thereof or other federal government program with substantially similar protection), the lender is required to accept terrorism insurance which covers “covered acts” (as defined by TRIPRA or such other program), as full compliance with the foregoing, so long as TRIPRA or such other program covers both domestic and foreign acts of terrorism.

A-3-9

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A-3-10

Hospitality – Various	Loan #2	Cut-off Date Balance:	$69,929,662
Various	Southeast Hotel Portfolio	Cut-off Date LTV:	67.8%
Various		U/W NCF DSCR:	1.66x
		U/W NOI Debt Yield:	12.4%

Doubletree Atlanta North Druid Hills

COURTYARD
Courtyard Charlotte Gastonia

Fairfield Inn Lake Buena Vista

Hampton Inn Atlanta North Druid Hills

Fairfield Inn Orlando International Airport

A-3-11

Hospitality – Various	Loan #2	Cut-off Date Balance:	$69,929,662
Various	Southeast Hotel Portfolio	Cut-off Date LTV:	67.8%
Various		U/W NCF DSCR:	1.66x
		U/W NOI Debt Yield:	12.4%

FULTON COUNTY
North Buckhead
Buckhead Heights
Brookhaven
Tuxedo Park
Buckhead
Lenox Park
Peachtree Park
Pine Hills
ATLANTA
DEKALB COUNTY
Lindbergh
North Druid Hills
Peachtree Hills
Lindridge/ Martin Manor
Morningside/ Lenox Park
Emory University

Stanley
Applecreek Village
Dallas
Spencer Mountain
CHARLOTTE
Ranlo
Bessemer City
Mt. Holly
DOWNTOWN GASTONIA
McAdenville
GASTONIA
Cramerton
South Gastonia
Belmont
Charlotte/Douglas International Airport
GASTON COUNTY
Stagecoach Station
Forestview Heights
NORTH CAROLINA
SOUTH CAROLINA
YORK COUNTY
MECKLENBURG COUNTY

Winston-Salem
Greensboro
Raleigh
Asheville
NC
Gastonia
Charlotte
Greenville
Wilmington
Atlanta
Columbia
SC
Augusta
Myrtle Beach
Macon
Charleston
Columbus
GEORGIA
Savannah
Albany
Tallahassee
Jacksonville
FLORIDA
Orlando
Tampa
Miami

Ocoee
Windermere
ORLANDO
Conway
Sky Lake
Bay Hill
Pine Castle
Belle Isle
Doctor Phillips
Orlando International Airport
Lake Buena Vista
ORANGE COUNTY
Meadow Woods
Buenaventura Lakes
Kissimmee
Celebration
OSCEOLA COUNTY
East Lake Tohopekaliga

Southeast Hotel Portfolio

1	Doubletree Atlanta North Druid Hills	Atlanta, GA
2	Fairfield Inn Orlando International Airport	Orlando, FL
3	Fairfield Inn Lake Buena Vista	Orlando, FL
4	Courtyard Charlotte Gastonia	Gastonia, NC
5	Hampton Inn Atlanta North Druid Hills	Atlanta, GA

A-3-12

No. 2 – Southeast Hotel Portfolio

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Portfolio
	Original Principal Balance(1):	$70,000,000		Property Type – Subtype:	Hospitality – Various
	Cut-off Date Balance(1):	$69,929,662		Location:	Various – See Table
	% of Initial Pool Balance:	7.2%		Size:	759 Rooms
	Loan Purpose:	Acquisition		Cut-off Date Balance Per Room	$92,134
	Borrower Sponsors:	Jose Daniel Berman; Alex Fridzon; Arie Fridzon		Maturity Date Balance Per Room:	$76,401
	Guarantors:	Jose Daniel Berman; Alex Fridzon; Arie Fridzon		Year Built/Renovated:	Various/Various
	Mortgage Rate:	5.2350%		Title Vesting:	Fee
	Note Date:	December 13, 2018		Property Manager:	Self-managed
	Seasoning:	1 month		Current Occupancy (As of):	77.0% (10/31/2018)
	Maturity Date:	January 11, 2029		YE 2017 Occupancy:	75.5%
	IO Period:	NAP		YE 2016 Occupancy:	69.1%
	Loan Term (Original):	120 months		YE 2015 Occupancy:	71.4%
	Amortization Term (Original):	360 months		YE 2014 Occupancy:	NAV
	Loan Amortization Type:	Amortizing Balloon		As-Stabilized Appraised Value(2):	$103,100,000
	Call Protection:	L(25),D(91),O(4)		As-Stabilized Appraised Value Per Room(2):	$135,837
	Lockbox Type:	Springing		As-Stabilized Appraisal Valuation Date(2):	Various
	Additional Debt:	None
	Additional Debt Type (Balance):	NAP		Underwriting and Financial Information
				TTM NOI (10/31/2018):	$8,872,995
				YE 2017 NOI(3):	$8,433,135
				YE 2016 NOI(3):	$6,743,448
				YE 2015 NOI(3):	$7,857,683
				U/W Revenues:	$25,051,147
				U/W Expenses:	$16,348,441
				U/W NOI:	$8,702,705
Escrows and Reserves(1)				U/W NCF:	$7,700,659
	Initial	Monthly	Cap	U/W DSCR based on NOI/NCF:	1.88x / 1.66x
Taxes	$71,120	$71,118	NAP	U/W Debt Yield based on NOI/NCF:	12.4% / 11.0%
Insurance	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	15.0% / 13.3%
FF&E Reserve	$0	$83,504	NAP	Cut-off Date LTV Ratio(2):	67.8%
PIP Reserve	$2,754,613	$0	NAP	LTV Ratio at Maturity(2):	56.2%

Sources and Uses
Sources			Uses
Original loan amount	$70,000,000	72.1%	Purchase price	$92,500,000	95.3%
Cash equity contribution	27,058,431	27.9	Upfront reserves	2,825,733	2.9
			Closing costs	1,732,698	1.8
Total Sources	$97,058,431	100.0%	Total Uses	$97,058,431	100.0%

(1)	See “Escrows” section.

(2)	The As-Stabilized Appraised Value, As-Stabilized Appraised Value Per Room, Cut-off Date LTV Ratio and LTV Ratio at Maturity are based on the appraiser’s prospective “when-complete” and “as-if stabilized” values as of valuation dates from October 22, 2018 to October 23, 2019, which assumes completion of currently ongoing and planned property improvement plan (“PIP”) work (see “The Properties” section). The borrower deposited upfront reserves totaling $2,754,613 for the estimated cost of the remaining PIP work (see “Escrows” section). The appraiser concluded to an “as-is” Appraised Value of $96,000,000 as of valuation dates from October 22, 2018 to October 30, 2018 (see “Appraisals” section), which would result in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 72.8% and 60.4%, respectively.

(3)	See “Cash Flow Analysis” section for explanations on the decrease in NOI from 2015 to 2016 and the increase in NOI from 2016 to 2017.

A-3-13

Hospitality – Various	Loan #2	Cut-off Date Balance:	$69,929,662
Property Addresses – Various	Southeast Hotel Portfolio	Cut-off Date LTV:	67.8%
		U/W NCF DSCR:	1.66x
		U/W NOI Debt Yield:	12.4%

The Mortgage Loan. The mortgage loan (the “Southeast Hotel Portfolio Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in five hotels: one full-service hotel and one limited-service hotel located in Atlanta, Georgia; two limited-service hotels located in Orlando, Florida; and one limited-service hotel located in Gastonia, North Carolina (the “Southeast Hotel Portfolio Properties”).

The Borrowers and Borrower Sponsors. The borrower comprises five Delaware limited liability companies, each of which is a single purpose entity with one independent director: AD1 Orlando Airport Hotels DE, LLC; AD1 LBV2 Hotels DE, LLC; AD1 Gastonia Hotels DE, LLC; AD1 Atlanta LS Hotels DE, LLC; and AD1 Atlanta FS Hotels DE, LLC (collectively, the “Southeast Hotel Portfolio Borrower”). Legal counsel to the Southeast Hotel Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the Southeast Hotel Portfolio Mortgage Loan. The borrower sponsors and nonrecourse carve-out guarantors of the Southeast Hotel Portfolio Mortgage Loan are Jose Daniel Berman, Alex Fridzon, and Arie Fridzon.

Jose Daniel Berman is the President and CEO of AD1 Global, which he founded in 2008. Alex Fridzon has been the CFO and Treasurer of AD1 Global since 2009, and Arie Fridzon has been the Executive Vice President of AD1 Global since 2008. AD1 Global is a privately-held hospitality company located in Hollywood, Florida. In addition to the Southeast Hotel Portfolio Properties, AD1 Global’s current portfolio includes 15 hotels totaling 2,379 rooms and an additional five hotel projects totaling 948 rooms in the development and investment pipeline.

The Properties. The Southeast Hotel Portfolio Properties comprise one full-service hotel and four limited-service hotels totaling 759 rooms that, as of the trailing 12-month period ending October 31, 2018, reported a weighted average occupancy rate of 77.0%. Built between 1970 and 2001, all of the Southeast Hotel Portfolio Properties were renovated between 2016 and 2018 for a total cost of approximately $10.2 million ($13,439 per room). The Southeast Hotel Portfolio Properties are currently undergoing additional brand-mandated PIPs at a total estimated cost of $2,754,613 ($3,629 per room), which are expected to be completed by December 2020 and were reserved for at origination of the Southeast Hotel Portfolio Mortgage Loan.

The Southeast Hotel Portfolio Properties comprise three Marriott flagged hotels and two Hilton flagged hotels. The franchise expiration dates at each of the Southeast Hotel Portfolio Properties range from 2030 to 2033. If any of the franchise agreements terminates, or upon notice to terminate by either the franchisor or franchisee, the Southeast Hotel Portfolio Mortgage Loan will spring full recourse until the Southeast Hotel Portfolio Borrower enters into a replacement franchise agreement satisfactory to the lender.

Southeast Hotel Portfolio Properties Summary

Property Name City, State	Year Built/ Renovated	No. of Rooms	Occupancy (TTM as of 10/31/2018)	Allocated Cut-off Date Balance	% of Portfolio Cut-off Date Balance	Appraised Value	Allocated Cut-off Date LTV	UW Net Cash Flow
Doubletree Atlanta North Druid Hills Atlanta, GA	1970 / 2017	209	64.9%	$17,832,064	25.5%	$25,400,000(1)	70.2%	$1,852,683
Fairfield Inn Lake Buena Vista Orlando, FL	1998 / 2018	170	78.6%	$14,785,128	21.1%	$23,500,000(2)	62.9%	$1,513,371
Fairfield Inn Orlando International Airport Orlando, FL	1998 / 2018	139	89.2%	$12,986,937	18.6%	$18,600,000(3)	69.8%	$1,594,400
Courtyard Charlotte Gastonia Gastonia, NC	2001 / 2016	130	77.3%	$12,537,389	17.9%	$17,900,000(4)	70.0%	$1,490,888
Hampton Inn Atlanta North Druid Hills Atlanta, GA	1990 / 2017	111	81.6%	$11,788,143	16.9%	$17,700,000(5)	66.6%	$1,249,318
Total/Weighted Average		759	77.0%	$69,929,662	100.0%	$103,100,000(6)	67.8%	$7,700,659

(1)	The appraised value shown is the “when complete” market value conclusion as of October 23, 2019. The “as-is” market value as of October 23, 2018 is $23,700,000.

(2)	The appraised value shown is the “when complete” market value conclusion as of October 22, 2019. The “as-is” market value as of October 22, 2018 is $22,100,000.

(3)	The appraised value shown is the “as-if stabilized” market value conclusion as of October 22, 2018. The “as-is” market value as of October 22, 2018 is $18,100,000.

(4)	The appraised value shown is the “as-if stabilized” market value conclusion as of October 30, 2018. The “as-is” market value as of October 30, 2018 is $16,700,000.

(5)	The appraised value shown is the “when complete” market value conclusion as of October 23, 2019. The “as-is” market value as of October 23, 2018 is $15,400,000.

(6)	The total appraised value shown comprises the “when complete” and “as-if stabilized” market value conclusions, as footnoted above. The total “as-is” market value as of October 2018 is $96,000,000.

A-3-14

Hospitality – Various	Loan #2	Cut-off Date Balance:	$69,929,662
Property Addresses – Various	Southeast Hotel Portfolio	Cut-off Date LTV:	67.8%
		U/W NCF DSCR:	1.66x
		U/W NOI Debt Yield:	12.4%

Doubletree Atlanta North Druid Hills

The Doubletree Atlanta North Druid Hills property is a 209-room, nine-story, full-service hotel located in Atlanta, Georgia. The Doubletree Atlanta North Druid Hills property is situated on a 2.1-acre parcel and contains 141 surface parking spaces, resulting in a parking ratio of approximately 0.7 spaces per room. The Doubletree Atlanta North Druid Hills property was built in 1970 and recently received PIP renovations from May 2016 through February 2017 totaling approximately $4.2 million ($20,096 per room), which included updates to the lobby, registration area, and fitness center, and a full renovation of the restaurant/bar, meeting space, public restrooms, corridors, and guestrooms/bathrooms. The borrower sponsors are also required to perform $553,630 ($2,649 per room) of PIP work, which was reserved at origination of the Southeast Hotel Portfolio Mortgage Loan. Planned PIP work includes upgrades to the guest bedrooms, guest bathrooms, windows, fitness center, pool area, parking lot, and general upgrades. PIP work is required to be completed within 18 months of loan origination. The franchise agreement with Hilton Franchise Holding LLC expires on January 31, 2030. According to the appraisal, there are no new properties that are expected to be directly competitive with the Doubletree Atlanta North Druid Hills property.

The Doubletree Atlanta North Druid Hills property guestroom configuration includes 74 king rooms and 135 queen rooms. Amenities include onsite restaurant and lounge, business center, fitness center, pool, 24-hour sundry store, and approximately 3,633 square feet of meeting space.

Fairfield Inn Lake Buena Vista

The Fairfield Inn Lake Buena Vista property is a 170-room, four-story, limited-service hotel located in Orlando, Florida. The Fairfield Inn Lake Buena Vista property is situated on a 2.3-acre parcel and contains 116 surface parking spaces, resulting in a parking ratio of approximately 0.7 spaces per room. The Fairfield Inn Lake Buena Vista property originally opened in 1998 as a Country Inn & Suites and was converted to the Fairfield Inn brand in 2011 following a comprehensive renovation totaling approximately $3.6 million ($21,176 per room). Additional PIP work totaling approximately $2.0 million ($11,765 per room) was invested in 2017 and 2018, which included the replacement of furniture, fixtures and equipment (“FF&E”) in guestrooms, renovations of hallways, and upgrades to the fitness center and breakfast area. Further, the borrower sponsors are required to perform $428,658 ($2,522 per room) of PIP work, which was reserved at origination of the Southeast Hotel Portfolio Mortgage Loan. Planned PIP work includes upgrades to the building exterior, public spaces, and general upgrades. PIP work is required to be completed within 12 months of loan origination. The franchise agreement with Marriott International, Inc. expires on December 13, 2033. According to the appraisal, there are three new hotels that are anticipated to compete directly with the Fairfield Inn Lake Buena Vista property: a 142-room select-service Aloft hotel that is anticipated to open in January 2020; a 180-room limited-service SpringHill Suites that opened in October 2018; and a 155-room extended-stay TownePlace Suites that that opened in October 2018.

The Fairfield Inn Lake Buena Vista property guestroom configuration includes 28 king rooms, 92 double queen rooms, 26 king suites, 16 kid’s suites featuring a king bed and two bunk beds, and 8 ADA king rooms. Amenities include complimentary breakfast, meeting space, an outdoor pool, sundry store, business center, fitness center, and onsite guest laundry.

Fairfield Inn Orlando International Airport

The Fairfield Inn Orlando International Airport property is a 139-room, four-story, limited-service hotel located in Orlando, Florida. The Fairfield Inn Orlando International Airport property is situated on a 2.7-acre parcel and contains 99 surface parking spaces, resulting in a parking ratio of approximately 0.7 spaces per room. The Fairfield Inn Orlando International Airport property opened in 1998 and received PIP renovations from late 2015 through September 2016 totaling approximately $1.8 million ($12,950 per room), which included comprehensive guestroom renovations including the replacement of case goods and soft goods, renovations of hallways, the lobby, breakfast area, meeting room, and fitness center. Further, the roof was recently replaced in 2018. The borrower sponsors are also required to perform $229,250 ($1,649 per room) of PIP work, which was reserved at origination of the Southeast Hotel Portfolio Mortgage Loan. Planned PIP work includes upgrades to the building exterior and interior, as well as new technology-enhanced locks on all doors. PIP work is required to be completed within 12 months of loan origination. The franchise agreement with Marriott International, Inc. expires on December 13, 2033. According to the appraisal, there is a 128-room extended-stay Home2 Suites hotel that is anticipated to open in January 2019 which is expected to compete directly with the Fairfield Inn Orlando International Airport property.

The Fairfield Inn Orlando International Airport property guestroom configuration includes 50 king rooms, 66 double queen rooms, and 23 king suites. Amenities include complimentary breakfast, meeting space, an outdoor pool, sundry store, business center, fitness center, and onsite guest laundry.

Courtyard Charlotte Gastonia

The Courtyard Charlotte Gastonia property is a 130-room, four-story, limited-service hotel located in Gastonia, North Carolina. The Courtyard Charlotte Gastonia property is situated on a 2.9-acre parcel and contains 125 surface parking spaces, resulting in a parking ratio of approximately 1.0 spaces per room. The Courtyard Charlotte Gastonia property opened in 2001 and received PIP renovations in 2016 totaling approximately $1.2 million ($9,231 per room), which included cosmetic repairs to the exterior and entrance, updating the lobby, expansion and full renovation of the fitness center, and a complete renovation of the corridors, guestrooms and bathrooms. The borrower sponsors are also required to perform $70,000 ($538 per room) of PIP work, which was reserved at origination of the Southeast Hotel Portfolio Mortgage Loan. Planned PIP work primarily consists of installing a light dimming system in the lobby, bistro and lounge. PIP work is required to be completed within 12 months of loan origination. The franchise agreement with Marriott

A-3-15

Hospitality – Various	Loan #2	Cut-off Date Balance:	$69,929,662
Property Addresses – Various	Southeast Hotel Portfolio	Cut-off Date LTV:	67.8%
		U/W NCF DSCR:	1.66x
		U/W NOI Debt Yield:	12.4%

International, Inc. expires on September 28, 2031, unless certain requirements are satisfied by February 28, 2021. If satisfied, the franchise agreement will expire on September 28, 2036. According to the appraisal, there is a 117-room select-service Hilton Garden Inn hotel that is anticipated to open in February 2019 which is expected to compete directly with the Courtyard Charlotte Gastonia property.

The Courtyard Charlotte Gastonia property guestroom configuration includes 76 king rooms, 44 double queen rooms, and 10 suites. Amenities include the Courtyard Bistro and Lounge, indoor pool and whirlpool, fitness center, business center, sundry shop, onsite guest laundry, outdoor patio area with fire pit, complimentary Wi-Fi, and approximately 2,703 square feet of meeting space.

Hampton Inn Atlanta North Druid Hills

The Hampton Inn Atlanta North Druid Hills property is a 111-room, five-story, limited-service hotel located in Atlanta, Georgia. The Hampton Inn Atlanta North Druid Hills property is situated on a 1.8-acre parcel and contains 110 surface parking spaces, resulting in a parking ratio of approximately 1.0 spaces per room. The Hampton Inn Atlanta North Druid Hills property was built in 1990 and received PIP renovations from 2015 through March 2017 totaling approximately $1.0 million ($9,009 per room), which included updates to the lobby, registration area, and fitness center, and a full renovation of the restaurant/bar, meeting space, public restrooms, corridors, and guestrooms/bathrooms. The borrower sponsors are also required to perform $1,473,075 ($13,271 per room) of PIP work, which was reserved at origination of the Southeast Hotel Portfolio Mortgage Loan. Planned PIP work includes upgrades to the elevators, stairwells, corridors, hotel entrance, front desk and registration area, hotel exterior, fitness center, pool area, guestrooms and guest bathrooms. PIP work is required to be completed within 24 months of loan origination. The franchise agreement with Hilton Franchise Holding LLC expires on January 31, 2030. According to the appraisal, there are no new properties that are expected to be directly competitive with the Hampton Inn Atlanta North Druid Hills property.

The Hampton Inn Atlanta North Druid Hills property guestroom configuration includes 57 king rooms, 46 double queen rooms, and 8 queen rooms. Amenities include complimentary breakfast, outdoor pool, fitness center, business center, and complimentary Wi-Fi.

The following table presents certain information relating to the 2017 demand analysis based on market segmentation with respect to the Southeast Hotel Portfolio Properties:

2017 Market Segmentation(1)

Property	Transient	Group	Commercial	Leisure
Doubletree Atlanta North Druid Hills	80.0%	20.0%	0.0%	0.0%
Fairfield Inn Lake Buena Vista	90.0%	10.0%	0.0%	0.0%
Fairfield Inn Orlando International Airport	0.0%	10.0%	60.0%	30.0%
Courtyard Charlotte Gastonia	85.0%	15.0%	0.0%	0.0%
Hampton Inn Atlanta North Druid Hills	90.0%	10.0%	0.0%	0.0%

(1)	Information obtained from the appraisals.

A-3-16

Hospitality – Various	Loan #2	Cut-off Date Balance:	$69,929,662
Property Addresses – Various	Southeast Hotel Portfolio	Cut-off Date LTV:	67.8%
		U/W NCF DSCR:	1.66x
		U/W NOI Debt Yield:	12.4%

The following table presents historical occupancy, ADR, and RevPAR of the Southeast Hotel Portfolio Properties:

Historical Occupancy, ADR and RevPAR(1)

	2016			2017			TTM 10/31/2018
Property	Occ.	ADR	RevPAR	Occ.	ADR	RevPAR	Occ.	ADR	RevPAR
Doubletree Atlanta North Druid Hills	55.2%	$114.13	$62.96	64.4%	$115.94	$74.68	64.9%	$121.97	$79.15
Fairfield Inn Lake Buena Vista	84.8%	$95.04	$80.62	79.4%	$104.96	$83.38	78.6%	$106.97	$84.11
Fairfield Inn Orlando International Airport	67.2%	$85.35	$57.38	89.1%	$101.47	$90.39	89.2%	$104.93	$93.65
Courtyard Charlotte Gastonia	68.5%	$106.01	$72.66	76.7%	$107.21	$82.27	77.3%	$109.26	$84.45
Hampton Inn Atlanta North Druid Hills	77.4%	$120.77	$93.45	74.5%	$120.12	$89.52	81.6%	$121.16	$98.85
Total/ Weighted Average	69.1%	$104.16	$72.01	75.5%	$109.95	$82.98	77.0%	$113.19	$86.70

(1)	Information obtained from the underwritten cash flows.

The following table presents historical occupancy, ADR, and RevPAR penetration rates of the Southeast Hotel Portfolio Properties:

Historical Penetration Rates(1)

	TTM 10/31/2016			TTM 10/31/2017			TTM 10/31/2018
Property	Occ.	ADR	RevPAR	Occ.	ADR	RevPAR	Occ.	ADR	RevPAR
Doubletree Atlanta North Druid Hills(2)	77.3%	88.3%	68.3%	84.6%	87.6%	74.1%	91.6%	91.1%	83.5%
Fairfield Inn Lake Buena Vista(3)	103.3%	102.5%	105.9%	95.5%	107.4%	102.5%	92.3%	108.4%	100.0%
Fairfield Inn Orlando International Airport(4)	81.7%(5)	93.9%	76.6%	102.1%(5)	99.9%	102.0%	102.7%	96.5%	99.1%
Courtyard Charlotte Gastonia(6)	85.5%(7)	111.4%	95.2%	101.2%(7)	112.1%	113.4%	102.8%	112.5%	115.7%
Hampton Inn Atlanta North Druid Hills(8)	109.5%	108.7%	119.1%	103.7%	106.6%	110.5%	108.2%	103.1%	111.5%

(1)	Information obtained from third party hospitality reports dated November 19, 2018.

(2)	The competitive set for Doubletree Atlanta North Druid Hills comprises six full-service hotels totaling 1,029 rooms: Marriott Atlanta Century Center (294 rooms), Holiday Inn Atlanta North Lake (129 rooms), Courtyard Atlanta Decatur Downtown Emory (179 rooms), Courtyard Atlanta Executive Park Emory (145 rooms), Hampton Inn Atlanta North Druid Hills (111 rooms), and Hyatt Place Atlanta Buckhead (171 rooms).

(3)	The competitive set for Fairfield Inn Lake Buena Vista comprises six limited-service hotels totaling 1,126 rooms: Comfort Inn Orlando Lake Buena Vista (200 rooms), Hampton Inn Orlando Lake Buena Vista (147 rooms), Quality Suites Lake Buena Vista (123 rooms), Fairfield Inn & Suites Orlando Lake Buena Vista In The Marriott Village (388 rooms), Hawthorn Suites by Wyndham Orlando Lake Buena Vista (120 rooms), and Best Western Plus Kissimmee Lake Buena Vista South Inn & Suites (148 rooms).

(4)	The competitive set for Fairfield Inn Orlando International Airport comprises five limited-service hotels totaling 622 rooms: Hampton Inn Orlando International Airport (123 rooms), La Quinta Inns & Suites Orlando Airport North (148 rooms), Holiday Inn Express Suites Orlando International Airport (107 rooms), Country Inn & Suites Orlando Airport (136 rooms), and Wingate By Wyndham Orlando International Airport (108 rooms).

(5)	The increase in occupancy penetration rate at the Fairfield Inn Orlando International Airport property was primarily due to PIP renovations from late 2015 through September 2016 totaling approximately $1.8 million ($12,950 per room). See “The Properties” section.

(6)	The competitive set for Courtyard Charlotte Gastonia comprises five limited-service hotels totaling 448 rooms: Best Western Gastonia (62 rooms), Hampton Inn Charlotte Gastonia (108 rooms), Comfort Suites Gastonia (108 rooms), Fairfield Inn Charlotte Gastonia (90 rooms), and Holiday Inn Express Charlotte West Gastonia (80 rooms).

(7)	The increase in occupancy penetration rate at the Courtyard Charlotte Gastonia property was primarily due to PIP renovations in 2016 totaling approximately $1.2 million ($9,231 per room). See “The Properties” section.

(8)	The competitive set for Hampton Inn Atlanta North Druid Hills comprises five limited-service hotels totaling 557 rooms: La Quinta Inns & Suites Atlanta Midtown Buckhead (94 rooms), Courtyard Atlanta Executive Park Emory (145 rooms), Fairfield Inn & Suites Atlanta Buckhead (115 rooms), Holiday Inn Express & Suites Atlanta Buckhead (123 rooms), Holiday Inn Express Atlanta Northeast I-85 Clairmont (80 rooms).

A-3-17

Hospitality – Various	Loan #2	Cut-off Date Balance:	$69,929,662
Property Addresses – Various	Southeast Hotel Portfolio	Cut-off Date LTV:	67.8%
		U/W NCF DSCR:	1.66x
		U/W NOI Debt Yield:	12.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at Southeast Hotel Portfolio Properties:

Cash Flow Analysis(1)

	2015(2)	2016(2)(3)	2017(3)	TTM 10/31/2018	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	71.4%	69.1%	75.5%	77.0%	77.0%
ADR	$99.76	$104.16	$109.95	$113.19	$113.19
RevPAR	$71.19	$72.01	$82.98	$86.70	$86.70

Room Revenue	$19,722,082	$20,005,041	$22,987,115	$24,020,221	$24,020,150	95.9%	$31,647
F&B Revenue	678,687	574,030	663,498	707,497	707,497	2.8	932
Other Revenue(4)	267,796	289,296	306,148	323,500	323,500	1.3	426
Total Revenue	$20,668,565	$20,868,366	$23,956,761	$25,051,218	$25,051,147	100.0%	$33,005

Room Expense	4,636,237	4,935,448	5,440,748	5,635,959	5,635,933	23.5(5)	7,425
F&B Expense	667,177	646,545	683,581	680,671	680,671	96.2(5)	897
Other Department Expense	58,019	74,276	91,139	89,630	89,630	27.7(5)	118
Total Departmental Expenses	5,361,432	5,656,269	6,215,468	6,406,260	6,406,234	25.6	8,440
Gross Operating Income	$15,307,132	$15,212,097	$17,741,293	$18,644,958	$18,644,913	74.4%	$24,565

Total Undistributed Expenses	6,595,753	7,467,433	8,207,443	8,636,539	8,479,023	33.8	11,171
Gross Operating Profit	$8,711,379	$7,744,664	$9,533,851	$10,008,419	$10,165,890	40.6%	$13,394

Total Fixed Charges	853,696	1,001,216	1,100,715	1,135,424	1,463,185	5.8	1,928
Total Operating Expenses	$12,810,881	$14,124,918	$15,523,626	$16,178,222	$16,348,441	65.3%	$21,539

Net Operating Income	$7,857,683	$6,743,448	$8,433,135	$8,872,995	$8,702,705	34.7%	$11,466
FF&E	0	0	0	0	1,002,046	4.0	1,320
Net Cash Flow	$7,857,683	$6,743,448	$8,433,135	$8,872,995	$7,700,659	30.7%	$10,146

NOI DSCR	1.70x	1.46x	1.82x	1.92x	1.88x
NCF DSCR	1.70x	1.46x	1.82x	1.92x	1.66x
NOI DY	11.2%	9.6%	12.1%	12.7%	12.4%
NCF DY	11.2%	9.6%	12.1%	12.7%	11.0%

(1)	The fluctuation in historical net operating income is partly due to the $10.2 million ($13,439 per room) of renovations completed at the Southeast Hotel Portfolio Properties from 2016 to 2018 (see “The Properties” section).

(2)	The decrease in Net Operating Income from 2015 to 2016 was driven primarily by an increase in undistributed expenses.

(3)	The increase in Total Revenue and Net Operating Income from 2016 to 2017 was driven partly by increased Occupancy and ADR.

(4)	Other Revenue includes income generated from conference and meeting room rentals, audio/visual charges, vending machine commissions, gift shop, laundry, parking, and other miscellaneous revenue.

(5)	% of U/W Total Revenue for Room Expense, F&B Expense and Other Department Expenses are based on their corresponding revenue line items. All other line items represent percent of Total Revenue.

Appraisals. The appraiser concluded to “as-if stabilized” appraised values for two of the Southeast Hotel Portfolio Properties with valuation dates of October 22, 2018 and October 30, 2018, and “when complete” appraised values for the remaining three Southeast Hotel Portfolio Properties with valuation dates from October 22, 2019 to October 23, 2019, in the aggregate amount of $103,100,000, which assumes certain outstanding PIP work has been completed (see “The Properties” and “Escrow” sections). The related PIP work was reserved for upon the origination of the Southeast Hotel Portfolio Mortgage Loan. The appraiser concluded to “as-is” appraised values in the aggregate amount of $96,000,000 with valuation dates from October 22, 2018 to October 30, 2018.

Environmental Matters. According to Phase I environmental assessments dated November 1, 2018, there was no evidence of any recognized environmental conditions at the Southeast Hotel Portfolio Properties.

Market Overview and Competition. The Southeast Hotel Portfolio Properties are located in three distinct markets:

Doubletree Atlanta North Druid Hills and Hampton Inn Atlanta North Druid Hills

The Doubletree Atlanta North Druid Hills property and the Hampton Inn Atlanta North Druid Hills property (the “Atlanta North Druid Hills Properties”) are located in the Brookhaven/North Druid Hills neighborhood of Atlanta, Georgia. The Atlanta North Druid Hills Properties are located approximately 0.3 miles apart and approximately 7 miles northeast of downtown Atlanta. The Atlanta North Druid Hills Properties are situated on a major thoroughfare and highway exchange along I-85, which leads south to downtown Atlanta and continuing to the Hartsfield-Jackson Atlanta International Airport, which is approximately 16.6 miles to the south.

Brookhaven is home to Town Brookhaven retail center (2.9 miles north), a mixed-use lifestyle center totaling 462,080 square feet of retail uses including numerous restaurants and bars, a cinema-bistro, and several retailers including Marshalls, Costco, Publix grocery

A-3-18

Hospitality – Various	Loan #2	Cut-off Date Balance:	$69,929,662
Property Addresses – Various	Southeast Hotel Portfolio	Cut-off Date LTV:	67.8%
		U/W NCF DSCR:	1.66x
		U/W NOI Debt Yield:	12.4%

store, and three multifamily developments totaling 958-units. Emory University, a top-ranked private university with one of the world’s leading healthcare systems, is located approximately 2.6 miles south of the Atlanta Druid Hills Properties. The towns of Buckhead and Decatur are also nearby, which are home to the Center for Disease Control, Emory University, Oglethorpe University, Emory Hospital, Northrop Grumman, Sherwin Williams and the Federal Express Training Center. In addition, two major healthcare facilities are under construction in the area: Emory University’s new 950,000 square foot Orthopedic and Brain Health Center, and Children’s Healthcare of Atlanta (a 45-acre campus that is expected to contain a 260,000-square foot Center for Advanced Pediatrics).

According to the appraisals, the Atlanta Druid Hills Properties benefit from strong corporate, medical and education demand with more than 3.1 million square feet of office space located within a one mile radius, as well as immediate access to two of Atlanta’s largest office markets including the Buckhead Office District (2.0 miles northwest) and the Midtown Office District (4.1 miles southwest). According to the appraisals, as of the third quarter of 2018 the office vacancy rate within a one mile radius of the Atlanta Druid Hills Properties was approximately 3.4%. According to the appraisal, the 2018 estimated population within a three- and five-mile radius of the Atlanta Druid Hills Properties was 146,391 and 357,790, respectively. The estimated average household income within the same radii was $111,263 and $112,317, respectively.

Fairfield Inn Lake Buena Vista and Fairfield Inn Orlando International Airport

The Fairfield Inn Lake Buena Vista property and the Fairfield Inn Orlando International Airport property are located in Orlando, Florida. The Fairfield Inn Lake Buena Vista property is situated approximately 0.5 miles south of the entrance of Walt Disney World Resort, 4.9 miles from Orlando Orange County Convention Center, and 6.8 miles from Universal Orlando Resort. The Fairfield Inn Lake Buena Vista property is an Official Walt Disney World Good Neighbor Hotel and offers guests complimentary scheduled shuttle service to/from Epcot, as well as the ability to purchase attractions tickets in the lobby. The Fairfield Inn Lake Buena Vista property is also approximately 1.3 miles northeast of the Disney Springs entertainment complex (an outdoor shopping, dining, and entertainment complex located at the Walt Disney World Resort that is open to the public and offers complimentary parking and transportation to all Disney resorts). Additionally, SeaWorld, Discovery Cove, and Aquatica are located approximately 3.0 miles northeast of the Fairfield Inn Lake Buena Vista property; the Walt Disney World Magic Kingdom Park is located 5.0 miles to the northwest; EPCOT is located 2.8 miles to the southwest; and the Disney Animal Kingdom Park is located 5.6 miles southwest.

The Fairfield Inn Orlando International Airport property is located approximately 2.0 miles north of Orlando International Airport, which is the busiest airport in Florida and 11th busiest in the United States. The Orlando International Airport served more than 47 million passengers in 2018, representing a 10.1% year-over-year increase, and is undergoing a $4.2 billion capital improvement plan (which is expected to expand the south terminal and add 19 gates). Additionally, Amazon recently opened its new 2.4 million square foot distribution facility in September 2018 near the airport, which added approximately 1,500 jobs to the local economy. The Fairfield Inn Orlando International Airport property is also located approximately 8.9 miles north of Lake Nona’s Health & Life Sciences Cluster, a 650-acre health and life sciences park that is home to the UCF College of Medicine, Nemours Children’s Hospital, and the Orlando VA Medical Center. The Fairfield Inn Orlando International Airport property also benefits from its location within walking distance of Lee Vista Promenade, which has 350,000 square feet of restaurant, retail and entertainment venues, as well as Orlando Gateway Village with several restaurants and retail shops.

According to the appraisal, the 2018 estimated population within a three- and five-mile radius of the Fairfield Inn Lake Buena Vista property was 34,026 and 89,583, respectively. The estimated average household income within the same radii was $87,088 and $86,372, respectively. The 2018 estimated population within a three- and five-mile radius of the Fairfield Inn Orlando International Airport property was 57,439 and 176,797, respectively. The estimated average household income within the same radii was $61,772 and $62,411, respectively.

Courtyard Charlotte Gastonia

The Courtyard Charlotte Gastonia property is located in Gastonia, North Carolina, approximately 18.5 miles west of Charlotte. Gastonia is the second largest satellite city of Charlotte. The Courtyard Charlotte Gastonia property is situated within a dense pocket of commercial development in the northeast quadrant of I-85 and North New Hope Road. The North New Hope Road and I-85 interchange offers accessibility to nearby amenities and a direct route to downtown Charlotte and the Charlotte Douglas International Airport, which is located approximately 12.8 miles west.

The Courtyard Charlotte Gastonia property is situated approximately 1.1 miles west of the CaroMont Regional Medical Center, a 435-bed public, not-for-profit hospital. The CaroMont Regional Medical Center was originally founded in 1946 and has expanded many times over the years. According to the appraisal, the 2018 estimated population within a three- and five-mile radius of the Courtyard Charlotte Gastonia property was 47,712 and 103,606, respectively. The estimated average household income within the same radii was $55,858 and $59,973, respectively.

Escrows.

Real Estate Taxes – The loan documents require an upfront real estate tax reserve of $71,120 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $71,118).

A-3-19

Hospitality – Various	Loan #2	Cut-off Date Balance:	$69,929,662
Property Addresses – Various	Southeast Hotel Portfolio	Cut-off Date LTV:	67.8%
		U/W NCF DSCR:	1.66x
		U/W NOI Debt Yield:	12.4%

Insurance – The loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing, (ii) the borrower or borrower affiliate provides the lender with evidence that the Southeast Hotel Portfolio Properties’ insurance coverage is included in a blanket policy and such policy is in full force and effect and (iii) the borrower pays all applicable insurance premiums and provides the lender with evidence of timely payment of insurance premiums/renewals.

FF&E Reserve – The loan documents require ongoing monthly FF&E Reserves equal to one-twelfth of 4.0% of the total revenue from Southeast Hotel Portfolio Properties (the initial estimated FF&E monthly deposit is $83,504).

PIP Reserve – The loan documents require an upfront reserve of $2,754,613 for estimated expenses related to remaining planned PIP renovations. The loan documents also require a springing deposit of 100.0% of any additional PIP work required by the franchisor under any franchise agreement.

Lockbox and Cash Management. Upon the occurrence and continuance of a Cash Trap Event Period (as defined below), the Southeast Hotel Portfolio Borrower is required to establish a lender-controlled lockbox account and direct all credit card companies to pay all amounts due directly into such lockbox account. During a Cash Trap Event Period, funds in the lockbox account are required to be swept to a lender-controlled cash management account and all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default;

(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”) falling below 1.40x at the end of any calendar quarter; or

(iii)	any cancellation, termination, or expiration of any franchise agreement.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;

●	with regard to clause (ii), the NCF DSCR being greater than 1.50x for two consecutive calendar quarters; or

●	with regard to clause (iii), receipt by lender of satisfactory evidence that the Southeast Hotel Portfolio Borrower has entered into a replacement franchise agreement satisfactory to lender with an acceptable franchisor.

Property Management. The Southeast Hotel Portfolio Properties are managed by an affiliate of the Southeast Hotel Portfolio Borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Right of First Refusal. Marriott International, Inc., as franchisor, has a right of first refusal to purchase the Fairfield Inn Lake Buena Vista property, the Fairfield Inn Orlando International Airport property, and the Courtyard Charlotte Gastonia property in the event there is a transfer of (i) such property to a competitor or (ii) a direct or indirect controlling interest in the Southeast Hotel Portfolio Borrower to a competitor (the “Marriott ROFR”). The Marriott ROFR is not extinguished by foreclosure or deed-in-lieu thereof, and if the transfer to a competitor is by foreclosure, or if the franchisee or its affiliates become a competitor, the franchisor has the right to purchase such property upon notice to the franchisee.

Terrorism Insurance. Southeast Hotel Portfolio Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of Southeast Hotel Portfolio Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

A-3-20

Property Types - Various	Loan #3	Cut-off Date Balance:	$65,000,000
Property Addresses - Various	Millennium Partners Portfolio	Cut-off Date LTV:	32.3%
		U/W NCF DSCR:	3.43x
		U/W NOI Debt Yield:	15.7%

Millennium Tower Boston – Boston, MA

LOEWS THEATRES

Lincoln Square – New York, NY

Lincoln West – New York, NY

Four Seasons San Francisco Retail – San Francisco, CA

Lincoln Triangle – New York, NY

Ritz Carlton Georgetown Retail – Washington, DC

HSBC

Commercial Units at the Four Seasons Miami – Miami, FL

CVS

Ritz Carlton Washington DC Retail – Washington, DC

A-3-21

Property Types - Various	Loan #3	Cut-off Date Balance:	$65,000,000
Property Addresses - Various	Millennium Partners Portfolio	Cut-off Date LTV:	32.3%
		U/W NCF DSCR:	3.43x
		U/W NOI Debt Yield:	15.7%

CAMBRIDGE
BOSTON
Beacon Hill
North End
Financial District
Boston Harbor
Back Bay
Boston Common
Chinatown
Seaport District
Fort Point
Charles River

Riverside Park
Upper West Side
CENTRAL PARK
Sheep Meadow
West Side
MANHATTAN
Midtown
Hudson River

Kalorama
Adams Morgan
WASHINGTON D.C.
Georgetown
West End
Logan Circle
Downtown
ARLINGTON
Foggy Bottom
National Mall
VIRGINIA
Potomac River

San Francisco Bay
Marina
Russian Hill
North Beach
Pacific Heights
Nob Hill
Financial District
SAN FRANCISCO
Western Addition
SoMa
Golden Gate Park
Mission District
SAN FRANCISCO COUNTY
Twin Peaks

Millennium Partners Portfolio

1	Millennium Tower Boston	Boston, MA
2	Lincoln Square	New York, NY
3	Four Seasons San Francisco Retail	San Francisco, CA
4	Lincoln West	New York, NY
5	Commercial Units at the Four Seasons Miami	Miami, FL
6	Lincoln Triangle	New York, NY
7	Ritz Carlton Washington DC Retail	Washington, DC
8	Ritz Carlton Georgetown Retail	Washington, DC

Little Havana
Downtown
Bayfront Park
MIAMI
Brickell Key
Brickell
The Roads
MIAMI-DADE COUNTY
Biscayne Bay

A-3-22

No. 3 – Millennium Partners Portfolio

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Portfolio
	Original Principal Balance(1):	$65,000,000		Property Type – Subtype:	Various
	Cut-off Date Balance(1):	$65,000,000		Location:	Various – See Table
	% of Initial Pool Balance:	6.7%		Size:	1,549,699 SF
	Loan Purpose:	Refinance		Cut-off Date Balance Per SF(1):	$304.58
	Borrower Sponsor:	Millennium Partners		Maturity Date Balance Per SF(1):	$304.58
	Guarantor:	Millennium Partners Holding Co LLC		Year Built/Renovated:	Various/Various
	Mortgage Rate:	4.2850%		Title Vesting:	Various
	Note Date:	June 21, 2018		Property Manager:	Various
	Seasoning:	7 months		Current Occupancy (As of):	94.3% (5/1/2018)
	Maturity Date:	July 7, 2028		YE 2017 Occupancy:	97.0%
	IO Period:	120 months		YE 2016 Occupancy:	97.5%
	Loan Term (Original):	120 months		YE 2015 Occupancy:	97.6%
	Amortization Term (Original):	NAP		YE 2014 Occupancy:	97.4%
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraised Value:	$1,460,900,000
	Call Protection(2):	L(31),D(82),O(7)		As-Is Appraised Value Per SF:	$942.70
	Lockbox Type:	Hard/Upfront Cash Management		As-Is Appraisal Valuation Date:	Various

	Additional Debt(1)(3):	Yes		Underwriting and Financial Information
	Additional Debt Type (Balance)(1)(3):	Pari Passu ($407,000,000); Subordinate ($238,000,000); Mezzanine ($280,150,000)		YE 2017 NOI:	$70,669,941
				YE 2016 NOI:	$67,498,085
				YE 2015 NOI:	$63,917,892
				YE 2014 NOI:	$51,848,293
				U/W Revenues:	$105,628,854
				U/W Expenses:	$31,705,173
Escrows and Reserves(4)				U/W NOI:	$73,923,682
	Initial	Monthly	Cap	U/W NCF:	$70,363,227
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	3.60x / 3.43x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	15.7% / 14.9%
Replacement Reserve	$0	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1)	15.7% / 14.9%
Rent Concession Reserve	$0	$0	NAP	Cut-off Date LTV Ratio(1):	32.3%
Existing TI/LC Reserve	$0	$0	NAP	LTV Ratio at Maturity(1):	32.3%

Sources and Uses
Sources			Uses
Original whole loan amount	$710,000,000	71.6%	Refinance existing debt	$968,067,075	97.6%
Mezzanine debt(3)	280,150,000	28.3	Defeasance costs	15,283,721	1.5
Cash equity contribution	1,349,415	0.1	Other closing costs	8,148,619	0.8

Total Sources	$991,499,415	100.0%	Total Uses	$991,499,415	100.0%

(1)	The Millennium Partners Mortgage Loan (as defined below) is part of the Millennium Partners Whole Loan (as defined below), which is comprised of six pari passu senior promissory notes with an aggregate principal balance of $400,900,000 (the “Senior A Notes”), six promissory notes which are pari passu with each other and subordinate to the Senior A Notes with an aggregate principal balance of $71,100,000 (the “Junior A Notes”), and one subordinate promissory note with a principal balance of $238,000,000 (the “Millennium Partners Subordinate Companion Loan”), which is junior to both the Senior A Notes and the Junior A Notes. Each of the Senior A Notes has been or will be transferred together with a Junior A Note which has the same numerical designation as such Senior A Note and represents the same percentage of the Junior A Notes as such Senior A Note represents of the Senior A Notes. Each such pair of a Senior A Note and Junior A Note is being treated as a single senior loan for purposes of this term sheet (each an “A Note Pair” and all A Note Pairs, collectively, the “Millennium Partners Senior Loan”). All statistical information related to the Cut-off Date Balance per SF, Maturity Date Balance Per SF, U/W NOI Debt Yield, U/W NCF Debt Yield, U/W NOI DSCR, U/W NCF DSCR, Cut-off Date LTV Ratio and LTV Ratio at Maturity are based on the aggregate principal balance of the Millennium Partners Senior Loan, without regard to the Millennium Partners Subordinate Companion Loan. The Cut-off Date Balance per SF, Maturity Date Balance Per SF, U/W NOI Debt Yield, U/W NCF Debt Yield, U/W NOI DSCR, U/W NCF DSCR, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers based on the entire $710,000,000 Millennium Partners Whole Loan are $458, $458, 10.4%, 9.9%, 2.40x, 2.28x, 48.6% and 48.6%, respectively.

(2)	Defeasance of the Millennium Partners Whole Loan is permitted at any time after the earlier of (i) the date that is 36 months after the loan origination date, or (ii) two years from the closing date of the securitization that includes the last pari passu note of the Millennium Partners Whole Loan to be securitized. The assumed lockout period of 31 payments is based on the closing date of this transaction in February 2019. A partial or full prepayment of the Millennium Partners Whole Loan, together with a prepayment fee equal to the greater of 1% and a yield maintenance premium, is permitted at any time during the lockout period in connection with the partial or full release of the Millennium Partners Portfolio (as defined below).

(3)	The equity interest in the Millennium Partners Borrowers (as defined below) has been pledged to secure mezzanine indebtedness with an original principal balance of $280,150,000. As of the Cut-off Date, the U/W NOI Debt Yield, U/W NCF DSCR and Cut-off Date LTV Ratio based on the Millennium Partners Total Debt (as defined below) are 7.5%, 1.41x, and 67.8%, respectively. See “Subordinate and Mezzanine Indebtedness”.

(4)	See “Escrows” section for a full description of Escrows and Reserves.

A-3-23

Property Types - Various	Loan #3	Cut-off Date Balance:	$65,000,000
Property Addresses - Various	Millennium Partners Portfolio	Cut-off Date LTV:	32.3%
		U/W NCF DSCR:	3.43x
		U/W NOI Debt Yield:	15.7%

The Mortgage Loan. The mortgage loan (the “Millennium Partners Mortgage Loan”) is part of a whole loan (the “Millennium Partners Whole Loan”) in the aggregate original principal balance of $710,000,000. The Millennium Partners Whole Loan is secured by first priority fee and leasehold mortgages encumbering a retail and office portfolio comprised of eight properties in New York, New York, Boston, Massachusetts, Washington, D.C., San Francisco, California and Miami, Florida (the “Millennium Partners Portfolio,” and individually each a “Millennium Partners Property”). The Millennium Partners Whole Loan is comprised of (i) six Senior A Notes, that are pari passu with each other, with an aggregate outstanding principal balance of $400,900,000, (ii) six Junior A Notes, which are pari passu with each other and subordinate to the Senior A Notes, with an aggregate outstanding principal balance of $71,100,000 and (iii) the Millennium Partners Subordinate Companion Loan, which is subordinate to the Senior A Notes and Junior A Notes and has an original principal balance of $238,000,000. Each of the Senior A Notes has been or will be transferred together with a Junior A Note which has the same numerical designation as such Senior A Note and represents the same percentage of the Junior A Notes as such Senior A Note represents of the Senior A Notes, and which together will constitute an A Note Pair. Each A Note Pair is being treated as a single senior loan for purposes of this term sheet, and all A Note Pairs collectively comprise the Millennium Partners Senior Loan. Promissory Note A-4, in the original principal balance of $36,782,466.22 and Promissory Note B-4, in the original principal balance of $3,217,533.78, which together comprise an A Note Pair in the aggregate original principal balance of $40,000,000, and Promissory Note A-5 in the original principal balance of $22,989,041.39, and Promissory Note B-5, in the original principal balance of $2,010,958.61, which together comprise an A Note Pair in the aggregate original principal balance of $25,000,000, together represent the Millennium Partners Mortgage Loan in the total original principal balance of $65,000,000 and will be included in the BANK 2019-BNK16 securitization trust. The other A Note Pairs are collectively referred to herein as the “Millennium Partners Non-Serviced Pari Passu Companion Loans”. See “Description of the Mortgage Pool—The Whole Loans— The Non-Serviced A/B Whole Loans—The Millennium Partners Pari Passu A/B Whole Loan” and “Pooling and Servicing Agreement” in the Prospectus.

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-4 & B-4 and A-5 & B-5	$65,000,000	$65,000,000	BANK 2019-BNK16	No
A-1 & B-1	$226,339,474	$226,339,474	MSC 2018-MP	Yes(1)
A-2 & B-2	$75,000,000	$75,000,000	BANK 2018-BNK15	No
A-3 & B-3	$50,000,000	$50,000,000	BANK 2018-BNK14	No
A-6 & B-6	$55,660,526	$55,660,526	MSC 2018-L1	No
C	$238,000,000	$238,000,000	MSC 2018-MP	No
Total	$710,000,000	$710,000,000

(1)       Control rights will be exercised by the class or classes entitled thereto under the MSC 2018-MP trust and servicing agreement.

The Borrowers and Borrower Sponsors. The borrowers consist of 22 single-purpose entities (the “Millennium Partners Borrowers”), each organized as a Delaware limited liability company or a New York limited partnership and each structured to be bankruptcy remote with two independent directors. Each of the Millennium Partners Borrowers is a single purpose entity whose primary business is the ownership and/or operation of one or more Millennium Partners Properties owned by it, operating as trustee of a beneficial trust that owns one or more Millennium Partners Properties or operating as tenant under a primary lease with the owners of the related Millennium Partners Properties. The non-recourse carveout guarantor under the Millennium Partners Whole Loan is Millennium Partners Holding Co LLC and the sponsor is Millennium Partners. Millennium Partners has developed more than 3,200 luxury condominiums, eight five-star hotels, two extended-stay luxury hotels, 1,400,000 square feet of office space, 900,000 square feet of retail space, 3,750 parking spaces, five Loews Cineplex theaters and five high-end health clubs. Affiliates of the Millennium Partners Borrowers are defendants in pending lawsuits. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Prospectus.

The Properties. The Millennium Partners Portfolio consists of eight properties totaling approximately 1.5 million square feet, which include (i) seven properties previously securitized in the MSC 2014-MP transaction and (ii) one additional property located in Boston, Massachusetts, which was recently developed by the sponsor. Primarily developed between 1992 and 2016, the Millennium Partners Portfolio consists primarily of the retail/office/parking garage condominium units in (i) three luxury residential buildings adjacent to Lincoln Center on Manhattan’s Upper West Side, (ii) a newly constructed luxury residential tower in Boston’s Downtown Crossing neighborhood, (iii) the Four Seasons Hotels in San Francisco and Miami and (iv) two Ritz Carlton Hotels in Washington, D.C.

The Millennium Partners Property known as Lincoln Square (the “Lincoln Square Property”) consists of 349,420 square feet of retail space located in New York, New York on the city block bounded by Broadway and Columbus Avenue and West 67th and West 68th streets that is 91.9% leased. Tenants include a 13-screen Loews Theater (inclusive of one IMAX screen, which reported approximately $1.6 million/screen in aggregate TTM March 2018 ticket sales) and an Equinox.

The Millennium Partners Property known as Lincoln West (the “Lincoln West Property”) consists of 88,418 square feet of retail space located in New York, New York on the west side of Broadway between West 66th and West 67th Streets that is 100.0% leased. Tenants include national (Raymour & Flanigan, Pottery Barn) and international (Zara) brands.

The Millennium Partners Property known as Lincoln Triangle (the “Lincoln Triangle Property”) consists of 76,411 square feet of retail space located in New York, New York on the east side of Broadway between West 66th and West 67th Streets that is 100.0% leased. The tenants are Century 21 and Banana Republic ($414 per square foot in TTM March 2018 sales).

A-3-24

Property Types - Various	Loan #3	Cut-off Date Balance:	$65,000,000
Property Addresses - Various	Millennium Partners Portfolio	Cut-off Date LTV:	32.3%
		U/W NCF DSCR:	3.43x
		U/W NOI Debt Yield:	15.7%

The Millennium Partners Property known as Millennium Tower Boston (the “Millennium Tower Boston Property”) totals 351,385 square feet and consists of 217,983 square feet of retail space (62.0% of NRA) and 133,402 square feet of office space (38.0% of NRA) located in Boston, Massachusetts that is 100.0% leased. Additionally, the Millennium Tower Boston Property includes an approximately 290-space parking garage located at the base of the newly developed Millennium Tower Boston and also includes space at the adjacent historic Burnham Building. Tenants include Primark, a discount fashion retailer, Havas, a Roche Brothers Supermarket and Old Navy.

The Millennium Partners Property known as Four Seasons San Francisco Retail (the “Four Seasons San Francisco Retail Property”) totals 210,788 square feet and consists of 182,425 square feet of retail space (86.5% of NRA) and 28,363 square feet of office space (13.5% of NRA) located in San Francisco, California that is 91.9% leased. The Four Seasons San Francisco Retail Property is located at Four Seasons Hotel on Market Street, two blocks from both the Union Square shopping district and Westfield’s San Francisco Centre and in close proximity to the Moscone Convention Center. Tenants include a 114,010 square foot Equinox, Ippudo ramen restaurant, Peet’s Coffee & Tea and St. John’s Knits.

The Millennium Partners Property known as Commercial Units at the Four Seasons Miami (the “Commercial Units at the Four Seasons Miami Property”) totals 260,517 square feet and consists of 206,307 square feet of office space (79.2% of NRA) and 54,210 square feet of retail space (20.8% of NRA) located in Miami, Florida that is 83.7% leased. Additionally, the Commercial Units at the Four Seasons Miami Property includes an approximately 920-space parking garage located in the Four Seasons Hotel on Brickell Avenue in downtown Miami. Tenants include HSBC Bank’s private banking regional headquarters and Equinox.

The Millennium Partners Property known as Ritz Carlton Washington DC Retail (the “Ritz Carlton Washington DC Retail Property”) consists of 132,377 square feet of retail space located in Washington D.C.’s west end that is 100.0% leased. Additionally, the Ritz Carlton Washington DC Retail Property includes an approximately 680-space, four-story underground parking garage. Tenants include CVS and a 98,076 square foot Equinox.

The Millennium Partners Property known as Ritz Carlton Georgetown Retail (the “Ritz Carlton Georgetown Retail Property”) consists of 80,383 square feet of retail space located in central Georgetown in Washington D.C. that is 100.0% leased. Additionally, the Ritz Carlton Georgetown Retail Property includes an approximately 340-space, four-story underground parking garage. Tenants include a 14-screen Loews Theater ($521,643/screen in TTM March 2018 sales).

The following table presents detailed information with respect to the Millennium Partners Portfolio:

Millennium Partners Portfolio Properties Summary(1)

Property Name	Location	Property Type	SF	Allocated Whole Loan Amount	Appraised Value	UW NOI	UW NCF
Millennium Tower Boston	Boston	Office & Retail	351,385	$182,900,000	$360,000,000	$19,583,689	$18,667,190
Lincoln Square	New York	Urban Retail	349,420	$182,850,000	$340,000,000	$16,124,520	$15,453,287
Four Seasons San Francisco Retail	San Francisco	Office & Retail	210,788	$85,230,000	$170,100,000	$8,551,141	$8,063,904
Lincoln West	New York	Urban Retail	88,418	$77,900,000	$170,000,000	$7,115,374	$6,771,486
Commercial Units at the Four Seasons Miami	Miami	Office & Retail	260,517	$58,500,000	$123,100,000	$7,895,104	$7,353,710
Lincoln Triangle	New York	Urban Retail	76,411	$57,500,000	$125,000,000	$5,286,660	$5,027,909
Ritz Carlton Washington DC Retail	Washington	Urban Retail	132,377	$46,580,000	$120,700,000	$6,692,448	$6,471,429
Ritz Carlton Georgetown Retail	Washington	Urban Retail	80,383	$18,540,000	$52,000,000	$2,674,745	$2,554,311
Total			1,549,699	$710,000,000	$1,460,900,000	$73,923,682	$70,363,227

(1)	Information is based on the underwritten rent roll as of May 1, 2018.

As of May 1, 2018, the Millennium Partners Portfolio is 94.3% leased. The largest tenant, Equinox, occupies 26.0% of net rentable area (“NRA”) and contributes 21.1% of total underwritten base rent under four long term leases through June 2039. The remaining rent roll is granular, with no other single tenant accounting for more than 14.3% of NRA or contributing more than 9.6% of underwritten base rent. The Millennium Partners Portfolio’s top five tenants by NRA lease 60.8% of NRA and comprise 49.7% of the underwritten base rent. The Millennium Partners Portfolio benefits from well distributed rollover during the loan term, with the largest amount of rollover occurring in 2024, when leases comprising 15.5% of NRA and 19.1% of underwritten base rent expire. The weighted average remaining lease term at the Millennium Partners Portfolio is approximately 10.7 years.

A-3-25

Property Types - Various	Loan #3	Cut-off Date Balance:	$65,000,000
Property Addresses - Various	Millennium Partners Portfolio	Cut-off Date LTV:	32.3%
		U/W NCF DSCR:	3.43x
		U/W NOI Debt Yield:	15.7%

Major Tenants. The following table presents certain information relating to the tenancy at the Millennium Partners Portfolio:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(3)	Annual U/W Base Rent(3)(4)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Option	Termin. Option (Y/N)
Major Tenants
Equinox(5)	NR/B2/B	403,432	26.0%	$41.64	$16,800,378	21.1%	6/30/2039	Various	N
Loews Theater(6)	B/B2/B+	221,698	14.3%	$23.72	$5,257,676	6.6%	Various	1, 14-year	N
Primark(7)	NR/NR/NR	138,833	9.0%	$55.26	$7,672,479	9.6%	9/30/2030	2, 15-year	Y
Havas(8)	BBB/Baa2/BBB	115,625	7.5%	$42.50	$4,914,063	6.2%	11/30/2024	2, 5-year	Y
Century 21(9)	NR/NR/NR	62,529	4.0%	$79.96	$5,000,000	6.3%	1/31/2021	Various	N
HSBC Bank(10)	AA-/A2/A	47,145	3.0%	$51.00	$2,404,248	3.0%	Various	None	N
Roche Brothers Supermarkets(11)	NR/NR/NR	39,125	2.5%	$35.79	$1,400,299	1.8%	1/31/2030	Various	N
Raymour & Flanigan(12)	NR/NR/NR	34,643	2.2%	$98.87	$3,425,000	4.3%	11/30/2024	1, 5-year	N
Old Navy(13)	BB+/Baa2/BB+	30,350	2.0%	$112.03	$3,400,111	4.3%	1/31/2027	1, 5-year	N
Kenny Nachwalter(14)	NR/NR/NR	21,000	1.4%	$45.23	$949,830	1.2%	3/31/2027	2, 5-year	Y
Pottery Barn(15)	NR/NR/NR	20,330	1.3%	$105.69	$2,148,665	2.7%	1/31/2027	1, 10-year	N
Zara	NR/NR/NR	16,792	1.1%	$149.40	$2,508,800	3.1%	3/31/2024	None	N
Homer Bonner Jacobs(16)	NR/NR/NR	15,006	1.0%	$44.16	$662,665	0.8%	6/30/2022	1, 5-year	N
The Gap	BB+/Baa2/BB+	14,696	0.9%	$192.82	$2,833,611	3.6%	1/31/2025	None	N
Banana Republic	BB+/Baa2/BB+	13,882	0.9%	$178.29	$2,474,996	3.1%	7/31/2021	None	N
Total Major Tenants		1,195,086	77.1%	$51.76	$61,852,820	77.5%

Non-Major Tenant		266,808	17.2%	$67.12	$17,906,858	22.5%

Occupied Collateral Total		$1,461,894	94.3%	$54.56	$79,759,678	100.0%

Vacant Space		87,805	5.7%

Collateral Total		1,549,699	100.0%

(1)   Information is based on the underwritten rent roll as of May 1, 2018.

(2)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)   Annual U/W Base Rent and Annual U/W Base Rent PSF include $844,393 ($0.54 PSF) of rent steps through June 1, 2019.

(4)   Total Annual U/W Base Rent PSF excludes vacant space.

(5)   Equinox has two, 12-year extension options at fixed rent under three of its four leases at the Millennium Partners Portfolio. The remaining Equinox lease, at the Four Seasons San Francisco Retail Property has one, five-year extension.

(6)   AMC Entertainment is the guarantor for the Loews Theater (149,936 square feet) at the Lincoln Square Property in New York and the Loews Theater (71,762 square feet) at the Ritz Carlton Georgetown Retail Property. The current term of the Loews Theater lease at the Lincoln Square Property expires November 30, 2028. The Loews Theater lease at the Lincoln Square Property has one 14-year extension option at fixed rent, increased by 50% of the growth rate of the Consumer Price Index since November 2014. The Loews Cinemas at the Ritz Carlton Georgetown Property lease expiration date is November 30, 2032.

(7)   Primark has two, 15-year extension options, each at the greater of (i) 90% of fair market rent and (ii) 110% of the prior rent. Primark also has an early termination option effective September 30, 2025 with no less than 20 months’ prior notice.

(8)   Havas has two, five-year extension options at fair market rent. Havas has the one-time right to remove one full floor from its premises at the Millennium Tower Boston Property effective between September 1, 2021 and September 1, 2023 upon at least 12 months’ prior written notice to the borrower.

(9)   Century 21 has three extension options of 10 years, 20 years and nine years, respectively. The base rent will increase by 10% during the first five years of the first extension term and by an additional 10% during the second five years of the extension term. The base rent for the first five years of the second and third extension options will be equal to the greater of (i) 110% of prior rent or (ii) 90% of fair market rent, and for each remaining year of each extension term, 110% of the prior year’s rent.

(10) HSBC Bank currently occupies 69,616 square feet of office space that expires in April 2019. The Millennium Partners Borrowers have approached HSBC Bank to blend and extend its lease through April 2024 and vacate 33,691 square feet on the 14th and 17th floors. The Millennium Partners Whole Loan was underwritten assuming that this extension has been executed, resulting in an UW decrease of $775,511 in base rent relative to in-place. The underwriting assumes 35,925 square feet of space expiring in April 2024, 8,010 square feet of space expiring in May 2026 and 3,210 square feet of space expiring in March 2024.

(11) Roche Brothers Supermarkets has one, seven-year extension option at fixed rent and one, five-year extension option at the greater of fixed rent and fair market rent.

(12) Raymour & Flanigan has one, five-year extension option. The annual base rent during the extension term is equal to the greater of (i) 110% of the prior year’s annual rent or (ii) 95% of fair market rent.

(13) Old Navy has one, five-year extension option at fixed rent equal to the prior year’s annual rent.

(14) Kenny Nachwalter has two, five-year extension options at fair market rent, as well as an early termination option on April 1, 2023 subject to 12 months’ notice and payment of a termination fee.

(15) Williams-Sonoma guarantees the Pottery Barn lease. Pottery Barn has one, 10-year extension option at the annual base rent for the prior five-year period increased by the lesser of (i) 115% of the minimum annual rent payable for the immediately prior lease period or (ii) the percentage increase in the Consumer Price Index over such prior five-year period.

(16) Homer Bonner Jacobs has one, five-year extension option at the greater of (i) the then-current rent or (ii) fair market rent.

A-3-26

Property Types - Various	Loan #3	Cut-off Date Balance:	$65,000,000
Property Addresses - Various	Millennium Partners Portfolio	Cut-off Date LTV:	32.3%
		U/W NCF DSCR:	3.43x
		U/W NOI Debt Yield:	15.7%

The following table presents certain information relating to tenant sales at the Millennium Partners Portfolio:

Tenant Sales (PSF)

Major Tenant Name	% of Total Annual U/W Base Rent	2015	2016	2017	TTM(1)	Major Tenant Occupancy Cost(2)
Equinox	21.1%	NAV	NAV	$184	NAV	22.6%
Loews Theater	6.6%	$124	$109	$119	$128	18.5%
Primark	9.6%	NAV	NAV	NAV	NAV	NAV
Havas	6.2%	NAV	NAV	NAV	NAV	NAV
Century 21	6.3%	NAV	NAV	NAV	NAV	NAV
HSBC Bank	3.0%	NAV	NAV	NAV	NAV	NAV
Roche Brothers Supermarkets	1.8%	NAV	NAV	NAV	NAV	NAV
Raymour & Flanigan	4.3%	NAV	NAV	NAV	NAV	NAV
Old Navy	4.3%	NAV	NAV	$301	$306	36.6%
Kenny Nachwalter	1.2%	NAV	NAV	NAV	NAV	NAV
Pottery Barn	2.7%	$423	$425	$379	$367	28.8%
Zara	3.1%	NAV	NAV	NAV	NAV	NAV
Homer Bonner Jacobs	0.8%	NAV	NAV	NAV	NAV	NAV
The Gap	3.6%	$649	$625	$571	$569	33.9%
Banana Republic	3.1%	$526	$483	$413	$414	43.0%
(1)	TTM Sales PSF and Occupancy Cost are for the trailing 12-month period ending March 31, 2018.

(2)	Occupancy Cost is based on TTM sales and underwritten base rent except Equinox which are as of December 31, 2018.

The following table presents certain information relating to the lease rollover schedule at the Millennium Partners Portfolio:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	2	1,979	0.1%	1,979	0.1%	$86,589	0.1%	$43.75
2019	10	30,039	1.9%	32,018	2.1%	$1,797,525	2.3%	$59.84
2020	8	42,342	2.7%	74,360	4.8%	$2,099,592	2.6%	$49.59
2021	10	101,180	6.5%	175,540	11.3%	$8,838,271	11.1%	$87.35
2022	7	43,898	2.8%	219,438	14.2%	$2,973,702	3.7%	$67.74
2023	8	34,638	2.2%	254,076	16.4%	$2,472,279	3.1%	$71.37
2024	11	239,837	15.5%	493,913	31.9%	$15,259,314	19.1%	$63.62
2025	3	24,860	1.6%	518,773	33.5%	$3,466,817	4.4%	$139.45
2026	6	27,055	1.8%	545,828	35.2%	$2,148,296	2.7%	$79.40
2027	6	86,719	5.6%	632,547	40.8%	$7,293,267	9.1%	$84.10
2028	2	154,003	9.9%	786,550	50.8%	$3,410,505	4.3%	$22.15
2029	1	5,617	0.4%	792,167	51.1%	$252,765	0.3%	$45.00
Thereafter	12	669,727	43.2%	1,461,894	94.3%	$29,660,758	37.2%	$44.29
Vacant	0	87,805	5.7%	1,549,699	100.0%	$0	0.00%	$0.00
Total/Weighted Average	86	1,549,699	100.00%			$79,759,678	100.00%	$54.56

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Total/Weighted Average Annual U/W Base Rent PSF excludes Vacant space.

A-3-27

Property Types - Various	Loan #3	Cut-off Date Balance:	$65,000,000
Property Addresses - Various	Millennium Partners Portfolio	Cut-off Date LTV:	32.3%
		U/W NCF DSCR:	3.43x
		U/W NOI Debt Yield:	15.7%

The following table presents historical occupancy percentages at the Millennium Partners Portfolio:

Historical Occupancy

12/31/2014	12/31/2015	12/31/2016	12/31/2017	5/1/2018(1)
97.4%	97.6%	97.5%	97.0%	94.3%

(1)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Millennium Partners Portfolio:

Cash Flow Analysis

	2014	2015	2016	2017	U/W	%(1)	U/W $ per SF
Rents in Place(2)	$56,497,229	$71,514,284	$74,645,860	$78,704,684	$79,759,678	75.5%	$51.47
Credit Tenant Rent Steps(3)	0	0	0	0	1,620,843	1.5	1.05
Percentage Rent	2,993,395	597,543	513,725	334,364	352,683	0.3	0.23
Gross Potential Rent	$59,490,624	$72,111,827	$75,159,585	$79,039,048	$81,733,204	77.4%	$52.74
Other Income(4)	5,187,922	5,516,070	6,261,956	7,001,434	6,790,819	6.4	4.38
Total Recoveries	13,072,754	12,600,722	15,089,753	15,285,690	15,614,364	14.8	10.08
Mark to Market (5)	0	0	0	0	1,490,467	1.4	0.96
Net Rental Income	$77,751,300	$90,228,619	$96,511,294	$101,326,172	$105,628,854	100.0%	$68.16
(Vacancy & Credit Loss)(6)	0	0	0	0	0	0.0	0.00
Effective Gross Income	$77,751,300	$90,228,619	$96,511,294	$101,326,172	$105,628,854	100.0%	$68.16

Real Estate Taxes	14,286,910	12,228,548	13,229,540	14,531,155	15,097,683	14.3	9.74
Insurance	387,367	485,926	494,551	512,514	544,252	0.5	0.28
Management Fee	1,303,382	1,616,627	1,616,227	1,702,447	1,880,894	1.8	1.21
Other Operating Expenses	9,925,349	11,979,626	13,672,891	13,910,115	14,182,344	13.4	9.15
Total Operating Expenses(7)	$25,903,008	$26,310,727	$29,013,209	$30,656,231	$31,705,173	30.0%	$20.46

Net Operating Income	$51,848,293	$63,917,892	$67,498,085	$70,669,941	$73,923,682	70.0%	$47.70
Replacement Reserves	0	0	0	0	309,940	0.3	0.20
TI/LC	0	0	0	0	3,250,515	3.1	2.10
Net Cash Flow	$51,848,293	$63,917,892	$67,498,085	$70,669,941	$70,363,227	66.6%	$45.40

NOI DSCR(8)	2.53x	3.12x	3.29x	3.45x	3.60x
NCF DSCR(8)	2.53x	3.12x	3.29x	3.45x	3.43x
NOI Debt Yield(8)	11.0%	13.5%	14.3%	15.0%	15.7%
NCF Debt Yield(8)	11.0%	13.5%	14.3%	15.0%	14.9%

(1)   Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)   U/W Rents in Place reflects contractual rents as of May 1, 2018 and includes rent steps of $844,393 through June 1, 2019. Approximately 0.3% of rent is based on leases that are not yet signed.

(3)   Credit Tenant Rent Steps represents straight line rent steps for investment grade tenants (see “Major Tenants” table above) through the loan term.

(4)   Other Income is based on Year 1 Budget and primarily consists of net parking income from the Millennium Tower Boston Property, Commercial Units at the Four Seasons Miami Property, Ritz Carlton Washington DC Retail Property, and Ritz Carlton Georgetown Retail Property ($6,524,692) and storage income across the Millennium Partners Portfolio ($151,505).

(5)   Mark to Market consists of the net present value of rent increases during the renewal term for Loews Theater at Lincoln Square. Such amount would be received only if the tenant renews its lease. Renewal rent for such lease is below market. We cannot assure you that such tenant will renew its lease or that any replacement leases will generate the assumed rent increases.

(6)   The Millennium Partners Portfolio was 94.3% leased as of May 1, 2018.

(7)   The Millennium Tower Boston Property benefits from a PILOT abatement through 2026. The Millennium Tower Whole Loan was underwritten based on the abated taxes for the Millennium Tower Boston Property, which is $1,649,993 less than the 2018 unabated taxes.

(8)   The debt service coverage ratios and debt yields are based on the Millennium Partners Whole Loan.

A-3-28

Property Types - Various	Loan #3	Cut-off Date Balance:	$65,000,000
Property Addresses - Various	Millennium Partners Portfolio	Cut-off Date LTV:	32.3%
		U/W NCF DSCR:	3.43x
		U/W NOI Debt Yield:	15.7%

Appraisal. The Millennium Partners Portfolio properties were valued individually, with the individual values reflecting a cumulative “as-is” appraised value of $1,460,900,000. The appraisals are dated from May 1, 2018 to May 15, 2018.

Environmental Matters. According to Phase I environmental site assessments dated between May 4, 2018 and May 9, 2018, there was no evidence of any recognized environmental conditions at the Millennium Partners Portfolio.

Market Overview and Competition. The Millennium Partners Portfolio properties are located in New York, New York (33.2% of NRA, 38.7% of UW NCF), Boston, Massachusetts (22.7% of NRA, 26.5% of UW NCF), San Francisco, California (13.6% of NRA, 11.5% of UW NCF), Washington, D.C. (13.7% of NRA, 12.8% of UW NCF) and Miami, Florida (16.8% of NRA, 10.5% of UW NCF).

New York:

The Lincoln Square Property, Lincoln West Property and Lincoln Triangle Property, comprising approximately 38.7% of UW NCF, are located in the Manhattan retail market in the Upper West Side neighborhood and consist of retail stores with estimated annual sales in excess of $75 million (reporting tenants). According to the appraisal, the Upper West Side neighborhood benefits from a range of amenities such as public transportation, retail corridors and a wide range of housing types. The availability rate in the Upper West Side retail market is 11.9% as of the first quarter 2018, unchanged from the prior year. Over the same time period, the rental rate declined 2.5%, from $364 per square foot to $355 per square foot, outperforming the majority of Manhattan’s retail markets.

Boston:

The Millennium Tower Boston Property, comprising approximately 26.5% of UW NCF, consists of both retail space (62.0% of NRA) and office space (38.0% of NRA) and is located in Downtown Crossing. According to the appraisal, Downtown Crossing is bracketed by two of the city’s largest office submarkets, the Financial District (30.9 million square feet) and Back Bay (12.7 million square feet), which provide the Millennium Tower Boston Property food and beverage options as well as entertainment venues. The appraiser also noted that the Millennium Tower Boston Property is located in close proximity to tourist destinations in Cambridge and Boston, as well as area hospitals and universities, and has access to several major roadways, Logan Airport and mass transit. The Central Boston submarket consists of approximately 6.99 million square feet of retail space. Retail vacancy and asking rents, as of the first quarter of 2018, were reported at 3.5% and $30.88 per square foot, respectively. The Boston central business district consists of approximately 64.2 million square feet of office space. Office vacancy and asking rents in the Boston central business district, as of the fourth quarter of 2017, were reported at 7.4% and $56.32 per square foot, respectively.

San Francisco:

The Four Seasons San Francisco Retail Property, comprising approximately 11.5% of UW NCF, consists of both retail space (86.5% of NRA) and office space (13.5% of NRA) and is located on Market Street and Yerba Buena Lane in the Yerba Buena neighborhood of San Francisco. Yerba Buena is primarily comprised of the Moscone Convention Center complex, while the greater SoMa area has become a destination for technology companies that require a presence in the San Francisco city proper in order to attract talent. The Yerba Buena area primarily consists of older, low-rise structures, originally developed for light industrial uses and which have been converted into office use. The Moscone Convention Center and Yerba Buena Gardens, located to the south of the Four Seasons San Francisco Retail Property, were the core of a redevelopment project area, which has led to development of office, hotel and residential uses, including four luxury hotels and a number of high quality residential uses. The appraiser noted that as of the fourth quarter of 2017, the San Francisco retail market had an overall vacancy rate of 3.2%, down 0.2% from the prior quarter. The two central business district office submarkets, the North Financial District and the South Financial District, consist of approximately 26.6 million square feet of office space. Four Seasons San Francisco Retail Property is located on the border of the North Financial District and the South Financial District. Vacancy in such office submarkets as of the fourth quarter of 2017 was reported at 6.0% and asking rents were $65.51 per square foot.

Washington D.C.:

The Washington, D.C. properties, comprising approximately 12.8% of UW NCF consist of 212,760 square feet of retail space: the Ritz Carlton Washington DC Retail Property, located at the southwest corner of M Street and 22nd Street within the Downtown submarket of Washington, D.C., and the Ritz Carlton Georgetown Retail Property, located along the north side of K Street NW, bounded by 31st Street and Wisconsin Avenue within the Georgetown submarket of Washington, D.C. As of the first quarter of 2018, the appraiser noted that the Downtown submarket had an overall vacancy rate of 3.4%, the lowest among all Washington, D.C. submarkets, and the Georgetown submarket had an overall vacancy rate of 4.5%, lower than the regional vacancy rate of 5.4%.

Miami:

The Commercial Units at the Four Seasons Miami Property, consisting of 206,307 square feet of office space, a 49,135 square foot Equinox sports club, 5,075 square feet of other retail space and an approximately 920-space parking garage comprise approximately 10.5% of UW NCF. The Four Seasons Miami Property is located along Brickell Avenue, an area comprised of high-density office, residential and hotel development and known as the financial center of Miami. Brickell is home to 28 foreign consulates and six foreign trade offices and has strong linkages to international trade. Many Latin American and European firms have offices within the Brickell submarket, including more than 122 banks and financial institutions. Office vacancy and asking rents in the Brickell Avenue office submarket, as of the first quarter of 2018, were reported at 12.0% and $45.85 per square foot, respectively.

A-3-29

Property Types - Various	Loan #3	Cut-off Date Balance:	$65,000,000
Property Addresses - Various	Millennium Partners Portfolio	Cut-off Date LTV:	32.3%
		U/W NCF DSCR:	3.43x
		U/W NOI Debt Yield:	15.7%

Escrows.

Real Estate Taxes – During the continuance of a Cash Management Sweep Period (as defined below), the loan documents require a tax reserve in an amount equal to 1/12 of the taxes that the lender reasonably estimates will be payable during the then succeeding 12-month period.

Insurance – During the continuance of a Cash Management Sweep Period (as defined below), the loan documents require an insurance reserve in an amount equal to 1/12 of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage upon the expiration of the policies, provided that the monthly insurance reserve deposit is waived if a blanket insurance policy is maintained by the Millennium Partners Borrowers in accordance with the Millennium Partners Whole Loan documents.

Lockbox and Cash Management. The Millennium Partners Whole Loan is structured with a hard lockbox and in place cash management. If no event of default under the Millennium Partners Whole Loan documents exists, amounts on deposit in the cash management account are required to be disbursed, on a daily basis, (a) to fund the tax and insurance reserves (only during a Cash Management Sweep Period), (b) to fund debt service, (c) to satisfy other amounts due under the Millennium Partners Whole Loan documents, (d) to fund debt service under the Millennium Partners Mezzanine Loan (as defined below) (provided no event of default is continuing), (e) to satisfy other amounts due under the Millennium Partners Mezzanine Loan documents (provided no event of default is continuing), (f) to fund the Millennium Partners Borrowers’ remainder subaccount (only during a Cash Management Sweep Period), which will be held as additional collateral for the Millennium Partners Whole Loan and disbursed subject to and in accordance with the terms of the Millennium Partners Whole Loan documents and (g) if no Cash Management Sweep Period exists, to fund the Millennium Partners Borrowers’ operating account. The Millennium Partners Borrowers were required to send tenant direction letters to all tenants instructing them to (i) deposit all rents and other payments in the form of ACH or wire transfers into the lockbox account controlled by the lender, and (ii) send all rents and other payments in the form of credit card payments or checks to a payment processing provider which is required to process such payments and deposit such amounts into the lockbox account controlled by the lender.

A “Cash Management Sweep Period” will commence (a) upon the occurrence of an event of default under the Millennium Partners Whole Loan documents or under the Millennium Partners Mezzanine Loan, (b) upon the occurrence of a Debt Yield Event (as defined below) or (c) if any space at any Millennium Partners Property occupied by Equinox goes dark or Equinox files for bankruptcy and will terminate upon (x) with respect to clause (a), the cure of such event of default under the Millennium Partners Whole Loan or the Millennium Partners Mezzanine Loan, as applicable, to the reasonable satisfaction of the applicable lender, (y) with respect to clause (b), the termination of such Debt Yield Event, or (z) with respect to clause (c), (i) the assumption by Equinox of the subject leases representing not less than two-thirds of the aggregate rent payable by Equinox subtenants immediately prior to such bankruptcy or termination of the bankruptcy event, (ii) the re-tenanting of the subject space and the commencement of the payment of rent under a new, approved lease, (iii) the escrowing of $75 per square foot against the applicable space, or (iv) Equinox re-commencing the operation of its business and re-commencing the payment of rent.

A “Debt Yield Event” will occur upon the debt yield for the Millennium Partners Whole Loan being below 7.75% at the end of a calendar quarter and will end upon the debt yield for the Millennium Partners Whole Loan being equal to or greater than 7.75% for two consecutive calendar quarters.

Property Management. The Millennium Partners Portfolio is managed by affiliates of the Millennium Partners Borrowers.

Assumption. The Millennium Partners Portfolio Borrowers have the right to transfer the Millennium Partners Portfolio, in its entirety, provided that certain conditions are satisfied, including (i) no event of default under the Millennium Partners Portfolio Whole Loan documents has occurred and is continuing; (ii) either (x) the lender reasonably approves the proposed transferee taking into consideration the transferee’s and or its principals’ experience, financial strength and general business standing or (y) the transferee is a Permitted Transferee that is an Acceptable Person with the Requisite Experience (as such terms are defined below) and (iii) a substitute guarantor acceptable to the lender assumes the non-recourse carveout guaranty and environmental indemnity, or executes a reasonably satisfactory replacement thereof, with respect to liability accruing from and after the date of transfer.

“Permitted Transferee” means (i) a specified named institutional investor, which may purchase a preferred equity interest in the Millennium Partners Portfolio Borrowers and (ii) (a) a pension fund, pension trust, pension account or pension advisory firm, (b) an insurance company which is subject to supervision by the insurance commissioner, or a similar official or agency, of a state or territory of the United States, (c) a corporation organized under the banking laws of a state or territory of the United States, or (d) a reputable and experienced person or entity who owns or operates at least ten retail properties in major metropolitan areas (exclusive of the Millennium Partners Portfolio) with at least 3,000,000 leasable square feet (exclusive of the Millennium Partners Portfolio), which (x) in the case of each of clauses (ii) (a), (b), (c) and (d), owns or controls, directly or indirectly, real estate assets of at least $1,500,000,000 and (y) in the case of each of clauses (ii) (b), (c) and (d) (but not clause (ii) (a)) has a net worth, determined not earlier than six months prior to the date of transfer, or a combined capital and surplus, of at least $750,000,000, (e) any person or entity which is more than 50% owned, and is controlled, directly or indirectly, by any entity or entities listed in clause (i) or clauses (ii) (a) through (d) above, and (f) any person which is more than 20% owned, and which is controlled, directly or indirectly, by any entity or entities listed in clause (ii) (a) above.

“Acceptable Person” means a Person that (i) has never been convicted of certain terrorism related laws and is not an embargoed person, (ii) has not within the past ten years been the subject of a proceeding under the Bankruptcy Code (except involuntary proceedings that have been discharged) and (iii) has no outstanding judgments which would have a material adverse effect on its ability to perform its obligations under the loan documents.

A-3-30

Property Types - Various	Loan #3	Cut-off Date Balance:	$65,000,000
Property Addresses - Various	Millennium Partners Portfolio	Cut-off Date LTV:	32.3%
		U/W NCF DSCR:	3.43x
		U/W NOI Debt Yield:	15.7%

“Requisite Experience” means owning and operating Class A retail properties (exclusive of the Millennium Partners Portfolio) located in major metropolitan areas, which includes (i) not less than ten retail properties (exclusive of the Millennium Partners Portfolio) and (ii) not less than 3,000,000 leasable square feet (exclusive of the Millennium Partners Portfolio), and having at least ten years of experience managing retail properties located in major metropolitan areas.

Partial Release. The Millennium Partners Borrowers have the right to obtain the release of any one or more of the following individual assets: (a) any one or more of the individual Millennium Partners Properties, (b) the individual Equinox units at the Lincoln Square Property, Ritz Carlton Washington DC Retail Property and Four Seasons San Francisco Retail Property, (c) the Loews Theater unit at the Lincoln Square Property, (d) Century 21 at the Lincoln Triangle Property and (e) the approximately 37,724 square foot office/retail building at 735 Market Street in San Francisco that is part of the Four Seasons San Francisco Retail Property (collectively, the “Released Properties and/or Units”), in each case if it is sold pursuant to a bona fide third party sale, provided that, among other conditions, (A) the Millennium Partners Borrowers either (x) during the defeasance lockout period, prepay, together with a prepayment fee equal to the greater of 1% of the amount prepaid and a yield maintenance premium, or (y) after the defeasance lockout period, defease, an amount of the Millennium Partners Whole Loan equal to 115% of the applicable allocated loan amount for the Released Properties and/or Units being released; (B) the debt yield of the Millennium Partners Whole Loan following such release is greater than the greater of (a) such debt yield immediately prior to such release or (b) 9.9% (C) compliance with REMIC related conditions, (D) in the case of the release of a unit that comprises less than all of an individual Millennium Partners Property, compliance with zoning and separate tax payment conditions, and (E) prepayment or defeasance (as applicable) of a release amount under the Millennium Partners Mezzanine Loan, or waiver by the mezzanine lender of such condition. The allocated whole loan amounts for the release units that constitute less than all of an individual Mortgaged Property are set forth in the table below:

Release Units	Allocated Whole Loan Amount
Commercial Unit E (Equinox) at Lincoln Square	$59,516,000
Commercial Unit C (Loews Theater) at Lincoln Square	$45,892,000
Equinox at Four Seasons San Francisco Retail	$36,570,000
Commercial Unit B (Century 21) Lincoln Triangle	$35,853,000
Equinox at Ritz Carlton Washington DC Retail	$25,814,000
735 Market Street at Four Seasons San Francisco Retail	$14,341,000

In addition, the Millennium Partners Borrowers are permitted to submit the 735 Market Building to a condominium regime, and upon legally separating such floors from the remainder of such building, obtain the release of the 5th and 6th floors of such building, which are non-income producing, without any required prepayment, defeasance or release premium, provided that certain REMIC related conditions are satisfied.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The Millennium Partners Portfolio also secures the Non-Serviced Pari Passu Companion Loans (comprised of the other Senior A Notes, which have an aggregate outstanding Cut-off Date principal balance of $341,128,492.39, and the other Junior A Notes, which have an aggregate outstanding Cut-off Date principal balance of $65,871,507.61) and the Millennium Partners Subordinate Companion Loan, which has an outstanding Cut-off Date principal balance of $238,000,000. The Millennium Partners Non-Serviced Pari Passu Companion Loans and the Millennium Partners Subordinate Companion Loan are coterminous with the Millennium Partners Mortgage Loan and accrue interest at the same rate as the Millennium Partners Mortgage Loan. The Senior A Notes are pari passu with each other, the Junior A Notes are pari passu with each other and subordinate to the Senior A Notes, and the Millennium Partners Subordinate Companion Loan is subordinate to both the Senior A Notes and Junior A Notes.

Teachers Insurance and Annuity Association of America and T-C M-T REIT LLC made a $280,150,000 mezzanine loan (the “Millennium Partners Mezzanine Loan”) to certain mezzanine borrowers on the loan origination date, secured by the mezzanine borrowers’ equity interests in the Millennium Partners Borrowers (collectively, the Millennium Partners Whole Loan and the Millennium Partners Mezzanine Loan are referred to herein as the “Millennium Partners Total Debt”). The Millennium Partners Mezzanine Loan accrues interest at a rate of 6.7100% per annum, requires payments of interest-only through its maturity date, and is coterminous with the Millennium Partners Whole Loan. The Millennium Partners Mezzanine Loan is secured by 100% of the equity interest in the Millennium Partners Borrowers. The lender under the Millennium Partners Whole Loan and the lender under the Millennium Partners Mezzanine Loan have entered into an intercreditor agreement. The Millennium Partners Mezzanine Loan may be replaced by another mezzanine loan provided that certain conditions are satisfied, including that the aggregate loan-to-value ratio (based on the outstanding principal balance of the Millennium Partners Whole Loan and the replacement mezzanine loan) is equal to or less than 75%, the aggregate debt service coverage ratio (based on the annual debt service of the Millennium Partners Whole Loan and the replacement mezzanine loan) is no less than 1.15x, and the delivery of an intercreditor agreement in the form attached to the Millennium Partners Whole Loan documents. The Millennium Partners Whole Loan documents do not prohibit a preferred equity structure. In addition, a certain institutional investor which is anticipated to purchase a preferred equity investment in the indirect owners of the Millennium Partners Borrowers has been designated as a permitted transferee.

A-3-31

Property Types - Various	Loan #3	Cut-off Date Balance:	$65,000,000
Property Addresses - Various	Millennium Partners Portfolio	Cut-off Date LTV:	32.3%
		U/W NCF DSCR:	3.43x
		U/W NOI Debt Yield:	15.7%

Mezzanine Debt Original Principal Balance	Mezzanine Debt Interest Rate	Original Term to Maturity (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NOI Debt Yield	Total Debt UW NCF DSCR	Total Debt Cutoff Date LTV
$280,150,000	6.7100%	120	0	120	7.5%	1.41x	67.8%

Millennium Tower Boston PILOT Agreements. The Millennium Tower Boston Property is comprised of a property located at 10 Summer Street in Boston, Massachusetts (the “Burnham Property”) and a property located at 1 Franklin Street in Boston, Massachusetts (the “Boston Tower Property”), each of which is subject to a Contract for Payment in Lieu of Taxes (each, a “PILOT Agreement”) among the City of Boston, acting by and through its Assessing Department, the Boston Redevelopment Authority (the “BRA”) and the MP Franklin Burnham Co LLC (the “Burnham Borrower”) or MP Franklin Tower Retail Tenant LLC (the “Boston Tower Borrower”) (as successor in interest to MP Franklin Tower Co LLC), as applicable. Pursuant to the PILOT Agreements, the Burnham Borrower and the Boston Tower Borrower will pay reduced real estate taxes during the term of such PILOT Agreements. In connection with the PILOT Agreements, the BRA made a temporary taking of the Burnham Property and the commercial unit of the mixed-use condominium located at 1 Franklin Street, Boston Massachusetts (the “Boston Condominium”), with a corresponding ground lease or master lease, as applicable, to the related Millennium Partners Borrower. Each PILOT Agreement terminates on June 30, 2026, unless terminated earlier in accordance with its terms for failure to make a payment of taxes or the payment due in connection with the transfer of the owner’s rights under such PILOT Agreement. Upon termination of the applicable PILOT Agreement, the temporary taking of the Burnham Property and the commercial unit of the Boston Condominium will immediately terminate and the interest held by the BRA in the Burnham Property and the Boston Tower Property will automatically revert to the Burnham Borrower or the Boston Tower Borrower, as applicable. Upon the termination or expiration of the PILOT Agreements, the Burnham Borrower’s and the Boston Tower Borrower’s real estate tax obligations will be addressed at the standard real property tax rates for properties located in Boston, Massachusetts. The Millennium Partners Whole Loan was underwritten based on abated taxes, which is $1,649,993 less than the 2018 unabated taxes.

Millennium Tower Boston-Burnham Master Lease. The Boston Tower Borrower leases the commercial unit of the Boston Condominium from the BRA (as successor in interest to MP Franklin Tower Co LLC) (in such capacity, the “Boston Tower Lessor”) pursuant to a master lease, which is the legal and functional equivalent of a ground lease (the “Boston Tower Master Lease”), which expires on June 3, 2114, unless terminated earlier as provided below. Upon termination of the Boston Tower Master Lease, the Boston Tower Borrower will own the fee interest in the commercial unit of the Boston Condominium and such fee interest will be encumbered by the mortgage in favor of the lender. Simultaneously with the execution of the Boston Tower Master Lease, the Boston Tower Borrower paid the Boston Tower Lessor $100.00, which amount is the entire payment of rent due under the Boston Tower Master Lease. At any time upon or after the expiration or earlier termination of the PILOT Agreement for the Boston Tower Property, the Boston Tower Borrower may, by written notice to Boston Tower Lessor, elect in its sole discretion to terminate the Boston Tower Master Lease.

Millennium Tower Boston-Boston Tower Ground Lease. The Burnham Borrower ground leases (the “Burnham Ground Lease”) the Burnham Property from the BRA (as successor in interest to MP Burnham Owner LLC) (in such capacity, the “Burnham Ground Lessor”). The Burnham Ground Lease expires on October 10, 2111, unless terminated earlier as provided below. Upon termination of the Burnham Ground Lease, the Burnham Borrower will own the fee interest in the Burnham Property and such fee interest will be encumbered by the mortgage in favor of the lender. Simultaneously with the execution of the Burnham Ground Lease, the Burnham Borrower paid the Burnham Ground Lessor $100.00, which amount is the entire payment of rent due under the Burnham Ground Lease. At any time upon or after the expiration or earlier termination of the PILOT Agreement for the Burnham Property, the Burnham Borrower may, by written notice to Burnham Ground Lessor, elect in its sole discretion to terminate the Burnham Ground Lease.

Four Seasons San Francisco Ground Lease. CB-1 Commercial Co LLC (the “CB-1 Borrower”) ground leases (the “SF Ground Lease”) certain portions of the Four Seasons San Francisco Retail Property located along both sides of the Yerba Buena Lane, a pedestrian thoroughfare immediately adjacent to the Four Seasons Hotel that connects Market Street to Mission Street, Yerba Buena Gardens and the Moscone Center, San Francisco’s largest convention and exhibition complex, as well as the building located at 735 Market Street. The SF Ground Lease, which is from the Redevelopment Agency of the City and County of San Francisco (as succeeded by the Successor Agency to the Redevelopment Agency of the City and County of San Francisco (the “SF Ground Lessor”), expires August 26, 2046, unless otherwise terminated earlier. The SF Ground Lease is subject to involuntary termination from and after August 2026 in connection with the redevelopment by an unaffiliated third party, of the adjacent Marriott Marquis Hotel. Any such termination will result in permanent loss of revenue from certain retail space, which as of the loan origination date represented approximately 2.7% of the aggregate underwritten total rent for the Millennium Partners Portfolio properties. The CB-1 Borrower pays base rent under the SF Ground Lease in equal monthly installments of $191,493.72 per annum (as of June 1, 2018). The CB-1 Borrower is also required to pay the SF Ground Lessor certain additional rent and percentage rents. The total underwritten ground rent is $367,000, and the total underwritten ground rent including additional rent and percentage rents is $558,430.52. The SF Ground Lease is subject to certain transfer restrictions. See “Description of the Mortgage Pool— Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the Prospectus.

Condominiums. Each of the Millennium Tower Boston Property, the Lincoln Square Property, the Four Seasons San Francisco Retail Property, the Lincoln West Property, the Commercial Units at the Four Seasons Miami Property, the Lincoln Triangle Property, the Ritz Carlton Washington DC Retail Property and the Ritz Carlton Georgetown Retail Property is comprised of condominium units or units in a similar shared interest structure. With respect to each such Millennium Partners Property, the related Millennium Partners Borrowers do not control the related condominium board or condominium or other shared interest structure, nor do they have sufficient votes to block any item that requires a super-majority vote. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and other Shared Interests” in the Prospectus.

A-3-32

Property Types - Various	Loan #3	Cut-off Date Balance:	$65,000,000
Property Addresses - Various	Millennium Partners Portfolio	Cut-off Date LTV:	32.3%
		U/W NCF DSCR:	3.43x
		U/W NOI Debt Yield:	15.7%

Right of First Refusal. With respect to the Lincoln Square Property, the tenant Loews has a right of first refusal in connection with a sale of its leased premises.  Such right does not apply to a foreclosure or deed in lieu thereof, but would apply to any subsequent transfers.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the Millennium Partners Borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Millennium Partners Portfolio; provided that if the Terrorism Risk Insurance Act of 2002 (as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015) (“TRIPRA”) (or extension thereof or similar government program) is in effect and continues to cover both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which covers “covered acts” as defined in TRIPRA subject to an annual terrorism premium cap of two times the amount of the annual insurance premium for the “all risk” and business interruption coverage on a stand-alone basis.

A-3-33

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-34

Property Types – Various	Loan #4	Cut-off Date Balance:	$52,281,500
Property Addresses – Various	ExchangeRight Net Leased Portfolio #25	Cut-off Date LTV:	62.0%
		U/W NCF DSCR:	1.90x
		U/W NOI Debt Yield:	9.4%

Walgreens - Menomonee Falls (Silver Spring Dr), WI

TRACTOR SUPPLY CO

Tractor Supply - Milford (State Route 28), OH

BioLife Plasma Services L.P. - Muncie (Marleon Dr), IN

DOLLAR GENERAL
DOLLAR GENERAL

Dollar General - Waco (Pamela Ave), TX

FAMILY DOLLAR

Family Dollar - St. Amant (Hwy 429), LA

HOBBY LOBBY

Hobby Lobby - Bristol (Falls Blvd), VA

DOLLAR GENERAL

Dollar General - Amherst (Leavitt Rd), OH

BioLife

HyVee

Hy-Vee - Austin (18th Ave), MN

DOLLAR GENERAL

Dollar General - Edinburg (East Monte Cristo Rd), TX

A-3-35

Property Types – Various	Loan #4	Cut-off Date Balance:	$52,281,500
Property Addresses – Various	ExchangeRight Net Leased Portfolio #25	Cut-off Date LTV:	62.0%
		U/W NCF DSCR:	1.90x
		U/W NOI Debt Yield:	9.4%

MINNEAPOLIS
ST. PAUL
WISCONSIN
MINNESOTA
Austin
MILWAUKEE
IOWA
CHICAGO
DES MOINES
OMAHA
INDIANA
ILLINOIS
MISSOURI
INDIANAPOLIS
KANSAS CITY
ST. LOUIS
LOUISVILLE
KENTUCKY
KANSAS
NASHVILLE

TORONTO
Lake Ontario
ROCHESTER
BUFFALO
NEW YORK
DETROIT
Lake Erie
CLEVELAND
PENNSYLVANIA
OHIO
PITTSBURGH
COLUMBUS
CINCINNATI
BALTIMORE
WASH., DC
WEST VIRGINIA
RICHMOND
Roanoke
VIRGINIA
NORFOLK
KNOXVILLE
GREENSBORO
RALEIGH

OKLAHOMA CITY
TULSA
ALBUQUERQUE
NEW MEXICO
Amarillo
Lubbock
FT. WORTH
DALLAS
EL PASO
TEXAS
AUSTIN
SAN ANTONIO
HOUSTON
CHIHUAHUA
MEXICO
Gulf of Mexico
MONTERREY
Brownsville

ARKANSAS
SHREVEPORT
LOUISIANA
JACKSON
MISSISSIPPI
TEXAS
BATON ROUGE
BEAUMONT
LAFAYETTE
NEW ORLEANS
Gulf of Mexico

Sanford
Apopka
Lake Apopka
Winter Park
ORLANDO
Kissimmee
Celebration

ExchangeRight Net Leased Portfolio #25

1	Hy-Vee - Austin (18th Ave), MN	Austin, MN
2	Hobby Lobby - Bristol (Falls Blvd), VA	Bristol, VA
3	BioLife Plasma Services L.P. - St. Peters (Mexico Rd), MO	O'Fallon, MO
4	Walgreens - Roanoke (Brambleton Ave), VA	Roanoke, VA
5	Walgreens - Crowley (South Crowley Rd), TX	Crowley, TX
6	Walgreens - Menomonee Falls (Silver Spring Dr), WI	Menomonee Falls, WI
7	Tractor Supply - Slidell (Gause Blvd), LA	Slidell, LA
8	Tractor Supply - Prince George (Wagner Way), VA	Prince George, VA
9	BioLife Plasma Services L.P. - Muncie (Marleon Dr), IN	Muncie, IN
10	Walgreens - Roanoke (Williamson Rd NW), VA	Roanoke, VA
11	Tractor Supply - Milford (State Route 28), OH	Loveland, OH
12	Dollar General - Orlando (Weston Ln), FL	Orlando, FL
13	Dollar General - Sioux Falls (West 12th St), SD	Sioux Falls, SD
14	Dollar General - Hampton (North Armistead Ave), VA	Hampton, VA
15	Family Dollar - Eagle Pass (Memo Robinson Rd), TX	Eagle Pass, TX
16	Dollar General - Amherst (Leavitt Rd), OH	Amherst, OH
17	Dollar General - Edinburg (East Monte Cristo Rd), TX	Edinburg, TX
18	Dollar General - San Antonio (Pue Rd), TX	San Antonio, TX
19	Family Dollar - St. Amant (Hwy 429), LA	St. Amant, LA
20	Dollar General - Springfield (West Chestnut Expwy), MO	Springfield, MO
21	Dollar General - Waco (Pamela Ave), TX	Waco, TX

A-3-36

No. 4 – ExchangeRight Net Leased Portfolio #25

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Bank of America, National Association		Single Asset/Portfolio:	Portfolio
	Original Principal Balance:	$52,281,500		Property Type – Subtype(1):	Various
	Cut-off Date Balance:	$52,281,500		Location(1):	Various – See Table
	% of Initial Pool Balance:	5.4%		Size:	379,202 SF
	Loan Purpose:	Acquisition		Cut-off Date Balance Per SF:	$137.87
	Borrower Sponsor:	ExchangeRight Real Estate, LLC		Maturity Date Balance Per SF:	$137.87
	Guarantors:	David Fisher; Joshua Ungerecht; Warren Thomas		Year Built/Renovated(1):	Various/NAP
	Mortgage Rate:	4.6300%		Title Vesting:	Fee
	Note Date:	December 20, 2018		Property Manager:	Self-managed
	Seasoning:	1 month		Current Occupancy (As of):	100.0% (2/1/2019)
	Maturity Date:	January 1, 2029		YE 2017 Occupancy(2):	NAV
	IO Period:	120 months		YE 2016 Occupancy(2):	NAV
	Loan Term (Original):	120 months		YE 2015 Occupancy(2):	NAV
	Amortization Term (Original):	NAP		YE 2014 Occupancy(2):	NAV
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraised Value:	$84,325,000
	Call Protection:	L(25),D(91),O(4)		As-Is Appraisal Value Per SF:	$222.37
	Lockbox Type:	Hard/Springing Cash Management		As-Is Appraisal Valuation Date(3):	Various
	Additional Debt:	None
	Additional Debt Type (Balance):	NAP		Underwriting and Financial Information
				YE 2018 NOI(2):	NAV
				YE 2017 NOI(2):	NAV
				YE 2016 NOI(2):	NAV
				YE 2015 NOI(2):	NAV
				U/W Revenues:	$5,032,847
				U/W Expenses:	$125,821
Escrows and Reserves				U/W NOI:	$4,907,026
	Initial	Monthly	Cap	U/W NCF:	$4,660,290
Taxes	$100,551	$29,035	NAP	U/W DSCR based on NOI/NCF:	2.00x / 1.90x
Insurance	$999	$250	NAP	U/W Debt Yield based on NOI/NCF:	9.4% / 8.9%
Replacement Reserve TI/LC Reserve	$0 $500,000	$1,803 Springing	NAP NAP	U/W Debt Yield at Maturity based on NOI/NCF	9.4% / 8.9%
				Cut-off Date LTV Ratio:	62.0%
				LTV Ratio at Maturity:	62.0%

Sources and Uses
Sources			Uses
Original loan amount	$52,281,500	60.6%	Purchase price(4)	$83,800,557	97.2%
Cash equity contribution	33,930,988	39.4	Closing costs	1,810,381	2.1
			Reserves	601,550	0.7
Total Sources	$86,212,488	100.0%	Total Uses	$86,212,488	100.0%

(1)	See “The Properties” section.

(2)	Historical occupancy and NOI are unavailable as the ExchangeRight Properties (as defined below) were acquired by the borrower sponsor between November 6, 2018 and December 20, 2018.

(3)	The individual appraisals are dated from October 8, 2018 to December 14, 2018.

(4)	The borrower sponsor purchased the ExchangeRight Properties in separate transactions between November 6, 2018 and December 20, 2018. Closing Costs do not include costs incurred in connection with the closings of the acquisitions prior to the closing of the ExchangeRight Mortgage Loan (as defined below).

The Mortgage Loan. The mortgage loan (the “ExchangeRight Mortgage Loan”) is evidenced by a single promissory note secured by the fee interests in twenty one cross-collateralized, net leased, single-tenant retail and medical office properties located across ten states (the “ExchangeRight Properties”). The proceeds of the ExchangeRight Mortgage Loan were used to acquire the ExchangeRight Properties, to fund reserve escrows and to pay closing costs.

A-3-37

Property Types – Various	Loan #4	Cut-off Date Balance:	$52,281,500
Property Addresses – Various	ExchangeRight Net Leased Portfolio #25	Cut-off Date LTV:	62.0%
		U/W NCF DSCR:	1.90x
		U/W NOI Debt Yield:	9.4%

The Borrower and Borrower Sponsor. The borrower is ExchangeRight Net Leased Portfolio 25 DST, a Delaware statutory trust (the “ExchangeRight Borrower”) with one trustee which is an independent director. At loan origination, nineteen of the ExchangeRight Properties were conveyed and assumed from ExchangeRight Net Leased Portfolio 25, LLC to and by the ExchangeRight Borrower and the remaining two properties were acquired directly by the ExchangeRight Borrower. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts” in the Prospectus.

The ExchangeRight Borrower has master leased the ExchangeRight Properties to a master tenant owned by ExchangeRight Real Estate, LLC, which is owned by the ExchangeRight Mortgage Loan guarantors. The master tenant has one independent director. The master lease obligates the master tenant to operate the ExchangeRight Properties and make decisions on behalf of the ExchangeRight Borrower and to make all repairs other than capital expenses (however replacement reserves under the ExchangeRight Mortgage Loan may be made available to the master tenant). The master tenant’s interest in all subtenant rents is assigned to the ExchangeRight Borrower, which in turn assigned its interest to the lender. The master lease is subordinate to the ExchangeRight Mortgage Loan and the lender has the ability to cause the ExchangeRight Borrower to terminate the master lease. A default under the master lease is an event of default under the ExchangeRight Mortgage Loan and gives rise to recourse liability to the guarantors for losses unless such default is solely for the failure to pay rent under the master lease should the ExchangeRight Properties not generate sufficient gross income from operations.

The lender has the ability to require the ExchangeRight Borrower to convert from a Delaware statutory trust to a limited liability company upon (i) an event of default or the lender’s determination of imminent default, (ii) the lender’s determination that the ExchangeRight Borrower will be unable to make a material decision or take a material action required in connection with the operation and maintenance of any individual property, and (iii) 90 days prior to the ExchangeRight Mortgage Loan maturity date if an executed commitment from an institutional lender to refinance the ExchangeRight Mortgage Loan is not delivered to the lender.

Any time after June 20, 2019 the borrower sponsor has the right to a “Qualified Transfer” of all of its ownership interests in the ExchangeRight Borrower to an Approved Transferee (as defined below) and to replace the guarantors with an affiliate of the Approved Transferee acceptable to the lender, provided that certain conditions are satisfied, including among others: (i) no event of default has occurred and is continuing, (ii) the Approved Transferee owns at least 51% of the beneficial ownership interests in the ExchangeRight Borrower and master tenant, (iii) the delivery of a REMIC opinion, an insolvency opinion and other opinions required by the lender and (iv) the receipt of rating agency confirmation that such assumption will not result in a downgrade of the respective ratings assigned to the BANK 2019-BNK16 Certificates. Should the ExchangeRight Borrower fail to make such Qualified Transfer by January 1, 2026 (36 months prior to the ExchangeRight Mortgage Loan maturity date), a Cash Sweep Period will be triggered (see “Lockbox and Cash Management” section).

“Approved Transferee” means (A) an eligible institution wholly-owned and controlled by a bank, savings and loan association, investment bank, insurance company, trust company, real estate investment trust, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan or institution similar to any of the foregoing or (B) any person that (1)(i) has never been indicted or convicted of, or plead guilty or no contest to a felony, (ii) has never been indicted or convicted of, or plead guilty or no contest to a Patriot Act offense and is not on any government watch list, (iii) has never been the subject of a voluntary or involuntary bankruptcy proceeding and (iv) has no material outstanding judgments against it, (2) is regularly engaged in the business of owning or operating commercial properties, or interests therein, which are similar to the ExchangeRight Properties, (3) owns interests in, or operates, at least five properties with a minimum of 750,000 square feet and (4) has total assets of at least $100,000,000.

Legal counsel to the ExchangeRight Borrower delivered a non-consolidation opinion in connection with the origination of the ExchangeRight Mortgage Loan.

The borrower sponsor is ExchangeRight Real Estate, LLC. ExchangeRight Real Estate, LLC has more than $1.7 billion of assets and more than 12 million square feet under management. ExchangeRight Real Estate, LLC has more than 500 investment-grade retail and Class B/B+ multifamily properties located across 38 states.

David Fisher, Joshua Ungerecht and Warren Thomas, the owners of ExchangeRight Real Estate, LLC, are the guarantors of certain nonrecourse carveouts under the ExchangeRight Mortgage Loan. Warren Thomas was subject to a foreclosure sale in November, 2009. See “Description of the Mortgage Pool – Loan Purpose; Bankruptcy Issues and Other Proceedings” in the Prospectus.

The Properties. The ExchangeRight Properties are comprised of nineteen single-tenant retail and two single-tenant medical office properties totaling 379,202 square feet and located across ten states. The ExchangeRight Properties are located in Virginia (five properties, 29.9% of NRA), Minnesota (one property, 22.8% of NRA), Texas (five properties, 13.2% of NRA), Ohio (two properties, 7.5% of NRA) and Louisiana (two properties, 7.2% of NRA), with the six remaining properties located in Missouri, Indiana, Wisconsin, South Dakota and Florida. Built between 2000 and 2018, with fifteen of the twenty one properties built within the last five years, the individual ExchangeRight Properties range in size from 8,320 square feet to 86,377 square feet.

The ExchangeRight Properties are leased to nationally recognized tenants in diverse retail segments including Hy-Vee, Dollar General, Walgreens, Tractor Supply, Hobby Lobby, BioLife Plasma Services L.P. and Family Dollar. Three of the seven tenants are investment grade-rated (occupying fourteen of the twenty one properties, 39.2% of NRA and 46.0% of underwritten base rent). The ExchangeRight Properties have a weighted average remaining lease term of approximately 13.5 years. Leases representing 85.0% of the net rentable area and 81.8% of the underwritten base rent expire after the ExchangeRight Mortgage Loan maturity date.

A-3-38

Property Types – Various	Loan #4	Cut-off Date Balance:	$52,281,500
Property Addresses – Various	ExchangeRight Net Leased Portfolio #25	Cut-off Date LTV:	62.0%
		U/W NCF DSCR:	1.90x
		U/W NOI Debt Yield:	9.4%

The following table presents certain information relating to the ExchangeRight Properties.

ExchangeRight Properties Summary

Tenant Name City, State	Year Built/ Renovated	Tenant NRSF	%of Portfolio NRSF	Lease Expiration Date	Appraised Value	% of Portfolio Appraised Value	Annual UW Base Rent	Annual UW Base Rent PSF	% of Annual UW Base Rent
Hy-Vee(1) Austin, MN	2017 / NAP	86,377	22.8%	12/15/2038	$16,100,000	19.1%	$1,006,292	$11.65	19.0%
Hobby Lobby(2) Bristol, VA	2018 / NAP	55,000	14.5%	8/31/2033	$7,610,000	9.0%	$456,500	$8.30	8.6%
BioLife Plasma Services L.P.(3) O’Fallon, MO	2016 / NAP	16,708	4.4%	1/31/2032	$7,300,000	8.7%	$435,018	$26.04	8.2%
Walgreens(4) Roanoke (Brambleton), VA	2000 / NAP	15,120	4.0%	5/31/2030	$6,400,000	7.6%	$399,924	$26.45	7.5%
Walgreens(5) Crowley, TX	2004 / NAP	14,550	3.8%	2/28/2030	$5,800,000	6.9%	$349,928	$24.05	6.6%
Walgreens(6) Menomonee Falls, WI	2003 / NAP	14,490	3.8%	2/28/2028	$5,450,000	6.5%	$351,000	$24.22	6.6%
Tractor Supply(7) Slidell, LA	2018 / NAP	19,097	5.0%	10/31/2033	$4,200,000	5.0%	$256,855	$13.45	4.8%
Tractor Supply(8) Prince George, VA	2013 / NAP	19,097	5.0%	10/31/2028	$4,150,000	4.9%	$259,980	$13.61	4.9%
BioLife Plasma Services L.P.(9) Muncie, IN	2007 / NAP	15,157	4.0%	10/31/2027	$4,025,000	4.8%	$264,900	$17.48	5.0%
Walgreens(10) Roanoke (Williamson), VA	2000 / NAP	15,120	4.0%	5/31/2030	$6,660,000	7.9%	$415,951	$27.51	7.9%
Tractor Supply(11) Loveland, OH	2018 / NAP	19,273	5.1%	11/30/2033	$2,900,000	3.4%	$180,085	$9.34	3.4%
Dollar General(12) Orlando, FL	2014 / NAP	9,100	2.4%	6/30/2029	$1,950,000	2.3%	$129,402	$14.22	2.4%
Dollar General(13) Sioux Falls, SD	2014 / NAP	9,215	2.4%	5/31/2029	$1,500,000	1.8%	$101,633	$11.03	1.9%
Dollar General(14) Hampton, VA	2014 / NAP	9,002	2.4%	2/28/2029	$1,410,000	1.7%	$92,811	$10.31	1.8%
Family Dollar(15) Eagle Pass, TX	2018 / NAP	8,320	2.2%	4/30/2029	$1,400,000	1.7%	$96,928	$11.65	1.8%
Dollar General(14) Amherst, OH	2014 / NAP	9,100	2.4%	6/30/2029	$1,400,000	1.7%	$91,970	$10.11	1.7%
Dollar General(14) Edinburg, TX	2018 / NAP	9,100	2.4%	10/30/2033	$1,350,000	1.6%	$88,184	$9.69	1.7%
Dollar General(16) San Antonio, TX	2014 / NAP	9,028	2.4%	7/31/2029	$1,250,000	1.5%	$80,298	$8.89	1.5%
Family Dollar (17) St. Amant, LA	2018 / NAP	8,320	2.2%	9/30/2028	$1,220,000	1.4%	$88,275	$10.61	1.7%
Dollar General(16) Springfield, MO	2014 / NAP	9,026	2.4%	6/30/2029	$1,150,000	1.4%	$77,804	$8.62	1.5%
Dollar General(16) Waco, TX	2014 / NAP	9,002	2.4%	6/30/2029	$1,100,000	1.3%	$73,996	$8.22	1.4%
Total/Weighted Average	2012 / NAP	379,202	100.0%		$84,325,000	100.0%	$5,297,734	$13.97	100.0%

(1)	Hy-Vee has six five-year renewal options upon 180 days’ notice at fixed rents.

(2)	Hobby Lobby has a rent increase to $8.80 per square foot effective September 2023. Hobby Lobby has three five-year automatic renewal options upon six months’ notice at fixed rents unless the tenant provides six months prior written notice not to renew.

(3)	BioLife Plasma Services L.P. has a rent increase to $28.66 per square foot effective March 2021. BioLife Plasma Services L.P. has four five-year renewal options upon nine months’ notice at fixed rents.

(4)	Walgreens has the right to terminate its lease beginning May 31, 2026 and every five years thereafter through April 30, 2071 (the final lease maturity date) upon six months’ prior notice.

(5)	Walgreens has the right to terminate its lease beginning February 28, 2030 and every five years thereafter through February 28, 2075 (the final lease maturity date) upon six months’ prior notice.

(6)	Walgreens has the right to terminate its lease beginning February 28, 2028 and every five years thereafter through February 28, 2073 (the final lease maturity date) upon six months’ prior notice.

(7)	Tractor Supply has a rent increase to $14.12 per square foot effective November 2023. Tractor Supply has four five-year renewal options upon 90 days’ notice at fixed rents.

(8)	Tractor Supply has four five-year renewal options upon 90 days’ notice at fixed rents.

(9)	BioLife Plasma Services L.P. has a rent increase to $18.54 effective November 2022. BioLife Plasma Services L.P. has two five-year renewal options upon 180 days’ notice at fixed rents.

(10)	Walgreens has the right to terminate its lease beginning May 31, 2026 and every five years thereafter through April 30, 2071 (the final lease maturity date) upon six months’ prior notice.

(11)	Tractor Supply has a rent increase to $9.90 per square foot effective October 2023. Tractor supply has four five-year renewal options upon 90 days’ notice at fixed rents.

(12)	Dollar General has four five-year renewal options upon 180 days’ notice at fixed rents.

(13)	Dollar General has a rent increase to $11.63 per square foot effective June 2024. Dollar General has four five-year renewal options upon 180 days’ notice at fixed rents.

(14)	Dollar General has five five-year renewal options upon 180 days’ notice at fixed rents.

(15)	Family Dollar has one six-year automatic renewal option at fixed rent unless 90 days’ prior notice is given not to extend.

(16)	Dollar General has three –five-year renewal options upon 180 days’ notice at fixed rents.

(17)	Family Dollar has six five-year automatic renewal options to extend at fixed rents unless 90 days’ prior notice is given not to extend.

A-3-39

Property Types – Various	Loan #4	Cut-off Date Balance:	$52,281,500
Property Addresses – Various	ExchangeRight Net Leased Portfolio #25	Cut-off Date LTV:	62.0%
		U/W NCF DSCR:	1.90x
		U/W NOI Debt Yield:	9.4%

Major Tenants. The following table presents certain information relating to the major tenants at the ExchangeRight Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(1)	No of Properties	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent
Major Tenants
Hy-Vee	NR/NR/NR	1	86,377	22.8%	$11.65	$1,006,292	19.0%
Dollar General	NR/Baa2/BBB	8	72,573	19.1%	$10.14	$736,098	13.9%
Walgreens	BBB/Baa2/BBB	4	59,280	15.6%	$25.59	$1,516,803	28.6%
Tractor Supply	NR/NR/NR	3	57,467	15.2%	$12.13	$696,920	13.2%
Hobby Lobby	NR/NR/NR	1	55,000	14.5%	$8.30	$456,500	8.6%
BioLife Plasma Services L.P.	NR/NR/NR	2	31,865	8.4%	$21.97	$699,918	13.2%
Family Dollar	NR/Baa3/NR	2	16,640	4.4%	$11.13	$185,203	3.5%
Total Major Tenants		21	379,202	100.0%	$13.97	$5,297,734	100.0%

Vacant Space			0	0.0%

Collateral Total			379,202	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

The following table presents certain information relating to the lease expiration schedule at the ExchangeRight Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	1	15,157	4.0%	15,157	4.0%	$264,900	5.0%	$17.48
2028	3	41,907	11.1%	57,064	15.0%	$699,255	13.2%	$16.69
2029	8	71,793	18.9%	128,857	34.0%	$744,842	14.1%	$10.37
Thereafter	9	250,345	66.0%	379,202	100.0%	$3,588,737	67.7%	$14.34
Vacant	0	0	0.0%	379,202	100.0%	$0	0.0%	$0.00
Total/Weighted Average	21	379,202	100.0%			$5,297,734	100.0%	$13.97

(1)	Information obtained from the underwritten rent roll.
(2)	For underwriting purposes, the lender has assumed the (earlier) optional termination dates to be the lease expiration dates for all Walgreens tenants.

The following table presents historical occupancy percentages at the ExchangeRight Properties:

Historical Occupancy

12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	2/1/2019
NAV	NAV	NAV	NAV	100.0%
(1)	The ExchangeRight Properties were acquired by the borrower sponsor between November 6, 2018 and December 20, 2018. Accordingly, historical occupancy is not available.

A-3-40

Property Types – Various	Loan #4	Cut-off Date Balance:	$52,281,500
Property Addresses – Various	ExchangeRight Net Leased Portfolio #25	Cut-off Date LTV:	62.0%
		U/W NCF DSCR:	1.90x
		U/W NOI Debt Yield:	9.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the ExchangeRight Properties:

Cash Flow Analysis(1)

	U/W	% of Effective Gross Income	U/W $ per SF
Base Rent	$5,297,734	105.3%	$13.97
(Vacancy & Credit Loss)	(264,887)	(5.3)	(0.70)
Effective Gross Income	$5,032,847	100.0%	$13.27

Total Operating Expenses(2)	$125,821	2.5%	$0.33

Net Operating Income	$4,907,026	97.5%	$12.94
TI/LC	225,096	4.5	0.59
Replacement Reserves	21,640	0.4	0.06
Net Cash Flow	$4,660,290	92.6%	$12.29

NOI DSCR	2.00x
NCF DSCR	1.90x
NOI Debt Yield	9.4%
NCF Debt Yield	8.9%
(1)	The ExchangeRight Properties were acquired by the borrower sponsor between November 6, 2018 and December 20, 2018. Accordingly, historical operating statements are not available.
(2)	Total Operating Expenses consist of a 2.5% property management fee.

Appraisal. The ExchangeRight Properties were valued individually, with the individual values reflecting a cumulative “as-is” appraised value of $84,325,000. The appraisals are dated from October 8, 2018 to December 14, 2018.

Environmental Matters. According to Phase I environmental site assessments dated between July 5, 2018 and December 10, 2018, there was no evidence of any recognized environmental conditions at the ExchangeRight Properties.

Escrows.

Real Estate Taxes – The ExchangeRight Mortgage Loan documents require upfront escrows in the amount of $100,551 for real estate taxes. Upon any of (i) an event of default, (ii) an event of default under a tenant lease, (iii) a tenant no longer being liable for paying property taxes directly to the taxing authority, or (iv) the ExchangeRight Borrower failing to provide evidence that such property taxes have been paid in full on or prior to the date when due, the ExchangeRight Borrower will be required to make monthly deposits for real estate taxes in an amount equal to 1/12th of the estimated annual amount due, initially $29,035.

Insurance – The ExchangeRight Mortgage Loan documents require upfront escrows in the amount of $999 for flood insurance premiums and monthly escrows of 1/12th of the estimated annual flood insurance premiums due (currently $250). Unless waived due to a blanket policy being in place, as currently, the ExchangeRight Mortgage Loan documents require monthly escrows of 1/12th of the estimated annual all-risk insurance premiums due.

Replacement Reserves – The ExchangeRight Mortgage Loan documents require monthly escrows in the amount of $1,803 for replacement reserves.

Tenant Improvements and Leasing Commissions Reserve - The ExchangeRight Mortgage Loan documents require upfront escrows in the amount of $500,000 for tenant improvements and leasing commissions. Upon an event of default, the ExchangeRight Borrower will be required to deposit monthly $18,278 plus any termination fees received for tenant improvements and leasing commissions, which reserved amounts will be released to the ExchangeRight Borrower, provided no event of default is continuing, when the debt service coverage ratio equals or exceeds 1.55x based on the trailing twelve-month period.

A-3-41

Property Types – Various	Loan #4	Cut-off Date Balance:	$52,281,500
Property Addresses – Various	ExchangeRight Net Leased Portfolio #25	Cut-off Date LTV:	62.0%
		U/W NCF DSCR:	1.90x
		U/W NOI Debt Yield:	9.4%

Lockbox and Cash Management. The ExchangeRight Mortgage Loan is structured with a hard lockbox and springing cash management. During the occurrence and continuance of a Cash Sweep Period (as defined below), all funds are required to be swept on each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the ExchangeRight Mortgage Loan documents, with all excess cash flow to be held as additional security for the ExchangeRight Mortgage Loan until the discontinuance of the Cash Sweep Period. Notwithstanding the foregoing, if a Cash Sweep Period occurs twice during the ExchangeRight Mortgage Loan term, the Cash Sweep Period will continue for the remainder of the ExchangeRight Mortgage Loan term and the ExchangeRight Borrower will not be entitled to any disbursement of excess cash.

A “Cash Sweep Period” will exist (A) when the debt service coverage ratio is less than 1.50x for one quarter based on the preceding twelve months, and ends when the debt service coverage ratio is equal to or greater than 1.55x for two consecutive calendar quarters based on the preceding twelve months or (B) beginning January 1, 2026 (36 months prior to the loan maturity date), and ending upon a Qualified Transfer Trigger Event Cure (as defined below).

A “Qualified Transfer Trigger Event Cure” means the occurrence of a Qualified Transfer (see “The Borrower and the Borrower Sponsor” section above); provided, however, for purposes of this definition, the Approved Transferee additionally (i) at all times maintains a minimum net worth of at least $200,000,000 and total assets of at least $400,000,000, (ii) executes and delivers to the lender a full recourse guaranty for the entire outstanding principal balance of the ExchangeRight Mortgage Loan, (iii) owns 100% of the legal and beneficial ownership interests in the ExchangeRight Borrower, and (iv) is not a Delaware statutory trust.

Property Management. The ExchangeRight Properties are managed by an affiliate of the ExchangeRight Borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted

Ground Lease. None.

Right of First Refusal. Nine tenants: Hy-Vee (at the Hy-Vee - Austin (18th Ave), MN property), BioLife (at the BioLife Plasma Services L.P. – St. Peters (Mexico Rd), MO property), Walgreens (at the Walgreens - Roanoke (Brambleton Ave), VA, Walgreens - Crowley (South Crowley Rd), TX, Walgreens - Menomonee Falls (Silver Spring Dr), WI, and Walgreens - Roanoke (Williamson Rd NW), VA properties) and Tractor Supply (at the Tractor Supply - Slidell (Gause Blvd), LA, Tractor Supply - Prince George (Wagner Way), VA, and Tractor Supply - Milford (State Route 28), OH properties), have rights of first refusal to purchase their leased properties. See “Description of the Mortgage Pool—Tenant Leases—Purchase Options and Rights of First Refusal” in the Prospectus.

Terrorism Insurance. The ExchangeRight Mortgage Loan documents require that the property insurance policy required to be maintained by the ExchangeRight Borrower provide coverage for perils and acts of terrorism in an amount equal to 100% of the full replacement cost of the ExchangeRight Properties. The ExchangeRight Mortgage Loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

A-3-42

Retail – Anchored	Loan #5	Cut-off Date Balance:	$49,400,000
6425 - 6595 North Decatur Boulevard	Shadow Mountain Marketplace	Cut-off Date LTV:	73.5%
Las Vegas, NV 89131		U/W NCF DSCR:	1.27x
		U/W NOI Debt Yield:	8.7%

BEST BUY

Walgreens

chili's

WELLS FARGO

ASHLEY FURNITURE

PALM BEACH TAN
SUBWAY
Sport Clips

McDonald's

CLEANERS

SEAFOOD CITY
SUPERMARKET
COMING SOON

Cafe Rio
MEXICAN GRILL

T-Mobile
T-Mobile

PANDA EXPRESS

A-3-43

Retail – Anchored	Loan #5	Cut-off Date Balance:	$49,400,000
6425 - 6595 North Decatur Boulevard	Shadow Mountain Marketplace	Cut-off Date LTV:	73.5%
Las Vegas, NV 89131		U/W NCF DSCR:	1.27x
		U/W NOI Debt Yield:	8.7%

KAY CARL ELEMENTARY SCHOOL
DECATUR 215
TARGET
WinCo FOODS
ROSS
HOBBY LOBBY
LIED MIDDLE SCHOOL
215
SINGLE FAMILY RESIDENTIAL
Ashley
SEAFOOD CITY
BEST BUY
COSTCO WHOLESALE
Walgreens
chili's
WELLS FARGO
CIVIC DISTRICT
CROSSROADS TOWN CENTER
Walmart
BED BATH & BEYOND
SINGLE FAMILY RESIDENTIAL
N DECATUR BLVD
N

THOM BOULEVARD
ROME BOULEVARD
DECATUR BOULEVARD
CLARK COUNTY
Ashley
SEAFOOD CITY
BEST BUY
COSTCO WHOLESALE
(NAP)
SKINNY FATS
FIT BODY BOOT CAMP
State Farm
TD Ameritrade
Tokyo Discount
SportClips
SUBWAY
palm beach tan
Cafe Rio
The Spot Nails and Spa
Mom & Pop's Cleaners
Rain Salon Studios
Available
H&R BLOCK
Available
Best Mattress
Walgreens
chili's
PACIFIC
T-Mobile
WELLS FARGO
Tenants
Vacant
NAP
N

A-3-44

Retail – Anchored	Loan #5	Cut-off Date Balance:	$49,400,000
6425 - 6595 North Decatur Boulevard	Shadow Mountain Marketplace	Cut-off Date LTV:	73.5%
Las Vegas, NV 89131		U/W NCF DSCR:	1.27x
		U/W NOI Debt Yield:	8.7%

Shadow Mountain Marketplace
6425 - 6595 North Decatur Boulevard
Las Vegas, NV 89131
Moccasin Rd
Floyd Lamb State Park
Silverstone Ranch
Silverstone Golf Club
Iron Mountain Rd
Cedar Springs
Racel St
Grand Teton Dr
Durango Square
Shenandoah
Farm Rd
Elkhorn Rd
Lynbrook
W. Elkhorn Rd
Montecito Marketplace
Centennial Hills Hospital
Montecito Crossing
Centennial Crossroads Plaza
Deer Springs Way
Crossroads Towne Center
Aliante Marketplace
Deer Springs Town Center
Bruce Woodbury Beltway
Centennial Pkwy
Azure Dr
Decatur 215 Shopping Center
Centennial Centre
Eastern Beltway Center
Centennial Gateway
Northgate
CLARK COUNTY
Ann Rd
Painted Desert Country Club
Los Prados Country Club
Washburn Rd
NORTH LAS VEGAS
Santa Fe Station Hotel & Casino
Vintage Hills
Lone Mountain Rd
Craig Ranch Regional Park
Rancho Sierra Shopping Center
Craig Rd
Craig Marketplace
Desert Oaks Plaza
North Mesa Plaza
Cannery Casino & Hotel
North Ranch Plaza
Asher Plaza
Alexander Rd
Mountain Shadows
Northwest Area
Gowan Rd
Cheyenne Ave
Mountain View Hospital
Aloha Shores Park
Cheyenne Commons
Tonopah Plaza
North Las Vegas Airport
Bigelow Aerospace
Palm Valley Golf Course
Carey Ave
South Shores
LAS VEGAS
Gateway to Summerlin Plaza
Best in the West
Lake Mead Blvd
Vegas Heights
North Vista Hospital
Summerhill Plaza
Vegas Dr
Owens Ave
TPC at Summerlin
Kellogg Zaher Sports Complex
Summerlin Gateway Shopping Ctr.
Charleston Heights
Las Vegas Golf Course
Washington Ave
Summerlin Pkwy
Oran K. Gragson Frwy
Cashman Field Center Stadium
Las Vegas City Hall
Westcliff Dr
Summerlin
Loma Vista Shopping Center
Meadows Mall
Nevada State Museum
Springs Preserve
Golden Nugget
Fremont St. Experience
DOWNTOWN LAS VEGAS
Alta Dr
Charleston Heights Shopping Center
Las Vegas Strip 7 miles
Clark Co. Govt. Ctr.
NORTH LAS VEGAS
LAS VEGAS
SPRING MTS.
Summerlin
Downtown
Winchester
Sunrise Manor
MUDDY MTS.
Strip
CLARK COUNTY
Enterprise
HENDERSON

A-3-45

No. 5 – Shadow Mountain Marketplace

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Bank of America, National Association			Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$49,400,000			Property Type - Subtype:	Retail – Anchored
Cut-off Date Balance:	$49,400,000			Location:	Las Vegas, NV
% of Initial Pool Balance:	5.1%			Size:	200,703 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF:	$246.13
Borrower Sponsors:	Anupam Patel; Daksha Patel			Maturity Date Balance Per SF:	$218.53
Guarantors:	Anupam Patel; Daksha Patel			Year Built/Renovated:	2007/NAP
Mortgage Rate:	5.1400%			Title Vesting:	Fee
Note Date:	January 9, 2019			Property Manager:	Lucescu Realty Asset Services, Inc.
Seasoning:	0 months			Current Occupancy (As of)(1):	100.0% (11/1/2018)
Maturity Date:	February 1, 2029			YE 2017 Occupancy(2):	84.1%
IO Period:	36 months			YE 2016 Occupancy(3):	100.0%
Loan Term (Original):	120 months			YE 2015 Occupancy:	99.3%
Amortization Term (Original):	360 months			YE 2014 Occupancy:	99.3%
Loan Amortization Type:	Interest-only, Amortizing Balloon			As-Stabilized Appraised Value(4):	$67,250,000
Call Protection:	L(24),D(92),O(4)			As-Stabilized Appraisal Value Per SF(4):	$335.07
Lockbox Type:	Hard/Springing Cash Management			As-Stabilized Appraisal Valuation Date(4):	May 14, 2019
Additional Debt:	None
Additional Debt Type (Balance):	NAP			Underwriting and Financial Information
				Ann 8 NOI (8/31/2018):	$3,972,191
				YE 2017 NOI:	$4,230,437
				YE 2016 NOI:	$4,210,570
				YE 2015 NOI:	$4,388,633
				U/W Revenues:	$5,153,089
Escrows and Reserves				U/W Expenses:	$872,994
				U/W NOI:	$4,280,095
	Initial	Monthly	Cap	U/W NCF:	$4,113,101
Taxes	$69,500	$23,167	NAP	U/W DSCR based on NOI/NCF:	1.32x / 1.27x
Insurance	$8,333	$4,167	NAP	U/W Debt Yield based on NOI/NCF:	8.7% / 8.3%
Replacement Reserve	$0	$2,509	$200,000	UW Debt Yield at Maturity based on NOI/NCF:	9.8% / 9.4%
Existing TI/LC Reserve	$492,297	$14,216	$1,000,000	Cut-off Date LTV Ratio(4):	73.5%
Free Rent Reserve	$274,856	$0	NAP	LTV Ratio at Maturity(4):	65.2%

Sources and Uses
Sources			Uses
Original loan amount	$49,400,000	71.9%	Purchase price	$67,250,000	97.9%
Cash equity contribution	19,318,988	28.1	Reserves	844,986	1.2
			Closing costs	624,002	0.9
Total Sources	$68,718,988	100.0%	Total Uses	$68,718,988	100.0%

(1)	Current Occupancy includes Pacific Dental Pediatrics that has a signed lease for expansion space (3,992 square feet) but is not yet in occupancy of such space. The lender has reserved six months of free rent pursuant to the corresponding expansion lease. See “Escrows” below.

(2)	YE 2017 Occupancy reflects Seafood City Supermarket (28,000 square feet) and two in-line spaces (3,927 square feet) as vacant. The former Steinmart lease ended on November 30, 2017 and was replaced by the lease to Seafood City Supermarket, signed on January 12, 2018.

(3)	YE 2016 Occupancy is as of February 1, 2017.

(4)	The appraiser provided an “as-stabilized” value of $67,250,000 as of May 14, 2019 assuming stabilized operations after the tenants Seafood City Supermarket (28,000 square feet) and Pacific Dental Pediatrics (3,992 square feet of expansion space) are open for business. Seafood City Supermarket opened January 17, 2019 and Pacific Dental Pediatrics has an executed lease for expansion space but is not yet in occupancy of such space. The “as-is” appraised value was $66,400,000 as of September 14, 2018, which value results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 74.4% and 66.1%, respectively.

The Mortgage Loan. The mortgage loan (the “Shadow Mountain Marketplace Mortgage Loan”) is evidenced by a promissory note secured by a first mortgage encumbering the fee interest in an anchored retail center located in Las Vegas, Nevada (the “Shadow Mountain Marketplace Property”). The Shadow Mountain Marketplace Property previously secured a loan securitized in the GSMS 2013-GC16 securitization trust.

A-3-46

Retail – Anchored	Loan #5	Cut-off Date Balance:	$49,400,000
6425 - 6595 North Decatur Boulevard	Shadow Mountain Marketplace	Cut-off Date LTV:	73.5%
Las Vegas, NV 89131		U/W NCF DSCR:	1.27x
		U/W NOI Debt Yield:	8.7%

The Borrowers and the Borrower Sponsors. The borrowers are Palm Deluxe Group, LLC and Palm Deluxe Enterprise LLC, as tenants-in-common, each a Delaware limited liability company and single purpose entity with at least two independent directors (the “Shadow Mountain Marketplace Borrowers”). Legal counsel to the Shadow Mountain Marketplace Borrowers delivered a non-consolidation opinion in connection with the origination of the Shadow Mountain Marketplace Mortgage Loan.

The borrower sponsors and nonrecourse carve-out guarantors are Anupam Patel and Daksha Patel. Anupam Patel and Daksha Patel are entrepreneurs and real estate investors with a current real estate portfolio of seven multifamily properties (118 units), one industrial property and six retail properties, in addition to the Shadow Mountain Marketplace Property, all located in California and Nevada.

The Property. The Shadow Mountain Marketplace Property is a 200,703 square foot anchored retail center built in 2007 and located at 6425-6595 North Decatur Boulevard in Las Vegas, Nevada. The Shadow Mountain Marketplace Property is anchored by Best Buy, Ashley Furniture, Seafood City Supermarket and Walgreens. Notable in-line restaurant and retail tenants include Chili’s, Skinny Fats, Café Rio, Massage Envy, Panda Express, T-Mobile, Kumon Learning Center, State Farm Insurance, Great Harvest Bread Co., H&R Block and Subway. McDonald’s and Wells Fargo are also pad tenants. The Shadow Mountain Marketplace Property includes 1,139 parking spaces (approximately 5.68 spaces per 1,000 square feet).

The Shadow Mountain Marketplace Property is shadow anchored by a corporate-owned Costco, which according to the appraisal achieves approximately $205 million in annual sales. Also, directly across the North Decatur Boulevard is Crossroads Towne Center, a power center anchored by Wal-Mart Supercenter and Bed, Bath & Beyond, and directly across Bruce Woodbury Beltway is Decatur 215, a power center anchored by Target, WinCo, Hobby Lobby and Ross Dress for Less.

As of November 1, 2018, the Shadow Mountain Marketplace Property was 100.0% occupied by 31 tenants. Historical year-end occupancy has been between 99.3% and 100.0% since 2015 except for year-end 2017 which had an occupancy rate of 84.1% due to the former Steinmart lease ending on November 30, 2017, which was replaced by the lease to Seafood City Supermarket signed on January 12, 2018. Other than the four anchor tenants, Best Buy, Ashley Furniture, Seafood City Supermarket and Walgreens, no single tenant represents more than 2.9% of NRA or 5.0% of underwritten base rent.

Recent leases and lease renewals executed in the past twelve months total 117,091 square feet and include Best Buy, Ashley Furniture, Seafood City Supermarket, Pacific Dental Pediatrics, State Farm Insurance, H&R Block and Sticks & Shakes. There were no concessions given on the renewal leases. Rents for the in-line spaces ranged from $25.44 to $36.00 per square foot.

A-3-47

Retail – Anchored	Loan #5	Cut-off Date Balance:	$49,400,000
6425 - 6595 North Decatur Boulevard	Shadow Mountain Marketplace	Cut-off Date LTV:	73.5%
Las Vegas, NV 89131		U/W NCF DSCR:	1.27x
		U/W NOI Debt Yield:	8.7%

The following table presents certain information relating to the tenancy at the Shadow Mountain Marketplace Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/ S&P/ Moody’s)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Renewal Options	Termin. Options (Y/N)

Anchor Tenants
Best Buy	BBB/BBB/Baa1	45,000	22.4%	$16.12	$725,400	15.9%	3/31/2023	3, 5-year	N
Ashley Furniture	NR/NR/NR	35,853	17.9%	$11.00	$394,383	8.6%	3/31/2024	1, 5-year	N
Seafood City Supermarket	NR/NR/NR	28,000	14.0%	$14.50	$406,000	8.9%	12/31/2028	3, 5-year	N
Walgreens	BBB/BBB/Baa2	14,820	7.4%	$39.50	$585,390	12.8%	12/31/2032(3)	(3)	N(3)
Total Anchor Tenants		123,673	61.6%	$17.07	$2,111,173	46.3%

Major Tenants
Pacific Dental Pediatrics(4)	NR/NR/NR	7,842	3.9%	$40.91	$320,812	7.0%	Various(4)	2, 5-year	N
Chili’s	NR/BB+/Ba1	5,903	2.9%	$28.70	$169,400	3.7%	12/31/2021	3, 5-year	N
Omega Salon Studios	NR/NR/NR	5,330	2.7%	$25.20	$134,316	2.9%	11/30/2019	1, 5-year	N
Wells Fargo	A+/A-/A2	4,945	2.5%	$46.06	$227,767	5.0%	11/30/2026	4, 5-year	N
McDonald’s	BBB/BBB+/Baa1	4,456	2.2%	$33.94	$151,250	3.3%	11/30/2027	4, 5-year	N
Total Major Tenants		28,476	14.2%	$35.24	$1,003,545	22.0%

Non-Major Tenants		45,554	22.7%	$31.78	$1,447,529	31.7%
Occupied Collateral Total		197,703	98.5%	$23.08	$4,562,247	100.0%

Management Office(5)		3,000	1.5%
Vacant Space		0	0.0%
Collateral Total		200,703	100.0%

(1)	Information obtained from the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Walgreens has a 75-year lease through December 31, 2082, with a termination option anytime after December 31, 2032 with twelve months’ notice.

(4)	Pacific Dental Pediatrics leases 3,850 square feet at a rent of $46.00 per square foot expiring November 30, 2027 and has a lease for expansion space for 3,992 square feet at a rent of $36.00 per square foot expiring October 31, 2027. Pacific Dental Pediatrics is not yet in occupancy of its expansion space. In connection with its expansion space, Pacific Dental Pediatrics is entitled to 6 months’ of free rent, which amount has been fully reserved by the lender. See “Escrows” below.

(5)	3,000 square feet of second floor office space is currently being used as a management office.

A-3-48

Retail – Anchored	Loan #5	Cut-off Date Balance:	$49,400,000
6425 - 6595 North Decatur Boulevard	Shadow Mountain Marketplace	Cut-off Date LTV:	73.5%
Las Vegas, NV 89131		U/W NCF DSCR:	1.27x
		U/W NOI Debt Yield:	8.7%

Major Tenants.

Largest Tenant: Best Buy (45,000 square feet, 22.4% of NRA, 15.9% of underwritten base rent). Best Buy is an original tenant at the Shadow Mountain Marketplace Property and in May 2017 exercised early its first renewal option, extending its lease term from February 2018 through March 31, 2023, with no concessions. Best Buy has three five-year renewal options remaining. Best Buy is not required by its lease to report sales.

2nd Largest Tenant: Ashley Furniture (35,853 square feet, 17.9% of NRA, 8.6% of underwritten base rent). Ashley Furniture has been a tenant at the Shadow Mountain Marketplace Property since April 2009 and in July 2018 exercised its first renewal option, extending its lease term from April 2019 through March 31, 2024, with no concessions. Ashley Furniture has one five-year renewal option remaining and a termination option should the non-collateral Costco close for more than six consecutive months, other than for causes of force majeure, casualty or condemnation. Ashley Furniture is required to pay percentage rent of 5.0% of gross sales, which will adjust to 4.0% of gross sales over $358,530 beginning with its renewal term in April 2019. At the Shadow Mountain Marketplace Property, Ashley Furniture reported sales of $9,376,004 ($262 PSF) and $9,155,258 ($255 PSF) for 2016 and 2017, respectively. Ashley Furniture sales for the trailing twelve months ended September 2018 were $11,335,440 ($316 PSF).

3rd Largest Tenant: Seafood City Supermarket (28,000 square feet, 14.0% of NRA, 8.9% of underwritten base rent). Seafood City Supermarket signed its lease January 12, 2018, replacing Steinmart whose lease expired November 30, 2017. After completing its buildout, Seafood City Supermarket had its grand opening on January 17, 2019. Seafood City Supermarket’s lease expires December 31, 2028 and includes three five-year renewal options.

4th Largest Tenant: Walgreens (14,820 square feet, 7.4% of NRA, 12.8% of underwritten base rent). Walgreens is an original tenant at the Shadow Mountain Marketplace Property under a 75-year lease through December 31, 2082 with a termination right any time after December 31, 2032 with at least twelve months’ notice. Walgreens is required to pay percentage rent of (a) 2.0% of gross sales (excluding food and prescriptions) and (b) 0.5% of gross sales from food and prescriptions, over the breakpoint of $585,329. At the Shadow Mountain Marketplace Property, Walgreens reported sales (excluding prescriptions, tobacco, alcohol, milk, and non-alcoholic beverages) of $1,911,858 ($129 PSF), $1,963,610 ($132 PSF) and $2,077,864 ($140 PSF) for 2015, 2016 and 2017, respectively.

The following table presents certain information relating to the lease expiration schedule at the Shadow Mountain Marketplace Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
2019	4	9,996	5.0%	9,996	5.0%	$275,768	6.0%	$27.59
2020	2	2,795	1.4%	12,791	6.4%	$84,960	1.9%	$30.40
2021	2	7,153	3.6%	19,944	9.9%	$201,225	4.4%	$28.13
2022	9	19,987	10.0%	39,931	19.9%	$653,504	14.3%	$32.70
2023	6	55,886	27.8%	95,817	47.7%	$1,104,576	24.2%	$19.76
2024	2	37,873	18.9%	133,690	66.6%	$456,195	10.0%	$12.05
2025	0	0	0.0%	133,690	66.6%	$0	0.0%	$0.00
2026	2	8,895	4.4%	142,585	71.0%	$322,567	7.1%	$36.26
2027	2	12,298	6.1%	154,883	77.2%	$472,062	10.3%	$38.39
2028	1	28,000	14.0%	182,883	91.1%	$406,000	8.9%	$14.50
2029	0	0	0.0%	182,883	91.1%	$0	0.0%	$0.00
Thereafter	1	14,820	7.4%	197,703	98.5%	$585,390	12.8%	$39.50
Vacant/Other(2)	0	3,000	1.5%	200,703	100.0%	$0	0.0%	$0.00
Total/Weighted Average	31	200,703	100.0%			$4,562,247		$23.08(3)

(1)	Information obtained from the underwritten rent roll.
(2)	3,000 square feet of second floor office space is currently being used as a management office.
(3)	Annual U/W Base Rent PSF excludes the 3,000 square foot management office.

The following table presents historical occupancy percentages at the Shadow Mountain Marketplace Property:

Historical Occupancy

1/1/2015	1/1/2016	2/1/2017	1/1/2018(1)	11/1/2018(2)
99.3%	99.3%	100.0%	84.1%	100.0%

(1)	Occupancy reflects Seafood City Supermarket (28,000 square feet) and two in-line spaces (3,927 square feet) as vacant. The former Steinmart lease ended on November 30, 2017 and was replaced by the lease to Seafood City Supermarket, signed on January 12, 2018.
(2)	Occupancy includes Pacific Dental Pediatrics for which the tenant has a signed lease for expansion space (3,992 square feet) but is not yet in occupancy of such space. The lender has reserved six months of free rent pursuant to the corresponding expansion lease. See “Escrows” below.

A-3-49

Retail – Anchored	Loan #5	Cut-off Date Balance:	$49,400,000
6425 - 6595 North Decatur Boulevard	Shadow Mountain Marketplace	Cut-off Date LTV:	73.5%
Las Vegas, NV 89131		U/W NCF DSCR:	1.27x
		U/W NOI Debt Yield:	8.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Shadow Mountain Marketplace Property:

Cash Flow Analysis

	2015	2016	2017	Ann 8/31/2018	U/W	%(1)	U/W $ per SF
Base Rent(2)	$4,302,179	$4,277,208	$4,332,655	$3,932,415	$4,562,247	84.1%	$22.73
Grossed Up Vacant Space	0	0	0	0	36,000	0.7	0.18
Gross Potential Rent	$4,302,179	$4,277,208	$4,332,655	$3,932,415	$4,598,247	84.8%	$22.91
Reimbursements	874,079	670,152	657,651	675,774	756,057	13.9	3.77
Percentage Rent(3)	2,210	53,188	46,102	86,498	70,000	1.3	0.35
Net Rental Income	$5,178,468	$5,000,548	$5,036,408	$4,694,687	$5,424,304	100.0%	$27.03
(Vacancy & Credit Loss)	0	0	0	0	(271,215)	(5.9)	(1.35)
Effective Gross Income	$5,178,468	$5,000,548	$5,036,408	$4,694,687	$5,153,089	95.0%	$25.68

Real Estate Taxes	249,966	249,971	254,973	97,163	262,370	5.1	1.31
Insurance	62,253	60,912	57,160	86,718	60,090	1.2	0.30
Management Fee	90,000	90,000	90,976	105,145	154,593	3.0	0.77
Other Operating Expenses	387,616	389,095	402,862	433,470	395,941	7.7	1.97
Total Operating Expenses	$789,835	$789,978	$805,971	$722,496	$872,994	16.9%	$4.35

Net Operating Income	$4,388,633	$4,210,570	$4,230,437	$3,972,191	$4,280,095	83.1%	$21.33
Replacement Reserves	0	0	0	0	30,105	0.6	0.15
TI/LC	0	0	0	0	136,889	2.7	0.68
Net Cash Flow	$4,388,633	$4,210,570	$4,230,437	$3,972,191	$4,113,101	79.8%	$20.49

NOI DSCR	1.36x	1.30x	1.31x	1.23x	1.32x
NCF DSCR	1.36x	1.30x	1.31x	1.23x	1.27x
NOI DY	8.9%	8.5%	8.6%	8.0%	8.7%
NCF DY	8.9%	8.5%	8.6%	8.0%	8.3%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	U/W Base Rent includes contractual rent steps of $74,000 taken through November 1, 2019.

(3)	U/W Percentage Rent is based on Ashley Furniture’s September 2018 YTD sales plus remainder 2018 forecast and 4.0% rent factor beginning April 2019. Prior to April 2019, Ashley Furniture has been required to pay percentage rent at a 5.0% rent factor.

Appraisal. The appraiser concluded to an “as-stabilized” appraised value of $67,250,000 with a valuation date of May 14, 2019, assuming stabilized operations after the tenants Seafood City Supermarket (28,000 square feet) and Pacific Dental Pediatrics (3,992 square feet of expansion space) are open for business. Seafood City Supermarket opened January 17, 2019 and Pacific Dental Pediatrics has a signed lease for expansion space but is not yet in occupancy of such space. The “as-is” appraised value was $66,400,000 as of September 14, 2018, which value results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 74.4% and 66.1%, respectively.

Environmental Matters. According to the Phase I environmental report dated September 5, 2018, there was no evidence of any recognized environmental conditions at the Shadow Mountain Marketplace Property.

Market Overview and Competition. The Shadow Mountain Marketplace Property is located at 6425 - 6595 North Decatur Boulevard, with two points of ingress and egress along North Decatur Boulevard and two points of ingress and egress along West Rome Boulevard, and with frontage along the I-215 Beltway at a signalized intersection. Both North Decatur Boulevard and the I-215 Beltway connect to Highway 95, leading directly to downtown Las Vegas, which is approximately 10.1 miles from the Shadow Mountain Marketplace Property.

According to the appraiser, the Las Vegas-Henderson-Paradise, NV metropolitan statistical area had a 2018 population of over 2.2 million with personal income growth of 7.1% and an unemployment rate of 5.9%. The Las Vegas area has been undergoing recent growth and development. The Las Vegas Convention Center has a planned $1.4 billion expansion and renovation project, and Las Vegas is home to four new major league sports teams. In 2018, the United Soccer League Las Vegas Lights Football Club and the National Hockey League Vegas Golden Knights team had its inaugural seasons. Las Vegas also welcomed a WNBA team, formerly the San Antonio Stars, in 2018 and is welcoming an NFL team, formerly the Oakland Raiders, for which a $1.9 billion stadium is being built.

Additionally, the Las Vegas Strip is currently undergoing construction at the $4 billion Resorts World resort and casino, the MSG Sphere performance venue, at Wynn Resorts Paradise Park which is undergoing a $1.5 billion expansion, at the Park MGM and NoMad hotel which is undergoing a $450 million conversion from the former Monte Carlo, at the Palms Casino which is undergoing a $485 million renovation and expansion, and at the Cosmopolitan Hotel and Casino which is undergoing $100 million in upgrades.

According to the appraisal, the 2017 estimated population within a one-, three- and five-mile radius was 16,801, 129,834 and 304,642, respectively. The 2017 estimated average household income within a one-, three- and five-mile radius was $80,313, $86,643 and $80,202, respectively.

A-3-50

Retail – Anchored	Loan #5	Cut-off Date Balance:	$49,400,000
6425 - 6595 North Decatur Boulevard	Shadow Mountain Marketplace	Cut-off Date LTV:	73.5%
Las Vegas, NV 89131		U/W NCF DSCR:	1.27x
		U/W NOI Debt Yield:	8.7%

Submarket Information - The Shadow Mountain Marketplace Property is located in the North Las Vegas retail submarket, which for the second quarter of 2018 contained over 6.5 million square feet of inventory with a vacancy rate of 8.4%, and average asking rent of $17.64 per square foot. Since 2016, the submarket has absorbed 171,866 square feet of new inventory and seen a decline in vacancy from 11.4% and increase in asking rent from $16.20 per square foot.

The following table presents certain information relating to the appraiser’s market rent conclusion for the Shadow Mountain Marketplace Property:

Market Rent Summary

	In-Line	Restaurant	Jr. Anchor
Market Rent (PSF)	$36.00	$39.00	$15.00
Lease Term (Years)	5	7	10
Lease Type (Reimbursements)	NNN	NNN	NNN
Rent Increase Projection	3.0% per annum	3.0% per annum	3.0% per annum

The following table presents certain information from the appraisal relating to comparable properties to Shadow Mountain Marketplace Property:

Comparable Properties

Property Name	Distance from Subject	Overall Occ%	Total GLA (SF)	Tenant Name	Lease Date / Term (Yrs)	Lease Area (SF)	Annual Base Rent NNN PSF
Shadow Mountain Marketplace	N/A	100.0%(1)	200,703(1)				$23.08(1)
Crossroads Towne Center	0.1 miles	86.9%	148,791	Café Zupas Griddle Cakes Boba Tea Bok Bok Chicken	Jan 19 / 10.0 Nov 18 / 5.0 Sept 18 / 7.0 Sept 18 / 7.0	4,400 1,777 1,469 2,100	$31.00 $29.65 $24.00 $47.40
Decatur 215 Plaza	0.4 miles	100.0%	126,678	Tough Mudder Boot Camp Navy Federal Credit Union Jenny Craig One Nevada Credit Union	Jul 18 / 10.0 Feb 18 / 5.1 Jan 18 / 5.1 Dec 17 / 5.1	2,455 4,145 1,400 3,000	$27.00 $27.00 $28.00 $37.08
Centennial Crossroads Plaza	3.0 miles	95%	105,415	Device Pit Stop Power Hour 360 Complete Cleaners Weight Watchers	Jan 18 / 1.0 Dec 17 / 5.0 May 17 / 5.3 Apr 17 / 5.0	1,232 3,200 1,298 1,366	$21.60 $18.00 $19.80 $19.25
Montecito Crossing	4.5 miles	97.4%	179,721	Einstein’s Subway Rock Star Nail Ulta	Jun 17 / 10.0 Jan 17 / 5.0 Jun 16 / 0.8 Feb 16 / 10.0	2,645 1,200 1,400 10,400	$47.50 $42.72 $30.00 $19.00
DC Plaza	4.4 miles	100.0%	68,028	Dottys Tavern Rubios Lemongrass & Lime Orange Theory Fitness	Feb 18 / 10.0 Feb 18 / 10.0 Jan 18 / 5.0 Jan 18 / 5.0	4,400 2,500 2,500 3,772	$48.00 $33.00 $32.57 $30.00
Montecito Marketplace	4.5 miles	100.0%	190,434	Centennial Family Eyecare Chilis Restaurant Dollar Tree TJ Maxx	Jul 17 / 10.0 Jul 17 / 10.0 Jul 17 / 10.0 Apr 17 / 10.0	1,596 6,000 10,800 29,950	$51.14 $26.31 $16.50 $12.81

(1)	Information obtained from the underwritten rent roll.

A-3-51

Retail – Anchored	Loan #5	Cut-off Date Balance:	$49,400,000
6425 - 6595 North Decatur Boulevard	Shadow Mountain Marketplace	Cut-off Date LTV:	73.5%
Las Vegas, NV 89131		U/W NCF DSCR:	1.27x
		U/W NOI Debt Yield:	8.7%

Escrows.

Real Estate Taxes – The Shadow Mountain Marketplace Mortgage Loan documents require upfront escrows in the amount of $69,500 for real estate taxes and monthly escrows of 1/12th of the estimated annual taxes due (currently $23,167).

Insurance – The Shadow Mountain Marketplace Mortgage Loan documents require upfront escrows in the amount of $8,333 for property insurance premiums and monthly escrows of 1/12th of the estimated premiums due (currently $4,167, and unless waived due to a blanket policy being in place).

Replacement Reserves – The Shadow Mountain Marketplace Mortgage Loan documents require monthly escrows in the amount of $2,509 for replacement reserves until a cap of $200,000 is reached or at any time during an event of default.

Tenant Improvements and Leasing Commissions Reserve - The Shadow Mountain Marketplace Mortgage Loan documents require upfront escrows in the amount of $492,297 for tenant improvements and leasing commissions, and monthly escrows of $14,216 until a cap of $1,000,000 is reached or at any time during an event of default. Additionally, during a Best Buy Sweep Period, all excess cash is required to be deposited to the tenant improvements and leasing commissions reserve.

A “Best Buy Sweep Period” will commence (i) twelve months prior to the expiration of Best Buy’s lease or (ii) upon Best Buy’s failure to renew its lease as set forth therein. A Best Buy Sweep Period will end upon the earliest of (x) Best Buy renewing or extending its lease and the amount of excess cash collected during the Best Buy Sweep Period being sufficient to cover all tenant improvements and leasing commissions as a result of such renewal or extension, (y) the Best Buy space being re-leased to one or more replacement tenants on terms acceptable to the lender and the amount of excess cash collected during the Best Buy Sweep Period being sufficient to cover all tenant improvements and leasing commissions as a result of such new lease, and (z) twelve months after the commencement of the Best Buy Sweep Period.

Free Rent Reserve – The Shadow Mountain Marketplace Mortgage Loan documents require upfront escrows in the amount of $274,856 for outstanding free rent relating to the tenants Seafood City Supermarket and Pacific Dental Pediatrics. As of January 2019, Seafood City Supermarket commenced rent payments and the free rent reserved for such tenant ($203,000) is eligible for release. Pacific Dental Pediatrics is entitled to six months of free rent ($71,856) starting 150 days from the delivery of its space.

Lockbox and Cash Management. The Shadow Mountain Marketplace Mortgage Loan requires a hard lockbox with springing cash management. Upon the occurrence of a Cash Sweep Period, the Shadow Mountain Marketplace Borrowers are required to establish a lender-controlled cash management account to which funds in the lockbox account are required to be transferred daily to be disbursed according to the Shadow Mountain Marketplace Mortgage Loan documents.

Also, (i) during the continuance of a Cash Sweep Period triggered by a Best Buy Sweep Period, all excess cash is required to be deposited to the tenant improvements and leasing commissions reserve and (ii) during the continuance of a Cash Sweep Period triggered by a DSCR Sweep Period or an event of default, all excess cash is required be collected and held by the lender as additional security for the Shadow Mountain Marketplace Mortgage Loan.

A “Cash Sweep Period” will occur during any of (a) an event of default until the cure or waiver of such event of default (b) a DSCR Sweep Period, or (c) a Best Buy Sweep Period. A Cash Sweep Period may be cured only once; if it occurs twice, then the excess cash will continue to be collected and held by the lender for the remainder of the Shadow Mountain Marketplace Mortgage Loan term.

A “DSCR Sweep Period” will commence when the debt service coverage ratio is less than 1.15x for two calendar quarters, and end when the debt service coverage ratio is equal to or greater than 1.20x for two calendar quarters.

Property Management. The Shadow Mountain Marketplace Property is managed by Lucescu Realty Asset Services, Inc., an investment real estate brokerage company headquartered in Newport Beach, California, with offices in Las Vegas, Nevada and Phoenix, Arizona.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Terrorism Insurance. The Shadow Mountain Marketplace Mortgage Loan documents require that the property insurance policy required to be maintained provide coverage for perils and acts of terrorism in an amount equal to the full replacement cost of the Shadow Mountain Marketplace Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

A-3-52

Office – Suburban	Loan #6	Cut-off Date Balance:	$44,953,796
6385 South Rainbow Boulevard	Rainbow Sunset Pavilion	Cut-off Date LTV:	66.0%
Las Vegas, NV 89118		U/W NCF DSCR:	1.51x
		U/W NOI Debt Yield:	10.8%

A-3-53

Office – Suburban	Loan #6	Cut-off Date Balance:	$44,953,796
6385 South Rainbow Boulevard	Rainbow Sunset Pavilion	Cut-off Date LTV:	66.0%
Las Vegas, NV 89118		U/W NCF DSCR:	1.51x
		U/W NOI Debt Yield:	10.8%

SOUTH RAINBOW BOULEVARD
POST ROAD
SUNSET ROAD
ROSANNA STREET
MULTI-TENANT OFFICE
RAINBOW SUNSET PAVILION PROPERTY
BOYD GAMING
PARKING GARAGE
N
Rainbow Sunset Pavilion
Not Part of the Collateral

A-3-54

Office – Suburban	Loan #6	Cut-off Date Balance:	$44,953,796
6385 South Rainbow Boulevard	Rainbow Sunset Pavilion	Cut-off Date LTV:	66.0%
Las Vegas, NV 89118		U/W NCF DSCR:	1.51x
		U/W NOI Debt Yield:	10.8%

Rainbow Sunset Pavilion
6385 South Rainbow Boulevard
Las Vegas, NV 89118
LAS VEGAS
Summerlin
South Summerlin
Spring Valley
Enterprise
SPRING MTS.
CLARK COUNTY
LAS VEGAS STRIP
McCarran International Airport
Charleston Blvd
Sahara Ave
Desert Inn Rd
Spring Mtn. Rd
Twain Ave
Flamingo Rd
Harmon Ave
Tropicana Ave
Hacienda Ave
Russell Rd
Sunset Rd
Bruce Woodbury Beltway
Warm Springs Rd
Robindale Rd
Windmill Ln
Blue Diamond Rd
Silverado Ranch Blvd
Mountains Edge Pkwy
Cactus Ave
Somerset Hills Ave
Southern Highlands Pkwy
Erie Ave
Alta Dr
Oakey Blvd
Rainbow Blvd
Buffalo Dr
Durango Dr
Fort Apache Rd
Hualapai Way
Town Center Dr
Jones Blvd
Decatur Blvd
Arville St
Valley View Blvd
Rancho Dr
Las Vegas Blvd
Las Vegas Frwy
Dean Martin Dr
Gillespie St
NORTH LAS VEGAS
HENDERSON
MUDDY MTS.
Sunrise Manor
Winchester
Downtown
LV Strip

A-3-55

No. 6 – Rainbow Sunset Pavilion

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Bank of America, National Association			Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$45,000,000			Property Type - Subtype:	Office - Suburban
Cut-off Date Balance:	$44,953,796			Location:	Las Vegas, NV
% of Initial Pool Balance:	4.6%			Size:	215,232 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF:	$208.86
Borrower Sponsors(1):	Gene H. Yamagata; Yamagata Legacy Trust			Maturity Date Balance Per SF:	$172.70
Guarantors(1):	Gene H. Yamagata; Yamagata Legacy Trust			Year Built/Renovated:	2009/NAP
Mortgage Rate:	5.1450%			Title Vesting:	Fee
Note Date:	December 21, 2018			Property Manager:	Self-managed
Seasoning:	1 month			Current Occupancy (As of):	100.0% (11/4/2018)
Maturity Date:	January 1, 2029			YE 2017 Occupancy:	98.3%
IO Period:	0 months			YE 2016 Occupancy:	90.7%
Loan Term (Original):	120 months			YE 2015 Occupancy:	78.7%
Amortization Term (Original):	360 months			YE 2014 Occupancy:	68.3%
Loan Amortization Type:	Amortizing Balloon			As-Is Appraised Value:	$68,100,000
Call Protection:	L(25),GRTR1% or YM or D(90),O(5)			As-Is Appraised Value Per SF:	$316.40
Lockbox Type:	Hard/Springing Cash Management			As-Is Appraisal Valuation Date:	September 6, 2018
Additional Debt:	None
Additional Debt Type (Balance):	NAP			Underwriting and Financial Information
				TTM NOI (8/31/2018):	$4,371,804
				YE 2017 NOI:	$3,639,488
				YE 2016 NOI:	$3,477,793
				YE 2015 NOI:	$2,185,053
				U/W Revenues:	$6,799,101
Escrows and Reserves				U/W Expenses:	$1,951,520
				U/W NOI:	$4,847,581
	Initial	Monthly	Cap	U/W NCF:	$4,460,636
Taxes	$79,273	$39,636	NAP	U/W DSCR based on NOI/NCF:	1.64x / 1.51x
Insurance	$43,280	$6,183	NAP	U/W Debt Yield based on NOI/NCF:	10.8% / 9.9%
Replacement Reserve	$0	$4,484	NAP	UW Debt Yield at Maturity based on NOI/NCF:	13.0% / 12.0%
TI/LC Reserve	$483,120	$7,000	$336,000	Cut-off Date LTV Ratio:	66.0%
Free Rent Reserve	$2,241,384	$0	NAP	LTV Ratio at Maturity:	54.6%

Sources and Uses
Sources			Uses
Original loan amount	$45,000,000	100.0%	Return of equity(2)	$23,818,248	52.9%
			Loan payoff	18,081,218	40.2
			Reserves	2,847,057	6.3
			Closing costs	253,477	0.6
Total Sources	$45,000,000	100.0%	Total Uses	$45,000,000	100.0%

(1)	The borrower sponsors and guarantors are Gene H. Yamagata and, in their capacities as trustees of the Yamagata Legacy Trust, Cory G. Roberts, Benny Yamagata and C. Taggart Grant.
(2)	The borrower sponsors constructed the Rainbow Sunset Pavilion Property and maintain a total a cost basis of $77,772,827.

The Mortgage Loan. The mortgage loan (the “Rainbow Sunset Pavilion Mortgage Loan”) is evidenced by a promissory note secured by a first mortgage encumbering the fee interest in a Class A office building located in Las Vegas, Nevada (the “Rainbow Sunset Pavilion Property”).

A-3-56

Office – Suburban	Loan #6	Cut-off Date Balance:	$44,953,796
6385 South Rainbow Boulevard	Rainbow Sunset Pavilion	Cut-off Date LTV:	66.0%
Las Vegas, NV 89118		U/W NCF DSCR:	1.51x
		U/W NOI Debt Yield:	10.8%

The Borrower and Borrower Sponsors. The borrower is GY Rainbow, LLC, a Nevada limited liability company and single purpose entity with at least one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Rainbow Sunset Pavilion Mortgage Loan.

The borrower sponsors and guarantors of certain nonrecourse carveouts are Gene H. Yamagata, and in their capacities as trustees of the Yamagata Legacy Trust, Cory G. Roberts, Benny Yamagata and C. Taggart Grant.

Gene H. Yamagata is a Las Vegas-based entrepreneur and investor. Mr. Yamagata’s current real estate portfolio includes nine properties across Utah, Arizona, Minnesota, Colorado and Nevada.

The Property. The Rainbow Sunset Pavilion Property is comprised of an eight-story, Class A office building totaling 215,232 square feet and a four-story parking garage containing 750 garage spaces plus 238 uncovered surface spaces. The Rainbow Sunset Pavilion Property is part of a greater master-planned development that also includes two non-collateral office buildings, totaling approximately 450,000 square feet, and a 100,000 square foot outdoor retail center. One of the non-collateral office buildings is owned and occupied solely by Boyd Gaming (also a tenant at the Rainbow Sunset Pavilion Property) and the other was 95% occupied as of September 2018 by tenants including Wells Fargo, American Wagering, Inc. and New York Life Insurance Co. A third party data provider reported the retail center to be 100% occupied.

The Rainbow Sunset Pavilion Property was acquired by the borrower sponsors in 2008 prior to the building’s completion in 2009. After the acquisition, the borrower sponsors paid off all construction financing and construction costs and in 2010 began leasing efforts, investing over $12.4 million in capital expenditures and tenant suite buildout, for a total a cost basis of $77,772,827.

The Rainbow Sunset Pavilion Property is currently 100.0% leased to nine tenants, with the five largest tenants: Hakkasan, Boyd Gaming, Lewis Brisbois Bisgaard & Smith (“LBBS”), MGM and Liberty Dental representing 85.1% of NRA and 85.0% of underwritten gross potential rent, with the remainder of the space being leased to four tenants with no single tenant representing more than 7.2% of NRA or 7.4% of underwritten gross potential rent.

The following table presents certain information relating to the major tenants at the Rainbow Sunset Pavilion Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Renewal Options	Termin. Options (Y/N)

Major Tenants
Hakkasan(2)	NR/NR/NR	53,944	25.1%	$35.12	$1,894,291	25.6%	12/31/2024	1, 5-year	N
Boyd Gaming(3)	NR/B2/B+	41,297	19.2%	$31.81	$1,313,468	17.8%	7/31/2022(3)	2, 7-year(3)	N
LBBS(4)	NR/NR/NR	39,358	18.3%	$36.11	$1,421,215	19.2%	5/31/2025	1, 5-year	N
MGM(5)	BB/Ba3/BB-	26,311	12.2%	$34.00	$894,554	12.1%	4/9/2025	1, 5-year	N(5)
Liberty Dental	NR/NR/NR	22,145	10.3%	$33.99	$752,736	10.2%	3/31/2024	1, 5-year	N
Total Major Tenants		183,055	85.1%	$34.29	$6,276,263	85.0%

Non-Major Tenants(6)		32,177	14.9%	$34.55	$1,111,696	15.0%
Occupied Collateral Total		215,232	100.0%	$34.33	$7,387,959	100.0%

Vacant Space		0	0.0%

Collateral Total		215,232	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Hakkasan is entitled to abated rent scheduled through its lease term, which amount ($1,140,488) has been fully reserved by the lender. See “Escrows” below.

(3)	Boyd Gaming occupies three suites: Suite 130 (5,081 square feet) expiring February 28, 2021 with one one-year renewal option, Suite 100 (7,667 square feet) expiring November 22, 2021 and Suite 300 (28,549 square feet) expiring July 31, 2022 with two seven-year renewal options. Boyd Gaming is entitled to abated rent on Suite 130 from January through February 2019, which amount ($26,241) has been fully reserved by the lender. See “Escrows” below.

(4)	LBBS is entitled to four months of abated rent scheduled through its lease term, which amount ($476,699) has been fully reserved by the lender. See “Escrows” below.

(5)	MGM has a termination right upon 9 months’ prior notice for Suite 410 (3,670 square feet) with payment of a termination fee equal to $210,990. MGM is entitled to abated rent scheduled through its lease term, which amount ($417,466) has been fully reserved by the lender. See “Escrows” below.

(6)	Non-Major Tenants includes 6,633 square feet (3.2% of underwritten gross potential rent) leased to Yamagata Enterprises, an affiliate of the borrower sponsors under a lease expiring April 12, 2024.

A-3-57

Office – Suburban	Loan #6	Cut-off Date Balance:	$44,953,796
6385 South Rainbow Boulevard	Rainbow Sunset Pavilion	Cut-off Date LTV:	66.0%
Las Vegas, NV 89118		U/W NCF DSCR:	1.51x
		U/W NOI Debt Yield:	10.8%

Major Tenants.

Largest Tenant: Hakkasan (53,944 square feet, 25.1% of NRA, 25.6% of underwritten gross potential rent). The largest tenant is Hakkasan, a global hospitality company owned by Alliance International Investments LLC, an investment company based out of Abu Dhabi. Hakkasan has eleven locations including the Hakkasan Nightclub and restaurant located at the MGM Grand Hotel and Casino in Las Vegas. Hakkasan maintains their corporate offices at the Rainbow Sunset Pavilion Property and has reportedly invested nearly $1.60 million into its space buildout in addition to any landlord allowances. Hakkasan’s lease expires December 31, 2024 with one five-year renewal option. Hakkasan is entitled to rent abatements scheduled through its lease term, which amount ($1,140,488) has been fully reserved by the lender. See “Escrows” below.

2nd Largest Tenant: Boyd Gaming (41,297 square feet, 19.2% of NRA, 17.8% of underwritten gross potential rent). The second largest tenant is Boyd Gaming. Boyd Gaming (NYSE: BYD) is the owner and operator of 24 casino entertainment properties in seven states including nine Las Vegas local casinos and three downtown Las Vegas properties. Boyd Gaming’s corporate-owned offices are located in the adjacent non-collateral 6465 South Rainbow Boulevard building, which is a part of the same master-planned development. On January 16, 2019 Boyd filed plans to build a new headquarters on additional land it owns; however the timing of the project is not known. Boyd Gaming’s original space at the Rainbow Sunset Pavilion Property was Suite 100 (7,667 square feet) expiring November 22, 2021. Boyd Gaming has expanded twice and now also occupies Suite 300 (28,549 square feet), expiring July 31, 2022 with two seven-year renewal options, and Suite 130 (5,081 square feet), expiring February 28, 2021 with one one-year renewal option. In addition to any landlord allowances, Boyd Gaming has reportedly invested approximately $1.55 million into its space buildout. Boyd Gaming is entitled to abated rent on Suite 130 from January through February 2019, which amount ($26,241) has been fully reserved by the lender. See “Escrows” below.

3rd Largest Tenant: Lewis Brisbois Bisgaard & Smith LLP (39,358 square feet, 18.3% of NRA, 19.2% of underwritten gross potential rent). The third largest tenant is Lewis Brisbois Bisgaard & Smith LLP (“LBBS”). LBBS is a law firm offering over 40 specialty practices in offices across 47 cities nationwide. LBBS’ original space at the Rainbow Sunset Pavilion Property was Suite 600 (27,213 square feet). In June 2015, LBBS expanded to Suite 510 (12,145 square feet). The LBBS lease expires May 31, 2025 with one five-year renewal option. LBBS has reportedly invested approximately $629,000 into its space in addition to any tenant allowances. LBBS is entitled to three months of abated rent scheduled through its lease term, which amount ($476,699) has been fully reserved by the lender. See “Escrows” below.

4th Largest Tenant: MGM (26,311 square feet, 12.2% of NRA, 12.1% of underwritten gross potential rent). The fourth largest tenant is MGM Resorts International (NYSE: MGM). MGM is an S&P 500 global entertainment company with 28 hotel and casino locations featuring conference spaces, entertainment experiences, restaurants, nightlife and retail. MGM is the third largest private employer in Clark County, Nevada. MGM’s original space at the Rainbow Sunset Pavilion Property was Suite 500 (15,236 square feet). MGM expanded in June 2017 to Suite 420 (7,405 square feet) and again in February 2018 to Suite 410 (3,670 square feet). MGM has reportedly invested approximately $923,000 into its space buildout in addition to any tenant allowances. The MGM lease expires April 9, 2025 with one five-year renewal option. In connection with its most recent expansion to Suite 410, MGM is entitled to five months of abated rent ($417,466) which amount has been fully reserved by the lender, see “Escrows” below. MGM has the right to terminate its lease with respect to (only) Suite 410 with nine months’ notice and repayment of $210,990 of tenant allowances.

5th Largest Tenant: Liberty Dental (22,145 square feet, 10.3% of NRA, 10.2% of underwritten gross potential rent). The fifth largest tenant is Liberty Dental. Liberty Dental is a privately held dental health plan with over four million members. Liberty Dental is an original tenant at the Rainbow Sunset Pavilion Property, expanded in April 2012, and expanded and extended its lease in January 2018. Liberty Dental’s lease expires March 31, 2024 and includes one five-year renewal option.

A-3-58

Office – Suburban	Loan #6	Cut-off Date Balance:	$44,953,796
6385 South Rainbow Boulevard	Rainbow Sunset Pavilion	Cut-off Date LTV:	66.0%
Las Vegas, NV 89118		U/W NCF DSCR:	1.51x
		U/W NOI Debt Yield:	10.8%

The following table presents certain information relating to the lease expiration schedule at the Rainbow Sunset Pavilion Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W GPR	% of Total Annual U/W GPR	Annual U/W GPR PSF
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	1	5,084	2.4%	5,084	2.4%	$159,996	2.2%	$31.47
2022	1	41,297	19.2%	46,381	21.5%	$1,313,468	17.8%	$31.81
2023	0	0	0.0%	46,381	21.5%	$0	0.0%	$0.00
2024	4	87,740	40.8%	134,121	62.3%	$3,050,939	41.3%	$34.77
2025	2	65,669	30.5%	199,790	92.8%	$2,315,769	31.3%	$35.26
2026	0	0	0.0%	199,790	92.8%	$0	0.0%	$0.00
2027	0	0	0.0%	199,790	92.8%	$0	0.0%	$0.00
2028	1	15,442	7.2%	215,232	100.0%	$547,787	7.4%	$35.47
Thereafter	0	0	0.0%	215,232	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	215,232	100.0%	$0	0.0%	$0.00
Total/Weighted Average	9	215,232	100.0%			$7,387,959	100.0%	$34.33

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have multiple leases which have been consolidated for purposes of this Lease Expiration Schedule. For purposes of this schedule, Boyd Gaming is shown with a 2022 expiration; Boyd Gaming occupies three suites under leases expiring 2/28/2021 (5,081 square feet), 11/22/2021 (7,667 square feet) and 7/31/2022 (28,549 square feet).

The following table presents historical occupancy percentages at the Rainbow Sunset Pavilion Property:

Historical Occupancy

12/31/2014	12/31/2015	12/31/2016	12/31/2017	11/4/2018
68.3%	78.7%	90.7%	98.3%	100.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and underwritten net cash flow at the Rainbow Sunset Pavilion Property:

Cash Flow Analysis

	2015	2016	2017	8/31/2018 TTM	U/W	%(1)	U/W $ per SF
Base Rent	$5,262,365	$5,414,779	$6,351,868	$7,180,752	$7,198,309	95.5%	$33.44
Contractual Rent Steps	0	0	0	0	189,650	2.5	0.88
Gross Potential Rent	$5,262,365	$5,414,779	$6,351,868	$7,180,752	$7,387,959	98.0%	$34.33
Parking Income	30,153	67,223	86,408	124,781	149,938	2.0	0.70
Other Income	5,858	18,211	5,404	1,642	0	0.0	0.00
Net Rental Income	$5,298,376	$5,500,213	$6,443,680	$7,307,175	$7,537,897	100.0%	$35.02
Concessions	(1,479,713)	(416,685)	(971,771)	(957,839)	0	0.0	0.00
(Vacancy & Credit Loss)	0	0	0	0	(738,796)	(10.0)	(3.43)
Effective Gross Income	$3,818,663	$5,083,528	$5,471,909	$6,349,336	$6,799,101	90.2%	$31.59

Real Estate Taxes	239,593	256,963	275,107	292,328	328,152	4.8	1.52
Insurance	42,039	32,260	40,821	0	40,000	0.6	0.19
Management Fee	114,560	152,506	164,157	190,480	203,973	3.0	0.95
Other Operating Expenses	1,237,418	1,164,006	1,352,336	1,494,724	1,379,395	20.3	6.41
Total Operating Expenses	$1,633,610	$1,605,735	$1,832,421	$1,977,532	$1,951,520	28.7%	$9.07

Net Operating Income	$2,185,053	$3,477,793	$3,639,488	$4,371,804	$4,847,581	71.3%	$22.52
TI/LC	0	0	0	0	333,137	4.9	1.55
Capital Expenditures	0	0	0	45,696	53,808	0.8	0.25
Net Cash Flow	$2,185,053	$3,477,793	$3,639,488	$4,326,108	$4,460,636	65.6%	$20.72

NOI DSCR	0.74x	1.18x	1.24x	1.48x	1.64x
NCF DSCR	0.74x	1.18x	1.24x	1.47x	1.51x
NOI DY	4.9%	7.7%	8.1%	9.7%	10.8%
NCF DY	4.9%	7.7%	8.1%	9.6%	9.9%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

A-3-59

Office – Suburban	Loan #6	Cut-off Date Balance:	$44,953,796
6385 South Rainbow Boulevard	Rainbow Sunset Pavilion	Cut-off Date LTV:	66.0%
Las Vegas, NV 89118		U/W NCF DSCR:	1.51x
		U/W NOI Debt Yield:	10.8%

Appraisal. The appraiser concluded to an “as is” appraised value of $68,100,000 with a valuation date of September 6, 2018, which results in a Cut-off Date LTV Ratio and an LTV Ratio at Maturity of 66.0% and 54.6%, respectively.

Environmental Matters. According to the Phase I Environmental Assessment dated October 11, 2018, there are no recognized environmental conditions at the Rainbow Sunset Pavilion Property.

Market Overview and Competition. The Rainbow Sunset Pavilion Property is located at 6385 South Rainbow Boulevard in Las Vegas, Nevada, less than one half mile north of the Bruce Woodbury Beltway (CR-215) and approximately thirteen miles southwest of downtown Las Vegas and seven miles southwest of the Las Vegas Strip.

According to the appraiser, the Las Vegas-Henderson-Paradise, NV metropolitan statistical area had a 2018 population of over 2.2 million with personal income growth of 7.1% and an unemployment rate of 5.9%. The Las Vegas area has been undergoing recent growth and development. The Las Vegas Convention Center has a planned $1.4 billion expansion and renovation project, and Las Vegas is home to four new major league sports teams. In 2018, the United Soccer League Las Vegas Lights Football Club and the National Hockey League Vegas Golden Knights team had its inaugural seasons. Las Vegas also welcomed a WNBA team, formerly the San Antonio Stars, in 2018 and is welcoming an NFL team, formerly the Oakland Raiders, for which a $1.9 billion stadium is being built.

Additionally, the Las Vegas Strip is currently undergoing construction at the $4 billion Resorts World resort and casino, the MSG Sphere performance venue, at Wynn Resorts Paradise Park which is undergoing a $1.5 billion expansion, at the Park MGM and NoMad hotel which is undergoing a $450 million conversion from the former Monte Carlo, at the Palms Casino which is undergoing a $485 million renovation and expansion, and at the Cosmopolitan Hotel and Casino which is undergoing $100 million in upgrades.

According to the appraiser, the estimated 2018 population within a one-, three- and five-mile radius was 4,528, 128,318, and 334,990, respectively, and the estimated 2018 average household income within the same radii was $88,964, $75,663, and $74,602, respectively.

Submarket Information - The Rainbow Sunset Pavilion Property is located in the Southwest Las Vegas Office submarket. As of August 2018, Class A office inventory represents approximately 28.6% of the submarket with approximately 2.9 million square feet that carries a vacancy of 5.1% and direct average rent of $22.88 per square foot. The Class A submarket has showed positive absorption every year since 2010.

According to the appraisal, there are two office properties currently under construction in the submarket, totaling 44,000 square feet of which 84.3% is currently pre-leased. This new supply is considered Class B quality.

The following table presents certain information relating to the appraiser’s market rent conclusion for the Rainbow Sunset Pavilion Property:

Market Rent Summary

Market Rent (PSF)	$33.60
Lease Term (Years)	5
Lease Type (Reimbursements)	Modified Gross
Rent Increase Projection	3.0% per annum

The following table presents certain information relating to the appraiser’s comparable set to the Rainbow Sunset Pavilion Property:

Comparable Properties

Property Name, Address	Occupancy	Year Built	Total GLA (SF)	Distance from Subject	Annual Rent PSF
Rainbow Sunset Pavilion (Subject) 6385 South Rainbow Boulevard	100.0%(1)	2009	215,232(1)	N/A	$34.33 MG(1)
10240 W. Flamingo Road	100.0%	2018	181,534	8.0 miles	$22.80 NNN
Arroyo Corporate Center 7455 Arroyo Crossing Pkwy	89.0%	2008	75,000	1.5 miles	$27.00-30.00 MG
One Summerlin 1980 Festival Plaza Dr	87.4%	2015	206,279	10.1 miles	$36.12-37.8 FSG
Plaza West 1635 Village Center Cir	78.1%	1996	38,451	11.4 miles	$28.20-28.80 FSG
Pavilion 10801 W Charleston Blvd	92.0%	2007	150,797	11.1 miles	$33.60-36.00 MG

(1)	Information obtained from the underwritten rent roll.

A-3-60

Office – Suburban	Loan #6	Cut-off Date Balance:	$44,953,796
6385 South Rainbow Boulevard	Rainbow Sunset Pavilion	Cut-off Date LTV:	66.0%
Las Vegas, NV 89118		U/W NCF DSCR:	1.51x
		U/W NOI Debt Yield:	10.8%

Escrows.

Real Estate Taxes – The Rainbow Sunset Pavilion Mortgage Loan documents require upfront escrows in the amount of $79,273 for real estate taxes and monthly escrows of 1/12th of the estimated annual taxes due (currently $39,636).

Insurance – The Rainbow Sunset Pavilion Mortgage Loan documents require upfront escrows in the amount of $43,280 for property insurance premiums and monthly escrows of 1/12th of the estimated premiums due (currently $6,183, and unless waived due to a blanket policy being in place).

Replacement Reserves – The Rainbow Sunset Pavilion Mortgage Loan documents require monthly escrows in the amount of $4,484 for replacement reserves.

Tenant Improvements and Leasing Commissions Reserve - The Rainbow Sunset Pavilion Mortgage Loan documents require upfront escrows in the amount of $483,120 for tenant improvements and leasing commissions, and monthly escrows of $7,000 on each payment date when the reserve funds are less than $336,000.

Free Rent Reserve – The Rainbow Sunset Pavilion Mortgage Loan documents require upfront escrows in the amount of $2,241,384 for free rent relating to four tenants: Hakkasan ($1,140,488), LBBS ($476,699), MGM ($417,466), Weinberg, Wheeler, Hudgins, Gunn & Dial, LLC ($180,310) and Boyd Gaming ($26,241).

Lockbox and Cash Management. The Rainbow Sunset Pavilion Mortgage Loan requires a hard lockbox with springing cash management. Upon a Cash Sweep Period, funds in the lockbox account are required to be transferred daily to the lender-controlled cash management account to be disbursed according to the Rainbow Sunset Pavilion Mortgage Loan documents. Also during the continuance of a Cash Sweep Period, all excess cash is required be collected and held by the lender as additional security for the Rainbow Sunset Pavilion Mortgage Loan until the discontinuance of a Cash Sweep Period.

A “Cash Sweep Period” will exist upon the earlier of (i) an event of default, until the cure of such event of default, (ii) the debt service coverage ratio being less than 1.20x on a trailing six month basis tested quarterly, until the debt service coverage ratio is equal to or greater than 1.25x on a trailing six month basis tested quarterly for two consecutive quarters, and (iii) during the continuance of a Tenant Trigger Event.

A “Tenant Trigger Event” means either (i) a Tenant Bankruptcy Event, (ii) a Tenant Default Event, (iii) a Tenant Operations Event or (iv) a Tenant Renewal Event.

A “Tenant Bankruptcy Event” will commence upon (A) the tenants or guarantors under the Boyd Gaming, Hakkasan, LBBS or MGM leases availing itself of any Creditor’s Rights Laws, becoming or having its assets made the subject of any bankruptcy proceedings until (B) the lease is assumed without alteration of any material terms and the obligations of the tenant and guarantor remain unaltered and the tenant or guarantor assets no longer being subject to bankruptcy.

A “Tenant Default Event” will commence upon (A) Boyd Gaming (with respect to Suite 300 only, comprised of 28,549 square feet), Hakkasan, LBBS or MGM defaulting in payment or rent after any notice and cure periods until (B) cure of the payment default.

A “Tenant Operations Event” will commence upon (A) Boyd Gaming (with respect to Suite 300 only, comprised of 28,549 square feet), Hakkasan, LBBS or MGM vacating or giving notice to vacate its leased space until (B) the leased space is re-leased to one or more replacement tenants acceptable to the lender.

A “Tenant Renewal Event” will commence upon (A) the earlier to occur of any of Boyd Gaming (with respect to Suite 300 only, comprised of 28,549 square feet), Hakkasan, LBBS or MGM giving notice of non-renewal or failing to renew or extend its lease pursuant to the lease terms until (B) the lease is renewed or extended in accordance with its terms or the space is re-leased to one or more replacement tenants acceptable to the lender.

Property Management. The Rainbow Sunset Pavilion Property is managed by an affiliate of the borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Terrorism Insurance. The Rainbow Sunset Pavilion Mortgage Loan documents require that the property insurance policy required to be maintained provide coverage for perils and acts of terrorism in an amount equal to the full replacement cost of the Rainbow Sunset Pavilion Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

A-3-61

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A-3-62

Office - CBD	Loan #7	Cut-off Date Balance:	$43,000,000
211 North Pennsylvania Street	Regions Tower	Cut-off Date LTV:	58.7%
Indianapolis, IN 46204		U/W NCF DSCR:	1.85x
		U/W NOI Debt Yield:	10.1%

A-3-63

Office - CBD	Loan #7	Cut-off Date Balance:	$43,000,000
211 North Pennsylvania Street	Regions Tower	Cut-off Date LTV:	58.7%
Indianapolis, IN 46204		U/W NCF DSCR:	1.85x
		U/W NOI Debt Yield:	10.1%

Regions Tower
211 North Pennsylvania Street
Indianapolis, IN 46204
INDIANAPOLIS
Mile Square
Fall Creek and 16th St. Park
Fall Creek
E. 16th St.
Indiana University Health Methodist Hospital
IPS Crispus Attucks Museum
11th St.
10th St.
Indiana Univ. School of Medicine
Stutz Business Center
Indiana University Medical Center
Ransom Place
W. 9th St.
W. St. Clair St.
Central Library
Upper Canal
Phoenix Theatre
Emil A. Blackmore Museum
American Legion Mall
W. Walnut St.
W. North St.
Indiana Masonic Library Museum
Veteran's Mem. Plaza
Indiana War Memorial
Indiana University Health University Hospital
W. Michigan St.
Indiana University-Purdue University Indianapolis
IU Robert H. McKinney School of Law
CANAL WALK
W. New York St.
Michael A. Carroll Track and Soccer Stadium
Military Park
Indiana Historical Society
300 North Meridian
One America Tower
Depew Memorial Fountain
E. New York St.
Natl. Institute for Fitness and Sports
IMAX Theater
W. Ohio St.
Indiana State House
101 West Ohio
Market Tower
Chase Tower
One Indiana Square
BMO Plaza
Indianapolis Superior Courts
NCAA Hall of Champions
Indiana State Museum
Eiteljorg Museum
Indiana State Library
Soldiers and Sailors Monument
White R.
W. Washington St.
JW Marriott Indianapolis
Indiana Repertory Theatre
Circle Centre Mall
E. Washington St.
White River State Park
W. Maryland St.
Hyatt Regency
Victory Field
Indiana Convention Center
Wholesale District
Bankers Life Fieldhouse
AMTRAK
MARION COUNTY
Indianapolis Amtrak
Indianapolis Union Station
W. South St.
E. South St.
Fletcher Ave.
White River
Lucas Oil Stadium
Kentucky Ave.
Oliver Ave.
Lilly Research Laboratories
Eli Lilly and Company
W. McCarty St.
Indianapolis Intl. Airport 11 miles
Babe Denny
Prospect St.
W. Morris St.
E. Morris St.
Fountain Square
Mass. Avenue
Massachusetts Ave.
Lockerbie Square
Old National Centre
E. Michigan St.
The Alkis Keramidas Museum of Art
James Whitcomb Riley Museum
E. Ohio St.
E. Market St.
Virginia Ave.
S. East St.
S. College Ave.
Calvary St.
Shelby St.
Madison Ave.
Fort Wayne Ave.
Indiana Ave.
Lebanon
Westfield
Noblesville
Lapel
Whitestown
Zionsville
Carmel
Fishers
Fortville
Pittsboro
Lawrence
Brownsburg
Speedway
Greenfield
Avon
Warren Park
Danville
Plainfield
Beech Grove
Mooresville
Greenwood
Fairland
Whiteland
Franklin
Shelbyville

A-3-64

No. 7 – Regions Tower

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Single Asset
	Original Principal Balance(1):	$43,000,000		Property Type – Subtype:	Office - CBD
	Cut-off Date Balance(1):	$43,000,000		Location:	Indianapolis, IN
	% of Initial Pool Balance:	4.4%		Size:	687,237 SF
	Loan Purpose:	Refinance		Cut-off Date Balance Per SF(1):	$106.22
	Borrower Sponsors:	Elchonon Schwartz; Simon Singer; Isaac Maleh		Maturity Date Balance Per SF(1):	$106.22
	Guarantors:	Elchonon Schwartz; Simon Singer; Isaac Maleh		Year Built/Renovated:	1969/2017
	Mortgage Rate:	4.8974%		Title Vesting:	Fee
	Note Date:	September 27, 2018		Property Manager:	Nightingale Realty, LLC (borrower-related)
	Seasoning:	4 months		Current Occupancy (As of)(4):	84.5% (7/1/2018)
	Maturity Date:	October 1, 2023		YE 2017 Occupancy:	78.2%
	IO Period:	60 months		YE 2016 Occupancy:	73.4%
	Loan Term (Original):	60 months		YE 2015 Occupancy:	71.5%
	Amortization Term (Original):	NAP		YE 2014 Occupancy:	NAV
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraised Value:	$124,400,000
	Call Protection:	L(28),D(28),O(4)		As-Is Appraised Value Per SF:	$181.04
	Lockbox Type:	Hard/Upfront Cash Management		As-Is Appraisal Valuation Date:	June 14, 2018

	Additional Debt(2):	Yes		Underwriting and Financial Information
	Additional Debt Type (Balance)(2):	Pari Passu ($30,000,000); Mezzanine ($11,000,000)		TTM NOI (5/31/2018):	$5,757,700
				YE 2017 NOI:	$5,700,159
				YE 2016 NOI:	$4,441,592
				YE 2015 NOI:	$5,339,347
				U/W Revenues:	$13,578,368
Escrows and Reserves(3)				U/W Expenses:	$6,178,065
	Initial	Monthly	Cap	U/W NOI:	$7,400,303
Taxes	$73,459	$73,459	NAP	U/W NCF:	$6,693,851
Insurance	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	2.04x / 1.85x
Replacement Reserve	$500,000	Springing	$100,000	U/W Debt Yield based on NOI/NCF(1):	10.1% / 9.2%
TI/LC	$4,000,000	Springing	$1,000,000	U/W Debt Yield at Maturity based on NOI/NCF(1)	10.1% / 9.2%
Deferred Maintenance	$609,356	$0	NAP	Cut-off Date LTV Ratio(1):	58.7%
Unfunded Free Rent Reserve	$1,897,175	$0	NAP	LTV Ratio at Maturity(1):	58.7%
Unfunded TI/LC Reserve	$6,574,712	$0	NAP
Maplewood Lease Reserve	$2,607,143	$0	NAP

Sources and Uses
Sources			Uses
Original whole loan amount	$73,000,000	85.9%	Loan payoff	$62,959,626	74.1%
Mezzanine debt(2)	11,000,000	13.0	Upfront reserves	16,261,846	19.1
Cash equity contribution	935,243	1.1	Closing costs	5,713,772	6.7
Total Sources	$84,935,243	100.0%	Total Uses	$84,935,243	100.0%

(1)   The Regions Tower Mortgage Loan (as defined below) is part of the Regions Tower Whole Loan (as defined below), which comprises two pari passu notes with an aggregate original principal balance of $73,000,000. All statistical information related to the Cut-off Date Balance per SF, U/W NOI Debt Yield, U/W NCF Debt Yield, U/W NOI DSCR, U/W NCF DSCR, Cut-off Date LTV Ratio and LTV Ratio at Maturity are based on the Regions Tower Whole Loan.

(2)   The equity interest in the Regions Tower Borrower (as defined below) has been pledged to secure mezzanine indebtedness with an original principal balance of $11,000,000. As of the Cut-off Date, the U/W NOI Debt Yield, U/W NCF DSCR and Cut-off Date LTV Ratio based on the Regions Tower Total Debt (as defined below) are 8.8%, 1.45x and 67.5%, respectively. See “Subordinate and Mezzanine Indebtedness”.

(3)   See “Escrows” section for a full description of Escrows and Reserves.

(4)   Current Occupancy includes 10,698 square feet occupied by Hill Fulwider, which is disbanding and expected to vacate in the near term, and 4,585 square feet occupied by Regions Bank, which space is expected to be vacated. Rent from such tenants for such temporary space was not underwritten.

A-3-65

Office - CBD	Loan #7	Cut-off Date Balance:	$43,000,000
211 North Pennsylvania Street	Regions Tower	Cut-off Date LTV:	58.7%
Indianapolis, IN 46204		U/W NCF DSCR:	1.85x
		U/W NOI Debt Yield:	10.1%

The Mortgage Loan. The mortgage loan (the “Regions Tower Mortgage Loan”) is part of a whole loan (the “Regions Tower Whole Loan”) evidenced by two pari passu notes with an original principal balance of $73,000,000 and an outstanding principal balance as of the Cut-off Date of $73,000,000 secured by a first mortgage encumbering the fee interest in an office property located in Indianapolis, Indiana (the “Regions Tower Property”). The Regions Tower Mortgage Loan represents the controlling Note A-2. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Prospectus.

Note Summary

Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1	$30,000,000	$30,000,000	MSC 2018-L1	No
A-2	$43,000,000	$43,000,000	BANK 2019-BNK16	Yes
Total	$73,000,000	$73,000,000

The Borrowers and Borrower Sponsors. The borrowers are NG 211 N. Pennsylvania St LLC (76.95% ownership interest in the Regions Tower Property) and Regions Tower MF LLC (23.05% ownership interest in the Regions Tower Property) (together, the “Regions Tower Borrowers”), both single-purpose Delaware limited liability companies and tenants-in-common, with one independent director.

NG 211 N. Pennsylvania St LLC is 44.7% owned by The Nightingale Group, LLC (“Nightingale”), which is 50.0% owned by Elchonon Schwartz and 50.0% owned by Simon Singer. Isaac Maleh indirectly owns 90.0% of Regions Tower MF LLC. The borrower sponsors and non-recourse carveout guarantors are Elchonon Schwartz, Simon Singer and Isaac Maleh. Isaac Maleh’s liability under his non-recourse carveout guaranty is limited to liability for acts or omissions caused by him which result in full recourse liability to the Regions Tower Borrowers.

Founded in 2005 by Elchonon Schwartz and Simon Singer, Nightingale is a privately held vertically integrated commercial real estate investment firm. Headquartered in New York City, Nightingale’s portfolio holdings currently span across 22 states with over 11 million square feet of office and retail commercial space under management.

The Property. The Regions Tower Property is a 687,237 square foot, 35-story, Class A office building located on an approximately 3.72-acre parcel in the central business district of Indianapolis, Indiana. The Regions Tower Property was built in 1969 and most recently renovated between 2016 and 2017. The Regions Tower Property is situated on four major thoroughfares – Ohio and New York Streets (east-west), and Delaware and Pennsylvania Streets (north-south), one block northeast of Monument Circle. The Route 65 and Route 70 exchange is approximately one mile away. Amenities at the Regions Tower Property include an executive office space, a conference center facility and auditorium, a fitness center, a raised computer room, storage space, on-site building security and a cafeteria. The Regions Tower Property includes an eight-story (six-stories above ground, two-stories below ground), attached 825-space parking garage (approximately 1.2 spaces per 1,000 square feet). Since acquiring the Regions Tower Property in 2014, the Regions Tower Borrowers budgeted for approximately $9.5 million in capital improvements that included updating the lobby, façade repairs, upgrading the elevators and new carpet and paint to the common areas. In 2018, the Regions Tower Borrowers executed new leases totaling 42,369 square feet and tenant expansions totaling 18,793 square feet. As of July 1, 2018, the Regions Tower Property was 84.5% leased to 51 tenants.

In 2006, the Regions Tower Property sustained damage to approximately one third of its façade due to a tornado. As a result of such damage, and concerns about the stability of the remainder of the façade, the Regions Tower Property was rebuilt over a period of five years and five months at a cost of approximately $48,000,000, of which $34,100,000 was obtained through an insurance settlement.

Major Tenants.

Largest Tenant: Taft Stettinius & Hollister LLP (21.8% of underwritten base rent; 8/31/2036 lease expiration) – Taft Stettinius & Hollister LLP is a law firm with approximately 450 attorneys across 10 offices in six states. Taft Stettinius & Hollister LLP originally took occupancy of 85,777 square feet at the Regions Tower Property in 2014 and signed a lease for an additional 11,646 square feet of space, of which it is expected to take occupancy in the first quarter of 2019. Taft Stettinius & Hollister LLP has extended its lease one time, has a lease expiration of August 31, 2036 and has one, 10-year renewal option remaining. Taft Stettinius & Hollister LLP has a free rent period through December 2019, which was reserved for at loan origination. Upon request, the Regions Tower Borrowers are required to pay Taft Stettinius & Hollister LLP an “Excess Allowance” of $961,090 (the “Taft Excess Allowance”), which has not been reserved for. If the Regions Tower Borrowers fail to pay the Taft Excess Allowance within 30 days following request by the tenant (a “Taft Excess Allowance Sweep Event”), an excess cash sweep will result, and if such cash sweep does not result in the Taft Excess Allowance being reserved for by the next payment date, an event of default will exist.

2nd Largest Tenant: Regions Bank (12.2% of underwritten base rent; 12/31/2029 lease expiration) – Regions Bank is a financial holding company headquartered in Birmingham, Alabama that operates in the South, Midwest and Texas. Regions Bank took occupancy of 64,449 square feet at the Regions Tower Property in 2009 and is currently in the process of vacating 4,585 square feet. Regions Bank has extended its lease one time, has a lease expiration of December 31, 2029 and has two, five-year renewal options remaining.

3rd Largest Tenant: Krieg DeVault LLP (10.8% of underwritten base rent; 11/30/2025 lease expiration) – Krieg DeVault LLP is a full service law firm with a commercial law practice that encompasses more than 30 areas of service that include employee benefits and employee stock ownership, health care, banking, finance and more. Krieg DeVault LLP took occupancy of its space in 2010, has a lease expiration of November 30, 2025 and has two, five-year renewal options remaining.

A-3-66

Office - CBD	Loan #7	Cut-off Date Balance:	$43,000,000
211 North Pennsylvania Street	Regions Tower	Cut-off Date LTV:	58.7%
Indianapolis, IN 46204		U/W NCF DSCR:	1.85x
		U/W NOI Debt Yield:	10.1%

The following table presents certain information relating to the tenancy at the Regions Tower Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Taft Stettinius & Hollister LLP(3)	NR/NR/NR	97,423	14.2%	$25.45	$2,479,090	21.8%	8/31/2036	1, 10-year	N
Regions Bank	NR/NR/NR	59,864	8.7%	$23.22	$1,390,141	12.2%	12/31/2029	2, 5-year	N
Krieg DeVault LLP	NR/NR/NR	54,505	7.9%	$22.50	$1,226,363	10.8%	11/30/2025	2, 5-year	N
Wooden & McLaughlin LLP(4)	NR/NR/NR	32,495	4.7%	$17.08	$554,883	4.9%	1/31/2028	1, 5-year	Y
Flaherty and Collins Construction(5)	NR/NR/NR	24,503	3.6%	$19.35	$474,133	4.2%	10/31/2027	1, 5-year	Y
Total Major Tenants		268,790	39.1%	$22.79	$6,124,610	53.9%

Non-Major Tenant		296,587	43.2%	$17.66	$5,237,718	46.1%

Occupied Collateral Total		565,377	82.3%	$20.10	$11,362,328	100.0%

Vacant Space(6)		121,860	17.7%

Collateral Total		687,237	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through June 1, 2019 totaling $129,041 and $47,392 of straight-lined rent for Regions Bank through December 31, 2024.

(3)	Taft Stettinius & Hollister LLP includes 1,417 square feet of storage space that is leased on a month to month basis and 11,646 square feet, for which it has signed a lease and is expected to take occupancy in the first quarter of 2019. Taft Stettinius & Hollister LLP has a free rent period through December 2019, which was reserved for at loan origination. The Regions Tower Borrowers are required to pay Taft Stettinius & Hollister LLP an “Excess Allowance” of $961,090, which has not been reserved for. If the Regions Tower Borrowers fail to pay such Excess Allowance when requested by the tenant, an excess cash sweep will result, and if such cash sweep does not result in the Excess Allowance being reserved for by the next payment date, an event of default will exist.

(4)	Wooden & McLaughlin LLP has an abated rent period through April 2019, which was reserved for at loan origination. Wooden & McLaughlin LLP has the right to terminate its lease on January 31, 2024 with 12 months’ notice and payment of a termination fee equal to the sum of (i) 200% of fixed rent payable in the last full calendar month immediately preceding the effective termination date and (ii) the unamortized portion of landlord’s concessions (plus 8% interest per annum). Wooden & McLaughlin LLP has the right to surrender a portion of its space containing between 3,000 and 4,000 square feet effective as of January 31, 2024 with 12 months’ notice and payment of a contraction fee equal to the unamortized portion of landlord’s concessions allocated to the contraction space (plus 8% interest per annum).

(5)	Flaherty and Collins Construction has the right to terminate its lease on October 31, 2024 with nine months’ notice and payment of a termination fee equal to the sum of (i) 200% of fixed rent payable in the last full calendar month immediately preceding the effective termination date and (ii) the unamortized portion of landlord’s concessions (plus 8% interest per annum). Flaherty and Collins Construction has the right to surrender a portion of the 29th floor containing between 3,685 and 4,685 square feet effective as of October 31, 2023 with 12 months’ notice and payment of a contraction fee equal to the unamortized portion of landlord’s concessions allocated to the contraction space (plus 8% interest per annum).

(6)	Vacant Space includes 10,698 square feet occupied by Hill Fulwider, which is disbanding and expected to vacate in the near term, and 4,585 square feet occupied by Regions Bank, which space is expected to be vacated. Rent from such tenants for such temporary spaces was not underwritten.

A-3-67

Office - CBD	Loan #7	Cut-off Date Balance:	$43,000,000
211 North Pennsylvania Street	Regions Tower	Cut-off Date LTV:	58.7%
Indianapolis, IN 46204		U/W NCF DSCR:	1.85x
		U/W NOI Debt Yield:	10.1%

The following table presents certain information relating to the lease rollover schedule at the Regions Tower Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	9	9,153	1.3%	9,153	1.3%	$128,979	1.1%	$14.09
2019	5	20,881	3.0%	30,034	4.4%	$413,690	3.6%	$19.81
2020	6	37,991	5.5%	68,025	9.9%	$501,087	4.4%	$13.19
2021	5	23,359	3.4%	91,384	13.3%	$439,843	3.9%	$18.83
2022	3	13,388	1.9%	104,772	15.2%	$247,380	2.2%	$18.48
2023	6	56,662	8.2%	161,434	23.5%	$1,091,437	9.6%	$19.26
2024	2	29,786	4.3%	191,220	27.8%	$496,305	4.4%	$16.66
2025	2	64,892	9.4%	256,112	37.3%	$1,449,683	12.8%	$22.34
2026	2	23,194	3.4%	279,306	40.6%	$523,569	4.6%	$22.57
2027	3	45,836	6.7%	325,142	47.3%	$871,079	7.7%	$19.00
2028	5	75,412	11.0%	400,554	58.3%	$1,096,496	9.7%	$14.54
2029	1	59,864	8.7%	460,418	67.0%	$1,390,141	12.2%	$23.22
Thereafter	2	104,959	15.3%	565,377	82.3%	$2,712,640	23.9%	$25.84
Vacant(3)	0	121,860	17.7%	687,237	100.0%	$0	0.0%	$0.00
Total/Weighted Average(4)	51	687,237	100.0%			$11,362,328	100.0%	$20.10

(1)   Information obtained from the underwritten rent roll.

(2)   Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)   Vacant includes 10,698 square feet occupied by Hill Fulwider, which is disbanding and expected to vacate in the near term, and 4,585 square feet occupied by Regions Bank, which space is expected to be vacated. Rent from such tenants for such temporary spaces was not underwritten.

(4)   Total/Weighted Average Annual U/W Base Rent PSF excludes Vacant space.

The following table presents historical occupancy percentages at the Regions Tower Property:

Historical Occupancy

12/31/2015	12/31/2016	12/31/2017	7/1/2018(1)
71.5%	73.4%	78.2%	84.5%

(1)	Information obtained from the underwritten rent roll. Occupancy includes 10,698 square feet occupied by Hill Fulwider, which is disbanding and expected to vacate in the near term, and 4,585 square feet occupied by Regions Bank, which space is expected to be vacated. Rent from such tenants for such temporary spaces was not underwritten. Underwritten occupancy is 82.4%.

A-3-68

Office - CBD	Loan #7	Cut-off Date Balance:	$43,000,000
211 North Pennsylvania Street	Regions Tower	Cut-off Date LTV:	58.7%
Indianapolis, IN 46204		U/W NCF DSCR:	1.85x
		U/W NOI Debt Yield:	10.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and underwritten net cash flow at the Regions Tower Property:

Cash Flow Analysis

	2015	2016	2017	5/31/2018	U/W	%(1)	U/W $ per SF
Rents in Place	$8,513,964	$8,108,868	$9,122,094	$9,396,390	$11,185,895	69.8%	$16.28
Contractual Rent Steps(2)	0	0	0	0	176,433	1.1	0.26
Grossed Up Vacant Space	0	0	0	0	2,434,894	15.2	3.54
Gross Potential Rent	$8,513,964	$8,108,868	$9,122,094	$9,396,390	$13,797,222	86.1%	$20.08
Other Income	2,146,931	2,092,505	2,152,457	2,173,296	1,817,051	11.3	2.64
Total Recoveries	370,055	552,971	508,027	460,690	407,660	2.5	0.59
Net Rental Income	$11,030,950	$10,754,344	$11,782,578	$12,030,376	$16,021,933	100.0%	$23.31
(Vacancy & Credit Loss)	0	0	0	0	(2,443,565)(3)	(17.7)	(3.56)
Effective Gross Income	$11,030,950	$10,754,344	$11,782,578	$12,030,376	$13,578,368	84.7%	$19.76

Real Estate Taxes	1,548,276	1,958,808	1,690,910	1,726,968	1,661,794	12.2	2.42
Insurance	0	113,457	117,935	136,527	121,500	0.9	0.18
Management Fee	280,800	294,885	299,768	317,503	405,929	3.0	0.59
Other Operating Expenses	3,862,527	3,945,602	3,973,806	4,091,678	3,988,842	29.4	5.80
Total Operating Expenses	$5,691,603	$6,312,752	$6,082,419	$6,272,676	$6,178,065	45.5%	$8.99

Net Operating Income(4)	$5,339,347	$4,441,592	$5,700,159	$5,757,700	$7,400,303	54.5%	$10.77
Replacement Reserves	0	0	0	0	137,447	1.0	0.20
TI/LC	0	0	0	0	569,004	4.2	0.83
Net Cash Flow	$5,339,347	$4,441,592	$5,700,159	$5,757,700	$6,693,851	49.3%	$9.74

NOI DSCR(5)	1.47x	1.23x	1.57x	1.59x	2.04x
NCF DSCR(5)	1.47x	1.23x	1.57x	1.59x	1.85x
NOI Debt Yield(5)	7.3%	6.1%	7.8%	7.9%	10.1%
NCF Debt Yield(5)	7.3%	6.1%	7.8%	7.9%	9.2%

(1)   Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)   Represents contractual rent steps through June 1, 2019 totaling $129,041 and $47,392 of straight-lined rent for Regions Bank through December 31, 2024.

(3)   The underwritten economic vacancy is 19.8%. The Regions Tower Property was 84.5% leased as of July 1, 2018 and includes Hill Fulwider (10,698 square feet) which is disbanding and expected to vacate in the near term, and Regions Bank (4,585 square feet) which is expected to vacate. Rent from such tenants for such temporary spaces was not underwritten.

(4)   The increase from 5/31/2018 Net Operating Income to U/W Net Operating income is primarily from recent leasing activity which includes, Levenemtum (17,780 square feet, $417,830 U/W Base Rent), Scalable Licensing (7,467 square feet, $149,340 U/W Base Rent), Jackson Lewis PC (6,689 square feet, $143,814 U/W Base Rent) and FNEX LLC (1,480 square feet, $31,820 U/W Base Rent). Rent steps through June 1, 2019 totaling $129,041 and $47,392 of straight-lined rent for Regions Bank also contribute to the increase.

(5)   The debt service coverage ratios and debt yields are based on the Regions Tower Whole Loan.

A-3-69

Office - CBD	Loan #7	Cut-off Date Balance:	$43,000,000
211 North Pennsylvania Street	Regions Tower	Cut-off Date LTV:	58.7%
Indianapolis, IN 46204		U/W NCF DSCR:	1.85x
		U/W NOI Debt Yield:	10.1%

Appraisal. The appraiser concluded to an “as-is” Appraised Value for the Regions Tower Property of $124,400,000 as of June 14, 2018.

Environmental Matters. According to a Phase I environmental site assessment dated June 28, 2018, there was no evidence of any recognized environmental conditions at the Regions Tower Property.

Market Overview and Competition. The Regions Tower Property is located in the central office submarket, within the central business district of Indianapolis, Indiana. According to the appraisal, the government services sector and related industries are a significant influence on the commercial and office uses in the Regions Tower Property neighborhood. The Regions Tower Property is located within proximity to numerous demand drivers including the Indiana state capitol building, Circle Centre Mall, the Federal Building, Circle Theatre, the Indianapolis Convention and Exposition Center, Lucas Oil Stadium, Union Station, the Indianapolis Zoo, and a variety of hotels and restaurants. In addition, the Regions Tower Property is located approximately ten miles east of the Indianapolis International Airport. The estimated 2017 population within a one-, three- and five-mile radius of the Regions Tower Property is 16,993, 104,709 and 256,067, respectively, according to the appraisal. The estimated 2017 median household income within a one-, three- and five-mile radius of the Regions Tower Property is $40,366, $29,907 and $33,201, respectively.

Submarket Information – According to the appraisal, for the first quarter of 2018, the Indianapolis office market contained 17,826,000 square feet of Class A office space, with a vacancy of 17.5% and effective rent of $21.71 per square foot. For the first quarter of 2018, the Central office submarket contained 6,799,000 square feet of Class A office space, with a vacancy of 14.1% and average rent of $21.89 per square foot.  Class A vacancy rates in the Central office sub-market have been stable since 2009 (ranging from 11.6% to 15.9%), while asking rents have steadily increased since 2009. According to a third party market report, there are no office buildings under construction or proposed in the Indianapolis central business district.

Appraiser’s Comp Set – The appraiser identified seven primary competitive leases to those at the Regions Tower Property totaling approximately 2.0 million square feet. The appraiser concluded to net market rents for the Regions Tower Property of $22.50 per square foot, for office tenants, $30.00 per square foot gross for the retail tenant and $12.00 for the storage tenants.

The following table presents certain information relating to the appraiser’s market rent conclusion for the Regions Tower Property:

Market Rent Summary(1)

	Office	Retail	Storage
Market Rent (PSF)	$22.50	$30.00	$12.00
Lease Term (Years)	7	7	7
Lease Type (Reimbursements)	Mod. gross	Net	Gross
Rent Increase Projection	3.0% per annum	3.0% per annum	3.0% per annum
(1)	Information obtained from the appraisal.

The following table presents certain information relating to comparable leases to those at the Regions Tower Property:

Comparable Leases(1)

Property/Location	Year Built	Total GLA (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Mos.)	Rent PSF	Lease Type
30 S. Meridian Street Indianapolis, IN	1920	265,801	Carrier	56,494	1/2019	120	$21.75	MG
OneAmerica Tower Indianapolis, IN	1982	899,382	InfoSys	35,378	6/2018	68	$23.50	MG
Pan American Plaza Indianapolis, IN	1987	147,227	Infrastructure Engineering	2,474	4/2018	60	$20.00	MG
130 East Indianapolis, IN	1922	102,000	Angi Home Services	65,620	1/2018	103	$20.90	Gross
201 N Illinois Indianapolis, IN	1986	318,978	GAI Consultants	6,785	12/2017	48	$17.00	MG
Guaranty Building Indianapolis, IN	1922	220,000	Cummins	19,562	10/2017	64	$25.00	Gross
McQuat Place Indianapolis, IN	1912	25,200	Char blue	4,032	5/2017	77	$16.28	MG

(1)       Information obtained from the appraisal.

A-3-70

Office - CBD	Loan #7	Cut-off Date Balance:	$43,000,000
211 North Pennsylvania Street	Regions Tower	Cut-off Date LTV:	58.7%
Indianapolis, IN 46204		U/W NCF DSCR:	1.85x
		U/W NOI Debt Yield:	10.1%

Escrows.

Immediate Repair Reserve – The loan documents require an upfront reserve of $609,356 for specified repairs, including $531,700 for elevator modernization required to be completed within six months of the origination date and $77,656 for other repairs to be completed within 150 days of the origination date.

Real Estate Taxes – The loan documents require an upfront real estate tax reserve of $73,459 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $73,459).

Insurance – The loan documents require, if the liability or casualty policy does not constitute a lender-approved blanket or umbrella policy meeting the requirements of the loan documents, ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable during the next twelve months.

Replacement Reserves – The loan documents require an upfront reserve of $500,000 for replacements. In addition, on any payment date on which amounts in such reserve are less than $100,000, the loan documents require monthly deposits of $11,454 until the funds on deposit in such replacement reserve are equal to or greater than $100,000.

Free Rent Reserve – The loan documents require an upfront reserve of $1,897,175 for free rent related to five tenants, including Taft Stettinius & Hollister LLP and Wooden & McLaughlin LLP.

Existing TI/LC Reserve – The loan documents require an upfront reserve of $6,574,712 for tenant improvements and leasing commissions (“TI/LC”) that were outstanding as of the origination date with respect to 11 tenants, including Taft Stettinius & Hollister LLP, Regions Bank, Krieg DeVault LLP and Wooden & McLaughlin LLP.

Future TI/LC Reserve – The loan documents require an upfront reserve of $4,000,000 for TI/LC that may be incurred following origination. In addition, on any payment date on which amounts in such reserve are less than $1,000,000, the loan documents require monthly deposits of $71,857 until the funds on deposit in such replacement reserve are equal to or greater than $1,000,000.

Maplewood Reserve - The loan documents require an upfront reserve of $2,607,143 (the “Maplewood Lease Reserve Account”). In order to obtain release of the Maplewood Lease Reserve Account, on or before September 27, 2019, (i) the Regions Tower Borrowers must deliver to the lender a fully executed copy of a lease for the 7,785 square foot vacant space on the ground floor (the “Maplewood Space”) either with Maplewood Kitchen and Bar or with an alternative tenant reasonably acceptable to the lender, in each case, in form and substance reasonably acceptable to the lender, for all or any portion of the Maplewood Space, and (ii) the debt yield, as determined by the lender in its sole discretion, must be equal to or greater than 8.8%. If such conditions are satisfied, and (x) the net base rent payable under the applicable lease is not less than $233,550 per year, on a triple net basis (only with respect to expenses thereunder) (the “Total Base Rent Amount”), the lender must disburse the entire amount of the Maplewood Lease Reserve Account to the Regions Tower Borrowers and (y) if the net base rent payable thereunder is less than the Total Base Rent Amount, the lender must disburse a pro rata portion of the Maplewood Lease Reserve Account based on the proportion of the Total Base Rent Amount payable thereunder at any time prior to March 27, 2020, upon satisfaction of certain conditions. The Regions Tower Whole Loan was underwritten assuming a lease for the Maplewood Space is in effect at an annual rent of $233,550.

Lockbox and Cash Management. The Regions Tower Whole Loan requires a hard lockbox with in-place cash management, which is already in place, and that the Regions Tower Borrowers direct all tenants to pay rent directly into such lockbox account. The loan documents also require that all rents received by the Regions Tower Borrowers or the property manager be immediately deposited into the lockbox account. All funds in the lockbox account are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date (i) to make deposits into the tax and insurance escrows as described above under “Escrows,” (ii) to pay debt service on the Regions Tower Whole Loan, (iii) to make deposits into the replacement reserve and TI/LC reserve as described above under “Escrows,” (iv) if a Trigger Period (as defined below) is then continuing, to pay monthly operating expenses set forth in the annual budget (which is required to be approved by the lender if a Trigger Period is continuing or if it is not within 5% of the budget for the prior calendar year) or extraordinary operating expenses approved by the lender, (v) if a Taft Excess Allowance Sweep Event is continuing, to pay any remaining funds into the Future TI/LC Reserve until the Taft Excess Allowance has been deposited therein, and (vi) provided no event of default is then continuing under the Regions Tower Whole Loan, to pay debt service on the Regions Tower Mezzanine Loan (as defined below). If no Trigger Period exists, all excess funds are required to be distributed to the Regions Tower Borrowers. During a Trigger Period, all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender and held as additional security for the Regions Tower Whole Loan during the continuance of such Trigger Period (provided that upon request of the Regions Tower Borrowers, provided that no event of default exists under the Regions Tower Whole Loan, such funds may be used to pay operating expenses set forth in the annual budget).

A “Trigger Period” will commence upon the earliest to occur of the following:

(i)	an event of default under the Regions Tower Whole Loan or the Regions Tower Mezzanine Loan;
(ii)	the net cash flow debt service coverage ratio for the Regions Tower Total Debt (as defined below) falling below 1.30x for two consecutive calendar quarters; or
(iii)	a Specified Tenant Trigger Period (as defined below).

A-3-71

Office - CBD	Loan #7	Cut-off Date Balance:	$43,000,000
211 North Pennsylvania Street	Regions Tower	Cut-off Date LTV:	58.7%
Indianapolis, IN 46204		U/W NCF DSCR:	1.85x
		U/W NOI Debt Yield:	10.1%

A Trigger Period will end upon the occurrence of:

●	with regard to clause (i) above, the cure (if applicable) of such event of default or in the case of the Regions Tower Mezzanine Loan, a waiver by the mezzanine lender;
●	with regard to clause (ii) above, the net cash flow debt service coverage ratio for the Regions Tower Total Debt being equal to or greater than 1.30x for two consecutive calendar quarters; or
●	with regard to clause (iii) above, a Specified Tenant Trigger Period Cure (as defined below).

A “Specified Tenant Trigger Period” will commence upon the earliest to occur of the following:

(i)	any Specified Tenant (as defined below) failing to be in actual, physical possession of 75% or more of its space or going dark in its space;
(ii)	any Specified Tenant (A) terminating or cancelling its lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) or (B) failing to otherwise have its lease be in full force and effect; or
(iii)	any bankruptcy or insolvency of any Specified Tenant;

A “Specified Tenant Trigger Period Cure” will occur upon the following (as evidenced by evidence reasonably acceptable to the lender, including without limitation a tenant estoppel certificate reasonably acceptable to the lender):

(i) the Specified Tenant (or one or more other tenants under leases entered into in accordance with the terms and conditions of the loan documents) being in actual physical possession of 75% or more of the Specified Tenant’s space, not dark in such space and paying full unabated rent;

(ii) the Specified Tenant having revoked or rescinded all termination or cancellation notices with respect to its lease and having re-affirmed the applicable lease as being in full force and effect; or

(iii) with regard to any applicable bankruptcy or insolvency proceeding, such Specified Tenant being no longer insolvent or subject to any bankruptcy or insolvency proceeding and its lease having been affirmed pursuant to a final and non-appealable order of a court of competent jurisdiction.

“Specified Tenant” means Taft Stettinius & Hollister LLP, together with any parent or affiliate guaranteeing or providing credit support for such tenant and any replacement tenant therefor.

Property Management. The Regions Tower Property is managed by Nightingale Realty, LLC, an affiliate of the Regions Tower Borrowers.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Morgan Stanley Mortgage Capital Holdings LLC funded and placed with a third party investor, Paragon Indy LLC, an $11,000,000 mezzanine loan (the “Regions Tower Mezzanine Loan”) to NG 211 N. Pennsylvania St. Mezz LLC and Regions Tower MF Mezz LLC, each an equity owner of one of the two tenant-in-common Regions Tower Borrowers (collectively, the Regions Tower Whole Loan and the Regions Tower Mezzanine Loan are referred to herein as the “Regions Tower Total Debt”). The Regions Tower Mezzanine Loan is secured by 100.0% of the direct equity interest in the Regions Tower Borrower. The Regions Tower Mezzanine Loan accrues interest at a rate of 8.850% per annum and requires payments of interest-only through the maturity date of October 1, 2023 (co-terminous with the Regions Tower Whole Loan).

Mezzanine Debt Original Principal Balance	Mezzanine Debt Interest Rate	Original Term to Maturity (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NOI Debt Yield	Total Debt UW NCF DSCR	Total Debt Cutoff Date LTV
$11,000,000	8.8500%	60	0	60	8.8%	1.45x	67.5%

Ground Lease. None.

Terrorism Insurance. The Regions Tower Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Regions Tower Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Regions Tower Property, as well as business interruption insurance for a period until the restoration is completed and in an amount equal to 24 months of gross income from the Regions Tower Property, together with a 12-month extended period of indemnity.

A-3-72

Office - CBD	Loan #8	Cut-off Date Balance:	$33,200,000
1350 Euclid Avenue	US Bank Centre	Cut-off Date LTV:	59.0%
Cleveland, OH 44115		U/W NCF DSCR:	1.41x
		U/W NOI Debt Yield:	10.9%

A-3-73

Office - CBD	Loan #8	Cut-off Date Balance:	$33,200,000
1350 Euclid Avenue	US Bank Centre	Cut-off Date LTV:	59.0%
Cleveland, OH 44115		U/W NCF DSCR:	1.41x
		U/W NOI Debt Yield:	10.9%

A-3-74

Office - CBD	Loan #8	Cut-off Date Balance:	$33,200,000
1350 Euclid Avenue	US Bank Centre	Cut-off Date LTV:	59.0%
Cleveland, OH 44115		U/W NCF DSCR:	1.41x
		U/W NOI Debt Yield:	10.9%

Lake Erie
Burke Lakefront Airport
Lakeland Frwy
Kirtland Park
Cleveland Mem. Shoreway
St. Clair-Superior
Asian Town Center
Rock and Roll Hall of Fame
Great Lakes Science Center
FirstEnergy Stadium
North Point Tower
Galleria at Erieview
City Hall
Campus District
Cleveland State University
Plain Dealer Plaza
Downtown
One Cleveland Center
Huntington Conv. Center
The Mall
Money Museum
Key Tower
Cleveland Play House
Playhouse Square
Bonfoey Gallery
200 Public Sq.
Public Square
Soldiers' & Sailors' Monument
Warehouse District
Greater Cleveland Aquarium
Terminal Tower
JACK Cleveland Casino
Quicken Loans Arena
Progressive Field
Gateway District
Wolstein Center
US Bank Centre
1350 Euclid Avenue
Cleveland, OH 44115
St. Vincent Charity Medical Ctr.
Cuyahoga Comm. College-Metro Campus
Rock and Roll Hall of Fame and Museum Library & Archives
Cleveland Masonic Performance Arts Ctr.
The Children's Museum of Cleveland
University Circle 3 miles
Jacobs Pavilion at Nautica
The Flats East Bank
The Flats West Bank
Scranton Peninsula
CLEVELAND
Willow Frwy
Innerbelt Frwy
RTA RED, GREEN, BLUE LINES
RTA GREEN, BLUE LINES
RTA RED LINE
Cuyahoga River
Proposed Park
Lutheran Hospital
Ohio City
West Side Market
CUYAHOGA COUNTY
Industrial Valley
Tremont
Cleveland Hopkins Intl. Airport 10 miles

A-3-75

No. 8 – US Bank Centre

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Bank of America, National Association			Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$33,200,000			Property Type - Subtype:	Office - CBD
Cut-off Date Balance:	$33,200,000			Location:	Cleveland, OH
% of Initial Pool Balance:	3.4%			Size:	255,927 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF:	$129.72
Borrower Sponsor:	The Wolstein Group			Maturity Date Balance Per SF:	$112.36
Guarantors:	Scott A. Wolstein; James Schoff; Iris S. Wolstein, as Trustee of the Iris S. Wolstein Trust			Year Built/Renovated:	1989/NAP
Mortgage Rate:	5.0440%			Title Vesting:	Fee
Note Date:	December 28, 2018			Property Manager:	Hanna Commercial, LLC
Seasoning:	1 month			Current Occupancy (As of)(1):	95.7% (12/21/2018)
Maturity Date:	January 1, 2029			YE 2017 Occupancy(2):	96.2%
IO Period:	24 months			YE 2016 Occupancy(2):	94.6%
Loan Term (Original):	120 months			YE 2015 Occupancy(2):	92.4%
Amortization Term (Original):	360 months			YE 2014 Occupancy(2):	83.7%
Loan Amortization Type:	Interest-only, Amortizing Balloon			As-Is Appraised Value:	$56,300,000
Call Protection:	L(25),D(88),O(7)			As-Is Appraised Value Per SF:	$219.98
Lockbox Type:	Hard/Springing Cash Management			As-Is Appraisal Valuation Date:	November 15, 2018
Additional Debt:	None
Additional Debt Type (Balance):	NAP			Underwriting and Financial Information
				TTM NOI (11/30/2018):	$3,875,218
				YE 2017 NOI:	$3,509,868
				YE 2016 NOI:	$3,249,756
				YE 2015 NOI:	$3,281,408
				U/W Revenues:	$6,738,896
Escrows and Reserves				U/W Expenses:	$3,135,778
	Initial	Monthly	Cap	U/W NOI:	$3,603,118
Taxes	$77,900	$77,900	NAP	U/W NCF:	$3,027,679
Insurance	$13,735	$4,578	NAP	U/W DSCR based on NOI/NCF:	1.68x / 1.41x
Replacement Reserve	$0	$5,299	NAP	U/W Debt Yield based on NOI/NCF:	10.9% / 9.1%
TI/LC Reserve	$1,000,000	$42,655	$2,047,416	UW Debt Yield at Maturity based on NOI/NCF:	12.5% / 10.5%
U.S. Bank TI Reserves	$200,000	Springing	NAP	Cut-off Date LTV Ratio:	59.0%
Free Rent Reserve	$45,640	$0	NAP	LTV Ratio at Maturity:	51.1%

Sources and Uses
Sources			Uses
Original loan amount	$33,200,000	100.0%	Loan payoff	$21,681,544	65.3%
			Return of equity(3)	9,237,206	27.8
			Reserves	1,337,275	4.0
			Closing costs	943,974	2.8
Total Sources	$33,200,000	100.0%	Total Uses	$33,200,000	100.0%

(1)	Current Occupancy is based on the borrower rent roll dated December 21, 2018.

(2)	Occupancy as of January 1.

(3)	The US Bank Centre Property was built by the borrower sponsor, who maintains a cost basis of $42,713,536.

A-3-76

Office - CBD	Loan #8	Cut-off Date Balance:	$33,200,000
1350 Euclid Avenue	US Bank Centre	Cut-off Date LTV:	59.0%
Cleveland, OH 44115		U/W NCF DSCR:	1.41x
		U/W NOI Debt Yield:	10.9%

The Mortgage Loan. The mortgage loan (the “US Bank Centre Mortgage Loan”) is evidenced by a promissory note secured by a first mortgage encumbering the fee interest in a sixteen-story, Class A office building located in Cleveland, Ohio (the “US Bank Centre Property”). The US Bank Centre Property previously secured a loan securitized in the WFRBS 2012-C8 securitization trust.

The Borrower and Borrower Sponsor. The borrower is Renaissance Center Limited Partnership, an Ohio limited partnership and single purpose entity with at least one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the US Bank Centre Mortgage Loan.

The guarantors of certain nonrecourse carveouts are Scott A. Wolstein, James Schoff and Iris S. Wolstein, as Trustee of the Iris S. Wolstein Trust. Scott A. Wolstein is the co-founder and former Chairman and CEO of Developers Diversified Realty (“DDR”). In 2010, Mr. Wolstein left DDR and is currently the managing partner of The Wolstein Group. The Wolstein Group is the borrower sponsor and currently owns one other asset in Cleveland, Ohio: the eighteen-story Ernst & Young Tower.

The Property. The US Bank Centre Property is comprised of a sixteen-story, Class A office building totaling 255,927 square feet and a seven-story parking garage containing 453 spaces (approximately 1.77 spaces per 1,000 square feet) which connects to the office tower via an enclosed cross-walk on the second floor level. The building features 7,210 square feet of retail space, of which 2,300 square feet is being used as a U.S. Bank retail branch.

As of December 21, 2018, the US Bank Centre Property was 95.7% leased to eighteen tenants, with the four largest tenants: Cohen & Company, LTD, U.S. Bank, Housing & Urban Development (“HUD”) and GCA Services Group representing 58.8% of NRA and 66.1% of underwritten base rent. No other tenant occupies more than 5.7% of NRA or 5.4% of underwritten base rent. Other notable tenants include the US Government Army Corp (4.3% of NRA), General SVC Administration (4.2% of NRA), GSA Small Business Administration (2.2% of NRA) and AT&T (1.6% of NRA).

The following table presents certain information relating to the major tenants at the US Bank Centre Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Renewal Options	Termin. Options (Y/N)
Major Tenants
Cohen & Company, LTD(3)	NR/NR/NR	47,134	18.4%	$20.66	$973,604	18.4%	7/31/2022	2, 5-year	N
U.S. Bank(4)	AA-/A1/A+	36,641	14.3%	$23.40	$857,578	16.2%	7/31/2024	3, 5-year	N
HUD	AAA/Aaa/AA+	34,247	13.4%	$26.50	$907,546	17.2%	12/31/2021	NAP	Y(5)
GCA Services Group	NR/NR/NR	32,430	12.7%	$23.25	$753,999	14.3%	1/31/2024	2, 5-year	N
Total Major Tenants		150,452	58.8%	$23.21	3,492,726	66.1%

Other Office Tenants		79,167	30.9	21.33	1,688,618	32.0
Retail Tenants(3)		4,910	1.9	20.68	101,554	1.9

Occupied Collateral Total		234,529	91.6%	$22.53	$5,282,898	100.0%

Vacant Space(6)		21,398	8.4%

Total/Weighted Average		255,927	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Cohen & Company, LTD is entitled to seven months of free rent ($45,640) in connection with its most recent expansion, which amount has been fully reserved by the lender. See “Escrows” below.

(4)	U.S. Bank’s space includes 2,300 square feet of retail space used as a U.S. Bank retail bank branch which carries annual rent of $38.00 per square foot. U.S. Bank has the right to reduce its leased office space by approximately 7,567 square feet by providing notice no later than March 31, 2019. U.S. Bank is entitled to $200,000 of tenant improvements, which amount will be increased to $1,000,000 should U.S. Bank not exercise the contraction option, which amounts have been/will be fully reserved by the lender. See “Escrows” below.

(5)	HUD has a right to terminate its lease at any time upon 120 days’ prior notice.

(6)	Vacant Space includes 10,455 square feet which Newmark Grubb Knight Frank vacated as of January 2019.

A-3-77

Office - CBD	Loan #8	Cut-off Date Balance:	$33,200,000
1350 Euclid Avenue	US Bank Centre	Cut-off Date LTV:	59.0%
Cleveland, OH 44115		U/W NCF DSCR:	1.41x
		U/W NOI Debt Yield:	10.9%

Major Tenants.

Largest Tenant: Cohen & Company, LTD (47,134 square feet, 18.4% of NRA, 18.4% of underwritten base rent). Cohen & Company, LTD has been a tenant at the US Bank Centre Property since 2003, having expanded in August 2003, expanded and extended in January 2012, and further expanded in August 2016. Most recently, in January 2019, Cohen & Company, LTD expanded 3,912 square feet, and in connection with the expansion is entitled to seven months of free rent (through July 31, 2019), which amount has been fully reserved by the lender. See “Escrows” below. The Cohen & Company, LTD lease expires July 31, 2022 with two five-year renewal options. Cohen & Company, LTD is a certified public accounting firm with more than 600 associates located across ten offices. The US Bank Centre Property serves as the headquarters location for Cohen & Company, LTD.

2nd Largest Tenant: U.S. Bank (36,641 square feet, 14.3% of NRA, 16.2% of underwritten base rent). U.S. Bank is an original tenant at the US Bank Centre Property. U.S. Bank’s lease began in 1990 and the tenant has expanded its space in 1994, 1996 and 1998, to now occupy 34,341 square feet of office space and 2,300 square feet on the ground floor for its retail bank branch. In December 2018, U.S. Bank renewed and extended its lease through July 31, 2024, with three remaining five-year renewal options. The renewal included a tenant option to reduce the leased office space by approximately 7,567 square feet, which option would need to be exercised by March 31, 2019. If U.S. Bank exercises such contraction option, its base year for reimbursements will change from 2002 to 2019. Additionally, the renewal included a $200,000 tenant improvement allowance, however, if U.S. Bank does not exercise the contraction option, the tenant improvement allowance will increase to $1,000,000. The tenant improvement allowance has been/will be fully reserved by the lender. See “Escrows” below.

3rd Largest Tenant: Housing & Urban Development (“HUD”) (34,247 square feet, 13.4% of NRA, 17.2% of underwritten base rent). The United States Department of Housing and Urban Development has been a tenant at the US Bank Centre Property since 2011 under a lease expiring December 31, 2021. The HUD lease includes a termination option at any time with 120 days’ notice. The US Bank Centre Property serves as the Cleveland Field Office location for HUD, responsible for 35 counties in Northern Ohio.

4th Largest Tenant: GCA Services Group (32,430 square feet, 12.7% of NRA, 14.3% of underwritten base rent). GCA Services Group has been a tenant at the US Bank Centre Property since 2007 and in 2010, 2014 and 2015 expanded to now occupy 32,430 square feet. The GCA Services Group lease expires on January 31, 2024 with two five-year renewal options. GCA Services Group is a national provider of facility services to Fortune 100 companies and clients in education, manufacturing, technology, pharmaceutical, power, defense and other industries. Their services include janitorial and custodial services, contamination control for cleanroom manufacturing, facilities operations and maintenance, grounds management, production staffing and labor management. GCA Services Group has over 37,000 employees across 46 states, the District of Columbia and Puerto Rico. The US Bank Centre Property serves as the headquarters location for GCA Services Group.

The following table presents certain information relating to the lease expiration schedule at the US Bank Centre Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	1	494	0.2%	494	0.2%	$10,374	0.2%	$21.00
2019	1	2,281	0.9%	2,775	1.1%	$39,918	0.8%	$17.50
2020	0	0	0.0%	2,775	1.1%	$0	0.0%	$0.00
2021	2	45,223	17.7%	47,998	18.8%	$1,165,670	22.1%	$25.78
2022	3	50,969	19.9%	98,967	38.7%	$1,051,514	19.9%	$20.63
2023	4	30,684	12.0%	129,651	50.7%	$641,789	12.1%	$20.92
2024	6	99,156	38.7%	228,807	89.4%	$2,236,938	42.3%	$22.56
2025	0	0	0.0%	228,807	89.4%	$0	0.0%	$0.00
2026	0	0	0.0%	228,807	89.4%	$0	0.0%	$0.00
2027	0	0	0.0%	228,807	89.4%	$0	0.0%	$0.00
2028	1	5,722	2.2%	234,529	91.6%	$136,696	2.6%	$23.89
2029	0	0	0.0%	234,529	91.6%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	234,529	91.6%	$0	0.0%	$0.00
Vacant	0	21,398	8.4%	255,927	100.0%	$0	0.0%	$0.00
Total/Weighted Average	18	255,927	100.0%			$5,282,898	100.0%	$22.53(3)

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have multiple leases which have been consolidated for purposes of this Lease Expiration Schedule.
(3)	Total/Weighted Average Annual U/W Base Rent PSF excludes vacant space.

A-3-78

Office - CBD	Loan #8	Cut-off Date Balance:	$33,200,000
1350 Euclid Avenue	US Bank Centre	Cut-off Date LTV:	59.0%
Cleveland, OH 44115		U/W NCF DSCR:	1.41x
		U/W NOI Debt Yield:	10.9%

The following table presents historical occupancy percentages at the US Bank Centre Property:

Historical Occupancy

12/1/2014	12/1/2015	12/1/2016	12/1/2017	12/21/2018(1)
83.7%	92.4%	94.6%	96.2%	95.7%

(1)	Occupancy is based on the borrower rent roll dated December 21, 2018.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and underwritten net cash flow at the US Bank Centre Property:

Cash Flow Analysis

	2015	2016	2017	11/30/2018 TTM	U/W	%(1)	U/W $ per SF
Base Rent(2)	$5,056,165	$5,237,376	$5,170,585	$5,415,363	$5,282,853	71.0%	$20.64
Vacant Space	0	0	0	0	509,693	6.9	1.99
Contractual Rent Steps	0	0	0	0	20,703	0.3	0.08
Gross Potential Rent	$5,056,165	$5,237,376	$5,170,585	$5,415,363	$5,813,249	78.1%	$22.71
Reimbursements	237,614	268,916	450,841	388,028	317,976	4.3	1.24
Parking Income	842,346	990,294	1,028,700	1,127,268	1,127,268	15.2	4.40
Other Income(3)	196,905	165,948	181,500	180,600	180,600	2.4	0.71
Net Rental Income	$6,333,030	$6,662,534	$6,831,626	7,111,259	$7,439,093	100.0%	$29.07
(Vacancy & Credit Loss)(4)	0	0	0	0	(700,197)	(12.0)	(2.74)
Effective Gross Income	$6,333,030	$6,662,534	$6,831,626	$7,111,259	$6,738,896	90.6%	$26.33

Real Estate Taxes	984,170	996,036	993,688	993,264	993,264	14.7	3.88
Insurance	52,527	50,197	48,996	56,145	49,945	0.7	0.20
Management Fee	135,741	284,439	233,761	253,403	168,349	2.5	0.66
Other Operating Expenses	1,879,184	2,082,106	2,045,313	1,933,229	1,924,220	28.6	7.52
Total Operating Expenses	$3,051,622	$3,412,778	$3,321,758	$3,236,041	$3,135,778	46.5%	$12.25

Net Operating Income	$3,281,408	$3,249,756	$3,509,868	$3,875,218	$3,603,118	53.5%	$14.08
TI/LC	0	0	0	0	511,854	7.6	2.00
Capital Expenditures	0	0	0	0	63,585	0.9	0.25
Net Cash Flow	$3,281,408	$3,249,756	$3,509,868	$3,875,218	$3,027,679	44.9%	$11.83

NOI DSCR	1.53x	1.51x	1.63x	1.80x	1.68x
NCF DSCR	1.53x	1.51x	1.63x	1.80x	1.41x
NOI DY	9.9%	9.8%	10.6%	11.7%	10.9%
NCF DY	9.9%	9.8%	10.6%	11.7%	9.1%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	U/W Base Rent includes U.S. Bank’s total rent, including rent on its optional contraction space (7,567 square feet).

(3)	Other Income includes income from storage, tenant direct electricity billing and other miscellaneous income.

(4)	U/W Vacancy includes 10,943 square feet vacant as of the borrower’s December 2018 rent roll plus additional vacancy of 10,455 square feet which Newmark Grubb Knight Frank vacated as of January 2019 and 7,567 square feet for which U.S. Bank has a contraction option.

Appraisal. The appraiser concluded to an “as-is” appraised value of $56,300,000 with a valuation date of November 15, 2018 which results in a Cut-off Date LTV Ratio and an LTV Ratio at Maturity of 59.0% and 51.1%, respectively.

Environmental Matters. According to the Phase I Environmental Assessment dated September 6, 2018, there are no recognized environmental conditions at the US Bank Centre Property.

Market Overview and Competition. The US Bank Centre Property is located within the Cleveland-Elyria, Ohio metropolitan statistical area (“MSA”) which for 2017 had an unemployment rate of 5.7% and personal income growth of 2.4%. The largest employers in the Cleveland-Elyria MSA are Cleveland Clinic Foundation (34,328 employees), University Hospitals (21,519 employees), Progressive Corp. (9,490 employees), Giant Eagle Inc. (9,080 employees) and MetroHealth System (6,381 employees).

The US Bank Centre Property is located at 1350 Euclid Avenue in downtown Cleveland, within the Playhouse Square theatre district, and is within 0.6 miles of the Wolstein Center, Cleveland State University and the Federal Reserve Bank of Cleveland. Downtown Cleveland has recently experienced significant hotel, multifamily and office redevelopment. Across the street from the US Bank Centre Property is a 484-room Westin hotel recently redeveloped in 2014. At 950 Main Avenue stands the newest office development in downtown Cleveland: the eighteen-story Ernst and Young Tower which was completed in 2013 (owned by the borrower sponsors). Also completed in 2013 is the 235,000-square foot Cleveland Medical Mart and Convention Center. Downtown Cleveland has experienced a 7.4% population growth from 2010 to 2017. According to the appraiser, in the last ten years, 27 former office buildings (approximately

A-3-79

Office - CBD	Loan #8	Cut-off Date Balance:	$33,200,000
1350 Euclid Avenue	US Bank Centre	Cut-off Date LTV:	59.0%
Cleveland, OH 44115		U/W NCF DSCR:	1.41x
		U/W NOI Debt Yield:	10.9%

7.0 million square feet) have been or are in the process of being converted into multifamily development, bringing more residents to the city center and reducing vacant and aging office space. Downtown Cleveland is accessible via Interstate 90 from Ontario Avenue, Public Square, Superior Avenue, Euclid Avenue, Prospect Avenue, East 9th Street and Saint Clair Avenue. Public transportation is provided by the local Cleveland RTA (bus and rail). Cleveland International Airport is located approximately 5.0 miles from the US Bank Centre Property.

Submarket Information - The US Bank Centre Property is located in the Cleveland CBD Office submarket. Within the submarket, Class A office inventory consists of approximately 10.8 million square feet that carries a vacancy of 12.4% and market rent of $23.30 per square foot. The submarket has continued to trend in declining vacancy, increased average rental rates and positive absorption since 2016.

The following table presents certain information relating to the appraiser’s market rent conclusion for the US Bank Centre Property:

Market Rent Summary

	Office	Retail	Bank Branch
Market Rent (PSF)	$23.00	$18.00	$25.00
Lease Term (Years)	7.25	7.25	7.25
Lease Type (Reimbursements)	Full Service over Base Year	Full Service over Base Year	Full Service over Base Year
Rent Increase Projection	3.0% per annum	3.0% per annum	3.0% per annum

The following table presents certain information relating to the appraiser’s comparable set to the US Bank Centre Property:

Comparable Properties

Property, Address	Occupancy	Year Built	Total GLA (SF)	Distance from Subject	Annual Base Rent PSF
US Bank Centre 1350 Euclid Ave	95.7%(1)	1989	255,927(2)	N/A	$22.53(2)
Bp Tower 200 Public Sq	92.2%	1985	1,270,704	0.7 miles	$24.25
Diamond Building 1100 Superior Ave E	98.1%	1972	576,086	0.4 miles	$20.25
Key Bank Center 800 Superior Ave E	89.0%	1969	460,000	0.6 miles	$20.35
One Cleveland Center 1375 E 9th St	92.5%	1983	531,540	0.6 miles	$22.00

(1)	Information obtained from the borrower rent roll dated December 21, 2018.

(2)	Information obtained from the underwritten rent roll.

Escrows.

Real Estate Taxes – The US Bank Centre Mortgage Loan documents require upfront escrows in the amount of $77,900 for real estate taxes and monthly escrows of 1/12th of the estimated annual property taxes (currently $77,900).

Insurance – The US Bank Centre Mortgage Loan documents require upfront escrows in the amount of $13,735 for property insurance premiums and monthly escrows of 1/12th of the estimated annual all-risk insurance premiums due (currently $4,578, and unless waived due to a blanket policy being in place).

Replacement Reserves – The US Bank Centre Mortgage Loan documents require monthly escrows in the amount of $5,299 for replacement reserves.

Tenant Improvements and Leasing Commissions Reserve - The US Bank Centre Mortgage Loan documents require upfront escrows in the amount of $1,000,000 for tenant improvements and leasing commissions, and monthly escrows of $42,655 on each payment date when the reserve funds are less than $2,047,416.

U.S. Bank TI Reserve – The US Bank Centre Mortgage Loan documents require upfront escrows in the amount of $200,000 and if on March 31, 2019 U.S. Bank has not exercised its contraction option on 7,567 square feet of its leased space, a deposit of $800,000 will be required to the U.S. Bank TI Reserve, which funds are to be disbursed to the borrower solely for tenant improvement costs incurred in connection with the U.S. Bank leased space. See “Major Tenants” above.

Free Rent Reserve – The US Bank Centre Mortgage Loan documents require upfront escrows in the amount of $45,640, representing seven months of free rent ($6,520 per month) relating to Cohen & Company, LTD. Funds in the Free Rent Reserve are to be disbursed

A-3-80

Office - CBD	Loan #8	Cut-off Date Balance:	$33,200,000
1350 Euclid Avenue	US Bank Centre	Cut-off Date LTV:	59.0%
Cleveland, OH 44115		U/W NCF DSCR:	1.41x
		U/W NOI Debt Yield:	10.9%

monthly to the US Bank Centre Borrower from January 2019 through July 2019 unless a Cash Sweep Period (as defined below) is continuing, in such case, the Free Rent Reserve funds will be applied pursuant to the US Bank Centre Mortgage Loan documents.

Lockbox and Cash Management. The US Bank Centre Mortgage Loan requires a hard lockbox with springing cash management. Upon a Cash Sweep Period, funds in the lockbox account are required to be transferred daily to the lender-controlled cash management account to be disbursed according to the US Bank Centre Mortgage Loan documents. Also during the continuance of a Cash Sweep Period, all excess cash will be collected and held by the lender as additional security for the US Bank Centre Mortgage Loan until the discontinuance of a Cash Sweep Period.

A “Cash Sweep Period” will exist during either (i) during the occurrence and continuance of a Critical Tenant Trigger Period or (ii) when the debt service coverage ratio is less than 1.15x for one calendar quarter, until the debt service coverage ratio is equal to or greater than 1.20x for one calendar quarter.

A “Critical Tenant Trigger Period” will commence when with respect to any of Cohen & Company, LTD, U.S. Bank and HUD, or any replacement tenant thereof, either (i) the tenant vacates, gives notice of its intent to vacate, or ceases to be in physical occupancy of its leased space for more than 30 consecutive days, (ii) the tenant, lease guarantor, or their assets become the subject of any bankruptcy proceeding, or (iii) the lease is terminated or not renewed or extended by the date required under the lease (or if no such date is specified, by the date that is twelve months prior to lease expiration for Cohen & Company, LTD and U.S. Bank or six months prior to lease expiration for HUD).

A Critical Tenant Trigger Period will end when as applicable, (a) with respect to (i) above, the tenant resumes operating in its leased space and revokes such notice of intent to vacate, or a Critical Tenant Space Re-tenanting Event has occurred, (b) with respect to (ii) above, the lease or guaranty of lease is assumed without alteration of any material terms, the tenant, guarantor and assets are no longer subject to any bankruptcy proceedings, and the obligations of the tenant and guarantor remain unaltered, or (c) with respect to (iii) above, the lease is renewed or extended for all of the leased space on terms acceptable to the lender and all required tenant improvement and leasing commissions have been deposited to the Tenant Improvements and Leasing Commissions Reserve, or a Critical Tenant Space Re-tenanting Event has occurred.

A “Critical Tenant Space Re-tenanting Event” means with respect to any of Cohen & Company, LTD, U.S. Bank and HUD, or any replacement tenant thereof, (i) 80% or more of the leased space has been leased to one or more replacement tenant(s) on terms acceptable to the lender, (ii) all tenant improvement and leasing costs have been paid in full or deposited to the Tenant Improvements and Leasing Commissions Reserve, and (iii) the replacement tenant(s) is conducting normal business operations in the leased space.

Property Management. The US Bank Centre Property is managed by Hanna Commercial, LLC. Hanna Commercial, LLC is a full service commercial real estate firm offering brokerage, corporate services, appraisal and consulting, property management, accelerated marketing and research services through its offices in Cleveland, Ohio (located at the US Bank Centre Property) and Pittsburgh, Pennsylvania, and covering markets including Ann Arbor, Michigan, Buffalo, New York, Charlotte, North Carolina, Hartford, Connecticut and Allentown, Pennsylvania. Hanna Commercial, LLC manages over 3.0 million square feet of commercial real estate properties.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Terrorism Insurance. The US Bank Centre Mortgage Loan documents require that the property insurance policy required to be maintained provide coverage for perils and acts of terrorism in an amount equal to the full replacement cost of the US Bank Centre Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

A-3-81

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A-3-82

Industrial – Warehouse Distribution	Loan #9	Cut-off Date Balance:	$30,000,000
15520 Wayne Road	Penske Distribution Center	Cut-off Date LTV:	55.3%
Romulus, MI 48174		U/W NCF DSCR:	2.27x
		U/W NOI Debt Yield:	11.2%

A-3-83

Industrial – Warehouse Distribution	Loan #9	Cut-off Date Balance:	$30,000,000
15520 Wayne Road	Penske Distribution Center	Cut-off Date LTV:	55.3%
Romulus, MI 48174		U/W NCF DSCR:	2.27x
		U/W NOI Debt Yield:	11.2%

Penske Distribution Center
15520 Wayne Road
Romulus, MI 48174
Detroit Metro-Wayne County Airport
Westland
Garden City
Dearborn Heights
Dearborn
Canton
Wayne
Inkster
Romulus
WAYNE COUNTY
Van Buren Township
Taylor
Belleville
Roulo
Huron Charter Township
Brownstown Township
Flat Rock
Detroit 16 miles
Detroit Industrial Frwy
AMTRAK
Belleville Lake
Lower Huron Metropark
Willow Metropark
Oakwoods Metropark
Lower Rouge Parkway
Woodlands of Van Buren
Elmer Johnson Park
Shady Hollow Golf Course
Gateway Golf Club
Inkster Valley Golf Club
Fellows Creek Mun. Golf Course
Woodside Meadows Golf Course
Willow Metropark Golf Course
Pleasant Run Golf Club
West Ridge Shopping Center
Canton Twp. Plaza
Centre Plaza
Schoolcraft College Center
Garden City Hospital
Garden City Town Center
Garden City Ice Arena
Cherry Hills Market Place
Venoy Palmer Shopping Center
Wayne City Hall
One Michigan Place Shopping Ctr.
Oakwood Annapolis Hospital
Ford Motor
Ford-Michigan Truck Plant
Ford-Wayne Stamping Plant
Ford-MI Assembly Plant Body Shop
GM Powertrain Facility
MIAT College of Technology
Sysco Detroit
Canton Sports Complex
Van Buren Town Hall
Belleville Square Shopping Ctr.
Wayne County Comm. College Western Campus
Wayne Co. Fair Grounds
DST Industries
Oakwood Heritage Hospital
Cambridge Square Shopping Ctr.
Southland Center
Ford Motor Company
Secretary of State
Ford Rd
Maplewood St
Marquette St
Cherry Hill Rd
Avondale St
Palmer Rd
Michigan Ave
Carlysle St
Annapolis St
Van Born Rd
Beverly Rd
Ecorse Rd
Wick Rd
Tyler Rd
Goddard Rd
Northline Rd
Wabash St
Huron River Dr
Savage Rd
Eureka Rd
Pennsylvania Rd
Bemis Rd
Sibley Rd
King Rd
West Rd
S. Huron Rd
Van Horn Rd
Willow Rd
W. Huron River Dr
Sheldon Rd
Lilley Rd
Haggerty Rd
Lotz Rd
Newburgh Rd
Wayne Rd
Wildwood St
Venoy Rd
Henry Ruff Rd
Beech Daly Rd
Telegraph Rd
Canton Center Rd
Middle Belt Rd
Inkster Rd
Merriman Rd
Belleville Rd
Hannan Rd
Cogswell St
Sumpter Rd
Vining Rd
Middlebelt Rd
Arsenal Rd
275
94
24
12
153
Waterford
Pontiac
Rochester Hills
Shelby
Troy
Clinton
West Bloomfield
Sterling Heights
Farmington Hills
Warren
St. Clair Shores
Novi
Southfield
MICHIGAN
Livonia
Lake St. Clair
DETROIT
WINDSOR
Canton
Westland
Dearborn
Romulus
Taylor
ONTARIO
U.S. CANADA
MACOMB COUNTY
OAKLAND COUNTY
WAYNE COUNTY
WASHTENAW COUNTY

A-3-84

No. 9 – Penske Distribution Center

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Single Asset
	Original Principal Balance(1):	$30,000,000		Property Type – Subtype:	Industrial – Warehouse Distribution
	Cut-off Date Balance(1):	$30,000,000		Location:	Romulus, MI
	% of Initial Pool Balance:	3.1%		Size:	606,000 SF
	Loan Purpose:	Acquisition		Cut-off Date Balance Per SF(1):	$115.51
	Borrower Sponsor:	Global Net Lease, Inc.		Maturity Date Balance Per SF(1):	$115.51
	Guarantor:	Global Net Lease Operating Partnership, L.P.		Year Built/Renovated:	2018/NAP
	Mortgage Rate:	4.6300%		Title Vesting:	Fee
	Note Date:	November 14, 2018		Property Manager:	Global Net Lease Properties, LLC (borrower-related)
	Seasoning:	2 months		Current Occupancy (As of):	100.0% (2/1/2019)
	Maturity Date:	December 1, 2028		YE 2018 Occupancy(3):	NAV
	IO Period:	120 months		YE 2017 Occupancy(3):	NAV
	Loan Term (Original):	120 months		YE 2016 Occupancy(3):	NAV
	Amortization Term (Original):	NAP		YE 2015 Occupancy(3):	NAV
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraised Value:	$126,600,000
	Call Protection:	L(24),GRTR 1% or YM(92),O(4)		As-Is Appraised Value Per SF:	$208.91
	Lockbox Type:	Hard/Springing Cash Management		As-Is Appraisal Valuation Date:	November 1, 2018
	Additional Debt:	Yes		Underwriting and Financial Information
	Additional Debt Type (Balance):	Pari Passu ($40,000,000)		TTM NOI (3):	NAV
				YE 2017 NOI(3):	NAV
				YE 2016 NOI(3):	NAV
				YE 2015 NOI(3):	NAV
				U/W Revenues:	$8,070,712
				U/W Expenses:	$242,121
Escrows and Reserves(2)				U/W NOI:	$7,828,590
	Initial	Monthly	Cap	U/W NCF:	$7,452,870
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	2.38x / 2.27x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	11.2% / 10.6%
Replacement Reserve	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1)	11.2% / 10.6%
				Cut-off Date LTV Ratio(1):	55.3%
				LTV Ratio at Maturity(1):	55.3%

Sources and Uses
Sources			Uses
Original whole loan amount	$70,000,000	54.8%	Purchase price	$126,576,355	99.1%
Cash equity contribution	57,688,428	45.2	Closing costs	1,112,073	0.9
Total Sources	$127,688,428	100.0%	Total Uses	$127,688,428	100.0%

(1)	The Penske Distribution Center Mortgage Loan (as defined below) is part of the Penske Distribution Center Whole Loan (as defined below), which comprises two pari passu notes with an aggregate original principal balance of $70,000,000. All statistical information related to the Cut-off Date Balance Per SF, U/W NOI Debt Yield, U/W NCF Debt Yield, U/W NOI DSCR, U/W NCF DSCR, Cut-off Date LTV Ratio and LTV Ratio at Maturity are based on the Penske Distribution Center Whole Loan.

(2)	See “Escrows” section for a full description of Escrows and Reserves.

(3)	Historical operating statements and occupancy are not available as the Penske Distribution Center Property was built in 2018 (see “The Property” section).

The Mortgage Loan. The mortgage loan (the “Penske Distribution Center Mortgage Loan”) is part of a whole loan (the “Penske Distribution Center Whole Loan”) evidenced by two pari passu notes with an original principal balance of $70,000,000 and outstanding balance as of the Cut-off Date of $70,000,000 secured by a first mortgage encumbering the fee interest in a 606,000 square foot single tenant industrial property located in Romulus, Michigan (the “Penske Distribution Center Property”). The Penske Distribution Center Mortgage Loan represents the non-controlling Note A-2. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement-Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

A-3-85

Industrial – Warehouse Distribution	Loan #9	Cut-off Date Balance:	$30,000,000
15520 Wayne Road	Penske Distribution Center	Cut-off Date LTV:	55.3%
Romulus, MI 48174		U/W NCF DSCR:	2.27x
		U/W NOI Debt Yield:	11.2%

Note Summary

Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1	$40,000,000	$40,000,000	MSC 2018-H4	Yes
A-2	$30,000,000	$30,000,000	BANK 2019-BNK16	No
Total	$70,000,000	$70,000,000

The Borrower and Borrower Sponsor. The borrower is ARG PLRMLMI001, LLC (the “Penske Distribution Center Borrower”), a newly formed single-purpose Delaware limited liability company with two independent directors. The Penske Distribution Center Borrower is 100% owned by Global Net Lease Operating Partnership, L.P., the Penske Distribution Center Whole Loan non-recourse carveout guarantor, which is 100% owned by Global Net Lease, Inc., the Penske Distribution Center Whole Loan borrower sponsor.

Global Net Lease, Inc. (originally named American Realty Capital Global Trust, Inc.) is a real estate investment trust that acquires and manages a globally-diversified portfolio of commercial real estate properties throughout the United States and Europe. As of September 30, 2018, Global Net Lease, Inc. owned 336 properties consisting of approximately 26.2 million square feet that are 99.5% leased, with a weighted average remaining lease term of 8.6 years.

Global Net Lease, Inc. and Global Net Lease Operating Partnership, L.P. are parties to an advisory agreement with Global Net Lease Advisors, LLC (the “Advisor”), which manages Global Net Lease, Inc.’s business on a day to day basis. Nicholas S. Schorsch owns an indirect controlling interest in the majority owner of the Advisor. The Advisor owns 3.66% of the equity in the non-recourse carveout guarantor. The Advisor, including Nicholas S. Schorsch and other affiliates, and the non-recourse carveout guarantor, are defendants in various pending lawsuits. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Prospectus.

The Property. The Penske Distribution Center Property is a newly built Class A single-tenant industrial warehouse distribution property located in Romulus, Michigan and is 100.0% leased to Penske Logistics LLC (“Penske”) and includes dry warehouse, freezer, standard cooler, cold dock and office/maintenance space. The Penske Distribution Center Property features clear heights of 34 feet, 105 exterior truck doors, 16 electronically operated “rapid-rise” overhead doors and is cross-docked with receiving doors situated on the south elevation while shipping doors are located on the north elevation. The interior of the Penske Distribution Center Property is laid out with the coldest rooms being located in the western half of the building with room temperatures increasing eastward. Both the shipping and receiving docks are climate controlled and powered by the mobile generator located in an exterior port at the Penske Distribution Center Property.

The Penske Distribution Center Property is 100.0% leased to Penske through October 25, 2028. The lease is triple net and has two, five-year renewal options. The lease provides for an annual rent of $7,847,734 which increases by approximately 1.75% on an annual basis during the initial term and during the extension term. Penske’s lease is guaranteed by Penske Truck Leasing Co., L.P., a Delaware limited partnership. Penske Corporation is a closely-held, diversified, on-highway, transportation services company that operates in a variety of industry segments, including retail automotive, truck leasing, transportation logistics and professional motorsports. Penske Corporation manages businesses operating in more than 3,300 locations and employs over 50,000 people worldwide. Penske, a subsidiary of the Penske Corporation, is engaged in supply chain and logistics management and provides solutions including dedicated contract carriage, distribution center management, transportation management, lead logistics, and supply chain consulting to shippers. On August 8, 2017, Penske and the Kroger Company (“Kroger”) entered into an operating agreement whereby Penske agreed to perform services for Kroger at the Penske Distribution Center Property. It is anticipated that the Penske Distribution Center Property will be 100.0% utilized to facilitate Penske’s services for Kroger.

The Penske Distribution Center Borrower, Penske and Kroger have entered into a recorded Landlord Notice and Non-Disturbance Agreement (the “Kroger NDA”) under which the Penske Distribution Center Borrower and Penske have agreed that during any period when Kroger’s inventory or equipment is located at the Penske Distribution Center Property, no amendment may be made to the Penske lease without the prior written consent of Kroger, if such amendment (i) alters the term of the Penske lease, (ii) alters the number or length of any options to renew or extend the term or the manner in which such options may be exercised, (iii) alters the description of the leased premises or limits access to the leased premises, or (iv) otherwise will restrict or prevent the operation of the planned distribution facility. The Kroger NDA also provides that (i) the Penske Distribution Center Borrower must give Kroger contemporaneous notice of any tenant default of Penske under its lease; (ii) Kroger has the right to cure, and the landlord will accept such cure of, any tenant default under the Penske lease; and (iii) the landlord agrees to provide Kroger with notice of the landlord’s intent to terminate the Penske lease.

In addition, Penske may assign its lease to (1) Kroger or (2) a third-party logistics provider with a tangible net worth equal to or greater than the tangible net worth of Penske Truck Leasing Co., L.P., without the landlord’s prior written consent, provided that: (i) Penske is not in default under the lease; (ii) Penske gives the landlord written notice not later than 30 days prior to the effective date of such assignment; (iii) the assignee assumes the Penske lease by a written assignment and assumption agreement delivered to the landlord prior to the effective date of such assignment; (iv) the assignee will use the leased premises only for the permitted use under the lease; (v) the use of the leased premises by the assignee will not violate any other agreements or leases affecting the leased premises; and (vi) the occurrence of such an assignment will not waive the landlord’s rights as to any subsequent assignment of the lease. If the conditions are satisfied, (i) the assignee is required to assume all of the rights and obligations of the tenant under the Penske lease from and after the effective date of the assignment, (ii) the assignee will become the tenant for all purposes under the Penske lease, and (iii) Penske and Penske Truck Leasing Co., L.P. will be released from liability for all obligations under the Penske lease occurring after the date of the assignment.

A-3-86

Industrial – Warehouse Distribution	Loan #9	Cut-off Date Balance:	$30,000,000
15520 Wayne Road	Penske Distribution Center	Cut-off Date LTV:	55.3%
Romulus, MI 48174		U/W NCF DSCR:	2.27x
		U/W NOI Debt Yield:	11.2%

Major Tenant. The following table presents certain information relating to the tenancy at the Penske Distribution Center Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenant
Penske	BBB+/Baa2/BBB	606,000	100.0%	$14.02	$8,495,486	100.0%	10/25/2028	2, 5-year	N
Total Major Tenant		606,000	100.0%	$14.02	$8,495,486	100.0%

Vacant Space		0	0.0%

Collateral Total		606,000	100.0%

(1)	The Credit Rating shown for Penske is that of the lease guarantor.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent includes straight line rent adjustment totaling $647,752. Current annual rent and current annual rent PSF are $7,847,734 and $12.95, respectively.

The following table presents certain information relating to the lease rollover schedule at the Penske Distribution Center Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(2)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	1	606,000	100.0%	606,000	100.0%	$8,495,486	100.0%	$14.02
2029	0	0	0.0%	606,000	100.0%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	606,000	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	606,000	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	606,000	100.0%			$8,495,486	100.0%	$14.02

(1)	Information obtained from the underwritten rent roll.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent includes straight line rent adjustment totaling $647,752. Current annual rent and current annual rent PSF are $7,847,734 and $12.95, respectively.

A-3-87

Industrial – Warehouse Distribution	Loan #9	Cut-off Date Balance:	$30,000,000
15520 Wayne Road	Penske Distribution Center	Cut-off Date LTV:	55.3%
Romulus, MI 48174		U/W NCF DSCR:	2.27x
		U/W NOI Debt Yield:	11.2%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Penske Distribution Center Property:

Cash Flow Analysis(1)

	U/W	%(2)	U/W $ per SF
Rents in Place(3)	$8,495,486	100.0%	$14.02
Contractual Rent Steps	0	0.0	0.00
Grossed Up Vacant Space	0	0.0	0.00
Gross Potential Rent	$8,495,486	100.0%	$14.02
Other Income	0	0.0	0.00
Total Recoveries	0	0.0	0.00
Net Rental Income	$8,495,486	100.0%	$14.02
(Vacancy & Credit Loss)	(424,774)(4)	(5.0)	(0.70)
Effective Gross Income	$8,070,712	95.0%	$13.32

Real Estate Taxes	0	0.0	0.00
Insurance	0	0.0	0.00
Management Fee	242,121	3.0	0.40
Other Operating Expenses	0	0.0	0.00
Total Operating Expenses(5)	$242,121	3.0%	$0.40

Net Operating Income	$7,828,590	97.0%	$12.92
Replacement Reserves	60,600	0.8	0.10
TI/LC	315,120	3.9	0.52
Net Cash Flow	$7,452,870	92.3%	$12.30

NOI DSCR(6)	2.38x
NCF DSCR(6)	2.27x
NOI Debt Yield(6)	11.2%
NCF Debt Yield(6)	10.6%
(1)	Historical operating statements are not available as the Penske Distribution Center Property was built in 2018 (see “The Property” section).
(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(3)	U/W Rents in Place and U/W Rents in Place $ per SF includes straight line rent adjustment totaling $647,752. Current annual rent and annual rent PSF are $7,847,734 and $12.95 respectively.
(4)	The underwritten economic vacancy is 5.0%. The Penske Distribution Center Property was 100.0% leased as of February 1, 2019.
(5)	The Penske Distribution Center Property benefits from an Industrial Facilities Exemption, a tax abatement applicable to the building (but not the land) which runs for a 10-year term ending December 31, 2027. In lieu of ad valorem taxation of the building, the tax assessor levies a specific tax known as the Industrial Facilities Tax which has a reduced millage rate equal to approximately 50% of what the ad valorem tax millage rate would be. According to the tax assessor’s office, the millage rate for the land is 6.59061% and the millage rate of the building is 3.595305%. Taxes were underwritten based on the appraisal estimate of taxes, which takes into account the abatement, and assuming the abated taxes were paid by Penske pursuant to its lease.
(6)	The debt service coverage ratios and debt yields are based on the Penske Distribution Center Whole Loan.

A-3-88

Industrial – Warehouse Distribution	Loan #9	Cut-off Date Balance:	$30,000,000
15520 Wayne Road	Penske Distribution Center	Cut-off Date LTV:	55.3%
Romulus, MI 48174		U/W NCF DSCR:	2.27x
		U/W NOI Debt Yield:	11.2%

Appraisal. The appraiser concluded to a “Prospective Market Value at Stabilization” for the Penske Distribution Center Property of $126,600,000 as of November 1, 2018, which assumes that the lease with Penske will commence on November 1, 2018, which it has done. Accordingly such appraised value is being treated as the “as is” value of the Mortgaged Property by the mortgage loan seller. The appraiser concluded to an “as-is” Appraised Value for the Penske Distribution Center Property of $123,500,000 as of October 3, 2018.

Environmental Matters. According to a Phase I environmental site assessment dated October 8, 2018, there was no evidence of any recognized environmental conditions at the Penske Distribution Center Property.

Market Overview and Competition. The Penske Distribution Center Property is located approximately 20 miles southwest of Detroit with primary access to the Detroit Metropolitan Wayne County Airport, Interstate-275 and Eureka Road. The Penske Distribution Center Property is located in the Airport/I-275 submarket of the Detroit industrial market. According to the appraisal, as of the second quarter of 2018, the Detroit industrial market consisted of approximately 17,253 industrial buildings, had an inventory of approximately 591.8 million square feet, overall vacancy in the market of approximately 2.9% and asking rent was $5.94 per square foot. There were a total of 10 buildings delivered to the Detroit industrial market in the quarter totaling approximately 1.3 million square feet, with approximately 5.5 million square feet still under construction at the end of the quarter.

Submarket Information – According to the appraisal, the Airport/I-275 submarket consisted of approximately 2,921 industrial buildings, had an inventory of approximately 117.4 million square feet, overall vacancy in the submarket of approximately 3.1% and asking rent was $5.48 per square foot. There are currently eight buildings under construction in the submarket totaling approximately 2.3 million square feet, of which 98.2%, or approximately 2.2 million square feet, is preleased. According to the appraisal, during the last five years, development has been predominantly of retail and industrial properties primarily in the north and northwestern areas of the Airport/I-275 submarket, along the Interstate 94 and 275 corridors. During this time 11 industrial facilities were delivered in the Airport/I-275 submarket totaling 1,425,488 square feet.

Appraiser’s Comp Set – The appraiser identified four primary comparable leases to those at the Penske Distribution Center Property totaling 739,039 square feet, which reported an average occupancy rate of approximately 100.0%. The appraiser concluded to net market rents for the Penske Distribution Center Property of $13.00 per square foot, the market lease type to be triple net and market rent escalations of 2.0% annually.

The table below presents certain information relating to comparable sales for the Penske Distribution Center Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
Confidential	Confidential	260,243	Dec - 2017	$46,955,000	$180.43
Class B Cold Storage	Houston, TX	226,596	Aug. - 2017	$44,500,000	$196.38
405 Pedricktown Road	Swedesboro, NJ	152,200	June - 2017	$27,000,000	$177.40
1020 West Airport Road	Romeoville, IL	188,166	Dec. - 2016	$52,700,000	$280.07
4500 West Ann Lurie	Chicago, IL	174,780	June - 2015	$54,000,000	$308.96
2500 South Damen Avenue	Chicago, IL	128,200	May - 2015	$33,000,000	$257.41

(1)	Information obtained from the appraisal.

A-3-89

Industrial – Warehouse Distribution	Loan #9	Cut-off Date Balance:	$30,000,000
15520 Wayne Road	Penske Distribution Center	Cut-off Date LTV:	55.3%
Romulus, MI 48174		U/W NCF DSCR:	2.27x
		U/W NOI Debt Yield:	11.2%

The following table presents certain information relating to four comparable leases to those at the Penske Distribution Center Property:

Comparable Leases(1)

Property Name/Location	Year Built	Total GLA (SF)	Occupancy	Lease Term (mos.)	Tenant	Tenant Size	Annual Base Rent PSF	Lease Type
130 Eastern – Proposed Building 130 Eastern Avenue Chelsea, MA	2018	100,000	100%	240	Baldor	100,000	$19.00	NNN
Confidential	2017	260,243	100%	180	Confidential	260,243	$12.85	NNN
405 Pedricktown Road 405 Pedricktown Road Swedesboro, NJ	2017	152,200	100%	183	Greenyard Fresh Holding	152,200	$10.25	NNN
Class B Cold Storage 7080 Express Global Location Number Houston, TX	1990	226,596	100%	217	Preferred Freezer Services	226,596	$12.39	NNN

(1)	Information obtained from the appraisal.

Escrows.

Real Estate Taxes – The requirement for the Penske Distribution Center Borrower to make monthly deposits into a real estate tax reserve is suspended so long as the Penske Distribution Center Borrower provides the lender with (i) satisfactory evidence that Penske or any replacement tenant occupying the space leased to Penske as of the origination date (in either case, the “Critical Tenant”) is obligated under its lease to directly pay or reimburse the Penske Distribution Center Borrower for all real estate taxes and (ii) upon the lender’s request, evidence that either the Critical Tenant has timely paid, or the Penske Distribution Center Borrower has timely paid (and the Critical Tenant has reimbursed) such real estate taxes. In the event that the conditions to suspension of the real estate tax reserve deposits are not satisfied, the Penske Distribution Center Borrower is required to deposit on each monthly payment date 1/12 of the estimated annual real estate taxes into a real estate tax reserve account.

Insurance – The requirement for the Penske Distribution Center Borrower to make monthly deposits into an insurance reserve is suspended so long as the Penske Distribution Center Borrower provides the lender with (i) satisfactory evidence that the Critical Tenant is obligated under its lease to directly pay all insurance premiums, (ii) upon the lender’s request, evidence that the Critical Tenant has timely paid such insurance premiums and (iii) no event of default is continuing. In addition, the requirement to make monthly deposits into an insurance reserve is suspended so long as the liability and casualty policies maintained by the Penske Distribution Center Borrower are part of a blanket policy approved by the lender in its reasonable discretion and the Penske Distribution Center Borrower provides the lender paid receipts for the related insurance premiums not later than 10 days prior to the expiration dates of the policies. In the event that the conditions to suspension of the insurance reserve deposits are not satisfied, the Penske Distribution Center Borrower is required to deposit on each monthly payment date 1/12 of the estimated annual insurance premiums into an insurance reserve account.

Replacement Reserves – The requirement for the Penske Distribution Center Borrower to make monthly deposits into a capital expenditures reserve is suspended so long as (i) no Cash Sweep Event Period (as defined below) is in effect and (ii) the Penske Distribution Center Borrower is controlled by Global Net Lease Operating Partnership, L.P. If such conditions are not satisfied, the Penske Distribution Center Borrower is required to deposit $7,575 into a capital expenditures reserve on each monthly payment date.

Lockbox and Cash Management. The Penske Distribution Center Whole Loan is structured with a hard lockbox and springing cash management. The Penske Distribution Center Borrower is required to direct each tenant to send all payments of rents directly to the lender-controlled lockbox account, and, if notwithstanding such direction, rents are received by the Penske Distribution Center Borrower or property manager, to cause such rents to be deposited into the lockbox account within two business days of receipt. Provided no Cash Sweep Event Period is continuing, all sums in the lockbox account are required to be transferred daily to an account designated by the Penske Distribution Center Borrower. Upon the occurrence of a Cash Sweep Event Period, the lender is required to establish, and the Penske Distribution Center Borrower is required to cooperate with the cash management bank to establish, a lender-controlled cash management account, into which all funds in the lockbox account will be required to be deposited periodically, and so long as a Cash Sweep Event Period is continuing, and provided no event of default is continuing, applied (i) to make deposits into the tax and insurance escrows, if any, as described above under “Escrows”, (ii) to pay debt service on the Penske Distribution Center Whole Loan, (iii) to make deposits into the capital expenditure reserve, as described above under “Escrows,” (iv) to pay operating expenses set forth in the annual budget (which is required to be reasonably approved by the lender) and extraordinary operating, cash flow or capital expenses reasonably approved by the lender, and (v) to pay any remainder into an excess cash flow account to be held by the lender as additional security for the Penske Distribution Center Whole Loan during the continuance of the Cash Sweep Event Period.

A “Cash Sweep Event Period” means a period:

(a)	Commencing upon an event of default under the Penske Distribution Center Whole Loan and ending upon the acceptance by the lender, in its sole discretion, of a cure of such event of default;

(b)	Commencing upon the debt service coverage ratio of the Penske Distribution Center Whole Loan falling below 1.20x for the immediately preceding 12 consecutive calendar months, based on the trailing 12 months operating statements and

A-3-90

Industrial – Warehouse Distribution	Loan #9	Cut-off Date Balance:	$30,000,000
15520 Wayne Road	Penske Distribution Center	Cut-off Date LTV:	55.3%
Romulus, MI 48174		U/W NCF DSCR:	2.27x
		U/W NOI Debt Yield:	11.2%

rent rolls and ending upon the debt service coverage ratio being at least 1.20x for the immediately preceding 12 consecutive calendar months, based on the trailing 12 months operating statements and rent rolls;

(c)	Commencing upon the earlier to occur of (i) the Critical Tenant terminating or giving notice of intention to terminate its lease prior to the then applicable lease expiration date, or (ii) the date that is 12 months prior to the Critical Tenant’s then applicable lease expiration date and ending if one of the following has occurred: (i) the Critical Tenant renewing or extending its lease on terms set forth in such lease or otherwise reasonably approved by the lender, (ii) substantially all of the Critical Tenant’s space being re-leased to one or more replacement tenant(s) pursuant to replacement lease(s), which tenants and leases are reasonably acceptable to the lender, and the Penske Distribution Center Borrower delivering to the lender a tenant estoppel certificate(s) from each such replacement tenant(s) in form and substance reasonably acceptable to the lender stating that such replacement tenant(s) is/are in occupancy of its/their space, open for business and paying full unabated rent (a “Replacement Tenant Cure”) or (iii) the Penske Distribution Center Borrower depositing with the lender a letter of credit meeting the requirements of the loan documents (provided that KeyBank N.A. has been preapproved by the lender as a letter of credit issuer, regardless of whether it meets other requirements) in an amount equal to the rent payable pursuant to the Penske Lease (as defined below) during the following three months (which amount is required to be increased each calendar quarter by the amount of rent payable pursuant to the Penske Lease during the following three months (until such event is cured) (a “Letter of Credit Cure”);

(d)	Commencing upon the Critical Tenant terminating, cancelling or rejecting its lease in any bankruptcy or similar proceeding or the Critical Tenant or its lease guarantor filing for bankruptcy or becoming the subject of an insolvency proceeding and ending if one of the following has occurred: (i) (A) the Critical Tenant’s lease having been affirmed in bankruptcy or (B) such proceeding being discharged, stayed or dismissed, (ii) a Replacement Tenant Cure or (iii) a Letter of Credit Cure;

(e)	Commencing upon the credit rating of Penske Truck Leasing Co., L.P., the guarantor for Penske under the Penske Lease (or in connection with a replacement lease, the applicable Critical Tenant and/or its lease guarantor) falling below BBB-as rated by S&P (or its equivalent by any other rating agency rating a securitization that includes any portion of the Penske Distribution Center Whole Loan) and ending if one of the following has occurred: (i) the credit rating issued by S&P (or its equivalent by any other applicable rating agency) to the Critical Tenant and/or its lease guarantor, as applicable, being increased to BBB- or higher for two consecutive calendar quarters, (ii) a Replacement Tenant Cure, (iii) the Penske Distribution Center Borrower depositing with the lender a letter of credit meeting the requirements of the loan documents in the amount of $8,000,000 or the Penske Distribution Center Borrower depositing sufficient funds into the excess cash flow account to cause there to be $8,000,000 on deposit therein or (iv) the excess cash flow account having achieved a balance of $8,000,000; provided, however, that the amount of $8,000,000 may not be disbursed from the excess cash flow account to the Penske Distribution Center Borrower until such time, if any, that one of the cures set forth in clauses (i), (ii) or (iii) of this paragraph (e) have been satisfied; or

(f)	Commencing upon the Critical Tenant vacating 50% or more of its premises and ending if one of the following has occurred: (i) the Critical Tenant being open for business as evidenced by one or more reasonably acceptable tenant estoppel certificate from the Critical Tenant stating that the Critical Tenant is in occupancy, open for business and paying full contractual rent, (ii) a Replacement Tenant Cure, or (iii) a Letter of Credit Cure.

“Penske Lease” means the lease entered into between the seller of the Penske Distribution Center Property and Penske, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

Property Management. The Penske Distribution Center Property is managed by Global Net Lease Properties, LLC, an affiliate of the Penske Distribution Center Borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Penske Distribution Center Borrower is required to obtain all risk and business income insurance against acts of terrorism to the extent such insurance is available in an amount not less than the sum of 100% of the full replacement cost and 24 months of business income insurance); provided that so long as the Terrorism Risk Insurance Act of 2002 (as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015) (“TRIPRA”) is in effect (or any extension thereof or other federal government program with substantially similar protection), the lender is required to accept terrorism insurance which covers “covered acts” (as defined by TRIPRA or such other program), as full compliance with the foregoing, so long as TRIPRA or such other program covers both domestic and foreign acts of terrorism.

A-3-91

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A-3-92

Retail – Anchored	Loan #10	Cut-off Date Balance:	$25,200,000
6530 Trading Square	Haymarket Village Center	Cut-off Date LTV:	70.2%
Haymarket, VA 20169		U/W NCF DSCR:	1.35x
		U/W NOI Debt Yield:	9.3%

Walmart

Walmart
KOHL'S

DIVINE NAIL SPA

KOHL'S

Sport Clips
HAIRCUTS
DIVINE NAIL SPA

STARBUCKS
COFFEE

A-3-93

Retail – Anchored	Loan #10	Cut-off Date Balance:	$25,200,000
6530 Trading Square	Haymarket Village Center	Cut-off Date LTV:	70.2%
Haymarket, VA 20169		U/W NCF DSCR:	1.35x
		U/W NOI Debt Yield:	9.3%

A-3-94

Retail – Anchored	Loan #10	Cut-off Date Balance:	$25,200,000
6530 Trading Square	Haymarket Village Center	Cut-off Date LTV:	70.2%
Haymarket, VA 20169		U/W NCF DSCR:	1.35x
		U/W NOI Debt Yield:	9.3%

Haymarket Village Center
6530 Trading Square
Haymarket, VA 20169
LOUDOUN COUNTY
Brambleton
Dulles
Arcola
Washington Dulles International Airport
Lee-Jackson Mem. Hwy
Stone Ridge Village Center
Gum Springs Village Center
Stone Ridge
South Riding Market Square
South Riding
South Riding Golfers Club
East Gate Marketplace
PS Business Parks
Chantilly
Braddock Rd
Logmill Rd
Gum Springs Rd
Lurette Rd
Chantilly Natl. Golf & CC
Centreville
Cub Run Park
FAIRFAX COUNTY
Washington, DC 26 miles
Mountain Rd
Waterfall Rd
Sudley Rd
Waterfall
James S Long Reg. Park
PRINCE WILLIAM COUNTY
Fairfax National Golf Club
Pageland Rd
Haymarket
Heritage Hunt Golf & Country Club
MANASSAS NATIONAL BATTLE PARK
Lee Hwy
Brawner Farm Interpretive Ctr.
Heritage Village Plaza
Conway/ Robinson Memorial State Forest
Parkridge Center
Bull Run Regional Park
Splash Down Waterpark
Yorkshire
Gainesville
James Madison Hwy
Beverleys Mill Rd
The Shops at Stonewall
Virginia Gateway
Wellington Rd
Virginia Oaks Golf Club
Stonewall Golf Club
Robert Trent Jones GC
Festival at Bull Run Shopping Ctr.
Sudley Town Plaza
Sudley Manor Square
Manassas Park
Jiffy Lube Live
Bull Run
Portsmouth Station
Manassas Mall
Liberia Ave
Prince William Medical Center
Hylton Performing Arts Ctr.
Lockheed Martin
Manassas Junction
Broad Run Industrial Park
Canterbury Village Shopping Ctr.
New Baltimore
Linton Hall
George Mason Univ. Science & Technology Campus
Manassas
FBI
Prince William Pkwy
Grant Avenue Shopping Center
Davis Ford Crossing
Prince William Golf Course
Bristow
EG Smith Baseball Complex
Vint Hill Rd
Center at Innovation
Bristow Center
Wellington Station Shopping Ctr.
Rogues Rd
Greenwich Rd
Fitzwater Dr
Woodlawn Farms
Manassas Regional Airport
Old Dominion Speedway
Bristow Rd
Buckhall
Dumfries Rd
Bristow Manor Golf Course
Brentsville Rd
Old Dumfries Rd
FAUQUIER COUNTY
Nokesville Rd
Nokesville
Nokesville Park
50
15
659
620
66
29
234
215
603
28
Purcellville
Leesburg
Poolesville
Gaithersburg
Olney
MONTGOMERY COUNTY
MARYLAND
North Potomac
Rockville
Aspen Hill
Wheaton
Lansdowne
Ashburn
LOUDOUN COUNTY
Potomac
North Bethesda
Silver Spring
Sterling
Great Falls
Middleburg
Aldie
Bethesda
VIRGINIA
Herndon
Reston
WASH. DC
McLean
Tysons Corner
Oakton
ARLINGTON
Fair Oaks
Fairfax
Merrifield
Annandale
ALEXANDRIA
Haymarket
Gainesville
Bull Run
Manassas Park
Springfield
National Harbor
Burke
Franconia
Linton Hall
Manassas
New Baltimore
Mt. Vernon
Nokesville
FAUQUIER COUNTY
Lorton
Lake Ridge
Catlett
PRINCE WILLIAM COUNTY
Accokeek
Dale City
Calverton
Woodbridge
Bennsville
CHARLES COUNTY
Midland

A-3-95

No. 10 – Haymarket Village Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Bank of America, National Association			Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$25,200,000			Property Type - Subtype:	Retail – Anchored
Cut-off Date Balance:	$25,200,000			Location:	Haymarket, VA
% of Initial Pool Balance:	2.6%			Size:	256,856 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF:	$98.11
Borrower Sponsors:	Christopher Palermo; Anthony Grosso			Maturity Date Balance Per SF:	$88.93
Guarantors:	Christopher Palermo; Anthony Grosso			Year Built/Renovated:	2012/NAP
Mortgage Rate:	5.1300%			Title Vesting:	Fee
Note Date:	December 26, 2018			Property Manager:	Self-managed
Seasoning:	1 month
Maturity Date:	January 1, 2029			Current Occupancy (As of):	97.8% (12/17/2018)
IO Period:	48 months			YE 2017 Occupancy(1):	NAV
Loan Term (Original):	120 months			YE 2016 Occupancy(1):	NAV
Amortization Term (Original):	360 months			YE 2015 Occupancy(1):	NAV
Loan Amortization Type:	Interest-only, Amortizing Balloon			YE 2014 Occupancy(1):	NAV
Call Protection:	L(25),D(91),O(4)			As-Is Appraised Value:	$35,900,000
Lockbox Type:	Hard/Springing Cash Management			As-Is Appraisal Value Per SF:	$139.77
Additional Debt:	None			As-Is Appraisal Valuation Date:	November 8, 2018
Additional Debt Type (Balance):	NAP
				Underwriting and Financial Information
				TTM NOI (9/30/2018):	$2,171,603
				YE 2017 NOI:	$2,167,482
				YE 2016 NOI:	$2,003,294
				YE 2015 NOI:	$2,075,603
				U/W Revenues:	$2,856,225
Escrows and Reserves				U/W Expenses:	$512,443
	Initial	Monthly	Cap	U/W NOI:	$2,343,782
Taxes	$18,547	$18,547	NAP	U/W NCF:	$2,219,681
Insurance	$3,175	$1,587	NAP	U/W DSCR based on NOI/NCF:	1.42x / 1.35x
Immediate Repairs	$170,998	$0	NAP	U/W Debt Yield based on NOI/NCF:	9.3% / 8.8%
Replacement Reserve	$205,485	$4,281	$205,485	UW Debt Yield at Maturity based on NOI/NCF:	10.3% / 9.7%
TI/LC Reserve	$250,000	$7,500	$250,000	Cut-off Date LTV Ratio:	70.2%
Outstanding TI Reserve	$103,074	$0	NAP	LTV Ratio at Maturity:	63.6%

Sources and Uses
Sources			Uses
Original loan amount	$25,200,000	69.8%	Purchase price	$34,500,000	95.6%
Cash equity contribution	10,894,094	30.2	Closing costs	842,816	2.3
			Reserves	751,278	2.1
Total Sources	$36,094,094	100.0%	Total Uses	$36,094,094	100.0%

(1)	Historical occupancy was not made available with the acquisition.

The Mortgage Loan. The mortgage loan (the “Haymarket Village Center Mortgage Loan”) is evidenced by a promissory note secured by a first mortgage encumbering the fee interest in an anchored retail center located in Haymarket, Virginia (the “Haymarket Village Center Property”). The Borrowers and the Borrower Sponsor. The borrowers are Haymarket Center LLC; Haymarket Center TIC #1 LLC; Haymarket Center TIC #2 LLC, as tenants-in-common, each a Delaware limited liability company and single purpose entity with at least one independent director (the “Haymarket Village Center Borrowers”). Legal counsel to the Haymarket Village Center Borrowers delivered a non-consolidation opinion in connection with the origination of the Haymarket Village Center Mortgage Loan.

The borrower sponsors and nonrecourse carve-out guarantors are Christopher Palermo and Anthony Grosso, the co-founders and managing principals of First National Realty Partners, LLC, a private equity firm that specializes in commercial real estate as a value-add investment firm with a current portfolio consisting of thirteen properties (747,370 square feet of retail, 145,675 square feet of office and 21,900 square feet of mixed use space) in addition to the Haymarket Village Center Property.

The borrower sponsors are also sponsors for the Carriage Place Mortgage Loan as described in the Prospectus.

A-3-96

Retail – Anchored	Loan #10	Cut-off Date Balance:	$25,200,000
6530 Trading Square	Haymarket Village Center	Cut-off Date LTV:	70.2%
Haymarket, VA 20169		U/W NCF DSCR:	1.35x
		U/W NOI Debt Yield:	9.3%

The Property. The Haymarket Village Center Property is a 256,856 square foot anchored retail center built in 2012 and located in Haymarket, Virginia. The Haymarket Village Center Property is comprised of two anchor buildings and three multi-tenant buildings that contain 39,565 square feet of inline retail space. As of December 17, 2018, the Haymarket Village Center Property was 97.8% occupied by 20 tenants. Other than the anchor tenants, Walmart and Kohl’s, no single tenant represents more than 1.8% of NRA or 5.5% of underwritten base rent. Notable in-line restaurant and retail tenants include Mattress Firm, Sakura Grill, Verizon, Starbucks, Geico, Little Caesars, Sport Clips and Smoothie King. The Haymarket Village Center Property includes 500 parking spaces (approximately 1.95 spaces per 1,000 square feet). There is also a 44,222 square foot pad site included in the collateral that is available for future development and lease.

The Haymarket Village Center Property is located at the intersections of U.S. Route 15, VA-55/John Marshall Highway and I-66 (which crosses the Haymarket area through Fairfax and Prince William Counties and intersects with the Capital Beltway). The Washington, D.C. central business district is approximately 33 miles from the Haymarket Village Center Property.

The following table presents certain information relating to the tenancy at the Haymarket Village Center Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/ S&P/ Moodys)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Renewal Options	Termin. Options (Y/N)

Anchor Tenants
Walmart	AA/AA/Aa2	153,000	59.6%	$4.29	$656,250	27.4%	9/11/2032	10, 5-year	N
Kohl’s Department Stores Inc	BBB/BBB-/Baa2	64,291	25.0%	$7.41	$476,625	19.9%	1/31/2033	6, 5-year	N
Total Anchor Tenants		217,291	84.6%	$5.21	$1,132,875	47.3%

Non-Major Tenants		35,401	13.8%	$35.62	$1,261,012	52.7%

Occupied Collateral Total		252,692	98.4%	$9.47	$2,393,887	100.0%

Vacant Space		4,164	1.6%
Collateral Total		256,856	100.0%

(1)	Information obtained from the underwritten rent roll.

Major Tenants:

Largest Tenant: Walmart (153,000 square feet, 59.6% of NRA, 27.4% of underwritten base rent). Walmart is an original tenant at the Haymarket Village Center Property on a 20-year ground lease at fixed rent. The lease expires September 11, 2032 and includes ten five-year renewal options. Walmart operates as a “Supercenter” at this location featuring a grocery, pharmacy, photo center, vision center, garden center, rug doctor and wireless services. This Walmart Supercenter also features a Checkers, Auntie Anne’s, Coinstar, Redbox and SmartStyle Hair Salon by Regis. Walmart is not required to report sales pursuant to its lease.

Second Largest Tenant: Kohl’s Department Stores Inc (64,291 square feet, 25.0% of NRA, 19.9% of underwritten base rent). Kohl’s Department Stores Inc (“Kohl’s”) is an original tenant at the Haymarket Village Center Property on a 20-year ground lease with a rent increase beginning year 11 increasing to $495,000 per year. The lease commenced March 22, 2012 and expires January 31, 2033 and includes six five-year renewal options. Kohl’s is not required to report sales pursuant to its lease.

A-3-97

Retail – Anchored	Loan #10	Cut-off Date Balance:	$25,200,000
6530 Trading Square	Haymarket Village Center	Cut-off Date LTV:	70.2%
Haymarket, VA 20169		U/W NCF DSCR:	1.35x
		U/W NOI Debt Yield:	9.3%

The following table presents certain information relating to the lease expiration schedule at the Haymarket Village Center Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
2019	1	1,200	0.5%	1,200	0.5%	$44,496	1.9%	$37.08
2020	1	1,350	0.5%	2,550	1.0%	$48,695	2.0%	$36.07
2021	1	2,406	0.9%	4,956	1.9%	$89,338	3.7%	$37.13
2022	0	0	0.0%	4,956	1.9%	$0	0.0%	$0.00
2023	10	17,033	6.6%	21,989	8.6%	$624,859	26.1%	$36.69
2024	2	4,394	1.7%	26,383	10.3%	$153,878	6.4%	$35.02
2025	1	4,500	1.8%	30,883	12.0%	$130,500	5.5%	$29.00
2026	1	1,800	0.7%	32,683	12.7%	$70,804	3.0%	$39.34
2027	1	1,161	0.5%	33,844	13.2%	$43,947	1.8%	$37.85
2028	1	1,557	0.6%	35,401	13.8%	$54,495	2.3%	$35.00
2029	0	0	0.0%	35,401	13.8%	$0	0.0%	$0.00
Thereafter	2	217,291	84.6%	252,692	98.4%	$1,132,875	47.3%	$5.21
Vacant	0	4,164	1.6%	256,856	100.0%	$0	0.0%	$0.00
Total/Weighted Average	21	256,856	100.0%			$2,393,887		$9.47(2)

(1)	Information obtained from the underwritten rent roll.

(2)	Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Haymarket Village Center Property:

Historical Occupancy

12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	12/17/2018
NAV	NAV	NAV	97.8%

(1)	Historical occupancy was not made available with the acquisition.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Haymarket Village Center Property:

Cash Flow Analysis

	2015	2016	2017	TTM 9/30/2018	U/W	%(1)	U/W $ per SF
Base Rent(2)	$2,242,938	$2,395,095	$2,402,108	$2,391,882	$2,393,886	79.2%	$9.32
Grossed Up Vacant Space	0	0	0	0	128,087	4.2	0.50
Gross Potential Rent	$2,242,938	$2,395,095	$2,402,108	$2,391,882	$2,521,973	83.5%	$9.82
Reimbursements	470,074	502,506	436,850	486,571	488,707	16.2	1.90
Other Income	28,068	26,398	24,395	15,759	10,962	0.4	0.04
Net Rentable Income	$2,741,080	$2,923,999	$2,863,353	$2,894,212	$3,021,642	100.0%	$11.76
(Vacancy & Credit Loss)	(174,491)	(324,039)	(136,310)	(97,670)	(165,417)	(6.6)	(0.64)
Effective Gross Income	$2,566,589	$2,599,960	$2,727,043	$2,796,542	$2,856,225	94.5%	$11.12

Real Estate Taxes	141,951	198,450	233,835	257,894	214,127	7.5	0.83
Insurance	24,127	23,086	21,017	22,178	17,317	0.6	0.07
Management Fee	100,822	109,053	108,858	108,606	85,687	3.0	0.33
Other Operating Expenses	224,086	266,077	195,851	236,261	195,312	6.8	0.76
Total Operating Expenses	$490,986	$596,666	$559,561	$624,939	$512,443	17.9%	$2.00

Net Operating Income	$2,075,603	$2,003,294	$2,167,482	$2,171,603	$2,343,782	82.1%	9.12
Replacement Reserves	0	0	0	0	51,371	1.8	0.20
TI/LC	0	0	0	0	72,730	2.5	0.28
Net Cash Flow	$2,075,603	$2,003,294	$2,167,482	$2,171,603	$2,219,681	77.7%	$8.64

NOI DSCR	1.26x	1.22x	1.32x	1.32x	1.42x
NCF DSCR	1.26x	1.22x	1.32x	1.32x	1.35x
NOI DY	8.2%	7.9%	8.6%	8.6%	9.3%
NCF DY	8.2%	7.9%	8.6%	8.6%	8.8%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	U/W Base Rent is based on the December 17, 2018 borrower rent roll and includes contractual rent steps of $23,646 taken through December 31, 2019. U/W Base rent also includes $54,495 of annual rent (2.3% of U/W Base Rent) from Jersey Mike’s Subs, which signed a lease commencing January 1, 2019 but is not yet in occupancy.

A-3-98

Retail – Anchored	Loan #10	Cut-off Date Balance:	$25,200,000
6530 Trading Square	Haymarket Village Center	Cut-off Date LTV:	70.2%
Haymarket, VA 20169		U/W NCF DSCR:	1.35x
		U/W NOI Debt Yield:	9.3%

Appraisal. As of the appraisal valuation date of November 8, 2018, the Haymarket Village Center Property had an “as is” appraised value of $35,900,000, which value results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 70.2% and 63.6%, respectively.

Environmental Matters. According to the Phase I environmental report dated November 14, 2018, there was no evidence of any recognized environmental conditions at the Haymarket Village Center Property.

Market Overview and Competition. The Haymarket Village Center Property is located at 6530 Trading Square, in Haymarket, Prince William County, Virginia. According to the appraiser, between 2010 and 2018, Prince William County’s population has grown at a compound annual rate of 1.5%. Employment in Prince William County has shown gains in eight out of the past ten years. Over the last decade, Prince William County’s average unemployment rate was 4.5% and recent data shows that the Prince William County unemployment rate is 3.3%.

Haymarket is primarily a residential location with access to the employment centers of the Washington, D.C., Fairfax/Fairfax City, Tyson’s Corner, Vienna, Chantilly, Dulles Corridor and Manassas submarkets. Major employers in the area include Lockheed Martin, Prince William Health System, Micron Technology, Bae Systems, Cogan Air, Aurora Flight Sciences, Didlake and Comcast.

According to the appraisal, the 2018 estimated population within a one-, three- and five-mile radius was 5,214, 42,071 and 65,164, respectively. The 2018 estimated median household income within a one-, three- and five-mile radius was $128,223, $126,323, $128,729, respectively.

Submarket Information - The Haymarket Village Center Property is located in the Prince William County retail submarket, which contained approximately 9.8 million square feet of retail inventory with a vacancy rate of 8.1%, and effective rent of $19.82 per square foot for the third quarter 2018.

The following table presents certain information relating to the appraiser’s market rent conclusion for the Haymarket Village Center Property:

Market Rent Summary

	In-Line	Large In-Line	Anchor Ground Lease
Market Rent (PSF)	$33.00	$32.00	$5.43
Lease Term (Years)	6	6	17
Lease Type (Reimbursements)	NNN	NNN	Absolute Net
Rent Increase Projection	3.0% per annum	3.0% per annum	10.0% per 5 years

The following table presents certain information from the appraisal relating to comparable properties to the Haymarket Village Center Property:

Comparable Properties

Property Name, Address	Distance from Subject	Year Built	Overall Occ%	Total GLA (SF)	Non-Anchor Rent PSF NNN	Anchor Rent PSF NNN
Haymarket Village Center (Subject)	N/A	2012	97.8%(1)	256,856(1)	$35.62(1)	$5.21(1)(2)
Dominion Valley Market Square 5581 Merchantsview Sq Haymarket	2.8 miles	1989	98.8%	175,000	$34.56	$14.33
Somerset Crossing 13901 Heathcote Blvd Gainesville	2.6 miles	2015	90.5%	80,000	$39.00	$15.01
The Shops At Stonewall 8135 Stonewall Shops Square Gainesville	2.9 miles	2008	97.6%	320,854	$39.14	$14.89
Braemar Village Center 7523 Linton Hall Rd Gainesville	2.7 miles	2003	98.2%	111,635	$35.50	$18.03
The Marketplace @ Madison Crescent Lee Hwy/James Madison Hwy Gainesville	2.9 miles	2007	94.0%	125,000	$30.00	$29.31

(1)	Information obtained from the underwritten rent roll.

(2)	The anchor tenants at the Haymarket Village Center Property are leased under ground leases and have built and own their improvements.

A-3-99

Retail – Anchored	Loan #10	Cut-off Date Balance:	$25,200,000
6530 Trading Square	Haymarket Village Center	Cut-off Date LTV:	70.2%
Haymarket, VA 20169		U/W NCF DSCR:	1.35x
		U/W NOI Debt Yield:	9.3%

Escrows.

Real Estate Taxes – The Haymarket Village Center Mortgage Loan documents require upfront escrows in the amount of $18,547 for real estate taxes and monthly escrows of 1/12th of the estimated annual taxes due (currently $18,547).

Insurance – The Haymarket Village Center Mortgage Loan documents require upfront escrows in the amount of $3,175 for property insurance premiums and monthly escrows of 1/12th of the estimated premiums due (currently $1,587, and unless waived due to a blanket policy being in place).

Immediate Repairs – Certain site work and site inspections by Prince William County are required to be completed at the Haymarket Village Center Property. The seller of the Haymarket Village Center Property escrowed $150,000 towards the completion of the work and inspections. The Haymarket Village Mortgage Loan documents require upfront escrows in the amount of $170,998 which represents 125% of the estimated balance of the cost of the work and inspections. This immediate repair reserve is not permitted to be released to the Haymarket Village Center Borrowers until all proceeds reserved under the seller escrow agreement have been disbursed. The Haymarket Village Center Borrowers are required to complete the work within 25 months of loan origination.

Replacement Reserves – The Haymarket Village Center Mortgage Loan documents require upfront escrows in the amount of $205,485 for replacement reserves. Any time the replacement reserve balance falls below $205,485, monthly escrows in the amount of $4,281 are required until the cap is reached.

Tenant Improvements and Leasing Commissions Reserve - The Haymarket Village Center Mortgage Loan documents require upfront escrows in the amount of $250,000 for tenant improvements and leasing commissions. At any time the tenant improvement and leasing reserve balance falls below $250,000, monthly escrows in the amount of $7,500 are required until the cap is reached. Additionally, during a Tenant Trigger Event, all excess cash is required to be deposited to the tenant improvements and leasing commissions reserve.

A “Tenant Trigger Event” will commence upon either Kohl’s or Wal-Mart (i) being the subject of any bankruptcy proceeding or having its lease guarantor or its assets subject to bankruptcy, (ii) going dark, vacating or terminating, or giving notice of its intent to vacate or terminate its leased space, (iii) defaulting in payment beyond any notice or cure period, or (iv) having its long-term unsecured debt rating downgraded below “BBB-”. A Tenant Trigger Event will end (a) if triggered by (i) above, upon the lease or guaranty of the lease being assumed without material alteration, and the tenant, lease guarantor or its assets no longer being subject to bankruptcy and the lease obligations remain unaltered, (b) if triggered by (ii) above, when all of its leased space has been re-leased by a replacement tenant(s) approved by the lender and the replacement tenant(s) is open for business and paying full rent and all tenant improvements relating to such replacement tenant(s) have been paid, (c) if triggered by (iii) above, cure of the payment default and (d) if triggered by (iv) above, the long-term unsecured debt rating is increased to at least “BBB-”.

Outstanding TI Reserve – The Haymarket Village Center Mortgage Loan documents require upfront escrows in the amount of $103,074 for outstanding tenant improvements relating to one tenant space (2,964 square feet) with a prospective lease. Such tenant space was underwritten as vacant by the lender.

Lockbox and Cash Management. The Haymarket Village Center Mortgage Loan requires a hard lockbox with springing cash management. Upon the occurrence of a Cash Sweep Period, funds in the lockbox account are required to be transferred daily to be disbursed according to the Haymarket Village Center Mortgage Loan documents. Also during a Cash Sweep Period, either (x) if a Cash Sweep Period is triggered solely by a Tenant Trigger Event, all excess cash flow is required to be deposited to the tenant improvements and leasing commissions reserve or (y) if a Cash Sweep Period is triggered for any other reason, all excess cash is required to be collected and held by the lender as additional security for the Haymarket Village Center Mortgage Loan. A Cash Sweep Period may be cured only once; if it occurs twice, then the excess cash will continue to be collected and held by the lender for the remainder of the Haymarket Village Center Mortgage Loan term.

A “Cash Sweep Period” will occur during either (a) when the debt service coverage ratio is less than 1.15x for any calendar quarter until the debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters or (b) a Tenant Trigger Event.

Property Management. The Haymarket Village Center Property is managed by an affiliate of the Haymarket Village Center Borrowers.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Terrorism Insurance. The Haymarket Village Center Mortgage Loan documents require that the property insurance policy required to be maintained provide coverage for perils and acts of terrorism in an amount equal to the full replacement cost of the Haymarket Village Center Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

A-3-100

No. 11 – Willowbend Apartments

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Bank of America, National Association		Single Asset/Portfolio:	Single Asset
	Original Principal Balance:	$25,000,000		Property Type – Subtype:	Multifamily – Garden
	Cut-off Date Balance:	$24,937,875		Location:	Sunnyvale, CA
	% of Initial Pool Balance:	2.6%		Size:	330 Units
	Loan Purpose:	Refinance		Cut-off Date Balance Per Unit:	$75,569
	Borrower Sponsor:	C. Gemma Hwang		Maturity Date Balance Per Unit:	$60,874
	Guarantor:	C. Gemma Hwang		Year Built/Renovated:	1985/NAP
	Mortgage Rate:	4.3210%		Title Vesting:	Fee
	Note Date:	November 21, 2018		Property Manager:	Alliance Residential, LLC
	Seasoning:	2 months		Current Occupancy (As of):	89.4% (1/11/2019)
	Maturity Date:	December 1, 2028		YE 2017 Occupancy:	88.8%
	IO Period:	0 months		YE 2016 Occupancy:	90.8%
	Loan Term (Original):	120 months		YE 2015 Occupancy:	91.6%
	Amortization Term (Original):	360 months		YE 2014 Occupancy:	NAV
	Loan Amortization Type:	Amortizing Balloon		As-Is Appraised Value(2):	$142,500,000
	Call Protection:	L(26),GRTR 1% or YM or D(90),O(4)		As-Is Appraised Value Per Unit:	$431,818.18
	Lockbox Type:	Springing		As-Is Appraisal Valuation Date:	September 6, 2018

	Additional Debt:	None		Underwriting and Financial Information
	Additional Debt Type (Balance):	NAP		TTM NOI (8/31/2018):	$7,265,649
				YE 2017 NOI:	$7,519,604
				YE 2016 NOI:	$7,214,088
				YE 2015 NOI:	$7,337,562
				U/W Revenues:	$9,608,695
				U/W Expenses:	$2,256,837
Escrows and Reserves				U/W NOI:	$7,351,858
	Initial	Monthly	Cap	U/W NCF:	$7,249,558
Taxes	$132,488	$44,163	NAP	U/W DSCR based on NOI/NCF:	4.94x / 4.87x
Insurance	$0	Springing(1)	NAP	U/W Debt Yield based on NOI/NCF:	29.5% / 29.1%
Replacement Reserve	$0	$6,875	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	36.6% / 36.1%
				Cut-off Date LTV Ratio:	17.5%
				LTV Ratio at Maturity:	14.1%

Sources and Uses
Sources			Uses
Original loan amount	$25,000,000	100.0%	Loan payoff	$24,418,441	97.7%
			Closing costs	397,796	1.6
			Upfront reserves	132,488	0.5
			Return of equity	51,275	0.2
Total Sources	$25,000,000	100.0%	Total Uses	$25,000,000	100.0%

(1)	The loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) the borrower provides the lender with evidence that the Willowbend Apartments Property’s (as defined below) insurance coverage is included in a blanket policy and such policy is in full force and effect and (ii) the borrower pays all applicable insurance premiums and provides the lender with evidence of renewals.
(2)	The appraiser also provided a land value of $129,200,000 as of September 6, 2018 for the 13.95-acre parcel where the Willowbend Apartments Property is located, which value results in a Cut-off Date LTV Ratio and an LTV Ratio at Maturity of 19.3% and 15.5%, respectively

The Mortgage Loan. The mortgage loan (the “Willowbend Apartments Mortgage Loan”) is evidenced by a promissory note secured by a first mortgage encumbering the borrower’s fee interest in a 330-unit, garden multifamily property located in Sunnyvale, California (the “Willowbend Apartments Property”).

The Property. The Willowbend Apartments Property is a Class B, 330-unit garden, multifamily complex located in the Silicon Valley city of Sunnyvale, California approximately 10.1 miles northwest of San Jose and approximately 43.1 miles southeast of San Francisco. The unit mix at the Willowbend Apartments Property consists of 138 one-bedroom, one-bathroom units (ranging in size from 547 to 717 square feet), 20 two-bedroom, one-bathroom units (825 square feet), 116 two-bedroom, two-bathroom units (917 square feet), 38 two-bedroom, two-and-a-half bathroom units (ranging in size from 1,028 to 1,076 square feet) and 18 three-bedroom, two-and-a-half bathroom units (1,228 square feet).

A-3-101

Multifamily – Garden	Loan #11	Cut-off Date Balance:	$24,937,875
1035 Aster Avenue	Willowbend Apartments	Cut-off Date LTV:	17.5%
Sunnyvale, CA 94086		U/W NCF DSCR:	4.87x
		U/W NOI Debt Yield:	29.5%

The Willowbend Apartments Property was developed in 1985 and is comprised of 16, three-story apartment buildings totaling 273,994 square feet of net rentable area and one, one-story clubhouse building which also houses the management and leasing office. Unit amenities at the Willowbend Apartments Property include air conditioning, patio or balcony, dishwasher, high-speed internet, and washer and dryer. Additionally, each unit at the Willowbend Apartments Property has its own 50 square foot exterior storage room. The Willowbend Apartments Property amenities include a clubhouse with a fitness center, free wi-fi in select common areas, laundry facilities and a swimming pool. The Willowbend Apartments Property has 727 total parking spaces (2.20 spaces per unit) which includes 397 surface parking spaces, 262 carport spaces and 68 garage parking spaces.

The following table presents certain information relating to unit mix at the Willowbend Apartments Property:

Unit Mix Summary(1)

Unit Type	No. of Units	% of Total Units	Avg. Unit Size	Occupancy	Actual Monthly Rent	Market Monthly Rent	Actual Monthly Rent PSF	Market Monthly Rent PSF
1 BR / 1 Bath	138	41.8%	648	92.8%	$2,162	$2,237	$3.32	$3.45
2 BR/ 1 Bath	20	6.1%	825	90.0%	$2,526	$2,844	$3.06	$3.45
2 BR/ 2 Bath	116	35.2%	917	87.1%	$2,699	$2,841	$2.94	$3.10
2 BR / 2.5 Bath(2)	38	11.5%	1,042	78.9%	$2,780	$3,045	$2.66	$2.92
3 BR / 2.5 Bath	18	5.5%	1,228	100.0%	$3,273	$3,625	$2.67	$2.95
Total / Wtd. Avg.	330	100.0%	830	89.4%	$2,499	$2,655	$3.02	$3.20

(1)	Information obtained from the borrower rent roll dated January 11, 2019.
(2)	One, 2 BR / 2.5 Bath unit is under renovation and is counted as vacant.

The following table presents historical occupancy percentages at the Willowbend Apartments Property:

Historical Occupancy(1)

12/31/2014	12/31/2015	12/31/2016	12/31/2017	1/11/2019
NAV	91.6%	90.8%	88.8%	89.4%

(1)	Information obtained from the borrower’s rent roll.

Market Overview. The Willowbend Apartments Property is located in Silicon Valley on the northeast corner of Aster Avenue and East Evelyn Avenue in Sunnyvale, California, within Santa Clara County, and within the San Jose-San Francisco-Oakland Consolidated Metropolitan Statistical Area. The main access roads to the Willowbend Apartments Property are via Evelyn Avenue and Reed Road which intersects with the Lawrence Expressway less than 0.25 miles southeast of the Willowbend Apartments Property. Highway 101 is located approximately 1.4 miles north of the Willowbend Apartments Property and provides regional access to San Francisco to the north and San Jose to the south, with El Camino Real providing the main east/west access. Public transportation is provided by the Caltrain with the Lawrence Station and the Sunnvyale Station located approximately 0.4 miles to the west and 1.7 miles northeast of the Willowbend Apartments Property, respectively. The Willowbend Apartments Property is located approximately 7.5 miles west of the San Jose International Airport and approximately 29.5 miles southeast of the San Francisco International Airport. The major employers in Silicon Valley include Apple (25,000 employees), Alphabet (20,000 employees), Stanford University (16,900 employees), Cisco Systems (15,700 employees), Intel (10,800 employees) Stanford University Hospital (10,030 employees) and Tesla (10,000 employees).

According to a third party market research report, the Willowbend Apartments Property is located in the broader San Jose multifamily market, which is the third most expensive market in the United States trailing only the San Francisco and New York metropolitan areas, respectively, with average monthly asking rents of $2,679 as of the fourth quarter 2018. Overall vacancy in the San Jose multifamily market has decreased to 5.4% as of the fourth quarter of 2018, down from its peak of 6.0% in the fourth quarter of 2016. The Sunnyvale multifamily sub-market had a vacancy rate of 4.8% as of the fourth quarter 2018, down from its peak of 8.0% in the fourth quarter of 2016. During this same period of time, market monthly rent per unit increased from $2,572 ($3.07 per square foot) in 2016 to $2,765 ($3.30 per square foot) through 2018.

According to a third party research report, the estimated 2018 population within a one-, three- and five-mile radius was 28,147, 222,726 and 500,874, respectively and the estimated 2018 average household income within a one-, three- and five-mile radius was $143,281, $145,255 and $151,118, respectively.

According to the appraisal, there are no new multifamily properties under construction in the Sunnyvale sub-market that would directly compete with the Willowbend Apartments Property.

A-3-102

Multifamily – Garden	Loan #11	Cut-off Date Balance:	$24,937,875
1035 Aster Avenue	Willowbend Apartments	Cut-off Date LTV:	17.5%
Sunnyvale, CA 94086		U/W NCF DSCR:	4.87x
		U/W NOI Debt Yield:	29.5%

The following table presents certain information relating to the comparable properties to the Willowbend Apartments Property:

Competitive Property Summary(1)

Property Name Address City, State	No. Units	NRA (SF)	Avg. Unit Size (SF)	Year Built/ Renov.	Occ. (%)(2)	Dist From Subject	Beds/Bath(2)	Unit Size (SF) (2)	Quoted Rent Per Month(2)	Quoted Rent Per Month PSF(2)
Willowbend Apartments 1035 Aster Avenue Sunnyvale, CA	330	273,994	830	1985/ NAP	89.4%	N/A	1 BR / 1 Bath 2 BR / 1 Bath 2 BR / 2 Bath 2 BR / 2.5 Bath 3 BR / 2.5 Bath	648 825 917 1,042 1,228	$2,162 $2,526 $2,699 $2,780 $3,273	$3.32 $3.06 $2.94 $2.66 $2.67
Bristol Commons 732 E Evelyn Ave Sunnyvale, CA	188	163,688	871	1989/ 2008	97.3%	0.9 mi	1 BR /1 Bath 2 BR / 2 Bath	769 946	$2,827 $3,439	$3.68 $3.64
Windsor Ridge 829 E Evelyn Ave Sunnyvale, CA	216	197,715	915	1989/ 2014	93.1%	0.9 mi	1 BR /1 Bath 2 BR / 2 Bath	775 1,010	$2,600 $3,025	$3.35 $3.00
Avana Sunnyvale 355 N Wolfe Rd Sunnyvale, CA	191	206,705	1,082	1991/ 2011	94.8%	1.5 mi	1 BR /1 Bath 2 BR / 2 Bath 3 BR / 2 Bath	835 1,135 1,355	$3,799 $4,893 $5,412	$4.55 $4.31 $3.99
Heritage Park Apartments 555 E Washington Ave Sunnyvale, CA	506	421,740	833	1987/ 2013	96.8%	1.3 mi	1 BR /1 Bath 2 BR / 2 Bath	700 920	$2,393 $2,933	$3.42 $3.19
Arbor Terrace Apartments 555 E El Camino Real Sunnyvale, CA	175	127,250	727	1980/ 2001	91.4%	1.9 mi	1 BR /1 Bath 2 BR / 2 Bath	600 850	$2,558 $3,104	$4.26 $3.65
Marina Playa 3500 Granada Ave Santa Clara, CA	269	225,507	838	1973/ 2012	97.0%	1.9 mi	1 BR /1 Bath 2 BR / 2 Bath 3 BR / 2 Bath	735 960 1,338	$2,496 $3,062 $3,656	$3.40 $3.19 $2.73
Briarwood Apartments 180 Pasito Tier Sunnyvale, CA	192	158,880	828	1986/ 2014	99.0%	3.0 mi	1 BR /1 Bath 2 BR / 2 Bath	624 1,031	$2,661 $3,228	$4.26 $3.13
Windmere 397 Ano Nuevo Ave Sunnyvale, CA	259	202,884	783	1988/ 2008	99.6%	3.4 mi	1 BR /1 Bath 2 BR / 2 Bath	716 934	$2,718 $3,067	$3.80 $3.28

(1)	Information obtained from the appraisal dated September 12, 2018.

(2)	Information obtained from the borrower rent roll dated January 11, 2019.

A-3-103

Multifamily – Garden	Loan #11	Cut-off Date Balance:	$24,937,875
1035 Aster Avenue	Willowbend Apartments	Cut-off Date LTV:	17.5%
Sunnyvale, CA 94086		U/W NCF DSCR:	4.87x
		U/W NOI Debt Yield:	29.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and underwritten net cash flow at the Willowbend Apartments Property:

Cash Flow Analysis

	2015	2016	2017	TTM 8/31/18	U/W	%(1)	U/W $ per Unit
Base Rent	$8,941,290	$9,612,558	$9,604,186	$9,813,331	$8,707,302	82.9%	$26,385.76
(Concessions)	(33,064)	(175,803)	(45,675)	(52,144)	(52,144)	(0.5)	(158.01)
Grossed Up Vacant Space	0	0	0	0	1,200,960	11.4	3,639.27
Gross Potential Rent	$8,908,226	$9,436,755	$9,558,511	$9,761,187	$9,856,118	93.9%	$29,867.02
Total Recoveries	279,758	330,415	378,536	410,275	410,275	3.9	1,243.26
Other Income(2)	482,560	304,070	209,964	233,367	233,367	2.2	707.17
Net Rental Income	$9,670,544	$10,071,240	$10,147,011	$10,404,829	$10,499,760	100.0%	$31,817.45
(Vacancy & Credit Loss)	(374,506)	(720,194)	(490,656)	(882,528)	(891,065)	(9.0)	(2,700.20)
Effective Gross Income	$9,296,038	$9,351,046	$9,656,355	$9,522,301	$9,608,695	91.5%	$29,117.26

Real Estate Taxes	480,050	484,325	493,247	493,245	504,000	5.2	1527.27
Insurance	97,192	106,316	117,162	115,162	102,000	1.1	309.09
Management Fee	278,881	280,531	289,691	285,669	288,261	3.0	873.52
Other Operating Expenses	1,102,353	1,265,786	1,236,651	1,362,576	1,362,576	14.2	4,129.02
Total Operating Expenses	$1,958,476	$2,136,958	$2,136,751	$2,256,652	$2,256,837	23.5%	$6,838.90

Net Operating Income	$7,337,562	$7,214,088	$7,519,604	$7,265,649	$7,351,858	76.5%	$22,278.36
Replacement Reserves	0	0	0	0	102,300	1.1	310.00
Net Cash Flow	$7,337,562	$7,214,088	$7,519,604	$7,265,649	$7,249,558	75.4%	$21,968.36

NOI DSCR	4.93x	4.85x	5.05x	4.88x	4.94x
NCF DSCR	4.93x	4.85x	5.05x	4.88x	4.87x
NOI Debt Yield	29.4%	28.9%	30.2%	29.1%	29.5%
NCF Debt Yield	29.4%	28.9%	30.2%	29.1%	29.1%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	Other Income includes application fees, lease break fees, late fees, clubhouse fees, security deposit forfeitures, laundry income, parking income and other miscellaneous income.

A-3-104

No. 12 – Springdale General

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC			Single Asset/Portfolio:	Single Asset
Original Principal Balance:	$24,500,000			Property Type – Subtype:	Office – Suburban
Cut-off Date Balance:	$24,500,000			Location:	Austin, TX
% of Initial Pool Balance:	2.5%			Size:	165,457 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF:	$148.07
Borrower Sponsor:	Daryl Kunik			Maturity Date Balance Per SF:	$148.07
Guarantors:	Daryl Kunik; Abe Zimmerman			Year Built/Renovated:	2018/NAP
Mortgage Rate:	4.7600%			Title Vesting:	Fee
Note Date:	December 27, 2018			Property Manager:	Bad Kitty Inc., dba Central Austin Management Group
Seasoning:	1 month			Current Occupancy (As of):	99.4% (12/1/2018)
Maturity Date:	January 1, 2029			YE 2017 Occupancy(3):	NAV
IO Period:	120 months			YE 2016 Occupancy(3):	NAV
Loan Term (Original):	120 months			YE 2015 Occupancy(3):	NAV
Amortization Term (Original):	NAP			YE 2014 Occupancy(3):	NAV
Loan Amortization Type:	Interest-only, Balloon			As-Complete Appraised Value(4):	$41,860,000
Call Protection:	L(25),D(90),O(5)			As-Complete Appraised Value Per SF(4):	$253.00
Lockbox Type:	Springing			As-Complete Appraisal Valuation Date(4):	April 1, 2019

Additional Debt:	Yes			Underwriting and Financial Information
Additional Debt Type (Balance)(1):	QLICI Loan ($7,840,000)			TTM NOI(3):	NAV
				YE 2017 NOI(3):	NAV
				YE 2016 NOI(3):	NAV
				YE 2015 NOI(3):	NAV
				U/W Revenues:	$3,545,699
				U/W Expenses:	$877,456
Escrows and Reserves				U/W NOI:	$2,668,243
	Initial	Monthly	Cap	U/W NCF:	$2,406,821
Taxes(2)	$104,335	Springing	NAP	U/W DSCR based on NOI/NCF:	2.26x / 2.04x
Insurance(2)	$51,518	Springing	NAP	U/W Debt Yield based on NOI/NCF:	10.9% / 9.8%
Replacement Reserve	$0	$3,438	$82,519	U/W Debt Yield at Maturity based on NOI/NCF:	10.9% / 9.8%
TI/LC Reserve	$0	$10,341	$248,186	Cut-off Date LTV Ratio:	58.5%
Gap Rent Reserve	$143,859	$0	NAP	LTV Ratio at Maturity:	58.5%
Outstanding TI Reserve	$1,204,780	$0	NAP

Sources and Uses
Sources			Uses
Original loan amount	$24,500,000	100.0%	Loan payoff	$19,960,189	81.5%
			Upfront reserves	1,504,491	6.1
			Closing costs	1,275,948	5.2
			Return of equity	1,759,372	7.2
Total Sources	$24,500,000	100.0%	Total Uses	$24,500,000	100.0%

(1)	The Springdale General Borrower (as defined below) is subject to a $7,840,000 loan (the “QLICI Loan”) made in connection with a new markets tax credit investment in the Springdale General Property (as defined below). The QLICI Loan requires payments of interest at the rate of 1% per annum, requires interest-only payments through December 1, 2024, and thereafter requires interest and principal payments sufficient to amortize such loan by its maturity date of December 1, 2047, all of which are payable annually. The QLICI Loan is unsecured, except by (i) a $203,000 original balance reserve account and (ii) a guaranty and environmental indemnity relating to the QLICI Loan issued by various equity owners of the Springdale General Borrower, including the non-recourse carveout guarantors of the Springdale General Mortgage Loan (as defined below). In connection with the QLICI Loan, the Springdale General Borrower, along with certain related individuals and entities, indemnified a bank which is the recipient of the related new markets tax credit against a recapture or disallowance of tax credits. The lender of the QLICI Loan entered into an intercreditor agreement with the lender of the Springdale General Mortgage Loan. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness” in the Prospectus. Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W NCF DSCR, U/W NOI Debt Yield, Cut-off Date LTV Ratio and LTV Ratio at Maturity do not include the QLICI Loan.

(2)	Ongoing monthly escrows for real estate taxes are not required as long as there is no event of default under the Springdale General Mortgage Loan documents. Ongoing monthly escrows for insurance premiums are not required as long as (i) there is no event of default under the Springdale General Mortgage Loan documents; and (ii) insurance requirements are being satisfied by a blanket policy reasonably approved by the lender with evidence of renewal of the policies and timely proof of payment of the insurance premiums.

(3)	Historical occupancy and financial information are not available as the Springdale General Property was built and was in lease-up in 2018.

A-3-105

Office - Suburban	Loan #12	Cut-off Date Balance:	$24,500,000
1023 Springdale Road	Springdale General	Cut-off Date LTV:	58.5%
Austin, TX 78721		U/W NCF DSCR:	2.04x
		U/W NOI Debt Yield:	10.9%

(4)	The As-Complete Appraised Value represents the “Prospective Market Value at Completion,” which assumed that the final building of 15 buildings at the Mortgaged Property, known as Building One, would be completed by April 1, 2019. Although an updated appraisal has not been obtained, the construction work has been completed on Building One as of December 2018. The As-Is Appraised Value of $36,460,000 as of November 16, 2018 was derived by deducting $5,405,159 (110% of the estimated cost of completion of Building One) from the As-Complete Appraised Value.

The Mortgage Loan. The mortgage loan (the “Springdale General Mortgage Loan”) has an original principal balance of $24,500,000, an outstanding principal balance as of the Cut-off Date of $24,500,000, and is secured by a first mortgage encumbering the fee interest in a suburban office property located in Austin, Texas (the “Springdale General Property”).

The Borrower and Borrower Sponsors. The borrower is 1023 Holdings DE LLC, a Delaware limited liability company and single purpose entity with one independent director (the “Springdale General Borrower”). The Springdale General Borrower is indirectly owned by Sola Management LLC, a Texas limited liability company, of which Daryl Kunik and family members are members and Daryl Kunik is manager (36.45%), 1023 Family LLC, a Texas limited liability company, of which Abe Zimmerman and family members are members and Abe Zimmerman is manager (31.5%), Notley CSI, LLC, a Texas limited liability company (5.0%) and The Notley Fund, a Texas non-profit corporation (5.0%) and five additional members comprising a total of 22.05%, with no such individual member owning more than 9.0% of the Springdale General Borrower. The nonrecourse carve-out guarantors of the Springdale General Mortgage Loan are Daryl Kunik and Abe Zimmerman and the borrower sponsor is Daryl Kunik.

The Property. The Springdale General Property consists of 165,457 square feet of office space approximately 2.5-miles east of the Austin central business district and only four miles north of Austin Bergstrom International Airport. The Springdale General Property is situated on 9.9 acres of land and comprises 15, two-story office buildings leased to small to medium sized businesses including technology companies, design studios, workshops, and non-profits. The Springdale General Property has 459 parking spaces (approximately 2.8 spaces per 1,000 square feet). The Springdale General Property was constructed and leased up in phases from April 2018 to December 2018. Construction costs on the Springdale General Property totaled approximately $31.7 million, with approximately $4.9 million being spent on the construction of the final 23,071 square foot building known as Building One. As of December 1, 2018, the Springdale General Property was 99.4% leased to 42 tenants with no single tenant leasing more than 6.1% of the NRA, except Notley CSI, LLC (known as Notley Center for Social Innovation) (“Notley”), which leases 61,729 square feet (37.3% of the NRA) across six buildings.

Major Tenants.

Largest Tenant: Notley (37.1% of underwritten base rent; 9/30/2028 lease expiration) – Notley is a firm that supports businesses, nonprofits, individuals and programs. Notley runs its Center for Social Innovation, which it describes as an integrated campus for socially innovative nonprofits and purpose-for-profit enterprises, at the Springdale General Property. Notley’s space at the Springdale General Property is spread over six buildings with 10,908 square feet of co-working space located on the second floor of Building One. Rent on the co-working space is scheduled to begin in February 2019. Notley uses 7,450 square feet (12.1%) of its space for its company offices and meeting space, 10,908 square feet (17.7%) for its co-working center and subleases the remaining 41,876 square feet (67.8%) to its portfolio companies, a total of 15 sub-tenants. Affiliates of Notley indirectly own 10% of the Springdale General Borrower.

2nd Largest Tenant: Creative Action (6.1% of underwritten base rent; 12/31/2023 lease expiration) – Creative Action is the largest nonprofit arts education organization in Central Texas delivering more than 800 weekly programming hours in six area school districts, bringing arts-based curricula to more than 20,000 youths. In addition to more office space at the Springdale General Property, the organization has indicated that it plans to outfit a visual arts studio, digital media lab, and a larger Teaching Artist workroom. Creative Action has taken possession of its space, commenced paying reimbursements (with rent to commence in February 2019) and is currently completing tenant improvement work.

3rd Largest Tenant: Jones-Dilworth, Inc. (JDI) (5.8% of underwritten base rent; 11/30/2028 lease expiration) – Jones-Dilworth, Inc. (JDI) is a boutique consultancy that brings emerging technologies to market. The tenant has been at the Springdale General Property since November 2018, has commenced paying rent and is currently completing tenant improvement work.

Market Overview. The Springdale General Property is located in Austin, Texas, within 3 miles of the Austin central business district, 5 miles of the Austin Bergstrom International Airport and has exposure and access to major area thoroughfares, retail centers and major employment centers. The east side of Austin has seen a large number of redevelopment projects emerge within the past 12 to 24 months, including the master development known as Plaza Saltillo. The Springdale General Property has access to multiple thoroughfares including US Highway 183, a major arterial that crosses the eastern Austin metro area in a north and south direction and Interstate Highway 35. The Springdale General Property is located in the Austin office market. According to a third-party market research report, the Austin office market ended the third quarter of 2018 with a vacancy rate of 8.2%, down from the previous quarter, with net absorption totaling positive 1,059,906 square feet in the third quarter. A total of six buildings totaling 138,264 square feet were delivered to the market in the quarter, with 4,789,265 square feet still under construction at the end of the quarter. The estimated 2018 population within a one-, three- and five-mile radius of the Springdale General Property is 13,971, 113,468 and 311,559, respectively, according to the appraisal. The estimated 2018 median household income within a one-, three- and five-mile radius of the Springdale General Property is $38,077, $41,319 and $43,937, respectively. According to a third-party market research report, the Springdale General Property is situated within the East Class B submarket. As of year-end 2018, the submarket reported a total inventory of 3.1 million square feet with a 33.0% vacancy rate. Submarket vacancy captures a large area of older 1980’s vintage office properties (75.0% of the square feet in the submarket) that increases the submarket vacancy. The newer properties built after 2009 have a 6.9% vacancy.

A-3-106

Office - Suburban	Loan #12	Cut-off Date Balance:	$24,500,000
1023 Springdale Road	Springdale General	Cut-off Date LTV:	58.5%
Austin, TX 78721		U/W NCF DSCR:	2.04x
		U/W NOI Debt Yield:	10.9%

The following table presents certain information relating to the tenancy at the Springdale General Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Notley(2)	NR/NR/NR	61,729	37.3%	$17.75	$1,095,682	37.1%	9/30/2028	None	N
Creative Action(3)	NR/NR/NR	10,340	6.2%	$17.50	$180,954	6.1%	12/31/2023	1, 5-year	N
Jones-Dilworth, Inc. (JDI)(4)	NR/NR/NR	9,383	5.7%	$18.28	$171,542	5.8%	11/30/2028	1, 5-year	N
Sky Candy(5)	NR/NR/NR	6,813	4.1%	$18.03	$122,807	4.2%	10/31/2028	None	N
Caffe Medici - Roasting & Coffee Shop(6)	NR/NR/NR	5,133	3.1%	$6.00	$30,799	1.0%	2/28/2029	2, 5-year	N
Total Major Tenants		93,398	56.4%	$17.15	$1,601,784	54.2%

Non-Major Tenant		71,078	43.0%	$19.07	$1,355,161	45.8%
Occupied Collateral Total		164,476	99.4%	$17.98	$2,956,945	100.0%

Vacant Space		981	0.6%

Collateral Total		165,457	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Rent on Notley’s co-working space commences in February 2019. Notley subleases 41,876 square feet (67.8%) to its portfolio companies, a total of 15 sub-tenants.

(3)	Creative Action has taken possession of its space, commenced paying reimbursements (with rent to commence in February 2019) and is currently completing tenant improvement work.

(4)	Jones-Dilworth, Inc. (JDI) has taken possession of its space, commenced paying rent and is currently completing tenant improvement work.

(5)	Sky Candy has received a rent abatement until March 2019, which has been reserved for.

(6)	Caffe Medici - Roasting & Coffee Shop has taken possession of its space, is currently completing tenant improvement work and is anticipated to begin paying rent on April 1, 2019, for which gap rent has been reserved.

The following table presents certain information relating to the lease rollover schedule at the Springdale General Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	1	777	0.5%	777	0.5%	$14,374	0.5%	$18.50
2020	3	4,363	2.6%	5,140	3.1%	$82,573	2.8%	$18.93
2021	15	28,219	17.1%	33,359	20.2%	$519,054	17.6%	$18.39
2022	2	1,374	0.8%	34,733	21.0%	$31,232	1.1%	$22.73
2023	14	43,049	26.0%	77,782	47.0%	$812,136	27.5%	$18.87
2024	3	3,636	2.2%	81,418	49.2%	$76,746	2.6%	$21.11
2025	0	0	0.0%	81,418	49.2%	$0	0.0%	$0.00
2026	0	0	0.0%	81,418	49.2%	$0	0.0%	$0.00
2027	0	0	0.0%	81,418	49.2%	$0	0.0%	$0.00
2028	3	77,925	47.1%	159,343	96.3%	$1,390,032	47.0%	$17.84
2029	1	5,133	3.1%	164,476	99.4%	$30,799	1.0%	$6.00
Thereafter	0	0	0.0%	164,476	99.4%	$0	0.0%	$0.00
Vacant	0	981	0.6%	165,457	100.0%	$0	0.0%	$0.00
Total/Weighted Average	42	165,457	100.0%			$2,956,945	100.0%	$17.98

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Total/Weighted Average Annual U/W Base Rent PSF excludes Vacant space.

A-3-107

Office - Suburban	Loan #12	Cut-off Date Balance:	$24,500,000
1023 Springdale Road	Springdale General	Cut-off Date LTV:	58.5%
Austin, TX 78721		U/W NCF DSCR:	2.04x
		U/W NOI Debt Yield:	10.9%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Springdale General Property:

Cash Flow Analysis(1)

	U/W	%(2)	U/W $ per SF
Rents in Place	$2,956,945	76.7%	$17.87
Contractual Rent Steps	0	0.0	0.00
Grossed Up Vacant Space	19,620	0.5	0.12
Gross Potential Rent	$2,976,565	77.2%	$17.99
Other Income	0	0.0	0.00
Total Recoveries	877,456	22.8	5.30
Net Rental Income	$3,854,021	100.0%	$23.29
(Vacancy & Credit Loss)	(308,322)(3)	(10.4)	(1.86)
Effective Gross Income	$3,545,699	92.0%	$21.43

Real Estate Taxes	$417,339	11.8	2.52
Insurance	$52,000	1.5	0.31
Management Fee	$141,828	4.0	0.86
Other Operating Expenses	$266,289	7.5	1.61
Total Operating Expenses	$877,456	24.7%	$5.30

Net Operating Income	$2,668,243	75.3%	$16.13
Replacement Reserves	33,091	0.9	0.20
TI/LC	228,331	6.4	1.38
Net Cash Flow	$2,406,821	67.9%	$14.55

NOI DSCR(4)	2.26x
NCF DSCR(4)	2.04x
NOI Debt Yield(4)	10.9%
NCF Debt Yield(4)	9.8%

(1)	Historical financial information is not available as the Springdale General Property was built and was in lease-up in 2018.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	The underwritten economic vacancy is 10.4%. The Springdale General Property was 99.4% leased as of December 1, 2018.

(4)	Debt service coverage ratios and debt yields do not include the QLICI Loan.

A-3-108

No. 13 – Hancock Plaza Colorado Springs

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Original Principal Balance:	$21,400,000		Property Type – Subtype:	Retail – Anchored
	Cut-off Date Balance:	$21,400,000		Location:	Colorado Springs, CO
	% of Initial Pool Balance:	2.2%		Size:	181,321 SF
	Loan Purpose:	Refinance		Cut-off Date Balance Per SF:	$118.02
	Borrower Sponsor:	John S. Buckley, Jr.		Maturity Date Balance Per SF:	$105.44
	Guarantor:	John S. Buckley, Jr.		Year Built/Renovated:	1980/2017
	Mortgage Rate:	5.4300%		Title Vesting:	Fee
	Note Date:	October 31, 2018		Property Manager:	Dunton Commercial LLC
	Seasoning:	3 months		Current Occupancy (As of):	96.8% (10/26/2018)
	Maturity Date:	November 11, 2028		YE 2017 Occupancy:	97.4%
	IO Period:	36 months		YE 2016 Occupancy:	98.2%
	Loan Term (Original):	120 months		YE 2015 Occupancy:	96.9%
	Amortization Term (Original):	360 months		YE 2014 Occupancy:	96.9%
	Loan Amortization Type:	Interest-only, Amortizing Balloon		As-Is Appraised Value:	$30,400,000
	Call Protection:	L(27),D(89),O(4)		As-Is Appraised Value Per SF:	$167.66
	Lockbox Type:	Springing		As-Is Appraisal Valuation Date:	September 12, 2018
	Additional Debt:	None		Underwriting and Financial Information
	Additional Debt Type (Balance):	NAP		TTM NOI (10/31/2018):	$1,875,923
				YE 2017 NOI:	$1,838,989
				YE 2016 NOI:	$1,718,204
				YE 2015 NOI:	$1,761,827
Escrows and Reserves				U/W Revenues:	$2,361,565
	Initial	Monthly	Cap	U/W Expenses:	$431,603
Taxes	$39,095	$5,585	NAP	U/W NOI:	$1,929,962
Insurance	$0	Springing(1)	NAP	U/W NCF:	$1,812,107
Replacement Reserve	$0	$2,267	$54,398(2)	U/W DSCR based on NOI/NCF:	1.33x / 1.25x
Deferred Maintenance Reserve	$66,563	$0	NAP	U/W Debt Yield based on NOI/NCF:	9.0% / 8.5%
Leasing Reserve	$0	$7,555(3)	$300,000(3)	U/W Debt Yield at Maturity based on NOI/NCF:	10.1% / 9.5%
Rent Concession Reserve(4)	$20,863	$0	NAP	Cut-off Date LTV Ratio:	70.4%
Existing TI/LC Reserve(5)	$80,183	$0	NAP	LTV Ratio at Maturity:	62.9%

Sources and Uses
Sources			Uses
Original loan amount	$21,400,000	100.0%	Loan payoff	$10,204,095	47.7%
			Upfront reserves	206,704	1.0
			Closing costs	152,996	0.7
			Return of equity	10,836,205	50.6
Total Sources	$21,400,000	100.0%	Total Uses	$21,400,000	100.0%

(1)	The loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing, (ii) the borrower provides the lender with evidence that the Hancock Plaza Colorado Springs Property’s (as defined below) insurance coverage is included in a blanket policy and such policy is in full force and effect and (iii) the borrower pays all applicable insurance premiums and provides the lender with evidence of renewals.

(2)	The Replacement Reserve will be capped at $54,398 as long as (i) no event of default exists and (ii) the Hancock Plaza Colorado Springs Property is being properly maintained based on property inspections.

(3)	The Leasing Reserve has an initial monthly escrow of $7,555, which will increase to $30,220 during the occurrence and continuance of any Escalated TI/LC Period. The Leasing Reserve has an initial cap of $300,000, which will increase to $550,000 during the occurrence and continuance of any Escalated TI/LC Period (as defined below). An “Escalated TI/LC Period” will occur six months prior to the lease expiration of (i) ARC Thrift Stores or (ii) Dollar Tree, and will end upon (a) ARC Thrift Stores or Dollar Tree renewing its respective space or (b) the respective spaces being leased to one or more replacement tenants as described in the loan documents.

(4)	The Rent Concession Reserve represents all outstanding future rent credits or abatements related to the tenant Laundry Lounge. No other future rent credits or abatements are outstanding under existing leases.

(5)	The Existing TI/LC Reserve represents all outstanding tenant improvements and leasing commissions related to the tenant Laundry Lounge. No other tenant improvements and leasing commissions are outstanding under existing leases.

A-3-109

Retail - Anchored	Loan #13	Cut-off Date Balance:	$21,400,000
South Academy Boulevard	Hancock Plaza Colorado Springs	Cut-off Date LTV:	70.4%
Colorado Springs, CO 80916		U/W NCF DSCR:	1.25x
		U/W NOI Debt Yield:	9.0%

The Mortgage Loan. The mortgage loan (the “Hancock Plaza Colorado Springs Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the borrower’s fee interest in a 181,321 square foot, class B, anchored retail center located in Colorado Springs, Colorado (the “Hancock Plaza Colorado Springs Property”).

The Property. The Hancock Plaza Colorado Springs Property is anchored by King Soopers, ARC Thrift Stores and Dollar Tree. The Hancock Plaza Colorado Springs Property also contains three ground leased tenants with unowned improvements, which collectively account for approximately 10.6% of underwritten base rent (TCF National Bank, Burger King and Pizza Hut). The Hancock Plaza Colorado Springs Property was constructed in 1980, renovated in 2017 and is situated on a 27.4-acre site with 964 surface parking spaces resulting in a parking ratio of 5.7 spaces per 1,000 square feet of rentable area. As of October 26, 2018, the Hancock Plaza Colorado Springs Property was 96.8% leased to 30 tenants. Approximately 49.6% of the net rentable area and 37.8% of underwritten base rent at the Hancock Plaza Colorado Springs Property is attributed to investment grade tenants.

The borrower has the right to the free release of either or both of two unimproved outparcels at the Hancock Plaza Colorado Springs Property, totaling approximately 2.3 acres, subject to certain conditions outlined in the loan documents. The as-is appraised value of the Hancock Plaza Colorado Springs Property excludes the two unimproved outparcels.

Major Tenants.

Largest Tenant: King Soopers (Baa1/BBB by Moody’s/S&P; 61,453 square feet; 33.9% of net rentable area; 16.7% of underwritten base rent; 8/31/2030 lease expiration) - According to the appraisal, King Soopers is a part of The Kroger Co. (NYSE: KR) family of stores, which collectively employs approximately 400,000 people in 2,625 supermarkets and multi-department stores in 34 states and the District of Columbia under local banner names including Kroger, City Market, Dillons, Food 4 Less, Fred Meyer, Fry’s, Harris Teeter, Jay C, King Soopers, QFC, Ralphs and Smith’s. King Soopers has been a tenant at the Hancock Plaza Colorado Springs Property since 2003 and has five, 5-year renewal options remaining after its August 2030 lease expiration.

2nd Largest Tenant: ARC Thrift Stores (29,037 square feet; 16.0% of net rentable area; 11.3% of underwritten base rent; 2/28/2020 lease expiration) - Currently employing approximately 1,400 people, ARC Thrift Stores opened its first location in 1968. There are currently 27 stores in Colorado, per the company website. ARC Thrift Stores has been a tenant at the Hancock Plaza Colorado Springs Property since 2004 and has two, 5-year renewal options remaining after its February 2020 lease expiration.

3rd Largest Tenant: Dollar Tree (Baa3/BBB- by Moody’s/S&P; 16,200 square feet; 8.9% of net rentable area; 6.9% of underwritten base rent; 5/31/2020 lease expiration) - Headquartered in Chesapeake, Virginia, Dollar Tree is the nation’s largest single-price-point retailer, per a third party research provider. According to the appraisal, Dollar Tree is a Fortune 500 Company, operates approximately 5,080 stores in 48 U.S. states and 5 Canadian Provinces. Dollar Tree has been a tenant at the Hancock Plaza Colorado Springs Property since 2005 and has one, 5-year renewal option remaining after its May 2020 lease expiration.

Other than King Soopers, ARC Thrift Stores and Dollar Tree, no tenant accounts for more than 6.4% of the net rentable area or 5.2% of underwritten base rent at the Hancock Plaza Colorado Springs Property.

Market Overview. The Hancock Plaza Colorado Springs Property is located approximately 3.0 miles northeast of Interstate 25, 4.7 miles west of the Colorado Springs Airport and 5.5 miles southeast of the Colorado Springs central business district. The Hancock Plaza Colorado Springs Property is situated at the intersection of Boychuk Avenue and S. Academy Boulevard, which, according to a third party market research provider, had a daily traffic count of approximately 34,462 vehicles as of 2017.

According to the appraisal, Colorado employment increased by an estimated 2.2% in 2017 and is expected to have increased by 1.9% in 2018. According to a third-party market research report, the estimated 2018 population within a three- and five-mile radius of the Hancock Plaza Colorado Springs Property was approximately 103,978, and 218,678, respectively; while the 2018 estimated average household income within the same radii was $54,873, and $59,780, respectively.

Per a third party market research provider, as of January 2019, the East retail submarket reported a total inventory of approximately 10.9 million square feet with a 6.0% vacancy rate. The appraiser concluded to the following market rents for the Hancock Plaza Colorado Springs Property: $5.50 per square foot for a grocery tenant (King Soopers); $19.00 per square foot for ground leases; $32.00 per square foot for fronting retail spaces (located along S. Academy Boulevard); $17.00 per square foot for small inline spaces; and $8.75 per square foot for small box spaces, all of which are on a triple net basis.

A-3-110

Retail - Anchored	Loan #13	Cut-off Date Balance:	$21,400,000
South Academy Boulevard	Hancock Plaza Colorado Springs	Cut-off Date LTV:	70.4%
Colorado Springs, CO 80916		U/W NCF DSCR:	1.25x
		U/W NOI Debt Yield:	9.0%

The following table presents certain information relating to the tenancy at the Hancock Plaza Colorado Springs Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Anchor Tenants
King Soopers	NR/Baa1/BBB	61,453	33.9%	$5.40	$331,846	16.7%	8/31/2030	5, 5-year	N
ARC Thrift Stores	NR/NR/NR	29,037	16.0%	$7.72	$224,228	11.3%	2/28/2020(3)	2, 5-year(3)	N
Dollar Tree	NR/Baa3/BBB-	16,200	8.9%	$8.47	$137,214	6.9%	5/31/2020	1, 5-year	N
Total Anchor Tenants		106,690	58.8%	$6.50	$693,288	34.9%

Major Tenants
Ace Hardware	NR/NR/NR	10,920	6.0%	$9.50	$103,740	5.2%	2/28/2021	3, 5-year	N
Rainbow USA Inc.	NR/NR/NR	5,150	2.8%	$17.88	$92,082	4.6%	1/31/2020	3, 5-year	N
Total Anchor Tenants		16,070	8.9%	$12.19	$195,822	9.9%

Non-Major Tenant		52,709	29.1%	$20.77	$1,094,682	55.2%

Occupied Collateral Total		175,469	96.8%	$11.31	$1,983,792	100.0%

Vacant Space		5,852	3.2%

Collateral Total(2)		181,321	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through February 2020 totaling $64,384.

(3)	ARC Thrift Stores leases a 3,645 square foot expansion space for storage purposes. The storage space is adjacent to the tenant’s space and is on a month-to-month basis at fixed rent ($3.00 per square foot). ARC Thrift Stores’ primary leased space is 25,392 square feet with a February 28, 2020 lease expiration. Tenant’s current rent at this space is $8.40 PSF.

The following table presents certain information relating to tenant sales at the Hancock Plaza Colorado Springs Property:

Tenant Sales (PSF)

Major Tenant Name	% of Total Annual U/W Base Rent	2015	2016	2017	2018(1)	Major Tenant Occupancy Cost(2)
Ace Hardware	5.2%	NAV	NAV	$126.37	$125.89	9.85%

(1)	2018 Sales PSF and Occupancy Cost are for annualized based on the year-to-date September 2018 sales.

(2)	Occupancy Cost is based on 2018 sales, underwritten base rent and underwritten reimbursements.

A-3-111

Retail - Anchored	Loan #13	Cut-off Date Balance:	$21,400,000
South Academy Boulevard	Hancock Plaza Colorado Springs	Cut-off Date LTV:	70.4%
Colorado Springs, CO 80916		U/W NCF DSCR:	1.25x
		U/W NOI Debt Yield:	9.0%

The following table presents certain information relating to the lease rollover schedule at the Hancock Plaza Colorado Springs Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	3	5,890	3.2%	5,890	3.2%	$48,390	2.4%	$8.22
2018	0	0	0.0%	5,890	3.2%	$0	0.0%	$0.00
2019	6	7,880	4.3%	13,770	7.6%	$181,461	9.1%	$23.03
2020	5	52,217	28.8%	65,987	36.4%	$547,350	27.6%	$10.48
2021	3	15,495	8.5%	81,482	44.9%	$176,798	8.9%	$11.41
2022	7	16,824	9.3%	98,306	54.2%	$387,599	19.5%	$23.04
2023	2	4,245	2.3%	102,551	56.6%	$70,720	3.6%	$16.66
2024	1	4,687	2.6%	107,238	59.1%	$85,430	4.3%	$18.23
2025	1	1,773	1.0%	109,011	60.1%	$39,148	2.0%	$22.08
2026	1	2,180	1.2%	111,191	61.3%	$49,050	2.5%	$22.50
2027	0	0	0.0%	111,191	61.3%	$0	0.0%	$0.00
2028	0	0	0.0%	111,191	61.3%	$0	0.0%	$0.00
Thereafter	2	64,278	35.4%	175,469	96.8%	$397,846	20.1%	$6.19
Vacant	0	5,852	3.2%	181,321	100.0%	$0	0.0%	$0.00
Total/Weighted Average	31	181,321	100.0%			$1,983,792	100.0%	$11.31(3)

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Total/Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Hancock Plaza Colorado Springs Property:

Historical Occupancy

12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	10/26/2018(2)
96.9%	96.9%	98.2%	97.4%	96.8%

(1)	Information obtained from a third-party market research provider.

(2)	Information obtained from the underwritten rent roll.

A-3-112

Retail - Anchored	Loan #13	Cut-off Date Balance:	$21,400,000
South Academy Boulevard	Hancock Plaza Colorado Springs	Cut-off Date LTV:	70.4%
Colorado Springs, CO 80916		U/W NCF DSCR:	1.25x
		U/W NOI Debt Yield:	9.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Hancock Plaza Colorado Springs Property:

Cash Flow Analysis

	2015	2016	2017	TTM 10/31/18	U/W	%(1)	U/W $ per SF
Base Rent	$1,779,929	$1,832,739	$1,882,845	$1,942,803	$1,919,408	77.8%	$10.59
Contractual Rent Steps(2)	0	0	0	0	64,384	2.6%	0.36
Grossed Up Vacant Space	0	0	0	0	99,482	4.0	0.55
Gross Potential Rent	$1,779,929	$1,832,739	$1,882,845	$1,942,803	$2,083,274	84.5%	$11.49
Other Income	150	300	4,694	200	1,336	0.1	0.01
Total Recoveries	463,216	310,384	381,550	370,249	381,119	15.5	2.10
Net Rental Income	$2,243,295	$2,143,423	$2,269,089	$2,313,252	$2,465,729	100.0%	$13.60
(Vacancy & Credit Loss)	0	0	0	0	(104,164)(3)	(5.0)	(0.57)
Effective Gross Income	$2,243,295	$2,143,423	$2,269,089	$2,313,252	$2,361,565	95.8%	$13.02

Real Estate Taxes	$67,904	$68,340	$64,177	$60,691	$64,177	2.7	0.35
Insurance	$49,340	$42,675	$30,538	$29,939	$25,898	1.1	0.14
Management Fee	$76,094	$83,899	$78,634	$86,391	$82,655	3.5	0.46
Other Operating Expenses	$288,129	$230,305	$256,751	$260,307	$258,873	11.0	1.43
Total Operating Expenses	$481,467	$425,219	$430,100	$437,329	$431,603	18.3%	$2.38

Net Operating Income	$1,761,827	$1,718,204	$1,838,989	$1,875,923	$1,929,962	81.7%	$10.64
Replacement Reserves	0	0	0	0	27,198	1.2	0.15
TI/LC	0	0	0	0	90,657	3.8	0.50
Net Cash Flow	$1,761,827	$1,718,204	$1,838,989	$1,875,923	$1,812,107	76.7%	$9.99

NOI DSCR	1.22x	1.19x	1.27x	1.30x	1.33x
NCF DSCR	1.22x	1.19x	1.27x	1.30x	1.25x
NOI Debt Yield	8.2%	8.0%	8.6%	8.8%	9.0%
NCF Debt Yield	8.2%	8.0%	8.6%	8.8%	8.5%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	Represents contractual rent steps through February 2020 (see “Major Tenants” table above).

(3)	The underwritten economic vacancy is 5.0%. The Hancock Plaza Colorado Springs Property was 96.8% occupied as of October 26, 2018.

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A-3-114

No. 14 – Park Center Tower

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Original Principal Balance:	$20,900,000		Property Type – Subtype:	Office - CBD
	Cut-off Date Balance:	$20,835,528		Location:	Reno, NV
	% of Initial Pool Balance:	2.1%		Size:	138,188 SF
	Loan Purpose:	Refinance		Cut-off Date Balance Per SF:	$150.78
	Borrower Sponsor:	Matthew T. White		Maturity Date Balance Per SF:	$125.81
	Guarantors:	Matthew T. White; Matthew White Family Trust Dated March 1, 2002		Year Built/Renovated:	1981/NAP
	Mortgage Rate:	5.3650%		Title Vesting:	Fee
	Note Date:	November 6, 2018		Property Manager:	Self-Managed
	Seasoning:	3 months		Current Occupancy (As of):	91.5% (10/30/2018)
	Maturity Date:	November 11, 2028		YE 2017 Occupancy:	96.7%
	IO Period:	0 months		YE 2016 Occupancy:	84.0%
	Loan Term (Original):	120 months		YE 2015 Occupancy:	80.7%
	Amortization Term (Original):	360 months		YE 2014 Occupancy:	64.0%
	Loan Amortization Type:	Amortizing Balloon		As-Is Appraised Value:	$31,230,000
	Call Protection:	L(27),D(88),O(5)		As-Is Appraised Value Per SF:	$226.00
	Lockbox Type:	Springing		As-Is Appraisal Valuation Date:	September 28, 2018

	Additional Debt:	None		Underwriting and Financial Information
	Additional Debt Type (Balance):	NAP		TTM NOI (10/31/2018)(4):	$1,833,011
				YE 2017 NOI:	$1,610,618
				YE 2016 NOI(4):	$1,564,519
				YE 2015 NOI:	$1,016,708
				U/W Revenues:	$3,365,446
				U/W Expenses:	$1,236,199
Escrows and Reserves				U/W NOI(4):	$2,129,247
	Initial	Monthly	Cap	U/W NCF:	$1,965,444
Taxes	$35,762	$17,881	NAP	U/W DSCR based on NOI/NCF:	1.52x / 1.40x
Insurance	$0	Springing(1)	NAP	U/W Debt Yield based on NOI/NCF:	10.2% / 9.4%
Replacement Reserve	$0	$2,303	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	12.2% / 11.3%
Leasing Reserve	$450,000	$14,395	$795,470(2)	Cut-off Date LTV Ratio:	66.7%
OWS Reserve	$0	Springing(3)	NAP	LTV Ratio at Maturity:	55.7%

Sources and Uses
Sources			Uses
Original loan amount	$20,900,000	99.9%	Loan payoff	$20,199,347	96.6%
Cash equity contribution	17,830	0.1	Upfront reserves	485,762	2.3
			Closing costs	232,721	1.1
Total Sources	$20,917,830	100.0%	Total Uses	$20,917,830	100.0%

(1)	The loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing; (ii) the borrower provides the lender with evidence that the Park Center Tower Property’s (as defined below) insurance coverage is included in a blanket policy and such policy is in full force and effect; and (iii) the borrower pays all applicable insurance premiums and provides the lender with evidence of renewals.

(2)	The Leasing Reserve will be capped at $795,470 as long as (i) no event of default exists and (ii) the debt service coverage ratio is equal to or greater than 1.15x.

(3)	The loan documents require an additional deposit of 125% of the estimated cost of any additional work recommended by the Lender’s environmental consultant into the Replacement Reserve account for any additional oil water separator cleaning or inspection.

(4)	See “Cash Flow Analysis” section below for explanations on historical fluctuations in NOI.

The Mortgage Loan. The mortgage loan is evidenced by a single promissory note secured by a first mortgage encumbering the borrower’s fee interest in an office building located in Reno, Nevada (the “Park Center Tower Property”).

The Property. The Park Center Tower Property is a 14-story, class A office tower built in 1981 and totaling 138,188 square feet. The Park Center Tower Property comprises ground level retail/restaurant space (15,921 square feet), four stories of office space (122,267 square feet on floors 11 through 14) and 10 floors of parking (floors 1 through 10) totaling 977 parking stalls, resulting in a parking ratio of 7.1 spaces per 1,000 square feet of rentable area. As of October 30, 2018, the Park Center Tower Property was 91.5% leased to 11 tenants. The parking garage generates additional revenue from baseball games and special events; and the adjacent Marriot

A-3-115

Office - CBD	Loan #14	Cut-off Date Balance:	$20,835,528
300 East 2nd Street	Park Center Tower	Cut-off Date LTV:	66.7%
Reno, NV 89501		U/W NCF DSCR:	1.40x
		U/W NOI Debt Yield:	10.2%

Hotel, which was completed in September 2016, signed a 99-year lease agreement in place through 2113 for 135 of The Park Center Tower Property’s parking spaces. The Park Center Tower Property was the subject of a mortgage loan default in 2013. See “Description of the Mortgage Pool— Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

Market Overview. The Park Center Tower Property is situated within downtown Reno, adjacent to the Aces Baseball Stadium (home to a AAA minor league team affiliated with the Arizona Diamondbacks) and a Marriott Hotel. The Park Center Tower Property is situated approximately 1.0 mile south of Interstate 80, 1.9 miles west of Interstate 580 and 4.1 miles northwest of the Reno-Tahoe International Airport. According to a third-party market research report, the estimated 2018 population within a three- and five-mile radius of the Park Center Tower Property was approximately 133,961, and 242,588, respectively; while the 2018 estimated median household income within the same radii was approximately $38,652, and $44,959, respectively.

Per a third party market research provider, as of the third quarter of 2018, the downtown Reno office submarket reported a total inventory of approximately 5.1 million square feet with an 8.8% vacancy rate. The appraiser concluded to the following market rents for the Park Center Tower Property: $18.00 per square foot, triple net, for retail tenants and $24.60 per square foot, full service, for office tenants.

The following table presents certain information relating to the tenancy at the Park Center Tower Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Clear Capital	NR/NR/NR	31,895	23.1%	$23.28	$742,516	24.6%	11/09/2022	1, 2-year	N
LP Insurance	NR/NR/NR	21,216	15.4%	$24.00	$509,184	16.9%	3/31/2021	2, 5-year	N
Fennemore Craig	NR/NR/NR	17,195	12.4%	$26.76	$460,138	15.3%	6/30/2022	NAP	Y(3)
National Council Juvenile & Family Court Judges	NR/NR/NR	14,699	10.6%	$23.40	$343,957	11.4%	3/31/2026	1, 5-year	Y(4)
Nevada State Department of Administration	AA+/Aa2/AA	11,425	8.3%	$23.28	$265,974	8.8%	12/31/2023	1, 5-year	Y(5)
Total Major Tenants		96,430	69.8%	$24.08	$2,321,769	77.1%

Non-Major Tenant(4)		30,078	21.8%	$22.96	$690,504	22.9%

Occupied Collateral		126,508	91.5%	$23.81	$3,012,273	100.0%

Vacant Space		11,680	8.5%

Collateral Total		138,188	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through February 2020 for eight tenants totaling $69,689, and rent averaging for Nevada State Department of Admin over the remaining lease term totaling $12,339.

(3)	Fennemore Craig has a one-time right to terminate its lease effective June 30, 2020 with nine months’ notice and a termination fee equal to $76,690.

(4)	National Council Juvenile & Family Court Judges has the ongoing right to terminate its lease beginning on April 1, 2021 if National Council Juvenile & Family Court Judges, as a result of a loss of state or federal funding, (a) files for bankruptcy protection, (b) makes a general assignment for the benefit of creditors, or (c) winds up and dissolves.

(5)	Nevada State Department of Administration has the ongoing right to terminate its lease with a termination fee equal to the termination months’ rent, if Executive Branch of Nevada, Nevada State Legislature and/or Federal Government limits, restricts, or impairs Department of Administration’s funding or ability to satisfy its rental payment obligation.

A-3-116

Office - CBD	Loan #14	Cut-off Date Balance:	$20,835,528
300 East 2nd Street	Park Center Tower	Cut-off Date LTV:	66.7%
Reno, NV 89501		U/W NCF DSCR:	1.40x
		U/W NOI Debt Yield:	10.2%

The following table presents certain information relating to the lease rollover schedule at the Park Center Tower Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	3	6,167	4.5%	6,167	4.5%	$129,917	4.3%	$21.07
2021	2	25,530	18.5%	31,697	22.9%	$618,193	20.5%	$24.21
2022	2	49,090	35.5%	80,787	58.5%	$1,202,654	39.9%	$24.50
2023	2	18,829	13.6%	99,616	72.1%	$463,217	15.4%	$24.60
2024	2	12,193	8.8%	111,809	80.9%	$254,335	8.4%	$20.86
2025	0	0	0.0%	111,809	80.9%	$0	0.0%	$0.00
2026	1	14,699	10.6%	126,508	91.5%	$343,957	11.4%	$23.40
2027	0	0	0.0%	126,508	91.5%	$0	0.0%	$0.00
2028	0	0	0.0%	126,508	91.5%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	126,508	91.5%	$0	0.0%	$0.00
Vacant	0	11,680	8.5%	138,188	100.0%	$0	0.0%	$0.00
Total/Weighted Average	12	138,188	100.0%			$3,012,273	100.0%	$23.81

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Total/Weighted Average Annual U/W Base Rent PSF excludes Vacant space.

The following table presents historical occupancy percentages at the Park Center Tower Property:

Historical Occupancy

12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	10/30/2018(2)
64.0%	80.7%	84.0%	96.7%	91.5%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

A-3-117

Office - CBD	Loan #14	Cut-off Date Balance:	$20,835,528
300 East 2nd Street	Park Center Tower	Cut-off Date LTV:	66.7%
Reno, NV 89501		U/W NCF DSCR:	1.40x
		U/W NOI Debt Yield:	10.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating statements and underwritten net cash flow at the Park Center Tower Property:

Cash Flow Analysis

	2015	2016(1)	2017	TTM 10/31/18(2)	U/W(3)	%(4)	U/W $ per SF
Rents in Place	$1,809,730	$2,381,084	$2,356,983	$2,635,674	$2,930,244	79.4%	$21.20
Contractual Rent Steps	0	0	0	0	82,028(5)	2.2	0.59
Grossed Up Vacant Space	0	0	0	0	226,817	6.1	1.64
Gross Potential Rent	$1,809,730	$2,381,084	$2,356,983	$2,635,674	$3,239,090	87.8%	$23.44
Other Income	100,928	105,334	57,286	79,616	79,616	2.2	0.58
Parking/Garage/Other	233,728	274,117	370,909	343,612	347,942	9.4	2.52
Total Recoveries	22,899	22,636	46,566	60,151	22,707	0.6	0.16
Net Rental Income	$2,167,285	$2,783,171	$2,831,744	$3,119,053	$3,689,355	100.0%	$26.70
(Vacancy & Credit Loss)	0	0	0	0	(323,909)(6)	(10.0)	(2.34)
Effective Gross Income	$2,167,285	$2,783,171	$2,831,744	$3,119,053	$3,365,446	91.2%	$24.35

Real Estate Taxes	193,440	192,528	193,648	199,569	204,354	6.1	1.48
Insurance	34,453	37,788	41,739	42,957	41,167	1.2	0.30
Management Fee	83,674	120,884	108,375	126,138	100,963	3.0	0.73
Other Operating Expenses	839,010	867,452	877,364	917,378	889,715	26.4	6.44
Total Operating Expenses	$1,150,577	$1,218,652	$1,221,126	$1,286,042	$1,236,199	36.7%	$8.95

Net Operating Income	$1,016,708	$1,564,519	$1,610,618	$1,833,011	$2,129,247	63.3%	$15.41
Replacement Reserves	0	0	0	0	27,638	0.8	0.20
TI/LC	0	0	0	0	136,165	4.0	0.99
Net Cash Flow	$1,016,708	$1,564,519	$1,610,618	$1,833,011	$1,965,444	58.4%	$14.22

NOI DSCR	0.72x	1.12x	1.15x	1.31x	1.52x
NCF DSCR	0.72x	1.12x	1.15x	1.31x	1.40x
NOI Debt Yield	4.9%	7.5%	7.7%	8.8%	10.2%
NCF Debt Yield	4.9%	7.5%	7.7%	8.8%	9.4%

(1)	The increase in NOI from 2015 to 2016 was partly due to three new leases totaling 24.3% of net rentable area executed between February 2015 and March 2016, two renewal leases totaling 13.8% of net rentable area executed between January 2015 and May 2015 and one tenant expansion totaling 2.9% of net rentable area executed in January 2016.

(2)	The increase in NOI from 2017 to TTM 10/31/2018 was partly due to three new leases totaling 14.2% of net rentable area executed between May 2017 and September 2018, two renewal leases totaling 11.4% of net rentable area executed between September 2017 and January 2018 and two expansions related to one tenant totaling 9.6% of net rentable area executed in April 2017 and November 2017.

(3)	The increase in NOI from TTM 10/31/2018 to U/W was partly due to contractual rent steps and investment grade rent averaging totaling $82,028, and partly due to free rent periods related to two leases totaling $146,385 executed in May 2017 and October 2017.

(4)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(5)	Represents contractual rent steps through February 2020 for eight tenants totaling $69,689, and rent averaging for Nevada State Department of Administration over the remaining lease term totaling $12,339.

(6)	The underwritten vacancy is 10.0%. The Park Center Tower Property was 91.5% physically occupied as of October 30, 2018.

A-3-118

No. 15 – Carriage Place

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Bank of America, National Association		Single Asset/Portfolio:	Single Asset
	Original Principal Balance(1):	$20,667,500		Property Type – Subtype:	Retail – Anchored
	Cut-off Date Balance(1):	$20,667,500		Location:	Columbus, OH
	% of Initial Pool Balance:	2.1%		Size:	296,620 SF
	Loan Purpose:	Acquisition		Cut-off Date Balance Per SF(1):	$103.39
	Borrower Sponsor:	FNRP Carriage Place, LLC		Maturity Date Balance Per SF(1):	$91.35
	Guarantors(2):	Christopher Palermo; Anthony Grosso		Year Built/Renovated:	1989/2017
	Mortgage Rate:	4.9100%		Title Vesting:	Fee
	Note Date:	September 11, 2018		Property Manager:	First National Property Management L.L.C.
	Seasoning:	4 months		Current Occupancy (As of)(7):	90.4% (8/28/2018)
	Maturity Date:	October 1, 2028		YE 2017 Occupancy:	92.4%
	IO Period:	36 months		YE 2016 Occupancy:	88.2%
	Loan Term (Original):	120 months		YE 2015 Occupancy:	96.6%
	Amortization Term (Original):	360 months		YE 2014 Occupancy:	97.2%
	Loan Amortization Type:	Interest-only, Amortizing Balloon		As-Is Appraised Value:	$45,600,000
	Call Protection:	L(28),D(88),O(4)		As-Is Appraised Value Per SF:	$153.73
	Lockbox Type(3):	Hard/Springing Cash Management		As-Is Appraisal Valuation Date:	July 5, 2018
	Additional Debt(1):	Yes
	Additional Debt Type (Balance)(1):	Pari Passu ($10,000,000)		Underwriting and Financial Information
				TTM NOI (6/30/2018):	$2,801,743
				YE 2017 NOI:	$2,936,830
				YE 2016 NOI:	$3,160,875
				YE 2015 NOI:	$3,379,635
Escrows and Reserves				U/W Revenues:	$5,081,574
	Initial	Monthly	Cap	U/W Expenses:	$1,936,593
Taxes	$364,583	$72,917	NAP	U/W NOI:	$3,144,981
Insurance	$12,500	$6,250	NAP	U/W NCF:	$2,902,699
Replacement Reserve	$0	$4,944	$237,296	U/W DSCR based on NOI/NCF(1):	1.61x / 1.48x
TI/LC Reserve	$58,824	$13,200	$1,000,000	U/W Debt Yield based on NOI/NCF(1):	10.3% / 9.5%
Anchor Tenant Reserve(4)	$500,000	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	11.6% / 10.7%
Landlord Obligation Reserve(5)	$13,424	$0	NAP	Cut-off Date LTV Ratio(1):	67.3%
Free Rent Reserve(6)	$38,939	$0	NAP	LTV Ratio at Maturity(1):	59.4%

Sources and Uses
Sources			Uses
Original loan amount	$30,667,500	69.8%	Purchase Price	$42,300,000	96.2%
Cash equity contribution	13,283,756	30.2	Upfront Reserves	988,270	2.2
			Closing Costs	662,986	1.5
Total Sources	$43,951,256	100.0%	Total Uses	$43,951,256	100.0%

(1)	The Carriage Place Mortgage Loan (as defined below) is part of the Carriage Place Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original principal balance of $30,667,500. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity Date numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Carriage Place Whole Loan.

(2)	The Guarantors are also guarantors for the Haymarket Village Center Mortgage Loan as described in the Prospectus.

(3)	The Carriage Place Whole Loan documents require springing cash management during a “Cash Sweep Period”, triggered (i) when the debt service coverage ratio is less than 1.15x for any calendar quarter or (ii) upon the occurrence of a “Tenant Trigger Event”. A Tenant Trigger Event means any of, as it relates to either Walmart or Cinemark, (a) the tenant or any guarantor of the lease or its assets becoming the subject of any bankruptcy proceeding, (b) the tenant going dark, vacating or terminating or giving notice of its intent to vacate or terminate its lease, (c) the tenant failing to pay rent beyond any notice or cure period, (d) the tenant failing to renew its lease for a term not less than five years beyond the Carriage Place Whole Loan term on or before the date 20 months prior to lease expiration for Walmart or on or before the date 12 months prior to the lease expiration for Cinemark, (e) specific to Walmart, Walmart of any guarantor of the lease, experiencing a downgrade in its long-term unsecured debt rating below “BBB-“, or (f) specific to Cinemark, beginning December 1, 2020, Cinemark’s box office receipts for any trailing twelve month period are less than $3,500,000 and the tenant’s lease has not been amended to remove its termination option.

(4)	At closing, the borrower was required to reserve $500,000 for tenant improvement and leasing costs associated with the Walmart and Cinemark spaces. Also, during a Cash Sweep Period triggered by a Tenant Trigger Event, all excess cash is required to be deposited to the Anchor Tenant Reserve. Additionally, on January 1, 2026, unless (x) the Walmart lease has been extended at least five years beyond the maturity of the Carriage

A-3-119

Retail - Anchored	Loan #15	Cut-off Date Balance:	$20,667,500
2500-2750 Bethel Road &	Carriage Place	Cut-off Date LTV:	67.3%
4810-4860 Sawmill Road		U/W NCF DSCR:	1.48x
Columbus, OH 43220		U/W NOI Debt Yield:	10.3%

Place Whole Loan, (y) the balance of the TI/LC Reserve is at least $750,000 and (z) the balance of the Anchor Tenant Reserve is at least $500,000, the borrower is required to deposit $750,000 to the Anchor Tenant Reserve which funds may be funded by the available balance in the TI/LC Reserve.

(5)	At closing, the borrower was required to reserve $13,424 representing three months of underwritten rental income for Take Flight Ohio who has since taken occupancy and opened for business on December 1, 2018.

(6)	At closing, the borrower was required to reserve $38,939 for free rent associated with the following tenants: $15,539 for American Red Cross (through January 1, 2019), $14,400 for One Stop Tax (through December 1, 2018) and $9,000 for Indian Xpress (through December 1, 2018).

(7)	As of January 1, 2019, the Carriage Place Property was 94.0% leased including Music Go Around (3.6% of NRA) that has a signed lease but is not yet in occupancy.

The Mortgage Loan. The mortgage loan (the “Carriage Place Mortgage Loan”) is part of a whole loan (the “Carriage Place Whole Loan”) that is evidenced by two pari passu promissory notes secured by a 296,620 square foot anchored retail center located in Columbus, Ohio (the “Carriage Place Property”). The controlling Promissory Note A-2 will be contributed to the BANK 2019-BNK16 trust. The Carriage Place Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2019-BNK16 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Prospectus.

Note Summary

Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1	$10,000,000	$10,000,000	BANK 2018-BNK15	No
A-2	$20,667,500	$20,667,500	BANK 2019-BNK16	Yes
Total	$30,667,500	$30,667,500

The Property. The Carriage Place Property is a 296,620 square foot anchored retail center located in Columbus, Ohio, approximately 12 miles northwest of Downtown Columbus. The Carriage Place Property is situated on an approximately 33.6-acre site and features 1,566 parking spaces (5.28 spaces per 1,000 square feet). As of August 28, 2018, the Carriage Place Property was 90.4%% leased by 31 tenants. The anchor tenants are Walmart and Cinemark and together combine for 61.4% of NRA underwritten rent. Additionally, the collateral includes four out parcels that are ground leased to Wendy’s, McDonald’s, Jiffy Lube and Burger King. More than 87.4% of the occupied area at the Carriage Place Property has been leased to the same tenants for over 10 years.

Historical occupancy at the Carriage Place Property was 97.2%, 96.6%, 88.2% and 92.4% in 2014, 2015, 2016 and 2017, respectively. The Carriage Place Property was built in phases between 1989 and 1991, and in 2006 the Carriage Place Property was re-developed with a Walmart Supercenter. Most recently in October 2017, Cinemark underwent an approximately $2.75 million renovation to convert its space to a first run theater by adding stadium seating and expanding food and beverage options.

Major Tenants.

Largest Tenant: Walmart (146,677 square feet; 49.4% of net rentable area; 34.5% of underwritten base rent) – Walmart (NYSE:WMT; Fitch/Moody’s/S&P: AA/Aa2/AA) has been at the Carriage Place Property since 2007 in a built to suit building which in August 2018 underwent a $3.2 million renovation completed in November 2018. The renovation included updating the break room and employee areas, adding additional self-checkouts and replacing the flooring in the apparel section. Walmart’s current lease expires in January 2027 with 17, five-year renewal options remaining. Walmart operates as a Supercenter at the Carriage Place Property offering a grocery, pharmacy, photo center, vision center, garden center and wireless services. Walmart also features Coinstar, ATM, Jackson Hewitt Tax Services, Redbox and Rug Doctor at this location. Walmart is not required to report sales pursuant to its lease.

2nd Largest Tenant: Cinemark (35,540 square feet; 12.0% of net rentable area; 16.9% of underwritten base rent) – Cinemark (NYSE: CNK; S&P: BB) has been a tenant at the Carriage Place Property since 1991 and has historically operated as a second-run theater. In October 2017, Cinemark invested $2.75 million (approximately $229,000 per screen) to upgrade to a first-run theater, consistent with its corporate strategy. Since converting to a first-run theater, with all twelve screens available beginning January 2018, Cinemark has increased ticket prices 220% from $2.50 to $7.99 per ticket for non-matinee shows and has expanded its movie offerings. Cinemark extended its lease upon the completion of its renovation through November 2027 with two, five-year renewal options. Cinemark has the right to terminate its lease with six months’ prior notice if box office receipts for the trailing 12 month period are below $3,500,000 ($291,667 per screen) any time after December 1, 2020. The earliest that Cinemark could give notice to terminate would be December 1, 2021 and the earliest they could vacate the premise is May 31, 2022. The borrowers were required to deposit $500,000 at closing to be used for any tenant improvements should Cinemark exercise its termination option, in addition to sweeping all excess cash (a) if Cinemark goes dark, vacates or terminates, or gives notice to vacate or terminate its lease, (b) 12 months prior to the Cinemark lease expiration, unless the lease has been renewed for a term not less than five years beyond the Carriage Place Whole Loan term, or (c) beginning December 1, 2020, if Cinemark’s box office receipts for any trailing twelve month period are less than $3,500,000 and the tenant’s lease has not been amended to remove its termination option. Also, if Walmart has not renewed its lease on or before the date 20 months prior to its expiration and Cinemark exercises its termination option, the borrower is required within ten days of receipt of such termination notice to deliver a letter of credit in an amount equal to $1,360,000 (less six months of excess cash projected to be collected due to the Tenant Trigger Period).

3rd Largest Tenant: Half Price Books (8,125 square feet; 2.7% of net rentable area; 4.0% of underwritten base rent) - Half Price Books has been a tenant at the Carriage Place Property since October 2005 and has a lease that extends through July 2021 with one, five-year renewal option remaining. Half Price Books is a privately owned retailer of books, music and movies that was founded in 1972 in Dallas, Texas and is currently operating more than 120 stores across 17 states.

A-3-120

Retail - Anchored	Loan #15	Cut-off Date Balance:	$20,667,500
2500-2750 Bethel Road &	Carriage Place	Cut-off Date LTV:	67.3%
4810-4860 Sawmill Road		U/W NCF DSCR:	1.48x
Columbus, OH 43220		U/W NOI Debt Yield:	10.3%

4th Largest Tenant: BikeSource (7,474 square feet; 2.5% of net rentable area; 3.6% of underwritten base rent) - BikeSource has been a tenant at the Carriage Place Property since September 1990 and currently has a lease that extends through November 2020 with no extension options remaining. BikeSource is a privately-owned retailer of bikes, clothing and accessories with six locations across North Carolina, Ohio, and Colorado. BikeSource has been in the Columbus, Ohio market since 1985.

5th Largest Tenant: Petland (7,000 square feet; 2.4% of net rentable area; 4.1% of underwritten base rent) - Petland has been a tenant at the Carriage Place Property since August 2005 and currently has a lease that extends through August 2022 with two, five-year renewal options remaining. Petland is a privately held Ohio corporation founded in 1967. Petland initially owned and operated retail pet stores in Ohio, West Virginia and Kentucky, but has since expanded to over 80 stores across the United States, Canada, Brazil, China, El Salvador, Mexico and South Africa across 19 states.

Market Overview. The Carriage Place Property is located in Columbus, Ohio in the Columbus, Ohio metropolitan statistical area (the “Columbus MSA”). Primary access to the area is provided by State Route 315, Interstate 270, Sawmill Road and Riverside Drive (US 33, which travels north and south through the area). Public transportation is provided by the Central Ohio Transit Authority which serves the majority of the Columbus market. The Carriage Place Property is located approximately 17.5 miles from the John Glenn Columbus International Airport, which is an approximately 25 minute drive. Major employers in the Columbus MSA include Ohio State University (30,963 employees), OhioHealth (19,936 employees), JP Morgan Chase & Co. (19,200 employees), Nationwide (13,000 employees) and Honda of America Manufacturing Inc. (10,700 employees).

According to a third party research report, rent growth in the Columbus retail market increased an average of 2.7% each year since 2013 from $13.29 per square foot in 2013 to $15.27 in 2018 while vacancy rates have decreased an average of 0.70% each year during this same time period decreasing from 6.3% in 2013 to 2.9% in 2018. Rent growth in the Bethel Road retail submarket increased an average of 3.1% each year since 2013 from $14.75 per square foot in 2013 to $17.33 in 2018 while vacancy rates have decreased an average of 1.2% each year during this same time period decreasing from 8.4% in 2013 to 2.7% in 2018.

According to a third party research report, the estimated 2018 population within a one-, three- and five-mile radius was 13,590, 88,821 and 245,843, respectively and the estimated 2018 average household income within a one-, three- and five-mile radius was $73,040, $94,578 and $102,141, respectively. According to the appraisal, there are no new retail properties under construction in the Bethel Road submarket.

A-3-121

Retail - Anchored	Loan #15	Cut-off Date Balance:	$20,667,500
2500-2750 Bethel Road &	Carriage Place	Cut-off Date LTV:	67.3%
4810-4860 Sawmill Road		U/W NCF DSCR:	1.48x
Columbus, OH 43220		U/W NOI Debt Yield:	10.3%

The following table presents certain information relating to the tenancy at the Carriage Place Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Anchor Tenants
Walmart	AA/Aa2/AA	146,677	49.4%	$7.99	$1,171,949	34.5%	1/18/2027	17, 5-year	N
Cinemark	NR/NR/BB	35,540	12.0%	$16.17	$574,682	16.9%	11/30/2027	2, 5-year	Y(2)
Total Anchor Tenants		182,217	61.4%	$9.59	$1,746,631	51.4%

Major Tenants
Half Price Books	NR/NR/NR	8,125	2.7%	$16.74	$136,013	4.0%	7/31/2021	1, 5-year	N
Petland	NR/NR/NR	7,000	2.4%	$20.00	$140,000	4.1%	8/31/2022	2, 5-year	N
BikeSource	NR/NR/NR	7,474	2.5%	$16.42	$122,723	3.6%	11/30/2020	NAP	N
Total Major Tenants		22,599	7.6%	$17.64	$398,736	11.7%

Non-Major Tenants(3)		73,991	24.9%	$16.94	$1,253,217	36.9%

Total Occupied Space		278,807	94.0%	$12.19	$3,398,584	100.0%

Vacant Space		17,813	6.0%

Collateral Total		296,620	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Cinemark has the right to terminate its lease with six months’ prior notice if box office receipts for the trailing 12 months are below $3,500,000 ($291,667 per screen) any time after December 1, 2020. The earliest that Cinemark could give notice of their intent to terminate their lease would be December 1, 2021 and the earliest they could vacate the premise is May 31, 2022.

(3)	Annual U/W Base Rent PSF for Non-Major Tenants includes Verizon Wireless tower and a JP Morgan Chase ATM that pay rent but do not occupy any net rentable area.

The following table presents certain information relating to tenant sales at the Carriage Place Property:

Tenant Sales (PSF)

Tenant	% of Total Annual U/W Base Rent	2015	2016	2017	2018	Occupancy Cost
Cinemark(1)	16.9%	$163,542	$153,211	$145,148	$205,982(2)	32.7%
Petland(3)	4.1%	$691	$810	$843	$771	3.3%
Half Price Books(4)	4.0%	$253	$247	$229	$226	9.8%
Bike Source(5)	3.6%	$206	$221	$211	$209	10.5%

(1)	Sales represents Sales per screen for Cinemark (12 screens) as of December of each year. Cinemark commenced its renovation in 2017, which required screens to be taken offline. The renovation was complete in January 2018.

(2)	Based on sales through November 2018 annualized.

(3)	Based on the trailing twelve month period ending in April of each year.

(4)	Based on the trailing twelve month period ending in June of each year.

(5)	Based on the trailing twelve month period ending in July of each year.

A-3-122

Retail - Anchored	Loan #15	Cut-off Date Balance:	$20,667,500
2500-2750 Bethel Road &	Carriage Place	Cut-off Date LTV:	67.3%
4810-4860 Sawmill Road		U/W NCF DSCR:	1.48x
Columbus, OH 43220		U/W NOI Debt Yield:	10.3%

The following table presents certain information relating to the lease expiration schedule at the Carriage Place Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
2019	5	11,374	3.8%	11,374	3.8%	$230,993	6.8%	$20.31
2020	3	12,454	4.2%	23,828	8.0%	$213,746	6.3%	$17.16
2021	7	21,408	7.2%	45,236	15.3%	$443,765	13.1%	$20.73
2022	8	21,475	7.2%	66,711	22.5%	$373,850	11.0%	$17.41
2023	3	8,410	2.8%	75,121	25.3%	$138,955	4.1%	$16.52
2024	1	2,000	0.7%	77,121	26.0%	$36,000	1.1%	$18.00
2025	0	0	0.0%	77,121	26.0%	$0	0.0%	$0.00
2026	1	1,179	0.4%	78,300	26.4%	$20,043	0.6%	$17.00
2027	2	182,217	61.4%	260,517	87.8%	$1,746,631	51.4%	$9.59
2028	2	7,610	2.6%	268,127	90.4%	$102,600	3.0%	$13.48
2029	1	10,680	3.6%	278,807	94.0%	$92,000	2.7%	$8.61
Thereafter	0	0	0.0%	278,807	94.0%	$0	0.0%	$0.00
Vacant	0	17,813	6.0%	296,620	100.0%	$0	0.0%	$0.00
Total/Weighted Average	33(3)	296,620	100.0%			$3,398,584	100.0%	$12.19(4)

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Includes a Verizon Wireless tower and a JP Morgan Chase ATM that pay rent but do not occupy any net rentable area.

(4)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Carriage Place Property:

Historical Occupancy

12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	8/28/2018(2)
97.2%	96.6%	88.2%	92.4%	90.4%

(1)	Information obtained from the borrower’s rent roll.

(2)	Information obtained from the underwritten rent roll which includes Music Go Around (3.6% of NRA) which as of January 1, 2019 has a signed lease but is not yet in occupancy.

A-3-123

Retail - Anchored	Loan #15	Cut-off Date Balance:	$20,667,500
2500-2750 Bethel Road &	Carriage Place	Cut-off Date LTV:	67.3%
4810-4860 Sawmill Road		U/W NCF DSCR:	1.48x
Columbus, OH 43220		U/W NOI Debt Yield:	10.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and underwritten net cash flow at the Carriage Place Property:

Cash Flow Analysis

	2015	2016	2017	TTM 6/30/2018	U/W	%(1)	U/W $ per SF
Base Rent	$3,356,327	$3,168,012	$2,997,092	$3,059,712	$3,398,584(2)	61.0	$11.46
Grossed Up Vacant Space(3)	0	0	0	0	356,259	6.4	1.20
Gross Potential Rent	$3,356,327	$3,168,012	$2,997,092	$3,059,712	$3,754,843	67.4%	$12.66
Other Income	10,395	52,040	66,495	45,795	30,792	0.6	0.1
Total Recoveries	1,305,991	1,283,737	1,195,611	1,280,667	1,781,842	32.0	6.01
Net Rental Income	$4,672,713	$4,503,789	$4,259,198	$4,386,174	$5,567,477	100.0%	$18.77
(Vacancy & Credit Loss)	0	0	0	0	(485,903)(4)	(12.9)	(1.64)
Effective Gross Income	$4,672,713	$4,503,789	$4,259,198	$4,386,174	$5,081,574	91.3%	$17.13

Real Estate Taxes	850,198	850,805	841,593	838,454	1,280,086	25.2	4.32
Insurance	23,127	20,624	29,981	29,981	68,705	1.4	0.23
Management Fee	0	0	0	168,771	152,447	3.0	0.51
Other Operating Expenses	419,753	471,485	450,794	547,225	435,355	8.6	1.47
Total Operating Expenses	$1,293,078	$1,342,914	$1,322,368	$1,584,431	$1,936,593	38.1%	$6.53

Net Operating Income	$3,379,635	$3,160,875	$2,936,830	$2,801,743	$3,144,981	61.9%	$10.60
Replacement Reserves	0	0	0	0	51,201	1.0	0.17
TI/LC	0	0	0	0	191,081	3.8	0.64
Net Cash Flow	$3,379,635	$3,160,875	$2,936,830	$2,801,743	$2,902,699	57.1%	$9.79

NOI DSCR	1.73x	1.62x	1.50x	1.43x	1.61x
NCF DSCR	1.73x	1.62x	1.50x	1.43x	1.48x
NOI Debt Yield	11.0%	10.3%	9.6%	9.1%	10.3%
NCF Debt Yield	11.0%	10.3%	9.6%	9.1%	9.5%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	U/W Base Rent includes contractual rent steps of $20,502 through September 1, 2019.

(3)	Vacant space was grossed up at the appraiser’s concluded market rent of $20.00 per SF.

(4)	The underwritten economic vacancy is 8.8%. The Carriage Place Property was 94.0% leased as of January 1, 2019.

A-3-124

ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

	BANK 2019-BNK16 Commercial Mortgage Pass-Through Certificates Series 2019-BNK16	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	3/15/19
Corporate Trust Services		Record Date:	2/28/19
8480 Stagecoach Circle		Determination Date:	3/11/19
Frederick, MD 21701-4747

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)
Certificate Distribution Detail	2
Certificate Factor Detail	3
Reconciliation Detail	4
Other Required Information	5
Cash Reconciliation Detail	6
Current Mortgage Loan and Property Stratification Tables	7 - 9
Mortgage Loan Detail	10
NOI Detail	11
Principal Prepayment Detail	12
Historical Detail	13
Delinquency Loan Detail	14
Specially Serviced Loan Detail	15 - 16
Advance Summary	17
Modified Loan Detail	18
Historical Liquidated Loan Detail	19
Historical Bond / Collateral Loss Reconciliation	20
Interest Shortfall Reconciliation Detail	21 - 22
Supplemental Reporting	23

Depositor	Master Servicer	Special Servicer	Master & Special Servicer	Operating Advisor / Asset Representations Reviewer
Wells Fargo Commercial Mortgage Securities, Inc. 375 Park Avenue 2nd Floor New York, NY 10152 Contact: Anthony.Sfarra@wellsfargo.com	Wells Fargo Bank, National Association Three Wells Fargo, MAC D1050-084 401 S. Tryon Street, 8th Floor Charlotte, NC 28202 Contact: REAM_InvestorRelations@wellsfargo.com	KeyBank National Association 11501 Outlook Street Suite 300 Overland Park, KS 66211 Contact: Andy Lindenman Phone Number: (913) 317-4372	National Cooperative Bank, N.A. 2011 Crystal Drive Suite 800 Arlington, VA 22202 Contact: Kathleen Luzik Phone Number: (703) 647-3473	Park Bridge Lender Services LLC 600 Third Avenue 40th Floor New York, NY 10016 Contact: David Rodgers Phone Number: (212) 230-9025
This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

	BANK 2019-BNK16 Commercial Mortgage Pass-Through Certificates Series 2019-BNK16	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	3/15/19
Corporate Trust Services		Record Date:	2/28/19
8480 Stagecoach Circle		Determination Date:	3/11/19
Frederick, MD 21701-4747

Certificate Distribution Detail

Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
J		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
RR Interest		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-H		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-J		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

	BANK 2019-BNK16 Commercial Mortgage Pass-Through Certificates Series 2019-BNK16	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	3/15/19
Corporate Trust Services		Record Date:	2/28/19
8480 Stagecoach Circle		Determination Date:	3/11/19
Frederick, MD 21701-4747

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
J		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
RR Interest		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000
X-F		0.00000000	0.00000000	0.00000000	0.00000000
X-G		0.00000000	0.00000000	0.00000000	0.00000000
X-H		0.00000000	0.00000000	0.00000000	0.00000000
X-J		0.00000000	0.00000000	0.00000000	0.00000000

	BANK 2019-BNK16 Commercial Mortgage Pass-Through Certificates Series 2019-BNK16	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	3/15/19
Corporate Trust Services		Record Date:	2/28/19
8480 Stagecoach Circle		Determination Date:	3/11/19
Frederick, MD 21701-4747

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Interest Shortfall/(Excess)	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-H	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-J	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
J	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
RR Interest	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	BANK 2019-BNK16 Commercial Mortgage Pass-Through Certificates Series 2019-BNK16	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	3/15/19
Corporate Trust Services		Record Date:	2/28/19
8480 Stagecoach Circle		Determination Date:	3/11/19
Frederick, MD 21701-4747

Other Required Information

Available Distribution Amount (1)	0.00

Appraisal Reduction Amount

		Loan Number	Appraisal	Cumulative	Most Recent
			Reduction	ASER	App. Reduction
			Effected	Amount	Date

Total

(1) The Available Distribution Amount includes any Prepayment Fees.

	BANK 2019-BNK16 Commercial Mortgage Pass-Through Certificates Series 2019-BNK16	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
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Wells Fargo Bank, N.A.		Distribution Date:	3/15/19
Corporate Trust Services		Record Date:	2/28/19
8480 Stagecoach Circle		Determination Date:	3/11/19
Frederick, MD 21701-4747

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed

Interest:			Fees:
Scheduled Interest	0.00		Master Servicing Fee - Wells Fargo Bank, N.A. and	0.00
Interest reductions due to Nonrecoverability Determinations	0.00		National Cooperative Bank, N.A.
Interest Adjustments	0.00		Trustee Fee - Wilmington Trust, N.A.	0.00
Deferred Interest	0.00		Certificate Administrator Fee - Wells Fargo Bank, N.A.	0.00
ARD Interest	0.00		CREFC® Intellectual Property Royalty License Fee	0.00
Default Interest and Late Payment Charges	0.00		Operating Advisor Fee - Park Bridge Lender Services LLC	0.00
Net Prepayment Interest Shortfall	0.00		Asset Representations Reviewer Fee - Park Bridge Lender Services	0.00
Net Prepayment Interest Excess	0.00		LLC
Extension Interest	0.00		Total Fees		0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected		0.00	Additional Trust Fund Expenses:
			Reimbursement for Interest on Advances	0.00
Principal:			ASER Amount	0.00
Scheduled Principal	0.00		Special Servicing Fee	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Workout-Delayed Reimbursement Amounts	0.00
Curtailments	0.00		Other Expenses	0.00
Negative Amortization	0.00		Total Additional Trust Fund Expenses		0.00
Principal Adjustments	0.00
Total Principal Collected		0.00	Interest Reserve Deposit		0.00

			Payments to Certificateholders & Others:
Other:			Interest Distribution	0.00
Prepayment Penalties/Yield Maintenance Charges	0.00		Principal Distribution	0.00
Repayment Fees	0.00		Prepayment Penalties/Yield Maintenance Charges	0.00
Borrower Option Extension Fees	0.00		Borrower Option Extension Fees	0.00
Excess Liquidation Proceeds	0.00		Net Swap Counterparty Payments Received	0.00
Net Swap Counterparty Payments Received	0.00		Total Payments to Certificateholders & Others		0.00
Total Other Collected		0.00	Total Funds Distributed		0.00
Total Funds Collected		0.00

	BANK 2019-BNK16 Commercial Mortgage Pass-Through Certificates Series 2019-BNK16	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	3/15/19
Corporate Trust Services		Record Date:	2/28/19
8480 Stagecoach Circle		Determination Date:	3/11/19
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals
See footnotes on last page of this section.

	BANK 2019-BNK16 Commercial Mortgage Pass-Through Certificates Series 2019-BNK16	For Additional Information please contact
CTSLink Customer Service
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Wells Fargo Bank, N.A.		Distribution Date:	3/15/19
Corporate Trust Services		Record Date:	2/28/19
8480 Stagecoach Circle		Determination Date:	3/11/19
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	BANK 2019-BNK16 Commercial Mortgage Pass-Through Certificates Series 2019-BNK16	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	3/15/19
Corporate Trust Services		Record Date:	2/28/19
8480 Stagecoach Circle		Determination Date:	3/11/19
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-Off Date balance of each property as disclosed in the offering document.

The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the “State” and “Property” stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The “State” and “Property” stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a “hope note”) of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

Note: There are no Hyper-Amortization Loans included in the Mortgage Pool.

	BANK 2019-BNK16 Commercial Mortgage Pass-Through Certificates Series 2019-BNK16	For Additional Information please contact
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Wells Fargo Bank, N.A.		Distribution Date:	3/15/19
Corporate Trust Services		Record Date:	2/28/19
8480 Stagecoach Circle		Determination Date:	3/11/19
Frederick, MD 21701-4747

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	SS	-	Self Storage	1	-	Modification	7	-	REO	11	-	Full Payoff	1	-	Maturity Date Extension	6	-	Capitalization on Interest
RT	-	Retail	98	-	Other	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties	2	-	Amortization Change	7	-	Capitalization on Taxes
HC	-	Health Care	SE	-	Securities	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD	3	-	Principal Write-Off	8	-	Other
IN	-	Industrial	CH	-	Cooperative Housing	4	-	Extension			to Master Servicer	98	-	Other	4	-	Blank	9	-	Combination
MH	-	Mobile Home Park	WH	-	Warehouse	5	-	Note Sale	10	-	Deed in Lieu Of				5	-	Temporary Rate Reduction	10	-	Forbearance
OF	-	Office	ZZ	-	Missing Information	6	-	DPO			Foreclosure
MU	-	Mixed Use	SF	-	Single Family
LO	-	Lodging

	BANK 2019-BNK16 Commercial Mortgage Pass-Through Certificates Series 2019-BNK16	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	3/15/19
Corporate Trust Services		Record Date:	2/28/19
8480 Stagecoach Circle		Determination Date:	3/11/19
Frederick, MD 21701-4747

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI (1)	Most Recent NOI (1)	Most Recent NOI Start Date	Most Recent NOI End Date

Total

(1) The Most Recent Fiscal NOI and Most Recent NOI fields correspond to the financial data reported by the Master Servicer. An NOI of 0.00 means the Master Servicer did not report NOI figures in their loan level reporting.

	BANK 2019-BNK16 Commercial Mortgage Pass-Through Certificates Series 2019-BNK16	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	3/15/19
Corporate Trust Services		Record Date:	2/28/19
8480 Stagecoach Circle		Determination Date:	3/11/19
Frederick, MD 21701-4747

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document	Principal Prepayment Amount		Prepayment Penalties
		Cross-Reference	Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Charge

Totals

	BANK 2019-BNK16 Commercial Mortgage Pass-Through Certificates Series 2019-BNK16	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	3/15/19
Corporate Trust Services		Record Date:	2/28/19
8480 Stagecoach Circle		Determination Date:	3/11/19
Frederick, MD 21701-4747

Historical Detail

Delinquencies													Prepayments				Rate and Maturities
Distribution	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.		WAM
Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit

Note: Foreclosure and REO Totals are excluded from the delinquencies.

	BANK 2019-BNK16 Commercial Mortgage Pass-Through Certificates Series 2019-BNK16	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	3/15/19
Corporate Trust Services		Record Date:	2/28/19
8480 Stagecoach Circle		Determination Date:	3/11/19
Frederick, MD 21701-4747

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan								(2) Resolution Strategy Code

A	-	Payment Not Received	0	- Current	4	-	Performing Matured Balloon	1	-	Modification	7	-	REO	11	-	Full Payoff
		But Still in Grace Period	1	- 30-59 Days Delinquent	5	-	Non Performing Matured Balloon	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties
		Or Not Yet Due	2	- 60-89 Days Delinquent	6	-	121+ Days Delinquent	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD
B	-	Late Payment But Less	3	- 90-120 Days Delinquent				4	-	Extension			to Master Servicer	98	-	Other
		Than 30 Days Delinquent						5	-	Note Sale	10	-	Deed In Lieu Of
								6	-	DPO			Foreclosure
** Outstanding P & I Advances include the current period advance.

	BANK 2019-BNK16 Commercial Mortgage Pass-Through Certificates Series 2019-BNK16	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	3/15/19
Corporate Trust Services		Record Date:	2/28/19
8480 Stagecoach Circle		Determination Date:	3/11/19
Frederick, MD 21701-4747

Specially Serviced Loan Detail - Part 1

Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	DSCR Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

	BANK 2019-BNK16 Commercial Mortgage Pass-Through Certificates Series 2019-BNK16	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	3/15/19
Corporate Trust Services		Record Date:	2/28/19
8480 Stagecoach Circle		Determination Date:	3/11/19
Frederick, MD 21701-4747

Specially Serviced Loan Detail - Part 2

Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment from Special Servicer

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

	BANK 2019-BNK16 Commercial Mortgage Pass-Through Certificates Series 2019-BNK16	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	3/15/19
Corporate Trust Services		Record Date:	2/28/19
8480 Stagecoach Circle		Determination Date:	3/11/19
Frederick, MD 21701-4747

Advance Summary

Loan Group	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

	BANK 2019-BNK16 Commercial Mortgage Pass-Through Certificates Series 2019-BNK16	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	3/15/19
Corporate Trust Services		Record Date:	2/28/19
8480 Stagecoach Circle		Determination Date:	3/11/19
Frederick, MD 21701-4747

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

	BANK 2019-BNK16 Commercial Mortgage Pass-Through Certificates Series 2019-BNK16	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	3/15/19
Corporate Trust Services		Record Date:	2/28/19
8480 Stagecoach Circle		Determination Date:	3/11/19
Frederick, MD 21701-4747

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

	BANK 2019-BNK16 Commercial Mortgage Pass-Through Certificates Series 2019-BNK16	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	3/15/19
Corporate Trust Services		Record Date:	2/28/19
8480 Stagecoach Circle		Determination Date:	3/11/19
Frederick, MD 21701-4747

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

	BANK 2019-BNK16 Commercial Mortgage Pass-Through Certificates Series 2019-BNK16	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	3/15/19
Corporate Trust Services		Record Date:	2/28/19
8480 Stagecoach Circle		Determination Date:	3/11/19
Frederick, MD 21701-4747

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross- Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

	BANK 2019-BNK16 Commercial Mortgage Pass-Through Certificates Series 2019-BNK16	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	3/15/19
Corporate Trust Services		Record Date:	2/28/19
8480 Stagecoach Circle		Determination Date:	3/11/19
Frederick, MD 21701-4747

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

	BANK 2019-BNK16 Commercial Mortgage Pass-Through Certificates Series 2019-BNK16	For Additional Information please contact
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Wells Fargo Bank, N.A.		Distribution Date:	3/15/19
Corporate Trust Services		Record Date:	2/28/19
8480 Stagecoach Circle		Determination Date:	3/11/19
Frederick, MD 21701-4747

Supplemental Reporting

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ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of February 1, 2019 (the “Pooling and Servicing Agreement”).

Transaction: BANK 2019-BNK16,

Commercial Mortgage Pass-Through Certificates, Series 2019-BNK16

Operating Advisor: Park Bridge Lender Services LLC

Special Servicer: [KeyBank National Association][National Cooperative Bank, N.A.]

Directing Certificateholder: Prime Finance Long Duration (B-Piece) II, L.P. or an affiliate

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

(b)	Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions on the loans identified in this report. Based solely on such limited review of the items listed in this report, and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement.

●	[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

●	[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

In connection with the assessment set forth in this report, the Operating Advisor:

1This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

1.	Reviewed the Asset Status Reports, the Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction Amount calculations and [LIST OTHER REVIEWED INFORMATION] for the following [●] Specially Serviced Loans: [List related mortgage loans]

2.	Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement. The Operating Advisor’s analysis of the Asset Status Reports (including related net present value calculations and Appraisal Reduction Amount calculations) related to the Specially Serviced Loans should be considered a limited investigation and not be considered a full or limited audit. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculator, visit any property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction Amount calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

III.	Specific Items of Review

1.	The Operating Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].

2.	During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate.

3.	Appraisal Reduction Amount calculations and net present value calculations:

4.	The Operating Advisor [received/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portions of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to the utilization by the special servicer.

(a)	The operating advisor [agrees/does not agree] with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.

(b)	After consultation with the special servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.

5.	The following is a general discussion of certain concerns raised by the Operating Advisor discussed in this report: [LIST CONCERNS].

6.	In addition to the other information presented herein, the Operating Advisor notes the following additional items, if any: [LIST ADDITIONAL ITEMS].

IV.	Assumptions, Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report

1.	As provided in the Pooling and Servicing Agreement, the Operating Advisor (i) is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required in the ordinary course to provide or obtain a legal opinion, legal review or legal conclusion as part of that assessment.

2.	In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.

3.	Except as may have been reflected in any Asset Status Report, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder or borrower directly. As such, the Operating Advisor relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.

4.	The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or direct the actions of the Special Servicer.

5.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communications held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

6.	There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

7.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

8.	This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the date specified in the MLPA or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex D-2 to this prospectus. Solely for purposes of this Annex D-1 and Annex D-2, the term “Mortgage Loans” will refer to such mortgage loans sold by the applicable mortgage loan seller. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1. Intentionally Omitted.

2.    Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the Depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or (with respect to any Non-Serviced Mortgage Loan) to the related Non-Serviced Trustee for the related Non-Serviced Securitization Trust), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the Depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

3.    Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan

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is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or Prepayment Premium/Yield Maintenance Charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

4.    Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

5.    Intentionally Omitted.

6.    Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

7.    Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its Affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the

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Mortgage Loan Seller, or its Affiliate, as applicable. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 8 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

8.    Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a crossed underlying mortgage loan, the lien of the Mortgage for another Mortgage Loan contained in the same crossed mortgage loan group, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted

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Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9.    Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph (7) above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule D-1 to this Annex D-1.

10. Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related assignment of leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

11. Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to

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the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

12. Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

13. Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

14. Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

15. Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 8), an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents, or (f) the current principal use of the Mortgaged Property.

16. Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject

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to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the Depositor or its servicer (or, in the case of a Non-Serviced Mortgage Loan, to the related depositor under the Non-Serviced PSA or Non-Serviced Master Servicer for the related Non-Serviced Securitization Trust).

17. No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

18. Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the “Insurance Rating Requirements” (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company (“A.M. Best”) or “A3” (or the equivalent) from Moody’s Investors Service, Inc. (“Moody’s”) or “A-” from S&P Global Ratings (“S&P”) or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the least of (a) the maximum amount available

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under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization, (b) the outstanding principal amount of the Mortgage Loan and (c) the insurable value of the Mortgaged Property.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best or “A3” (or the equivalent) from Moody’s or “A-” by S&P in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a Mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee (or, in the case of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so,

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authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

19. Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 8) and survey, if any, an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

20. No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

21. No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the anticipated repayment date) or an equity participation by the Mortgage Loan Seller.

22. REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are

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integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any Prepayment Premiums and Yield Maintenance Charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23. Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, Yield Maintenance Charge or Prepayment Premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

24. Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

25. Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

26. Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction,

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(a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property. The Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

27. Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

28. Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

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29. Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 34) of not less than a specified percentage at least equal to 110% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 34 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, unless an opinion of counsel is delivered as specified in clause (y) of the preceding paragraph, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

30. Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls (or maintenance schedules in the case of Mortgage Loans

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secured by residential cooperative properties) for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

31. Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, and to the Mortgage Loan Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex D-2; provided that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

32. Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold (in each case a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) Transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) Transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) Transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2 to this Annex D-1 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any

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subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Schedule D-3 to this Annex D-1 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

33. Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34. Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a Yield Maintenance Charge or Prepayment Premium) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the anticipated repayment date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 110% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees

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associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35. Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

36. Ground Leases. For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency or similar leases for purposes of conferring tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a)       The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related Mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(b)       The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee and that any such action without such consent is not binding on the Mortgagee, its successors or assigns, provided that the Mortgagee has provided lessor with notice of its lien in accordance with the terms of the Ground Lease;

(c)       The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual/360 basis, substantially amortizes);

(d)       The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the Mortgagee on the lessor’s fee interest is subject;

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(e)       Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f)       The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)       The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default, and provide that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)       A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)       The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j)       Under the terms of the Ground Lease and Related Documents and the related Mortgage Loan documents (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)       In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents and the related Mortgage Loan documents (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)       Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

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37. Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

38. Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

39. Intentionally Omitted.

40. No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41. Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

42. Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan and other than as set forth on Schedule D-4 to this Annex D-1, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (42) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

43. Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”)

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meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated or contained in all material respects prior to the date hereof, and, if and as appropriate, a no further action, completion or closure letter or its equivalent was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action or no further investigation is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P, Fitch Ratings, Inc. and/or A.M. Best; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

44. Intentionally Omitted.

45. Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) is a Member of the Appraisal Institute (“MAI”), and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46. Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47. Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

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48. Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

49. Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex D-1, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

For purposes of this Annex D-1, the phrases “the sponsor’s knowledge” or “the sponsor’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the sponsor, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) shall be deemed within the sponsor’s knowledge.

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Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Bank of America, National Association	Morgan Stanley Mortgage Capital Holdings LLC	Wells Fargo Bank, National Association	National Cooperative Bank, N.A.
Millennium Partners Portfolio
Regions Tower

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Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

Bank of America, National Association	Morgan Stanley Mortgage Capital Holdings LLC	Wells Fargo Bank, National Association	National Cooperative Bank, N.A.
	Residence Inn National Portfolio	Yorba Linda Station Plaza

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Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED MORTGAGE LOANS

None.

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Schedule D-4 to Annex D-1

MORTGAGE LOANS WITH AFFILIATED BORROWERS(1)

Bank of America, National Association	Morgan Stanley Mortgage Capital Holdings LLC	Wells Fargo Bank, National Association	National Cooperative Bank, N.A.
Haymarket Village Center and Carriage Place El Rancho MHC, Orange Avenue MHC, Country Place MHC and Torrance MHC		StaxUp Self Storage - San Marcos and StaxUp Self Storage - Sun City

(1) All of the Mortgage Loans identified under the name of a particular mortgage loan seller have affiliated borrowers.

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ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
8	ExchangeRight Net Leased Portfolio #25 (Loan No. 4)

The related single tenant with respect to the following related Mortgaged Properties each has a right of first refusal (“ROFR”) to purchase the related individual Mortgaged Property pursuant to such tenant’s individual lease: Hy-Vee - Austin (18th Ave), MN; BioLife Plasma Services L.P. – St. Peters (Mexico Rd), MO; Walgreens - Roanoke (Brambleton Ave), VA; Walgreens - Crowley (South Crowley Rd), TX; Walgreens - Menomonee Falls (Silver Spring Dr), WI; Tractor Supply - Slidell (Gause Blvd), LA; Tractor Supply - Prince George (Wagner Way), VA; Walgreens - Roanoke (Williamson Rd NW), VA; and Tractor Supply - Milford (State Route 28), OH. The related subordination and standstill agreements each provide that the related tenant waives its ROFR therefore such right does not apply to a foreclosure, deed-in-lieu thereof or other enforcement action under the related mortgage, however, the ROFR would apply to any subsequent transfers.

8	Carriage Place (Loan No. 15)

The Tim Donut U.S. Limited, Inc. (“Tenant”) lease contains a right of first refusal to purchase (the “ROFR”) in favor of Tenant under the following terms: if landlord receives an offer to purchase Tenant’s premises and landlord desires to accept the offer, then landlord must first give Tenant notice and a right of first refusal to purchase Tenant’s premises on the same terms and conditions contained in such offer. Tenant must make its election within fifteen (15) days of receipt of notice of the offer from landlord. The ROFR applies only to separate offers for Tenant’s premises and not to offers that include Tenant’s premises and any adjoining land, therefore the ROFR would not apply to either a foreclosure or deed in lieu thereof with respect to the entire subject property, nor a subsequent transfer of the entire property.

8	Centrepark West (Loan No. 16)

With respect to the Centrepark West Mortgaged Property, the largest tenant, Ocwen Financial Corp., has a right of first offer to acquire the building occupied by it, the related building common areas (less and except any overflow parking areas) and the parking area identified as “Lot 7” in the related lease agreement and any improvements constructed thereon or any portion thereof in the event the related borrower commences efforts to sell the property. The right of first offer is not extinguished by foreclosure; however, such right does not apply to foreclosure or deed-in-lieu thereof.

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Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

8	Courtyard Fredericksburg (Loan No. 23)

The franchisor, Marriott International, Inc., has a right of first refusal (the “ROFR”) to acquire the related Mortgaged Property if there is transfer of the hotel or a controlling direct or indirect interest in the related borrower to a competitor (generally, any person that owns or has an interest in a brand that is comprised of at least ten (10) luxury hotels; (ii) twenty (20) full-service hotels; or (iii) fifty (50) limited-service hotels). The ROFR is not extinguished by foreclosure or deed-in-lieu thereof, and if the proposed transfer is to a competitor is by foreclosure, or if the franchisee or its affiliates become a competitor, the franchisor has a right to purchase the hotel upon notice to the franchisee. In the related franchisor comfort letter, the franchisor agreed to subordinate its right of first refusal to the lender’s mortgage lien for so long as the lender is not a competitor or an affiliate of a competitor.

18	All Bank of America Mortgage Loans (Loan Nos. 4, 5, 6, 8, 10, 11, 15, 16, 23, 24, 29, 31, 32, 34, 36, 37, 39, 41, 46, 57 and 61)	All exceptions to Representation 31 set forth below for all Bank of America mortgage loans are also exceptions to this Representation 18.
18	ExchangeRight Net Leased Portfolio #25 (Loan No. 4)

The related Mortgage Loan documents provide that a tenant may provide all or a portion of the property damage insurance coverages required pursuant to the Mortgage Loan with respect to the related Mortgaged Property (including through self-insurance), or such insurance coverages acceptable to the lender in its sole and absolute discretion.

18	ExchangeRight Net Leased Portfolio #25 (Loan No. 4)

The threshold for lender having the right to hold and disburse insurance proceeds is based on 5% of the allocated loan amount of the applicable individual property rather than 5% of the outstanding principal amount.

18	Rainbow Sunset Pavilion (Loan No. 6) Willowbend Apartments (Loan No. 11)

With respect to multi-layered policies, the Mortgage Loan documents permit coverage with more than one insurance company as follows, (A) if four (4) or fewer insurance companies issue the insurance policies in the first layer of coverage, then at least 75% of the insured amount must be provided by insurance companies with a claims paying ability rating of “A” or better by S&P (and the equivalent ratings by Moody’s, Fitch and DBRS to the extent each such rating agency rates the insurance company and is rating the securities secured by the related Mortgage Loan), with no carrier below “BBB” or (B) if five (5) or more insurance companies issue the insurance policies in the first layer of

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Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
coverage, then at least 60% of the insured amount is required to be provided by insurance companies with a claims paying ability rating of “A” or better by S&P (and the equivalent ratings by Moody’s, Fitch and DBRS to the extent each such rating agency rates the insurance company and is rating the securities secured by the related Mortgage Loan), with no carrier below “BBB”.
26	Courtyard Fredericksburg (Loan No. 23)

The related Mortgaged Property is subject to a Parking Lease Agreement with the City of Fredericksburg dated August 30, 2006 for use of a city-owned parking since the Mortgaged Property does not have any on-site parking and the applicable zoning code requires 98 spaces. Pursuant to such parking lease agreement, the borrower will have use of 100 parking spaces (80 are located within the parking deck and 20 are surface parking spaces). The term of such parking lease agreement is for 20 years from the commencement date of July 2, 2009 (with a tenant 10-year extension option). The City of Fredericksburg may terminate the parking lease agreement, however, City of Fredericksburg is required to provide other substantially similar parking facilities (such replacement parking must continue to permit the property to be zoning compliant). The related Mortgage Loan agreement includes a recourse provision if the parking lease agreement is terminated due to a tenant’s default of its obligations under the parking lease agreement which renders parking insufficient at the related Mortgaged Property.

26	El Rancho MHC (Loan No. 31) Orange Avenue MHC (Loan No. 32) Country Place MHC (Loan No. 37) Torrance MHC (Loan No. 46)

In the related zoning district manufactured housing community is a legal non-conforming use. A manufactured housing community is permitted only if a conditional use permit is obtained, noting that the State of California, rather than the local government, regulates the reconstruction of manufactured housing communities.

28	All Bank of America Mortgage Loans (Loan Nos. 4, 5, 6, 8, 10, 11, 15, 16, 23, 24, 29, 31, 32, 34, 36, 37, 39, 41, 46, 57 and 61)

The related loan documents do not use the exact phrase “intentional material physical waste” and the recourse liability of the related guarantor with respect to waste is generally limited to when there is sufficient cash flow from the operation of the Mortgaged Property to avoid such waste from occurring.

31	Willowbend Apartments	The related Mortgagor will not be required to spend on the

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Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(Loan No. 11) 11755 - 11795 West Olympic Blvd (Loan No. 24) SoCal Self Storage Cochran (Loan No. 39)

premium for terrorism insurance coverage more than two (2) times the annual insurance premium payable for the property, business interruption/loss of rents and liability insurance required under the related Mortgage Loan Agreement (without giving effect to the cost of terrorism, flood, and earthquake and windstorm components of such insurance at the time terrorism coverage is excluded from any insurance policy); (provided that the related Mortgagor will be obligated to purchase the maximum amount of terrorism coverage available with funds equal to such cap to the extent such coverage is available).

31	Courtyard Fredericksburg (Loan No. 23) El Rancho MHC (Loan No. 31) Orange Avenue MHC (Loan No. 32) Country Place MHC (Loan No. 37) Prescott Towne Center (Loan No. 41) Torrance MHC (Loan No. 46)

The related Mortgagor will not be required to spend on the premium for terrorism insurance coverage more than two (2) times the annual insurance premium payable for a separate “Special Form” or “All Risks” policy or equivalent policy insuring only the related Mortgaged Property (provided that the related Mortgagor will be obligated to purchase the maximum amount of terrorism coverage available with funds equal to such cap to the extent such coverage is available).

33	US Bank Centre (Loan No. 8) Willowbend Apartments (Loan No. 11) Carriage Place (Loan No. 15) Centrepark West (Loan No. 16) 11755 - 11795 West Olympic Blvd (Loan No. 24) Boulevard Shops (Loan No. 29)

Mortgagor is a recycled Single-Purpose Entity, however, the related Mortgagor made standard representations and warranties, including backwards representations and warranties where required to complete coverage, and the recourse carveout guaranty includes coverage with respect to violations of such Single-Purpose Entity representations and warranties.

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Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
El Rancho MHC (Loan No. 31) Orange Avenue MHC (Loan No. 32) Country Place MHC (Loan No. 37) SoCal Self Storage Cochran (Loan No. 39) Prescott Towne Center (Loan No. 41) Torrance MHC (Loan No. 46)
33	DB Estates MHC (Loan No. 61)

The related Mortgage Loan documents permit the borrower to acquire the immaterial 0.035 acre property identified as “Excluded Property” in the related Mortgage Loan agreement. Such after acquired property will be encumbered by the lien of the Mortgage on the related Mortgaged Property. The related Mortgage Loan documents include a carve-out for any losses resulting from such after acquired property not being included in the related Mortgaged Property as of the related Mortgage Loan origination date.

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Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
7 and 8	One AT&T (Loan No. 1)	The sole tenant, AT&T Services, Inc. (“AT&T”) has a right of first offer to purchase the Mortgaged Property pursuant to its lease. The right of first offer does not apply to a foreclosure sale, deed-in-lieu of foreclosure or the first transfer by the lender after taking title pursuant to a foreclosure or deed-in-lieu of foreclosure.
7 and 8	Millennium Partners Portfolio (Loan No. 3)	The tenant Loews at the Lincoln Square Mortgaged Property has a right of first offer with respect to its leased premises. Such right of first offer does not apply in connection with a foreclosure or conveyance in lieu of foreclosure by the lender, but may apply to a subsequent transfer.
7 and 8	Allied Solutions (Loan No. 18)	A portion of the property granted under the Mortgage consists of the Mortgagor’s interest under an installment purchase agreement to purchase a parking garage and the parcel on which it is located. The parking garage and related parcel are owned by The Carmel Redevelopment Authority of the city of Carmel, Indiana. Accordingly the Mortgagor’s interest in such portion of the property is not a fee or leasehold interest. The Mortgagor may lose such interest in such portion of the property upon a breach of the installment purchase agreement or related documents.
7 and 8	Residence Inn National Portfolio (Loan No. 20)	With respect to each Mortgaged Property, the management agreement with the related manager, Residence Inn by Marriott, LLC, provides that if the owner of the Mortgaged Property decides to enter into a sale of the Mortgaged Property with a third party, prior to offering the Mortgaged Property for sale, the owner must give notice to the manager, and both owner and manager are required to, during the period of 30 days after such notice, attempt in good faith to negotiate a mutually satisfactory agreement for the purchase of the Mortgaged Property. If after such 30 day period, the owner and the manager have not entered into a mutually acceptable agreement, the owner is free to sell the Mortgaged Property to a third party without regard to whether the price is more or less favorable than offered to the manager, provided that the manager has the right to refuse consent to such sale on the basis that either (i) such sale was not in compliance with the above provisions, (ii) the purchaser (1) does not have access to sufficient resources and liquidity to fulfill its obligations under the management agreement, (2) is known in the community as being of bad moral character or has or is affiliated with a person who has, been convicted of felonies in any federal or state court, (3) is engaged in the business of operating hotels or other lodging facilities in competition with manager or its affiliates, or (4) is or has an affiliate that is, a Specially Designated National or Blocked Person (as defined in the management agreement), or (iii) the owner is in default under the management agreement. The right of the manager to negotiate with the owner for purchase of the Mortgaged Property does not apply to a foreclosure or deed-in-lieu thereof, but would apply to subsequent transfers.
7 and 8	Springhill Suites Altamonte	Marriott International, Inc., the franchisor of the Mortgaged

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Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
	(Loan No. 43)	Property, has a right of first refusal to purchase such Mortgaged Property in the event of a proposed transfer of (i) the Mortgaged Property, or (ii) an ownership interest in the Mortgagor or a control affiliate of the Mortgagor, to a Competitor (as defined in the franchise agreement) of the franchisor. The right of first refusal applies to a transfer to a Competitor or an affiliate of a Competitor in connection with a foreclosure, judicial or legal process or a deed-in-lieu of foreclosure.
7 and 8	CVS Portfolio (Loan No. 49)	In the case of both the CVS Jennings Mortgaged Property and the CVS Johnstown Mortgaged Property, at any time after January 31, 2041, the sole tenant, CVS, has a right of first refusal to purchase its leased premises, if the landlord receives a bona fide offer to purchase all or any portion of the leased premises as an outparcel separate and apart from the adjacent parcel. Such right of first refusal does not apply to a foreclosure action, trustee sale or deed in lieu of foreclosure with respect to any mortgage or deed of trust encumbering the Mortgaged Property, but would apply to subsequent transfers that occur after January 31, 2041.
18	All MSMCH Mortgage Loans (Loan Nos. 1, 3, 7, 9, 12, 18, 20, 27, 28, 43, 49 and 58)

The Mortgage Loan documents may allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if it obtains a “cut through endorsement” from an insurance company that meets the required rating. The Mortgage Loan documents may also allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if a parent company that owns at least 51% of the insurer has the required rating and use of such insurance is approved by the rating agencies.

The threshold for the lender having the right to hold and disburse insurance proceeds may be based on 5% of the original principal amount rather than 5% of the outstanding principal amount.

In addition, all exceptions to Representation 31 set forth herein for all MSMCH Mortgage Loans are also exceptions to this Representation 18.

18	One AT&T (Loan No. 1)

So long as the lease with the sole tenant, AT&T (the “AT&T Lease”), is in full force and effect, no Lease Event of Default (as defined in the AT&T Lease) then exists and AT&T has a financial strength rating of at least BBB by S&P and at least Baa2 by Moody’s, and AT&T self-insures for the coverages required to be maintained, or self-insured against, under the AT&T Lease, pursuant to and in accordance with the terms thereof, the Mortgagor is permitted to rely on self-insurance by AT&T, in lieu of obtaining the insurance set forth in Representation 18.

In the event that the AT&T Lease is in full force and effect, and AT&T is required to restore the Mortgaged Property under the AT&T Lease, or is permitted to restore the Mortgaged Property under the AT&T Lease and elects to do so, the Mortgagor is not required to deliver insurance proceeds to the lender except to the extent that AT&T delivers such insurance proceeds to the Mortgagor.

D-2-7

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
18	Millennium Partners Portfolio (Loan No. 3)

The threshold at which the lender has the right to hold and disburse insurance proceeds is the greater of (a) $5,000,000 and (b) 5% of the aggregate allocated loan amount and mezzanine loan allocated loan amount for the affected individual Mortgaged Property.

The lender’s right to hold and disburse insurance proceeds is subject to the terms of the condominium documents and/or ground lease documents and not all of the condominiums or ground leases allow the lender to hold and disburse insurance proceeds.

The Mortgage Loan documents permit the Mortgagors to rely on insurance maintained by the condominium associations for condominiums that are part of the Mortgaged Properties. Such insurance may not meet the requirements of Representation 18.

18	Allied Solutions (Loan No. 18)	With respect to the parking garage, as to which the Mortgagor’s interest consists of rights under an installment purchase agreement, the trustee of certain tax lease revenue bonds which were used to finance construction of such parking garage has the right to hold all insurance proceeds. Any such insurance proceeds may not be applied to repay the Mortgage Loan.
18	CVS Portfolio (Loan No. 49)	At each of the Mortgaged Properties encompassing the CVS Portfolio, so long as the lease to the related sole tenant (Louisiana CVS Pharmacy, L.L.C, in the case of the CVS Jennings Mortgaged Property, and Pennsylvania CVS Pharmacy, L.L.C., in the case of the CVS Johnstown Property), is in full force and effect and there is no default beyond notice and cure periods under such lease, so long as the senior unsecured debt rating of CVS Health Corporation does not fall below “BBB” by S&P or an equivalent rating by Moody’s or any other rating agency rating the Certificates, and certain other conditions are satisfied, the Mortgagor is permitted to rely on self-insurance by the sole tenant, in lieu of obtaining the insurance set forth in Representation 18.
19	Regions Tower (Loan No. 7)	The Mortgagor previously owned a surface parking lot which was sold as of the origination date. The surface parking lot will not officially be designated as a separate tax lot until January, 2019 when the new tax assessments are issued. The Mortgagor represented in the loan agreement that it has taken all reasonable actions necessary under applicable law in order for the surface parking lot to be designated as a separate tax parcel and that it has deposited with the lender cash reserves reasonably satisfactory to the lender or has otherwise made arrangements with the lender to insure the payment of the taxes with respect to the surface parking lot until is it designated as a separate tax lot.
26	Residence Inn National Portfolio (Loan No. 20)

The Residence Inn Atlanta Buckhead Mortgaged Property is legal non-conforming as to use, as the use requires a special use permit (which has not been obtained). The local zoning ordinance provides that if a structure containing a non-conforming use is damaged to the extent of 60 percent or less

D-2-8

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

of replacement cost, such structure may be restored to the same or lesser size in the same location; provided however, that restoration shall begin within 12 months of damage and be diligently carried to completion; and nonconforming use may be resumed and continued as before, or on a lesser scale, but shall not be enlarged or intensified. Where a major structure containing a nonconforming use is destroyed to an extent of more than 60 percent of replacement cost at time of destruction, the board of zoning adjustment may, by special exception, permit its replacement or reconstruction in whole or in part upon making all of the following findings: (i) That the cause of destruction was not the deliberate action of the owner or occupant of the structure or their agents; (ii) That nothing contained in the provisions of section 16-24.003 (a section requiring termination of non-conforming uses of land and structures which have a replacement cost of not more than $5,000) required termination of such nonconforming use; (iii) That the board finds substantial public advantage in continuance of the nonconforming use; (iv) That the primary purpose of continuing the nonconforming use is not to continue a monopoly; and (v) That replacement or reconstruction in the manner proposed, with related actions imposed in conditions and safeguards by the board, would reduce any previous adverse effects of the use on neighboring properties. In addition, a special use permit may be required for reconstruction even if the Mortgaged Property is within the damage threshold that permits reconstruction.

The Residence Inn Philadelphia Valley Forge Mortgaged Property is legal non-conforming as to use, as the use requires a special exception (which has not been obtained). The local zoning ordinance provides that building reconstruction to restore a building containing a nonconforming use shall commence within one year of the date the building was destroyed or condemned and shall be carried on without interruption. A building containing a nonconforming nonresidential use which has been damaged or destroyed by fire or other cause to an extent of not more than 75% of its value, or a nonconforming nonresidential building which has been legally condemned, may be reconstructed and used for the same nonconforming nonresidential use, provided that the reconstructed building shall not exceed the height, footprint, area and volume of the building destroyed or condemned. In addition, a special exception may be required for reconstruction even if the Mortgaged Property is within the damage threshold that permits reconstruction.

26	Rolling Wheel MHC (Loan No. 58)	The Mortgaged Property is legal non-conforming as to use. The applicable zoning ordinance provides that a building devoted in whole or part to a non-conforming use that is damaged or partially destroyed by natural calamity to an extent greater than 50% of its assess value, may not be repaired or reconstructed for such use. In the event that the Mortgaged Property were to be destroyed and unable to be rebuilt, the anticipated insurance proceeds (even if anticipated proceeds of the related land were added) would not be sufficient to repay the Mortgage Loan.
27	Millennium Partners Portfolio (Loan No. 3)	The Mortgage Loan documents do not expressly require keeping certificates of occupancy, consents or other approvals in full force and effect but they do require the Mortgagors to

D-2-9

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
comply with all legal requirements and to maintain temporary certificates of occupancy.
28	All MSMCH Mortgage Loans (Loan Nos. 1, 3, 7, 9, 12, 18, 20, 27, 28, 43, 49 and 58)

The environmental indemnity agreements or other Mortgage Loan documents may contain provisions to the effect that, if an environmental insurance policy reasonably acceptable to the lender is obtained with respect to the Mortgaged Property, the lender and other indemnified parties are required to first make a claim under such environmental insurance policy, and may not make a claim against the environmental indemnitors, except to the extent that such environmental insurance policy does not cover the losses suffered and/or does not fully cover the costs of such losses or of any remediation or the lender or other indemnified parties have been unable to recover under such environmental insurance policy with respect to all or a portion of such costs or losses within a reasonable period of time despite good faith efforts to do so (or in certain cases, within a specified time period after the date the lender or other indemnified parties commenced efforts to collect such environmental losses).

The Mortgage Loan documents may provide that there will not be recourse for voluntary transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Mortgage Loan documents to the extent of failure to comply with administrative requirements of notice and updated organizational charts for what would otherwise constitute permitted transfers.

28	Millennium Partners Portfolio (Loan No. 3)	The Mortgage Loan documents do not contain a carveout for commission of material physical waste but there is a carveout for the removal or disposal of any portion of any individual Mortgaged Property during the continuance of an event of default.
28	Regions Tower (Loan No. 7)	One of the three non-recourse carveout guarantors, Isaac Maleh, who owns 90% of one of the two tenant-in-common borrowers, is liable only for recourse obligations arising as a result of acts or omissions of Isaac Maleh, directly or indirectly, that results in the Mortgagors having full recourse under the loan agreement.
29	Millennium Partners Portfolio (Loan No. 3)	The Mortgagors are permitted to obtain the release of the 5th and 6th floors of the portion of the Four Seasons San Francisco Retail Mortgaged Property known as 735 Market Street, which are non-income producing, in accordance with the REMIC requirements without any required defeasance or prepayment or release premium.
31	Millennium Partners Portfolio (Loan No. 3)

The Mortgagor is not obligated to expend an amount greater than the amount equal to two times the amount of the annual insurance premium that is payable at such time with respect to the all-risk property insurance and business interruption insurance required under the related Whole Loan documents (without giving effect to the cost of earthquake insurance or terrorism insurance components of such policies) and allocable to the Mortgaged Property based on market rates (the “Terrorism Insurance Cap”) in any policy year on the insurance

D-2-10

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
premiums for terrorism insurance and if the cost of the required terrorism insurance exceeds the Terrorism Insurance Cap, the Mortgagor is required to purchase the maximum amount of Terrorism Insurance available with funds equal to the Terrorism Insurance Cap.
31	All MSMCH Mortgage Loans (Loan Nos. 1, 3, 7, 9, 12, 18, 20, 27, 28, 43, 49 and 58)

The Mortgage Loan documents may allow terrorism insurance to be obtained from an insurer that is rated at least investment grade (i.e. “BBB-”) by S&P and also rated at least “BBB-” by Fitch, and/or “Baa3” by Moody’s (if such rating agencies rate any securitization of such mortgage loans and also rate the insurer). In addition, with respect to terrorism insurance, the Mortgage Loan documents may provide for 12 months, rather than 18 months, of business interruption coverage, even if the Mortgage Loan is in excess of $50,000,000.

All exceptions to Representation 18 set forth herein for all MSMCH Mortgage Loans are also exceptions to Representation 31.

31	Victor’s Square (Loan No. 27)	The Mortgagor is not obligated to spend on terrorism coverage more than five times the amount of the insurance premium payable as of the loan origination date for the terrorism coverage required under the loan documents.
32 and 34	Allied Solutions (Loan No. 18)	The Mortgagor is required to pay all reasonable out-of-pocket third-party costs and expenses actually incurred by the lender and the rating agencies in connection with a property sale or defeasance but is not expressly required to pay all rating agency fees.
33	Millennium Partners Portfolio (Loan No. 3)	The Mortgagor that owns the Lincoln Square Property previously owned another condominium unit, which it sold in 2007.
33	Regions Tower (Loan No. 7)	The Mortgagor previously owned a surface parking lot that is adjacent to the Mortgaged Property, which was transferred in connection with the closing of the Mortgage Loan.
36	Millennium Partners Portfolio (Loan No. 3)

Representation (36) (b) and (36) (c): With respect to the ground lease related to the Mortgaged Property identified on Annex A-1 as Four Seasons San Francisco Retail (the “SF Ground Lease”), such ground lease may not be amended or modified without lender consent but the ground lessor separately ground leased the western side of the Yerba Buena Lane to the owner (the “Marquis Owner”) of the San Francisco Marriott Marquis (the “Marquis Hotel”), which sits above a portion of the Four Seasons San Francisco Retail Mortgaged Property. The Marquis Owner has a right to demolish the Marquis Hotel from and after August 26, 2026 by giving at least one year’s notice to the ground lessor. Upon the ground lessee’s receipt of such demolition notice and upon the ground lessor’s failure to notify the ground lessee of its election to restore the retail portion of the western portion of the Yerba Buena Lane (the “Affected Retail Portion”), the term of the ground lease will expire as to the portion of the Four Seasons San Francisco Retail Mortgaged Property that is subject to the

D-2-11

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
ground lease on the date that is 30 days prior to the commencement of such demolition. Any such termination of the ground lease would result in the loss of the use of, among other portions of the leased premises, the Affected Retail Portion, which represents approximately 20,856 square feet.

Representation (36) (e). The ground lessee is generally restricted from transferring its interest in the SF Ground Lease without the consent of the ground lessor, which may be granted or denied in the ground lessor’s sole discretion, provided that certain transfers are permitted if the transferee meets certain financial, experience and reputational criteria as reasonably determined by the ground lessor. The Mortgagor may, without the ground lessor’s consent, sell, assign or transfer the SF Ground Lease to (a) subject to the limitation on the number of lenders set forth in the SF Ground Lease, a lender or a purchaser at a foreclosure sale under the provisions of a mortgage; (b) a lender by way of collateral assignment in connection with a mortgage; or (c) a lender, its designee or nominee pursuant to a bankruptcy court order, provided, in each case, such lender has assumed all of the Mortgagor’s obligations under the SF Ground Lease and provided, in each case, such lender is a Bona Fide Institutional Lender (as defined in the SF Ground Lease). In the event the lender acquires Mortgagor’s interest under the SF Ground Lease or enters into a new lease with the ground lessor, the lender’s rights to assign and transfer will be subject to the limitations set forth in the SF Ground Lease, however, the foreclosure or other acquisition of the leasehold interest pursuant to an exercise of remedies under the Mortgage would not be subject to the foregoing assignment restrictions provided the related Mortgage is entered into in accordance with the provisions of the SF Ground Lease.

Representation (36) (j). With respect to the SF Ground Lease, mortgagee will only be entitled to hold the proceeds if they exceed $2,000,000.

Representation (36) (k). The SF Ground Lease provides that upon a total taking proceeds are allocated as follows: (1) to the ground lessor based on a calculation as to the value of ground lessor’s interest in the Rent Paying Portion of the Premises (as defined in the SF Ground Lease) as encumbered by the ground lease versus the total value, (2) to the ground lessor for lost GMOS payments (GMOs payments means the annual expenditure of maintenance costs for the Gardens Parcels (as defined in the SF Ground Lease) to be made pursuant to the Gardens Budget (as defined in the SF Ground Lease) for the maintenance, operation and security of the Gardens Parcels necessary to maintain, operate and secure the Gardens Parcels in a first-class condition, and costs of promotional, marketing, cultural and recreational events in the Gardens Parcels) and (3) to the lender.

Representation (36)(l). The SF Ground Lease provides for a new lease in the event of a termination (other than in connection with a casualty or condemnation) but does not provide for a new lease in the event of a rejection. An estoppel given in 2006 provides for a new lease in the event of a termination for any reason, including a rejection in bankruptcy. The 2006 estoppel runs to successors and assigns and

D-2-12

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
mortgagee has taken the deed of trust by assignment.

D-2-13

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
8	Southeast Hotel Portfolio (Loan No. 2)	With respect to three of the five constituent properties comprising the mortgaged property (Fairfield Inn Orlando International, Fairfield Inn Lake Buena Vista and Courtyard Marriott Gastonia, aggregating approximately 57.6% of the allocated loan amount), each of the mortgaged properties is subject to a franchise agreement with Marriott International, Inc., as franchisor. The franchisor has Right of First Refusal (ROFR) to acquire related property if there is transfer of hotel or controlling direct or indirect interest in the Borrower to a competitor (generally, any person that exclusively develops, operates or franchises through or with a competitor of franchisor comprising at least 10 luxury service hotels (if a full service hotel), 20 full service hotels or 50 limited service hotels). ROFR is not extinguished by foreclosure or deed-in-lieu thereof, and if transfer to competitor is by foreclosure, or if franchisee or its affiliates become a competitor, franchisor has right to purchase hotel upon notice to franchisee. Franchisor comfort letter provides that, if lender exercises remedies against franchisee, lender may appoint a lender affiliate to acquire the property and enter into a management or franchise agreement if it is not competitor or competitor affiliate; provided, however, that a lender affiliate will not be deemed a competitor simply due to its ownership of multiple or competing hotels or having engaged managers to manage such other hotels.
8	Hancock Plaza Colorado Springs (Loan No. 13)	(i) Burger King ROFR. Burger King (non-top 5 tenant) has Right of First Refusal (ROFR) to purchase its leased premises or any larger tract of land of which its leased premises may be a part of an offer is received that borrower is otherwise willing to accept. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof; (ii) Panda Express ROFR/ ROFO. Panda Express (non-top 5 tenant) has Right of First Offer (ROFO) and Right of First Refusal (ROFR) to purchase its leased premises if borrower decides to sell the mortgaged property to a third party or if an offer is received that borrower is otherwise willing to accept, as applicable. The ROFO and the ROFR are not extinguished by foreclosure; however, the ROFO and the ROFR do not apply to foreclosure or deed in lieu thereof or the first sale thereafter.
8	Prudential – Digital Realty Portfolio (Loan No. 30)

(i) With respect to 2 of the 8 properties (the 7505 Mason King Court property or the 47300 Devin Shafron property) VADATA (#2 tenant) has a right of first offer (“ROFO”) to purchase either or both properties if the borrower markets any portion of either such property for sale.  The VADATA ROFO is not extinguished by foreclosure; however, the VADATA ROFO does not apply to foreclosure or deed-in-lieu thereof. (ii) With respect to the 21551 Beaumeade property, Equinix (#3 tenant) has a ROFO to purchase the related property if the borrower markets such property for sale.  The Equinix ROFO does not apply if any third party offer involves non-Equinix-tenanted properties or any borrower-affiliate sales. The Equinix ROFR is not extinguished by foreclosure; however, the Equinix ROFR does not apply to foreclosure or deed-in-lieu thereof. (iii) With respect to the 636 Pierce Street property, BNY Mellon (#4 tenant) has a Right of First Refusal (ROFR) to purchase the related property if borrower receives an offer it is otherwise prepared to accept.  The BNY Mellon ROFR is not extinguished

D-2-14

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
by foreclosure; however, the BNY Mellon ROFR does not apply to foreclosure or deed-in-lieu thereof.
8	Murrieta Town Center East (Loan No. 35)	(i) Coldwell Banker ROFO. Coldwell Banker (non-top 5 pad site tenant) has Right of First Offer (ROFO) to purchase its leased premises if the borrower markets such property for sale. The ROFO is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof or the first sale thereafter. (ii) Carl’s Jr. ROFO/ ROFR. Carls Jr. (non-top 5 pad site tenant) has Right of First Offer (ROFO) and Right of First Refusal (ROFR) to purchase its leased premises if borrower decides to sell the mortgaged property to a third party or if an offer is received that borrower is otherwise willing to accept, as applicable. The ROFO and the ROFR are not extinguished by foreclosure; however, the ROFO and the ROFR do not apply to foreclosure or deed in lieu thereof or the first sale thereafter.
18	Hancock Plaza Colorado Springs (Loan No. 13)	The Burger King, Pizza Hut and TCF National Bank pad sites are leased fees, where tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to tenant or other non-borrower party and/or its leasehold mortgagee.
18	Rhode Island Self Storage Portfolio (Loan No. 19)	Mortgaged property consists of three properties located in RI. The loan documents permit property insurance deductible up to $50,000. In-place coverage indicates $50,000 deductible.
18	Prudential – Digital Realty Portfolio (Loan No. 30)	The Mortgaged Property is security for 5 pari passu senior notes aggregating $212,000,000. The loan documents provide for a property insurance deductible up to $100,000.
18	Murrieta Town Center East (Loan No. 35)	Dunkin Donuts pad site is a leased fee, where tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to tenant or other non-borrower party and/or its leasehold mortgagee.
18	UNICO Portfolio V (Loan No. 64)	Borrower’s obligation to provide required insurance (including property, rent loss, liability and terrorism coverage) is suspended if tenant (Dollar General) provides third party insurance in accordance with its leases for the related properties. In each case, the related Dollar General lease requires the tenant to provide property and liability insurance; however, no maximum deductible is specified, and neither terrorism nor rent loss coverage is expressly required. The in-place property insurance deductible is $1,000, and both 12 months’ rent loss and terrorism coverage are in-place. The tenant has the obligation to rebuild the mortgaged property and no rent abatement or termination remedies for any reason during the loan term. Further, in the event of a casualty, the tenant controls the disbursement of available casualty proceeds.

D-2-15

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
26	Southeast Hotel Portfolio (Loan No. 2)	With respect to the one of the five constituent properties (Courtyard Charlotte Gastonia, comprising 17.9% of the portfolio cut-off date balance), the improvements constitute a zoning violation as to setbacks (3 feet east lot line existing vs. 10 feet east lot line required) and height (4 stories/ 41.1 feet existing vs. maximum of 39 feet). A zoning endorsement to the lender’s title policy was obtained insuring against loss or damage resulting from a final decree by a court of competent jurisdiction either prohibiting the use of the land with the existing structures or requiring forced removal of the structures because of zoning violations related to setbacks or height, among other things. The City of Gastonia, NC’s zoning information letter indicates that, based on the survey provided, the City’s records have been updated to reflect a building setback violation for the structure, but there is no affirmative indication of the City’s enforcement posture. The Courtyard Charlotte Gastonia was built in 2001, and renovated in 2016.
28	All Wells Fargo Bank Mortgage Loans (Loan Nos. 2, 13, 14, 17, 19, 21, 22, 25, 26, 30, 33, 35, 38, 40, 45, 52, 53, 54, 55, 59, 60, 64, 65 and 66)	With respect to actions or events triggering recourse to the borrower or guarantor, the loan documents may provide additional qualifications or limitations, or recast the effect of a breach from springing recourse to a losses carve-out, in circumstances where, apart from identified bad acts of the borrower or guarantor, the property cash flow is inadequate for debt service or other required payments, the effect of the exercise of lender remedies restricts the borrower’s access to adequate property cash flow for such purposes, inadequate property cash flow results in involuntary liens from other creditors, or there are lesser or time-limited violations of the triggering actions or events, including transfer violations that do not result in a property transfer or a change in control of the borrower, related to the borrower’s inadvertent failure to provide adequate notice or timely or complete information otherwise required by the loan documents, or otherwise obtain necessary prior approval therefor.
31	All Wells Fargo Bank Mortgage Loans (Loan Nos. 2, 13, 14, 17, 19, 21, 22, 25, 26, 30, 33, 35, 38, 40, 45, 52, 53, 54, 55, 59, 60, 64, 65 and 66)	To the extent exceptions have been taken to the Insurance representation (#18) for failure to provide required insurance, such as self-insurance and leased fee situations, such exceptions also apply to the Acts of Terrorism representation.
43	Wellington Plaza (Loan No. 52) Rainbow Crossing (Loan No. 53) World Self Storage (Loan No. 54) Offices on Grand Boulevard (Loan No. 60) Best Storage-Tipp City (Loan No. 66)	In lieu of obtaining a Phase I environmental site assessment, the lender obtained a $3,837,396 group lender environmental collateral protection and liability-type environmental insurance policy with $3,837,396 sublimit per claim from Steadfast Insurance Company, a member company of Zurich North America with a 10 year term (equal to the loan term) and a 3 year policy tail and having no deductible. The policy premium was pre-paid at closing. Zurich North America has an S & P rating of “AA-”.

D-2-16

National Cooperative Bank, N.A.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
9	Work of Art Loft Corp. (Loan No. 68)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $200,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
9	175 Main Avenue Owners, Inc. (Loan No. 47) Unadilla Owners Corp. (Loan No. 67) Pierrepont Apt. Corp. (Loan No. 69)	The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $250,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
9	Saxony Hall Owners, Inc. (Loan No. 51)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $400,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
9

Tudor Woods, Inc. (Loan No. 42)

315 East 65th Owners Corp. (Loan No. 44)

510-530 Dubois Avenue Owners, Inc. (Loan No. 50)

Fleetridge East Owners, Inc. (Loan No. 56)

285 East 35th Street Owners Corp. (Loan No. 62)

The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $500,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
9	Charlton Tenants Corp. (Loan No. 63)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $500,000.00; as of the Cut-off Date, the outstanding principal of such subordinate credit line mortgage is $500,000.00.
9	3515 Owners Corp. (Loan No. 48)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $1,000,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
12	3515 Owners Corp. (Loan No. 48)	The property inspection for the referenced Mortgaged Property was conducted more than six months prior to the origination of the Mortgage Loan.
18	All of the Mortgage Loans secured by residential	The Mortgage Loan documents evidencing the Mortgage Loans secured by residential cooperatives require the related

D-2-17

National Cooperative Bank, N.A.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
	cooperative properties (Loan Nos. 42, 44, 47, 48, 50, 51, 56, 62, 63, 67, 68 and 69).	Mortgagors, if and to the extent the related Mortgaged Property is identified by the Secretary of Housing and Urban Development as having special flood hazards, to maintain insurance against loss by flood hazards in an amount equal to the lesser of (i) the outstanding principal balance of the related Mortgage Loan or (ii) the maximum amount available under the National Flood Insurance Program.
28	All of the Mortgage Loans secured by residential cooperative properties (Loan Nos. 42, 44, 47, 48, 50, 51, 56, 62, 63, 67, 68 and 69).	All of the Mortgage Loans secured by residential cooperative properties are fully recourse to the related Mortgagors. There are no guarantors for any of the Mortgage Loans secured by residential cooperative properties.
30	All of the Mortgage Loans secured by residential cooperative properties (Loan Nos. 42, 44, 47, 48, 50, 51, 56, 62, 63, 67, 68 and 69).	The Mortgage Loans secured by residential cooperative properties do not require the Mortgagor to provide the owner or holder of such Mortgage Loans with quarterly operating statements or quarterly rent rolls.
31	All of the Mortgage Loans secured by residential cooperative properties (Loan Nos. 42, 44, 47, 48, 50, 51, 56, 62, 63, 67, 68 and 69).	The related Mortgage Loan documents evidencing the Mortgage Loans secured by residential cooperatives do not contain an express requirement indicating that if TRIPRA or a similar or subsequent statute is not in effect, that the Mortgagor under each such Mortgage Loan is required to carry terrorism insurance, but in such event the related Mortgagor will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the related Mortgaged Property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of such Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.
32	All of the Mortgage Loans secured by residential cooperative properties (Loan Nos. 42, 44, 47, 48, 50, 51, 56, 62, 63, 67, 68 and 69).	All of the Mortgage Loans secured by residential cooperative properties permit, without the prior written consent of the holder of the related Mortgage, transfers of stock of the related Mortgagor in connection with the assignment of a proprietary lease for an apartment unit by a tenant-shareholder of the related Mortgagor to other persons who by virtue of such transfers become tenant-shareholders in the related Mortgagor.
33	All of the Mortgage Loans secured by residential cooperative properties (Loan Nos. 42, 44, 47, 48, 50, 51, 56, 62, 63, 67, 68 and 69).	The Mortgagors under the Mortgage Loans secured by residential cooperative properties are not Single-Purpose Entities.

D-2-18

National Cooperative Bank, N.A.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
45	Tudor Woods, Inc. (Loan No. 42) 315 East 65th Owners Corp. (Loan No. 44) 3515 Owners Corp. (Loan No. 48) 510-530 Dubois Avenue Owners, Inc. (Loan No. 50) Saxony Hall Owners, Inc. (Loan No. 51)	The appraisals for the referenced Mortgaged Properties are not signed by an appraiser that is a Member of the Appraisal Institute.
45	Charlton Tenants Corp. (Loan No. 63)	The initial appraisal for the referenced Mortgaged Property is dated June 28, 2017, with an effective valuation date of June 21, 2017. The Mortgaged Property was subsequently re-valued on December 11, 2018 pursuant to a Recertification of Value Appraisal Report addendum dated December 12, 2018. Consequently, the initial appraisal is not dated within 6 months of the Mortgage Loan origination, but the Recertification of Value Appraisal Report addendum is dated within 6 months of the Mortgage Loan origination.
45	3515 Owners Corp. (Loan No. 48)	The appraisal for the referenced Mortgaged Property is not dated within 6 months of the Mortgage Loan origination.
47	Work of Art Loft Corp. (Loan No. 68)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $200,000.00 that is cross-defaulted with the referenced Mortgage Loan; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
47	175 Main Avenue Owners, Inc. (Loan No. 47) Unadilla Owners Corp. (Loan No. 67) Pierrepont Apt. Corp. (Loan No. 69)	The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $250,000.00 that are cross-defaulted with the corresponding referenced Mortgage Loans; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
47	Saxony Hall Owners, Inc. (Loan No. 51)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $400,000.00 that is cross-defaulted with the referenced Mortgage Loan; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
47	Tudor Woods, Inc. (Loan No. 42) 315 East 65th Owners Corp.	The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $500,000.00 that are cross-defaulted with the corresponding referenced Mortgage Loans; as of the Cut-off

D-2-19

National Cooperative Bank, N.A.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
	(Loan No. 44) 510-530 Dubois Avenue Owners, Inc. (Loan No. 50) Fleetridge East Owners, Inc. (Loan No. 56) 285 East 35th Street Owners Corp. (Loan No. 62)	Date, no advances have been made under such subordinate credit line mortgages.
47	Charlton Tenants Corp. (Loan No. 63)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $500,000.00 that is cross-defaulted with the referenced Mortgage Loan; as of the Cut-off Date, the outstanding principal balance of such subordinate credit line mortgage is $500,000.00.
47	3515 Owners Corp. (Loan No. 48)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $1,000,000.00 that is cross-defaulted with the referenced Mortgage Loan; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.

D-2-20

ANNEX E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Class A-SB Planned Principal Balance ($)
March 2019	42,321,000.00
April 2019	42,321,000.00
May 2019	42,321,000.00
June 2019	42,321,000.00
July 2019	42,321,000.00
August 2019	42,321,000.00
September 2019	42,321,000.00
October 2019	42,321,000.00
November 2019	42,321,000.00
December 2019	42,321,000.00
January 2020	42,321,000.00
February 2020	42,321,000.00
March 2020	42,321,000.00
April 2020	42,321,000.00
May 2020	42,321,000.00
June 2020	42,321,000.00
July 2020	42,321,000.00
August 2020	42,321,000.00
September 2020	42,321,000.00
October 2020	42,321,000.00
November 2020	42,321,000.00
December 2020	42,321,000.00
January 2021	42,321,000.00
February 2021	42,321,000.00
March 2021	42,321,000.00
April 2021	42,321,000.00
May 2021	42,321,000.00
June 2021	42,321,000.00
July 2021	42,321,000.00
August 2021	42,321,000.00
September 2021	42,321,000.00
October 2021	42,321,000.00
November 2021	42,321,000.00
December 2021	42,321,000.00
January 2022	42,321,000.00
February 2022	42,321,000.00
March 2022	42,321,000.00
April 2022	42,321,000.00
May 2022	42,321,000.00
June 2022	42,321,000.00
July 2022	42,321,000.00
August 2022	42,321,000.00
September 2022	42,321,000.00
October 2022	42,321,000.00
November 2022	42,321,000.00
December 2022	42,321,000.00
January 2023	42,321,000.00
February 2023	42,321,000.00
March 2023	42,321,000.00
April 2023	42,321,000.00
May 2023	42,321,000.00
June 2023	42,321,000.00
July 2023	42,321,000.00
August 2023	42,321,000.00
September 2023	42,321,000.00
October 2023	42,320,300.64
November 2023	41,741,149.98
December 2023	41,099,844.41
Distribution Date	Class A-SB Planned Principal Balance ($)
January 2024	40,494,596.22
February 2024	39,857,684.28
March 2024	39,076,370.86
April 2024	38,425,191.99
May 2024	37,704,634.50
June 2024	37,047,516.14
July 2024	36,321,185.77
August 2024	35,658,077.02
September 2024	34,992,097.88
October 2024	34,257,155.32
November 2024	33,585,109.88
December 2024	32,844,271.18
January 2025	32,166,107.45
February 2025	31,485,007.91
March 2025	30,604,187.72
April 2025	29,916,320.40
May 2025	29,160,103.66
June 2025	28,465,982.44
July 2025	27,703,687.25
August 2025	27,003,258.53
September 2025	26,299,797.24
October 2025	25,528,423.99
November 2025	24,818,575.17
December 2025	24,040,993.56
January 2026	23,324,702.46
February 2026	22,605,309.85
March 2026	21,689,752.03
April 2026	20,963,274.21
May 2026	20,169,530.08
June 2026	19,436,467.43
July 2026	18,636,323.18
August 2026	17,896,619.27
September 2026	17,153,712.06
October 2026	16,343,999.41
November 2026	15,594,366.56
December 2026	14,778,116.92
January 2027	14,021,700.76
February 2027	13,262,008.67
March 2027	12,309,893.09
April 2027	11,542,781.70
May 2027	10,709,543.80
June 2027	9,935,499.25
July 2027	9,095,522.67
August 2027	8,314,485.52
September 2027	7,530,065.39
October 2027	6,680,004.28
November 2027	5,888,502.61
December 2027	5,031,558.60
January 2028	4,232,914.67
February 2028	3,430,811.22
March 2028	2,501,892.43
April 2028	1,692,286.91
May 2028	817,746.88
June 2028	843.88
July 2028 and thereafter	0.00

E-1

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	16
Important Notice About Information Presented in this Prospectus	17
Summary of Terms	25
Risk Factors	61
Description of the Mortgage Pool	160
Transaction Parties	257
Credit Risk Retention	326
Description of the Certificates	329
Description of the Mortgage Loan Purchase Agreements	373
Pooling and Servicing Agreement	383
Certain Legal Aspects of Mortgage Loans	510
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	530
Pending Legal Proceedings Involving Transaction Parties	532
Use of Proceeds	533
Yield and Maturity Considerations	533
Material Federal Income Tax Considerations	546
Certain State and Local Tax Considerations	560
Method of Distribution (Underwriter)	560
Incorporation of Certain Information by Reference	564
Where You Can Find More Information	565
Financial Information	565
Certain ERISA Considerations	565
Legal Investment	570
Legal Matters	571
Ratings	571
Index of Defined Terms	574

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$828,859,000
(Approximate)

Wells Fargo
Commercial Mortgage
Securities, Inc.
Depositor

BANK 2019-BNK16
Issuing Entity

Commercial Mortgage
Pass-Through Certificates,
Series 2019-BNK16

Class A-1	$22,471,000
Class A-2	$50,985,000
Class A-SB	$42,321,000
Class A-3	$250,000,000
Class A-4	$282,492,000
Class X-A	$648,269,000
Class X-B	$180,590,000
Class A-S	$103,029,000
Class B	$41,674,000
Class C	$35,887,000

PROSPECTUS

Wells Fargo Securities
Co-Lead Manager and Joint Bookrunner

Morgan Stanley
Co-Lead Manager and Joint Bookrunner
BofA Merrill Lynch
Co-Lead Manager and Joint Bookrunner

Academy Securities, Inc.

Co-Manager

Drexel Hamilton

Co-Manager

February 4, 2019